Information contained herein is subject to completion. These securities may not be sold nor may offers to buy be accepted prior to the time a final Prospectus Supplement and the related Prospectus is delivered. This Prospectus Supplement and the related Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
                                           Filed Pursuant to Rule 424(b)(5).
                                           Registration No. 333-37717
                  SUBJECT TO COMPLETION, DATED AUGUST 11, 1998
   PRELIMINARY PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED DECEMBER 17, 1997)
                                  $
                                 (APPROXIMATE)
                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                                   DEPOSITOR
                      GMAC COMMERCIAL MORTGAGE CORPORATION
                                    SERVICER
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-C2
    The Series 1998-C2 Mortgage Pass-Through Certificates (the "Certificates") will consist of the following 18 classes (each, a "Class"): (i) the Class X Certificates; (ii) the Class A-1 Certificates and Class A-2 Certificates (together, the "Class A Certificates", and collectively with the Class X Certificates, the "Senior Certificates"); (iii) the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates (collectively, the "Subordinate Certificates;" and collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I, Class R-II and Class R-III Certificates (the "REMIC Residual Certificates"). Only the Senior Certificates and the Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby. The respective Classes of Offered Certificates will be issued with the respective Certificate Balances and Pass-Through Rates set forth or otherwise described in the table on the cover page hereof.
                                                  (COVER CONTINUED ON NEXT PAGE)
PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE
  OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST
  IN OR OBLIGATION OF THE DEPOSITOR, GMAC COMMERCIAL MORTGAGE CORPORATION OR
      ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES
            NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY
         GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR,
             GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR
                             RESPECTIVE AFFILIATES.
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT
          OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
                                   UNLAWFUL.
    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE S-22 HEREIN AND PAGE 13 IN THE PROSPECTUS BEFORE PURCHASING ANY OFFERED CERTIFICATE.

                                  INITIAL                              ASSUMED FINAL
                                CERTIFICATE          INITIAL           DISTRIBUTION
CLASS                           BALANCE (1)     PASS-THROUGH RATE         DATE(2)         CUSIP NO.     EXPECTED RATING
----------------------------  ----------------  ------------------  -------------------  -----------  -------------------
Class X.....................        (3)                (4)                                                    AAA
Class A-1...................                                                                                  AAA
Class A-2...................                                                                                  AAA
Class B.....................                                                                                  AA
Class C.....................                                                                                   A
Class D.....................                                                                                  BBB
Class E.....................                                                                                 BBB-

(footnotes on page S-2)
    The Offered Certificates will be purchased from the Depositor by Lehman Brothers Inc. ("Lehman") and Deutsche Bank Securities Inc. ("Deutsche" and with Lehman, the "Underwriters"), with Lehman and Deutsche as co-lead managers and Lehman as sole bookrunner, and will be offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor estimated to be
approximately $          , will be    % of the initial aggregate Certificate
Balance of the Offered Certificates, plus accrued interest. The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions.
    It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of DTC, Cedel Bank, societe
anonyme, and the Euroclear System on or about August   , 1998 (the "Delivery
Date"), against payment therefor in immediately available funds.

LEHMAN BROTHERS                                         DEUTSCHE BANK SECURITIES
The date of this Prospectus Supplement is August   , 1998.

(THE FOOTNOTES TO THE TABLE ON THE COVER PAGE ARE AS FOLLOWS)

------------------------

(1) Subject to a variance of plus or minus 5%.

(2) The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date (as defined herein) on which the final distribution would occur for such Class of Certificates based upon the assumption that no Mortgage Loan is prepaid prior to its stated maturity (except for ARD Loans (as defined herein), which are assumed to be repaid in full on their respective Anticipated Repayment Dates (as defined herein)) and otherwise based on the Maturity Assumptions (as described herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. The Rated Final Distribution Date (as defined herein) for each Class of Principal Balance Certificates (as defined herein) is the
    Distribution Date in       . See "Yield and Maturity Considerations" herein.

(3) The Class X Certificates will not have a Certificate Balance and will accrue interest on the Notional Amount (as defined herein) thereof, which is equal to the aggregate Certificate Balance of the Principal Balance Certificates.

(4) Approximate initial Pass-Through Rate. The Pass-Through Rate applicable to the Class X Certificates for each Distribution Date subsequent to the initial Distribution Date will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rates applicable to each Class X Component (as defined herein). The Pass-Through Rate for each Class X Component will equal the excess, if any, of the Weighted Average Net Mortgage Rate (as defined herein) for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates. See "Description of the Certificates."

(COVER CONTINUED FROM PRECEDING PAGE)

    The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be established by the Depositor, the assets of which will consist primarily of a segregated pool (the "Mortgage Asset Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"). The Cut-off Date with respect to each of the Mortgage Loans is its Due Date in August 1998. As of the applicable Cut-off Date for such Mortgage Loans, the Mortgage Loans had an aggregate principal balance (the "Initial Pool Balance") of $2,563,948,705 after application of all payments of principal due on or before such date, whether or not received, and subject to a variance of plus or minus 5%. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Asset Pool."

    As described herein, three separate REMIC elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I," "REMIC II" and "REMIC III," respectively). The Offered Certificates will evidence "regular interests" in REMIC III, and will also evidence undivided beneficial interests in the portion of the Trust Fund consisting of any Excess Interest collected on the ARD Loans. Such portion of the Trust Fund consisting of Excess Interest (as defined herein) will constitute a separate grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

    Distributions on the Certificates will be made, to the extent of available funds, on each Distribution Date (as defined herein) beginning in September 1998. As described herein, interest distributions on each Class of Offered Certificates will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the Certificate Balance or Notional Amount, as the case may be, of such Class outstanding immediately prior to such Distribution Date. Distributions allocable to principal of the respective Classes of Certificates with Certificate Balances (the "Principal Balance Certificates") will be made in the amounts and in accordance with the priorities described herein until the Certificate Balance of each such Class is reduced to zero. The Class X Certificates will not have a Certificate Balance or entitle the holders thereof to receive distributions of principal. As described herein, any Prepayment Premiums or Excess Interest (as defined herein) actually collected on the Mortgage Loans will, in general, be distributed among certain of the Classes of Certificates in the amounts and in accordance with the priorities described herein. See "Description of the Certificates--Distributions" herein.

    As and to the extent described herein, the Subordinate Certificates will be subordinate to the Senior Certificates; and each Class of Subordinate Certificates will be subordinate to each other class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. The REMIC Residual Certificates will be subordinate to the REMIC Regular Certificates. See "Description of the Certificates-- Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" herein.

    The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of or as affected by prepayments, loan extensions, repurchases, defaults and liquidations) and losses on or in respect of the Mortgage Loans that result in a reduction of the Certificate Balance or Notional Amount of such Class. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of or as affected by prepayments, loan extensions, repurchases, defaults and liquidations) and losses on or in respect of the Mortgage Loans, which rate and timing of principal payments and losses may fluctuate significantly from time to time. A rate of principal prepayments on the Mortgage Loans that is more rapid than expected by investors may have a material negative effect on the yield to maturity of the Class X Certificates. Investors in the Class X Certificates should consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans could result in the failure of investors in such Certificates to recover fully their initial investments. See "Yield and Maturity Considerations" herein and "Yield and Maturity Considerations" and "Risk Factors--Yield and Prepayment Considerations" in the Prospectus.

    See "Index of Principal Definitions" in the Prospectus for the location of meanings of capitalized terms used but not defined herein. See "Index of Principal Terms" herein for location of meanings of other capitalized terms used herein.

    There is currently no secondary market for the Offered Certificates. The Underwriters currently intend to make a secondary market in the Offered Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Offered Certificates will not be listed on any securities exchange.

    THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED DECEMBER 17, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

    UNTIL NOVEMBER   , 1998 ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                           ---------
TRANSACTION OVERVIEW.....................................................................................        S-6
SUMMARY OF PROSPECTUS SUPPLEMENT.........................................................................        S-8
RISK FACTORS.............................................................................................       S-22
The Certificates.........................................................................................       S-22
The Mortgage Loans.......................................................................................       S-22
DESCRIPTION OF THE MORTGAGE ASSET POOL...................................................................       S-33
General..................................................................................................       S-33
Certain Terms and Conditions of the Mortgage Loans.......................................................       S-33
Additional Mortgage Loan Information.....................................................................       S-38
Significant Mortgage Loans...............................................................................       S-38
The Mortgage Loan Sellers................................................................................       S-50
Certain Underwriting Matters.............................................................................       S-50
Assignment of the Mortgage Loans; Repurchases and Substitutions..........................................       S-52
Representations and Warranties; Repurchases..............................................................       S-53
Pool Characteristics; Changes in Mortgage Asset Pool.....................................................       S-56
SERVICING OF THE MORTGAGE LOANS..........................................................................       S-57
General..................................................................................................       S-57
The Servicer.............................................................................................       S-58
Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties.........       S-58
Servicing and Other Compensation and Payment of Expenses.................................................       S-59
Modifications, Waivers, Amendments and Consents..........................................................       S-62
Sale of Defaulted Mortgage Loans.........................................................................       S-63
REO Properties...........................................................................................       S-64
Inspections; Collection of Operating Information.........................................................       S-65
DESCRIPTION OF THE CERTIFICATES..........................................................................       S-66
General..................................................................................................       S-66
Book-Entry Registration of the Offered Certificates......................................................       S-67
Certificate Balances and Notional Amounts................................................................       S-69
Pass-Through Rates.......................................................................................       S-70
Distributions............................................................................................       S-71
Subordination; Allocation of Losses and Certain Expenses.................................................       S-76
P&I Advances.............................................................................................       S-77
Appraisal Reductions.....................................................................................       S-78
Reports to Certificateholders; Certain Available Information.............................................       S-79
Voting Rights............................................................................................       S-82
Termination; Retirement of Certificates..................................................................       S-82
The Trustee and the Fiscal Agent.........................................................................       S-82
YIELD AND MATURITY CONSIDERATIONS........................................................................       S-83
Yield Considerations.....................................................................................       S-83
Weighted Average Life....................................................................................       S-85
Certain Price/Yield Tables...............................................................................       S-90
Yield Sensitivity of the Class X Certificates............................................................       S-91
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................................................       S-93
General..................................................................................................       S-93
Original Issue Discount and Premium......................................................................       S-93
Characterization of Investments in Offered Certificates..................................................       S-95

                                                                                                             PAGE
                                                                                                           ---------
METHOD OF DISTRIBUTION...................................................................................       S-95
LEGAL MATTERS............................................................................................       S-96
RATINGS..................................................................................................       S-97
LEGAL INVESTMENT.........................................................................................       S-98
ERISA CONSIDERATIONS.....................................................................................       S-98
INDEX OF PRINCIPAL TERMS.................................................................................       S-99
Annex A-1................................................................................................      A-1-1
Annex A-2................................................................................................      A-2-1
Annex B..................................................................................................        B-1
Annex C..................................................................................................        C-1
Annex D..................................................................................................        D-1

                              TRANSACTION OVERVIEW

    Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Transaction Overview does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus. See "Index of Principal Terms" in this Prospectus Supplement and "Index of Principal Definitions" in the Prospectus.

                                  INITIAL
                                CERTIFICATE      PERCENT OF
                                BALANCE OF         INITIAL                              DESCRIPTION OF         INITIAL
                 EXPECTED        NOTIONAL           POOL                                 PASS-THROUGH       PASS-THROUGH
CLASS             RATINGS         AMOUNT           BALANCE        SUBORDINATION (C)          RATE               RATE
-------------  -------------  ---------------  ---------------  ---------------------  -----------------  -----------------
Class X......       AAA             (b)
Class A-1....       AAA
Class A-2....       AAA
Class B......       AA
Class C......        A
Class D......       BBB
Class E......       BBB   -
Class F......       (a)
Class G......       (a)
Class H......       (a)
Class J......       (a)
Class K......       (a)
Class L......       (a)
Class M......       (a)
Class N......       (a)

                   WEIGHTED           PRINCIPAL
                 AVG. LIFE (D)       WINDOW (D)
CLASS               (YEARS)         (MONTH/YEAR)
-------------  -----------------  -----------------
Class X......
Class A-1....
Class A-2....
Class B......
Class C......
Class D......
Class E......
Class F......
Class G......
Class H......
Class J......
Class K......
Class L......
Class M......
Class N......

------------------------

(a) Not offered hereby.

(b) Notional Amount.

(c) Reflects aggregate of Certificate Balances of all Classes of Certificates that, as of the Delivery Date, are subordinate to the specified Class, expressed as a percentage of the Initial Pool Balance.

(d) The weighted average life and period during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table with respect to each Class of REMIC Regular Certificates is based on the assumptions that there are no prepayments on the Mortgage Loans (except that the ARD Loans are paid in full on their respective Anticipated Repayment Dates) and otherwise on the basis of the Maturity Assumptions (as defined herein). See "Yield and Maturity Considerations" herein. With respect to the Class X Certificates, the Principal Window is the period during which distributions of interest would be received based upon the foregoing assumptions.

    Set forth below is certain information regarding the Mortgage Loans and the Mortgaged Properties as of the Cut-off Date (all weighted averages set forth below are based on the Cut-off Date Balances (as defined herein) of the Mortgage Loans). Such information is described, and additional information regarding the Mortgage Loans and the Mortgaged Properties is set forth, under "Description of the Mortgage Asset Pool" herein and in Annex A hereto.

                         MORTGAGE POOL CHARACTERISTICS

CHARACTERISTICS                                              ENTIRE MORTGAGE POOL
----------------------------------------------  ----------------------------------------------
Initial Pool Balance                                            $2,563,948,705
Number of Mortgage Loans                                             408
Number of Mortgaged Properties                                       520
Average Cut-off Date Balance                                      $6,284,188
Weighted Average Mortgage Rate                                      7.089%
Weighted Average Remaining Term to Maturity or
  Anticipated Repayment Date                                      135 months
Weighted Average Debt Service Coverage Ratio                        1.65x*
Weighted Average Cut-off Date LTV Ratio                            65.97%*

    "Cut-off Date LTV Ratio" and "Underwritten NCF DSCR" are calculated as described in Annex A hereto.

------------------------

*   Calculated without regard to the Credit Lease Loans (as defined herein).

                        SUMMARY OF PROSPECTUS SUPPLEMENT

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms that are used in this Summary may be defined elsewhere in this Prospectus Supplement, including on Annex A hereto, or in the Prospectus. An "Index of Principal Terms" is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.

Title of Certificates..................  Mortgage Pass-Through Certificates, Series 1998-C2.

Depositor..............................  GMAC Commercial Mortgage Securities, Inc. See "The
                                         Depositor" in the Prospectus.

Servicer...............................  GMAC Commercial Mortgage Corporation. See
                                         "Servicing of the Mortgage Loans--The Servicer"
                                         herein.

Trustee................................  LaSalle National Bank. See "Description of the
                                         Certificates--The Trustee and the Fiscal Agent"
                                         herein.

Mortgage Loan Sellers..................  On or before the Delivery Date, the Depositor will acquire the Mortgage Loans that are to constitute
                                         the Trust Fund. All of the Mortgage Loans to be
                                         sold or contributed to the Depositor were
                                         originated or acquired by GMAC Commercial Mortgage
                                         Corporation ("GMACCM"), an affiliate of the
                                         Depositor, or by an affiliate of Lehman Brothers
                                         Inc. (the "Lehman Seller"), one of the
                                         Underwriters. GMACCM and the Lehman Seller are
                                         sometimes collectively referred to as the "Mortgage
                                         Loan Sellers". Each Mortgage Loan Seller will make
                                         certain representations and warranties with respect
                                         to its Mortgage Loans, and all such representations
                                         and warranties will be assigned by the Depositor to
                                         the Trustee. See "Description of the Mortgage Asset
                                         Pool-- The Mortgage Loan Sellers" herein.

Fiscal Agent...........................  ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of
                                         the Trustee. See "Description of the
                                         Certificates--The Trustee and the Fiscal Agent"
                                         herein.

Cut-off Date...........................  For any Mortgage Loan, the Due Date for such
                                         Mortgage Loan in August 1998.

Delivery Date..........................  On or about August   , 1998.

Distribution Date......................  The 15th day of each month, or, if any such 15th day is not a business day, then on the next
                                         business day beginning on September 15, 1998 (the
                                         "Distribution Date").

Record Date............................  With respect to any Distribution Date, the last business day of the calendar month immediately
                                         preceding the month in which such Distribution Date
                                         occurs.

Interest Accrual Period................  With respect to any Distribution Date, the calendar month immediately preceding the month in which such
                                         Distribution Date occurs.

Registration and Denominations.........  The Offered Certificates will be issued as
                                         Book-Entry Certificates in denominations of: (i) in
                                         the case of the Class X Certificates, $1,000,000
                                         Notional Amount and in any whole dollar
                                         denomination in excess thereof; and (ii) in the
                                         case of the other Classes of Offered Certificates,
                                         $25,000 actual principal amount and in any whole
                                         dollar denomination in excess thereof. Each Class
                                         of Offered Certificates will be represented by one
                                         or more Certificates registered in the name of Cede
                                         & Co., as nominee of DTC. Persons acquiring
                                         beneficial ownership interests in the Offered
                                         Certificates may elect to hold their book-entry
                                         Certificate interests either through DTC in the
                                         United States, or through Cedel Bank, societe
                                         anonyme ("CEDEL") or the Euroclear System
                                         ("Euroclear") in Europe. Transfers within DTC,
                                         CEDEL or Euroclear, as the case may be, will be in
                                         accordance with the usual rules and operating
                                         procedures of the applicable system. No Certificate
                                         Owner acquiring an interest in any Class of Offered
                                         Certificates will be entitled to receive a
                                         Definitive Certificate of such Class, except under
                                         the limited circumstances described herein. See
                                         "Description of the Certificates--Book-Entry
                                         Registration of the Offered Certificates" herein
                                         and Annex D hereto and "Description of the
                                         Certificates--Book-Entry Registration and
                                         Definitive Certificates" in the Prospectus.

The Mortgage Asset Pool................  The Mortgage Asset Pool will consist of four hundred and eight (408) fixed rate Mortgage Loans,
                                         with an Initial Pool Balance of $2,563,948,705,
                                         subject to a variance of plus or minus 5%. All
                                         numerical information provided herein with respect
                                         to the Mortgage Loans is provided on an approximate
                                         basis.

                                         The Cut-off Date Balances (as defined herein) of
                                         the Mortgage Loans will range from $440,000 to
                                         $199,846,047, and the average Cut-off Date Balance
                                         will be $6,284,188.

                                         Each Mortgage Loan is secured by a first mortgage
                                         lien on a fee simple and/or leasehold interest in
                                         one or more Mortgaged Properties used for
                                         commercial or multifamily residential purposes.

                                         Substantially all of the Mortgage Loans constitute
                                         nonrecourse obligations of the related borrower,
                                         and prospective investors should thus consider all
                                         of the Mortgage Loans to be nonrecourse. None of
                                         the Mortgage Loans is insured or guaranteed by the
                                         United States, any governmental agency or
                                         instrumentality or

                                         any private mortgage insurer. See Description of
                                         the Mortgage Asset Pool--General" herein.

                                         Set forth below are the number of Mortgaged
                                         Properties and the approximate percentage of the
                                         Initial Pool Balance represented by the related
                                         Mortgage Loans, that are located in the five states
                                         with the highest principal balance concentrations:

                                                    PERCENTAGE
                                 NUMBER OF          OF INITIAL
STATE                         MORTGAGE LOANS       POOL BALANCE
---------------------------  -----------------  -------------------
California                              80               16.79%
New Jersey                              21                6.56%
Florida                                 43                5.28%
Texas                                   43                5.08%
Connecticut                             53                4.33%

                                         The remaining Mortgaged Properties are located
                                         throughout 39 other states and the District of
                                         Columbia.

                                         Set forth below are the number of Mortgaged
                                         Properties and the approximate percentage of the
                                         Initial Pool Balance represented by the related
                                         Mortgage Loans, that are operated for each
                                         indicated purpose:

                                 NUMBER OF         PERCENTAGE OF
                                 MORTGAGED            INITIAL
PROPERTY TYPE                   PROPERTIES         POOL BALANCE
---------------------------  -----------------  -------------------
Multifamily(1)                         150               29.89%
Anchored Retail(2)                      51               15.75%
Office                                  86               15.25%
Unanchored Retail(2)                    67                9.95%
Hospitality                             26                9.30%
Industrial                              51                3.76%
Skilled Nursing                         15                4.52%
Self Storage                            25                1.95%
Mixed Use                                1                1.81%
Independent/Assisted
  Living/Congregate Care                10                1.64%
Office/Industrial                        7                1.28%
Other                                    2                0.25%
--------------
(1)Multifamily includes 27 Manufactured Housing Mortgaged
  Properties securing Mortgage Loans which represent 5.32% of the
  Initial Pool Balance.
(2)For a listing of the largest tenant, see Annex A.


                                         Twenty-nine (29) of the Mortgage Loans (the "Credit
                                         Lease Loans") which represent 4.65% of the Initial
                                         Pool Balance, are secured by Mortgages on Mortgaged
                                         Properties that are, in each case, subject to a

                                      S-10

                                         lease (a "Credit Lease") to a tenant (each a
                                         "Tenant" and, collectively, the "Tenants") which
                                         possesses (or whose parent or other affiliate
                                         which, with one exception, guarantees the Credit
                                         Lease obligation possesses) a public or private
                                         rating from a nationally recognized statistical
                                         rating organization. See "Description of the
                                         Mortgage Asset Pool--Credit Lease Loans" herein.
                                         Scheduled monthly rent payments (the "Monthly
                                         Rental Payments") under the Credit Leases are
                                         generally sufficient to pay in full and on a timely
                                         basis all interest and principal scheduled to be
                                         paid with respect to the related Credit Lease Loans
                                         other than the Balloon Payments with respect to
                                         Credit Lease Loans which are Balloon Loans.

                                         The Credit Leases generally provide that the Tenant
                                         is responsible for all costs and expenses incurred
                                         in connection with the maintenance and operation of
                                         the related Mortgaged Property. In general, in the
                                         event of a casualty or condemnation of a material
                                         portion of the related Mortgaged Property, either
                                         (i) the Credit Lease provides that the Tenant must
                                         make an offer to purchase the applicable Mortgaged
                                         Property for an amount not less than the unpaid
                                         principal balance plus accrued interest on the
                                         related Credit Lease Loan or (ii) the Trustee on
                                         behalf of the Certificateholders will have the
                                         benefit of certain non-cancelable credit lease
                                         enhancement insurance policies (the "Lease
                                         Enhancement Policies") obtained to cover certain
                                         casualty and/or condemnation risks. See
                                         "Description of the Mortgage Asset Pool-- Credit
                                         Lease Loans" herein.

                                         All of the Mortgage Loans bear interest at Mortgage
                                         Rates that are, in each case, fixed for the entire
                                         remaining term of the Mortgage Loan, except that
                                         the ARD Loans (as defined herein) will accrue
                                         interest at the Revised Rate (as defined herein)
                                         commencing on the Anticipated Repayment Date (as
                                         defined herein). See "--Hyperamortization" below.
                                         No Mortgage Loan (other than each ARD Loan) permits
                                         negative amortization or the deferral of accrued
                                         interest. See "Description of the Mortgage Asset
                                         Pool--Certain Terms and Conditions of the Mortgage
                                         Loans--Mortgage Rates; Calculations of Interest"
                                         herein.

                                         Three hundred eleven (311) of the Mortgage Loans
                                         (the "Balloon Loans"), which represent 58.29% of
                                         the Initial Pool Balance, provide for monthly
                                         payments of principal based on amortization
                                         schedules significantly longer than the remaining
                                         terms of such Mortgage Loans (and, in some cases,
                                         following an interest only period). As a result,
                                         substantial principal amounts will be due and

                                         payable (each such payment, together with the
                                         corresponding interest payment, a "Balloon
                                         Payment") in respect of such Mortgage Loans on
                                         their respective maturity dates, unless prepaid
                                         prior thereto. Fifty-one (51) of the Mortgage
                                         Loans, which represent 8.80% of the Initial Pool
                                         Balance, are fully amortizing. Forty-six (46) of
                                         the Mortgage Loans, which represent 32.91% of the
                                         Initial Pool Balance, are ARD Loans (as defined
                                         herein).

                                         ARD LOANS.  Forty-six (46) of the Mortgage Loans
                                         (the "ARD Loans"), which represent 32.91% of the
                                         Initial Pool Balance, provide for changes in the
                                         accrual of interest and the payment of principal
                                         thereon as of their respective Anticipated
                                         Repayment Dates. The "Anticipated Repayment Date"
                                         for any such ARD Loan is set forth on Annex A. If
                                         the related borrower elects to prepay an ARD Loan
                                         in full on the related Anticipated Repayment Date,
                                         a substantial amount of principal will be due. If a
                                         borrower elects not to prepay an ARD Loan on or
                                         before its Anticipated Repayment Date, commencing
                                         on such Anticipated Repayment Date, such ARD Loan
                                         will bear interest at the Revised Rate (as defined
                                         herein). Interest accrued on an ARD Loan at the
                                         excess of the related Revised Rate over the
                                         Mortgage Rate (compounded as described below, the
                                         "Excess Interest") will be deferred until the
                                         principal balance thereof is reduced to zero. If a
                                         borrower elects not to prepay an ARD Loan on or
                                         before its Anticipated Repayment Date, all or a
                                         substantial portion of all monthly cash flow from
                                         the related Mortgaged Property collected after such
                                         date (exclusive of certain minimum debt service and
                                         specified property expenses) will be applied to the
                                         payment of principal on such ARD Loan and, after
                                         the principal balance thereof has been reduced to
                                         zero, to the payment of accrued and unpaid Excess
                                         Interest. To the extent such Excess Interest is
                                         unpaid, it will, except where limited by applicable
                                         law, continue to accrue interest at the Revised
                                         Rate. All of the ARD Loans for which a Lockbox
                                         Account (as defined herein) has not been
                                         established on or before the Delivery Date provide
                                         that a Lockbox Account must be established as of
                                         the applicable Anticipated Repayment Date or
                                         shortly thereafter. See "Description of the
                                         Mortgage Asset Pool-- Certain Terms and Conditions
                                         of the Mortgage Loans-- Hyperamortization" herein.

                                         CALL PROTECTION.  All of the Mortgage Loans impose
                                         some restriction on voluntary principal
                                         prepayments, whether in the form of an absolute
                                         prohibition or a requirement that any voluntary
                                         principal prepayment be accompanied by a Prepayment
                                         Premium. The prepayment terms of each of the
                                         Mortgage Loans are

                                         described under "Description of the Mortgage Asset
                                         Pool--Certain Terms and Conditions of the Mortgage
                                         Loans--Prepayment Provisions" herein and on Annex A
                                         hereto.

                                                   OVERVIEW OF CUT-OFF DATE CALL PROTECTION

                                                                         NUMBER OF      PERCENTAGE
                                                                         MORTGAGE       OF INITIAL
                                                                           LOANS       POOL BALANCE

                                         Lock-out or defeasance                371            92.4

                                         Yield maintenance                      36             6.2

                                         Declining penalties                     1             1.4

                                         DEFEASANCE.  Three hundred and seventy-one (371)
                                         Mortgage Loans, which represent 92.4% of the
                                         Initial Pool Balance, permit the applicable
                                         borrower, after a specified period and provided no
                                         event of default exists, to obtain the release of
                                         the related Mortgaged Property (or, in the case of
                                         a Cross-Collateralized Mortgage Loan (as defined
                                         herein) or a Mortgage Loan secured by more than one
                                         Mortgaged Property, one or more of the related
                                         Mortgaged Properties) from the lien of the related
                                         Mortgage (a "Defeasance Option") upon the pledge to
                                         the Trustee of noncallable U.S. government
                                         obligations that provide payments on or prior to
                                         all successive scheduled payment dates, including
                                         the scheduled maturity date, upon which interest
                                         and principal payments are due under the related
                                         Mortgage Note and in amounts due on such dates, and
                                         upon satisfaction of certain other conditions. For
                                         purposes of the foregoing, ARD Loans are treated as
                                         Balloon Loans that mature on their Anticipated
                                         Repayment Date. For detailed statistical
                                         information regarding the entire Mortgage Asset
                                         Pool, see "Description of the Mortgage Asset
                                         Pool--Certain Terms and Conditions of the Mortgage
                                         Loans--Defeasance" herein and Annex A hereto.

Description of the Certificates........  The Certificates will be issued pursuant to a
                                         Pooling and Servicing Agreement, to be dated as of
                                         August 1, 1998, among the Depositor, the Servicer,
                                         the Trustee and the Fiscal Agent (the "Pooling and
                                         Servicing Agreement"), and will represent in the
                                         aggregate the entire beneficial ownership interest
                                         in the Trust Fund, which will consist of the
                                         Mortgage Asset Pool and certain related assets.

Certificate Balances and Notional
  Amounts..............................  Upon initial issuance, the Class A-1, Class A-2,
                                         Class B, Class C, Class D and Class E Certificates
                                         will have the respective Certificate Balances set
                                         forth on the cover

                                         page hereof (in each case, subject to a variance of
                                         plus or minus 5%).

                                         The Class F, Class G, Class H, Class J, Class K,
                                         Class L, Class M and Class N Certificates will have
                                         an initial aggregate Certificate Balance equal to
                                         the excess of the Initial Pool Balance over the
                                         initial aggregate Certificate Balance of the Class
                                         A-1, Class A-2, Class B, Class C, Class D and Class
                                         E Certificates.

                                         The Class X Certificates will not have a
                                         Certificate Balance; such Class of Certificates
                                         will instead represent the right to receive
                                         distributions of interest accrued as described
                                         herein on a Notional Amount. The Notional Amount of
                                         the Class X Certificates at any time will equal the
                                         aggregate Certificate Balance of the Principal
                                         Balance Certificates at such time. The Notional
                                         Amount of the Class X Certificates is used solely
                                         for the purpose of determining the amount of
                                         interest to be distributed on such Class of
                                         Certificates and does not represent the right to
                                         receive any distributions of principal. The Class X
                                         Certificates consist of the Class X Components (as
                                         defined herein) each corresponding to a different
                                         Class of Principal Balance Certificates.

                                         No Class of REMIC Residual Certificates will have a
                                         Certificate Balance.

                                         See "Description of the Certificates--Certificate
                                         Balances and Notional Amounts" and
                                         "--Distributions" herein.

Pass-Through Rates.....................  The Pass-Through Rate applicable to the Class X
                                         Certificates for the initial Distribution Date will
                                         equal approximately    % per annum. The
                                         Pass-Through Rate applicable to the Class X
                                         Certificates for each Distribution Date subsequent
                                         to the initial Distribution Date will be equal to
                                         the weighted average (by Certificate Balance of the
                                         corresponding Class of Principal Balance
                                         Certificates) of the Pass-Through Rates then
                                         applicable to each Class X Component. The
                                         Pass-Through Rate in respect of each Class X
                                         Component for any Distribution Date will equal the
                                         excess, if any, of the Weighted Average Net
                                         Mortgage Rate (as defined herein) for such
                                         Distribution Date over the Pass-Through Rate for
                                         such Distribution Date applicable to the related
                                         Class of Principal Balance Certificates.

                                         The Pass-Through Rates applicable to the respective
                                         Classes of the Principal Balance Certificates will,
                                         in the case of each such Class, be fixed at the per
                                         annum rate specified for such Class on page S-7
                                         hereof.

                                         No Class of REMIC Residual Certificates will have a
                                         Pass-Through Rate.

Distributions of Interest and Principal
  on the Senior Certificates...........  On each Distribution Date, to the extent of the
                                         Available Distribution Amount (as defined herein)
                                         for such date, the holders of the respective
                                         Classes of Senior Certificates will be entitled to
                                         receive distributions of interest, on a pro rata
                                         basis, in an amount equal to all Distributable
                                         Certificate Interest (as defined herein) in respect
                                         of each such Class of Certificates for such
                                         Distribution Date and, to the extent not previously
                                         paid, for all prior Distribution Dates, if any.

                                         On each Distribution Date, following all required
                                         distributions of interest on the Senior
                                         Certificates, the Trustee will apply the remaining
                                         portion, if any, of the Available Distribution
                                         Amount for such date to make payments of principal
                                         on the respective Classes of Class A Certificates,
                                         in the amounts and order described herein, up to an
                                         aggregate amount equal to the lesser of (i) the
                                         then aggregate of the outstanding Certificate
                                         Balances of the Class A Certificates and (ii) the
                                         Principal Distribution Amount (as defined herein)
                                         for such Distribution Date (or, on the final
                                         Distribution Date in connection with a termination
                                         of the Trust Fund (see "Description of the
                                         Certificates--Termination; Retirement of
                                         Certificates" herein), up to an aggregate amount
                                         equal to the aggregate of the then outstanding
                                         Certificate Balances of the Class A Certificates).
                                         See "Description of the Certificates--Distribu-
                                         tions" herein.

Distributions of Interest and Principal
  on the Class B, Class C, Class D and
  Class E Certificates.................  On each Distribution Date, following all required distributions of interest and principal on the
                                         Senior Certificates, the Trustee will apply the
                                         remaining portion, if any, of the Available
                                         Distribution Amount for such date to make payments
                                         of interest and principal on the Class B, Class C,
                                         Class D and Class E Certificates, in that order. On
                                         each Distribution Date, the holders of each such
                                         Class of Offered Certificates, to the extent of the
                                         Available Distribution Amount remaining after all
                                         required distributions of interest and principal on
                                         the Senior Certificates and each other Class of
                                         Offered Certificates, if any, with an earlier
                                         alphabetical Class designation, will be entitled:
                                         first, to distributions of interest up to an amount
                                         equal to all Distributable Certificate Interest in
                                         respect of such particular Class of Offered
                                         Certificates for such Distribution Date and, to the
                                         extent not previously paid, for all prior Distribu-
                                         tion Dates, if any; and, then, if the Certificate
                                         Balances of the Class A Certificates and each other
                                         Class of Principal Balance Certificates, if any,
                                         with an earlier alphabetical Class designation,
                                         have been reduced to zero, to distributions of
                                         principal up to an amount equal to the lesser of

                                         (i) the then outstanding Certificate Balance of
                                         such particular Class of Offered Certificates and
                                         (ii) the Principal Distribution Amount for such
                                         Distribution Date (net of any portion of such
                                         aggregate amount paid in retirement of the Class A
                                         Certificates and/or any other Class of Principal
                                         Balance Certificates with an earlier alphabetical
                                         Class designation) (or, on the final Distribution
                                         Date in connection with a termination of the Trust
                                         Fund, up to an amount equal to the then outstanding
                                         Certificate Balance of such particular Class of
                                         Offered Certificates). See "Description of the
                                         Certificates--Distributions" herein.

Distributions of Prepayment Premiums...  Any Prepayment Premium actually collected with respect to a Mortgage Loan during any particular
                                         Collection Period (as defined herein) will be
                                         distributed among certain Classes of Certificates
                                         in the amounts and priorities described under
                                         "Description of the Certificates--Distri-
                                         butions--Distributions of Prepayment Premiums"
                                         herein.

Distributions of Excess Interest.......  If and to the extent collected, 95% of any Excess
                                         Interest will be distributed PRO RATA (based on
                                         their respective initial Certificate Balances),
                                         among all the holders of the Class A-1, Class A-2,
                                         Class B, Class C, Class D, Class E, Class F and
                                         Class G Certificates, and the remainder of such
                                         Excess Interest will be distributed to the holders
                                         of the Class X Certificates. There can be no
                                         assurance as to what extent Excess Interest will be
                                         collected on the ARD Loans, if at all.

Certain Yield and Prepayment
  Considerations.......................  The yield on each Class of Offered Certificates will depend on, among other things, the
                                         Pass-Through Rate for such Certificates. The yield
                                         on any Offered Certificate will also be affected by
                                         the rate and timing of distributions in respect of
                                         principal on such Certificate, which in turn will
                                         be affected by (i) the rate and timing of principal
                                         payments (including principal prepayments) on the
                                         Mortgage Loans and (ii) the extent to which such
                                         principal payments are applied on any Distribution
                                         Date in reduction of the Certificate Balance of the
                                         Class to which such Certificate belongs. See
                                         "Description of the Certificates-- Distributions
                                         --Application of the Available Distribution Amount"
                                         and "--Distributions--Principal Distribution
                                         Amount" herein.

                                         An investor that purchases an Offered Certificate
                                         at a discount should consider the risk that a
                                         slower than anticipated rate of principal payments
                                         on such Certificate will result in an actual yield
                                         that is lower than such investor's expected yield.
                                         An investor that purchases any Offered Certificate
                                         at a premium should consider the risk that a faster
                                         than anticipated rate of principal payments on such
                                         Certificate will result in an actual yield that is
                                         lower than

                                         such investor's expected yield. Insofar as an
                                         investor's initial investment in any Offered
                                         Certificate is returned in the form of payments of
                                         principal thereon, there can be no assurance that
                                         such amounts can be reinvested in a comparable
                                         alternative investment with a comparable yield.

                                         The actual rate of prepayment of principal on the
                                         Mortgage Loans cannot be predicted. The investment
                                         performance of the Offered Certificates may vary
                                         materially and adversely from the investment
                                         expectations of investors due to prepayments on the
                                         Mortgage Loans being higher or lower than
                                         anticipated by investors. The actual yield to the
                                         holder of an Offered Certificate may not be equal
                                         to the yield anticipated at the time of purchase of
                                         the Certificate. Further, notwithstanding that the
                                         actual yield is equal to the yield anticipated at
                                         that time, the total return on investment expected
                                         by the investor or the expected weighted average
                                         life of the Certificate may not be realized. For a
                                         discussion of certain factors affecting prepayment
                                         of the Mortgage Loans, including the effect of
                                         Prepayment Premiums, see "Yield and Maturity Con-
                                         siderations" herein. In deciding whether to
                                         purchase any Offered Certificates, an investor
                                         should make an independent decision as to the
                                         appropriate prepayment assumptions to be used.

                                         The Class X Certificates are interest-only
                                         Certificates and are not entitled to any
                                         distributions in respect of principal. The yield to
                                         maturity of the Class X Certificates will be
                                         especially sensitive to the prepayment, loan
                                         extension, repurchase, default and liquidation
                                         experience on the Mortgage Loans, which prepayment,
                                         loan extension, repurchase, default and liquidation
                                         experience may fluctuate significantly from time to
                                         time. A rate of principal payments and liquidations
                                         on the Mortgage Loans that is more rapid than
                                         expected by investors may have a material negative
                                         effect on the yield to maturity of the Class X
                                         Certificates and may result in holders not
                                         recouping their initial investments. The yield to
                                         maturity of the Class X Certificates may be
                                         adversely affected by the prepayment of Mortgage
                                         Loans with higher Net Mortgage Rates. See "Yield
                                         and Maturity Considerations--Yield Sensitivity of
                                         the Class X Certificates" herein.

P&I Advances...........................  The Servicer is required to make advances (each, a
                                         "P&I Advance") of delinquent principal and interest
                                         on the Mortgage Loans, under the circumstances and
                                         subject to the limitations set forth herein. In no
                                         event will the Servicer be required to advance the
                                         full amount of any delinquent Balloon Payment. If
                                         the Servicer fails to make a required P&I Advance,
                                         the Trustee will be required to make such

                                         P&I Advance, and if the Trustee fails to make a
                                         required P&I Advance, the Fiscal Agent will be
                                         required to make such P&I Advance, in each such
                                         case subject to a determination of recoverability.
                                         The Servicer, the Trustee and the Fiscal Agent will
                                         each be entitled to interest on any P&I Advances
                                         made and certain servicing expenses incurred by it
                                         or on its behalf, such interest accruing at the
                                         rate and payable under the circumstances described
                                         herein. See "Description of the Certificates--P&I
                                         Advances" herein and "Description of the
                                         Certificates-- Advances in Respect of
                                         Delinquencies" and "The Pooling and Servicing
                                         Agreements--Certificate Account" in the Prospectus.

Subordination; Allocation of Losses and
  Certain Expenses.....................  The rights of the holders of the Subordinate
                                         Certificates to receive distributions with respect
                                         to the Mortgage Loans will be subordinate to the
                                         rights of the holders of the Senior Certificates
                                         and, further, in the case of any particular Class
                                         of Subordinate Certificates, to the rights of the
                                         holders of each other Class of Subordinate
                                         Certificates, if any, with an earlier alphabetical
                                         Class designation, in each case to the extent
                                         described herein and in the Prospectus. In
                                         addition, the rights of the holders of the REMIC
                                         Residual Certificates to receive distributions with
                                         respect to the Mortgage Loans will be subordinate
                                         to the rights of the holders of the REMIC Regular
                                         Certificates, to the extent described herein and in
                                         the Prospectus. Such subordination will be
                                         accomplished by the application of the Available
                                         Distribution Amount on each Distribution Date to
                                         distributions on the respective Classes of Certifi-
                                         cates in the order described herein under
                                         "Description of the
                                         Certificates--Distributions--Application of the
                                         Available Distribution Amount." No other form of
                                         Credit Support will be available for the benefit of
                                         the holders of the Offered Certificates.

                                         If, following the distributions to be made in
                                         respect of the Certificates on any Distribution
                                         Date, the aggregate Stated Principal Balance of the
                                         Mortgage Asset Pool that will be outstanding
                                         immediately following such Distribution Date is
                                         less than the then aggregate Certificate Balance of
                                         the Principal Balance Certificates, the Certificate
                                         Balances of the Subordinate Certificates will be
                                         reduced, in reverse alphabetical order of Class
                                         designation, until, in the case of each such Class
                                         of Subordinate Certificates, such deficit (or the
                                         related Certificate Balance) is reduced to zero
                                         (whichever occurs first). If any portion of such
                                         deficit remains outstanding at such time as the
                                         aggregate Certificate Balance of the Subordinate
                                         Certificates is reduced to zero, then the
                                         respective Certificate Balances of the Class A-1
                                         and Class A-2 Certificates will

                                         be reduced, pro rata in accordance with the
                                         relative sizes of the remaining Certificate
                                         Balances of such Classes of Certificates, until
                                         such deficit (or each such Certificate Balance) is
                                         reduced to zero. Any such deficit may be the result
                                         of Realized Losses (as defined herein) incurred in
                                         respect of the Mortgage Loans and/or Additional
                                         Trust Fund Expenses (also as defined herein). The
                                         foregoing reductions in the Certificate Balances of
                                         the Principal Balance Certificates will be deemed
                                         to constitute an allocation of any such Realized
                                         Losses and Additional Trust Fund Expenses. Any such
                                         allocation will also have the effect of reducing
                                         the Notional Amount of the Class X Certificates.

Optional Termination...................  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of
                                         the Mortgage Asset Pool is less than 1% of the
                                         Initial Pool Balance, the Servicer or, if the
                                         Servicer elects not to make such purchase, the
                                         Depositor may purchase all of the Mortgage Loans
                                         and REO Properties, and thereby effect termination
                                         of the Trust Fund and early retirement of the then
                                         outstanding Certificates. See "Description of the
                                         Certificates--Termination; Retirement of
                                         Certificates" herein and in the Prospectus.

Certain Federal Income Tax
  Consequences.........................  For federal income tax purposes, three separate
                                         REMIC elections will be made with respect to
                                         segregated asset pools which make up the Trust Fund
                                         (other than any Excess Interest collected on the
                                         ARD Loans), the resulting REMICs being herein
                                         referred to as REMIC I, REMIC II and REMIC III,
                                         respectively. The assets of REMIC I will include
                                         the Mortgage Loans (other than the rights to Excess
                                         Interest), any REO Properties acquired on behalf of
                                         the Certificateholders, the Certificate Account,
                                         the REO Account (if established) and any
                                         Replacement Mortgage Loans substituted for Deleted
                                         Mortgage Loans (as defined herein). For federal
                                         income tax purposes, (i) the separate,
                                         uncertificated regular interests in REMIC I will be
                                         the "regular interests" in REMIC I and will
                                         constitute the assets of REMIC II, (ii) the Class
                                         R-I Certificates will be the sole class of
                                         "residual interests" in REMIC I, (iii) the
                                         separate, uncertificated regular interests in REMIC
                                         II will be the "regular interests" in REMIC II and
                                         will constitute the assets of REMIC III, (iv) the
                                         Class R-II Certificates will be the sole class of
                                         "residual interests" in REMIC II, (v) except for
                                         the rights to Excess Interest, the Certificates
                                         (other than the REMIC Residual Certificates) will
                                         evidence "regular interests" in, and generally will
                                         be treated as debt obligations of, REMIC III, and
                                         (vi) the Class R-III Certificates will be the sole
                                         class of "residual interests" in

                                         REMIC III. The interests of Certificateholders in
                                         the portion of the Trust Fund consisting of any
                                         Excess Interest collected on the ARD Loans will
                                         constitute interests in a separate grantor trust
                                         for federal income tax purposes.

                                         For further information regarding the federal
                                         income tax consequences of investing in the Offered
                                         Certificates, see "Certain Federal Income Tax
                                         Consequences" herein and in the Prospectus.

Ratings................................  It is a condition to their issuance that the
                                         Offered Certificates receive the ratings from the
                                         rating agencies set forth on the cover page of this
                                         Prospectus Supplement (the "Rating Agencies"). The
                                         ratings of the Offered Certificates address the
                                         timely payment thereon of interest and, to the
                                         extent applicable, the ultimate payment thereon of
                                         principal on or before the Rated Final Distribution
                                         Date. The ratings of the Offered Certificates do
                                         not, however, represent any assessment of (i) the
                                         likelihood or frequency of principal prepayments
                                         (whether voluntary or involuntary) on the Mortgage
                                         Loans, (ii) the corresponding effect on yield to
                                         investors, (iii) the possibility that, as a result
                                         of prepayments, investors in the Class X Certifi-
                                         cates may realize a lower than anticipated yield or
                                         may not fully recover their initial investment or
                                         (iv) whether and to what extent Prepayment Premiums
                                         or Excess Interest will be received. Further, a
                                         security rating does not represent any assessment
                                         of the yield to maturity that investors may
                                         experience or the possibility that the holders of
                                         the Class X Certificates might not fully recover
                                         their investment in the event of rapid prepayments
                                         of the Mortgage Loans (including both voluntary and
                                         involuntary prepayments). In general, the ratings
                                         thus address credit risk and not prepayment risk.
                                         As described herein, the amounts payable with
                                         respect to the Class X Certificates consist only of
                                         interest. If the entire pool were to prepay in the
                                         initial month, with the result that the Class X
                                         Certificateholders receive only a single month's
                                         interest and thus suffer a nearly complete loss of
                                         their investment, all amounts "due" to such Holders
                                         will nevertheless have been paid, and such result
                                         is consistent with the "AAA" rating received on the
                                         Class X Certificates. The Class X Certificates'
                                         Notional Amount upon which interest is calculated
                                         is reduced by payments of principal on, and the
                                         allocation of Realized Losses and Additional Trust
                                         Fund Expenses to, the Principal Balance
                                         Certificates. The rating does not address the
                                         timing or magnitude of reductions of such Notional
                                         Amount, but only the obligation to pay interest
                                         timely on the Notional Amount as so reduced from
                                         time to time. Accordingly, the ratings of the Class
                                         X Certificates should be evaluated independently
                                         from similar ratings on other types of securities.
                                         The ratings of the

                                         Offered Certificates also do not address certain
                                         other matters as described under "Ratings" herein.
                                         A security rating is not a recommendation to buy,
                                         sell or hold securities and may be subject to
                                         revision or withdrawal at any time by the assigning
                                         rating agency. See "Ratings" herein.

Legal Investment.......................  Any Offered Certificates rated in the category of
                                         "AAA" or "AA" (or the equivalent) by at least one
                                         Rating Agency will constitute "mortgage related
                                         securities" pursuant to the Secondary Mortgage
                                         Market Enhancement Act of 1984, as amended
                                         ("SMMEA"). All other Offered Certificates (the
                                         "Non-SMMEA Certificates") will not constitute
                                         "mortgage related securities" for purposes of
                                         SMMEA. Investors should consult their legal
                                         advisors to determine whether and to what extent
                                         the Offered Certificates constitute legal
                                         investments for them. See "Legal Investment" herein
                                         and in the Prospectus.

ERISA Considerations...................  A fiduciary of a Plan should review with its counsel whether the purchase or holding of Offered
                                         Certificates could give rise to a transaction that
                                         is prohibited or is not otherwise permitted either
                                         under ERISA or Section 4975 of the Code or whether
                                         there exists any statutory or administrative
                                         exemption applicable thereto. See "ERISA
                                         Considerations" herein and in the Prospectus.

                                  RISK FACTORS

    Prospective purchasers of Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

THE CERTIFICATES

    SUBORDINATION OF CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES; ALLOCATION OF REALIZED LOSSES. As described herein, the rights of holders of the Subordinate Certificates, including the Class B, Class C, Class D and Class E Certificates, to receive certain payments of principal and interest otherwise payable on their Certificates, will in the case of each Class of Subordinate Certificates, be subordinated to such rights of the holders of the Senior Certificates and the holders of each other Class of Subordinate Certificates, if any, having an earlier alphabetical Class designation, to the extent set forth herein. See "Description of the Certificates--Distributions" herein. Realized Losses on the Mortgage Loans and Additional Trust Fund Expenses will be allocated to the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, reducing amounts payable to each such Class. Any such allocation of Realized Losses and Additional Trust Fund Expenses will have the effect of reducing the Notional Amount of the Class X Certificates by the amount so allocated.

    POTENTIAL CONFLICTS OF INTEREST. As described herein, the Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein. GMACCM, the Servicer, expects to acquire in connection with the initial issuance thereof certain of the Subordinate Certificates, including a portion of the Class N Certificates. In addition, subject to the conditions described herein, the holder or holders of Certificates representing more than 50% of the voting rights allocated to the Controlling Class (as described herein and initially consisting of the Class N Certificates) may terminate the rights and obligations of the Servicer in respect of Specially Serviced Mortgage Loans and REO Properties (each as defined herein) and may appoint a replacement to perform such duties, which replacement may be any such holder or an affiliate thereof. Investors in the Offered Certificates should consider that, although the Servicer will be obligated to act in accordance with the terms of the Pooling and Servicing Agreement, it may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of the holders of the Offered Certificates. See "Servicing of the Mortgage Loans--Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" herein.

THE MORTGAGE LOANS

    ENVIRONMENTAL CONSIDERATIONS. All but ten (10) of the Mortgaged Properties (which ten (10) Mortgaged Properties secure Credit Lease Loans representing 2.26% of the Initial Pool Balance), were subject to a "Phase I" environmental site assessment (or an update of a previously conducted assessment) and, in the case of certain Mortgage Loans, a subsequent environmental site assessment or site assessments which were performed on behalf of the related Mortgage Loan Seller, or as to which the related report was delivered to the related Mortgage Loan Seller in connection with its acquisition or origination of the related Mortgage Loan. With respect to all but six (6) of the Mortgage Loans (which six
(6) Mortgage Loans represent 2.04% of the Initial Pool Balance), such environmental assessments (or updates) were performed during the 12-month period prior to the Cut-off Date. No such environmental assessment revealed any material adverse environmental condition or circumstance with respect to any Mortgaged Property, except for: (i) those cases where such conditions were remediated or abated or a use restriction was imposed prior to the Delivery Date; (ii) those cases in which an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended; (iii) those cases involving a leaking underground storage tank or groundwater contamination at a nearby property, which condition had not yet materially affected such Mortgaged Property and as to which a responsible party has either been identified under applicable law or was then conducting remediation of the related condition; (iv) those cases in which groundwater, soil or other contamination was identified or suspected, and an escrow reserve, indemnity or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation;
(v) those cases involving radon; and (vi) those cases where the related borrower has agreed to seek "case closed" status for the issue from the applicable governmental agency.

    The Servicer is required to obtain an environmental site assessment of a Mortgaged Property securing a defaulted Mortgage Loan prior to acquiring title thereto or assuming its operation. Such requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that this requirement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans," "Risk Factors--Environmental Considerations" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the Prospectus.

    GEOGRAPHIC CONCENTRATION. Eighty (80) Mortgaged Properties, securing Mortgage Loans which represent 16.79% of the Initial Pool Balance, are located in California; twenty-one (21) Mortgaged Properties, securing Mortgage Loans which represent 6.56% of the Initial Pool Balance, are located in New Jersey; forty-three (43) Mortgaged Properties, securing Mortgage Loans which represent 5.28% of the Initial Pool Balance, are located in Florida; and forty-three (43) Mortgaged Properties, securing Mortgage Loans which represent 5.08% of the Initial Pool Balance, are located in Texas. For purposes of describing geographic concentration, certain Mortgage Loans, each of which is secured by multiple Mortgaged Properties located in multiple states, are each treated as multiple Mortgage Loans, each of which is allocated a Cut-off Date Balance based on the Allocated Principal Amounts thereof (as defined herein). In general, the level of such concentration increases the exposure of the Mortgage Asset Pool to any adverse economic or other developments, including earthquakes, hurricanes and other natural disasters, that may occur in such States. In addition, improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. In general, the Mortgaged Properties are not insured for earthquake risk. With respect to Mortgaged Properties located in California, the related Mortgage Loan Seller generally conducted seismic studies to assess the "probable maximum loss" for the related Mortgaged Properties. In certain circumstances, the related borrower was required to obtain earthquake insurance covering the Mortgaged Properties. Certain of such Mortgaged Properties may be insured in amounts less than the outstanding principal balances of such Mortgage Loans.

    MORTGAGE LOANS NOT INSURED. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, by any private mortgage insurer or by the Depositor, the Underwriters, the Servicer or any Mortgage Loan Seller. As described herein, in certain limited circumstances, a Mortgage Loan Seller may be obligated to repurchase or replace a Mortgage Loan if its representations and warranties concerning such Mortgage Loan are breached; however, there can be no assurance that any Mortgage Loan Seller will be in a financial position to effect such repurchase or substitution. See "Description of the Mortgage Asset Pool--The Mortgage Loan Sellers," "--Assignment of the Mortgage Loans; Repurchases and Substitutions," and "--Representations and Warranties; Repurchases" herein.

    NON-RECOURSE MORTGAGE LOANS. Substantially all of the Mortgage Loans are non-recourse loans as to which recourse, in the event of a default, will be limited to the related Mortgaged Property. In those cases where the loan documents permit recourse to the borrower or a guarantor, no assurance can be given that the financial condition of such borrower or guarantor will permit it to satisfy its recourse obligations. Consequently, payment on each Mortgage Loan prior to maturity is (or should be considered by investors to be) dependent primarily on the sufficiency of the cash flow of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

    BALLOON PAYMENTS AND ARD PAYMENTS. Three hundred eleven (311) of the Mortgage Loans, which represent 58.30% of the Initial Pool Balance, provide for Balloon Payments to be due at their respective stated maturity dates unless prepaid prior thereto. Loans with Balloon Payments involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. See "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans" herein and "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus.

    In order to maximize recoveries on defaulted Mortgage Loans, the Servicer may extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Servicer, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

    Forty-six (46) of the Mortgage Loans, which represent 32.91% of the Initial Pool Balance, are ARD Loans. The ability of a borrower to prepay an ARD Loan prior to or at the Anticipated Repayment Date typically will depend on its ability to either refinance the loan or to sell the related Mortgaged Property. In addition, despite the related loan's terms (e.g. imposition of accelerated amortization and the Revised Rate), such terms may not provide a borrower under an ARD Loan with sufficient incentive to pay the Mortgage Loan in full on or before the Anticipated Repayment Date. See "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans--Hyperamortization" herein. The failure of a borrower to prepay an ARD Loan prior to the Anticipated Repayment Date will likely extend the weighted average life of any Class of Offered Certificates upon which such repayment would be distributed.

    RISKS PARTICULAR TO MULTIFAMILY PROPERTIES. One hundred fifty (150) Mortgaged Properties, securing Mortgage Loans which represent 29.89% of the Initial Pool Balance, are multifamily properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, developments at local colleges and universities and national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase housing. Furthermore, tax credit and city, state and federal housing subsidy or similar programs may impose rent limitations and may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, such programs may impose income restrictions on tenants, which may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between such subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

    Twenty-seven (27) of the multifamily Mortgaged Properties, securing Mortgage Loans which represent 5.32% of the Initial Pool Balance, are manufactured housing properties. Significant factors determining the value of manufactured housing properties are generally similar to the factors affecting the value of multifamily rental properties. In addition, manufactured housing properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in the use of a manufactured housing property and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvement or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

    RISKS PARTICULAR TO RETAIL PROPERTIES. One hundred eighteen (118) Mortgaged Properties, securing Mortgage Loans which represent 25.70% of the Initial Pool Balance, are retail properties. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). In addition, certain tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers. See "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans-- Tenant Matters" herein. Furthermore, the correlation between the success of tenant businesses and credit quality of the Mortgage Loan is increased when the property is a single tenant property. For a description of risk factors relating to single tenant properties see "--Tenant Credit Risk" herein.

    Unlike office or hospitality properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, the Internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure Mortgage Loans in the Trust Fund.

    Twelve (12) of the retail Mortgaged Properties, securing a Mortgage Loan which represents 7.79% of the Initial Pool Balance, are factory outlet centers. The factory outlet center business depends, in part, on the pricing differential between goods sold in the factory outlet centers and similar or identical goods sold in a traditional department or other retail store. While this pricing differential results, in part, because of lower operating costs resulting from the elimination of distribution layers and the reduced rent and overhead of factory outlet centers, there can be no assurance that traditional retailers will not compete aggressively to regain sales nor can there be any assurance that the factory outlet center business will not be adversely affected by other changes in the distribution and sale of retail goods.

    Factory outlet centers typically are located at some distance from suburban and center city shopping areas, allowing manufacturers to avoid direct competition with their major customers, traditionally large department stores and specialty stores. The amount of travel time may create a disincentive to shopping at outlet centers. Further, newer outlet centers may be constructed closer to metropolitan and suburban areas and destination/tourist areas, thereby decreasing the economic viability of older centers that are located farther away. Numerous factory outlet centers have been developed in recent years and are currently being developed. As a result of this rapid growth, there is a risk of overdevelopment and increased competition for tenants and shoppers. The terms of store leases in factory outlet centers typically may be shorter than those in traditional malls or shopping centers, thereby increasing the risks of tenants relocating to competing centers.

    RISKS PARTICULAR TO OFFICE PROPERTIES. Eighty-six (86) Mortgaged Properties, securing Mortgage Loans which represent 15.25% of the Initial Pool Balance, are office properties. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. For a description of risk factors relating to significant tenants and single tenant properties see "--Tenant Credit Risk" herein.

    Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

    The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

    RISKS PARTICULAR TO HOSPITALITY PROPERTIES. Twenty-six (26) Mortgaged Properties, securing Mortgage Loans which represent 9.30% of the Initial Pool Balance, are hospitality properties. Various factors, including location, quality and franchise affiliation, affect the economic viability of a hospitality property. Adverse economic conditions, either local, regional or national, may limit the amount that may be charged for a room and may result in a reduction in occupancy levels. The construction of competing hospitality properties can have similar effects. Because hospitality property rooms generally are rented for short periods of time, hospitality properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the transferability of franchise license agreements may be restricted. Furthermore, the ability of a hospitality property to attract customers, and a portion of a hospitality property's revenues, may depend on its having a liquor license. Such a license may not be transferable in the event of a foreclosure on the related Mortgaged Property.

    RISKS PARTICULAR TO HEALTHCARE PROPERTIES. Fifteen (15) Mortgaged Properties, securing Mortgage Loans which represent 4.53% of the Initial Pool Balance, are operated as skilled nursing facilities. Ten

(10) Mortgaged Properties, securing Mortgage Loans which represent 1.64% of the Initial Pool Balance, are operated as congregate care/independent/assisted living facilities. Significant factors determining the value of such properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare.

    Hospitals, nursing home facilities and other healthcare facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care reform that could further limit those payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, rate setting, government reimbursement policies, private insurer reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations or, if applicable, suspension from participation in government reimbursement programs. Accordingly, there can be no assurance that payments under government and/or private reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive revenue from those sources, and consequently the ability of the related borrowers to meet their obligations under their Mortgage Loan, could be adversely affected.

    The operators of such hospitals, nursing homes and other healthcare facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators or may be owned by non-profit organizations or government agencies supported by endowments, charitable organizations, tax revenues and other sources not available to such operators. Successful operation of a Mortgaged Property that is a hospital, nursing home or other healthcare facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides, the degree of sophistication in managing government reimbursement policies and the quality of care and the cost of care.

    Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a nursing facility, a subsequent lessee or operator of the facility would generally not be entitled to obtain from government payors any outstanding reimbursement payments relating to services furnished prior to such foreclosure.

    Such facilities may be subject to state regulation that requires the operators to be licensed (generally on an annual basis), and the facilities must meet various state licensure requirements that relate, among other things, to qualifications of personnel, quality of care and the adequacy of their buildings, equipment and suppliers. In the event of foreclosure, there can be no assurance that the Trustee or purchaser at a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals, or that such party, if required to apply in its own right, could obtain a new license or a new approval. In addition, such facilities are generally "special purpose" properties that are not readily converted to general residential, retail or office use.

    Hospitals and nursing homes also receive a substantial portion of their revenues from other third-party payors such as private health insurance plans. There can be no assurance that third-party reimbursement will continue to be available for hospital and nursing home services, or at what such rate it will be available. Congress and certain state legislatures are considering reforms in the health care industry that may affect current reimbursement practices. Further, the development of managed care programs in which the providers contract to provide comprehensive health care to a patient population at a fixed cost per person has given rise to similar pressures on health care providers to lower costs.

    RISKS PARTICULAR TO INDUSTRIAL AND WAREHOUSE PROPERTIES. Fifty-one (51) Mortgaged Properties securing Mortgage Loans which represent 3.76% of the Initial Pool Balance, are industrial or warehouse properties. Significant factors determining the value of industrial and warehouse properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. For a description of risk factors relating to single tenant properties see "--Tenant Credit Risk" herein. In addition, properties used for many industrial or warehouse purposes are more prone to environmental concerns than other property types.

    Aspects of building site design and adaptability affect the value of an industrial or warehouse property. Site characteristics which are valuable to an industrial or warehouse property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial or warehouse property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

    CREDIT LEASE MORTGAGED PROPERTIES. Twenty-nine (29) of the Mortgage Loans, which represent 4.65% of the Initial Pool Balance, are Credit Lease Loans. The payment of interest and principal on Credit Lease Loans is dependent principally on the payment by each Tenant or guarantor, if any, of the Tenant's Credit Lease (the "Guarantor") of Monthly Rental Payments and other payments due under the terms of its Credit Lease. A downgrade in the credit rating of the Tenant and/or the Guarantor may have a related adverse effect on the rating of the Offered Certificates. Certain of the Tenants and/or Guarantors may not have an investment grade rating. In addition, the Mortgage Loan Sellers have not independently assessed the creditworthiness of any Tenant or Guarantor of a Credit Lease. In addition, because the ability of a Credit Lease to service the related Credit Lease Loan is dependent on revenue from a single Tenant, in the event of a default under a Credit Lease or the associated guarantee, as the case may be, the borrower may not have the ability to make required payments on such Credit Lease Loan until the premises are re-let. Under certain of the Credit Lease Loans, a default by the Tenant under the Credit Lease will not constitute a default under the Credit Lease Loan, and thus the Servicer will be unable to take any corrective action with respect to such Credit Lease Loan until such time, if any, as such default occurs under such Credit Lease Loan. In the event of a default by a Tenant under a Credit Lease, there can be no assurance that, upon liquidation of the related Mortgaged Property, the "dark value" of the related Mortgaged Property would generate Liquidation Proceeds sufficient to pay all principal of and interest on the related Mortgage Loan. See "Description of the Mortgage Asset Pool--Credit Lease Loans" herein.

    RISKS ASSOCIATED WITH OTHER PROPERTY TYPES. Mortgage loans secured by property types other than those described above pose risks not associated with loans secured by liens on other types of income-producing real estate. Three (3) Mortgaged Properties, securing Mortgage Loans which represent approximately 2.06% of the Initial Pool Balance, are secured by such other types of property. Such properties may be "special purpose" properties that may have limited alternative uses.

    TENANT CREDIT RISK. Income from and the market value of retail, office and industrial Mortgaged Properties would be adversely affected if space in such Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under any bankruptcy or other similar law related to creditor's rights or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could exceed the amount of any reserves maintained for such purpose and could reduce cash flow from the Mortgaged Properties. Although many of the Mortgage Loans require the borrower to maintain escrows for such consideration, there can be no assurance that such factors will not adversely impact the ability of a borrower to repay a mortgage loan.

    FACTORS AFFECTING LEASE ENHANCEMENT POLICY PROCEEDS. With respect to certain Credit Lease Loans, the Trustee is the beneficiary of a non-cancelable Lease Enhancement Policy (as defined herein) obtained to cover certain lease termination and rent abatement events arising out of a casualty to, or condemnation of, the related Mortgaged Property. The insurance company issuing such policy (each, an "Enhancement Insurer") may not be required to pay amounts due under the Credit Lease Loan other than principal and accrued interest and therefore may not be required to pay any Prepayment Premium due thereunder or any amounts the related borrower is obligated to pay thereunder as reimbursement for outstanding Servicing Advances.

    Certificateholders may be adversely affected by any failure by any Enhancement Insurer to pay under the terms of the Lease Enhancement Policies, and any downgrade of the credit rating of the Enhancement Insurer may adversely affect the ratings of the Offered Certificates. See "Description of the Mortgage Pool--Credit Lease Loans" herein.

    MANAGEMENT. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of a real estate project.

    Certain of the Mortgaged Properties may be managed by property managers affiliated with the respective borrowers. These property managers may also manage and/or franchise additional properties, including Mortgaged Properties or other properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, may also own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties and the borrowers may experience conflicts of interest in the management and/or ownership of such properties.

    LIMITATIONS OF APPRAISALS. With the exception of the Arden Loan and the South Towne Loan (each as defined herein), an appraisal was conducted in respect of each of the Mortgaged Properties in connection with the origination of the related Mortgage Loan, and in general the resulting estimates of value are the bases of the Cut-off Date LTV Ratios referred to herein. However, those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the Mortgaged Properties may have fluctuated significantly since the appraisal or market study was performed in connection with the origination of the related Mortgage Loan and generally, no update of such appraisal or market study has been performed since the date of origination. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of Mortgaged Properties available to the Depositor as of the applicable Cut-off Date is presented in Annex A and Annex C hereto for illustrative purposes only.

    RISKS OF SECURED SUBORDINATE FINANCING. Four (4) of the Mortgaged Properties which secure Mortgage Loans representing 2.83% of the Initial Pool Balances are known to be encumbered by subordinated debt that is not part of the Mortgage Asset Pool. For all of the Mortgage Loans, the holder of any material subordinate debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding and the Trust Fund is not pursuing a foreclosure action. Substantially all of the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise defaults. In addition, with respect to two
(2) Mortgage Loans, representing 0.25% of the Initial Pool Balance, principals of the related borrower are known to have incurred debt secured by interests in the borrower.

    The existence of any such additional subordinate indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity for the purpose of making any Balloon Payments and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of any subordinated debt secured by a Mortgaged Property has filed for bankruptcy or been placed in involuntary receivership, foreclosing on such Mortgaged Property in the event of a default under the related Mortgage Loan could be delayed.

    RELATED BORROWERS. Certain borrowers under the Mortgage Loans are affiliated or under common control with one another. In such circumstances, any adverse circumstances relating to a borrower or an affiliate thereof and affecting one of the related Mortgage Loans or Mortgaged Properties could also affect Mortgage Loans or Mortgaged Properties of the related borrower. In particular, the bankruptcy or insolvency of any such borrower or affiliate could have an adverse effect on the operation of all of the Mortgaged Properties of that borrower and its affiliates and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties, in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus.

    CONCENTRATION OF MORTGAGE LOANS. Several of the Mortgage Loans, individually or together with other Mortgage Loans with which they are cross-collateralized, have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance, including one Mortgage Loan representing 7.79% of the Initial Pool Balance. In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed.

    LIMITATION ON ENFORCEABILITY OF CROSS-COLLATERALIZATION. Sixteen (16 ) Mortgage Loans, representing in the aggregate 3.19% of the Initial Pool Balance, are cross-collateralized with one or more other Mortgage Loans (the "Cross-Collateralized Mortgage Loans"). Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative or the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent at the time of, or was rendered insolvent by, such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which the person had unreasonably small capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower. See "Description of the Mortgage Asset Pool-- Certain Terms and Conditions of the Mortgage Loans--Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans."

    TAX CONSIDERATIONS RELATED TO FORECLOSURE. If the Trust Fund were to acquire a Mortgaged Property after a default on the related Mortgage Loan pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. By reference to rules applicable to real estate investment trusts, such property will be considered "foreclosure property" for a period of three full years after the taxable year of acquisition, with possible extensions. In general, net income from such "foreclosure property" other than qualifying "rents from real property" will subject REMIC I to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate, thereby reducing net proceeds available for distribution to Certificateholders.

    RISKS ASSOCIATED WITH MORTGAGED PROPERTIES LOCATED IN CALIFORNIA. As of the applicable Cut-off Date, eighty (80) of the Mortgaged Properties, securing Mortgage Loans which represent 16.79% of the Initial Pool Balance, are located in California. The following discussion contains a general summary of certain legal aspects of loans secured by income-producing properties in California. The summary does not purport to be complete nor does the summary reflect the laws of any other state. The summary relates only to the topics covered and are qualified in their entirety by reference to the applicable California state laws being discussed. See also "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

    Mortgage loans in California are generally secured by deeds of trust. Provided the deed of trust contains a private power of sale, a lender may foreclose either non-judicially or judicially. Most lenders choose non-judicial foreclosure because the process typically may be completed within a much shorter time frame; however, a lender is barred from obtaining a deficiency judgment after a non-judicial foreclosure. If the lender opts for judicial foreclosure, an application for a deficiency judgment must be filed with the court within three months of the foreclosure sale. A deficiency judgment may not exceed the difference between the indebtedness and the fair value of the property, as determined by the court. Unless the lender waives the right to a deficiency judgment, the borrower has a right to redeem the property following a judicial foreclosure sale for a period of three months from the date of sale if the proceeds from the sale were sufficient to satisfy the debt, or for a period of one year if the proceeds were insufficient to satisfy the debt. Junior lienholders do not have a right to redeem the property following a judicial foreclosure sale unless the junior lien was created before July 1, 1983. California's form of the "one action rule" requires the lender to look first to the property for satisfaction of the debt if the lender wants to pursue a deficiency judgment. In general, a lender who takes any action to enforce the debt other than judicial or non-judicial foreclosure violates the one-action rule and may be deemed to have waived its security for the indebtedness and, in some cases, may be prevented from collecting the indebtedness altogether.

    LEASEHOLD CONSIDERATIONS. Six (6) Mortgage Loans, which represent 2.28% of the Initial Pool Balance, are secured solely by a Mortgage on the borrower's leasehold interest under a ground lease. Five (5) Mortgage Loans, which represent 6.40% of the Initial Pool Balance, are secured by either (i) a Mortgage on the borrower's leasehold interest in a portion of the Mortgaged Property and the borrower's fee simple interest in the remaining portion of the Mortgaged Property or (ii) both the borrower's leasehold interest and lessor's fee interest in the related Mortgaged Property. See "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans--Ground Leases" herein. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. However, in each of these cases, each related ground lease generally requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee at and after a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

    ZONING AND BUILDING CODE COMPLIANCE. Each Mortgage Loan Seller has taken certain steps to establish that the use and operation of Mortgaged Properties securing its Mortgage Loans were in compliance in all material respects with all applicable zoning, land-use, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials, title policy endorsements and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist at any particular Mortgaged Property, but the related Mortgage Loan Seller does not consider any such violations known to it to be material. In many cases, the use, operation and/or structure of a Mortgaged Property constitutes a permitted nonconforming use and/or structure, which may not be rebuilt to its current state in the event of a material casualty event; however, it is expected that insurance proceeds would be available for application to the related Mortgage Loan if such were to occur. Such insurance proceeds, however, may not be sufficient to cover all principal of and interest on the related Mortgage Loan.

    RISK OF CHANGES IN CONCENTRATIONS. As payments in respect of principal (including in the form of voluntary principal prepayments, liquidation proceeds and the repurchase prices for any Mortgage Loans repurchased due to breaches of representations or warranties or defaults) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of borrowers and affiliated borrowers and geographic location. Because principal on the Principal Balance Certificates is payable in sequential order, the Classes thereof that have a lower priority with respect to the payment of principal are relatively more likely to be exposed to any risks associated with changes in concentrations of borrower, loan or property characteristics.

    COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may be required to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

    LITIGATION. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse affect on the distributions to Certificateholders.

                     DESCRIPTION OF THE MORTGAGE ASSET POOL

GENERAL

    The Mortgage Asset Pool will consist of four hundred eight (408) Mortgage Loans with an Initial Pool Balance of $2,563,948,705, subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the Prospectus. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans is determined by related Cut-off Date Balance. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date for such Mortgage Loan, after application of all payments of principal due on or before such date, whether or not received.

    Except as otherwise described below under "--Certain Terms and Conditions of the Mortgage Loans--Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans," each Mortgage Loan is evidenced by a Mortgage Note and secured by a Mortgage that creates a first mortgage lien on a fee simple and/or leasehold interest in a Mortgaged Property, improved by multifamily, retail, skilled nursing, office, industrial, warehouse, hospitality, cooperative housing or other commercial property. Twelve (12) of the Mortgage Loans (other than the Cross-Collateralized Mortgage Loans), which represent 24.53% of the Initial Pool Balance, are secured by more than one Mortgaged Property. Accordingly, the total number of Mortgage Loans reflected herein is 408, while the total number of Mortgaged Properties reflected herein is 520.

    The Mortgage Asset Pool includes five (5) separate sets of Cross-Collateralized Mortgage Loans, which represent in the aggregate 3.19% of the Initial Pool Balance. See "--Certain Terms and Conditions of the Mortgage Loans--Related Borrowers, Cross-Collateralized and Cross-Defaulted Mortgage Loans" below and Annex A hereto.

    Substantially all the Mortgage Loans constitute non-recourse obligations of the related borrower and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in those cases where recourse to a borrower or guarantor is permitted by the loan documents, no assurance can be given that the financial condition of such borrower or guarantor will permit it to satisfy its recourse obligations. None of the Mortgage Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, by any private mortgage insurer, or by the Depositor, Servicer or any Mortgage Loan Seller.

    One hundred and fifty-four (154) of the Mortgage Loans (the "GMACCM Mortgage Loans"), which represent 46.24% of the Initial Pool Balance, were originated or acquired by GMACCM. Two hundred and fifty-four (254) of the Mortgage Loans (the "Lehman Mortgage Loans"), which represent 53.76% of the Initial Pool Balance, were originated or acquired by the Lehman Seller.

    On or prior to the Delivery Date, the Depositor will acquire the Mortgage Loans directly or indirectly from the Mortgage Loan Sellers, in each case pursuant to a purchase agreement or similar agreement to be entered into by or assigned to the Depositor (each, a "Mortgage Loan Purchase Agreement"). The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Mortgage Loan Sellers" and "--Assignment of Mortgage Loans; Repurchases and Substitutions" below. Each Mortgage Loan Seller constitutes a "Mortgage Asset Seller" for purposes of the Prospectus.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

    DUE DATES. Three hundred and sixty-nine (369) of the Mortgage Loans provide for scheduled monthly payments of principal and/or interest (exclusive of Excess Interest or principal payments calculated with respect to excess cash flow on any ARD Loan, "Monthly Payments") on Due Dates which are the first day of each month. Thirty-nine (39) of the Mortgage Loans provide for Monthly Payments on Due Dates which are the tenth day or another day other than the first day of each month. In the case of certain Mortgage Loans, the related Balloon Payment may be due on a day other than the related Due Date for Monthly Payments (any resulting Balloon Payment Interest Shortfalls (as defined herein) to be covered by the Servicer out of its own funds). See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein.

    None of the Mortgage Loans provide for a grace period for the payment of Monthly Payments of more than fifteen days.

    MORTGAGE RATES; CALCULATIONS OF INTEREST. Eighty-six (86) of the Mortgage Loans, which represent 18.14% of the Initial Pool Balance, accrue interest at fixed interest rates on the basis of a 360-day year consisting of twelve 30-day months (with respect to certain of such Mortgage Loans, after an initial interest-only period). Three hundred and twenty-two (322) of the Mortgage Loans, which represent 81.86% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed in a year assumed to consist of 360 days (with respect to certain of such Mortgage Loans, after an initial interest-only period).

    As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans range from 6.28% to 9.75% per annum, and the weighted average Mortgage Rate of the Mortgage Loans is 7.09% per annum.

    HYPERAMORTIZATION. Forty-six (46) of the Mortgage Loans, which represent 32.91% of the Initial Pool Balance, bear interest at their respective Mortgage Rates until an Anticipated Repayment Date. Commencing on the respective Anticipated Repayment Date, except as described below, each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to the Mortgage Rate plus a specified percentage. Excess Interest on such Mortgage Loans will be deferred until the principal balance thereof is reduced to zero. Non-payment of such Excess Interest will not constitute a default under such Mortgage Loans prior to the related maturity date. To the extent Excess Interest is unpaid, it will, except where limited by applicable law, continue to accrue interest at the Revised Rate. As of or shortly following the Anticipated Repayment Date, borrowers under ARD Loans will be required to enter into a lockbox agreement whereby all revenue will be deposited directly into a designated account (the "Lockbox Account") controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule), the related borrower generally will be required to apply all remaining monthly cash flow from the related Mortgaged Property to pay the following amounts in the following order of priority: (i) payments to required escrow funds, (ii) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (iii) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (iv) principal on the Mortgage Loan until such principal is paid in full and (v) to Excess Interest. As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan before (or, in certain cases, until a certain date prior to) the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date and "open" period for each ARD Loan is listed in Annex A.

    AMORTIZATION OF PRINCIPAL. The Mortgage Asset Pool consists of three hundred eleven (311) Balloon Loans, which represent 58.29% of the Initial Pool Balance; forty-six (46) ARD Loans, which represent 32.91% of the Initial Pool Balance; and fifty-one (51) fully amortizing Mortgage Loans, which represent 8.80% of the Initial Pool Balance.

    Nine (9) Mortgage Loans, which represent 1.21% of the Initial Pool Balance, are in each such case a "split amortization" Mortgage Loan that amortizes at a certain amortization schedule for a specified period following origination, and thereafter amortizes at a different amortization schedule until maturity.

No assurance is given as to the effect of such split amortization on prepayment of such Mortgage Loan. See "Certain Characteristics of the Mortgage Loans--Split Amortization Loans" in Annex A hereto.

    In addition, ten (10) Mortgage Loans, which represent 20.17% of the Initial Pool Balance, provide for payments of interest only for up to 120 months following origination before payments of principal are due. The total dollar amount of the Monthly Payment with respect to certain of those Mortgage Loans will be subject to a one-time increase in order to permit the commencement of scheduled amortization of such loan. See Annex A herein and "Risk Factors--Balloon Payments; Borrower Default" in the Prospectus. No Mortgage Loan (other than the ARD Loans) permits negative amortization or the deferral of accrued interest.

    PREPAYMENT PROVISIONS. As of the Cut-off Date, all of the Mortgage Loans impose some restriction on voluntary principal prepayments, whether in the form of an absolute prohibition or a requirement that any voluntary principal prepayment be accompanied by a Prepayment Premium. See "Annex A" herein.

    As described herein, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" herein. The enforceability, under the laws of a number of states, of provisions similar to the provisions of the Mortgage Loans providing for the payment of a Prepayment Premium upon an involuntary prepayment is unclear. No assurance can be given that, at any time that any Prepayment Premium is required to be made in connection with an involuntary prepayment, the obligation to pay such Prepayment Premium will be enforceable under applicable law or, if enforceable, the foreclosure proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Premium due in connection with the liquidation of such Mortgage Loan. The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. In general, no Prepayment Premium will be payable upon any mandatory prepayment of a Mortgage Loan in connection with a casualty or condemnation. See "Annex A" herein and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus.

    No Prepayment Premium will be payable in connection with any repurchase of a Mortgage Loan by a Mortgage Loan Seller for a material breach of representation or warranty on the part of such Mortgage Loan Seller or any failure to deliver documentation relating thereto, nor will any Prepayment Premium be payable in connection with the purchase of all of the Mortgage Loans and any REO Properties in connection with the termination of the Trust Fund or in connection with the purchase of defaulted Mortgage Loans by the Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class. See "--Assignment of the Mortgage Loans; Repurchases and Substitutions" and "--Representations and Warranties; Repurchases" and "Description of the Certificates--Termination; Retirement of Certificates" herein.

    DEFEASANCE. Three hundred and twenty-five (325) Mortgage Loans, which represent 87.34% of the Initial Pool Balance, permit the applicable borrower, after a specified period and provided that no event of default exists, to exercise a Defeasance Option, provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Mortgage Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments not yet due and owing, due under the Mortgage Loan, and (iii) any costs and expenses incurred in connection with such release, (b) delivers direct, non-callable obligations of (or non-callable obligations, fully guaranteed as to timely payment by) the United States of America (the "Defeasance Collateral") providing payments on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or Anticipated Repayment Date in the case of any

ARD Loan), and in an amount equal to or greater than the scheduled payments due on such dates under the Mortgage Loan (or, with respect to Cross-Collateralized Mortgage Loans or Mortgage Loans secured by multiple Mortgaged Properties which permit defeasance, an amount equal to not less than the portion of such scheduled payments allocable to the released Mortgaged Property), and (c) delivers a security agreement granting the Trust Fund a first priority security interest in the Defeasance Collateral and an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the Defeasance Collateral will be substituted as the collateral securing the Mortgage Loan.

    The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

    RELATED BORROWERS, CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE
LOANS. Each of the Mortgage Loan Sellers has identified certain sets of Mortgage Loans in its respective pool made to borrowers who are affiliated or under common control with one another (although no such set of Mortgage Loans represents more than 3.19% of the Initial Pool Balance). One set of cross-collateralized Mortgage Loans provides that the cross-collateralization may be terminated by the borrower upon the satisfaction of certain debt service coverage tests. See "Annex A--Certain Characteristics of the Mortgage Loans".

    Sixteen (16) Mortgage Loans, which represent 3.20% of the Initial Pool Balance, are Cross-Collateralized Mortgage Loans among groups of related borrowers. Cross-collateralization arrangements involving more than one borrower could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. See "Risk Factors--The Mortgage Loans--Limitation on Enforceability of Cross-Collateralization" herein.

    See Annex A hereto for information regarding the Cross-Collateralized Mortgage Loans.

    Twelve (12) Mortgage Loans (other than the Cross-Collateralized Mortgage Loans), which represent 24.53% of the Initial Pool Balance, are secured by one or more Mortgages encumbering multiple Mortgaged Properties. With respect to each of such Mortgage Loans, the related Mortgaged Properties are of the same property type. Each of these Mortgage Loans is evidenced by a single Mortgage Note, and despite the related multiple Mortgaged Properties, none is treated as a set of Cross-Collateralized Mortgage Loans for purposes herein. Accordingly, the total number of Mortgage Loans reflected herein is 408, while the total number of Mortgaged Properties reflected herein is 520. Certain of the Mortgage Loans that secure Mortgaged Properties that are not located in the same state are treated as an individual Mortgage Loan for all purposes hereof except that in describing the geographic concentration and property type distribution of the Mortgage Asset Pool, each such Mortgage Loan is treated as multiple Mortgage Loans, each of which is allocated a Cut-off Date Balance based on the Allocated Principal Amount, which is assigned as described herein.

    DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS. All of the Mortgage Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property other than in accordance with the terms of the related Mortgage or other loan documents or prohibit the borrower from doing so without the consent of the holder of the Mortgage. See "--Secured Subordinate Financing" herein. Certain of the Mortgage Loans permit either: (i) transfers of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender, or (ii) transfers to certain parties related to the borrower. The Servicer will determine, in accordance with the Servicing Standard, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. See "The Pooling and Servicing

Agreements--Due-on-Sale and Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

    SECURED SUBORDINATE FINANCING. Four (4) of the Mortgaged Properties which secure Mortgage Loans representing 2.83% of the Initial Pool Balance are known to be encumbered by subordinated debt that is not part of the Mortgage Asset Pool. In all cases, the holder of any material subordinated debt has agreed not to foreclose for so long as the related Mortgage Loan is outstanding, and the Trust Fund is not pursuing a foreclosure action. Substantially all of the remaining Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to so encumbering such property. In addition, with respect to two (2) Mortgage Loans, representing 0.25% of the Initial Pool Balance, the principals of the related borrowers are known to have incurred debt secured by interests in the borrower. See "Risk Factors-- The Mortgage Loans--Risks of Secured Subordinate Financing" herein and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the Prospectus.

    GROUND LEASES. Six (6) Mortgage Loans, which represent 2.28% of the Initial Pool Balance, are secured solely by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Five (5) Mortgage Loans, which represent 6.40% of the Initial Pool Balance, are secured by either (i) a Mortgage on both the borrower's leasehold interest and fee simple interest in the Mortgaged Property or (ii) both the borrower's leasehold interest and lessor's fee interest in the related Mortgaged Property. None of the related ground leases expire less than ten years after the stated maturity of the related Mortgage Loan. Under the terms of each such ground lease, the related ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee.

    CREDIT LEASE LOANS. Twenty-nine (29) of the Mortgage Loans, which represent 4.65% of the Initial Pool Balance, are Credit Lease Loans and are secured by Mortgages on Mortgaged Properties that are, in each case, subject to a Credit Lease to a Tenant which possesses, or the Guarantor of which possesses, the rating indicated in the Credit Lease Table set forth below. Certain of the Tenants and/or Guarantors may not have an investment grade rating, and the Mortgage Loan Sellers have not independently assessed the creditworthiness of the Tenants or the related Guarantors of the Credit Leases. Monthly Rental Payments under the Credit Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Lease Loans other than the Balloon Payments with respect to Credit Lease Loans which are Balloon Loans.

    The Credit Leases generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property. In general, in the event of a casualty or condemnation of a material portion of the related Mortgaged Property, either (i) the Credit Lease provides that the Tenant must make an offer to purchase the applicable Mortgaged Property for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Lease Loan or (ii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable Lease Enhancement Policies obtained to cover certain casualty and/or condemnation risks.

                                                           AGGREGATE
                                            NUMBER OF     CUT-OFF DATE
           TENANT/GUARANTOR                   LOANS       BALANCE ($)         PROPERTY TYPE         CREDIT RATING(1)
---------------------------------------  ---------------  ------------  -------------------------  ------------------
Circuit City...........................            10      53,152,874    Retail/Office/Warehouse     Private Rating
Walgreen Company.......................             7      22,925,827            Retail                  Aa3/A+
Eckerd Corporation (2).................             5      12,353,217            Retail                   A2/A
Wal-Mart...............................             1      10,445,688            Retail                  Aa2/AA
K-Mart.................................             1       9,220,000            Retail                  Ba2/BB
Hannaford..............................             1       5,700,000            Retail              Private Rating
Rite Aid Corporation...................             1       1,477,894            Retail                Baa1/BBB+
Bridgestone Corporation................             1       1,382,541            Retail            A2/Private Rating
IHOP Corporation.......................             1       1,297,187            Retail              Private Rating
Southland Corporation..................             1       1,232,901            Retail                 Ba3/BB+

--------------------------

(1) Unless otherwise indicated, such ratings were the highest rating assigned to the applicable Tenant or Guarantor, as applicable, by Moody's and Standard & Poor's, respectively.

(2) Based upon the rating of Eckerd's parent, J.C. Penney Corporation, although it has made no explicit guaranty of Eckerd's obligations.

    CERTAIN OTHER MATTERS. The Mortgaged Property that secures one Mortgage Loan which represents 1.76% of the Initial Pool Balance is undergoing a seismic retrofit required by the municipality in which it is located. The seismic report obtained with respect to the related Mortgage Property indicates that the "probable maximum loss" following completion of the retrofit is expected to be less than 20%.

ADDITIONAL MORTGAGE LOAN INFORMATION

    GENERAL. For a detailed presentation of certain characteristics of the Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto.

SIGNIFICANT MORTGAGE LOANS

THE OPERS LOAN

    THE LOAN. The "OPERS Loan" was originated by GMACCM and has a principal balance as of the Cut-off Date of approximately $199,846,047 representing 7.79% of the Initial Pool Balance. The OPERS Loan is secured by, among other things, fee mortgages (and in one case, a fee and leasehold mortgage) (the "OPERS Mortgages") encumbering twelve separate factory outlet centers located throughout the United States (the "OPERS Properties"). The OPERS Loan is an ARD Loan with an Anticipated Repayment Date of July 10, 2008 and with a final maturity of July 10, 2028. The OPERS Loan was made to twelve different special purpose, non-profit corporations (each, an "OPERS Borrower"). Each OPERS Borrower was formed for the sole purpose of acquiring and holding one or a portion of one of the OPERS Properties. Each of the OPERS Borrowers is a wholly-owned subsidiary of the Public Employees Retirement System of Ohio ("OPERS").

    Additional prepayment and defeasance terms for the OPERS Loan are as set forth on Annex A.

    THE OPERS PROPERTIES; RELEASES AND SUBSTITUTIONS. The OPERS Properties consist of twelve factory outlet centers located in New Hampshire, Connecticut, Delaware, South Carolina, Alabama, Illinois, Oregon and Utah. The OPERS Properties range in size from 88,181 net rentable square feet to 534,011 net rentable square feet and collectively have an aggregate of 2,918,570 square feet of aggregate net rentable square footage. The OPERS Properties were constructed or substantially renovated between 1988 and 1998. Appraisals performed in April and May 1998 determined a range of values for the OPERS Properties from $13,900,000 to $72,000,000 and an aggregate appraised value of $411,390,000.

    The OPERS Borrowers are prohibited from voluntarily prepaying the OPERS Loan prior to its Anticipated Repayment Date. Each of the OPERS Borrowers is permitted to have the related OPERS Property released from the lien of the related OPERS Mortgages, from and after the second anniversary of the Delivery Date, by delivering to the holder of the OPERS Loan Defeasance Collateral which provides payments in an amount sufficient to pay principal and interest when due on all successive scheduled payment dates and the applicable Anticipated Repayment Date (as if it was the maturity date) in respect of the portion of the OPERS Loan being defeased, which portion shall equal the related Release Amount (as defined herein) for the Mortgaged Property to be released. The Release Amount for each applicable OPERS Property is generally 125% or 135% of the related Allocated Principal Amount and is set forth below. Defeasance is only permitted upon the satisfaction of certain conditions, including, among other things, confirmation from the Rating Agencies that such defeasance will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates, satisfaction of certain debt service coverage ratio tests with respect to the remaining OPERS Properties and delivery of certain legal opinions and documentation. In addition, provided that no event of default exists under the OPERS Loan documents, and prior to the Anticipated Repayment Date, the OPERS Borrowers are permitted to accomplish a one-time substitution of certain of the OPERS Properties. Only certain of the OPERS Properties may be substituted by the OPERS Borrowers and no more than two simultaneous property substitutions are permitted. In connection with any substitution, the OPERS Borrowers are required to satisfy certain conditions, including, among other things, that any such substitute property is of the same type and quality of the property to be released, satisfaction of certain debt service coverage ratios and other underwriting tests, confirmation from the Rating Agencies that such substitution will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates, and delivery of certain legal opinions and property and underwriting documentation. Those OPERS Properties as to which substitution is permitted are set forth below:

           OPERS ALLOCATED PRINCIPAL AMOUNTS AND SUBSTITUTION RIGHTS

                                                          ALLOCATED
                                                          PRINCIPAL                     RELEASE         SUBSTITUTION
PROPERTY NAME                                               AMOUNT         RATIO         AMOUNT           PERMITTED
------------------------------------------------------  --------------  -----------  --------------  -------------------
Riviera Centre Factory Stores.........................  $   35,000,000         135%  $   47,250,000              No
Hilton Head Factory Stores I..........................  $   11,550,000         135%  $   15,592,500              No
Hilton Head Factory Stores II.........................  $    8,525,000         135%  $   11,508,750              No
Lakes Region Factory Stores...........................  $   14,120,000         125%  $   17,650,000             Yes
The Factory Stores at Lincoln City....................  $   18,800,000         125%  $   23,500,000             Yes
Myrtle Beach Factory Stores...........................  $   24,850,000         135%  $   33,547,500              No
The Factory Stores at Park City.......................  $   13,675,000         125%  $   17,093,750             Yes
Rehoboth Outlets (I)..................................  $   13,625,000         135%  $   18,393,750              No
Rehoboth Outlets (II).................................  $   22,400,000         135%  $   30,240,000              No
Rehoboth Outlets (III)................................  $    6,775,000         135%  $    9,146,250              No
The Factory Stores at Tuscola.........................  $   14,430,000         125%  $   18,037,500             Yes
Westbrook Factory Stores..............................  $   16,250,000         125%  $   20,312,500             Yes

    VALUE. The OPERS Loan has a 48.58% Cut-off Date LTV based upon an appraised value of $411,390,000.

    DSC RATIO.  The OPERS Loan has an Underwritten NCF DSCR of 2.31x.

    PROPERTY MANAGEMENT. The OPERS Properties are managed by Charter Oak Group, Ltd., a Delaware corporation. The OPERS Borrowers may not replace the property manager without obtaining the approval of the holder of the OPERS Loan and receipt by such holder of confirmation from the Rating Agencies that such replacement will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates. Furthermore, the holder of the OPERS Loan may terminate the property manager for certain events including but not limited to an event of default under the management agreement or an event of default under the OPERS Loan documents.

    LOCKBOX AND CASH SHORTFALL ACCOUNT. All rents payable in respect of the OPERS Properties are required to be deposited into a lockbox account controlled by the holder of the OPERS Loan. In the event that a debt service coverage ratio of 2.0x is not maintained on the OPERS Loan, the OPERS Borrowers are required to deposit into a cash escrow account controlled by the holder of the OPERS Loan an amount (the "Shortfall Amount") equal to the difference between actual net operating income and a hypothetical amount of net operating income which would have enabled the OPERS Properties to achieve a debt service coverage ratio of 2.0x. Any such deposits serve as additional collateral for repayment of the OPERS Loan and are not returned to the OPERS Borrowers until such time as the holder of the OPERS Loan determines that the Shortfall Amount has been reduced to zero.

    AFFILIATE DEBT. The OPERS Borrowers are permitted to incur unsecured indebtedness to OPERS to pay operating expenses associated with the related OPERS Property provided that the amount of any such debt, together with such property's related outstanding allocated principal amount, will not cause such property's loan to value ratio to exceed 75%. Any such loans must be subject to a subordination and standstill agreement acceptable to the holder of the OPERS Loan and at all times must be held by OPERS.

THE ARDEN LOAN

    THE LOAN. The "Arden Loan", was originated by the Lehman Seller, has a Cut-off Date Balance of $136,100,000, representing 5.31% of the Initial Pool Balance, and is secured by a first mortgage (the "Arden Mortgage") encumbering the related borrower's fee simple interest in 22 suburban office and R&D/industrial properties (the "Arden Properties") located throughout the Los Angeles and San Diego, California metropolitan areas. The Arden Loan was made to a special purpose entity (the "Arden Borrower"), controlled by Arden Realty, Inc. ("Arden Realty"). As of June 1, 1998, Arden Realty owned 128 properties composing more than 200 buildings and 16.5 million square feet. Arden Realty is a publicly traded "real estate investment trust" ("REIT") on the New York Stock Exchange ("ARI").

    The Arden Loan is an ARD Loan with an Anticipated Repayment Date of April 16, 2008 and a final maturity of April 16, 2028. Payments of interest only are due on the Arden Loan in years one to five. In years six to ten, amortization is based on a 25 year schedule. The fixed Mortgage Rate on the Arden Loan is 6.74% per annum; however, after the related Anticipated Repayment Date, the Revised Rate on the Arden Loan will increase to the greater of (i) the then applicable United States Treasury rate, plus 5%, and (ii) the original Mortgage Rate, plus 5%, until the loan is repaid in full.

    The Arden Borrower is prohibited from voluntarily prepaying the Arden Loan prior to the related Anticipated Repayment Date. The Arden Borrower may defease the Arden Loan with United States Treasury obligations beginning two years from the Delivery Date.

    THE ARDEN PROPERTIES. The Arden Properties consist of 15 suburban office and seven R&D/industrial properties located in the Los Angeles and San Diego, California metropolitan areas. The combined total net rentable area of the Arden Properties is approximately 2,252,678 square feet. The current occupancy rate is 97%.

    The following table summarizes the Arden Properties' net rentable area ("NRA").

                           NET RENTABLE AREA OVERVIEW

                                                                                               SQUARE      % TOTAL
                                                                                               FOOTAGE       NRA
                                                                                             -----------  ----------
Office.....................................................................................    1,601,943       71.1%
R&D/Industrial.............................................................................      650,735       28.9%
                                                                                             -----------  ----------
Total Rentable Area........................................................................    2,252,678      100.0%

                          FIFTEEN LARGEST TENANTS (1)

                                                 MONTHS          RENTABLE                         TOTAL         % TOTAL
                                              REMAINING IN        SQUARE         AS % OF          ANNUAL         BASE
TENANT                                       LEASE TERM (2)        FEET         TOTAL NRA       BASE RENT        RENT
-----------------------------------------  -------------------  -----------  ---------------  --------------  -----------
Disney...................................              62            98,802           4.4%    $    2,240,832         6.7%
Aurora Biosciences.......................             124            81,204           3.6%         1,632,888         4.9%
Pacific South West Bank Lending..........             117           125,000           5.5%         1,627,500         4.9%
Cymer, Inc...............................             139           155,612           6.9%         1,610,580         4.8%
Foundation Health KalCorp................              64            71,946           3.2%         1,432,925         4.3%
University of Phoenix....................              67            72,771           3.2%         1,274,365         3.8%
Qualcomm.................................              58            69,386           3.1%         1,029,133         3.1%
SensorMedics Corp........................              79           119,966           5.3%           958,290         2.9%
Curtain Matheson Science.................               9            99,119           4.4%           872,173         2.6%
Sedgewick James..........................             110            37,818           1.7%           718,604         2.2%
State Farm...............................              45            24,182           1.1%           543,510         1.6%
Ahmanson Development.....................              21            23,820           1.1%           480,128         1.4%
Pacific Scientific Co....................              15            71,148           3.2%           473,682         1.4%
Aerotak, Inc.............................              52            25,335           1.1%           404,310         1.2%
Royal Mortgage/Conti.....................              21            24,319           1.1%           390,516         1.2%
                                                                -----------           ---     --------------         ---
Total/% of Portfolio.....................                         1,100,428          48.8%    $   15,689,435        47.0%

------------------------

(1) Certain tenants lease space in multiple properties

(2) Represents weighted average of remaining lease terms where multiple leases are involved.

                      AGGREGATE LEASE EXPIRATION SCHEDULE

                                                                                                      PERCENTAGE OF
                                                                                  SQUARE FOOTAGE OF   TOTAL LEASED
YEAR                                                                               EXPIRING LEASES     SQUARE FEET
--------------------------------------------------------------------------------  ------------------  -------------
1998............................................................................          130,356             5.8%
1999............................................................................          344,359            15.3%
2000............................................................................          168,566             7.5%
2001............................................................................          237,790            10.6%
2002............................................................................          263,782            11.7%
2003............................................................................          450,254            20.0%
2004............................................................................          176,506             7.8%
2005............................................................................           21,470             1.0%
2006............................................................................                0             0.0%
2007............................................................................           37,818             1.7%
2008............................................................................          206,204             9.2%
2009............................................................................                0             0.0%
2010+...........................................................................          155,612             6.9%
Vacant..........................................................................           59,961             2.7%
                                                                                  ------------------       ------
Total...........................................................................        2,252,678           100.0%

    PROPERTY MANAGEMENT. Arden is the largest publicly traded owner of office space in Southern California, measured in net rentable square feet owned. Arden manages more than 200 buildings, with a combined total of 16.5 million square feet. The Arden loan documents provide that the management agreement be terminated upon an event of default under the loan.

    VALUE. The Arden Loan has a Cut-off Date LTV Ratio of 51.4% based upon a Lehman Seller valuation of $264,595,517. Such value was established by applying a 8.94% cap rate to an assumed annual net operating income of $237,000,000.

    DSC RATIO. The Arden Loan has an Underwritten NCF DSCR of 2.19x (based on the current interest-only Monthly Payment).

    LOCK BOX. If, among other things, there occurs certain events of default under the Arden Loan, the loan has not been repaid in full by the Anticipated Repayment Date, or the debt service coverage for the preceding four consecutive accounting quarters falls below 1.50x (or 1.27x for any such four quarter period beginning on or after April 1, 2003), the Arden Borrower must establish a lockbox account controlled by the Servicer and instruct the tenants of the Arden Properties to make payment of all rents to such lockbox.

    RELEASES AND SUBSTITUTIONS. At any time following the commencement of the period during which the Arden Loan may be defeased, the Arden Borrower may obtain a release of the lien of the Arden Mortgage to the extent it encumbers one or more Arden Properties (a "Substituted Property") by substituting therefor one or more office properties acquired by the Arden Borrower (individually, a "Substitute Property" and collectively, the "Substitute Properties"), provided that (a) no such substitution may occur after the related Anticipated Repayment Date, (b) such substitution shall not be allowed more than two (2) times during the term of the Arden Loan, (c) not more than five (5) Arden Properties may be released from the lien of the Arden Mortgage during the term of the Arden Loan in connection any such substitution and (d) the following conditions, among others, have been satisfied:

    (i) after giving effect to the substitution, the debt service coverage ratio for the Arden Properties (including the Substitute Properties but excluding the Substituted Properties) is at least equal to the greater of
       (A) 2.22x (on or before April 16, 2003) or 1.81x (on or after April 17,
       2003), and (B) the debt service coverage ratio for the Arden Loan for all of the Arden Properties immediately preceding the substitution;

    (ii) the net operating income and debt service coverage ratio (for the twelve (12) month period immediately preceding the substitution) for the Substituted Property or Substitute Properties, as applicable (calculated in accordance with the related loan agreement based on release prices), is greater than 125% of the net operating income and debt service coverage ratio (for the twelve (12) month period immediately preceding the substitution) for the Substituted Property or Substituted Properties then being substituted; and

    (iii) the lender has received written confirmation from the Rating Agencies that no rating of the Certificates will be qualified, downgraded or withdrawn as a result of the substitution.

THE BOYKIN LOAN

    THE LOAN. The "Boykin Loan", was originated by the Lehman Seller, has a Cut-off Date Balance of $130,000,000, representing 5.07% of the Initial Pool Balance, and is secured by ten (10) first mortgages (collectively the "Boykin Mortgage") encumbering the fee simple interests in nine Doubletree flagged hotel properties and the leasehold interest in one Doubletree flagged hotel. The hotels are located in six Western and Midwestern states, with three in each of Washington and Oregon, and one in each of California, Nebraska, Idaho and Colorado (the "Boykin Properties"). The Boykin Loan was made to a special purpose entity (the "Boykin Borrower"), affiliated with Boykin Lodging Company ("Boykin Lodging"). As of June 1, 1998, Boykin Lodging controlled 30 hotels with over 8,400 rooms. Boykin Lodging is a publicly traded REIT on the New York Stock Exchange ("BOY").

    The Boykin Loan is an ARD Loan with an Anticipated Repayment Date of June 2, 2008 and a final maturity of June 2, 2023. Payments of interest only are due on the Boykin Loan for the first two years. The loan will amortize on a 25 year schedule for years 3 to 10. The fixed Mortgage Rate on the Boykin Loan is 6.90% per annum; however, after the related Anticipated Repayment Date, the Revised Rate on the Boykin Loan will increase to the greater of (i) the then applicable Treasury Rate, plus 5%, and (ii) the original Mortgage Rate, plus 5%, until the loan is repaid in full.

    The Boykin Borrower is prohibited from voluntarily prepaying the Boykin Loan until the Anticipated Repayment Date. After the earlier to occur of 3 years from the closing of the loan or 2 years from Delivery Date (the "Defeasance Period"), but prior to the Anticipated Repayment Date, Boykin Properties may be released from the lien of the Boykin Mortgage subject to United States Treasury defeasance of the applicable release price of the property or properties to be released. The release prices are 125% of the allocated loan amount for all the Boykin Properties except the Omaha property, for which it is 160%.

    THE PROPERTIES. The Boykin Properties are controlled by Boykin Lodging. The Boykin Properties consist of 10 hotels described in the table below. The hotels are operated under the Doubletree brand name, and range in size from 208 to 476 rooms. Each of the hotels is leased to Westboy, LLC ("Westboy"), pursuant to an operating lease, which operating lease is subordinate to the Boykin Loan. Westboy is a special purpose entity whose sole member is Boykin Management Company Limited

Liability Company ("BMC"). The members of BMC are The Boykin Group, Inc. and Purchasing Concepts, Inc. (see management below).

                                                               NO. OF      YR. BUILT/       AVG.
HOTEL                                      LOCATION             ROOMS       RENOVATED       OCCUP        ADR       REVPAR
---------------------------------  ------------------------  -----------  -------------  -----------  ---------  -----------
Portland Lloyd Center............  Portland, OR                     476          1995          71.1%  $   98.37   $   69.90
Sacramento.......................  Sacramento, CA                   448          1995          74.0       87.62       64.84
Omaha Downtown...................  Omaha, NE                        413          1993          75.5       73.52       55.53
Boise Riverside..................  Boise, ID                        304          1995          69.4       83.35       57.83
Colorado Springs.................  Colorado Springs, CO             299          1996          76.2       86.38       65.79
Spokane Valley...................  Spokane, WA                      237          1996          54.3       67.95       36.91
Portland Downtown................  Portland, OR                     235          1995          71.1       98.37       69.90
Eugene/Springfield...............  Eugene, OR                       234          1995          64.8       57.31       37.15
Bellevue Center..................  Bellevue, WA                     208          1997          74.5       94.37       70.30
Yakima Valley....................  Yakima, WA                       208          1996          57.4       67.49       38.94
                                                                  -----                         ---   ---------  -----------
Total/Weighted Avg:..............                                 3,062                        70.0       84.27       58.95


HOTEL                                  VALUE
---------------------------------  -------------
Portland Lloyd Center............  $  69,000,000
Sacramento.......................     50,000,000
Omaha Downtown...................     21,000,000
Boise Riverside..................     27,000,000
Colorado Springs.................     35,200,000
Spokane Valley...................     11,000,000
Portland Downtown................     24,900,000
Eugene/Springfield...............     10,500,000
Bellevue Center..................     19,500,000
Yakima Valley....................      8,500,000
                                   -------------
Total/Weighted Avg:..............    276,600,000

    Note: All Hotels are operated under the Doubletree flag.

    LOCKBOX. Upon the expiration or termination of the property management agreement or the completion of a foreclosure, the Boykin Borrower must establish a lockbox account controlled by the Servicer and cause the deposit of all hotel income from the Boykin Properties to be deposited in such lockbox.

    PROPERTY MANAGEMENT. The Boykin Properties are all subject to a long term management agreement with Red Lion Hotels, Inc., a wholly-owned subsidiary of Doubletree Hotels, which expires pursuant to its terms on April 5, 2012. The agreement is not terminable by Westboy except in the event of a default by the manager. The base management fee is 3% of gross revenue. The management fee structure also provides for incentive payments to Red Lion Hotels, if certain base levels of operating cash flow are achieved. The management agreement is terminable by the lender upon completion of foreclosure or upon an event of default under the property management agreement.

    VALUE. The Boykin Loan has a Cut-off Date LTV of 47.0% based upon the appraised value of the Boykin Properties of $276,600,000.

    DSC RATIO. The Underwritten NCF DSCR of the Boykin Loan is 2.30x (based on the amortizing Monthly Payment).

    ADDITIONAL INDEBTEDNESS. No subordinate financing is permitted on any of the Boykin Properties nor is the pledge of interests in the Boykin Borrower permitted.

    TRANSFER OF OWNERSHIP INTERESTS. The Boykin Mortgage prohibits the transfer of the interests in the Boykin Properties or in the Boykin Borrower without the consent of lender under the Boykin Loan, except in connection with a release of a hotel property in connection with (1) the defeasance of the Boykin Loan or (2) a substitution of the hotel properties in accordance with the Boykin Loan documents, where each of such releases are conditioned upon written confirmation by the Rating Agencies of no downgrade, withdrawal or qualification of the ratings of the Certificates. Lender has the right to condition its consent to transfers requested by Borrower upon the approval by the rating agencies of the proposed transferee.

    RELEASES AND SUBSTITUTIONS. Provided no event of default has occurred, prior to the Anticipated Repayment Date, the Boykin Borrower shall have the right to obtain a release of one or more of the Boykin Properties (up to a maximum of five) from the lien of the Boykin Mortgage upon the substitution of another hotel property of comparable type and quality provided certain terms and conditions are satisfied, including, without limitation, (1) loan-to-value after giving effect to the substitution must not be greater than the lesser (x) the loan-to-value at origination and (y) the loan-to-value immediately preceding the release and substitution, (2) debt service coverage, after giving effect to the release and substitution, must be greater or equal to the greater of (x) debt service coverage at origination, and (y) debt service coverage for the 12-month period preceding the second month preceding the release and substitution and (3) the aggregate allocated loan amounts applicable to all of the Boykin Properties subject to a substitution release shall not exceed $39,000,000. Prior to the Defeasance Period only the Eugene/Springfield, Bellevue Center, Spokane Valley and Yakima Valley hotels (collectively, the "Washington/Oregon Hotels") shall be eligible for substitution and after the Defeasance Period any of the Boykin Properties may be eligible for substitution. Notwithstanding anything to the contrary in the Boykin Loan documents, in the event that the Boykin Borrower is unable to deliver a substitute hotel property simultaneously with a substitution release, and the substitution release occurs after the Defeasance Period, the Boykin Borrower may still release one or more of the Washington/Oregon Hotels upon the satisfaction of certain conditions, including, without limitation, (A) the deposit by the Boykin Borrower of funds in an eligible escrow account held by the lender in an amount sufficient to purchase defeasance collateral sufficient to defease a portion of the related Mortgage Note equal to the applicable release price and (B) the delivery by the Boykin Borrower at the time of the substitution release and the establishment of the escrow account of written confirmation from the Rating Agencies that the substitution release and the establishment of the escrow account shall not result in a withdrawal, downgrade or qualification of the ratings of the Certificates. If the Boykin Borrower does not deliver a substitute property within six months of the substitution release and establishment of the escrow account, the Boykin Borrower shall immediately defease an amount equal to applicable release price and the funds in the escrow account shall be used to purchase defeasance collateral.

THE SOUTH TOWNE LOAN

    The "South Towne Loan", was originated by the Lehman Seller, has a Cut-off Date Balance of $64,000,000, representing 2.50% of the Initial Pool Balance, and is secured by a blanket first mortgage (the "South Towne Mortgage") encumbering the fee simple interest of Macerich South Towne Limited Partnership ("South Towne") in South Towne Center and the fee simple interest of Macerich ST Marketplace Limited Partnership ("Marketplace"; and together with South Towne, the "South Towne Borrower") in South Towne Marketplace. South Towne Center is a two level, 940,943 square foot regional mall, and South Towne Marketplace is an adjacent 305,000 square foot power center (together with the outparcels, the "South Towne Property"). The South Towne Property is located in Sandy, Utah, a suburb of Salt Lake City. Each of Marketplace and South Towne is a special purpose entity, controlled by The Macerich Company ("Macerich"). As of June 2, 1998, Macerich controlled 40 regional malls and 4 community centers with approximately 35 million square feet of space. Macerich is a publicly traded REIT on the New York Stock Exchange ("MAC").

    The South Towne Loan is an ARD Loan with an Anticipated Repayment Date of August 10, 2008 and a final maturity of August 10, 2033. Payments of interest only are due on the South Towne Loan until its Anticipated Repayment Date. The fixed Mortgage Rate on the South Towne Loan is 6.61% per annum; however, after the related Anticipated Repayment Date, the Revised Rate on the South Towne Loan will equal the greater of (i) the then applicable United States Treasury Rate, plus 3%, and (ii) the original Mortgage Rate, plus 3%, until the loan is repaid in full.

    The South Towne Borrower is prohibited from voluntarily prepaying the South Towne Loan prior to the related Anticipated Repayment Date. The South Towne Borrower may defease the South Towne Loan with United States Treasury obligations beginning two years from the Delivery Date. In addition, the South Towne Borrower may partially defease the South Towne Loan and cause the release of South Towne Marketplace with a United States Treasury defeasance, based upon $15,200,000, which is 125% of the allocated loan amount relating to such property.

    THE PROPERTY. South Towne Center is a two level, 940,943 square foot regional mall, and South Towne Marketplace is an adjacent 305,000 square foot power center. Both are located in Sandy, Utah, a suburb of Salt Lake City. The property site covers 146 acres and includes 6,594 parking spaces. South

Towne Center was originally built in 1986 and has received numerous expansions and upgrades, including a significant expansion in 1997. This recent expansion included the addition of the largest Dillard's in Utah. The South Towne Marketplace was built in 1996.

    South Towne Center has four anchor tenants, JC Penney, Mervyn's, ZCMI and Dillard's. These four anchor tenants occupy 597,000 square feet, or 48.2% of the gross leaseable area of the South Towne Center. Included in such 597,000 square feet is 297,000 square feet of gross leaseable area that is owned and occupied by Mervyn's and Dillard's, which are not collateral for the loan. South Towne Marketplace consists of 305,000 square feet of gross leaseable area. Eight outparcels, which house a movie theatre, several restaurants and one freestanding store are also collateral for the South Towne Loan. South Towne Center and Marketplace, together with the eight outparcels comprise approximately 1,238,000 square feet of gross leaseable area, including the 297,000 square feet that are not collateral for this loan.

    The following table summarizes the breakdown of gross leaseable area
("GLA").

                       SOUTH TOWNE PROPERTY GLA OVERVIEW

                                                                                               SQUARE       % TOTAL
                                                                                               FOOTAGE        GLA
                                                                                             -----------  -----------
Dillard's*.................................................................................      212,223        17.1%
ZCMI.......................................................................................      200,000        16.2%
JC Penney..................................................................................      100,237         8.1%
Mervyn's*..................................................................................       84,392         6.8%
                                                                                             -----------       -----
Subtotal...................................................................................      596,852        48.2%

In-line Mall Space.........................................................................      253,997        20.5%
Outparcels.................................................................................       81,944         6.6%
                                                                                             -----------       -----
South Towne Center GLA.....................................................................      932,793        75.4%

South Towne Marketplace....................................................................      304,775        24.6%
                                                                                             -----------       -----
Total Retail GLA...........................................................................    1,237,568       100.0%

Note: Total Mortgaged GLA..................................................................      940,943

------------------------

*Not part of the Mortgaged Property.

              TEN LARGEST MALL STORE TENANTS (SOUTH TOWNE CENTER)

                                                                                                      DATE OF
TENANT                                                                              SQUARE FEET   LEASE EXPIRATION
---------------------------------------------------------------------------------  -------------  ----------------
Gap/Gap Kids.....................................................................       10,950         1/2008
Lerner New York..................................................................        9,857         9/2004
Express/Bath & Body Works........................................................        8,501         4/2007
Eddie Bauer......................................................................        6,436         1/2008
Famous Footwear..................................................................        5,525         6/2005
Camelot Music....................................................................        5,393         1/2005
Lane Bryant......................................................................        5,354       Mo. To Mo.
Athletic Fitters.................................................................        5,341        12/2007
B. Dalton........................................................................        5,245         1/2001
Victoria's Secret................................................................        4,912         4/2007
                                                                                   -------------
Total............................................................................       67,514

                          OUTPARCEL STORE TENANTS (1)

                                                                                                      DATE OF
TENANT                                                                              SQUARE FEET   LEASE EXPIRATION
---------------------------------------------------------------------------------  -------------  ----------------
Cineplex Odeon...................................................................       35,826          12/2010
HomeTown Buffet..................................................................       10,200           6/2009
Pier 1...........................................................................       10,011           2/2001
Bennett's BBQ....................................................................        6,600           3/2007
TGI Friday.......................................................................        6,200           4/2015
Village Inn......................................................................        5,377           3/2007
Chili's..........................................................................        5,230           1/2011
Schlotsky's Deli.................................................................        2,500          10/2010
                                                                                   -------------
Total............................................................................       81,944

------------------------

(1) With the exception of Pier 1, all outparcel tenants are on ground leases

                            SOUTH TOWNE MARKETPLACE

                                                                                                     DATE OF
TENANT                                                                             SQUARE FEET   LEASE EXPIRATION
---------------------------------------------------------------------------------  ------------  ----------------
Target (1).......................................................................      179,945         10/2016
Gart Sports......................................................................       44,160          1/2012
Linens N'Things..................................................................       33,020          1/2012
Barnes & Noble...................................................................       26,640          9/2011
Old Navy.........................................................................       14,460          7/2006
Black Angus......................................................................        6,550         12/2016
                                                                                   ------------
Total............................................................................      304,775

------------------------

(1) Target is on a ground lease

                 LEASE EXPIRATION SCHEDULE (SOUTH TOWNE CENTER)
                IN-LINE AND OUTPARCEL LEASE EXPIRATION SCHEDULE

                                                                                 NUMBER
YEAR                                                                            OF LEASES     EXPIRING SF     % TOTAL SF
---------------------------------------------------------------------------  ---------------  ------------  ---------------
1998.......................................................................             4           7,172            0.8%
1999.......................................................................             9           8,619            0.9%
2000.......................................................................             3           4,011            0.4%
2001.......................................................................             8          25,130            2.7%
2002.......................................................................            13          20,442            2.2%
2003.......................................................................             6           9,481            1.0%
2004.......................................................................            16          34,646            3.7%
2005.......................................................................             8          23,560            2.5%
2006.......................................................................            10          16,826            1.8%
2007.......................................................................            14          49,459            5.3%
2008.......................................................................            13          50,119            5.4%

5 Year Average Rollover....................................................                        13,075
7 Year Average Rollover....................................................                        15,643

    VALUE. The South Towne Loan has a Cut-off Date LTV Ratio of 61.1% based upon a Lehman Seller valuation of $105.5 million. Such value was determined by applying 8.75% cap rate on a Lehman Seller assumed annual net operating income.

    DSC RATIO.  The South Towne Loan has a Underwritten NCF DSCR of 2.05x.

    LOCK BOX. If, among other things, there occur certain events of default under the South Towne Loan, the South Towne Loan has not been repaid in full on or before the Anticipated Repayment Date, or the debt service coverage ratio for the immediately preceding twelve month period falls below 1.50x, the South Towne Borrower must establish a lockbox account to be controlled by the Servicer and instruct the tenants of the South Towne Property to make payment of all rents to such account.

    PROPERTY MANAGEMENT. Macerich now manages 40 malls with over 35 million square feet. The company has been a publicly traded REIT since 1994. The South Towne loan documents provide that the management agreement may be terminated upon an event of default under the loan.

THE GROVE LOAN

    The "Grove Loan" was originated by the Lehman Seller, has a Cut-off Date Balance of $63,000,000, which represents 2.50% of the Initial Pool Balance, is secured by a first mortgage (the "Grove Mortgage") encumbering the related borrower's fee simple interest on each of 17 multifamily properties (the "Grove Properties") containing 1,950 apartments. The Grove Properties are located in Southern New England. The Grove Loan was made to special purpose entities (the "Grove Borrowers"), affiliated with Grove Property Trust ("Grove"). As of June 1, 1998, Grove controlled 39 apartment communities with over 4,100 units. Grove is a publicly traded REIT on the American Stock Exchange ("GVE").

    The Grove Loan is an ARD Loan with an Anticipated Repayment Date of June 1, 2008 and a final maturity of June 1, 2033. Payments of interest only are due on the Grove Loan until the related Anticipated Repayment Date. The fixed Mortgage Rate on the Grove Loan is 6.59% per annum; however, after the related Anticipated Repayment Date, the Revised Rate on the Grove Loan will equal the greater of (i) the then applicable United States Treasury rate, plus 5%, and
(ii) the original Mortgage Rate, plus 5%, until the loan is repaid in full.

    The Grove Property Trust Borrower is prohibited from voluntarily prepaying the Grove Loan prior to the related Anticipated Repayment Date. After the second anniversary of the Delivery Date, release of Grove Properties is permitted with a 125% release premium and United States Treasury defeasance.

    THE PROPERTIES. The Grove Properties are controlled by Grove Property Trust. The Grove Properties consists of 17 multifamily properties described in the table below.

                                                                                                             CURRENT
                                                                                  NO. OF     YEAR BUILT/    ECONOMIC
PROPERTY                                               LOCATION                    UNITS      RENOVATED     OCCUPANCY
--------------------------------------  --------------------------------------  -----------  -----------  -------------
Four Winds............................  Fall River, MA                                 168      1987/94          95.7%
Brooksyde.............................  West Hartford, CT                               80      1949/97          97.5
River's Bend (1)......................  Windsor, CT                                    355      1972/96          97.0
Summit & Birch Hill...................  Farmington, CT                                 185         1967          95.1
Colonial Village......................  Plainville, CT                                 104         1968          93.1
Royale................................  Cranston, RI                                    76         1971          96.1
Fox Hill..............................  Enfield, CT                                    168         1974          92.5
Bradford Commons......................  Newington, CT                                   65         1964          92.0
Burgundy Studio.......................  Middletown, CT                                 102         1973          97.0
Fox Hill Commons......................  Vernon, CT                                      74         1968          94.4
Loomis Manor..........................  West Hartford, CT                               43         1948         100.0
Woodbridge............................  Newington, CT                                   73         1968          93.5
Security Manor........................  Westfield, MA                                   63         1979          98.1
Van Deene Manor.......................  West Springfied, MA                            111         1970          97.1
Avon Place Condominiums (2)...........  Avon, CT                                       147         1973          98.8
Coachlight Village....................  Agawam, MA                                      88         1966          98.9
Dean Estates..........................  Cranston, RI                                    48         1976          95.9
                                                                                     -----                      -----
Total/Weighted Avg:                                                                  1,950                       96.0
                                                                                     -----                      -----
                                                                                     -----                      -----

------------------------

(1) Part of a 432 unit condominium development

(2) Part of a 188 unit condominium development

    PROPERTY MANAGEMENT. The Grove Properties are managed by directly by the Grove L.P. Grove and its affiliates own and manage 39 apartment communities comprising over 4,100 units and 125,000 square feet of retail space.

    VALUE. The Grove Loan has a Cut-off Date LTV Ratio of 62.4% based upon the appraised value of the Properties of $100,900,000.

    DSC RATIO.  The Debt Service Coverage Ratio of the Grove Loan is 2.11x.

    LOCK BOX. If there occurs an event of default under the Grove Loan, if the loan has not been repaid in full by the Anticipated Repayment Date, or if the debt service coverage for the Grove Loan falls below 1.20x, the Grove Borrowers may be required to establish a lockbox account controlled by the Servicer and instruct the tenants of the Grove Properties to make payment of all rents to such lockbox.

    RELEASES AND SUBSTITUTIONS. A Grove Borrower may obtain a release of the lien of the related Grove Mortgage encumbering an individual Grove Property (a "Substituted Property") by substituting therefor another multifamily property acquired by such borrower (individually, a "Substitute Property" and collectively, the "Substitute Property"), provided that: (a) no such substitution may occur after the related Anticipated Repayment Date; (b) the allocated loan amounts of any proposed Substituted Property when added to the allocated loan amounts of all prior Substituted Property do not exceed one-third of the outstanding principal amount of the Grove Loan; and (c) the following conditions, among others, have been satisfied:

    (i) After giving effect to the substitution, (A) the Grove Borrowers' debt service coverage ratio for the prior twelve (12) month period for all of the Grove Properties (including the Substitute Property but excluding the Substituted Property) is not less than the greater of the Grove

       Borrowers' debt service coverage ratio for such period for all of the Grove Properties (including the Substituted Property but excluding the Substitute Property) as of the origination date and as of the date immediately preceding the substitution; and (B) the Grove Borrowers' loan-to-value ratio for all of the Grove Properties (including the Substitute Property but excluding the Substituted Property) is not more than the lesser of the loan-to-value ratio for all of the Grove Properties (including the Substituted Property but excluding the Substitute Property) as of the origination date and as of the date immediately preceding the substitution.

    (ii) The net operating income and debt service coverage ratio (for the twelve (12) month period immediately preceding the substitution) for the Substitute Property is equal to or greater than the net operating income and debt service coverage ratio (for the twelve (12) month period immediately preceding the substitution) for the related Substituted Property; and

    (iii) Lender shall have received evidence in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such substitution for the Certificates that are then outstanding.

THE MORTGAGE LOAN SELLERS

    GMACCM. GMACCM, a corporation organized under the laws of the State of California and an affiliate of the Depositor, is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622.

    LEHMAN SELLER. The Lehman Seller is an affiliate of Lehman Brothers Inc., one of the Underwriters. The principal offices of the Lehman Seller are located at 3 World Financial Center, New York, New York 10285. Its telephone number is
(212) 526-7000.

    The information set forth herein concerning the Mortgage Loan Sellers and the underwriting conducted by each with respect to the Mortgage Loan has been provided by the respective Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

CERTAIN UNDERWRITING MATTERS

    ENVIRONMENTAL ASSESSMENTS. All but ten (10) of the Mortgaged Properties (which ten (10) Mortgaged Properties secure Credit Lease Loans representing 1.82% of the Initial Pool Balance), were subject to a Phase I environmental site assessment (or an update of a previously conducted assessment), and in the case of certain Mortgage Loans, a Phase II environmental site assessment, which was performed on behalf of the related Mortgage Loan Seller, or as to which the related report was delivered to the related Mortgage Loan Seller in connection with its origination or acquisition of the related Mortgage Loan. With respect to all but five (5) of the Mortgage Loans (which five (5) represent 8.20% of the Initial Pool Balance), such environmental assessments or updates thereof were conducted within the 12-month period prior to the Cut-off Date for such Mortgage Loan. No such environmental assessment revealed any material adverse environmental condition or circumstance with respect to any Mortgaged Property, except for: (i) those cases where such conditions were remediated or abated or a use restriction was imposed prior to the Delivery Date; (ii) those cases in which an operations and maintenance plan or periodic monitoring of such Mortgaged Property or nearby properties was recommended; (iii) those cases involving a leaking underground storage tank or groundwater contamination at a nearby property, which condition had not yet materially affected such Mortgaged Property and as to which a responsible party has either been identified under applicable law or was then conducting remediation of the related condition; (iv) those cases in which groundwater, soil or other contamination was identified or suspected, and an escrow reserve, indemnity or other collateral was provided to cover the estimated costs of continued monitoring, investigation, testing or remediation; (v) those cases involving radon; and

(vi) those cases where the related borrower has agreed to seek a "case closed" status for the issue from the applicable governmental agency.

    The information contained herein is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Underwriters, or any of their respective affiliates.

    PROPERTY CONDITION ASSESSMENTS. Inspections (or updates of previously conducted inspections) of substantially all of the Mortgaged Properties were conducted by independent licensed engineers and/or architects on behalf of the related Mortgage Loan Seller. Substantially all of such inspections were conducted within the 12-month period prior to the Cut-off Date for the related Mortgage Loan. Any Mortgaged Property that was not subject to an engineering inspection on behalf of the related Mortgage Loan Seller was inspected by representatives or another designee of the related Mortgage Loan Seller. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. In some (but not all) instances, cash reserves were established to fund such deferred maintenance and/or replacement items.

    APPRAISALS AND MARKET ANALYSIS. With the exception of the Arden Loan and the South Towne Loan, an appraisal for each Mortgaged Property was performed (or an existing appraisal updated) on behalf of the related Mortgage Loan Seller. The Mortgaged Properties securing the Arden Loan and the South Towne Loan were valued by the Lehman Seller. See "--The Arden Loan" and "--The South Towne Loan" herein. With respect to all but five (5) of the Mortgage Properties (which five
(5) secure Mortgage Loans which represent 1.47% of the Initial Pool Balance), such appraisals or market analyses (or updates) were performed for the related Mortgage Loan during the 12-month period prior to the Cut-off Date. See "Annex A" herein. Substantially all of such appraisals were conducted by an independent appraiser that is state certified and/or designated as a Member of the Appraisal Institute ("MAI"), in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of a set of related Cross-Collateralized Mortgage Loans, the aggregate original principal balance of such set). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. All of the Lehman Mortgage Loans except the Arden Loan and the South Towne Loan and, in general, the GMACCM Mortgage Loans conformed to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989. See "Risk Factors--The Mortgage Pool--Limitations of Appraisals" herein.

    HAZARD, LIABILITY AND OTHER INSURANCE. The Mortgage Loans require that either: (i) in most cases, the Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation; or (ii) in certain cases, the Mortgaged Property be insured by hazard insurance in such other amounts as was required by the related originators. In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property, except in certain cases where self insurance was permitted. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

    Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

    Each Mortgage generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.

    In general, the Mortgaged Properties are not insured for earthquake risk. With respect to Mortgaged Properties located in California, the related Mortgage Loan Seller generally conducted seismic studies to assess the "probable maximum loss" for the related Mortgaged Properties. In certain circumstances, the related borrower was required to obtain earthquake insurance covering the Mortgaged Properties. Certain of such Mortgaged Properties may be insured in amounts less than the outstanding principal balances of such Mortgage Loans.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

    On or prior to the Delivery Date, each of the Mortgage Loans will be assigned, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with the foregoing, generally each Mortgage Loan Seller is required in accordance with, and subject to the terms of, the related Mortgage Loan Purchase Agreement to deliver or cause to be delivered the following documents, among others, with respect to each Mortgage Loan so assigned by it, to the Depositor or its custodial agent (who will deliver such documents to the Trustee) or, at the direction of the Depositor, directly to the
Trustee: (a) the original Mortgage Note, endorsed (without recourse) in blank or to the order of the Trustee; (b) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (c) the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the related Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office); (d) an assignment of each related Mortgage in blank or in favor of the Trustee, in recordable form; (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the related Mortgage) in blank or in favor of the Trustee, in recordable form; (f) any UCC financing statements and original assignments thereof to the Trustee; (g) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage
Loan); and (h) when relevant, the related ground lease or a copy thereof.

    The Trustee will be required to review the documents delivered by the related Mortgage Loan Seller and/or Depositor with respect to each Mortgage Loan within 60 days following the Delivery Date, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any other time that any of the above-described documents was not delivered with respect to any Mortgage

Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related Mortgage Loan or the interests of Certificateholders therein, and if the related Mortgage Loan Seller cannot deliver the document or cure the defect within a period of 90 days following its receipt of notice of such omission or defect, then the related Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90-day period at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with any accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase and any related unreimbursed Servicing Advances (as defined herein).

    In lieu of affecting any such repurchase in the manner set forth above, a Mortgage Loan Seller is also permitted to substitute a new mortgage loan (a "Replacement Mortgage Loan") for the affected Mortgage Loan (any Mortgage Loan repurchased or substituted, a "Deleted Mortgage Loan"). To qualify as a Replacement Mortgage Loan, the Replacement Mortgage Loan must have certain financial terms substantially similar to the Deleted Mortgage Loan and meet a number of specific requirements. In particular, the Replacement Mortgage Loan must (i) have a Stated Principal Balance (as defined herein) of not more than the Stated Principal Balance of the Deleted Mortgage Loan, (ii) accrue interest at a rate of interest at least equal to that of the Deleted Mortgage Loan, (iii) be a fixed-rate Mortgage Loan, and (iv) have a remaining term to stated maturity or Anticipated Repayment Date, in the case of an ARD Loan of not greater than, and not more than two years less than, the Deleted Mortgage Loan (any mortgage loan meeting such qualifications, a "Qualifying Substitute Mortgage Loan"). In addition, the Replacement Mortgage Loan must be a "qualified replacement mortgage" within the meaning of 860G(a)(4) of the Code. Finally, the Mortgage Loan Seller must deposit in the Distribution Account an amount, if any, by which the Purchase Price of the Deleted Mortgage Loan exceeds the initial Stated Principal Balance of the Replacement Mortgage Loan (the "Substitution Shortfall Amount").

    The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any failure on the part of a Mortgage Loan Seller to deliver any of the above-described documents with respect to any of its Mortgage Loans or for any defect in any such document; and none of the Depositor, either of the other Mortgage Loan Sellers or any other person or entity will be obligated to repurchase the affected Mortgage Loan if the related Mortgage Loan Seller defaults on its obligation to do so.

    Within 45 days following the Delivery Date, the Trustee, at the expense of the related Mortgage Loan Seller, will cause the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the fourth preceding paragraph to be completed in the name of the Trustee (if delivered in blank) and submitted for recording in the real property records of the appropriate jurisdictions.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

    In each Mortgage Loan Purchase Agreement, subject to certain exceptions, the related Mortgage Loan Seller has represented and warranted with respect to each of its Mortgage Loans, as of the Delivery Date, or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

         (i) Immediately prior to the transfer thereof to the Depositor, such Mortgage Loan Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a subservicer to primary service such Mortgage Loan).

        (ii) Such Mortgage Loan Seller has full right and authority to sell, assign and transfer such Mortgage Loan.

        (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan schedule attached to the related Mortgage Loan Purchase Agreement was true and correct in all material respects as of the Cut-off Date for such Mortgage Loan.

        (iv) Such Mortgage Loan was not, as of the Cut-off Date for such Mortgage Loan, 30 days or more delinquent in respect of any Monthly Payment required thereunder, without giving effect to any applicable grace period.

        (v) The lien of the related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan). "Permitted Encumbrances" include (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, and (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan. The Permitted Encumbrances referred to above do not materially interfere with the security intended to be provided by the related Mortgage, the current use or operation of the related Mortgaged Property, or the current ability of such Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

        (vi) Such Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

       (vii) There is no valid offset, defense or counterclaim to such Mortgage Loan.

       (viii) The related Mortgaged Property is, to the knowledge of such Mortgage Loan Seller, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan and such Mortgage Loan Seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the related Mortgaged Property.

        (ix) At origination, such Mortgage Loan complied with all applicable usury laws.

        (x) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

        (xi) The Mortgage Note and Mortgage for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

       (xii) Other than in the case of certain Credit Lease Loans as to which self insurance is permitted under the related Mortgage Loan documents, all improvements upon the related Mortgaged Property are insured against loss by hazards of extended coverage in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding balance of such Mortgage Loan and 100% of the full replacement cost of the improvements located on such Mortgaged Property and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance provisions and does not permit reduction in insurance proceeds for depreciation.

       (xiii) The related Mortgaged Property was subject to one or more environmental site assessments (or an update of a previously conducted assessment), which was performed on behalf of such Mortgage Loan Seller, or as to which the related report was delivered to such Mortgage Loan Seller in connection with its origination or acquisition of such Mortgage Loan; and such Mortgage Loan Seller, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s).

       (xiv) Such Mortgage Loan is not cross-collateralized with a mortgage loan other than another Mortgage Loan.

       (xv) All escrow deposits relating to such Mortgage Loan that were required to be deposited with the mortgagee or its agent under the terms of the related loan documents, have been so deposited.

       (xvi) As of the date of origination of such Mortgage Loan and, to the actual knowledge of such Mortgage Loan Seller, as of the Delivery Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage, except those which are insured against by the title policy referred to in (v) above.

      (xviii) No holder of the Mortgage Loan has, to the Mortgage Loan Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

       (xix) To such Mortgage Loan Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by such Mortgage Loan Seller, as of the date of origination of such Mortgage Loan, the related Mortgagor or operator was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated.

       (xx) The related Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (xi) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

       (xxi) In connection with the origination or acquisition of such Mortgage Loan, such Mortgage Loan Seller has inspected or caused to be inspected the Mortgaged Property.

      (xxii) Such Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of such Mortgage Loan, the related Mortgaged Property is directly or indirectly transferred or sold.

      (xxiii) Except for Lehman Mortgage Loans each of which represents less than 2.0% of the Initial Pool Balance, the related Mortgagor is an entity, other than an individual, whose organizational documents or the related Mortgage Loan documents provide substantially to the effect that such
    Mortgagor: (A) is formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loan, (B) may not engage in any business unrelated to such Mortgaged Property, (C) does not have any assets other than those related to its interest in and operation of such Mortgage Property, (D) may not incur indebtedness other than as permitted by the related Mortgage or other Mortgage Loan documents, (E) has its own books and records separate and apart from any other person, and (F) holds itself out as a legal entity, separate and apart from any other person.

    If it is found that there exists a material breach of any of the foregoing representations and warranties of any of the Mortgage Loan Sellers with respect to any of its Mortgage Loans, and if such

Mortgage Loan Seller cannot cure such breach within a period of 90 days following its receipt of notice of such breach, then such Mortgage Loan Seller will be obligated pursuant to the related Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such 90 day period at the applicable Purchase Price or substitute a Replacement Mortgage Loan for the affected Mortgage Loan and pay any Substitution Shortfall Amount.

    The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of a Mortgage Loan Seller's representations and warranties regarding any of its Mortgage Loans. As to any Mortgage Loan, the related Mortgage Loan Seller will be the sole Warranting Party; and none of the Depositor, the other Mortgage Loan Seller or any other person or entity will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the related Mortgage Loan Seller's representations and warranties if the related Mortgage Loan Seller defaults on its obligation to do so. See "The Pooling and Servicing Agreements--Representations and Warranties; Repurchases" in the Prospectus.

POOL CHARACTERISTICS; CHANGES IN MORTGAGE ASSET POOL

    The description in this Prospectus Supplement of the Mortgage Asset Pool and the Mortgaged Properties is based upon the Mortgage Loans that constitute the Mortgage Asset Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date for each such Mortgage Loan. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Asset Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Asset Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Asset Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Asset Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Asset Pool may vary.

    A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Asset Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

    The Servicer will be responsible for the servicing and administration of all the Mortgage Loans; however, the holder or holders of Certificates evidencing a majority interest in the Controlling Class (as defined herein) will be entitled to terminate substantially all the rights and duties of the Servicer in respect of Specially Serviced Mortgage Loans (as defined herein) and REO Properties and to appoint a replacement to perform such duties under substantially the same terms and conditions as applicable to the Servicer. See "--Termination of the Servicer with Respect to Specially Serviced Mortgage Loans and REO Properties" below. The Servicer, either directly or through Sub-Servicers, will be required to service and administer the Mortgage Loans in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in the same manner as is normal and usual in its general mortgage servicing and REO property management activities with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement. Such requirements are herein referred to as the "Servicing Standard."

    A "Specially Serviced Mortgage Loan" is any Mortgage Loan as to which any of the following events (each, a "Special Servicing Event") has occurred: (i) the related borrower has failed to make when due any Balloon Payment, which failure has continued unremedied for 30 days; (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure continues unremedied for 60 days; (iii) the Servicer has determined in its good faith and reasonable judgment, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days); (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and (viii) the Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property or Properties.

    A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan") at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Special Servicing Event then exists):

    (a) with respect to the circumstances described in clauses (i) and (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Servicer);

    (b) with respect to the circumstances described in clauses (iii), (v), (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Servicer;

    (c) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

    (d) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

    The Servicer will be required to service and administer the respective groups of related Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Special Servicing Events in respect of each other Mortgage Loan that is cross-collateralized with it, are remediated or otherwise addressed as contemplated above.

    Set forth below, following the subsection captioned "--The Servicer," is a description of certain pertinent provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "The Pooling and Servicing Agreements" for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement as they relate to the rights and obligations of the Servicer thereunder. The Servicer constitutes a "Master Servicer" and a "Special Servicer" for purposes of the Prospectus. However, information set forth in the Prospectus should be read taking account of all supplemental information contained herein.

THE SERVICER

    GMACCM will be the Servicer with respect to the Mortgage Asset Pool. As of June 30, 1998, the Servicer had a total commercial and multifamily mortgage loan servicing portfolio of approximately $46 billion. See "Description of the Mortgage Asset Pool--The Mortgage Loan Sellers--GMACCM" herein and "GMAC Commercial Mortgage Corporation" in the Prospectus.

TERMINATION OF THE SERVICER WITH RESPECT TO SPECIALLY SERVICED MORTGAGE LOANS
  AND REO PROPERTIES

    The holder or holders of Certificates entitled to more than 50% of the voting rights allocated to the Controlling Class (as defined below) may at any time terminate substantially all of the rights and duties of the Servicer in respect of Specially Serviced Mortgage Loans and REO Properties and appoint a replacement (a "Replacement Special Servicer") to perform such duties under substantially the same terms and conditions as applicable to the Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement shall become the Replacement Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Replacement Special Servicer under the Pooling and Servicing Agreement, none of the then-current ratings of the outstanding Classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof;
(ii) a written acceptance of all obligations of a Replacement Special Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as Replacement Special Servicer is in compliance with the Pooling and Servicing Agreement, that the designated replacement will be bound by the terms of the Pooling and Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The Servicer shall be deemed to have resigned from its duties in respect of Specially Serviced Mortgage Loans and REO Properties simultaneously with such designated replacement's becoming the Replacement Special Servicer under the Pooling and Servicing Agreement. Any Replacement Special Servicer may be similarly so replaced by the holder or holders of Certificates entitled to more than 50% of the voting rights allocated to the Controlling Class.

    In general, a Replacement Special Servicer will possess rights and obligations comparable to those of a Master Servicer described in the Prospectus under "The Pooling and Servicing Agreements--Sub-Servicers," "--Evidence as to Compliance" and "--Certain Matters Regarding a Master Servicer and the Depositor." In addition, a Replacement Special Servicer will be responsible for performing the servicing and other administrative duties attributable to the Servicer herein or a Master Servicer under "The Pooling and Servicing Agreements" (and, in particular, under the subsection thereof captioned "--Realization Upon Defaulted Mortgage Loans") in the Prospectus, insofar as such duties relate to Specially Serviced Mortgage Loans and REO Properties. Notwithstanding any appointment of a Replacement Special Servicer, however, the Servicer shall continue to collect information and prepare all reports to the Trustee and to pay the reasonable compensation of the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. Unless the same person acts in both capacities, the Servicer and the Replacement Special Servicer shall not have any responsibility for the performance of each other's duties under the Pooling and Servicing Agreement.

    The "Controlling Class" will be the most subordinate Class of Principal Balance Certificates outstanding (the Class A-1 and Class A-2 Certificates being treated as a single Class for this purpose) that has a Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Principal Balance Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the "Controlling Class" will be the Class of Principal Balance Certificates with the largest Certificate Balance then outstanding, provided that if two or more Classes of Principal Balance Certificates have the largest Certificate Balance, the most subordinate Class will be the "Controlling Class"). Initially the Controlling Class will consist of the Class N Certificates. It is anticipated that the Servicer will acquire certain Subordinate Certificates, including the Class N Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The principal compensation to be paid to the Servicer in respect of its servicing activities generally will be the Servicing Fee, the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received or advanced in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at a percentage rate per annum set forth in Annex A for each Mortgage Loan Seller (the "Servicing Fee

Rate"), and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The "Special Servicing Fee" will accrue solely with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum, on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable monthly from general collections on the Mortgage Loans then on deposit in the Certificate Account. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Servicer or Replacement Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Servicer obtains a full or discounted payoff from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the purchase of any Specially Serviced Mortgage Loan or REO Property by the Servicer, a Replacement Special Servicer or any holder of Certificates evidencing a majority interest in the Controlling Class or the purchase of all of the Mortgage Loans and REO Properties by the Servicer or the Depositor in connection with the termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest.

    As additional servicing compensation, the Servicer will be entitled to retain all assumption and modification fees, late payment charges, charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds, and any similar or ancillary fees, in each case to the extent actually paid by a borrower with respect to a Mortgage Loan. The Servicer will also be entitled to: (a) Prepayment Interest Excesses and Balloon Payment Interest Excesses (each described below) collected on the Mortgage Loans; and
(b) any default interest actually collected on the Mortgage Loans, but only to the extent that such default interest is not allocable to cover interest on any Advances (as defined below) made in respect of the related Mortgage Loan. In addition, the Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, the Interest Reserve Account and the REO Account, if established (and any Replacement Special Servicer will be authorized to invest or direct the investment of funds held in the REO Account, if established), and the Servicer and Replacement Special Servicer, respectively, will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. The Servicer and Replacement Special

Servicer will have such rights and obligations irrespective of whether the Servicer or Replacement Special Servicer, as applicable, actually directs the investment of such funds.

    If a Replacement Special Servicer is appointed, then as compensation for performing its duties in respect of the Specially Serviced Mortgage Loans and REO Properties, such Replacement Special Servicer will be entitled to receive all Special Servicing Fees, Liquidation Fees and, except as otherwise described above, Workout Fees otherwise payable to the Servicer for performing such duties. A Replacement Special Servicer will also become (and the Servicer will also cease to be) entitled to any default interest actually collected on the Mortgage Loans, but only to the extent that (i) such default interest is not allocable to cover interest on any Advances made in respect of the related Mortgage Loan and (ii) such default interest is allocable to the period that the related Mortgage Loan constituted a Specially Serviced Mortgage Loan.

    If a borrower voluntarily prepays a Mortgage Loan, in whole or in part, after the Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, prior to the Due Date in any Collection Period and does not pay interest on such prepayment through such Due Date, then the shortfall in a full month's interest (net of related Servicing Fees and, if applicable, Excess Interest) on such prepayment will constitute a "Prepayment Interest Shortfall." Similarly, if the Due Date for any Balloon Payment occurs after the normal Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest) accrued on the related Balloon Loan from such normal Due Date to the maturity date will, to the extent actually collected in connection with the payment of such Balloon Payment on or before the succeeding Determination Date, constitute a "Balloon Payment Interest Excess." Conversely, if the Due Date for any Balloon Payment occurs before the Due Date for Monthly Payments in any Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest) that would have accrued on the related Balloon Loan from the stated maturity date through such Due Date will, to the extent not paid by the borrower, constitute a "Balloon Payment Interest Shortfall." Notwithstanding the foregoing, when the normal Due Date for any Mortgage Loan occurs after the Determination Date in each month, voluntary principal prepayments and timely Balloon Payments are expected to result only in Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls, respectively. Prepayment Interest Excesses and Balloon Payment Interest Excesses collected on the Mortgage Loans will be retained by the Servicer as additional servicing compensation. The Servicer will cover, out of its own funds, any Balloon Payment Interest Shortfalls and, to the extent of that portion of its aggregate Servicing Fee for the same Collection Period calculated for each Mortgage Loan at a rate equal to the Master Servicing Fee Rate (as defined in Annex A herein) for such Mortgage Loan, Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during any Collection Period.

    The Servicer and any Replacement Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, including the fees of any Sub-Servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer or a Replacement Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event or as to which a default is imminent, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds, in any event on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Servicer and any

Replacement Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or the REO Account, as applicable, and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Servicer may advance the costs thereof). Furthermore, if any Replacement Special Servicer is required under the Pooling and Servicing Agreement to make any Servicing Advance but does not desire to do so, such Replacement Special Servicer may, in its sole discretion, request that the Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder. The Servicer will have an obligation to make any such Servicing Advance (other than a Non-recoverable Advance or an advance that would be in violation of the Servicing Standard) requested by a Replacement Special Servicer within ten (10) days of the Servicer's receipt of such request. A Replacement Special Servicer will be relieved of any obligations with respect to an Advance that it requests the Servicer to make (regardless of whether or not the Servicer makes that Advance).

    If the Servicer (or a Replacement Special Servicer) is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to make such Servicing Advance. If the Trustee fails to make a required Servicing Advance, the Fiscal Agent will be required to make such Servicing Advance.

    The Servicer, any Replacement Special Servicer, the Trustee and the Fiscal Agent will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of such party, ultimately recoverable from Related Proceeds.

    As and to the extent described herein, the Servicer, any Replacement Special Servicer, the Trustee and the Fiscal Agent are each entitled to receive interest at the Reimbursement Rate (as defined herein) on Servicing Advances made thereby. The Servicing Fee includes the compensation of the Trustee which will be withdrawn by the Trustee from the Certificate Account. See "The Pooling and Servicing Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the Prospectus and "Description of the Certificates--P&I Advances" herein.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

    The Servicer may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

     (i) with limited exception, the Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or affect the obligation of the related borrower to pay a Prepayment Premium or permit a principal prepayment during the applicable Lockout Period or, in the Servicer's good faith and reasonable judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless, in the Servicer's judgment, a material default on such Mortgage Loan has occurred or a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation;

    (ii) the Servicer may not extend the maturity of any Mortgage Loan beyond the date that is two years prior to the Rated Final Distribution Date;

    (iii) the Servicer will not make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (A) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as otherwise described under "--REO Properties" below, result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (provided that the Servicer shall not be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, the Servicer may rely on opinions of counsel in making such decisions);

    (iv) the Servicer will not permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan, which collateral constitutes real property, unless the Servicer shall have first determined in its good faith and reasonable judgment, based upon a Phase I environmental assessment (and such additional environmental testing as the Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/ or regulations; and

    (v) with limited exceptions, the Servicer may not release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above will not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Delivery Date or that is solely within the control of the related borrower, and (y) notwithstanding clauses (i) through (v) above, the Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

ENFORCEMENT OF ARD LOANS

    With respect to all ARD Loans, the Servicer and any Replacement Special Servicer may not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than request for collection, until the maturity date of the ARD Loan. The foregoing will not limit the Servicer's or Replacement Special Servicer's obligation to direct the related borrower to establish a Lock-Box Account pursuant to the provisions of the Pooling and Servicing Agreement. If a borrower elects not to repay the principal due and outstanding on an ARD Loan on its Anticipated Repayment Date, the Servicer will generally notify any such borrower that the Revised Rate for such Mortgage Loan will not exceed the related initial Mortgage Rate plus 2.00%.

SALE OF DEFAULTED MORTGAGE LOANS

    The Pooling and Servicing Agreement grants to the Servicer, any Replacement Special Servicer and the holder or holders of Certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust Fund certain defaulted Mortgage Loans. If the Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become the subject of a foreclosure, the Servicer will be required to promptly so notify in writing the Trustee, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holders of the Controlling Class. Any holder or holders of Certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase from the Trust Fund, at a price equal to the applicable Purchase Price, any such defaulted Mortgage Loan. If such Certificateholders have not purchased such defaulted Mortgage Loan within 15 days of their having received notice in respect thereof, either the Servicer or any Replacement Special Servicer may, at its option, purchase such defaulted Mortgage Loan from the Trust Fund, at a price equal to the applicable Purchase Price.

    The Servicer may offer to sell any such defaulted Mortgage Loan not otherwise purchased as described in the prior paragraph, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer is to be made in a commercially reasonable manner for a period of not less than 10 days or more than 90 days. Unless the Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust Fund, the Servicer will accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Mortgage Loan; provided that none of the Servicer, any Replacement Special Servicer, the Depositor, the holder of any Certificate or an affiliate of any such party may purchase such Mortgage Loan for less than the Purchase Price unless it is the highest bid received and at least two other offers are received from independent third parties. See also "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

REO PROPERTIES

    In general, the Servicer will be obligated to (or may contract with a third party to) operate and manage any Mortgaged Property acquired as REO Property in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate and
(ii) "prohibited transactions," such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions." Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. The Servicer will be required to sell any REO Property acquired on behalf of the Trust Fund within the time period and in the manner described under "The Pooling and Servicing Agreements-- Realization Upon Defaulted Mortgage Loans" in the Prospectus.

    The Servicer, or, if appointed, the Replacement Special Servicer, shall establish and maintain one or more eligible accounts (the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues, Liquidation Proceeds (net of related liquidation expenses) and Insurance Proceeds derived from each REO Property. The Servicer or Replacement Special Servicer, as applicable, shall use the funds in the REO Account to pay for the proper operation, management, maintenance, disposition and liquidation of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, such Servicer or Replacement Special Servicer shall make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. Within one Business Day following the end of each Collection Period, the Servicer or Replacement Special Servicer shall deposit all amounts collected or received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Certificate Account, provided that the Servicer and the Replacement Special Servicer may retain in the REO Account permitted reserves.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

    The Servicer is required to (or may contract with a third party to) perform physical inspections of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year). In addition, the Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Servicer will be required to prepare or cause to be prepared a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

    With respect to each Mortgage Loan that requires the borrower to deliver operating statements with respect to the related Mortgaged Property, the Servicer is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date for such Mortgage Loan (exclusive of payments of principal and interest due on or before the Cut-off Date for such Mortgage Loan); (ii) any REO Property acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise; (iii) such funds or assets as from time to time are deposited in the Certificate Account; (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; and (v) certain rights of the Depositor under each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans.

    The Certificates will consist of 18 Classes to be designated as: (i) the Class X Certificates; (ii) the Class A-1 Certificates and the Class A-2 Certificates (together, the "Class A Certificates" and collectively with the Class X Certificates, the "Senior Certificates"); (iii) the Class B Certificates, Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates and the Class N Certificates (collectively, the "Subordinate Certificates;" and collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

    Only the Offered Certificates are offered hereby. The Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and REMIC Residual Certificates have not been registered under the Securities Act of 1933 and are not offered hereby.

    The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class X Certificates, $1,000,000 notional principal amount and in any whole dollar denomination in excess thereof; and (ii) in the case of the other Classes of Offered Certificates, $25,000 actual principal amount and in any whole dollar denomination in excess thereof.

    Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No Certificate Owner will be entitled to receive a Definitive Certificate representing its interest in a Class of Offered Certificates, except as set forth below under "--Book-Entry Registration of the Offered Certificates--Definitive Certificates." Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants, and all references herein to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Owners may elect to hold their Certificates through DTC, in the United States, or CEDEL or Euroclear, in Europe, through participants in such systems, or indirectly through organizations which are participants in such systems. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

    GENERAL. Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all payments on their Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments. Unless and until Definitive Certificates are issued in respect of any Class thereof, the only registered Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee or the Servicer as Certificateholders; and, except under the limited circumstances described herein, Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

    Under the rules, regulations and procedures regarding DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit payments on the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive payments and will be able to transfer their interests in the Offered Certificates.

    None of the Depositor, the Servicer, the Trustee, the Fiscal Agent or the Mortgage Loan Sellers will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    EUROCLEAR AND CEDEL. The Offered Certificates will be initially issued to investors through the book-entry facilities of DTC, or CEDEL or Euroclear if such investors are participants of such systems, or indirectly through organizations which are participants in such systems. As to any such class of Offered Certificates, the record holder of such Certificates will be DTC's nominee. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (the "Depositories"), which in turn will hold such positions in customers' securities accounts in Depositories' names on the books of DTC.

    Because of time zone differences, the securities account of a CEDEL or Euroclear Participant (each as defined below) as a result of a transaction with a Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during the securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depository for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants or Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositories; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants or Euroclear Participants may not deliver instructions directly to the Depositories.

    CEDEL, as a professional depository, holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute.

    Euroclear was created to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian co-operative corporation (the "Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policies for Euroclear on behalf of Euroclear's Participants. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

    Distributions in respect of the Offered Certificates will be forwarded by the Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Certificate Owners it represents or, if applicable, to Indirect Participants. Accordingly, Certificate Owners may experience delays in the receipt of payments in respect of their Certificates. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any Class of Offered Certificates under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account such Offered Certificates are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Certificateholders of any Class to the extent that Participants authorize such actions. None of the Depositor, the Trustee, the Fiscal Agent or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement; provided, however, that Certificate Owners will be permitted to request and receive information furnished to Certificateholders by the Trustee subject to receipt by the

Trustee of a certification in form and substance acceptable to the Trustee stating that the person requesting such information is a Certificate Owner. Otherwise, the Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC, its Participants and Indirect Participants.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Offered Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. See Annex D hereto.

    DEFINITIVE CERTIFICATES. Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

    Upon the occurrence of an event described in the Prospectus in the last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC, of the availability of Definitive Certificates with respect thereto. Upon surrender by DTC of the physical certificates registered in the name of its nominee and representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the respective Classes of Offered Certificates as Definitive Certificates issued in the respective principal or notional amounts owned by individual Certificate Owners of each such Class, and thereafter the Trustee and the Servicer will recognize the holders of such Definitive Certificates as Certificateholders.

    For additional information regarding DTC and Certificates maintained on the book-entry records thereof, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

    Upon initial issuance, the respective Classes of the Principal Balance Certificates will have the following Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                             INITIAL CERTIFICATE     PERCENT OF INITIAL POOL       PERCENT OF CREDIT
CLASS                              BALANCE                   BALANCE                    SUPPORT
--------------------------  ---------------------  ----------------------------  ----------------------
Class A-1.................
Class A-2.................
Class B...................
Class C...................
Class D...................
Class E...................
Class F...................
Class G...................
Class H...................
Class J...................
Class K...................
Class L...................
Class M...................
Class N...................

    On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on such Class of Certificates on such Distribution Date, and will be further reduced by any Realized Losses and Additional Trust Fund

Expenses deemed allocated to such Class of Certificates on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Realized Losses and Certain Expenses" below.

    The Class X Certificates will not have a Certificate Balance. The Class X Certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount equal to the aggregate Certificate Balance of the Principal Balance Certificates outstanding from time to time. The Class X Certificates will have an initial Notional Amount of
$         (subject to a variance of plus or minus 5%). The Class X Certificates
consist of       components each corresponding to a different Class of Principal
Balance Certificates (the "Class X Components"). No Class of REMIC Residual Certificates will have a Certificate Balance.

    The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution), reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and
(ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period.

PASS-THROUGH RATES

    The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

    The Pass-Through Rates applicable to the respective Classes of Principal Balance Certificates will, in the case of each such Class, be fixed at the per annum rates specified for such Class on page S-7 hereof. The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will
equal approximately    % per annum. The Pass-Through Rate applicable to the
Class X Certificates for any Distribution Date will be variable and will be equal to the weighted average (by Certificate Balance of the corresponding Class of Principal Balance Certificates) of the Pass-Through Rates then applicable to each Class X Component. The Pass-Through Rate in respect of Class X Component for any Distribution Date will equal the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date over the Pass-Through Rate for such Distribution Date applicable to the related Class of Principal Balance Certificates. No Class of REMIC Residual Certificates will have a specified Pass-Through Rate.

    The "Weighted Average Net Mortgage Rate" for each Distribution Date is the weighted average of the Net Mortgage Rates for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of their respective Stated Principal Balances outstanding immediately prior to such Distribution Date.

    The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or the application of the Revised Rate to any ARD Loan. In addition, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Servicing Fee Rate); provided, however, that with respect to each Interest Reserve Loan (as defined herein),
(i) the Net Mortgage Rate for the one-month period preceding the Due Dates in
(a) January and February in each year that is not a leap year or (b) February only in each year that is a leap year will be determined net of the Withheld Amounts and (ii) the Net Mortgage Rate for the one-month period preceding the Due Date in March will be determined after taking into account the addition of the Withheld Amounts with respect to each such Mortgage Loan. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" and "--Modifications, Waivers, Amendments and Consents" herein.

    The "Collection Period" for each Distribution Date is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following, in the case of any Mortgage Loan, the related Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs. The "Determination Date" will be the 5th day of each month or, if any such 5th day is not a business day, the immediately preceding business day.

DISTRIBUTIONS

    GENERAL. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on each Distribution Date, commencing in September, 1998. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense (each as defined herein) previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

    THE AVAILABLE DISTRIBUTION AMOUNT. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal:

        (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

           (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

           (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

           (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Servicer, any Replacement Special Servicer or the Trustee as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses);

           (iv)  amounts deposited in the Certificate Account in error;

           (v) with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the Withheld Amounts with respect to the Interest Reserve Loans to be deposited in the Interest Reserve Account and held for future distribution; and

           (vi)  amounts that represent Excess Interest;

        (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and payments made by the Servicer to cover Prepayment Interest Shortfalls and Balloon Payment Interest Shortfalls incurred during the related Collection Period; plus

        (c) for the Distribution Date occurring in each March, the Withheld Amounts with respect to the Interest Reserve Loans then on deposit in the Interest Reserve Account as described under "-- Interest Reserve Account" below; plus

        (d) with respect to any Mortgage Loan with a Due Date after the Determination Date in each month, the Monthly Payment (other than any Balloon Payment) due in the same month as such Distribution Date.

    See "The Pooling and Servicing Agreements--Certificate Account" in the Prospectus.

    APPLICATION OF THE AVAILABLE DISTRIBUTION AMOUNT. On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

        (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any;

        (2) to pay principal: first to the holders of the Class A-1 Certificates, and then to the holders of the Class A-2 Certificates, in each case, up to an amount equal to the lesser of (i) the then outstanding Certificate Balance of such Class of Certificates and (ii) the Principal Distribution Amount for such Distribution Date;

        (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

        (4) to make payments on the Subordinate Certificates as set forth below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Termination; Retirement of Certificates" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

    On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will, to the extent of the Available Distribution Amount remaining after all required distributions to be made therefrom (as described under this "--Distributions--Application of the Available Distribution Amount" section) on the Senior Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation, be entitled: first, to distributions of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any; second, if the Certificate Balances of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation have been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion, if any, of the Principal Distribution Amount for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then outstanding Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid.

    On each Distribution Date, following the above-described distributions on the REMIC Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Distribution Amounts for such date to the holders of the REMIC Residual Certificates.

    DISTRIBUTABLE CERTIFICATE INTEREST. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

    The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    To the extent of that portion of its aggregate Servicing Fees for the related Collection Period calculated at the Master Servicing Fee Rate for each Mortgage Loan, the Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Mortgage Asset Pool during each Collection Period. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Mortgage Asset Pool during the related Collection Period, exceeds (b) any such payment made by the Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: first, to the respective Classes of Subordinate Certificates sequentially in reverse alphabetical order of Class designation, in each case up to the amount of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and thereafter, among the respective Classes of Senior Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

    PRINCIPAL DISTRIBUTION AMOUNT. The "Principal Distribution Amount" with respect to any Distribution Date will, in general, equal the aggregate of the following (without duplication):

        (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the same calendar month as such Distribution Date;

        (b) all voluntary principal prepayments received on the Mortgage Loans during the related Collection Period;

        (c) with respect to any Balloon Loan as to which the related stated maturity date occurred, or any ARD Loan as to which the Anticipated Repayment Date occurred, during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered;

        (d) the portion of all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received on the Mortgage Loans during the related Collection Period that were identified and applied by the Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered; and

        (e) if such Distribution Date is after the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Principal Balance Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

    An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties. The Assumed Monthly Payment deemed due on any such Balloon Loan on its stated maturity date and on any successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Mortgage Loan as to which the related Mortgaged Property or Properties have become REO Property or Properties, on each Due Date for so long as such REO Property or Properties remain part of the Trust Fund, shall equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due or deemed due on the last Due Date prior to the acquisition of such REO Property or Properties.

    DISTRIBUTIONS OF PREPAYMENT PREMIUMS. Any Prepayment Premium (whether described in the related Mortgage Loan documents as a fixed percentage prepayment premium or a yield maintenance prepayment premium) actually collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the related Distribution Date to the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates (as additional interest and not in reduction of the Certificate Balances thereof) in an amount up to, in the case of each such Class, the product of (a) such Prepayment Premium, (b) the Discount Rate Fraction for such Class and (c) the Principal Allocation Fraction of such Class. The "Discount Rate Fraction" for any such Class of Certificates is equal to a fraction (not greater than 1.0 or less than 0.0) the numerator of which is equal to the excess, if any, of (x) the Pass-Through Rate for such Class of Certificates over (y) the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of (x) the Mortgage Rate of the related Mortgage Loan over (y) the relevant Discount Rate. With respect to any Distribution Date and each such Class of Certificates, the "Principal Allocation Fraction" is a fraction, the numerator of which is the portion, if any, of the Principal Distribution Amount allocated to such Class of Certificates for such Distribution Date, and the denominator of which is the entire Principal Distribution Amount for such Distribution Date. The portion of the Prepayment Premium remaining after the payment of the amount calculated as described above will be distributed to the holders of the Class X Certificates.

    With respect to any prepaid Mortgage Loan, the "Discount Rate" means the yield (compounded monthly) for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the Maturity Date or Anticipated Repayment Date of such Mortgage Loan as of the Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the remaining term (to maturity or Anticipated Repayment Date, where applicable) of the relevant Mortgage Loan, then the Discount Rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term to maturity or Anticipated Repayment Date.

    The Prepayment Premiums, if any, collected on the Mortgage Loans during any Collection Period may not be sufficient to fully compensate Certificateholders of any Class for any loss in yield attributable to the related prepayments of principal.

    DISTRIBUTIONS OF EXCESS INTEREST. On each Distribution Date, 95% of any Excess Interest collected on an ARD Loan during the related Collection Period will be distributed among the holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates, on a pro rata basis in accordance with the respective initial Certificate Balances of such Classes of Certificates, and the remainder of such Excess Interest will be distributed to the holders of the Class X Certificates. There can be no assurance that any Excess Interest will be collected on the ARD Loans.

    TREATMENT OF REO PROPERTIES. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Servicing Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Servicer, any Replacement Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the applicable limitations described under "--P&I Advances" below, the Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

    INTEREST RESERVE ACCOUNT. The Trustee will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution

Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there shall be deposited, in respect of each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans"), an amount equal to one day's interest at the related Mortgage Rate (less the Servicing Fee) on the respective Stated Principal Balance, as of the immediately preceding Due Date to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Withheld Amounts from the preceding January (if applicable) and February, if any, and deposited into the Certificate Account.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

    As and to the extent described herein, the rights of holders of Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire Certificate Balance of such Class of Certificates. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of Credit Support will be available for the benefit of holders of the Offered Certificates.

    If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Asset Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate Certificate Balance of the Principal Balance Certificates, the respective Certificate Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes of Certificates, until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit may be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses. The foregoing reductions in the Certificate Balances of the Principal Balance Certificates will be deemed to constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses. Any such reduction will also have the effect of reducing the Notional Amount of the Class X Certificates.

    "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Servicer to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property or Properties) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt (other than Excess Interest) due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

    "Additional Trust Fund Expenses" include, among other things, (i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee as described under "The Pooling and Servicing Agreements--Certain Matters Regarding the Trustee" in the Prospectus, certain indemnities and reimbursements to the Servicer and the Depositor (and certain indemnities and reimbursements to a Replacement Special Servicer comparable to those for the Servicer) as described under "The Pooling and Servicing Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Servicing of the Mortgage Loans--REO Properties" herein and "Certain Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Residual Certificates--Prohibited Transactions Tax and Other Taxes" in the Prospectus,
(v) any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

P&I ADVANCES

    With respect to each Distribution Date, unless the Servicer, in its reasonable judgment, believes that the funds therefor would not be recoverable from Related Proceeds and subject to the recoverability standard described in the Prospectus, the Servicer will be obligated to make P&I Advances out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments (in each case net of any related Workout Fee) that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period or other specified date prior to such Distribution Date. The Servicer's obligations to make P&I Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Mortgage Loan (each as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal the product of
(i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. If the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance. See "The Trustee and the Fiscal Agent" below.

    The Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made by it from Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made. Notwithstanding the foregoing, none of the Servicer, the Trustee or the Fiscal Agent will be obligated to make a P&I Advance that would, if made, constitute a Nonrecoverable Advance. The Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance previously made by it that is, at any time, determined to be a Nonrecoverable Advance, out of funds received on or in respect of other Mortgage Loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "The Pooling and Servicing Agreements--Certificate Account" in the Prospectus.

    The Servicer, the Trustee and the Fiscal Agent will each be entitled with respect to any Advance made thereby, and any Replacement Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Servicer, any Replacement Special Servicer, the Trustee, or the Fiscal Agent, as the case may be, out of default interest collected in respect of the related Mortgage Loan or, in connection with the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by default interest actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

    Upon the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan and
(iv) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"), the Servicer will be required, within 30 days (or such longer period as the Servicer is diligently and in good faith proceeding to obtain such appraisal), to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will be an amount, calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Mortgage Rate, (iii) all related unreimbursed Advances made with respect to such Required Appraisal Loan plus interest accrued on such Advances at the Reimbursement Rate and (iv) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, net of any escrow reserves held by the Servicer to cover any such item, over (b) 90% of an amount equal to
(i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property that are prior to the lien of the Required Appraisal Loan, are not in respect of items included in clause (a)(iv) above and were not taken into account in the calculation of such appraised value.

    With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Special Servicing Event has occurred with respect thereto during the preceding twelve months), the Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be covered by and reimbursable as a Servicing Advance). Based upon such appraisal, the Servicer is to redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

    A "Modified Mortgage Loan" is any Mortgage Loan as to which any Special Servicing Event has occurred and which has been modified by the Servicer in a manner that: (a) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

    TRUSTEE REPORTS. On each Distribution Date, the Trustee will be required to forward by mail to each holder of an Offered Certificate as of the related Record Date a Distribution Date Statement providing various items of information relating to distributions made on such date with respect to the relevant Class and the recent status of the Mortgage Asset Pool. For a discussion of the particular items of information to be provided in each Distribution Date Statement, as well as a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

    In addition, based on information provided in monthly reports prepared by the Servicer and delivered to the Trustee, the Trustee will prepare and/or forward on each Distribution Date to each Offered Certificateholder, the following statements and reports (collectively with the Distribution Date Statements, the "Trustee Reports"), substantially in the forms set forth in Annex B (although such forms may be subject to change over time) and containing, among other things, substantially the information set forth below:

        (1) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer and by the Servicer to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this Prospectus Supplement on Annex A.

        (2) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property or which have become REO Property.

        (3) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling and Servicing Agreement (i) during the Collection

    Period ending on such Determination Date and (ii) since the Cut-off Date for such Mortgage Loan, showing the original and the revised terms thereof.

        (4) An "Historical Loss Estimate Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the Collection Period ending on such Determination Date and for all prior Collection Periods, and (ii) the amount of Realized Losses occurring both during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

        (5) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Servicer).

        (6) A "Servicer Watch List" setting forth, among other things, certain Mortgage Loans which have experienced a material decrease in debt service coverage, a loss of or bankruptcy of the largest tenant (to the extent the Servicer has actual knowledge of such loss or bankruptcy) or are approaching maturity.

    The Trustee, based on information provided in monthly reports prepared by the Servicer and delivered to the Trustee, will also prepare and/or forward on each Distribution Date to each holder of the Offered Certificates a "Loan Payoff Notification Report" setting forth those Mortgage Loans, the borrowers of which have requested a pay off balance on their respective Mortgage Loans.

    None of the above reports will include any information that the Servicer deems to be confidential. Neither the Servicer nor the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Servicer or the Trustee, as applicable. Certain information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Trustee.

    Prior to each Distribution Date, the Servicer will deliver to the Trustee (by electronic means) a "Comparative Financial Status Report" containing substantially the content set forth in Annex B setting forth, among other things, the occupancy, revenue, net operating income and debt service coverage ratio for each Mortgage Loan or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (i) the most current available year-to-date; (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date for such Mortgage Loan).

    In addition, the Servicer is also required to perform with respect to each Mortgaged Property and REO Property:

        (a) Within 30 days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended September 30, 1998, an "Operating Statement Analysis" containing revenue, expense, and net operating income information substantially in accordance with Annex B (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or

    REO Property as of the end of such calendar quarter. The Servicer will deliver to the Trustee by electronic means the Operating Statement Analysis upon request, and

        (b) Within 30 days after receipt by the Servicer of an annual operating statement, an NOI adjustment analysis containing substantially the content set forth in Annex B (the "NOI Adjustment Worksheet") (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in its reporting obligation in (1) above. The Servicer will deliver to the Trustee by electronic means the "NOI Adjustment Worksheet" upon request.

    Certificate Owners who have certified to the Trustee as to their beneficial ownership of any Offered Certificate may also obtain copies of any of the Trustee Reports described above upon request. Otherwise, until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the related Certificate Owners only to the extent that it is forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Servicer, the Trustee, the Depositor and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

    OTHER INFORMATION. The Trustee will make available at its offices primarily responsible for administration of the Trust Fund, during normal business hours, for review by any holder, Certificate Owner or prospective purchaser of an Offered Certificate, originals or copies of, among other things, the following items: (a) the Pooling and Servicing Agreement and any amendments thereto, (b) all Trustee Reports delivered to holders of the relevant Class of Offered Certificates since the Delivery Date, (c) all officer's certificates and accountants' reports delivered to the Trustee since the Delivery Date as described under "The Pooling and Servicing Agreements--Evidence as to Compliance" in the Prospectus, (d) the most recent property inspection report prepared by or on behalf of the Servicer and delivered to the Trustee in respect of each Mortgaged Property, (e) the most recent annual operating statements, if any, collected by or on behalf of the Servicer and delivered to the Trustee in respect of each Mortgaged Property, and (f) the Mortgage Note, Mortgage and other legal documents relating to each Mortgage Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and delivered to the Trustee. Copies of any and all of the foregoing items will be available from the Trustee upon reasonable written request; provided that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies; and provided, further, that the Trustee may require (x) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Certificates, is requesting the information solely for use in evaluating such person's or entity's investment in such Certificates and will otherwise keep such information confidential and (y) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential. The Servicer may, but is not required, make certain information available over the Internet.

VOTING RIGHTS

    At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the Certificate Balances (adjusted as described below) of their Certificates, 1% of the Voting Rights shall be allocated among the holders of the Class X Certificates, and the remaining Voting Rights shall be allocated equally among the holders of the respective Classes of REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. Appraisal Reduction Amounts will be allocated in reduction of the respective Certificate Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A Certificates (pro rata between the Class A-1 and Class A-2 Certificates), in that order, solely for purposes of calculating Voting Rights.

TERMINATION; RETIREMENT OF CERTIFICATES

    The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or Advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto, and (ii) subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Asset Pool be less than 1% of the Initial Pool Balance, the purchase of all of the assets of the Trust Fund by the Servicer or, if the Servicer elects not to make such purchase, the Depositor. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination.

    Any such purchase by the Servicer or the Depositor of all the Mortgage Loans and other assets in the Trust Fund is required to be made at a price equal to
(a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans (exclusive of Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) then included in the Trust Fund and (ii) the aggregate fair market value of all REO Properties then included in the Trust Fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding Mortgage Loan), as determined by an appraiser mutually agreed upon by the Servicer and the Trustee, reduced by (b) if such purchase is by the Servicer, the aggregate of all amounts payable or reimbursable to the Servicer under the Pooling and Servicing Agreement.

    On the final Distribution Date, the aggregate amount paid by the Servicer or the Depositor as the case may be, for the Mortgage Loans and other assets in the Trust Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account, net of any portion of the foregoing not otherwise payable to a person other than the Certificateholders (see "The Pooling and Servicing Agreements--Certificate Account" in the Prospectus), will be applied as described above under "--Distributions--Application of the Available Distribution Amount."

THE TRUSTEE AND THE FISCAL AGENT

    THE TRUSTEE. LaSalle National Bank ("LaSalle") will act as Trustee. LaSalle is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation or association, organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $100,000,000 (or, under certain conditions, such lesser amount that each Rating Agency has confirmed would not cause it to qualify, downgrade or withdraw its rating on any Class of Certificates) and subject to supervision or examination by federal or state authority and (ii) an institution whose long-term senior unsecured debt (or that of its fiscal agent, if applicable) is rated not less than "AA" or its equivalent by the Rating Agencies (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention:
Asset-Backed Securities Trust Services Group--GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1998-C2. The Trustee will make (x) certain information contained in the monthly Distribution Date Statement available through its ASAP System to Certificateholders dialing telephone number (312) 904-2200 and requesting statement No. 354 and (y) certain information regarding the Mortgage Loans available in electronic format through its dial-up bulletin board service, to Certificateholders dialing telephone number (714) 282-3990. Additionally, certain information regarding the Mortgage Loans will be made available at the website maintained by LaSalle at www.lnbabs.com. The Trustee may provide such information through means other than its ASAP System, dial up bulletin board service or website provided that
(i) the Servicer shall have consented to such alternative means and (ii) Certificateholders shall have received notice of such alternative means.

    THE FISCAL AGENT. ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as fiscal agent (the "Fiscal Agent") for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Servicer or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it plus interest thereon at the Reimbursement Rate in the same manner and to the same extent as the Servicer and the Trustee. See "--P&I Advances" and "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses." The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of December 31, 1997, the Fiscal Agent had consolidated assets of approximately $114 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

    GENERAL. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

    PASS-THROUGH RATE. The Pass-Through Rates for the respective Classes of Principal Balance Certificates will, in the case of each such Class, be fixed. The Pass-Through Rate for the Class X Certificates for any Distribution Date will be variable and will be based on the Weighted Average Net Mortgage Rate for such Distribution Date. Accordingly, the yield on the Class X Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Rates could result in a reduction in the Weighted Average Net Mortgage Rate, thereby reducing the Pass-Through Rate for the Class X Certificates.

    See "Description of the Certificates--Pass-Through Rates" and "Description of the Mortgage Asset Pool" herein and "--Yield Considerations--Rate and Timing of Principal Payments" and "--Yield Sensitivity of the Class X Certificates" below.

    RATE AND TIMING OF PRINCIPAL PAYMENTS. The yield to holders of the Class X Certificates and any other Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed (and reductions in the Notional Amount of the Class X Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the Prospectus. The failure on the part of any borrower to pay its ARD Loan on its Anticipated Repayment Date may result in significant delays in payments of principal on such ARD Loan and, accordingly, on the Offered Certificates. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

    The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the principal balance or notional amount, as the case may be, of such Certificate. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) on or in respect of the Mortgage Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments.

    LOSSES AND SHORTFALLS. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts (or, in the case of a Net Aggregate Prepayment Interest Shortfall, just interest) otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates. In addition, reductions in the balances of the Principal Balance Certificates will also reduce the Notional Amount of the Class X Certificates.

    CERTAIN RELEVANT FACTORS. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Asset Pool" herein and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the Prospectus.

    The rate of prepayment on the Mortgage Asset Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a lock-out period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Asset Pool--Certain Terms and Conditions of the Mortgage Loans" herein.

    DELAY IN PAYMENT OF DISTRIBUTIONS. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the end of related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

    UNPAID DISTRIBUTABLE CERTIFICATE INTEREST. As described under "Description of the Certificates-- Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

    The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Delivery Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs.

    Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the Constant Prepayment Rate ("CPR") model. The CPR Model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity (or the Anticipated Repayment Date, in the case of an ARD Loan). The columns headed "5%," "10%," "15%," "20%," and "25%" assume, that no prepayments are made on any Mortgage Loan during such Mortgage Loan's prepayment lock-out or defeasance period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a prepayment lock-out period or a yield maintenance period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a prepayment lock-out period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "prepayment lock-out period" is any period during which the terms of the Mortgage Loan prohibit voluntary prepayments on the part of the borrower. A "defeasance period" is any period during which the borrower may, under the terms of the Mortgage Loan, exercise a Defeasance Option. A "yield maintenance period" is any period during which the terms of the Mortgage Loan provide that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

    The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X Certificates) that would be outstanding after each of the dates shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth on Annex A and the following assumptions (collectively, the "Maturity Assumptions"): (i) the initial Certificate Balance or Notional Amount, as the case may be, and Pass-Through Rate for each Class of Certificates are as set forth herein, (ii) the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan's Cut-off Date Balance, stated monthly principal and interest payments (as such may be increased in the case of nine
(9) Mortgage Loans (as described in Annex A) and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan, (iii) all scheduled Monthly Payments are assumed to be timely received on the first day of each month, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) (except to the extent modified below by the assumption numbered (xii)) and that the ARD Loans mature on their repective Anticipated Repayment Date and Loan Number GMAC3030, as set forth on Annex A, is called at the earliest date permitted under the Mortgage Loan documents, (vi) all Mortgage Loans accrue interest under the method as specified in Annex A,
(vii) neither the Servicer nor the Depositor exercises its right of optional termination described herein, (viii) no Mortgage Loan is required to be repurchased by a Mortgage Loan Seller, (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Certificates are made on the 15th day of each month, commencing in September 1998, (xii) no prepayments are received as to any Mortgage Loan during such Mortgage Loan's prepayment lock-out period or defeasance period ("LOP"), if any, or yield maintenance period ("YMP"), if any, (xiii) the prepayment provisions for each Mortgage Loan as set forth on Annex A are assumed to begin on the first due date of such Mortgage Loan, and (xiv) the Delivery

Date is August   , 1998. To the extent that the Mortgage Loans have
characteristics or experience performance that differs from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial prepayments. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables herein, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

    Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

    Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after each of the dates shown under the applicable assumptions at the indicated CPR percentages.

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES
                  OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                                                          PREPAYMENTS LOCKED OUT THROUGH
                                                     LOP AND YMP, THEN AT THE FOLLOWING CPRS
                                         ----------------------------------------------------------------
DATE                                        0%         5%         10%        15%        20%        25%
---------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Initial................................    100%       100%       100%       100%       100%       100%

Weighted Average
  Life (in years)......................

  PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES
                  OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                                                          PREPAYMENTS LOCKED OUT THROUGH
                                                     LOP AND YMP, THEN AT THE FOLLOWING CPRS
                                         ----------------------------------------------------------------
DATE                                        0%         5%         10%        15%        20%        25%
---------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Initial................................    100%       100%       100%       100%       100%       100%

Weighted Average
  Life (in years)......................

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES
                  OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                                                          PREPAYMENTS LOCKED OUT THROUGH
                                                     LOP AND YMP, THEN AT THE FOLLOWING CPRS
                                         ----------------------------------------------------------------
DATE                                        0%         5%         10%        15%        20%        25%
---------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Initial................................    100%       100%       100%       100%       100%       100%

Weighted Average
  Life (in years)......................

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES
                  OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                                                          PREPAYMENTS LOCKED OUT THROUGH
                                                     LOP AND YMP, THEN AT THE FOLLOWING CPRS
                                         ----------------------------------------------------------------
DATE                                        0%         5%         10%        15%        20%        25%
---------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Initial................................    100%       100%       100%       100%       100%       100%

Weighted Average
  Life (in years)......................

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES
                  OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                                                          PREPAYMENTS LOCKED OUT THROUGH
                                                     LOP AND YMP, THEN AT THE FOLLOWING CPRS
                                         ----------------------------------------------------------------
DATE                                        0%         5%         10%        15%        20%        25%
---------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Initial................................    100%       100%       100%       100%       100%       100%

Weighted Average
  Life (in years)......................

   PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES
                  OUTSTANDING AT THE SPECIFIED CPR PERCENTAGES

                                                          PREPAYMENTS LOCKED OUT THROUGH
                                                     LOP AND YMP, THEN AT THE FOLLOWING CPRS
                                         ----------------------------------------------------------------
DATE                                        0%         5%         10%        15%        20%        25%
---------------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Initial................................    100%       100%       100%       100%       100%       100%

Weighted Average
  Life (in years)......................

CERTAIN PRICE/YIELD TABLES

    The tables set forth below show the corporate bond equivalent ("CBE") yield and weighted average life in years with respect to each Class of Offered Certificates (other than the Class X Certificates) under the Maturity Assumptions.

    The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates (other than the Class X Certificates), would cause the discounted present value of such assumed stream
of cash flows as of       , 1998 to equal the assumed purchase prices, plus
accrued interest at the applicable Pass-Through Rate as stated on the cover hereof from and including the Cut-off Date for each Mortgage Loan to but excluding the Delivery Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Offered Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered. Purchase prices are expressed in 32nds and interpreted as a percentage of the initial Certificate Balance of the specified Class (i.e., 99-16 means 99 16/32%) and are exclusive of accrued interest.

                        PRE-TAX YIELD TO MATURITY (CBE)
        FOR THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                                                              PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                                                                 YMP, THEN AT THE FOLLOWING CPRS
                                                                 ----------------------------------------------------------------
ASSUMED PURCHASE PRICE*(32NDS)                                          0%         5%        10%        15%        20%        25%
                                                                        --         --
                                                                                             ---        ---        ---        ---

------------------------

*   Exclusive of accrued interest.

                        PRE-TAX YIELD TO MATURITY (CBE)
        FOR THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                                                              PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                                                                 YMP, THEN AT THE FOLLOWING CPRS
                                                                 ----------------------------------------------------------------
ASSUMED PURCHASE PRICE*(32NDS)                                          0%         5%        10%        15%        20%        25%
                                                                        --         --
                                                                                             ---        ---        ---        ---

------------------------

*   Exclusive of accrued interest.

                        PRE-TAX YIELD TO MATURITY (CBE)
         FOR THE CLASS B CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                                                              PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                                                                 YMP, THEN AT THE FOLLOWING CPRS
                                                                 ----------------------------------------------------------------
ASSUMED PURCHASE PRICE*(32NDS)                                          0%         5%        10%        15%        20%        25%
                                                                        --         --
                                                                                             ---        ---        ---        ---

------------------------

*   Exclusive of accrued interest.

                        PRE-TAX YIELD TO MATURITY (CBE)
         FOR THE CLASS C CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                                                              PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                                                                 YMP, THEN AT THE FOLLOWING CPRS
                                                                 ----------------------------------------------------------------
ASSUMED PURCHASE PRICE*(32NDS)                                          0%         5%        10%        15%        20%        25%
                                                                        --         --
                                                                                             ---        ---        ---        ---

------------------------

*   Exclusive of accrued interest.

                        PRE-TAX YIELD TO MATURITY (CBE)
         FOR THE CLASS D CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                                                              PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                                                                 YMP, THEN AT THE FOLLOWING CPRS
                                                                 ----------------------------------------------------------------
ASSUMED PURCHASE PRICE*(32NDS)                                          0%         5%        10%        15%        20%        25%
                                                                        --         --
                                                                                             ---        ---        ---        ---

------------------------

*   Exclusive of accrued interest.

                        PRE-TAX YIELD TO MATURITY (CBE)
         FOR THE CLASS E CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                                                              PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                                                                 YMP, THEN AT THE FOLLOWING CPRS
                                                                 ----------------------------------------------------------------
ASSUMED PURCHASE PRICE*(32NDS)                                          0%         5%        10%        15%        20%        25%

------------------------

*   Exclusive of accrued interest.

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

    The yield to maturity of the Class X Certificates will be especially sensitive to the prepayment, repurchase and default experience on the Mortgage Loans, which prepayment, repurchase and default experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect on the yield to maturity of the Class X Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. In addition, the Pass-Through Rate for any Class X Component relating to a Class of Principal Balance Certificates having a Pass-Through Rate equal to the Weighted Average Net Mortgage Rate will be zero. Prospective investors in the Class X Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

    The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class X Certificates to various CPR percentages on the Mortgage Loans by projecting the monthly aggregate payments of interest on the Class X Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Maturity Assumptions. It was further assumed that the aggregate purchase price of the Class X Certificates are as specified below, in each case expressed in 32nds and interpreted as a percentage (i.e., 2-04 is 2 4/32%) of the initial Notional Amount (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Class X Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

    The pre-tax yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted
present value of such assumed stream of cash flows as of       , 1998 to equal
the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rate for the Class X Certificates from and including the Cut-off Date for each Mortgage Loan to but excluding the Delivery Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and accordingly does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

    Notwithstanding the assumed prepayment rates reflected in the following table, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates is likely to differ from those shown in the following table, even if all of the Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

    There can be no assurance that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any particular rate or that the yield on the Class X Certificates will conform to the yields described herein. Investors are urged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

    In addition, holders of the Class X Certificates generally have rights to relatively larger portions of interest payments on Mortgage Loans with higher Mortgage Rates; thus, the yield on the Class X Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

                        PRE-TAX YIELD TO MATURITY (CBE)
         FOR THE CLASS X CERTIFICATES AT THE SPECIFIED CPR PERCENTAGES

                                                                            PREPAYMENTS LOCKED OUT THROUGH LOP AND
                                                                               YMP, THEN AT THE FOLLOWING CPRS
                                                               ----------------------------------------------------------------
ASSUMED PURCHASE PRICE (32NDS)*                                       0%         5%        10%        15%        20%        25%
                                                                      --
                                                                                ---        ---        ---        ---        ---

------------------------

*   Exclusive of accrued interest.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    Upon the issuance of the Offered Certificates, Mayer, Brown & Platt, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for Federal income tax purposes, REMIC I, REMIC II and REMIC III will each qualify as a REMIC under the Code. For Federal income tax purposes, the Class R-I Certificates will be the sole class of "residual interests" in REMIC I; the Class R-II Certificates will be the sole class of "residual interests" in REMIC II; except for the portion evidencing the right to Excess Interest the Certificates (other than the REMIC Residual Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; and the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

    The Class X and Class       Certificates will be treated as having been
issued with original issue discount for Federal income tax reporting purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for Federal income tax purposes will be based on the assumption that the Mortgage Loans will not prepay prior to their respective maturity dates except that it is assumed that the ARD Loans will pay their respective outstanding principal balances on their related Anticipated Repayment Dates. No representation is made as to the actual expected rate of prepayment of any Mortgage Loan. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus. The Offered Certificates will also evidence undivided beneficial interests in the portion of the Trust Fund consisting of any Excess Interest collected on the ARD Loans. Such portion of the Trust Fund consisting of such Excess Interest will constitute a grantor trust for Federal income tax purposes.

    The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. In addition, there is considerable uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to REMIC Certificates that provide for payments based on an
adjustable rate, such as the Class X and Class       Certificates. There are
uncertainties concerning the application of Section 1272(a)(6) of the Code to
the Class X and Class       Certificates, and the rules of the OID Regulations
relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to the Class
X and Class       Certificates even in the absence of Section 1272(a)(6) of the
Code. The IRS could assert that income derived from a Class X Certificate should be calculated as if the Class X Certificate were a Certificate purchased at a premium equal to the price paid by the Holder for the Class X Certificate. Under this approach, a Holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such Holder, as described in the Prospectus under "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium." Alternatively, the IRS could assert that the Class X Certificates should be taxable under regulations governing debt instruments having one or more contingent payments. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

    Assuming the Class X Certificates are treated as having been issued with original issue discount, it appears that a reasonable method of reporting original issue discount with respect to the Class X Certificates generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on, such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

    If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a holder
of a Class X or Class       Certificate, the amount of original issue discount
allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not
free from doubt, a holder of a Class X or Class       Certificate may be
permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

    The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of Class X or Class
      Certificates may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Class X and Class
      Certificates are advised to consult their tax advisors concerning the treatment of such Certificates.

    Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For Federal income tax reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Servicer's actual receipt of a Prepayment Premium as to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement. It appears that Prepayment Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

    Certain Classes of Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

NEW WITHHOLDING REGULATIONS

    The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding, and information reporting rules described in the Prospectus. The New Regulations attempt to unify certification requirements and to modify reliance standards. The New Regulations will be generally effective for payments made after December 31, 1999. Prospective investors are urged to consult their tax advisors regarding the New Regulations.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

    Certificateholders' interests in Excess Interest will be treated as "stripped coupons" under Section 1286 of the Code. Because Excess Interest will arise on the ARD Loans only if (contrary to the prepayment assumption utilized in determining the rate of accrual of original issue discount, as described above) they do not prepay on their related Anticipated Repayment Dates, for Federal income tax information reporting purposes it will initially be assumed that no such Excess Interest will be paid. Consequently, Excess Interest will not be reported as income in Federal income tax information reports sent to holders of the Offered and Class F and Class G Certificates until such Excess Interest actually accrues. Similarly, no portion of such holders' purchase price of their Certificates will be treated as allocable to their right to receive possible distributions of Excess Interest. However, the Internal Revenue Service might conceivably disagree with this treatment and assert that additional income should be accrued with respect to projected possible payments of Excess Interest in advance of its actual accrual, that additional original issue discount income should be accrued with respect to the Offered and Class F and Class G Certificates, or both. Certificateholders should consult with their tax advisors regarding the overall tax effect of Excess Interest.

    The Offered Certificates will be "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code generally to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.

    The Offered Certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent of the portion of the Mortgage Loans secured by multifamily Mortgaged Properties. See "Description of the Mortgage Asset Pool" herein and "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

    For further information regarding the Federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

                             METHOD OF DISTRIBUTION

    Subject to the terms and conditions set forth in an Underwriting Agreement, dated August, 1998 (the "Underwriting Agreement"), the Underwriters have agreed to purchase and the Depositor has agreed to sell to the Underwriters the Offered Certificates.

    It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, Cedel
Bank, societe anonyme and the Euroclear System on or about August   , 1998,
against payment therefor in immediately available funds.

    In the Underwriting Agreement, the Underwriters have agreed to purchase the portion of the Certificates of each Class set forth below.

ALLOCATION TABLE

UNDERWRITER                                                    CLASS         CLASS        CLASS         CLASS          CLASS
---------------------------------------------------------  -------------  -----------  -----------  -------------  -------------
                                                                     X           A-1          A-2             B              C
Lehman Brothers Inc......................................
Deutsche Bank Securities Inc.............................
Total

UNDERWRITER                                                    CLASS          CLASS
---------------------------------------------------------  -------------  -------------
                                                                     D              E
Lehman Brothers Inc......................................
Deutsche Bank Securities Inc.............................
Total

    In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitment of the nondefaulting Underwriter may be increased or the underwriting may be terminated.

    The Underwriting Agreement provides that the obligation of each Underwriter to pay for and accept delivery of its Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

    The distribution of the Offered Certificates by any Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses
payable by the Depositor, will be approximately    % of the aggregate
Certificate Balance of the Offered Certificates, plus accrued interest. Each Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, each Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. Each Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    Lehman Brothers Inc. is an affiliate of the Lehman Seller.

    The Underwriting Agreement provides that the Depositor will indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments to be made in respect thereof.

    There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of ongoing information available to investors concerning the Offered Certificates will be the Trustee Reports discussed herein under "Description of the Certificates--Reports to Certificateholders; Certain Available Information." Except as described herein under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," there can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Depositor by Mayer, Brown & Platt and for the Underwriters by Brown & Wood LLP.

                                    RATINGS

    It is a condition to their issuance that the respective Classes of Offered Certificates receive the indicated credit ratings from the Rating Agencies:

CLASS                                                                        EXPECTED RATINGS
---------------------------------------------------------------------------  -----------------
Class X....................................................................         AAA
Class A-1..................................................................         AAA
Class A-2..................................................................         AAA
Class B....................................................................         AA
Class C....................................................................          A
Class D....................................................................         BBB
Class E....................................................................        BBB-

    The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the
Distribution Date in             (the "Rated Final Distribution Date"). The
ratings take into consideration the credit quality of the Mortgage Asset Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Asset Pool is adequate to make payments of principal and interest required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of principal prepayments (whether voluntary or involuntary) on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be collected in connection with such prepayments or the corresponding effect on yield to investors or (iv) whether and to what extent Excess Interest will be collected on any ARD Loan. In general, the ratings thus address credit risk and not prepayment risk.

    As described herein, the amounts payable with respect to the Class X Certificates do not include principal. If all the Mortgage Loans were to prepay in the initial month, with the result that the Class X Certificates were to receive only a single month's interest (without regard to any Prepayment Premiums that may be collected), and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings assigned by the Rating Agencies to the Class X Certificates. The ratings of the Class X Certificates by the Rating Agencies do not address the timing or magnitude of reductions of the Notional Amount of the Class X Certificates, but only the obligation to pay interest timely on the Notional Amount of the Class X Certificates, as such may be reduced from time to time as described herein. Such ratings do not represent any assessment of the yield to maturity of the Class X Certificates or the possibility that the Class X Certificateholders might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). The Notional Amount upon which interest is calculated in respect of the Class X Certificates is reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount as so reduced from time to time. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

    There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by the Rating Agencies.

    The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                                LEGAL INVESTMENT

    Any Offered Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for the purposes of SMMEA. All other Offered Certificates (the "Non-SMMEA Certificates") will not constitute "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Non-SMMEA Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions in certain forms of mortgage related securities. The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment capital or other restrictions. See "Legal Investment" in the Prospectus.

                              ERISA CONSIDERATIONS

    A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested, that is subject to ERISA and/or Section 4975 of the Code (each, a "Plan") should review with its counsel whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

    The purchase or holding of the Class A and Class X Certificates by, on behalf of or with assets of a Plan may qualify for exemptive relief under the Exemption, as described under "ERISA Considerations-- Prohibited Transaction Exemption" in the Prospectus and similar exemptions granted to each of the Underwriters (See Prohibited Transaction Exemption 91-14, 56 Fed. Reg. 7413
(1991) and D-10433 (unpublished)).; however, the Exemption contains a number of conditions, including the requirement that any such Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, neither the Exemption nor any similar exemption issued to the Underwriters will apply to the Class B, Class C, Class D or Class E Certificates. As a result, each purchaser of a Class B, Class C, Class D or Class E Certificate or any interest therein will be deemed to have represented by such purchase that either: (a) such purchaser is not a Plan and is not purchasing such Certificates by or on behalf of, or with assets of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, the Fiscal Agent or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (i) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and
(ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. See "ERISA Considerations--Representation From Investing Plans" in the Prospectus.

    Any Plan fiduciary or other person considering whether to purchase an Offered Certificate on behalf of or with assets of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. See "ERISA Considerations" in the Prospectus.

                            INDEX OF PRINCIPAL TERMS

AAA.............................................................................
S-20

Accrued Certificate Interest....................................................
S-73

ADA.............................................................................
S-32

Additional Trust Fund Expenses..................................................
S-77

Advances........................................................................
S-61

Annual Debt Service.............................................................
A-2

Anticipated Repayment Date......................................................
S-12

Appraisal Reduction Amount......................................................
S-78

Appraised Value.................................................................
A-2

ARD Loans.......................................................................
S-12

ARD LTV.........................................................................
A-3,

Arden Borrower..................................................................
S-40

Arden Loan......................................................................
S-40

Arden Mortgage..................................................................
S-40

Arden Properties................................................................
S-40

Arden Realty....................................................................
S-40

ARI.............................................................................
S-40

Assumed Final Distribution Date.................................................
S-2

Assumed Monthly Payment.........................................................
S-74

Available Distribution Amount...................................................
S-71

Balloon Loans...................................................................
S-11

Balloon or ARD Balance..........................................................
A-3

Balloon Payment.................................................................
S-12

Balloon Payment Interest Excess.................................................
S-61

Balloon Payment Interest Shortfall..............................................
S-61

BMC.............................................................................
S-44

BOY.............................................................................
S-43

Boykin Borrower.................................................................
S-43

Boykin Loan.....................................................................
S-43

Boykin Lodging..................................................................
S-43

Boykin Mortgage.................................................................
S-43

Boykin Properties...............................................................
S-43

CBE.............................................................................
S-90

CEDEL...........................................................................
S-9

CEDEL Participants..............................................................
S-68

Certain Loan Payment Terms......................................................
A-1

Certificates....................................................................
Cover

Class...........................................................................
Cover

Class A Certificates............................................................
Cover

Class X Components..............................................................
S-70

Clearance Cooperative...........................................................
S-68

CLTV............................................................................
A-2

Collection Period...............................................................
S-71

Comparative Financial Status Report.............................................
S-80

Controlling Class...............................................................
S-59

Corporate Trust Office..........................................................
S-83

Corrected Mortgage Loan.........................................................
S-57

CPR.............................................................................
S-86

Credit Lease....................................................................
S-11

Credit Lease Loans..............................................................
S-10

Cross-Collateralized Mortgage Loans.............................................
S-30

Cut-off Date Balance............................................................
S-33

Cut-off Date Loan-to-Value Ratio................................................
A-2

Cut-off Date LTV................................................................
A-2

Cut-off Date LTV Ratio..........................................................
S-7

Defeasance Collateral...........................................................
S-35

Defeasance Option...............................................................
S-13

Defeasance Period...............................................................
S-43

Deleted Mortgage Loan...........................................................
S-53

Delinquent Loan Status Report...................................................
S-79

Delivery Date...................................................................
Cover

Depositories....................................................................
S-67

Determination Date..............................................................
S-71

Deutsche........................................................................
Cover

Discount Rate...................................................................
S-75

Discount Rate Fraction..........................................................
S-75

Distributable Certificate Interest..............................................
S-73

Distribution Date...............................................................
S-8

Enhancement Insurer.............................................................
S-29

ERISA ConsiderationsRepresentation From Investing Plans.........................
S-98

Euroclear.......................................................................
S-9

Euroclear Operator..............................................................
S-68

Euroclear Participants..........................................................
S-68

Excess Interest.................................................................
S-12

Fiscal Agent....................................................................
S-83

Form 8-K........................................................................
S-56

GAAP............................................................................
A-1

GLA.............................................................................
S-46

Global Securities...............................................................
D-1

GMAC98C2.xls....................................................................
D-5

GMACCM..........................................................................
S-8

GMACCM Mortgage Loans...........................................................
S-33

Grove...........................................................................
S-48

Grove Borrowers.................................................................
S-48

Grove Loan......................................................................
S-48

Grove Mortgage..................................................................
S-48

Grove Properties................................................................
S-48

Guarantor.......................................................................
S-28

GVE.............................................................................
S-48

Historical Loan Modification Report.............................................
S-79

Historical Loss Estimate Report.................................................
S-80

Index of Principal Terms........................................................
S-8

Initial Pool Balance............................................................
S-2

Interest Reserve Account........................................................
S-75

Interest Reserve Loans..........................................................
S-76

Largest Tenant..................................................................
A-3

LaSalle.........................................................................
S-82

Lease Enhancement Policies......................................................
S-11

Lehman..........................................................................
Cover

Lehman Mortgage Loans...........................................................
S-33

Lehman Seller...................................................................
S-8

Liquidation Fee.................................................................
S-60

Liquidation Fee Rate............................................................
S-60

Loan Payoff Notification Report.................................................
S-80

Loan-to-Value Ratio.............................................................
A-2

Lockbox Account.................................................................
S-34

LOP.............................................................................
S-86

MAC.............................................................................
S-45

Macerich........................................................................
S-45

MAI.............................................................................
S-51

Marketplace.....................................................................
S-45

Master Servicer.................................................................
S-58

Maturity Assumptions............................................................
S-86

Modified Mortgage Loan..........................................................
S-79

Money Rates.....................................................................
S-78

Monthly Payments................................................................
S-34

Monthly Rental Payments.........................................................
S-11

Mortgage Asset Pool.............................................................
S-2

Mortgage Asset Seller...........................................................
S-33

Mortgage Loan Purchase Agreement................................................
S-33

Mortgage Loan Sellers...........................................................
S-8

Mortgage Loans..................................................................
S-2

Mortgage Rate...................................................................
A-3

Net Aggregate Prepayment Interest Shortfall.....................................
S-73

Net Mortgage Rate...............................................................
S-70

New Regulations.................................................................
S-94

NOI Adjustment Worksheet........................................................
S-81

Non-SMMEA Certificates..........................................................
S-21

NRA.............................................................................
S-41

Occupancy as of Date............................................................
A-3

Occupancy Percentage............................................................
A-3

Offered Certificates............................................................
Cover

Operating Statement Analysis....................................................
S-80

OPERS...........................................................................
S-38

OPERS Borrower..................................................................
S-38

OPERS Loan......................................................................
S-38

OPERS Mortgages.................................................................
S-38

OPERS Properties................................................................
S-38

P&I Advance.....................................................................
S-17

Pass-Through Rate...............................................................
S-70

Permitted Encumbrances..........................................................
S-54

Phase I.........................................................................
S-22

Plan............................................................................
S-98

Pooling and Servicing Agreement.................................................
S-13

Prepayment Interest Excess......................................................
S-61

Prepayment Interest Shortfall...................................................
S-61

Prepayment Provisions...........................................................
A-3

Principal Allocation Fraction...................................................
S-75

Principal Balance Certificates..................................................
S-2

Principal Distribution Amount...................................................
S-73

Principal Window................................................................
S-6

Purchase Price..................................................................
S-53

Qualifying Substitute Mortgage Loan.............................................
S-53

Rated Final Distribution Date...................................................
S-97

Rating Agencies.................................................................
S-20

Realized Loss...................................................................
S-77

Realized Losses.................................................................
S-76

Reimbursement Rate..............................................................
S-78

REIT............................................................................
S-40

Related Proceeds................................................................
S-61

Release Date....................................................................
S-35

REMIC Regular Certificates......................................................
Cover

REMIC Residual Certificates.....................................................
Cover

REO Account.....................................................................
S-64

REO Status Report...............................................................
S-80

REO Tax.........................................................................
S-64

Replacement Mortgage Loan.......................................................
S-53

Replacement Special Servicer....................................................
S-58

Required Appraisal Loan.........................................................
S-78

Revised Rate....................................................................
S-34

Risk Factors....................................................................
Cover

Rules...........................................................................
S-67

Scheduled Maturity Date LTV.....................................................
A-3

Senior Certificates.............................................................
Cover

Servicer Watch List.............................................................
S-80

Servicing Advances..............................................................
S-61

Servicing Fee...................................................................
S-59

Servicing Fee Rate..............................................................
S-60

Servicing Standard..............................................................
S-57

Shortfall Amount................................................................
S-40

SMMEA...........................................................................
S-21

South Towne.....................................................................
S-45

South Towne Borrower............................................................
S-45

South Towne Loan................................................................
S-45

South Towne Mortgage............................................................
S-45

South Towne Property............................................................
S-45

Special Servicer................................................................
S-58

Special Servicing Event.........................................................
S-57

Special Servicing Fee...........................................................
S-60

Specially Serviced Mortgage Loan................................................
S-57

SqFt............................................................................
A-3

Square Feet.....................................................................
A-3

Stated Principal Balance........................................................
S-70

Subordinate Certificates........................................................
Cover

Substitute Properties...........................................................
S-42

Substitute Property.............................................................
S-42

Substituted Property............................................................
S-42

Substitution Shortfall Amount...................................................
S-53

Tenant..........................................................................
S-11

Tenants.........................................................................
S-11

Term to Maturity................................................................
A-3

Terms and Conditions............................................................
S-68

The Pooling and Servicing Agreements............................................
S-58

This Week.......................................................................
S-75

Trust Fund......................................................................
S-2

Trustee Reports.................................................................
S-79

U.S. Person.....................................................................
D-4

Underwriters....................................................................
Cover

Underwriting Agreement..........................................................
S-95

Underwritten NCF................................................................
A-1

Underwritten NCF DSCR...........................................................
S-7

Underwritten Net Cash Flow......................................................
A-1

Units...........................................................................
A-3

UW NCF..........................................................................
A-1

UW NCF DSCR.....................................................................
A-2

Voting Rights...................................................................
S-82

Washington/Oregon Hotels........................................................
S-45

Weighted Average Net Mortgage Rate..............................................
S-70

Westboy.........................................................................
S-43

Withheld Amounts................................................................
S-76

Workout Fee.....................................................................
S-60

Workout Fee Rate................................................................
S-60

Yield and Maturity Considerations...............................................
S-2

YM1%............................................................................
A-3

YMP.............................................................................
S-86

                                   ANNEX A-1

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

GENERAL

    The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan and the related Mortaged Properties. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the Mortgage Loan Sellers or the Underwriters or any of their respective affiliates or any other person. The sum of the amounts in any column of any of the tables of this Annex A may not equal the indicated total under such column due to rounding.

    Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles ("GAAP") would not be the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in the following schedule or tables. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth herein with respect to any Mortgaged Property intended to represent such future net cash flow.

    In the schedule and tables set forth in this Annex A, with respect to Mortgage Loans evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, for certain purposes, separate amounts for each such related Mortgaged Property are shown.

DEFINITIONS

    For purposes of the Prospectus Supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings, modified accordingly, by reference to the "Certain Loan Payment Terms" below and footnotes to the schedules that follow:

    1. "Underwritten Net Cash Flow", "Underwritten NCF" or "UW NCF" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of estimated (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments), (c) with the exception of skilled nursing, independent/assisted living/congregate care, hospital, multifamily and hospitality properties, capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable, and (d) an allowance for vacancies and losses. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

    In determining Underwritten Net Cash Flow for a Mortgaged Property, the Mortgage Loan Sellers generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; in some cases the appraisal and/or local market information was the primary basis for the determination. From that information, the Mortgage Loan Sellers calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market

                                     A-1-1
vacancy data), and estimated capital expenditures, leasing commission and tenant improvement reserves. In certain cases, the applicable Mortgage Loan Seller's estimate of Underwritten Net Cash Flow reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom) based upon the Mortgage Loan Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Cash Flow even though such expense may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritten Net Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by any Mortgage Loan Seller in determining the presented operating information.

    2. "Annual Debt Service" generally means, for any Mortgage Loan 12 times the Monthly Payment in effect as of the Cut-off Date for such Mortgage Loan or, for certain Mortgage Loans that pay interest only for a period of time, 12 times the Monthly Payment in effect at the end of such period.

    3. "UW NCF DSCR" or "Underwritten NCF DSCR" means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

    In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflects that ability. With respect to certain Mortgage Loans with respect to which earn-out reserves have been established, UW NCF DSCR is shown assuming that such earn-out is not achieved.

    4. "Appraised Value" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal or market analysis, available to the Depositor (or in the case of two Mortgage Loans, which represent 7.81% of the Initial Pool Balance, as determined by an internal valuation by the related Mortgage Loan Seller. In certain cases, the appraiser's adjusted value takes into account certain repairs or stabilization of operations. In certain cases in which the appraiser assumed the completion of repairs, such repairs were, in general, either completed prior to the Delivery Date or the related Mortgage Loan Seller has taken reserves sufficient to complete such repairs. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

    5. "Cut-off Date Loan-to-Value Ratio," "Loan-to-Value Ratio," "Cut-off Date LTV" or "CLTV" means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the Mortgaged Property or Mortgaged Properties.With respect to certain Mortgage Loans with respect to which earn-out reserves have been established, Cut-off Date Loan-to-Value is shown assuming that such earn-out is not achieved.

                                     A-1-2

    6. "Square Feet" or "SqFt." means, in the case of a Mortgaged Property operated as a retail center, office or medical office complex, industrial/warehouse facility, combination retail office facility or other special purpose property, the square footage of the net rentable or leasable area.

    7. "Units" means: (i) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment; (ii) in the case of a Mortgaged Property operated as a skilled nursing or congregate care facility, the number of beds;
(iii) in the case of a Mortgaged Property constituting a manufactured housing property, the number of pads; and (iv) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms.

    8 "Occupancy Percentage" means the percentage of Square Feet or Units, as the case may be, of the Mortgaged Property that was occupied or leased or, in the case of certain properties, average units so occupied over a specified period, as of a specified date (identified on this Annex A as the "Occupancy as of Date") or as specified by the borrower or as derived from the Mortgaged Property's rent rolls or, with respect to certain skilled nursing, congregate care and assisted living facilities, census reports, operating statements or appraisals or as determined by a site inspection of the Mortgaged Property. Information in this Annex A concerning the "Largest Tenant" is presented as of the same date as of which the Occupancy Percentage is specified.

    9 "Balloon or ARD Balance" means, with respect to any Balloon Loan or ARD Loan, the principal amount that will be due at maturity or on the Anticipated Repayment Date for such Balloon Loan or ARD Loan.

    10. "Scheduled Maturity Date LTV" or "ARD LTV" means, with respect to any Balloon Loan or ARD Loan, the Balloon or ARD Balance for such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property. With respect to certain Mortgage Loans with respect to which earn-out reserves have been established, "Scheduled Maturity Date LTV" and "ARD LTV" is shown assuming that such earn-out is not achieved.

    11. "Mortgage Rate" means, with respect to any Mortgage Loan, the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan.

    12. "Servicing Fee" for each Mortgage Loan includes the compensation payable in respect of the servicing of such Mortgage Loan (which includes the Master Servicing Fee Rate) and the compensation payable to the Trustee.

    13. "Prepayment Provisions" for each Mortgage Loan are: "L," which means the duration of lockout period; "D," which means the duration of any defeasance period; "YM1%," which means the greater of the applicable yield maintenance charge and one percent of the amount being prepaid at such time; a stand alone numeral means a flat percentage of the amount being prepaid. The number following the "/" is the number of payment years for which the related call protection provision is in effect, exclusive of the maturity date for calculation purpose only.

    14. "Term to Maturity" means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the earlier of the related Maturity Date or Anticipated Repayment Date.

INTEREST ONLY LOANS

    LOAN NUMBER GMAC2070. The Mortgage Loan requires Monthly Payments of interest only in the amount of $31,542.50 from August 1, 1998 through July 1, 2000. Commencing on August 1, 2000 and through maturity, Monthly Payments of principal and interest in the amount of $35,704.67 are required.

    LOAN NUMBER GMAC2860. The Mortgage Loan requires Monthly Payments of interest only in the amount of $272,625 from September 10, 1998 through the earlier to occur of the completion of the

                                     A-1-3
retrofit period or April 9, 1999. Commencing after the interest only period and through maturity, Monthly Payments of principal and interest in the amount of $328,613.48 are required.

    LOAN NUMBER GMAC3010. The Mortgage Loan requires Monthly Payments of interest only (calculated using an Actual/360 interest accrual method) from August 1, 1998 through July 1, 2003. Commencing on August 1, 2003 and through maturity, Monthly Payments of principal and interest in the amount of $81,984.16 are required.

    LOAN NUMBER GMAC3210. The Mortgage Loan requires Monthly Payments of interest only in the amount of $191,016.67 from September 10, 1998 through maturity.

    LOAN NUMBER LG980424001. The Mortgage Loan requires Monthly Payments of interest only in the amount of $775,045 from July 1, 1998 through April 1, 2003. In years six to ten amortization is based on a 25 year schedule.

    LOAN NUMBER LG980424003. The Mortgage Loan requires Monthly Payments of interest only in the Amount of $345,975 from July 1, 1998 through June 1, 2008.

    LOAN NUMBER LG97121503. The Mortgage Loan requires Monthly Payments of interest only from August 1, 1998 and continuing through the payment due August 1, 2002. Beginning September 1, 2002, and continuing through August 1, 2007 (the Maturity Date) the Monthly Payment shall increase to $52,918.72. The Annual Debt Service and the Underwritten NCF DSCR reflect the amortizing monthly payments which commence September 1, 2002.

    LOAN NUMBER LG908424002. The Mortgage Loan requires Monthly Payments of interest only from July 2, 1998 and continuing through May 2, 2000. Beginning June 1, 2003; and continuing through June 2, 2008 (The Anticipated Repayment
Date). Both the Annual Debt Service and the Underwritten NCF DSCR reflect the amortizing Monthly Payments which commence June 2, 2000.

    LOAN NUMBER LG971103001. The Mortgage Loan requires Monthly Payments of interest only from February 1, 1998 and continuing through payment due January 1, 2000. Beginning February 1, 2000 and continuing through January 1, 2008 (The Maturity Date). The Monthly Payment shall increase to $33,626.29. Both the Annual Debt Service and the Underwritten NCF DSCR reflect the amortizing Monthly Payments which commence June 2, 2000.

STEP AMORTIZATION LOANS

    LOAN NUMBER GMAC1250. The Mortgage Loan requires Monthly Payments due beginning July 1, 1998 in the amount of $39,408.92 per month and continuing at this level through July 1, 2003. Beginning July 1, 2003, Monthly Payments increase to $42,408.74 through June 1, 2008. Beginning July 1, 2008, Payments increase to $45,681.76 per month through June 1, 2013. Beginning July 1, 2013, Monthly Payments increase to $49,252.26 per month through June 1, 2018. The remaining balance is due on June 1, 2018.

    LOAN NUMBER GMAC2140. The Mortgage Loan requires Monthly Payments due beginning September 1, 1998 in the amount of $57,906.68 per month and continuing at this level through January 1, 2002. Beginning February 1, 2002, Monthly Payments increase to $69,939.41 through January 1, 2007. Beginning February 1, 2007, Monthly Payments increase to $84,139.27 per month through July 1, 2013. The remaining balance is due on August 1, 2013.

    LOAN NUMBER 980127004C. The Mortgage Loan requires Monthly Payments due beginning August 1, 1998 in the amount of $8,484.75 per month through October 1, 2002. Beginning November 1, 2002 through October 1, 2007 the payment increases to $9,757.01. Beginning November 1, 2007 through October 1, 2012 the Payment increases to $11,223.57. Beginning November 1, 2012 through

                                     A-1-4

October 1, 2017 the Payment increases to $12,910.11. Beginning November 1, 2017 through June 1, 2021 the Payment increases to $14,849.63.

    LOAN NUMBER 980204001. The Mortgage Loan requires Monthly Payments due beginning September 1, 1998 in the amount of $43,704.92 per month through November 1, 2012. Beginning December 1, 2012 through November 1, 2017 the Payment increases to $53,600.34.

    LOAN NUMBER 980212001. The Mortgage Loan requires Monthly Payments due beginning July 1, 1998 in the amount of $19,299.60 per month through January 1, 2003. For February 2003 the payment is $19,358.07. Beginning March 1, 2003 through January 1, 2008 the Payment is $19,752.74. For February 1, 2008 the Payment $19,811.27. Beginning March 1, 2008 through January 1, 2013 the Payment is $20,206.38. For February 1, 2013 the Payment is $20,264.79. Beginning March 1, 2013 through February 1, 2018 the Payment is $20,659.02.

    LOAN NUMBER 980602501. The Mortgage Loan requires Monthly Payments due beginning August 1, 1998 in the amount of $9,138.58 per month through October 1, 2002. Beginning November 1, 2002, Payments increase to $10,509.47 through October 1, 2007. Beginning November 1, 2007 Payments increase to $12,085.74 through October 1, 2012. Beginning November 1, 2012 through October 1, 2017 Payments increase to $13,925.39.

    LOAN NUMBER 970924009. The Mortgage Loan requires Monthly Payments due beginning July 1, 1998 in the amount of $26,168.00 per month through March 1, 2003. For April 1, 2003 the Payment is $26,463.35. Beginning May 1, 2003 through March 1, 2008 the Payment increases to $27,476.00. For April 2008 the Payment is $27,786.26. Beginning May 1, 2008 through March 1, 2013 the Payment increases to $28,850.00. For April 1, 2013 the Payment is $29,175.84. Beginning May 1, 2013
through March 1, 2018 the Payment is $30,293.00.

    LOAN NUMBER 971030017. The Mortgage Loan requires Monthly Payments due beginning July 1, 1998 in the amount of $17,213.38 per month through April 1, 2003. Beginning May 1, 2003 through April 1, 2008 the Payment increases to $18,074.05. Beginning May 1, 2008 through April 1, 2013 the Payment increases to $18,977.76. Beginning May 1, 2013 through April 1, 2018 the Payment increases to $19,926.64.

    LOAN NUMBER 971201019. The Mortgage Loan requires Monthly Payments due beginning August 1, 1998 in the amount of $10,769.42 through April 1, 2003. Beginning May 1, 2003 the Payment increases to $12,065.53 through April 1, 2008. Beginning May 1, 2008 through April 1, 2013 the Payment increases to $13,517.96.

CERTAIN RESERVES

    LOAN NUMBERS GMAC2120, GMAC2960, GMAC2970, GMAC2980, GMAC2990, GMAC3020, GMAC3200: The Mortgage Loans require that the borrower provide evidence that a minimum of $250 per bed has been spent annually on capital expenditures.

    LOAN NUMBERS GMAC1360, GMAC1380, GMAC2090-A, GMAC2090-C, GMAC2090-D, GMAC2780, GMAC2840. The Mortgage Loans require that the borrower provide evidence that a minimum of $300 per bed has been spent annually on capital expenditures.

    LOAN NUMBERS GMAC2090-B, GMAC2090-E: The Mortgage Loans require that the Borrower provide evidence that a minimum of $350 per bed has been spent annually on capital expenditures.

    LOAN NUMBER GMAC2810. The Mortgage Loan requires that the borrower provide evidence that a minimum of $450 per bed be spent annually on capital expenditures.

                                     A-1-5

    LOAN NUMBER GMAC1070. The Mortgage Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of the greater of (i) four and one-half percent (4.5%) of the gross operating income of the prior year.

    LOAN NUMBER GMAC1160. The Mortgage Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of the greater of (i) four and one-half percent (4.5%) of the gross operating income of the prior year; or (ii) the amount indicated in the structural engineering report as the amount of annual capital expenditures necessary to maintain the property.

    LOAN NUMBER GMAC1170. The Mortgage Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of the greater of (i) four and one-half percent (4.5%) of the gross operating income of the prior year; or (ii) the amount indicated in the structural engineering report as the amount of annual capital expenditures necessary to maintain the property.

    LOAN NUMBER GMAC1440. The Mortgage Loan requires a deposit of $50,000 on October 1, 1998 if tenant does not exercise lease renewal option on September 30, 1998. Deposit of $50,000 is due on October 1, 2003 if tenant does not exercise second lease renewal option on September 30, 2003.

    LOAN NUMBER GMAC1600. The Mortgage Loan requires a minimum of $200 per unit be spent annually on capital expenditures commencing in the year 2000.

    LOAN NUMBER GMAC1930. The Mortgage Loan requires monthly reserve payments in the amount equal to one-twelfth (1/12th) of four percent (4.0%) of the gross operating income of the prior year.

    LOAN NUMBER GMAC2520. The Mortgage Loan requires Monthly reserve payments in the amount equal to one-twelfth (1/12th) of the greater of (i) five percent (5.0%) of the gross operating income of the prior year; or (ii) the amount of annual expenditures indicated in a structural engineer's report, performed at Lender's request, as the amount necessary to maintain the property.

EARN-OUT AND DEBT SERVICE RESERVE LOANS:

    LOAN NUMBER GMAC1420. The Mortgage Loan requires $450,000 of the original Loan Amount to be reserved in an occupancy reserve fund which is eligible to be drawn in whole within one year of the origination of the Mortgage Loan. The occupancy reserve fund will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements. Prepayment penalties will apply. Based on the fully funded Loan Amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are:
CLTV 85.71 Scheduled Maturity Date LTV 73.99, UW NCF DSCR 1.39x

    LOAN NUMBER GMAC1500: The Mortgage Loan requires $290,000 of the original Loan Amount to be reserved in an occupancy reserve account which is eligible to be drawn on or before December 26, 1998. The Occupancy Reserve account may be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements. Prepayment penalties will not apply. Based on the fully funded Loan Amount the Cut-off-Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 63.6, Scheduled Maturity Date LTV 58.43, UW NCF DSCR 1.26x

    LOAN NUMBER GMAC1860. The Mortgage Loan requires $290,000 of the original Loan Amount to be reserved in an earn-out reserve which is eligible to be drawn before December 31, 1998. To the extent that the Mortgaged Property does not satisfy the draw requirements, the earn-out reserve may be used to partially prepay the Mortgage Loan, to fund leasing obligations, or for any repair or replacement. Prepayment of the Mortgage Loan shall be deemed a partial defeasance of the Mortgage Loan. Based on the fully funded Loan Amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are:
CLTV57.6, Scheduled Maturity Date LTV 52.94, and UW NCF DSCR 1.02

                                     A-1-6

    LOAN NUMBER GMAC1890. The Mortgage Loan requires $300,000 of the original Loan Amount to be reserved in an earn-out reserve which is eligible to be drawn before June 30, 2000. To the extent that the Mortgaged Property does not satisfy the draw requirements, the earn-out reserve may be used to partially prepay the Mortgage Loan, to fund leasing obligations, or for any repair or replacement. Prepayment of the Mortgage Loan shall be deemed a partial defeasance of the Mortgage Loan. Based on the fully funded Loan Amount the Cut-off-Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV81.48, Scheduled Maturity Date LTV 74.76, and UW NCF DSCR 1.37

    LOAN NUMBER GMAC1960. The Mortgage Loan requires $470,000 of the original Loan Amount to be reserved in a rental achievement escrow which is eligible to be drawn within one year of the origination of the Mortgage Loan. The rental achievement escrow will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements. Prepayment penalties will not apply. Based on the fully funded Loan Amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are:
CLTV82.93, Scheduled Maturity Date LTV 71.8, DSCR 1.24

    LOAN NUMBER GMAC 2040. The Mortgage Loan requires $1,500,000 of the original Loan Amount to be reserved in an earn-out escrow which is eligible to be drawn before July 31, 1999. The earn-out escrow will be used to partially defease the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements. Based on the fully funded Loan Amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 86.54, Scheduled Maturity Date LTV 70.41 UW NCF DSCR 1.27

    LOAN NUMBER GMAC2070. The Mortgage Loan requires $1,050,000 of the original Loan Amount to be reserved in a debt service reserve. The debt service will remain in escrow until the Mortgaged Property satisfies the draw requirements. Based on the fully funded Loan Amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 96.12, Scheduled Maturity Date LTV 79.75, and UW NCF DSCR 1.29.

    LOAN NUMBER GMAC2200. The Mortgage Loan requires $500,000 of the original Loan Amount to be reserved in earn-out reserve which is eligible to be drawn before June 30, 2000. To the extent that the Mortgaged Property does not satisfy the draw requirements, the earn-out reserve may be used to partially prepay the Mortgage Loan, to fund leasing obligations, or for any repair or replacement. Prepayment of the Mortgage Loan shall be deemed a partial defeasance of the Mortgage Loan. Based on the fully funded Loan Amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 73.72, Scheduled Maturity Date LTV 58.34, and UW NCF DSCR 1.18

    LOAN NUMBER GMAC2470. The Mortgage Loan requires $205,000 of the original Loan Amount to be reserved in an earn-out escrow which is eligible to be drawn within one year of the organization of the Mortgaged Loan. The earn-out escrow will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements. Prepayment penalties will apply. Based on the fully funded Loan Amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 69.44, Scheduled Maturity Date LTV 60.26, and UW NCF DSCR 1.63

    LOAN NUMBER GMAC2790. The Mortgage Loan requires $1,540,000 of the original Loan Amount to be reserved in a debt service reserve. The debt service reserve will remain in escrow until the Mortgaged Property satisfies the draw requirements. Based on the fully funded Loan Amount the Current LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 79.94, Scheduled Maturity Date LTV 68.67, and UW NCF DSCR 1.22

    LOAN NUMBER GMAC2870. The Mortgage Loan requires $225,000 of the original Loan Amount to be reserved in an earn-out reserve which is eligible to be drawn before June 30, 2000. To th extent that the Mortgaged Property does not satisfy the draw requirements, the earn-out reserve may be used to

                                     A-1-7
partially prepay the Mortgage Loan, to fund leasing obligations, or for any repair or replacement. Prepayment of the Mortgage Loan shall be deemed a partial defeasance of the Mortgage Loane. Based on the fully funded Loan Amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are:
Cut-off Date LTV 61.00, Scheduled Maturity Date LTV 55.97, and UW NCF DSCR 1.91.

    LOAN NUMBER GMAC3310. The Mortgage Loan requires $475,000 of the original Loan Amount to be reserved in an earn-out escrow which is eligible to be drawn beginning February 1, 1999. The earn-out escrow will be used to partially prepay the Mortgage Loan to the extent that the Mortgaged Property does not satisfy the draw requirements on or before August 1, 2000. Prepayment penalties will not apply. Based on the fully funded Loan Amount the Cut-off Date LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 86.39, Scheduled Maturity Date LTV 74.33, and UW NCF DSCR 1.20.

    LOAN NUMBER GMAC3320. The Mortgage Loan requires $3,500,000 of the original Loan Amount to be reserved in a debt service reserve. The debt service reserve will remain in escrow until the Mortgaged Property satisfies the draw requirements. Based on the fully funded Loan Amount the Current LTV, Scheduled Maturity Date LTV and Underwritten NCF DSCR are: CLTV 86.39, Scheduled Maturity Date LTV 74.33, and UW NCF DSCR 1.20.

                                     A-1-8

                               AMORTIZATION TYPES
                              (ALL MORTGAGE LOANS)

                                                                                 % BY
                                                              AGGREGATE        AGGREGATE       AVERAGE        HIGHEST
              AMORTIZATION                    NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE
                  TYPES                         LOANS          BALANCE          BALANCE        BALANCE        BALANCE
-----------------------------------------  ---------------  --------------  ---------------  ------------  -------------
Balloon..................................           311     $1,494,675,764          58.3%     $4,806,031   $  46,463,602
ARD......................................            46        843,730,026          32.9      18,341,957     199,846,047
Fully Amortizing.........................            51        225,542,915           8.8       4,422,410      45,000,000
                                                    ---     --------------         -----     ------------  -------------
Total:...................................           408     $2,563,948,705         100.0%     $6,284,188   $ 199,846,047
                                                    ---     --------------         -----     ------------  -------------
                                                    ---     --------------         -----     ------------  -------------

                                                               WTD. AVG.
                                              WTD. AVG.      CUT-OFF DATE       WTD. AVG.       WTD. AVG.
              AMORTIZATION                  CUT-OFF DATE         UWNCF          OCCUPANCY       MORTGAGE
                  TYPES                        LTV(1)           DSCR(1)          RATE(2)          RATE
-----------------------------------------  ---------------  ---------------  ---------------  -------------
Balloon..................................          72.1%            1.44x            95.2%           7.20%
ARD......................................          56.4             2.03             96.6            6.79
Fully Amortizing.........................          60.8             1.46             97.8            7.50
                                                    ---              ---              ---             ---
Total:...................................          66.0%            1.65x            95.8%           7.09%
                                                    ---              ---              ---             ---
                                                    ---              ---              ---             ---

------------------------------

(1) The DSC Ratio and LTV information does not reflect the 29 Credit Lease Loans representing 4.65% of the Aggregate Cut-off Date Balance.

(2) Occupancy Rates are calculated without reference to Hospitality properties.

                                     A-1-9

                            CUT-OFF DATE LTV RATIOS
               (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

                                                                                % BY
                                                              AGGREGATE       AGGREGATE      AVERAGE        HIGHEST
          RANGE OF CUT-OFF DATE               NUMBER OF      CUT-OFF DATE   CUT-OFF DATE   CUT-OFF DATE  CUT-OFF DATE
             LTV RATIOS (%)                     LOANS          BALANCE         BALANCE       BALANCE        BALANCE
-----------------------------------------  ---------------  --------------  -------------  ------------  -------------
15.1 -20.0...............................             1     $      596,451          0.0%    $  596,451   $     596,451
25.1 -30.0...............................             2          3,529,000          0.1      1,764,500       1,839,056
30.1 -35.0...............................             1          2,484,451          0.1      2,484,451       2,484,451
35.1 -40.0...............................             3         12,026,389          0.5      4,008,796       7,492,092
40.1 -45.0...............................             2          4,717,268          0.2      2,358,634       3,450,000
45.1 -50.0...............................             8        387,884,259         15.9     48,485,532     199,846,047
50.1 -55.0...............................            10        220,586,307          9.0     22,058,631     136,100,000
55.1 -60.0...............................            17        116,366,593          4.8      6,845,094      30,000,000
60.1 -65.0...............................            30        271,481,129         11.1      9,049,371      64,000,000
65.1 -70.0...............................            58        251,382,034         10.3      4,334,173      28,470,701
70.1 -75.0...............................           139        596,389,351         24.4      4,290,571      46,463,602
75.1 -80.0...............................            97        496,231,687         20.3      5,115,791      45,200,000
80.1 -85.0...............................             9         46,292,935          1.9      5,143,659      12,487,350
85.1 -90.0...............................             2         34,792,722          1.4     17,396,361      24,642,722
                                                    ---     --------------  -------------  ------------  -------------
Total/Avg./Wtd. Avg./Min./Max.:..........           379     $2,444,760,576        100.0%    $6,450,556   $ 199,846,047
                                                    ---     --------------  -------------  ------------  -------------
                                                    ---     --------------  -------------  ------------  -------------
Weighted Average: 65.97%

                                              WTD. AVG.        WTD. AVG.       WTD. AVG.      WTD. AVG.
          RANGE OF CUT-OFF DATE             CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
             LTV RATIOS (%)                      LTV             DSCR            RATE           RATE
-----------------------------------------  ---------------  ---------------  -------------  -------------
15.1 -20.0...............................          15.3%            3.30x           93.0%          6.57%
25.1 -30.0...............................          27.4             1.87            98.5           6.57
30.1 -35.0...............................          34.0             2.07            96.9           7.20
35.1 -40.0...............................          39.4             2.21           100.0           7.41
40.1 -45.0...............................          43.8             1.39            98.1           7.80
45.1 -50.0...............................          47.9             2.30            96.4           6.71
50.1 -55.0...............................          52.0             1.94            96.5           6.97
55.1 -60.0...............................          58.1             1.68            97.0           6.93
60.1 -65.0...............................          62.6             1.81            94.6           6.86
65.1 -70.0...............................          67.5             1.49            95.0           7.19
70.1 -75.0...............................          73.4             1.39            95.3           7.33
75.1 -80.0...............................          78.8             1.34            95.7           7.13
80.1 -85.0...............................          81.2             1.36            93.3           7.35
85.1 -90.0...............................          86.1             1.38            95.3           7.48
                                                    ---              ---           -----            ---
Total/Avg./Wtd. Avg./Min./Max.:..........          66.0%            1.65x           95.6%          7.07%
                                                    ---              ---           -----            ---
                                                    ---              ---           -----            ---
Weighted Average: 65.97%

                                     A-1-10

                           ORIGINAL TERM TO MATURITY
                              (ALL MORTGAGE LOANS)

                                                                                 % BY
          RANGE OF CUT-OFF DATE                               AGGREGATE        AGGREGATE       AVERAGE        HIGHEST
            ORIGINAL TERMS TO                 NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE
            MATURITY (MONTHS)                   LOANS          BALANCE          BALANCE        BALANCE        BALANCE
-----------------------------------------  ---------------  --------------  ---------------  ------------  -------------
49 -60...................................             4     $    8,781,233           0.3%     $2,195,308   $   3,889,403
73 -96...................................            22         90,246,956           3.5       4,102,134      13,500,000
109 - 120................................           275      1,895,357,197          73.9       6,892,208     199,846,047
121 - 132................................            18        126,841,877           4.9       7,046,771      30,000,000
133 - 144................................             7         26,194,010           1.0       3,742,001       6,587,099
145 - 156................................             1          3,945,630           0.2       3,945,630       3,945,630
169 - 180................................            28        137,634,484           5.4       4,915,517      20,958,730
181 - 192................................             1         13,939,592           0.5      13,939,592      13,939,592
205 - 216................................             2         13,142,403           0.5       6,571,201      10,445,688
217 - 228................................             2          4,031,406           0.2       2,015,703       2,553,512
229 - 240................................            27         96,092,081           3.7       3,558,966      12,969,890
253 - 276................................            11         52,590,437           2.1       4,780,949       8,436,432
277 - 288................................             1          4,624,417           0.2       4,624,417       4,624,417
289 - 300................................             9         90,526,981           3.5      10,058,553      45,000,000
                                                    ---     --------------        ------     ------------  -------------
Total/Avg./Wtd. Avg./Min./Max.:..........           408     $2,563,948,705         100.0%     $6,284,188   $ 199,846,047
                                                    ---     --------------        ------     ------------  -------------
                                                    ---     --------------        ------     ------------  -------------
Weighted Average: 137

          RANGE OF CUT-OFF DATE               WTD. AVG.        WTD. AVG.       WTD. AVG.      WTD. AVG.
            ORIGINAL TERMS TO               CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
            MATURITY (MONTHS)                  LTV(1)           DSCR(1)         RATE(2)         RATE
-----------------------------------------  ---------------  ---------------  -------------  -------------
49 -60...................................          68.9%            1.36x           99.3%          7.20%
73 -96...................................          72.1             1.36            96.2           7.45
109 - 120................................          65.7             1.69            95.5           7.04
121 - 132................................          63.1             1.77            97.2           6.57
133 - 144................................          74.3             1.40            96.4           7.32
145 - 156................................          64.7             1.57           100.0           7.00
169 - 180................................          69.1             1.51            93.1           7.30
181 - 192................................          59.1             1.38             0.0           7.72
205 - 216................................          79.3             1.39            99.0           6.82
217 - 228................................           0.0             0.00           100.0           7.21
229 - 240................................          67.4             1.50            98.3           7.33
253 - 276................................          76.8             1.27           100.0           7.92
277 - 288................................          74.1             1.31           100.0           8.13
289 - 300................................          61.2             1.42            95.7           7.32
                                                    ---              ---           -----            ---
Total/Avg./Wtd. Avg./Min./Max.:..........          66.0%            1.65x           95.8%          7.09%
                                                    ---              ---           -----            ---
                                                    ---              ---           -----            ---
Weighted Average: 137

------------------------

(1) The DSCR and LTV information does not reflect the 29 Credit Lease Loans representing 4.65% of the Aggregate Cut-off Date Balance.

(2) Occupancy Rates are calculated without reference to Hospitality properties.

                                     A-1-11

                           REMAINING TERM TO MATURITY
                              (ALL MORTGAGE LOANS)

                                                                                 % BY
                RANGE OF                                      AGGREGATE        AGGREGATE       AVERAGE        HIGHEST
           REMAINING TERMS TO                 NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE
            MATURITY (MONTHS)                   LOANS          BALANCE          BALANCE        BALANCE        BALANCE
-----------------------------------------  ---------------  --------------  ---------------  ------------  -------------
= or less than39.........................             1     $    1,042,405           0.0%     $1,042,405   $   1,042,405
40 -48...................................             1          4,678,878           0.2       4,678,878       4,678,878
49 -60...................................             4          8,781,233           0.3       2,195,308       3,889,403
73 -96...................................            20         84,525,673           3.3       4,226,284      13,500,000
97 - 108.................................             3         26,852,033           1.0       8,950,678      21,000,000
109 - 120................................           272      1,868,505,164          72.9       6,869,504     199,846,047
121 - 132................................            18        126,841,877           4.9       7,046,771      30,000,000
133 - 144................................             7         26,194,010           1.0       3,742,001       6,587,099
145 - 156................................             1          3,945,630           0.2       3,945,630       3,945,630
157 - 168................................             1          2,148,532           0.1       2,148,532       2,148,532
169 - 180................................            29        159,871,231           6.2       5,512,801      20,958,730
181 - 192................................             1          2,930,302           0.1       2,930,302       2,930,302
205 - 216................................             1          2,696,715           0.1       2,696,715       2,696,715
217 - 228................................             3          7,309,075           0.3       2,436,358       3,277,670
229 - 240................................            26         94,508,527           3.7       3,634,943      12,969,890
241 - 252................................             9         47,608,639           1.9       5,289,849       8,436,432
253 - 276................................             2          4,981,798           0.2       2,490,899       3,684,611
289 - 300................................             9         90,526,981           3.5      10,058,553      45,000,000
                                                    ---     --------------        ------     ------------  -------------
Total/Avg./Wtd. Avg./Min./Max.:..........           408     $2,563,948,705         100.0%     $6,284,188   $ 199,846,047
                                                    ---     --------------        ------     ------------  -------------
                                                    ---     --------------        ------     ------------  -------------
Weighted Average: 135

                RANGE OF                      WTD. AVG.        WTD. AVG.       WTD. AVG.      WTD. AVG.
           REMAINING TERMS TO               CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
            MATURITY (MONTHS)                  LTV (1)         DSCR (1)        RATE (2)         RATE
-----------------------------------------  ---------------  ---------------  -------------  -------------
= or less than39.........................          37.4%            1.56x          100.0%          9.13%
40 -48...................................          67.8             1.22            89.6           8.56
49 -60...................................          68.9             1.36            99.3           7.20
73 -96...................................          72.7             1.37            96.5           7.37
97 - 108.................................          55.0             1.49            94.6           7.68
109 - 120................................          65.9             1.69            95.6           7.03
121 - 132................................          63.1             1.77            97.2           6.57
133 - 144................................          74.3             1.40            96.4           7.32
145 - 156................................          64.7             1.57           100.0           7.00
157 - 168................................          47.5             2.00            84.0           9.04
169 - 180................................          68.4             1.49            93.7           7.27
181 - 192................................          65.1             1.16           100.0           9.75
205 - 216................................          79.3             1.39            95.3           7.70
217 - 228................................           0.0             0.00           100.0           7.20
229 - 240................................          68.1             1.50            98.3           7.30
241 - 252................................           0.0             0.00           100.0           7.96
253 - 276................................          76.8             1.27           100.0           7.58
289 - 300................................          61.2             1.42            95.7           7.32
                                                    ---              ---           -----            ---
Total/Avg./Wtd. Avg./Min./Max.:..........          66.0%            1.65x           95.8%          7.09%
                                                    ---              ---           -----            ---
                                                    ---              ---           -----            ---
Weighted Average: 135

------------------------

(1) The DSCR and LTV information does not reflect the 29 Credit Lease Loans representing 4.65% of the Aggregate Cut-off Date Balance.

(2) Occupancy Rates are calculated without reference to Hospitality properties.

                                     A-1-12

                        MORTGAGE LOANS BY PROPERTY TYPE
                              (ALL MORTGAGE LOANS)

                                                                                % BY
                                                             AGGREGATE        AGGREGATE        AVERAGE        HIGHEST
                                             NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
             PROPERTY TYPE                     LOANS          BALANCE          BALANCE         BALANCE        BALANCE
----------------------------------------  ---------------  --------------  ---------------  -------------  -------------
Multifamily.............................           132     $  766,245,890          29.9%    $   5,804,893  $  63,000,000
Retail..................................            98        651,740,342          25.4         6,650,412    199,846,047
Office..................................            67        287,606,735          11.2         4,292,638     21,000,000
Hospitality.............................            17        238,428,476           9.3        14,025,204    130,000,000
Health Care.............................            17        158,193,508           6.2         9,305,500     25,000,000
Office/Industrial.......................             1        136,100,000           5.3       136,100,000    136,100,000
CTL.....................................            29        119,188,129           4.6         4,109,935     10,445,688
Industrial/W'hse........................            21        103,599,883           4.0         4,933,328     28,470,701
Self Storage............................            23         49,941,304           1.9         2,171,361      4,345,790
Mixed Use...............................             1         46,463,602           1.8        46,463,602     46,463,602
Other...................................             2          6,440,836           0.3         3,220,418      3,450,000
                                                   ---     --------------         -----     -------------  -------------
Total/Avg./Wtd. Avg.:...................           408     $2,563,948,705         100.0%    $   6,284,188  $ 199,846,047
                                                   ---     --------------         -----     -------------  -------------
                                                   ---     --------------         -----     -------------  -------------


                                             WTD. AVG.        WTD. AVG.       WTD. AVG.      WTD. AVG.
                                           CUT-OFF DATE     CUT-OFF DATE      OCCUPANCY      MORTGAGE
             PROPERTY TYPE                    LTV(1)           DSCR(1)         RATE(2)         RATE
----------------------------------------  ---------------  ---------------  -------------  -------------
Multifamily.............................          69.9%            1.55x           95.7%          6.90%
Retail..................................          64.0             1.74            96.8           7.01
Office..................................          69.1             1.44            95.4           7.28
Hospitality.............................          54.5             1.99             NAP           7.15
Health Care.............................          75.1             1.58            92.2           7.51
Office/Industrial.......................          51.4             2.19            97.3           6.74
CTL.....................................           NAP              NAP           100.0           7.43
Industrial/W'hse........................          69.3             1.31            97.7           7.44
Self Storage............................          69.4             1.46            88.6           7.40
Mixed Use...............................          71.4             1.35            86.0           7.33
Other...................................          48.1             1.40           100.0           7.70
                                                   ---              ---           -----            ---
Total/Avg./Wtd. Avg.:...................          66.0%            1.65x           95.8%          7.09%
                                                   ---              ---           -----            ---
                                                   ---              ---           -----            ---

------------------------------

(1) The DSCR and LTV information does not reflect the 29 Credit Lease Loans representing 4.65% of the Aggregate Cut-off Date Balance.

(2) Occupancy Rates are calculated without reference to Hospitality properties.

                                     A-1-13

                             CUT-OFF DATE BALANCES
                              (ALL MORTGAGE LOANS)

                                                                                              % BY
                                                                           AGGREGATE        AGGREGATE        AVERAGE
                                                          NUMBER OF      CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
          RANGE OF CUT-OFF-DATE BALANCES($)                 LOANS           BALANCE          BALANCE         BALANCE
-----------------------------------------------------  ---------------  ---------------  ---------------  -------------
          0.01 -   2,000,000.........................           107     $   151,979,867           5.9%    $   1,420,373
  2,000,000.01 -   4,000,000.........................           155         442,889,540          17.3         2,857,352
  4,000,000.01 -   6,000,000.........................            69         338,235,662          13.2         4,901,966
  6,000,000.01 -   8,000,000.........................            24         168,028,461           6.6         7,001,186
  8,000,000.01 -  10,000,000.........................             8          69,615,024           2.7         8,701,878
 10,000,000.01 -  12,000,000.........................             7          74,998,049           2.9        10,714,007
 12,000,000.01 -  14,000,000.........................             7          91,701,327           3.6        13,100,190
 14,000,000.01 -  16,000,000.........................             6          88,848,279           3.5        14,808,046
 16,000,000.01 -  18,000,000.........................             1          16,706,602           0.7        16,706,602
 18,000,000.01 -  20,000,000.........................             4          74,482,590           2.9        18,620,648
 20,000,000.01 -  22,000,000.........................             4          83,793,343           3.3        20,948,336
 22,000,000.01 -  24,000,000.........................             1          23,023,619           0.9        23,023,619
 24,000,000.01 -  26,000,000.........................             2          49,642,722           1.9        24,821,361
 26,000,000.01 -  28,000,000.........................             1          26,950,989           1.1        26,950,989
 28,000,000.01 -  30,000,000.........................             2          58,470,701           2.3        29,235,350
 36,000,000.01 -  38,000,000.........................             1          36,500,000           1.4        36,500,000
 38,000,000.01 -  40,000,000.........................             1          38,472,281           1.5        38,472,281
 44,000,000.01 -  46,000,000.........................             2          90,200,000           3.5        45,100,000
 46,000,000.01 -  48,000,000.........................             1          46,463,602           1.8        46,463,602
 62,000,000.01 -  64,000,000.........................             2         127,000,000           5.0        63,500,000
128,000,000.01 - 130,000,000.........................             1         130,000,000           5.1       130,000,000
136,000,000.01 - 138,000,000.........................             1         136,100,000           5.3       136,100,000
198,000,000.01 - 200,000,000.........................             1         199,846,047           7.8       199,846,047
                                                                ---     ---------------        ------     -------------
Total/Avg./Wtd. Avg.:................................           408     $ 2,563,948,705         100.0%    $   6,284,188
                                                                ---     ---------------        ------     -------------
                                                                ---     ---------------        ------     -------------

                                                                                             WTD. AVG.
                                                          HIGHEST         WTD. AVG.        CUT-OFF DATE        WTD. AVG.
                                                       CUT-OFF DATE     CUT-OFF DATE           DSCR            OCCUPANCY
          RANGE OF CUT-OFF-DATE BALANCES($)               BALANCE          LTV(1)            RATIO(1)           RATE(2)
-----------------------------------------------------  -------------  -----------------  -----------------  ---------------
          0.01 -   2,000,000.........................  $   1,996,070           70.0%              1.44x             95.3%
  2,000,000.01 -   4,000,000.........................      4,000,000           70.7               1.44              96.3
  4,000,000.01 -   6,000,000.........................      5,996,902           71.8               1.41              96.2
  6,000,000.01 -   8,000,000.........................      7,983,940           71.8               1.42              95.9
  8,000,000.01 -  10,000,000.........................      9,261,079           73.7               1.35              96.6
 10,000,000.01 -  12,000,000.........................     11,650,000           73.8               1.38              96.5
 12,000,000.01 -  14,000,000.........................     13,939,592           71.8               1.50              94.6
 14,000,000.01 -  16,000,000.........................     15,790,536           71.6               1.56              95.9
 16,000,000.01 -  18,000,000.........................     16,706,602           74.3               1.40              92.8
 18,000,000.01 -  20,000,000.........................     19,000,000           71.4               1.53              90.9
 20,000,000.01 -  22,000,000.........................     21,465,000           67.1               1.41              96.9
 22,000,000.01 -  24,000,000.........................     23,023,619           74.6               1.31              95.0
 24,000,000.01 -  26,000,000.........................     25,000,000           80.2               1.58              93.8
 26,000,000.01 -  28,000,000.........................     26,950,989           55.6               1.87               NAP
 28,000,000.01 -  30,000,000.........................     30,000,000           64.7               1.54              97.7
 36,000,000.01 -  38,000,000.........................     36,500,000           48.2               2.48              97.0
 38,000,000.01 -  40,000,000.........................     38,472,281           79.7               1.25              96.0
 44,000,000.01 -  46,000,000.........................     45,200,000           66.5               1.40              97.0
 46,000,000.01 -  48,000,000.........................     46,463,602           71.4               1.35              86.0
 62,000,000.01 -  64,000,000.........................     64,000,000           61.8               2.08              96.2
128,000,000.01 - 130,000,000.........................    130,000,000           47.0               2.30               NAP
136,000,000.01 - 138,000,000.........................    136,100,000           51.4               2.19              97.3
198,000,000.01 - 200,000,000.........................    199,846,047           48.6               2.31              96.3
                                                       -------------          -----              -----             -----
Total/Avg./Wtd. Avg.:................................  $ 199,846,047           66.0%              1.65x             95.8%
                                                       -------------          -----              -----             -----
                                                       -------------          -----              -----             -----


                                                         WTD. AVG.
                                                         MORTGAGE
          RANGE OF CUT-OFF-DATE BALANCES($)                RATE
-----------------------------------------------------  -------------
          0.01 -   2,000,000.........................         7.31%
  2,000,000.01 -   4,000,000.........................         7.33
  4,000,000.01 -   6,000,000.........................         7.30
  6,000,000.01 -   8,000,000.........................         7.35
  8,000,000.01 -  10,000,000.........................         7.50
 10,000,000.01 -  12,000,000.........................         7.04
 12,000,000.01 -  14,000,000.........................         7.29
 14,000,000.01 -  16,000,000.........................         7.10
 16,000,000.01 -  18,000,000.........................         7.48
 18,000,000.01 -  20,000,000.........................         6.86
 20,000,000.01 -  22,000,000.........................         7.16
 22,000,000.01 -  24,000,000.........................         6.91
 24,000,000.01 -  26,000,000.........................         7.33
 26,000,000.01 -  28,000,000.........................         6.66
 28,000,000.01 -  30,000,000.........................         6.85
 36,000,000.01 -  38,000,000.........................         6.28
 38,000,000.01 -  40,000,000.........................         6.86
 44,000,000.01 -  46,000,000.........................         6.94
 46,000,000.01 -  48,000,000.........................         7.33
 62,000,000.01 -  64,000,000.........................         6.60
128,000,000.01 - 130,000,000.........................         6.90
136,000,000.01 - 138,000,000.........................         6.74
198,000,000.01 - 200,000,000.........................         6.59
                                                             -----
Total/Avg./Wtd. Avg.:................................         7.09%
                                                             -----
                                                             -----

----------------------------------

(1) The DSCR and LTV information does not reflect the 29 Credit Lease Loans respresenting 4.65% of the Aggregate Cut-off Date Balance.

(2) Occupancy Rates are calculated without Reference to Hospitality Properties.

                                     A-1-14

                             CUT-OFF DATE DSC RATIO
               (ALL MORTGAGE LOANS OTHER THAN CREDIT LEASE LOANS)

                                                                                              % BY
                                                                           AGGREGATE        AGGREGATE        AVERAGE
                                                          NUMBER OF      CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
          RANGE OF CUT-OFF-DATE BALANCES($)                 LOANS           BALANCE          BALANCE         BALANCE
-----------------------------------------------------  ---------------  ---------------  ---------------  -------------
1.05 - 1.09..........................................             1     $     1,200,000           0.0%    $   1,200,000
1.10 - 1.14..........................................             1          10,489,374           0.4        10,489,374
1.15 - 1.19..........................................             6          40,269,038           1.6         6,711,506
1.20 - 1.24..........................................            14         103,492,845           4.2         7,392,346
1.25 - 1.29..........................................            64         316,078,815          12.9         4,938,731
1.30 - 1.34..........................................            69         266,337,769          10.9         3,859,968
1.35 - 1.39..........................................            51         234,194,895           9.6         4,592,057
1.40 - 1.44..........................................            40         168,432,921           6.9         4,210,823
1.45 - 1.49..........................................            28         119,852,858           4.9         4,280,459
1.50 - 1.54..........................................            16         123,798,949           5.1         7,737,434
1.55 - 1.59..........................................            23          97,167,384           4.0         4,224,669
1.60 - 1.64..........................................            14          48,148,268           2.0         3,439,162
1.65 - 1.69..........................................             8          52,307,777           2.1         6,538,472
1.70 - 1.74..........................................             8          32,607,361           1.3         4,075,920
1.75 - 1.79..........................................             6          41,749,248           1.7         6,958,208
1.80 - 1.84..........................................             5          46,260,006           1.9         9,252,001
1.85 - 1.89..........................................             6          56,079,989           2.3         9,346,665
1.90 - 1.94..........................................             4          29,385,814           1.2         7,346,453
1.95 - 1.99..........................................             1           3,000,000           0.1         3,000,000
2.00 - 2.04..........................................             1           2,148,532           0.1         2,148,532
2.05 - 2.09..........................................             3          73,317,917           3.0        24,439,306
2.10 - 2.14..........................................             2          68,985,657           2.8        34,492,828
2.15 - 2.19..........................................             1         136,100,000           5.6       136,100,000
2.20 - 2.29..........................................             2           2,920,772           0.1         1,460,386
2.30 - 2.44..........................................             2         329,846,047          13.5       164,923,023
2.45 - 3.19..........................................             1          36,500,000           1.5        36,500,000
3.20 - 3.29..........................................             1           3,491,891           0.1         3,491,891
3.30.................................................             1             596,451           0.0           596,451
                                                                ---     ---------------        ------     -------------
Total/Avg./Wtd. Avg.:................................           379     $ 2,444,760,576         100.0%    $   6,450,556
                                                                ---     ---------------        ------     -------------
                                                                ---     ---------------        ------     -------------
NZWA: 1.65...........................................

                                                                                             WTD. AVG.
                                                          HIGHEST         WTD. AVG.        CUT-OFF DATE        WTD. AVG.
                                                       CUT-OFF DATE     CUT-OFF DATE           DSCR            OCCUPANCY
          RANGE OF CUT-OFF-DATE BALANCES($)               BALANCE            LTV               RATIO            RATE(1)
-----------------------------------------------------  -------------  -----------------  -----------------  ---------------
1.05 - 1.09..........................................  $   1,200,000           60.0%              1.06x             84.0%
1.10 - 1.14..........................................     10,489,374           80.7               1.12              88.0
1.15 - 1.19..........................................     20,369,613           78.8               1.17              96.4
1.20 - 1.24..........................................     28,470,701           74.8               1.22              94.3
1.25 - 1.29..........................................     45,200,000           76.2               1.27              96.1
1.30 - 1.34..........................................     23,023,619           73.9               1.32              96.4
1.35 - 1.39..........................................     46,463,602           72.5               1.36              94.6
1.40 - 1.44..........................................     21,465,000           71.3               1.41              97.0
1.45 - 1.49..........................................     24,642,722           75.3               1.47              94.5
1.50 - 1.54..........................................     45,000,000           60.8               1.52              94.1
1.55 - 1.59..........................................     18,900,000           68.2               1.57              90.9
1.60 - 1.64..........................................     13,751,332           70.7               1.63              91.6
1.65 - 1.69..........................................     25,000,000           74.3               1.67              95.2
1.70 - 1.74..........................................     12,969,890           63.2               1.72              95.2
1.75 - 1.79..........................................     14,385,965           62.4               1.77              92.5
1.80 - 1.84..........................................     30,000,000           56.0               1.84              98.9
1.85 - 1.89..........................................     26,950,989           58.2               1.86              97.7
1.90 - 1.94..........................................     19,000,000           60.8               1.93              97.6
1.95 - 1.99..........................................      3,000,000           62.5               1.99             100.0
2.00 - 2.04..........................................      2,148,532           47.5               2.00              84.0
2.05 - 2.09..........................................     64,000,000           62.0               2.05              95.4
2.10 - 2.14..........................................     63,000,000           60.9               2.11              96.1
2.15 - 2.19..........................................    136,100,000           51.4               2.19              97.3
2.20 - 2.29..........................................      1,525,000           53.8               2.24              89.6
2.30 - 2.44..........................................    199,846,047           48.0               2.31              96.3
2.45 - 3.19..........................................     36,500,000           48.2               2.48              97.0
3.20 - 3.29..........................................      3,491,891           38.8               3.20             100.0
3.30.................................................        596,451           15.3               3.30              93.0
                                                       -------------          -----              -----            ------
Total/Avg./Wtd. Avg.:................................  $ 199,846,047           66.0%              1.65x             95.6%
                                                       -------------          -----              -----            ------
                                                       -------------          -----              -----            ------
NZWA: 1.65...........................................

                                                         WTD. AVG.
                                                         MORTGAGE
          RANGE OF CUT-OFF-DATE BALANCES($)                RATE
-----------------------------------------------------  -------------
1.05 - 1.09..........................................         6.35%
1.10 - 1.14..........................................         7.46
1.15 - 1.19..........................................         7.39
1.20 - 1.24..........................................         7.37
1.25 - 1.29..........................................         7.15
1.30 - 1.34..........................................         7.23
1.35 - 1.39..........................................         7.30
1.40 - 1.44..........................................         7.23
1.45 - 1.49..........................................         7.55
1.50 - 1.54..........................................         7.27
1.55 - 1.59..........................................         7.29
1.60 - 1.64..........................................         7.41
1.65 - 1.69..........................................         7.20
1.70 - 1.74..........................................         6.84
1.75 - 1.79..........................................         7.14
1.80 - 1.84..........................................         6.68
1.85 - 1.89..........................................         6.51
1.90 - 1.94..........................................         6.49
1.95 - 1.99..........................................         6.35
2.00 - 2.04..........................................         9.04
2.05 - 2.09..........................................         6.74
2.10 - 2.14..........................................         6.61
2.15 - 2.19..........................................         6.74
2.20 - 2.29..........................................         7.41
2.30 - 2.44..........................................         6.71
2.45 - 3.19..........................................         6.28
3.20 - 3.29..........................................         7.25
3.30.................................................         6.57
                                                             -----
Total/Avg./Wtd. Avg.:................................         7.07%
                                                             -----
                                                             -----
NZWA: 1.65...........................................

----------------------------------

(1) Occupancy Rates are calculated without reference to Hospitality properties.

                                     A-1-15

                                OCCUPANCY RATES
(ALL MORTGAGE LOANS OTHER THAN MORTGAGE LOANS SECURED BY HOSPITALITY PROPERTIES)

                                                                                               % BY
                                                                            AGGREGATE        AGGREGATE        AVERAGE
                                                           NUMBER OF      CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
             RANGE OF OCCUPANCY RATES(%)                     LOANS           BALANCE          BALANCE         BALANCE
------------------------------------------------------  ---------------  ---------------  ---------------  -------------
less than or =65.00...................................             2     $    45,989,949           2.0%     $22,994,975
70.01 - 75.00.........................................             2          20,895,642           0.9       10,447,821
75.01 - 80.00.........................................             8          15,820,406           0.7        1,977,551
85.01 - 90.00.........................................            26         149,568,211           6.4        5,752,624
greater than or = 95.01...............................           261       1,654,041,567          71.1        6,337,324
                                                                 ---     ---------------        ------     -------------
Total/Avg./Wtd. Avg.:.................................           391     $ 2,325,520,229         100.0%     $ 5,947,622
                                                                 ---     ---------------        ------     -------------
                                                                 ---     ---------------        ------     -------------


                                                           HIGHEST         WTD. AVG.          WTD. AVG.         WTD. AVG.
                                                        CUT-OFF DATE     CUT-OFF DATE       CUT-OFF DATE        OCCUPANCY
             RANGE OF OCCUPANCY RATES(%)                   BALANCE            LTV               DSCR              RATE
------------------------------------------------------  -------------  -----------------  -----------------  ---------------
less than or =65.00...................................  $  45,000,000           53.5%              1.52x             54.4%
70.01 - 75.00.........................................     18,900,000           65.1               1.56              73.8
75.01 - 80.00.........................................      4,345,790           66.0               1.54              77.9
85.01 - 90.00.........................................     46,463,602           71.6               1.43              87.6
greater than or = 95.01...............................    199,846,047           65.5               1.68              98.0
                                                        -------------          -----              -----            ------
Total/Avg./Wtd. Avg.:.................................  $ 199,846,047           67.2%              1.61x             95.8%
                                                        -------------          -----              -----            ------
                                                        -------------          -----              -----            ------


                                                          WTD. AVG.
                                                          MORTGAGE
             RANGE OF OCCUPANCY RATES(%)                    RATE
------------------------------------------------------  -------------
less than or =65.00...................................         7.28%
70.01 - 75.00.........................................         7.14
75.01 - 80.00.........................................         7.46
85.01 - 90.00.........................................         7.43
greater than or = 95.01...............................         7.00
                                                              -----
Total/Avg./Wtd. Avg.:.................................         7.08%
                                                              -----
                                                              -----

                                     A-1-16

                          REMAINING AMORTIZATION TERMS
          (ALL MORTGAGE LOANS OTHER THAN INTEREST-ONLY MORTGAGE LOANS)

                                                                                               % BY
                                                                            AGGREGATE        AGGREGATE        AVERAGE
                                                           NUMBER OF      CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
    RANGE OF REMAINING AMORTIZATION TERM (MONTHS)            LOANS           BALANCE          BALANCE         BALANCE
------------------------------------------------------  ---------------  ---------------  ---------------  -------------
=< 109................................................             1     $    64,000,000           2.6%     $64,000,000
110 - 133.............................................             4           7,575,451           0.3        1,893,863
134 - 157.............................................             1           2,148,532           0.1        2,148,532
170 - 181.............................................             8          26,302,681           1.1        3,287,835
182 - 193.............................................             2           3,972,707           0.2        1,986,354
194 - 205.............................................             1           2,319,892           0.1        2,319,892
218 - 229.............................................             1           1,477,894           0.1        1,477,894
230 - 241.............................................            22          91,899,808           3.7        4,177,264
242 - 253.............................................            10          56,828,639           2.3        5,682,864
254 - 265.............................................             3           7,922,737           0.3        2,640,912
266 - 277.............................................             3           7,563,951           0.3        2,521,317
278 - 289.............................................             3          16,611,253           0.7        5,537,084
290 - 301.............................................           107         789,133,740          32.0        7,375,082
314 - 325.............................................             3          56,092,480           2.3       18,697,493
326 - 349.............................................             3          12,682,915           0.5        4,227,638
350 >=................................................           234       1,317,916,025          53.5        5,632,120
                                                                 ---     ---------------        ------     -------------
Total/Avg./Wtd. Avg.:.................................           406     $ 2,464,448,705         100.0%     $ 6,070,071
                                                                 ---     ---------------        ------     -------------
                                                                 ---     ---------------        ------     -------------
Weighted Average: 325.96

                                                           HIGHEST         WTD. AVG.          WTD. AVG.         WTD. AVG.
                                                        CUT-OFF DATE     CUT-OFF DATE       CUT-OFF DATE        OCCUPANCY
    RANGE OF REMAINING AMORTIZATION TERM (MONTHS)          BALANCE            LTV               DSCR              RATE
------------------------------------------------------  -------------  -----------------  -----------------  ---------------
=< 109................................................  $  64,000,000           61.1%              2.05x             96.6%
110 - 133.............................................      3,450,000           33.8               1.77              98.7
134 - 157.............................................      2,148,532           47.5               2.00              84.0
170 - 181.............................................     10,445,688           51.5               1.67              98.0
182 - 193.............................................      2,930,302           57.8               1.26             100.0
194 - 205.............................................      2,319,892           74.8               1.29             100.0
218 - 229.............................................      1,477,894            0.0               0.00             100.0
230 - 241.............................................     26,950,989           64.3               1.59              97.9
242 - 253.............................................      9,220,000            0.0               0.00             100.0
254 - 265.............................................      3,277,670           72.1               1.30             100.0
266 - 277.............................................      3,684,611           76.8               1.27             100.0
278 - 289.............................................     10,150,000           82.2               1.24              99.2
290 - 301.............................................    136,100,000           62.0               1.75              94.9
314 - 325.............................................     46,463,602           71.5               1.36              85.9
326 - 349.............................................      4,609,873           75.2               1.27              90.5
350 >=................................................    199,846,047           69.2               1.55              96.1
                                                        -------------          -----              -----            ------
Total/Avg./Wtd. Avg.:.................................  $ 199,846,047           66.4%              1.62x             95.8%
                                                        -------------          -----              -----            ------
                                                        -------------          -----              -----            ------
Weighted Average: 325.96

                                                          WTD. AVG.
                                                          MORTGAGE
    RANGE OF REMAINING AMORTIZATION TERM (MONTHS)           RATE
------------------------------------------------------  -------------
=< 109................................................         6.61%
110 - 133.............................................         7.22
134 - 157.............................................         9.04
170 - 181.............................................         7.08
182 - 193.............................................         9.59
194 - 205.............................................         7.88
218 - 229.............................................         7.25
230 - 241.............................................         7.14
242 - 253.............................................         7.83
254 - 265.............................................         7.30
266 - 277.............................................         7.51
278 - 289.............................................         7.29
290 - 301.............................................         7.23
314 - 325.............................................         7.44
326 - 349.............................................         7.88
350 >=................................................         7.00
                                                              -----
Total/Avg./Wtd. Avg.:.................................         7.11%
                                                              -----
                                                              -----
Weighted Average: 325.96

                                     A-1-17

                                 MORTGAGE RATES
                              (ALL MORTGAGE LOANS)

                                                       % BY
   RANGE OF                         AGGREGATE        AGGREGATE       AVERAGE        HIGHEST        WTD. AVG.        WTD. AVG.
MORTGAGE RATES      NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE    CUT-OFF DATE     CUT-OFF DATE
      (%)             LOANS          BALANCE          BALANCE        BALANCE        BALANCE         LTV(1)          DSCR (1)
---------------  ---------------  --------------  ---------------  ------------  -------------  ---------------  ---------------
less than or
 =6.49.........            15     $  142,550,000           5.6%     $9,503,333   $  36,500,000          59.7%            1.98x
6.50 -6.74.....            12        563,560,751          22.0      46,963,396     199,846,047          55.4             2.11
6.75 -6.99.....            41        400,011,597          15.6       9,756,380     130,000,000          64.9             1.71
7.00 -7.24.....           106        459,755,749          17.9       4,337,318      20,958,730          72.9             1.39
7.25 -7.49.....           152        672,598,574          26.2       4,424,991      46,463,602          70.2             1.41
7.50 -7.74.....            43        177,283,670           6.9       4,122,876      24,642,722          71.9             1.42
7.75 -7.99.....            27        105,895,091           4.1       3,922,040       8,436,432          72.2             1.54
8.00 -8.24.....             3         13,506,389           0.5       4,502,130       7,584,785          73.4             1.41
8.25 -8.49.....             2          9,139,695           0.4       4,569,848       6,193,833          59.0             1.41
8.50 -8.74.....             2          7,673,916           0.3       3,836,958       4,678,878          70.6             1.33
8.75 -8.99.....             1          2,350,542           0.1       2,350,542       2,350,542          62.7             1.61
9.00 greater
 than or =.....             4          9,622,730           0.4       2,405,683       3,501,491          58.1             1.41
                          ---     --------------        ------     ------------  -------------           ---              ---
Total/Avg./Wtd.
 Avg.:.........           408     $2,563,948,705         100.0%     $6,284,188   $ 199,846,047          66.0%            1.65x
                          ---     --------------        ------     ------------  -------------           ---              ---
                          ---     --------------        ------     ------------  -------------           ---              ---
Weighted
 Average: 7.09

                     MINIMUM          MAXIMUM
   RANGE OF       CUT-OFF DATE     CUT-OFF DATE      WTD. AVG.      WTD. AVG.
MORTGAGE RATES        UWNCF            UWNCF         OCCUPANCY      MORTGAGE
      (%)            DSCR(1)          DSCR(1)         RATE(2)         RATE
---------------  ---------------  ---------------  -------------  -------------
less than or
 =6.49.........          1.06x            2.48x           97.1%          6.33%
6.50 -6.74.....          1.28             3.30            96.6           6.64
6.75 -6.99.....          1.15             2.30            97.4           6.91
7.00 -7.24.....          1.18             2.07            95.7           7.13
7.25 -7.49.....          1.12             3.20            94.4           7.36
7.50 -7.74.....          1.16             2.24            94.8           7.61
7.75 -7.99.....          1.19             2.05            96.8           7.89
8.00 -8.24.....          1.31             1.47           100.0           8.11
8.25 -8.49.....          1.28             1.47            88.5           8.33
8.50 -8.74.....          1.22             1.49            89.6           8.60
8.75 -8.99.....          1.61             1.61            94.0           8.88
9.00 greater
 than or =.....          1.16             2.00            90.7           9.25
                          ---              ---           -----            ---
Total/Avg./Wtd.
 Avg.:.........          1.06x            3.30x           95.8%          7.09%
                          ---              ---           -----            ---
                          ---              ---           -----            ---
Weighted
 Average: 7.09

------------------------------

(1) The DSCR and LTV information does not reflect the 29 Credit Lease Loans representing 4.65% of the Aggregate Cut-off Date Balance.

(2) Occupancy Rates are calculated without reference to Hospitality properties.

                                     A-1-18

                            MATURITY DATE LTV RATIOS
                          (BALLOON AND ARD LOANS ONLY)

                                                       % BY                                                         WTD. AVG.
   RANGE OF                         AGGREGATE        AGGREGATE       AVERAGE        HIGHEST        WTD. AVG.      CUT-OFF DATE
 MATURITY DATE      NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    CUT-OFF DATE  CUT-OFF DATE    CUT-OFF DATE         UWNCF
 LTV RATIO (%)        LOANS          BALANCE          BALANCE        BALANCE        BALANCE           LTV             DSCR
---------------  ---------------  --------------  ---------------  ------------  -------------  ---------------  ---------------
15.1 -20.0.....             1     $    2,091,556           0.1%     $2,091,556   $   2,091,556          72.1%            1.30x
25.1 -30.0.....             1          8,335,649           0.4       8,335,649       8,335,649          70.6             1.54
30.1 -35.0.....             5         27,139,610           1.2       5,427,922      12,969,890          51.5             1.91
35.1 -40.0.....             7        183,099,573             8      26,157,082     130,000,000          49.5             2.14
40.1 -45.0.....            12        235,030,878          10.2      19,585,907     199,846,047          50.0             2.20
45.1 -50.0.....            17        258,655,342          11.3      15,215,020     136,100,000          53.7             2.00
50.1 -55.0.....            29        179,052,548           7.8       6,174,226      30,000,000          65.0             1.71
55.1 -60.0.....            62        251,139,025          10.9       4,050,629      25,000,000          69.8             1.51
60.1 -65.0.....            92        547,068,675          23.8       5,946,399      64,000,000          71.2             1.53
65.1 -70.0.....           106        535,530,581          23.3       5,052,175      45,200,000          78.1             1.32
70.1 -75.0.....            15         68,034,462             3       4,535,631      13,500,000          79.2             1.35
75.1 -80.0.....             1          1,199,245           0.1       1,199,245       1,199,245          80.0             1.40
                          ---     --------------        ------     ------------  -------------           ---              ---
Total:.........           348     $2,296,377,145           100%     $6,598,785   $ 199,846,047          66.3%            1.66x
                          ---     --------------        ------     ------------  -------------           ---              ---
                          ---     --------------        ------     ------------  -------------           ---              ---
Weighted
  Average:
  66.30

                     MINIMUM          MAXIMUM
   RANGE OF       CUT-OFF DATE     CUT-OFF DATE      WTD. AVG.      WTD. AVG.
 MATURITY DATE        UWNCF            UWNCF         OCCUPANCY      MORTGAGE
 LTV RATIO (%)        DSCR             DSCR            RATE           RATE
---------------  ---------------  ---------------  -------------  -------------
15.1 -20.0.....          1.30x            1.30x          100.0%          7.61%
25.1 -30.0.....          1.54             1.54             0.0           7.88
30.1 -35.0.....          1.34             3.20            98.0           7.19
35.1 -40.0.....          1.38             2.30            97.0           6.93
40.1 -45.0.....          1.29             2.31            96.2           6.73
45.1 -50.0.....          1.28             2.48            95.2           6.84
50.1 -55.0.....          1.06             2.05            94.7           6.96
55.1 -60.0.....          1.19             1.90            95.3           7.21
60.1 -65.0.....          1.12             2.11            94.8           7.13
65.1 -70.0.....          1.15             1.70            96.2           7.15
70.1 -75.0.....          1.26             1.50            96.8           7.28
75.1 -80.0.....          1.40             1.40            98.3           6.98
                          ---              ---           -----            ---
Total:.........          1.06x            3.20x           95.5%          7.05%
                          ---              ---           -----            ---
                          ---              ---           -----            ---
Weighted
  Average:
  66.30

                                     A-1-19

                          RANGE OF STATE DISTRIBUTION
                     (ALL MORTGAGE LOANS AT PROPERTY LEVEL)

                                                                                               % BY
                                                                             NUMBER         AGGREGATE
                                  STATE                                        OF          CUT-OFF DATE
                              DISTRIBUTION                                    LOANS          BALANCE          BALANCE
-------------------------------------------------------------------------  -----------  ------------------  -----------
CA.......................................................................          80   $      430,395,766       16.79%
NJ.......................................................................          21          168,156,601        6.56
FL.......................................................................          43          135,411,071        5.28
TX.......................................................................          43          130,165,158        5.08
CT.......................................................................          53          110,993,127        4.33
PA.......................................................................          12          109,608,162        4.28
NY.......................................................................          19          108,696,563        4.24
UT.......................................................................           4           94,199,166        3.67
OR.......................................................................          10           93,909,578        3.66
MI.......................................................................           9           90,654,398        3.54
NV.......................................................................          10           87,598,047        3.42
VA.......................................................................           8           71,300,076        2.78
SC.......................................................................           9           64,979,722        2.53
IL.......................................................................           9           62,809,788        2.45
WA.......................................................................          11           60,645,693        2.37
GA.......................................................................          20           60,343,442        2.35
DE.......................................................................           4           58,490,814        2.28
MA.......................................................................          14           53,477,729        2.09
CO.......................................................................          10           52,376,017        2.04
AL.......................................................................           7           51,830,724        2.02
OH.......................................................................          16           49,572,859        1.93
AZ.......................................................................          13           47,008,036        1.83
MD.......................................................................           8           40,010,919        1.56
IA.......................................................................           5           36,280,950        1.42
TN.......................................................................          10           34,775,027        1.36
NH.......................................................................           5           31,791,079        1.24
OK.......................................................................           8           26,530,380        1.03
DC.......................................................................           3           23,153,015        0.90
MT.......................................................................           4           23,096,647        0.90
KS.......................................................................           9           20,028,011        0.78
WI.......................................................................           4           17,063,730        0.67
MO.......................................................................           4           14,682,619        0.57
ID.......................................................................           1           14,413,099        0.56
MN.......................................................................           7           13,087,524        0.51
NE.......................................................................           2           11,386,499        0.44
RI.......................................................................           6            9,964,836        0.39
IN.......................................................................           3            9,879,088        0.39
HI.......................................................................           1            9,220,000        0.36
NC.......................................................................           4            9,113,030        0.36
MS.......................................................................           3            8,238,779        0.32
LA.......................................................................           2            5,397,944        0.21
NM.......................................................................           1            4,500,000        0.18
KY.......................................................................           2            3,671,722        0.14
ND.......................................................................           2            3,495,193        0.14
WY.......................................................................           1            1,546,075        0.06
                                                                                  ---   ------------------  -----------
Total:...................................................................         520   $    2,563,948,705      100.00%
                                                                                  ---   ------------------  -----------
                                                                                  ---   ------------------  -----------

                                     A-1-20

GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates Series 1998-C2

ITALICS indicate mortgage loans secured by multiple properties.

Control                        Loan
No.         Seller             Number             Property Name
========================================================================================================
1           GMACCM             GMAC2080           OPERS Factory Outlet Portfolio
1a          GMACCM             GMAC2080-A         Riviera Centre Factory Stores
1b          GMACCM             GMAC2080-B         Westbrook Factory Stores
1c          GMACCM             GMAC2080-C         Myrtle Beach Factory Stores
1d          GMACCM             GMAC2080-D         Rehoboth Beach Outlet Center (Rehoboth 1)
--------------------------------------------------------------------------------------------------------
1e          GMACCM             GMAC2080-E         Bayside & Seaside Exp. (Rehoboth II)
1f          GMACCM             GMAC2080-F         Ocean Outlets - Seaside I (Rehoboth 3)
1g          GMACCM             GMAC2080-G         Factory Stores of Tuscola
1h          GMACCM             GMAC2080-H         Hilton Head Factory Stores I
1i          GMACCM             GMAC2080-I         Hilton Head Factory Stores 2
--------------------------------------------------------------------------------------------------------
1j          GMACCM             GMAC2080-J         Factory Stores at Park City
1k          GMACCM             GMAC2080-K         Lakes Region Factory Stores
1l          GMACCM             GMAC2080-L         Factory Stores at Lincoln City

2           Lehman Brothers    LG980424001        Arden
2a          Lehman Brothers    LG980424001A       625 The City (aka, City Centre I)
--------------------------------------------------------------------------------------------------------
2b          Lehman Brothers    LG980424001B       1370 Valley Vista
2c          Lehman Brothers    LG980424001C       1919 Santa Monica
2d          Lehman Brothers    LG980424001D       5161 Lankershim
2e          Lehman Brothers    LG980424001E       5632 Bolsa (aka, Huntington Beach R&D III)
2f          Lehman Brothers    LG980424001F       5672 Bolsa (aka, Huntington Beach R&D II)
--------------------------------------------------------------------------------------------------------
2g          Lehman Brothers    LG980424001G       5702 Bolsa (aka, Huntington Beach R&D I)
2h          Lehman Brothers    LG980424001H       10351 Santa Monica
2I          Lehman Brothers    LG980424001I       Alcoa/Cymer Building (aka, Cymer Technology Center)
2j          Lehman Brothers    LG980424001J       Calabasas (buildings 1,2,3,4)
2k          Lehman Brothers    LG980424001K       Carlsbad Corporate Center
--------------------------------------------------------------------------------------------------------
2l          Lehman Brothers    LG980424001L       NCR Building (aka, Torreyanna Science Park)
2m          Lehman Brothers    LG980424001M       Newport Irvine Office Center
2n          Lehman Brothers    LG980424001N       Noble Professional Center
2o          Lehman Brothers    LG980424001O       Orange Financial Center
2p          Lehman Brothers    LG980424001P       Parkway Center
--------------------------------------------------------------------------------------------------------
2q          Lehman Brothers    LG980424001Q       Savi Tech Center
2r          Lehman Brothers    LG980424001R       Scripps Ranch
2s          Lehman Brothers    LG980424001S       South Coast Executive Center
2t          Lehman Brothers    LG980424001T       The Plaza (aka, Fountain Valley Plaza)
2u          Lehman Brothers    LG980424001U       Vista Sorrento
--------------------------------------------------------------------------------------------------------
2v          Lehman Brothers    LG980424001V       Westridge

3           Lehman Brothers    LG980424002        Boykin
3a          Lehman Brothers    LG980424002A       Doubletree-Portland Downtown
3b          Lehman Brothers    LG980424002B       Doubletree-Spokane Valley
3c          Lehman Brothers    LG980424002C       Doubletree-Yakima Valley
--------------------------------------------------------------------------------------------------------
3d          Lehman Brothers    LG980424002D       Doubletree-Sacramento
3e          Lehman Brothers    LG980424002E       Doubletree-Riverside
3f          Lehman Brothers    LG980424002F       Doubletree-Bellevue Center
3g          Lehman Brothers    LG980424002G       Doubletree-Eugene/Springfield
3h          Lehman Brothers    LG980424002H       Doubletree-Lloyd Center
--------------------------------------------------------------------------------------------------------
3I          Lehman Brothers    LG980424002I       Doubletree-World Arena
3j          Lehman Brothers    LG980424002J       Doubletree-Omaha

4           Lehman Brothers    LG97121503         South Towne Center and South Towne Marketplace

5           Lehman Brothers    LG980424003        Grove Property Trust
5a          Lehman Brothers    LG980424003A       Four Winds Apartments
--------------------------------------------------------------------------------------------------------
5b          Lehman Brothers    LG980424003B       Brooksyde Apartments
5c          Lehman Brothers    LG980424003C       River's Bend Apartments
5d          Lehman Brothers    LG980424003D       Summit & Birch Hill Apartments
5e          Lehman Brothers    LG980424003E       Colonial Village
5f          Lehman Brothers    LG980424003F       Royale Apartments
--------------------------------------------------------------------------------------------------------
5g          Lehman Brothers    LG980424003G       Fox Hill Apartments
5h          Lehman Brothers    LG980424003H       Bradford Commons
5I          Lehman Brothers    LG980424003I       Burgundy Studios
5j          Lehman Brothers    LG980424003J       Fox Hill Commons
5k          Lehman Brothers    LG980424003K       Loomis Manor
--------------------------------------------------------------------------------------------------------
5l          Lehman Brothers    LG980424003L       Woodbrige Apartments
5m          Lehman Brothers    LG980424003M       Securtity Manor
--------------------------------------------------------------------------------------------------------

Control
No.       Property Type                                      Address                                        City
==================================================================================================================================
1         Retail - Anchored                                  Various                                        Various
1a        Retail - Anchored                                  South McKenzie Street                          Foley
1b        Retail - Unanchored                                314 Flat Rock Place                            Westbrook
1c        Retail - Unanchored                                Hwy 501 & Waccamaw Pines Dr                    Myrtle Beach
1d        Retail - Unanchored                                Route 1 and Route 283                          Rehoboth Beach
----------------------------------------------------------------------------------------------------------------------------------
1e        Retail - Anchored                                  Route 1 and Route 271/Route 273                Rehoboth
1f        Retail - Unanchored                                Route 1 and Route 271                          Rehoboth Beach
1g        Retail - Unanchored                                SWQ of Highway 36 and Interstate 57            Tuscola
1h        Retail - Unanchored                                U.S. Highway 278                               Bluffton
1i        Retail - Anchored                                  U.S. Highway 278                               Bluffton
----------------------------------------------------------------------------------------------------------------------------------
1j        Retail - Unanchored                                6699 North Landmark Drive                      Park City
1k        Retail - Unanchored                                120 Laconia Road                               Tilton
1l        Retail - Anchored                                  1500 SE Devils Lake Road                       Lincoln City

2         Office/Industrial - 78% Office/22% Industrial      Various                                        Various
2a        Office                                             625 The City Drive                             Orange
----------------------------------------------------------------------------------------------------------------------------------
2b        Office                                             1370 Valley Vista Drive                        Diamond Bar
2c        Office                                             1919 Santa Monica                              Santa Monica
2d        Office                                             5161 Lankershim Blvd.                          North Hollywood
2e        Office/Industrial                                  5632 Bolsa Avenue                              Huntington Beach
2f        Office/Industrial                                  5672 Bolsa Avenue                              Huntington Beach
----------------------------------------------------------------------------------------------------------------------------------
2g        Office/Industrial                                  5702 Bolsa Avenue                              Huntington Beach
2h        Office                                             10351 Santa Monica                             Los Angeles
2I        Office/Industrial                                  16250 Via Del Campo                            San Diego
2j        Office                                             26010,26025,26115 and 26135 Mureau Road        Calabasas
2k        Office                                             1950 Camino Vida Roble                         Carlsbad
----------------------------------------------------------------------------------------------------------------------------------
2l        Office                                             11010 Torreyanna+F65 Road                      La Jolla
2m        Office                                             3300 Irvine Avenue                             Newport Beach
2n        Office                                             15060 Ventura Blvd                             Sherman Oaks
2o        Office                                             701 South Parker Street                        Orange
2p        Office                                             4200 & 4260 Truxton Ave                        Bakersfield
----------------------------------------------------------------------------------------------------------------------------------
2q        Office/Industrial                                  22705-22745 Savi Ranch Pkwy                    Yorba Linda
2r        Office/Industrial                                  10180 Scripps Ranch                            San Diego
2s        Office                                             1503 South Coast                               Costa Mesa
2t        Office                                             10540 Talbert Ave.                             Fountain Valley
2u        Office                                             10251 Vista Sorrento                           San Diego
----------------------------------------------------------------------------------------------------------------------------------
2v        Office/Industrial                                  6565 Na+F165ncy Ridge S                        San Diego

3         Hotel - Full Service                               Various                                        Various
3a        Hotel - Full Service                               315 SW Lincoln                                 Portland
3b        Hotel - Full Service                               North 1100 Sullivan Road                       Spokane
3c        Hotel - Full Service                               1507 North First Street                        Yakima
----------------------------------------------------------------------------------------------------------------------------------
3d        Hotel - Full Service                               2001 Point West Way                            Sacramento
3e        Hotel - Full Service                               2900 Chinden Boulevard                         Boise
3f        Hotel - Full Service                               818 112th Avenue NE                            Bellevue
3g        Hotel - Full Service                               3280 Gateway Road                              Springfield
3h        Hotel - Full Service                               1000 NE Multnomah                              Portland
----------------------------------------------------------------------------------------------------------------------------------
3I        Hotel - Full Service                               177Cheyenn Mountain Boulevard                  Colorado Springs
3j        Hotel - Full Service                               1616 Dodge Street                              Omaha

4         Retail - Anchored                                  I-15 and 10600 South Street                    Sandy

5         Multifamily                                        Various                                        Various
5a        Multifamily                                        5500 North Main Street                         Fall River
----------------------------------------------------------------------------------------------------------------------------------
5b        Multifamily                                        105-169 Loomis Drive                           West Hartford
5c        Multifamily                                        630 Poguonock Avenue                           Windsor
5d        Multifamily                                        191-221 & 271-287 Main Street                  Farmington
5e        Multifamily                                        10 Colonial Court                              Plainville
5f        Multifamily                                        65-75 Oaklawn Avenue                           Cranston
----------------------------------------------------------------------------------------------------------------------------------
5g        Multifamily                                        168 Fox Hill Lane                              Enfield
5h        Multifamily                                        1518-1584 Willard Avenue                       Newington
5I        Multifamily                                        104 Meeting House Lane                         Middletown
5j        Multifamily                                        101 South Street                               Vernon
5k        Multifamily                                        71 Loomis Drive                                West Hartford
----------------------------------------------------------------------------------------------------------------------------------
5l        Multifamily                                        83 Main Street                                 Newington
5m        Multifamily                                        47 Broad Street                                Westfield
----------------------------------------------------------------------------------------------------------------------------------

                           Cross                                               % of Aggregate  Cumulative
Control           Zip      Collateralized  Original          Cut-off Date      Cut-off Date    % of Initial  Mortgage
No.       State   Code     Groups          Balance ($)       Balance ($)       Balance         Pool Balance  Rate (%)
=====================================================================================================================
1         VAR     Various  No               $ 200,000,000    $ 199,846,047          7.79%        7.79%        6.5900%
1a        AL      36535
1b        CT      06498
1c        SC      29579
1d        DE      19971
-----------------------------------------------------------------------------------------------------------------------
1e        DE      19971
1f        DE      19971
1g        IL      61953
1h        SC      29910
1i        SC      29910
-----------------------------------------------------------------------------------------------------------------------
1j        UT      84098
1k        NH      03276
1l        OR      97367

2         CA      Various  No                 136,100,000      136,100,000          5.31        13.10         6.7400
2a        CA      92668
-----------------------------------------------------------------------------------------------------------------------
2b        CA      91765
2c        CA      90404
2d        CA      91601
2e        CA      92649
2f        CA      92649
-----------------------------------------------------------------------------------------------------------------------
2g        CA      92649
2h        CA      90025
2I        CA      92127
2j        CA      91302
2k        CA      92008
-----------------------------------------------------------------------------------------------------------------------
2l        CA      92121
2m        CA      92660
2n        CA      91403
2o        CA      92668
2p        CA      93309
-----------------------------------------------------------------------------------------------------------------------
2q        CA      92687
2r        CA      92131
2s        CA      92626
2t        CA      92708
2u        CA      92121
-----------------------------------------------------------------------------------------------------------------------
2v        CA      92121

3         VAR     Various  No                 130,000,000      130,000,000          5.07        18.17         6.9000
3a        OR      97201                                                                                       6.9000
3b        WA      99037                                                                                       6.9000
3c        WA      98901                                                                                       6.9000
-----------------------------------------------------------------------------------------------------------------------
3d        CA      95815                                                                                       6.9000
3e        ID      83720                                                                                       6.9000
3f        WA      99004                                                                                       6.9000
3g        OR      97477                                                                                       6.9000
3h        OR      98232                                                                                       6.9000
-----------------------------------------------------------------------------------------------------------------------
3I        CO      80906                                                                                       6.9000
3j        NE      68102                                                                                       6.9000

4         UT      84070    No                  64,000,000       64,000,000          2.50        20.67         6.6100

5         VAR     Various  No                  63,000,000       63,000,000          2.46        23.13         6.5900
5a        MA      02720                                                                                       6.5900
-----------------------------------------------------------------------------------------------------------------------
5b        CT      06107                                                                                       6.5900
5c        CT      06095                                                                                       6.5900
5d        CT      06032                                                                                       6.5900
5e        CT      06062                                                                                       6.5900
5f        RI      02920                                                                                       6.5900
-----------------------------------------------------------------------------------------------------------------------
5g        CT      06082                                                                                       6.5900
5h        CT      06111                                                                                       6.5900
5I        CT      06457                                                                                       6.5900
5j        CT      06066                                                                                       6.5900
5k        CT      06107                                                                                       7
-----------------------------------------------------------------------------------------------------------------------
5l        CT      06111                                                                                       6.5900
5m        MA      01085                                                                                       6.5900
-----------------------------------------------------------------------------------------------------------------------

        Master                  Interest                             Original      Remaining     Term to   Term to   Original
Control Servicing   Servicing   Accrual   Amortization               Interest-Only Interest-Only Maturity  Maturity  Amortization
No.     Fee         Fee         Method    Type                       Period (Mos.) Period (Mos.) (Mos.)    (Mos.)    Term (Mos.)
=================================================================================================================================
1                               Act/360   Hyperamortizing                       0             0       120       119          360
1a
1b
1c
1d
---------------------------------------------------------------------------------------------------------------------------------
1e
1f
1g
1h
1i
---------------------------------------------------------------------------------------------------------------------------------
1j
1k
1l

2                               Act/360   Interest Only...Hyper                57            56       118       117          300
2a
---------------------------------------------------------------------------------------------------------------------------------
2b
2c
2d
2e
2f
---------------------------------------------------------------------------------------------------------------------------------
2g
2h
2I
2j
2k
---------------------------------------------------------------------------------------------------------------------------------
2l
2m
2n
2o
2p
---------------------------------------------------------------------------------------------------------------------------------
2q
2r
2s
2t
2u
---------------------------------------------------------------------------------------------------------------------------------
2v

3                               Act/360   Interest Only...Hyper                23            21       120       118          300
3a
3b
3c
---------------------------------------------------------------------------------------------------------------------------------
3d
3e
3f
3g
3h
---------------------------------------------------------------------------------------------------------------------------------
3I
3j

4                               Act/360   Interest Only...Hyper               120           120       120       120            0

5                               30/360    Interest Only                       120           118       120       118            0
5a
---------------------------------------------------------------------------------------------------------------------------------
5b
5c
5d
5e
5f
---------------------------------------------------------------------------------------------------------------------------------
5g
5h
5I
5j
5k
---------------------------------------------------------------------------------------------------------------------------------
5l
5m
---------------------------------------------------------------------------------------------------------------------------------

          Remaining                                                                                                   Underwritten
Control   Amortization    Origination   Maturity   Balloon                                           Annual           Net
No.       Term (Mos.)     Date          or ARD     Balance ($)  Prepayment Provisions                Debt Service ($) Cash Flow ($)
===================================================================================================================================
1                359           6/18/98   7/10/08 $170,351,005   L(2),D(8)                             $ 15,466,775    $ 35,691,383
1a
1b
1c
1d
-----------------------------------------------------------------------------------------------------------------------------------
1e
1f
1g
1h
1i
-----------------------------------------------------------------------------------------------------------------------------------
1j
1k
1l

2                300           6/8/98    4/16/08  124,441,148   L(2.083),D(7.75)                         9,300,545      20,372,373
2a
-----------------------------------------------------------------------------------------------------------------------------------
2b
2c
2d
2e
2f
-----------------------------------------------------------------------------------------------------------------------------------
2g
2h
2I
2j
2k
-----------------------------------------------------------------------------------------------------------------------------------
2l
2m
2n
2o
2p
-----------------------------------------------------------------------------------------------------------------------------------
2q
2r
2s
2t
2u
-----------------------------------------------------------------------------------------------------------------------------------
2v

3                300           5/24/98   6/2/08   110,251,602   L(2.167),D(7.833)                       10,926,439      25,082,126
3a
3b
3c
-----------------------------------------------------------------------------------------------------------------------------------
3d
3e
3f
3g
3h
-----------------------------------------------------------------------------------------------------------------------------------
3I
3j

4                  0           7/24/98   8/10/08   64,000,000   L(2),D(8)                                4,289,156       8,775,115

5                  0           6/1/98    6/1/08    63,000,000   L(2.167),D(7.833)                        4,151,700       8,780,468
5a
-----------------------------------------------------------------------------------------------------------------------------------
5b
5c
5d
5e
5f
-----------------------------------------------------------------------------------------------------------------------------------
5g
5h
5I
5j
5k
-----------------------------------------------------------------------------------------------------------------------------------
5l
5m
-----------------------------------------------------------------------------------------------------------------------------------

          Underwritten                            Cut-off      Scheduled                                             Sq. Ft, Units
Control   NCF           Appraised   Appraisal     Date         Maturity or ARD   Year                Year            Beds, Pads
No.       DSCR (x)      Value ($)   Date          LTV (%)      Date LTV(%)       Built               Renovated       or Rooms
====================================================================================================================================
1             2.31  x $411,390,000                 48.6%               41.4%     Various             Various         2,918,570 Sq Ft
1a                      72,000,000    5/10/98                                    1988                1994/1995         534,011 Sq Ft
1b                      33,400,000     5/6/98                                    1995                N/A               254,094 Sq Ft
1c                      51,000,000     9/1/98                                    In Stages 1955-1998 N/A               333,266 Sq Ft
1d                      28,000,000     5/1/98                                    1995                N/A               186,059 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
1e                      46,000,000     5/1/98                                    1989/1995           1998              284,972 Sq Ft
1f                      13,900,000     5/1/98                                    1990                1995               88,181 Sq Ft
1g                      30,090,000     5/1/98                                    1994                N/A               248,646 Sq Ft
1h                      23,750,000    5/10/98                                    In Stages 1988-1991 N/A               172,032 Sq Ft
1i                      17,500,000    5/10/98                                    1997                N/A               123,379 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
1j                      28,100,000     5/8/98                                    1991                N/A               205,456 Sq Ft
1k                      29,000,000    5/13/98                                    1994                N/A               228,146 Sq Ft
1l                      38,650,000    4/28/98                                    1989                1996              260,328 Sq Ft

2             2.19     264,595,517                 51.4                47.0      1984-96             1995-97         2,252,678 Sq Ft
2a                      14,991,000    6/30/98                                    1985                N/A               139,806 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
2b                      11,507,000    6/30/98                                    1988                N/A                84,273 Sq Ft
2c                       7,488,000    6/30/98                                    1991                N/A                44,096 Sq Ft
2d                      25,542,000    6/30/98                                    1985                N/A               178,317 Sq Ft
2e                       1,606,000    6/30/98                                    1987                N/A                21,568 Sq Ft
2f                         729,000    6/30/98                                    1987                N/A                11,968 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
2g                       1,973,000    6/30/98                                    1987                N/A                27,731 Sq Ft
2h                      11,913,000    6/30/98                                    1984                N/A                96,251 Sq Ft
2I                      19,400,000    6/30/98                                    1988-89             1990s             137,164 Sq Ft
2j                      15,798,000    6/30/98                                    1988-89             N/A               123,121 Sq Ft
2k                      16,524,000    6/30/98                                    1996                N/A               125,000 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
2l                      16,547,000    6/30/98                                    1980                N/A                81,204 Sq Ft
2m                       7,639,000    6/30/98                                    1980                N/A                74,224 Sq Ft
2n                       7,225,000    6/30/98                                    1984-85             N/A                30,000 Sq Ft
2o                      36,419,000    6/30/98                                    1985                N/A               305,439 Sq Ft
2p                       9,673,000    6/30/98                                    1992, 95            N/A                70,000 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
2q                      27,697,000    6/30/98                                    1985                N/A               341,446 Sq Ft
2r                       3,824,000    6/30/98                                    1978                N/A                43,560 Sq Ft
2s                       5,092,000    6/30/98                                    1979                N/A                60,605 Sq Ft
2t                      10,129,000    6/30/98                                    1982                N/A               107,252 Sq Ft
2u                       7,355,000    6/30/98                                    1981                N/A                69,386 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
2v                       5,748,000    6/30/98                                    1985, 86            N/A                48,850 Sq Ft

3             2.30     276,600,000          0      47.0                39.9      1964-86             1995-97             3,062 Rooms
3a                      24,900,000    4/16/98                                    1970                1995                  235 Rooms
3b                      11,000,000    4/13/98                                    1969,76,78          1994                  237 Rooms
3c                       8,500,000    4/13/98                                    1968,78             1994,95               208 Rooms
------------------------------------------------------------------------------------------------------------------------------------
3d                      50,000,000    4/21/98                                    1974, 77-78, 83-84  88,94-5               448 Rooms
3e                      27,000,000    4/16/98                                    1969                1980,96               304 Rooms
3f                      19,500,000    4/22/98                                    1968                1989,97               208 Rooms
3g                      10,500,000    4/14/98                                    1973                N/A                   234 Rooms
3h                      69,000,000    4/16/98                                    1960's              1996                  476 Rooms
------------------------------------------------------------------------------------------------------------------------------------
3I                      35,200,000     4/9/98                                    1986                1996                  299 Rooms
3j                      21,000,000     4/8/98                                    1969                1996                  413 Rooms

4             2.05     104,700,000    7/10/98      61.1                61.1      1986,96,97          N/A               940,943 Sq Ft

5             2.11     100,900,000                 62.4                62.4      1949-1996           N/A                 1,950 Units
5a                       9,100,000    4/27/98                                    1987, 1996          N/A                   168 Units
------------------------------------------------------------------------------------------------------------------------------------
5b                       3,200,000    4/22/98                                    1945                1997                   81 Units
5c                      19,700,000    4/22/98                                    1971-72             1996                  355 Units
5d                      11,400,000    4/30/98                                    1961,1965           N/A                   185 Units
5e                       5,600,000    4/20/98                                    1968                N/A                   104 Units
5f                       3,600,000    4/21/98                                    1971                N/A                    77 Units
------------------------------------------------------------------------------------------------------------------------------------
5g                       9,350,000    4/21/98                                    1974                N/A                   168 Units
5h                       3,150,000    4/20/98                                    1964                1997                   65 Units
5I                       2,900,000    4/30/98                                    1973                N/A                   102 Units
5j                       3,500,000    4/21/98                                    1965                N/A                    74 Units
5k                       2,950,000    4/22/98                                    1948                N/A                    43 Units
------------------------------------------------------------------------------------------------------------------------------------
5l                       3,650,000    4/20/98                                    1968                1997                   73 Units
5m                       2,470,000    4/22/98                                    1979                N/A                    63 Units
------------------------------------------------------------------------------------------------------------------------------------

           Cut-off
           Sq. Ft, Unit                                                           Replacement   Annual
Control    Bed, Pad          Occupancy          Occupancy  Ownership              Reserve       TI/LC
No.        or Room ($)       Percentage (%)     Date       Interest               Deposit       Deposit
=======================================================================================================
1                 68.47           96.3%                   Fee Simple             $        -   $      -
1a                                95.0          4/30/98                                   -          -
1b                                95.0          4/30/98                                   -          -
1c                                99.0          4/30/98                                   -          -
1d                               100.0          4/30/98                                   -          -
-------------------------------------------------------------------------------------------------------
1e                                94.0          4/30/98                                   -          -
1f                                98.0          5/31/98                                   -          -
1g                                91.0          4/30/98                                   -          -
1h                                94.0          4/30/98                                   -          -
1i                                95.0          4/30/98                                   -          -
-------------------------------------------------------------------------------------------------------
1j                                98.0          5/31/98                                   -          -
1k                                99.0          4/30/98                                   -          -
1l                               100.0          4/30/98                                   -          -

2                 60.42           97.3                    Fee Simple                225,268          -
2a                                97.0           4/1/98                                   -          -
-------------------------------------------------------------------------------------------------------
2b                                95.1           4/2/98                                   -          -
2c                                96.3           4/1/98                                   -          -
2d                                90.2           4/1/98                                   -          -
2e                               100.0           4/1/98                                   -          -
2f                               100.0           4/1/98                                   -          -
-------------------------------------------------------------------------------------------------------
2g                               100.0           4/1/98                                   -          -
2h                                97.8           4/1/98                                   -          -
2I                                88.2           4/1/98                                   -          -
2j                               100.0           4/1/98                                   -          -
2k                               100.0           4/1/98                                   -          -
-------------------------------------------------------------------------------------------------------
2l                               100.0           4/1/98                                   -          -
2m                                91.9           4/1/98                                   -          -
2n                                97.6           4/1/98                                   -          -
2o                                92.9           4/1/98                                   -          -
2p                                99.5           4/2/98                                   -          -
-------------------------------------------------------------------------------------------------------
2q                               100.0           4/1/98                                   -          -
2r                               100.0           4/1/98                                   -          -
2s                                95.1           4/1/98                                   -          -
2t                               100.0           4/1/98                                   -          -
2u                               100.0           4/1/98                                   -          -
-------------------------------------------------------------------------------------------------------
2v                               100.0           4/1/98                                   -          -

3             42,455.91           70.0                    Fee Simple & Leasehold  4,931,586          -
3a                                71.0           3/1/98                                   -          -
3b                                54.0           3/1/98                                   -          -
3c                                57.0           3/1/98                                   -          -
-------------------------------------------------------------------------------------------------------
3d                                74.0           3/1/98                                   -          -
3e                                69.0           3/1/98                                   -          -
3f                                75.0           3/1/98                                   -          -
3g                                65.0           3/1/98                                   -          -
3h                                71.0           3/1/98                                   -          -
-------------------------------------------------------------------------------------------------------
3I                                76.0%          3/1/98                          $        -   $      -
3j                                76.0           3/1/98                                   -          -

4                 68.02           96.6                    Fee Simple                      -          -

5             32,307.69           95.8                    Fee Simple                      -          -
5a                                96.4          3/31/98                                   -          -
-------------------------------------------------------------------------------------------------------
5b                                98.8           4/1/98                                   -          -
5c                                97.0          3/31/98                                   -          -
5d                                95.0          3/31/98                                   -          -
5e                                93.0           4/1/98                                   -          -
5f                                96.0          3/31/98                                   -          -
-------------------------------------------------------------------------------------------------------
5g                                92.9          3/25/98                                   -          -
5h                                92.2          3/23/98                                   -          -
5I                                97.1          3/24/98                                   -          -
5j                                93.2          3/31/98                                   -          -
5k                               100            3/25/98                                   -          -
-------------------------------------------------------------------------------------------------------
5l                                94.5           4/1/98                                   -          -
5m                                98.0          3/17/98                                   -          -
-------------------------------------------------------------------------------------------------------

                                             Largest            Largest Tenant
Control                                      Tenant Area        Lease Exp.     Control
No.       Largest Tenant Name                Leased (Sq. Ft.)   Date           No.
=====================================================================================
1                                                                              1
1a        Westpoint Pepperell                    28,249             11/30/98   1a
1b        Reebok #392                            12,092             11/30/00   1b
1c        Saks & Co.                             15,419             11/30/10   1c
1d        L.L. Bean                              16,500              5/31/00   1d
-------------------------------------------------------------------------------------
1e        VF Factory Outlet (Vanity Fair)        26,583              4/30/03   1e
1f        Dress Barn                             11,102              6/30/02   1f
1g        Levi's                                 12,016             10/31/99   1g
1h        Specials, Exclusively Levi Str          8,750              5/31/99   1h
1i        Nike Factory Store                     11,433              4/30/07   1i
-------------------------------------------------------------------------------------
1j        Westpoint Pepperell Mill Store         17,876             12/31/07   1j
1k        Levi's                                 12,200              1/31/00   1k
1l        L.L. Bean                              16,464              5/31/03   1l

2                                                                              2
2a        Golden Eagle Insurance                 16,312              7/31/99   2a
-------------------------------------------------------------------------------------
2b        Ahmanson Developments                  23,820              2/18/00   2b
2c        State Farm                             23,127              7/12/01   2c
2d        Walt Disney Picture                    98,802              8/7/03    2d
2e        Custom Copy Services                   21,568              7/31/02   2e
2f        Barbara Thomas, Enterprises            11,968              1/31/99   2f
-------------------------------------------------------------------------------------
2g        Optical Laser                          17,400              3/14/01   2g
2h        Gursey, Schneider & Co.                16,088              8/31/01   2h
2I        Cymer Inc.                            155,612              1/1/10    2I
2j        Digital Insight                        30,835              5/14/03   2j
2k        Pacific Southwest Bank Lending        125,000             12/31/07   2k
-------------------------------------------------------------------------------------
2l        Aurora Biosciences                     81,204              9/30/08   2l
2m        Symbios Logic, Inc.                     7,995             11/30/98   2m
2n        California Federal Bank                 7,424             12/31/98   2n
2o        Foundation Health Kal Corp.            71,946              9/30/03   2o
2p        Bakersfield Cellular                   20,611              6/30/01   2p
-------------------------------------------------------------------------------------
2q        SensorMedics Corp.                    119,966             12/31/04   2q
2r        Inova Diagnostics, Inc.                43,560             10/31/04   2r
2s        Trendwest Resorts, Inc.                11,288              3/2/02    2s
2t        University of Phoenix                  67,062             12/31/03   2t
2u        Qualcomm                               69,386              3/31/03   2u
-------------------------------------------------------------------------------------
2v        Advanced Pollution                     23,100              5/14/02   2v

3                                                                              3
3a                                                                             3a
3b                                                                             3b
3c                                                                             3c
-------------------------------------------------------------------------------------
3d                                                                             3d
3e                                                                             3e
3f                                                                             3f
3g                                                                             3g
3h                                                                             3h
-------------------------------------------------------------------------------------
3I                                                                             3I
3j                                                                             3j

4         Dilliards (Shadow)                    212,233             12/31/34   4

5                                                                              5
5a                                                                             5a
-------------------------------------------------------------------------------------
5b                                                                             5b
5c                                                                             5c
5d                                                                             5d
5e                                                                             5e
5f                                                                             5f
-------------------------------------------------------------------------------------
5g                                                                             5g
5h                                                                             5h
5I                                                                             5I
5j                                                                             5j
5k                                                                             5k
-------------------------------------------------------------------------------------
5l                                                                             5l
5m                                                                             5m
-------------------------------------------------------------------------------------

ITALICS indicate mortgage loans secured by multiple properties.

Control                        Loan
No.         Seller             Number             Property Name
========================================================================================================
5n          Lehman Brothers    LG980424003N       Van Deene Manor
5o          Lehman Brothers    LG980424003O       Avon Place Condominiums
5p          Lehman Brothers    LG980424003P       Coachlight Village
--------------------------------------------------------------------------------------------------------
5l          Lehman Brothers    LG980424003Q       Dean Estates

6           Lehman Brothers    971120012          The Bellevue
7           GMACCM             GMAC3160           Citation Club Apartments
8           GMACCM             GMAC2860           Ocean Towers Cooperative Apartments
9           GMACCM             GMAC2850           Village Apartments/Corners Apartments
--------------------------------------------------------------------------------------------------------
10          GMACCM             GMAC3210           Gates of McLean Apartments
11          GMACCM             GMAC2708           Uniprop - Jamaica Bay West

12          GMACCM             GMAC2050           D'Amato Portfolio
12a         GMACCM             GMAC2050-A         16 Higgins Drive
12b         GMACCM             GMAC2050-AA        655-667 Plains Road
--------------------------------------------------------------------------------------------------------
12c         GMACCM             GMAC2050-B         19 Higgins Drive
12d         GMACCM             GMAC2050-BB        187-207 Rock Lane
12e         GMACCM             GMAC2050-C         20 Higgins Drive
12f         GMACCM             GMAC2050-CC        301 Brewster Road
12g         GMACCM             GMAC2050-D         26 Higgins Drive
--------------------------------------------------------------------------------------------------------
12h         GMACCM             GMAC2050-DD        517-531 New Haven Avenue
12I         GMACCM             GMAC2050-E         32 Higgins Drive
12j         GMACCM             GMAC2050-EE        Lenihan Lumber
12k         GMACCM             GMAC2050-F         35 Higgins Drive
12l         GMACCM             GMAC2050-FF        Liberty Square Plaza
--------------------------------------------------------------------------------------------------------
12m         GMACCM             GMAC2050-G         36 Higgins Drive
12n         GMACCM             GMAC2050-GG        167 Commerce Drive
12o         GMACCM             GMAC2050-H         45 Higgins Drive
12p         GMACCM             GMAC2050-HH        Taugwonk
12q         GMACCM             GMAC2050-I         49 Research Drive
--------------------------------------------------------------------------------------------------------
12r         GMACCM             GMAC2050-II        Stonington Shopping Center
12s         GMACCM             GMAC2050-J         58-60 Research Drive
12t         GMACCM             GMAC2050-JJ        Beach Street Plaza
12u         GMACCM             GMAC2050-K         84 Research Drive
12v         GMACCM             GMAC2050-KK        Ocean Plaza
--------------------------------------------------------------------------------------------------------
12w         GMACCM             GMAC2050-L         116-136 Research Drive
12x         GMACCM             GMAC2050-LL        Mill Pond Plaza
12y         GMACCM             GMAC2050-M         148-158 Research Drive
12z         GMACCM             GMAC2050-N         181-215 Research Drive
12aa        GMACCM             GMAC2050-O         225-249 Research Drive
--------------------------------------------------------------------------------------------------------
12ab        GMACCM             GMAC2050-P         Elgid Plaza
12ac        GMACCM             GMAC2050-Q         Twin Lights Plaza
12ad        GMACCM             GMAC2050-R         858-878 Boston Post Road
12ae        GMACCM             GMAC2050-S         124-132 Pepe's Farm Road
12af        GMACCM             GMAC2050-T         Coating Design Group
--------------------------------------------------------------------------------------------------------
12ag        GMACCM             GMAC2050-U         215-217 Pepe's Farm Road
12ah        GMACCM             GMAC2050-V         230 Pepe's Farm Road
12ai        GMACCM             GMAC2050-W         183 Quarry Road
12aj        GMACCM             GMAC2050-X         230 Woodmont Road
12ak        GMACCM             GMAC2050-Y         282 Woodmont Road
--------------------------------------------------------------------------------------------------------

13          Lehman Brothers    980120024          Crowne Plaza Hotel

14          GMACCM             GMAC3000           Alternative Living Services, Inc.
14a         GMACCM             GMAC3000-A         Sterling House of Augusta
14b         GMACCM             GMAC3000-B         Sterling House of Woodland Terrace
14c         GMACCM             GMAC3000-C         Sterling House of Broadmoor
--------------------------------------------------------------------------------------------------------
14d         GMACCM             GMAC3000-D         Crossings at The Palms
14e         GMACCM             GMAC3000-E         Lake Park Villas

15          GMACCM             GMAC2090           Peak Medical of Montana, Inc.
15a         GMACCM             GMAC2090-A         Butte Convalescent Ctr/Montana Depen
15b         GMACCM             GMAC2090-B         Colonial Manor at Deer Lodge
--------------------------------------------------------------------------------------------------------
15c         GMACCM             GMAC2090-C         Colonial Manor at Whitefish
15d         GMACCM             GMAC2090-D         Missouri River Manor
15e         GMACCM             GMAC2090-E         Saratoga Care Center

16          GMACCM             GMAC2790           Latigo at Silverado Ranch Apartments
--------------------------------------------------------------------------------------------------------

Control
No.       Property Type                                      Address                                        City
==================================================================================================================================
5n        Multifamily                                        51 Van Deene Avenue                            West Springfield
5o        Multifamily                                        46 Avonwood Road                               Avon
5p        Multifamily                                        Belden Court                                   Agawam
----------------------------------------------------------------------------------------------------------------------------------
5l        Multifamily                                        383 Oaklawn Avenue                             Cranston

6         Mixed Use - Retail/Office/Hotel/Garage             Broad and Walnut Streets                       Philadelphia
7         Multifamily                                        29540 Citation Circle                          Farmington Hill
8         Multifamily                                        201 Ocean Avenue                               Santa Monica
9         Multifamily                                        10 Lucas Lane/4103 Hamilton Drive              Voorhees
----------------------------------------------------------------------------------------------------------------------------------
10        Multifamily                                        1510 Spring Gate Drive                         McLean
11        Multifamily - Mobile Home Park                     15235 South Tamiami Trail                      Fort Myers

12        Industrial                                         Various                                        Various
12a       Industrial                                         16 Higgins Drive                               Milford
12b       Industrial                                         655-667 Plains Road                            Milford
----------------------------------------------------------------------------------------------------------------------------------
12c       Industrial                                         19 Higgins Drive                               Milford
12d       Industrial                                         187-207 Rock Lane                              Milford
12e       Industrial                                         20 Higgins Drive                               Milford
12f       Industrial                                         301 Brewster Road                              Milford
12g       Industrial                                         26 Higgins Drive                               Milford
----------------------------------------------------------------------------------------------------------------------------------
12h       Retail - Unanchored                                517-531 New Haven Avenue                       Milford
12I       Industrial                                         32 Higgins Drive                               Milford
12j       Industrial                                         7 Industrial Drive                             Waterford
12k       Industrial                                         35 Higgins Drive                               Milford
12l       Retail - Unanchored                                501 Boston Post Road                           Orange
----------------------------------------------------------------------------------------------------------------------------------
12m       Industrial                                         36 Higgins Drive                               Milford
12n       Industrial                                         167 Commerce Drive                             East Haven
12o       Industrial                                         45 Higgins Drive                               Milford
12p       Industrial                                         26-60 Taugwonk Road                            Stonington
12q       Industrial                                         49 Research Drive                              Milford
----------------------------------------------------------------------------------------------------------------------------------
12r       Retail - Unanchored                                163-165 South Broad Street                     Stonington
12s       Industrial                                         58-60 Research Drive                           Milford
12t       Retail - Unanchored                                49 Beach Street                                Westerly
12u       Industrial                                         84 Research Drive                              Milford
12v       Retail - Unanchored                                62 Franklin Street                             Westerly
----------------------------------------------------------------------------------------------------------------------------------
12w       Industrial                                         116-136 Research Drive                         Milford
12x       Retail - Unanchored                                105 Franklin Street                            Westerly
12y       Industrial                                         148-158 Research Drive                         Milford
12z       Industrial                                         181-215 Research Drive                         Milford
12aa      Industrial                                         225-249 Research Drive                         Milford
----------------------------------------------------------------------------------------------------------------------------------
12ab      Retail - Unanchored                                120 Boston Post Road                           Milford
12ac      Retail - Unanchored                                746-764 Boston Post Road                       Milford
12ad      Retail - Unanchored                                858-878 Boston Post Road                       Milford
12ae      Industrial                                         124-132 Pepe's Farm Road                       Milford
12af      Industrial                                         165 Pepe's Farm Road                           Milford
----------------------------------------------------------------------------------------------------------------------------------
12ag      Industrial                                         215-217 Pepe's Farm Road                       Milford
12ah      Industrial                                         230 Pepe's Farm Road                           Milford
12ai      Industrial                                         183 Quarry Road                                Milford
12aj      Industrial                                         230 Woodmont Road                              Milford
12ak      Industrial                                         282 Woodmont Road                              Milford
----------------------------------------------------------------------------------------------------------------------------------

13        Hotel - Full Service                               1113 Sixth Street                              Seattle

14        Healthcare - Assisted Living                       Various                                        Various
14a       Healthcare - Assisted Living                       1611 Fairway Drive                             Augusta
14b       Healthcare - Assisted Living                       1500 Terrace Avenue                            Liberal
14c       Healthcare - Assisted Living                       615 Southpointe Court                          Colorado Springs
----------------------------------------------------------------------------------------------------------------------------------
14d       Healthcare - Assisted Living                       25585 Van Leuven                               Loma Linda
14e       Healthcare - Assisted Living                       3524 Lake Boulevard                            Oceanside

15        Healthcare - Nursing Home, Skilled Care            Various                                        Various
15a       Healthcare - Nursing Home, Skilled Care            2400-2500 Continental Drive                    Butte
15b       Healthcare - Nursing Home, Skilled Care            1100 Texas Avenue                              Deer Lodge
----------------------------------------------------------------------------------------------------------------------------------
15c       Healthcare - Nursing Home, Skilled Care            1305 E. Seventh St.                            Whitefish
15d       Healthcare - Nursing Home, Skilled Care            1130 17th Avenue South                         Great Falls
15e       Healthcare - Nursing Home, Skilled Care            207 East Holly Street                          Saratoga

16        Multifamily                                        2300 Silverado Ranch Blvd.                     Las Vegas
----------------------------------------------------------------------------------------------------------------------------------

                           Cross                                               % of Aggregate  Cumulative
Control           Zip      Collateralized  Original          Cut-off Date      Cut-off Date    % of Initial  Mortgage
No.       State   Code     Groups          Balance ($)       Balance ($)       Balance         Pool Balance  Rate (%)
=====================================================================================================================
5n        MA      01089                                                                                       6.5900
5o        CT      06001                                                                                       6.5900
5p        MA      01001                                                                                       6.5900
-----------------------------------------------------------------------------------------------------------------------
5l        RI      02920                                                                                       6.5900

6         PA      19102    No                  46,500,000       46,463,602          1.81        24.94         7.3300
7         MI      48331    No                  45,200,000       45,200,000          1.76        26.70         6.6160
8         CA      90402    No                  45,000,000       45,000,000          1.76        28.46         7.2700
9         NJ      08043    No                  38,500,000       38,472,281          1.50        29.96         6.8600
-----------------------------------------------------------------------------------------------------------------------
10        VA      22101    No                  36,500,000       36,500,000          1.42        31.38         6.2800
11        FL      33908    No                  30,000,000       30,000,000          1.17        32.55         6.3500

12        VAR     Various  No                  28,500,000       28,470,701          1.11        33.66         7.3800
12a       CT      06460
12b       CT      06460
-----------------------------------------------------------------------------------------------------------------------
12c       CT      06460
12d       CT      06460
12e       CT      06460
12f       CT      06460
12g       CT      06460
-----------------------------------------------------------------------------------------------------------------------
12h       CT      06460
12I       CT      06460
12j       CT      06385
12k       CT      06460
12l       CT      06477
-----------------------------------------------------------------------------------------------------------------------
12m       CT      06460
12n       CT      06512
12o       CT      06460
12p       CT      06378
12q       CT      06460
-----------------------------------------------------------------------------------------------------------------------
12r       CT      06378
12s       CT      06460
12t       RI      02891
12u       CT      06460
12v       RI      02891
-----------------------------------------------------------------------------------------------------------------------
12w       CT      06460
12x       RI      02891
12y       CT      06460
12z       CT      06460
12aa      CT      06460
-----------------------------------------------------------------------------------------------------------------------
12ab      CT      06460
12ac      CT      06460
12ad      CT      06460
12ae      CT      06460
12af      CT      06460
-----------------------------------------------------------------------------------------------------------------------
12ag      CT      06460
12ah      CT      06460
12ai      CT      06460
12aj      CT      06460
12ak      CT      06460
-----------------------------------------------------------------------------------------------------------------------

13        WA      98101    No                  27,000,000       26,950,989          1.05        34.71         6.6600

14        VAR     Various  No                  25,000,000       25,000,000          0.98        35.69         6.9800
14a       KS      67010
14b       KS      67901
14c       CO      80906
-----------------------------------------------------------------------------------------------------------------------
14d       CA      92354
14e       CA      92054

15        VAR     Various  No                  24,696,000       24,642,722          0.96        36.65         7.6800
15a       MT      59701
15b       MT      59722
-----------------------------------------------------------------------------------------------------------------------
15c       MT      59937
15d       MT      59405
15e       WY      82331

16        NV      89123    No                  23,040,000       23,023,619          0.90        37.55         6.9100
-----------------------------------------------------------------------------------------------------------------------

        Master                  Interest                             Original      Remaining     Term to   Term to   Original
Control Servicing   Servicing   Accrual   Amortization               Interest-Only Interest-Only Maturity  Maturity  Amortization
No.     Fee         Fee         Method    Type                       Period (Mos.) Period (Mos.) (Mos.)    (Mos.)    Term (Mos.)
=================================================================================================================================
5n
5o
5p
---------------------------------------------------------------------------------------------------------------------------------
5l

6                               Act/360   Balloon                               0             0       120       119          324
7                               30/360    Balloon                               0             0       120       120          360
8                               30/360    Interest Only...Fully Amortizing      7             7       300       300          293
9                               Act/360   Balloon                               0             0       120       119          360
---------------------------------------------------------------------------------------------------------------------------------
10                              30/360    Interest Only                       120           120       120       120            0
11                              Act/360   Hyperamortizing                       0             0       126       126          360

12                              Act/360   Fully Amortizing                      0             0       300       299          300
12a
12b
---------------------------------------------------------------------------------------------------------------------------------
12c
12d
12e
12f
12g
---------------------------------------------------------------------------------------------------------------------------------
12h
12I
12j
12k
12l
---------------------------------------------------------------------------------------------------------------------------------
12m
12n
12o
12p
12q
---------------------------------------------------------------------------------------------------------------------------------
12r
12s
12t
12u
12v
---------------------------------------------------------------------------------------------------------------------------------
12w
12x
12y
12z
12aa
---------------------------------------------------------------------------------------------------------------------------------
12ab
12ac
12ad
12ae
12af
---------------------------------------------------------------------------------------------------------------------------------
12ag
12ah
12ai
12aj
12ak
---------------------------------------------------------------------------------------------------------------------------------

13                              Act/360   Balloon                               0             0       120       119          240

14                              Act/360   Balloon                               0             0       120       120          300
14a
14b
14c
---------------------------------------------------------------------------------------------------------------------------------
14d
14e

15                              Act/360   Balloon                               0             0       120       118          300
15a
15b
---------------------------------------------------------------------------------------------------------------------------------
15c
15d
15e

16                              Act/360   Balloon                               0             0       120       119          360
---------------------------------------------------------------------------------------------------------------------------------

          Remaining                                                                                                   Underwritten
Control   Amortization    Origination   Maturity   Balloon                                           Annual           Net
No.       Term (Mos.)     Date          or ARD     Balance ($)  Prepayment Provisions                Debt Service ($) Cash Flow ($)
===================================================================================================================================
5n
5o
5p
-----------------------------------------------------------------------------------------------------------------------------------
5l

6                323           6/15/98   7/1/08    39,115,070   L(4),D(5.75),O(.25)                      3,958,839       5,363,904
7                360           7/14/98   8/10/08   38,429,649   L(2),D(7.25),O(.75)                      3,469,820       4,457,103
8                293           7/21/98   8/10/23            -   L(2),D(22.5),O(.5)                       3,943,362       6,021,704
9                359           6/29/98   7/1/08    33,009,614   L(2.083),D(7.417),O(.5)                  3,061,766       3,824,682
-----------------------------------------------------------------------------------------------------------------------------------
10                 0           7/30/98   8/10/08   36,500,000   1(9.5),O(.5)                             2,292,200       5,681,113
11               360           7/13/98   2/10/09   25,087,370   L(2),D(7.75),O(.75)                      2,261,963       4,171,868

12               299           7/8/98    7/10/23            -   L(2.083),D(22.417),O(.5)                 2,525,003       3,077,885
12a
12b
-----------------------------------------------------------------------------------------------------------------------------------
12c
12d
12e
12f
12g
-----------------------------------------------------------------------------------------------------------------------------------
12h
12I
12j
12k
12l
-----------------------------------------------------------------------------------------------------------------------------------
12m
12n
12o
12p
12q
-----------------------------------------------------------------------------------------------------------------------------------
12r
12s
12t
12u
12v
-----------------------------------------------------------------------------------------------------------------------------------
12w
12x
12y
12z
12aa
-----------------------------------------------------------------------------------------------------------------------------------
12ab
12ac
12ad
12ae
12af
-----------------------------------------------------------------------------------------------------------------------------------
12ag
12ah
12ai
12aj
12ak
-----------------------------------------------------------------------------------------------------------------------------------

13               239           6/16/98   7/1/08    18,156,101   L(4),D(5.75),O(.25)                      2,446,273       4,565,075

14               300           7/30/98   8/1/08    19,705,141   L(2),D(7.5),O(.5)                        2,136,110       3,587,585
14a
14b
14c
-----------------------------------------------------------------------------------------------------------------------------------
14d
14e

15               298           5/29/98   6/1/08    19,840,970   L(2.167),D(7.333),O(.5)                  2,246,774       3,316,000
15a
15b
-----------------------------------------------------------------------------------------------------------------------------------
15c
15d
15e

16               359           6/29/98   7/1/08    19,777,969   L(2),D(7.5),O(.5)                        1,841,706       2,245,208
-----------------------------------------------------------------------------------------------------------------------------------

          Underwritten                            Cut-off      Scheduled                                             Sq. Ft, Units
Control   NCF           Appraised   Appraisal     Date         Maturity or ARD   Year                Year            Beds, Pads
No.       DSCR (x)      Value ($)   Date          LTV (%)      Date LTV(%)       Built               Renovated       or Rooms
====================================================================================================================================
5n                       5,150,000    4/22/98                                    1970                N/A                   111 Units
5o                      10,000,000    5/14/98                                    1973                N/A                   188 Units
5p                       3,820,000    4/22/98                                    1966                N/A                    88 Units
------------------------------------------------------------------------------------------------------------------------------------
5l                       2,075,000    4/21/98                                    1970                N/A                    48 Units

6                1.35   65,100,000     5/1/98      71.4                60.1      1902/1904           1911, 1989        796,480 Sq Ft
7                1.28   56,500,000     6/1/98      80.0                68.0      1989-1996           N/A                   600 Units
8                1.53   85,000,000    2/12/98      52.9                 0.0      1971                1998                  317 Units
9                1.25   48,250,000     6/1/98      79.7                68.4      1980/1981           Ongoing               856 Units
------------------------------------------------------------------------------------------------------------------------------------
10               2.48   75,800,000    6/30/98      48.2                48.2      1997/1998           N/A                   624 Units
11               1.84   50,000,000     5/1/98      60.0                50.2      1972                1995                1,417 Pads

12               1.22   40,910,000                 69.6                 0.0      Various             N/A               719,972 Sq Ft
12a                        200,000    4/30/98                                    1976                1987                4,000 Sq Ft
12b                      2,050,000    4/30/98                                    1971/77             1987               41,500 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
12c                        120,000    4/30/98                                    1983                N/A                 2,400 Sq Ft
12d                        450,000    4/30/98                                    1977                N/A                 9,620 Sq Ft
12e                        200,000    4/30/98                                    1983                N/A                 4,000 Sq Ft
12f                        800,000    4/30/98                                    1976                N/A                18,000 Sq Ft
12g                        235,000    4/30/98                                    1983                N/A                 4,000 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
12h                        580,000    4/30/98                                    1967/1968           N/A                 7,032 Sq Ft
12I                        190,000    4/30/98                                    1983                N/A                 3,200 Sq Ft
12j                        930,000    4/30/98                                    1988                N/A                14,000 Sq Ft
12k                        330,000    4/30/98                                    1983                N/A                 6,000 Sq Ft
12l                      2,700,000    4/30/98                                    1988                N/A                28,800 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
12m                        200,000    4/30/98                                    1983                N/A                 4,000 Sq Ft
12n                        770,000    4/30/98                                    1985                N/A                14,000 Sq Ft
12o                        210,000    4/30/98                                    1984                N/A                 4,625 Sq Ft
12p                      2,460,000    4/30/98                                    1985/1995           N/A                45,200 Sq Ft
12q                      1,150,000    4/30/98                                    1985                N/A                23,000 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
12r                      $ 800,000    4/30/98                                    1975/1984           N/A                14,200 Sq Ft
12s                      1,400,000    4/30/98                                    1986                N/A                23,400 Sq Ft
12t                        470,000    4/30/98                                    1974                N/A                 9,600 Sq Ft
12u                        720,000    4/30/98                                    1987                N/A                11,925 Sq Ft
12v                      1,270,000    4/30/98                                    1984                N/A                19,200 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
12w                      2,700,000    4/30/98                                    1986                N/A                42,800 Sq Ft
12x                      2,170,000    4/30/98                                    1985                N/A                24,800 Sq Ft
12y                      1,300,000    4/30/98                                    1986                N/A                21,600 Sq Ft
12z                      2,200,000    4/30/98                                    1986                N/A                44,400 Sq Ft
12aa                     2,600,000    4/30/98                                    1988                N/A                46,400 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
12ab                       860,000    4/30/98                                    1971/1980           1980               11,600 Sq Ft
12ac                       575,000    4/30/98                                    1964/1967           UAV                 7,550 Sq Ft
12ad                       880,000    4/30/98                                    1950/1968           N/A                10,400 Sq Ft
12ae                       950,000    4/30/98                                    1986                N/A                20,000 Sq Ft
12af                       480,000    4/30/98                                    1984                N/A                11,000 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
12ag                     1,400,000    4/30/98                                    1985                N/A                36,000 Sq Ft
12ah                     1,300,000    4/30/98                                    1984                N/A                25,600 Sq Ft
12ai                       560,000    4/30/98                                    1986                N/A                 8,220 Sq Ft
12aj                     2,550,000    4/30/98                                    1979                N/A                56,200 Sq Ft
12ak                     2,150,000    4/30/98                                    1980                N/A                41,700 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------

13               1.87   48,500,000     5/1/98      55.6                37.4      1980                N/A                   415 Rooms

14               1.68   33,500,000                 74.6                58.8      Various             Various               386 Units
14a                      1,400,000     6/1/98                                    1991                N/A                    21 Units
14b                      3,300,000     6/1/98                                    1994                N/A                    44 Units
14c                      3,100,000     6/1/98                                    1996                N/A                    37 Units
------------------------------------------------------------------------------------------------------------------------------------
14d                      9,800,000     6/1/98                                    1986                N/A                   135 Units
14e                     15,900,000     6/1/98                                    1989                N/A                   149 Units

15               1.48   28,690,000                 85.9                69.2      Various             Various               618 Beds
15a                      7,390,000    4/16/98                                    1958 & 1972         1990                  176 Beds
15b                      2,600,000    4/16/98                                    1973                N/A                    60 Beds
------------------------------------------------------------------------------------------------------------------------------------
15c                      2,400,000    4/16/98                                    1972                1998                   60 Beds
15d                     14,500,000    4/16/98                                    1961                1989                  278 Beds
15e                      1,800,000    5/13/98                                    1975                1986                   44 Beds

16               1.31   28,800,000     5/1/98      74.6                64.2      1997                N/A                   400 Units
------------------------------------------------------------------------------------------------------------------------------------

           Cut-off
           Sq. Ft, Unit                                                           Replacement   Annual
Control    Bed, Pad          Occupancy          Occupancy  Ownership              Reserve       TI/LC
No.        or Room ($)       Percentage (%)     Date       Interest               Deposit       Deposit
=======================================================================================================
5n                                98.2          3/17/98                                   -          -
5o                                98.6          3/25/98                                   -          -
5p                                98.9          3/23/98                                   -          -
-------------------------------------------------------------------------------------------------------
5l                                95.8          3/31/98                                   -          -

6                 58.34           86.0          3/31/98   Fee Simple                 80,025    384,418
7             75,333.33           97.0           6/1/98   Fee Simple                      -          -
8            141,955.84            0.0          2/12/98   Fee Simple                      -          -
9             44,944.25           96.0          6/17/98   Fee Simple                213,996          -
-------------------------------------------------------------------------------------------------------
10            58,493.59           97.0           7/6/98   Fee Simple                      -          -
11            21,171.49          100.0          4/25/98   Fee Simple                      -          -

12                39.54           95.3                    Fee Simple                107,000    150,000
12a                              100.0          6/24/98                                   -          -
12b                               98.0          6/24/98                                   -          -
-------------------------------------------------------------------------------------------------------
12c                              100.0          6/24/98                                   -          -
12d                               91.0          6/24/98                                   -          -
12e                              100.0          6/24/98                                   -          -
12f                              100.0          6/24/98                                   -          -
12g                              100.0          6/24/98                                   -          -
-------------------------------------------------------------------------------------------------------
12h                              100.0          6/24/98                                   -          -
12I                              100.0          6/24/98                                   -          -
12j                              100.0          6/24/98                                   -          -
12k                              100.0          6/24/98                                   -          -
12l                               93.0          6/24/98                                   -          -
-------------------------------------------------------------------------------------------------------
12m                              100.0          6/24/98                                   -          -
12n                              100.0          6/24/98                                   -          -
12o                              100.0          6/24/98                                   -          -
12p                               86.0          6/24/98                                   -          -
12q                              100.0          6/24/98                                   -          -
-------------------------------------------------------------------------------------------------------
12r                              100.0%         6/24/98                          $        -   $      -
12s                              100.0          6/24/98                                   -          -
12t                              100.0          6/24/98                                   -          -
12u                              100.0          6/24/98                                   -          -
12v                              100.0          6/24/98                                   -          -
-------------------------------------------------------------------------------------------------------
12w                               98.0          6/24/98                                   -          -
12x                               87.0          6/24/98                                   -          -
12y                              100.0          6/24/98                                   -          -
12z                              100.0          6/24/98                                   -          -
12aa                             100.0          6/24/98                                   -          -
-------------------------------------------------------------------------------------------------------
12ab                             100.0          6/24/98                                   -          -
12ac                             100.0          6/24/98                                   -          -
12ad                             100.0          6/24/98                                   -          -
12ae                             100.0          6/24/98                                   -          -
12af                             100.0          6/24/98                                   -          -
-------------------------------------------------------------------------------------------------------
12ag                             100.0          6/24/98                                   -          -
12ah                              66.0          6/24/98                                   -          -
12ai                             100.0          6/24/98                                   -          -
12aj                              92.0          6/24/98                                   -          -
12ak                              85.0          6/24/98                                   -          -
-------------------------------------------------------------------------------------------------------

13            64,942.14           81.9          3/31/98   Leasehold                 688,248          -

14            64,766.84           94.3                    Fee Simple                      -          -
14a                               95.0          3/31/98                                   -          -
14b                              100.0          3/31/98                                   -          -
14c                              100.0           6/1/98                                   -          -
-------------------------------------------------------------------------------------------------------
14d                              100.0          4/23/98                                   -          -
14e                               86.0           6/4/98                                   -          -

15            39,874.95           93.4                    Fee Simple & Leasehold          -          -
15a                               98.0          5/18/98                                   -          -
15b                               93.0          5/19/98                                   -          -
-------------------------------------------------------------------------------------------------------
15c                               99.0          2/28/98                                   -          -
15d                               89.0          5/20/98                                   -          -
15e                               95.0          5/13/98                                   -          -

16            57,559.05           95.0           6/1/98   Fee Simple                 64,400          -
-------------------------------------------------------------------------------------------------------

                                             Largest            Largest Tenant
Control                                      Tenant Area        Lease Exp.     Control
No.       Largest Tenant Name                Leased (Sq. Ft.)   Date           No.
=====================================================================================
5n                                                                             5n
5o                                                                             5o
5p                                                                             5p
-------------------------------------------------------------------------------------
5l                                                                             5l

6         The Sporting Club                      93,000                        6
7                                                                              7
8                                                                              8
9                                                                              9
-------------------------------------------------------------------------------------
10                                                                             10
11                                                                             11

12                                                                             12
12a       Chimaera                                4,000              2/28/01   12a
12b       Mutual Stamping & Mfg.                  5,000             11/30/98   12b
-------------------------------------------------------------------------------------
12c       Connecticut Piano Repair                2,400              6/30/98   12c
12d       Nick Zavalishin Studio                  1,680              3/31/99   12d
12e       Dist. Publications                      4,000             10/31/99   12e
12f       L.W. Seecamp                            4,000             10/31/99   12f
12g       Ockman Instruments                      4,000             11/30/98   12g
-------------------------------------------------------------------------------------
12h       Baker's Bar & Grill                     3,200             11/30/02   12h
12I       Betson Enterprises                      3,200              9/30/98   12I
12j       Lenihan Lumber                         14,000              7/31/98   12j
12k       New England Stones                      6,000              8/31/98   12k
12l       Rudi's Pottery Mart                     2,400              7/31/98   12l
-------------------------------------------------------------------------------------
12m       Anglo Precision Mold                    4,000             12/31/98   12m
12n       Tak-Motive, Inc.                       14,000              9/30/00   12n
12o       Carruba                                 4,625    0                   12o
12p       Thames Record Management               11,200             11/30/98   12p
12q       Floor Plus, LLC.                       11,500              9/30/02   12q
-------------------------------------------------------------------------------------
12r       Henry's Place                           2,800             12/31/98   12r
12s       Data Signal Corportion                 11,850              6/30/01   12s
12t       Pizza Pazza                             2,000              8/31/99   12t
12u       Sonic & Thermal Technologies            6,000             10/31/99   12u
12v       Westerly Acquarium                      2,400              6/30/98   12v
-------------------------------------------------------------------------------------
12w       Accusync Medical Research Grou          4,800              9/30/98   12w
12x       Village Uniform                         3,200              7/31/98   12x
12y       First Security Services Corp.           3,200              3/31/99   12y
12z       Smart/Nextel                            6,000              1/31/99   12z
12aa      Dentek, Inc.                            4,800              8/31/98   12aa
-------------------------------------------------------------------------------------
12ab      Hamilton Mfg. Corp.                     2,400              7/31/98   12ab
12ac      Cerda Enterprises                       2,250              6/30/98   12ac
12ad      Bella Napoli Pizza                      3,200              7/31/01   12ad
12ae      Evax Systems                            2,800             12/31/98   12ae
12af      Coating Design Group                   11,000              4/30/99   12af
-------------------------------------------------------------------------------------
12ag      Plastic Tool Systems                   12,000              6/30/99   12ag
12ah      Mercury Tool & Mold                     8,000             12/31/98   12ah
12ai      D-Amato                                 8,220             12/31/98   12ai
12aj      Kev-Eri, Inc.                           6,000              7/31/98   12aj
12ak      T.M. Precisions                         3,300              9/30/98   12ak
-------------------------------------------------------------------------------------

13                                                                             13

14                                                                             14
14a                                                                            14a
14b                                                                            14b
14c                                                                            14c
-------------------------------------------------------------------------------------
14d                                                                            14d
14e                                                                            14e

15                                                                             15
15a                                                                            15a
15b                                                                            15b
-------------------------------------------------------------------------------------
15c                                                                            15c
15d                                                                            15d
15e                                                                            15e

16                                                                             16
-------------------------------------------------------------------------------------

ITALICS indicate mortgage loans secured by multiple properties.

Control                        Loan
No.         Seller             Number             Property Name
========================================================================================================
17          GMACCM             GMAC2100           El Monte Shopping Center
--------------------------------------------------------------------------------------------------------
18          Lehman Brothers    980225101          50 West 23rd Street
19          Lehman Brothers    971229007          150-56 Broadway
20          Lehman Brothers    970930028          Copper Sands Apartments
21          GMACCM             GMAC2709           Uniprop - Pennwood Crossing
22          GMACCM             GMAC3320           Manzanita Gate Apartments
--------------------------------------------------------------------------------------------------------
23          Lehman Brothers    970815023          Livingston Retail Center
24          GMACCM             GMAC2110           Wellington Apartments
25          Lehman Brothers    971203045          Sinclair Road Distribution Center
26          Lehman Brothers    980120063          University Plaza Shopping Center
27          GMACCM             GMAC2702           Uniprop - Boulder Meadows
--------------------------------------------------------------------------------------------------------
28          Lehman Brothers    980309002          Posada Vallarta Apartments
29          GMACCM             GMAC2970           Brandywine - Laurelton Village
30          GMACCM             GMAC2120           Hampton Plaza Healthcare Center
31          GMACCM             GMAC1060           Beckstrand-Healthrider Building
32          GMACCM             GMAC1070           Greenwood Inn
--------------------------------------------------------------------------------------------------------
33          GMACCM             GMAC2960           Brandywine - Bey Lea Village
34          GMACCM             GMAC2040           Westchester Shopping Center
35          GMACCM             GMAC1080           Saratoga Apartments
36          GMACCM             GMAC1090           Breckenridge Shopping Center
37          GMACCM             GMAC2910           Waterloo Place Apartments
--------------------------------------------------------------------------------------------------------
38          GMACCM             GMAC2990           Brandywine-Whiting Health Care Center
39          GMACCM             GMAC3010           Marlton Crossing Shopping Center Phase I
40          Lehman Brothers    971203044          Residence Inn by Marriott
41          Lehman Brothers    980317060          Cherokee Plaza Shopping Center
42          GMACCM             GMAC2130           River Oaks Apartments
--------------------------------------------------------------------------------------------------------
43          GMACCM             GMAC2980           Brandywine - Meadowview Nursing
44          Lehman Brothers    980701999          Sam's Wholesale Club
45          GMACCM             GMAC1120           La Mesa Gateway Center
46          GMACCM             GMAC1690           Simi Valley Business Center
47          Lehman Brothers    970806038          ESAB Corporation
--------------------------------------------------------------------------------------------------------
48          GMACCM             GMAC2140           K-Mart (Maui, Hawaii)
49          GMACCM             GMAC2830           Pontiac Place
50          Lehman Brothers    980601999C         Circuit City (Property Level)
51          GMACCM             GMAC1160           The Hallmark Suites Hotel
52          Lehman Brothers    980317020          Yaohan Plaza
--------------------------------------------------------------------------------------------------------
53          Lehman Brothers    970430020          Campus Plaza Shopping Center
54          Lehman Brothers    980317023          Heritage Vista Apartments
55          GMACCM             GMAC2150           Harmon Meadow Plaza
56          Lehman Brothers    980127026          Tab Warehouse
57          Lehman Brothers    971120044          Executive Centre at Hooks Lane
--------------------------------------------------------------------------------------------------------
58          Lehman Brothers    980204038          New Harbour Mall
59          GMACCM             GMAC1170           Dubuque Five Flags Holiday Inn
60          GMACCM             GMAC2707           Highland Manor Manufactured Homes
61          GMACCM             GMAC1930           Grand Summit Hotel
62          Lehman Brothers    980401055          Hartford Run Apartments
--------------------------------------------------------------------------------------------------------
63          Lehman Brothers    980120025          Courtyard By Marriott
64          GMACCM             GMAC2780           Lynnhaven Nursing Center
65          Lehman Brothers    970917031          Abbot Road Plaza
66          Lehman Brothers    980211020          Fountains of Plantation Office Park
67          Lehman Brothers    971217054          Cherry Hill Townhouses
--------------------------------------------------------------------------------------------------------
68          Lehman Brothers    980601999D         Circuit City (Property Level)
69          GMACCM             GMAC3310           Redford Park Apartments
70          Lehman Brothers    980225049          Grand Plaza
71          Lehman Brothers    970930032          Light Industrial Building (30 Pulaski)
72          Lehman Brothers    980601999B         Circuit City (Property Level)
--------------------------------------------------------------------------------------------------------
73          GMACCM             GMAC1200           Sun Trust Building
74          Lehman Brothers    971107001          Georgetown Plaza Shopping Center
75          Lehman Brothers    971203031          Oaks of Westchase Apartments
76          GMACCM             GMAC2810           Mountain View Child Care Center

77          Lehman Brothers    980211015          Executive Center (Exec.Center-Loan Level)
--------------------------------------------------------------------------------------------------------
77a         Lehman Brothers    980211015A         Miramar Executive Center (Exec.Center-Prop. Level)
77b         Lehman Brothers    980211015B         Senator Executive & Law Center(Exec.Center-Prop. Level)
77c         Lehman Brothers    980211015C         Hollywood Executive Center (Exec.Center-Prop. Level)
77d         Lehman Brothers    980211015D         163rd Street Executive Center (Exec.Center-Prop. Level)

78          Lehman Brothers    980422022          Hamburg Plaza
--------------------------------------------------------------------------------------------------------

Control
No.       Property Type                                      Address                                        City
==================================================================================================================================
17        Retail - Anchored                                  3500-3610 Peck Road                            El Monte
----------------------------------------------------------------------------------------------------------------------------------
18        Office                                             50 West 23rd Street                            New York
19        Office                                             150-56 Broadway                                New York
20        Multifamily                                        8101 West Flamingo Road                        Las Vegas
21        Multifamily - Mobile Home Park                     1201 Adler Drive                               Morrisville
22        Multifamily                                        2475 Robb Drive                                Reno
----------------------------------------------------------------------------------------------------------------------------------
23        Retail - Anchored                                  Route 10 and Daven Avenue                      Livingston
24        Multifamily                                        South 50th Street & E.P. True Pkwy             West Des Moines
25        Office                                             5156-5178 Sinclair Road & 800-1050 Freeway
                                                             Drive North                                    Columbus
26        Retail - Anchored                                  SW Corner of Route 273 & Chapman Road          White Clay Creek Hundred
27        Multifamily - Mobile Home Park                     4500 Nineteenth Street                         Boulder
----------------------------------------------------------------------------------------------------------------------------------
28        Multifamily                                        10002 North 7th Street                         Phoenix
29        Healthcare - Nursing Home, Skilled Care            475 Jack Martin Boulevard                      Brick Touwnship
30        Healthcare - Nursing Home, Skilled Care            9777 Greenwood Road                            Niles
31        Office                                             6322 South 3000 East                           Salt Lake City
32        Hotel - Full Service                               10550 SW Allen Boulevard                       Beaverton
----------------------------------------------------------------------------------------------------------------------------------
33        Healthcare - Nursing Home, Skilled Care            1351 Old Freehold Road                         Toms River
34        Retail - Anchored                                  8571 Coral Way                                 Miami
35        Multifamily                                        4601 Connecticut Avenue, NW                    Washington
36        Retail - Anchored                                  12640-12810 Jefferson Davis Highway            Chesterfield County
37        Multifamily                                        649 N.Saint Paul Street                        Baltimore
----------------------------------------------------------------------------------------------------------------------------------
38        Healthcare - Nursing Home, Skilled Care            3000 Hilltop Road                              Whiting
39        Retail - Anchored                                  101 NJ Route 73 East                           Marlton
40        Hotel - Limited Service                            14419 Firestone Boulevard                      La Mirada
41        Retail - Anchored                                  3871 Peachtree Road                            Atlanta
42        Multifamily                                        801 Valley Circle Drive                        Saline
----------------------------------------------------------------------------------------------------------------------------------
43        Healthcare - Nursing Home, Skilled Care            1328 Blackhorse Pike                           Williamstown
44        CTL - Retail                                       301 Barber St.                                 Worcester
45        Retail - Anchored                                  8005-8285 Fletcher Parkway                     LaMesa
46        Industrial                                         2635-2685 Park Center Drive                    Simi Valley
47        Industrial                                         1500 Karen Lane and 801 Wilson Avenue          Penn Township
----------------------------------------------------------------------------------------------------------------------------------
48        CTL - Retail                                       424 Dairy Road                                 Kahului, Maui
49        Office                                             140 South Saginaw                              Pontiac
50        CTL - Retail                                       24001 El Toro Road                             Laguna Hills
51        Hotel - Limited Service                            11260 Point East Drive                         Rancho Cordova
52        Retail - Anchored                                  100 East Algonquin Road                        Arlington Heights
----------------------------------------------------------------------------------------------------------------------------------
53        Retail - Anchored                                  3701 Vestal Parkway East                       Vestal
54        Multifamily                                        532 College Drive                              Henderson
55        Retail - Anchored                                  455 Harmon Meadow Boulevard                    Secaucus
56        Industrial                                         13050 Marlay Avenue                            Fontana
57        Office                                             2 Reservoir Circle                             Pikesville
----------------------------------------------------------------------------------------------------------------------------------
58        Retail - Anchored                                  Routes 24 & 81                                 Fall River
59        Hotel - Full Service                               450 Main Street                                Dubuque
60        Multifamily - Mobile Home Park                     10 Malibu Drive                                Madison
61        Hotel - Full Service                               570 Springfield Avenue                         Summit
62        Multifamily                                        102 Hartford Run                               Buford
----------------------------------------------------------------------------------------------------------------------------------
63        Hotel - Limited Service                            370 North Route 83                             Elmhurst
64        Healthcare - Nursing Home, Skilled Care            3030 Fig Street                                Corpus Christi
65        Retail - Anchored                                  1234 Abbott Road                               Lackawanna
66        Office                                             1200-1380 N. University Drive                  Plantation
67        Multifamily                                        2501 Cherry Hill Drive                         Poughkeepsie
----------------------------------------------------------------------------------------------------------------------------------
68        CTL - Retail                                       2800 SW 196th Street                           Lynwood
69        Multifamily                                        808 Gladstell Street                           Conroe
70        Office                                             106 Grand Avenue                               Englewood
71        Industrial                                         30 Pulaski Street                              Bayonne
72        CTL - Retail                                       4071 Miller Road                               Flint
----------------------------------------------------------------------------------------------------------------------------------
73        Office                                             220 West Garden Street                         Pensacola
74        Retail - Unanchored                                4873 West 38th Street                          Indianapolis
75        Multifamily                                        2851 Wallingford                               Houston
76        Healthcare - Nursing Home, Skilled Care            1720 Mountain View Avenue                      San Bernardino

77        Office                                             Various                                        Various
----------------------------------------------------------------------------------------------------------------------------------
77a       Office                                             3600 S. State Road 7 (US Highway 441)          Hallandale
77b       Office                                             13899 Biscayne Boulevard                       North Miami Beach
77c       Office                                             1001 N. Federal Highway                        Hallandale
77d       Office                                             16300 N.E. 19th Avenue                         North Miami Beach

78        Retail - Anchored                                  5999 South Park                                Hamburg
----------------------------------------------------------------------------------------------------------------------------------

                           Cross                                               % of Aggregate  Cumulative
Control           Zip      Collateralized  Original          Cut-off Date      Cut-off Date    % of Initial  Mortgage
No.       State   Code     Groups          Balance ($)       Balance ($)       Balance         Pool Balance  Rate (%)
=====================================================================================================================
17        CA      91731    No                  21,465,000       21,465,000          0.84        38.38         6.9000
-----------------------------------------------------------------------------------------------------------------------
18        NY      10010    No                  21,000,000       21,000,000          0.82        39.20         7.3300
19        NY      10038    No                  21,000,000       20,958,730          0.82        40.02         7.2200
20        NV      89117    No                  20,398,996       20,369,613          0.79        40.81         7.2170
21        PA      19067    No                  19,000,000       19,000,000          0.74        41.56         6.3500
22        NV      89523    No                  18,900,000       18,900,000          0.74        42.29         7.1250
-----------------------------------------------------------------------------------------------------------------------
23        NJ      07039    No                  18,400,000       18,361,581          0.72        43.01         6.9900
24        IA      50265    No                  18,250,000       18,221,009          0.71        43.72         7.0000
25        OH      43229    No                  16,750,000       16,706,602          0.65        44.37         7.4800
26        DE      19702    No                  15,800,000       15,790,536          0.62        44.99         7.1400
27        CO      80304    No                  15,000,000       15,000,000          0.59        45.57         6.3500
-----------------------------------------------------------------------------------------------------------------------
28        AZ      85020    No                $ 15,000,000     $ 14,978,305          0.58%       46.16%        7.0100%
29        NJ      08724    Brandywine          14,417,927       14,403,335          0.56        46.72         7.4600
30        IL      60714    No                  14,400,000       14,385,965          0.56        47.28         7.6500
31        UT      84121    No                  14,300,000       14,290,138          0.56        47.84         7.0300
32        OR      97205    Yes(G INN LLC)      14,000,000       13,939,592          0.54        48.38         7.7200
-----------------------------------------------------------------------------------------------------------------------
33        NJ      08754    Brandywine          13,765,263       13,751,332          0.54        48.92         7.4600
34        FL      33155    No                  13,500,000       13,500,000          0.53        49.44         7.1700
35        DC      20008    No                  13,000,000       12,969,890          0.51        49.95         6.9550
36        VA      23831    No                  12,600,000       12,562,050          0.49        50.44         7.2900
37        MD      21202    No                  12,500,000       12,491,113          0.49        50.93         6.9100
-----------------------------------------------------------------------------------------------------------------------
38        NJ      08759    Brandywine          12,500,000       12,487,350          0.49        51.41         7.4600
39        NJ      08053    No                  11,650,000       11,650,000          0.45        51.87         6.8500
40        CA      90638    No                  11,000,000       10,977,477          0.43        52.30         7.5800
41        GA      30319    No                  10,800,000       10,792,577          0.42        52.72         6.6800
42        MI      48176    No                  10,500,000       10,492,932          0.41        53.13         7.1250
-----------------------------------------------------------------------------------------------------------------------
43        NJ      08094    Brandywine          10,500,000       10,489,374          0.41        53.53         7.4600
44        MA      01606    No                  11,508,496       10,445,688          0.41        53.94         6.5900
45        CA      91942    No                  10,150,000       10,150,000          0.40        54.34         6.9900
46        CA      93065    No                   9,275,000        9,261,079          0.36        54.70         7.4600
47        PA      17331    No                   9,250,000        9,222,323          0.36        55.06         7.5500
-----------------------------------------------------------------------------------------------------------------------
48        HI      96732    No                   9,220,000        9,220,000          0.36        55.42         7.1400
49        MI      48342    No                   8,700,000        8,700,000          0.34        55.76         7.2500
50        CA      92653    No                   8,696,443        8,436,432          0.33        56.09         7.9600
51        CA      94195    No                   8,400,000        8,335,649          0.33        56.41         7.8750
52        IL      60005    No                   8,250,000        8,239,541          0.32        56.73         7.5400
-----------------------------------------------------------------------------------------------------------------------
53        NY      13850    No                   8,200,000        8,200,000          0.32        57.05         7.2400
54        NV      89015    No                   8,000,000        7,983,940          0.31        57.36         7.1400
55        NJ      08830    No                   7,800,000        7,800,000          0.30        57.67         7.1300
56        CA      92337    No                   7,750,000        7,735,728          0.30        57.97         7.4600
57        MD      21208    No                   7,700,000        7,700,000          0.30        58.27         7.1500
-----------------------------------------------------------------------------------------------------------------------
58        MA      02721    No                   7,600,000        7,585,064          0.30        58.57         7.2200
59        IA      52001    No                   7,600,000        7,584,785          0.30        58.86         8.1250
60        WI      53713    No                   7,500,000        7,500,000          0.29        59.16         6.3500
61        NJ      07901    No                   7,500,000        7,492,092          0.29        59.45         7.2500
62        GA      30518    No                   7,504,000        7,488,494          0.29        59.74         7.0300
-----------------------------------------------------------------------------------------------------------------------
63        IL      60126    No                   7,500,000        7,474,244          0.29        60.03         7.4600
64        TX      78404    No                   6,840,000        6,833,466          0.27        60.30         7.7500
65        NY      14218    No                   6,785,000        6,781,591          0.26        60.56         7.6800
66        FL      33322    No                   6,800,000        6,770,516          0.26        60.83         7.3100
67        NY      12603    No                   6,750,000        6,745,767          0.26        61.09         6.9900
-----------------------------------------------------------------------------------------------------------------------
68        WA      98038    No                   6,917,625        6,710,798          0.26        61.35         7.9600
69        TX      77304    No                   6,600,000        6,600,000          0.26        61.61         7.0100
70        NJ      07631    No                   6,600,000        6,596,059          0.26        61.87         7.1500
71        NJ      07002    No                   6,600,000        6,587,099          0.26        62.12         7.2400
72        MI      48507    No                   6,719,978        6,519,060          0.25        62.38         7.9600
-----------------------------------------------------------------------------------------------------------------------
73        FL      32501    No                 $ 6,450,000      $ 6,430,493          0.25%       62.63%        7.2700%
74        IN      46254    No                   6,400,000        6,386,497          0.25        62.88         6.9500
75        TX      77042    No                   6,375,000        6,342,342          0.25        63.12         7.2800
76        CA      92354    No                   6,200,000        6,193,833          0.24        63.37         8.3400

77        FL      Various  No                   6,200,000        6,186,592          0.24        63.61         7.2900
-----------------------------------------------------------------------------------------------------------------------
77a       FL      33023                                                                                       7.2900
77b       FL      33162                                                                                       7.2900
77c       FL      33009                                                                                       7.2900
77d       FL      33162                                                                                       7.2900

78        NY      14075    No                   6,000,000        5,996,902          0.23        63.84         7.6000
-----------------------------------------------------------------------------------------------------------------------

        Master                  Interest                             Original      Remaining     Term to   Term to   Original
Control Servicing   Servicing   Accrual   Amortization               Interest-Only Interest-Only Maturity  Maturity  Amortization
No.     Fee         Fee         Method    Type                       Period (Mos.) Period (Mos.) (Mos.)    (Mos.)    Term (Mos.)
=================================================================================================================================
17                              Act/360   Balloon                               0             0       120       120          360
---------------------------------------------------------------------------------------------------------------------------------
18                              Act/360   IA                                   49            48       109       108          300
19                              Act/360   Balloon                               0             0       180       177          360
20                              Act/360   Hyperamortizing                       0             0       114       112          354
21                              Act/360   Hyperamortizing                       0             0       126       126          360
22                              Act/360   Balloon                               0             0       180       180          360
---------------------------------------------------------------------------------------------------------------------------------
23                              Act/360   Balloon                               0             0       180       177          360
24                              Act/360   Balloon                               0             0       120       118          360
25                              Act/360   Hyperamortizing                       0             0       120       116          360
26                              Act/360   Balloon                               0             0       120       119          360
27                              Act/360   Balloon                               0             0       126       126          360
---------------------------------------------------------------------------------------------------------------------------------
28                              Act/360   Balloon                               0             0       120       118          360
29                              Act/360   Balloon                               0             0       120       119          300
30                              Act/360   Balloon                               0             0       120       119          300
31                              Act/360   Balloon                               0             0       120       119          360
32                              Act/360   Hyperamortizing                       0             0       183       179          300
---------------------------------------------------------------------------------------------------------------------------------
33                              Act/360   Balloon                               0             0       120       119          300
34                              Act/360   Balloon                               0             0        84        84          360
35                              Act/360   Balloon                               0             0       240       237          360
36                              Act/360   Balloon                               0             0       120       116          360
37                              Act/360   Balloon                               0             0       120       119          360
---------------------------------------------------------------------------------------------------------------------------------
38                              Act/360   Balloon                               0             0       120       119          300
39                              Act/360   Interest Only Amortizing Balloon     60            59       120       119          300
40                              Act/360   Balloon                               0             0       120       118          300
41                              Act/360   Balloon                               0             0       120       118          360
42                              Act/360   Balloon                               0             0       120       119          360
---------------------------------------------------------------------------------------------------------------------------------
43                              Act/360   Balloon                               0             0       120       119          300
44                              30/360    Balloon                               0             0       206       175          208
45                              30/360    Balloon                               0             0       120       120          288
46                              30/360    Balloon                               0             0       120       118          360
47                              Act/360   Balloon                               0             0        84        81          300
---------------------------------------------------------------------------------------------------------------------------------
48                              Act/360   Step                                  0             0       180       180          244
49                              Act/360   Balloon                               0             0       120       120          360
50                              30/360    Fully Amortizing                      0             0       264       244          264
51                              30/360    Hyperamortizing                       0             0       240       233          300
52                              Act/360   Balloon                               0             0       120       118          360
---------------------------------------------------------------------------------------------------------------------------------
53                              Act/360   Balloon                               0             0       120       120          360
54                              Act/360   Balloon                               0             0       120       117          360
55                              Act/360   Balloon                               0             0       120       120          300
56                              Act/360   Balloon                               0             0       120       117          360
57                              Act/360   Balloon                               0             0       120       120          360
---------------------------------------------------------------------------------------------------------------------------------
58                              Act/360   Balloon                               0             0       120       117          360
59                              Act/360   Hyperamortizing                       0             0       123       121          300
60                              Act/360   Hyperamortizing                       0             0       126       126          360
61                              Act/360   Hyperamortizing                       0             0       122       121          300
62                              Act/360   Balloon                               0             0       120       117          360
---------------------------------------------------------------------------------------------------------------------------------
63                              Act/360   Balloon                               0             0       120       118          240
64                              Act/360   Balloon                               0             0       180       179          300
65                              Act/360   Balloon                               0             0        84        83          360
66                              Act/360   Balloon                               0             0       120       116          300
67                              Act/360   Balloon                               0             0       120       119          360
---------------------------------------------------------------------------------------------------------------------------------
68                              30/360    Fully Amortizing                      0             0       264       244          264
69                              Act/360   Balloon                               0             0       120       120          360
70                              Act/360   Balloon                               0             0       120       119          360
71                              Act/360   Hyperamortizing                       0             0       144       141          360
72                              30/360    Fully Amortizing                      0             0       264       244          264
---------------------------------------------------------------------------------------------------------------------------------
73                              Act/360   Balloon                               0             0       120       116          360
74                              Act/360   Balloon                               0             0       120       117          360
75                              Act/360   Hyperamortizing                       0             0        84        77          360
76                              30/360    Balloon                               0             0       120       119          300

77                              Act/360   Balloon                               0             0       120       118          300
---------------------------------------------------------------------------------------------------------------------------------
77a
77b
77c
77d

78                              Act/360   Balloon                               0             0        84        83          360
---------------------------------------------------------------------------------------------------------------------------------

          Remaining                                                                                                   Underwritten
Control   Amortization    Origination   Maturity   Balloon                                           Annual           Net
No.       Term (Mos.)     Date          or ARD     Balance ($)  Prepayment Provisions                Debt Service ($) Cash Flow ($)
===================================================================================================================================
17               360           7/16/98   8/1/08    18,421,575   L(2),D(7.5),O(.5)                        1,713,868       2,402,776
-----------------------------------------------------------------------------------------------------------------------------------
18               300           6/19/98   8/1/07    19,285,050   L(2.083),DEF(7)                          1,835,025       2,785,163
19               357           4/24/98   5/1/13    16,236,227   L(7),D(7.75),O(.25)                      1,713,960       2,613,189
20               352          11/13/97  12/1/07    17,957,988   L(9),O(.5)                               1,672,415       1,969,472
21               360           7/13/98   2/10/09   15,888,668   L(2),D(7.75),O(.75)                      1,432,577       2,761,289
22               360           7/21/98   8/10/13   14,113,313   L(2),D(12.5),O(.5)                       1,544,001       1,963,563
-----------------------------------------------------------------------------------------------------------------------------------
23               357           4/7/98    5/1/13    14,078,471   L(7),D(6.5),O(1.5)                       1,467,505       2,022,371
24               358           5/29/98   6/1/08    15,699,697   L(2.167),D(7.333),O(.5)                  1,472,149       1,815,155
25               356           3/31/98   4/1/08    14,793,961   L(5),D(4.75),O(.25)                      1,402,669       1,965,446
26               359           6/16/98   7/1/08    13,834,724   L(4),D(5.75),O(.25)                      1,279,290       1,724,270
27               360           7/13/98   2/10/09   12,543,684   L(2),D(7.75),O(.75)                      1,130,982       2,092,792
-----------------------------------------------------------------------------------------------------------------------------------
28               358           5/29/98   6/1/08  $ 13,087,792   L(4),D(5.75),O(.25)                    $ 1,198,754     $ 1,511,860
29               299           6/26/98   7/1/08    11,515,799   L(2.083),D(7.417),O(.5)                  1,286,527       2,018,000
30               299           6/29/98   7/1/08    11,559,936   L(2.083),D(7.417),O(.5)                  1,306,737       2,306,731
31               359           5/31/98   7/1/08    12,310,289   L(2.083),D(7.417),O(.5)                  1,157,149       1,841,553
32               296           3/11/98   7/1/13     8,695,260   L(3.917),D(10.833),O(.5)                 1,278,201       1,763,451
-----------------------------------------------------------------------------------------------------------------------------------
33               299           6/26/98   7/1/08    10,994,507   L(2.083),D(7.417),O(.5)                  1,228,289       2,004,000
34               360           7/31/98   8/10/05   12,357,147   L(2),D(4.5),O(.5)                        1,107,876       1,408,264
35               357           4/14/98   5/1/18     7,472,785   L(2.25),D(17.5),O(.25)                   1,043,972       1,804,618
36               356           3/30/98   4/1/08    10,912,063   YM1%(9.5),O(.5)                          1,046,595       1,400,884
37               359           6/29/98   7/1/08    10,730,235   L(2.083),D(7.417),O(.5)                    999,189       1,289,262
-----------------------------------------------------------------------------------------------------------------------------------
38               299           6/26/98   7/1/08     9,983,924   L(2.083),D(7.417),O(.5)                  1,115,388       1,845,000
39               300           6/24/98   7/1/08    10,615,035   L(2.083),D(7.417),O(.5)                    983,810       1,415,800
40               298           5/7/98    6/1/08     8,958,146   L(2.167),D(7.583),O(.25)                   982,348       1,453,013
41               358           6/1/98    6/1/08     9,339,678   L(4),D(5.75),O(.25)                        834,562       1,494,670
42               359           6/10/98   7/1/08     9,059,074   L(2.083),D(7.417),O(.5)                    857,873       1,064,543
-----------------------------------------------------------------------------------------------------------------------------------
43               299           6/26/98   7/1/08     8,386,497   L(2.083),D(7.417),O(.5)                    936,926       1,050,000
44               177           1/25/96   3/1/13       148,908   YM(17.17)                                1,116,581       1,151,581
45               288           6/21/98   8/1/08     7,786,125   YM1%(9.417),O(.583)                        873,463       1,004,395
46               358           5/7/98    6/1/08     8,043,126   L(2.167),D(7.333),O(.5)                    775,179         972,469
47               297           4/9/98    5/1/05     8,187,961   L(3),D(3.5),O(.5)                          823,894       1,036,083
-----------------------------------------------------------------------------------------------------------------------------------
48               244           7/30/98   8/1/13     4,453,411   L(2),D(12.5),O(.5)                         694,880         726,780
49               360           7/31/98   8/1/08     7,527,691   L(2),D(7.5),O(.5)                          719,727         936,994
50               244          11/27/96  12/1/18             -   L(1),YM(21)                                838,640         838,640
51               293          12/12/97   1/1/18     3,172,560   L(2.584),D(12.416),O(5)                    769,662       1,187,808
52               358           5/5/98    6/1/08     7,297,346   L(4),D(5.75),O(.25)                        694,936         940,490
-----------------------------------------------------------------------------------------------------------------------------------
53               360           7/7/98    8/1/08     7,197,674   L(4),D(5.75),O(.25)                        670,594         952,236
54               357           4/2/98    5/1/08     7,005,134   L(4),D(5.75),O(.25)                        647,742         839,272
55               300           7/21/98   8/10/08    6,173,924   L(2.083),D(7.417),O(.5)                    675,612         880,737
56               357           4/24/98   5/1/08     6,842,394   L(4),D(5.75),O(.25)                        647,724         778,842
57               360           7/7/98    8/1/08     6,742,998   L(2.417),D(7.333),O(.25)                   624,076         790,509
-----------------------------------------------------------------------------------------------------------------------------------
58               357           4/16/98   5/1/08     6,668,779   L(4),D(5.75),O(.25)                        620,290         787,255
59               298           5/21/98   9/1/08     6,124,489   L(4),D(5.917),O(.333)                      718,725       1,054,152
60               360           7/13/98   2/10/09    6,271,842   L(2),D(7.75),O(.75)                        565,491       1,043,713
61               299           6/19/98   9/1/08     5,921,005   L(4),D(5.583),O(.583)                      656,773       1,206,029
62               357           4/15/98   5/1/08     6,551,800   L(4),D(5.75),O(.25)                        600,907         867,169
-----------------------------------------------------------------------------------------------------------------------------------
63               238           5/7/98    6/1/08     5,191,605   L(2.08),D(7.92)                            722,834       1,018,615
64               299           6/3/98    7/1/13     4,326,178   L(2.083),D(12.417),O(.5)                   626,182       1,283,990
65               359           6/5/98    7/1/05     6,316,398   L(4),D(2.75),O(.25)                        579,369         772,916
66               296           3/30/98   4/1/08     5,493,079   L(4),D(5.75),O(.25)                        592,968         800,776
67               359           6/16/98   7/1/08     5,887,051   L(4),D(5.75),O(.25)                        538,351         657,894
-----------------------------------------------------------------------------------------------------------------------------------
68               244          11/27/96  12/1/18             -   L(1),YM(21)                                667,100         667,100
69               360           7/24/98   8/1/08     5,679,005   L(2),D(7.5),O(.5)                          532,926         638,888
70               359           6/26/98   7/1/08     5,780,574   L(5),D(4.75),O(.25)                        534,922         692,232
71               357           4/14/98   5/1/10     5,548,848   L(7),D(4.75),O(.25)                        539,747         698,340
72               244          11/27/96  12/1/18             -   L(1),YM(21)                                648,040         648,040
-----------------------------------------------------------------------------------------------------------------------------------
73               356           3/18/98   4/1/08   $ 5,583,402   L(2.333),D(7.667)                        $ 534,686       $ 839,262
74               357           4/22/98   5/1/08     5,576,006   L(4),D(5.75),O(.25)                        508,376         658,734
75               353          12/23/97   1/1/05     5,894,621   L(4),D(2.75),O(.25)                        523,422         678,201
76               299           6/11/98   7/1/08     5,050,051   L(2.083),D(7.417),O(.5)                    591,088         870,501

77               298           5/21/98   6/1/08     5,005,162   L(4),D(5.75),O(.25)                        539,687         764,322
-----------------------------------------------------------------------------------------------------------------------------------
77a
77b
77c
77d

78               359           6/5/98    7/1/05     5,578,489   L(4),D(2.75),O(.25)                        508,374         712,384
-----------------------------------------------------------------------------------------------------------------------------------

          Underwritten                            Cut-off      Scheduled                                             Sq. Ft, Units
Control   NCF           Appraised   Appraisal     Date         Maturity or ARD   Year                Year            Beds, Pads
No.       DSCR (x)      Value ($)   Date          LTV (%)      Date LTV(%)       Built               Renovated       or Rooms
====================================================================================================================================
17             1.40     30,000,000     5/1/98      71.6                61.4      1958-1996           1998              306,788 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
18             1.52     40,000,000     4/1/98      52.5                48.2      1925                1991-2            333,579 Sq Ft
19             1.52     31,000,000    11/1/97      67.6                52.4      1924                1995-96           251,491 Sq Ft
20             1.18     26,500,000   10/13/97      76.9                67.8      1996                N/A                   360 Units
21             1.93     30,100,000     5/1/98      63.1                52.8      1970/1978           N/A                   900 Pads
22             1.56     23,700,000     7/1/98      65.0                48.5      1997-98             N/A                   324 Units
------------------------------------------------------------------------------------------------------------------------------------
23             1.38     23,300,000    2/16/98      78.8                60.4      1997-1998           N/A               121,879 Sq Ft
24             1.23     23,000,000    4/30/98      79.2                68.3      1990-1991           N/A                   420 Units
25             1.40     22,500,000    2/23/98      74.3                65.8      1972                N/A               541,730 Sq Ft
26             1.35     20,000,000    1/14/98      79.0                69.2      1971-2              N/A               242,955 Sq Ft
27             1.85     22,900,000     5/1/98      65.5                54.8      1970                1997                  639 Pads
------------------------------------------------------------------------------------------------------------------------------------
28             1.26 x $ 18,900,000    4/13/98      79.3%               69.3%     1984                N/A                   336 Units
29             1.57     19,600,000     2/1/97      73.5                58.8      1988                N/A                   170 Beds
30             1.77     22,000,000     4/1/98      65.4                52.6      1974                1996                  304 Beds
31             1.59     21,540,000     4/7/98      66.3                57.2      1996                N/A               146,496 Sq Ft
32             1.38     23,600,000     1/1/98      59.1                36.8      1974                1994                  251 Rooms
------------------------------------------------------------------------------------------------------------------------------------
33             1.63     17,400,000     2/1/97      79.0                63.2      1988                N/A                   180 Beds
34             1.45     15,600,000     5/1/98      76.9                70.4      1959                1966, 1983, 1990  224,757 Sq Ft
35             1.73     22,000,000   11/20/97      59.0                34.0      1989                N/A                   183 Units
36             1.34     17,400,000    2/18/98      72.2                62.7      1990/1991           N/A               274,049 Sq Ft
37             1.29     16,350,000    6/11/98      76.4                65.6      1990-1991           N/A                   196 Units
------------------------------------------------------------------------------------------------------------------------------------
38             1.65     15,400,000   10/22/97      81.1                64.8      1991                1997 & 1998           190 Beds
39             1.44     18,350,000     5/1/98      63.5                57.9      1986                N/A               146,542 Sq Ft
40             1.48     15,400,000    2/12/98      71.3                58.2      1992                N/A                   147 Rooms
41             1.79     17,200,000     5/1/98      62.8                54.3      1957                1997               98,553 Sq Ft
42             1.24     13,150,000    4/29/98      79.8                68.9      1970 & 1973         1997                  294 Units
------------------------------------------------------------------------------------------------------------------------------------
43             1.12     13,000,000   10/21/97      80.7                64.5      1987                N/A                   180 Beds
44             1.03     13,500,000     7/8/98      77.4                 1.1      1992                N/A               107,927 Sq Ft
45             1.15     11,700,000   12/20/97      86.8                66.6      1997-1998           N/A                35,451 Sq Ft
46             1.25     12,400,000   12/29/97      74.7                64.9      1986                N/A               153,338 Sq Ft
47             1.26     12,600,000    9/25/97      73.2                65.0      1969                N/A               405,340 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
48             1.05      9,650,000     6/1/98      95.5                46.2      1993                N/A               108,138 Sq Ft
49             1.30     11,700,000     9/1/98      74.4                64.3      1972                N/A               153,370 Sq Ft
50             1.00      9,100,000    5/23/98      92.7                 0.0      1996                N/A                45,502 Sq Ft
51             1.54     11,800,000    10/1/97      70.6                26.9      1989                1996                  159 Rooms
52             1.35     11,000,000    3/26/98      74.9                66.3      1991                N/A                60,080 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
53             1.42     11,000,000     7/1/98      74.6                65.4      1962                N/A               160,172 Sq Ft
54             1.30     10,000,000   12/31/97      79.8                70.1      1986,1989           N/A                   168 Units
55             1.30     12,500,000    5/27/98      62.4                49.4      1988                N/A                63,527 Sq Ft
56             1.20      9,900,000     3/2/98      78.1                69.1      1987                N/A               268,088 Sq Ft
57             1.27     10,300,000    5/30/98      74.8                65.5      1988                N/A                75,404 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
58             1.27     10,200,000    1/27/98      74.4                65.4      1971                1993              314,236 Sq Ft
59             1.47     10,400,000    4/17/98      72.9                58.9      1991                N/A                   193 Rooms
60             1.85     11,400,000     5/1/98      65.8                55.0      1972                N/A                   360 Pads
61             1.84     18,750,000     6/1/98      40.0                31.6      1929 & 1961         1998                  145 Rooms
62             1.44      9,380,000    3/16/98      79.8                69.9      1985-1989           N/A                   259 Units
------------------------------------------------------------------------------------------------------------------------------------
63             1.41     11,000,000    2/10/98      68.0                47.2      1988                N/A                   140 Rooms
64             2.05      8,550,000    3/30/98      79.9                50.6      1975                1995                  183 Beds
65             1.33      9,050,000    12/1/97      74.9                69.8      1950                1980s,1993        169,375 Sq Ft
66             1.35      8,600,000    2/18/98      78.7                63.9      1982                N/A               109,203 Sq Ft
67             1.22      8,600,000     4/7/98      78.4                68.5      1986                N/A                   130 Units
------------------------------------------------------------------------------------------------------------------------------------
68             1.00      7,300,000    6/12/98      91.9                 0.0      1996                N/A                42,719 Sq Ft
69             1.29      7,640,000    4/16/98      80.2                69.0      1984                N/A                   212 Units
70             1.29      9,100,000    3/26/98      72.5                63.5      1988                N/A                53,674 Sq Ft
71             1.29      9,500,000     3/2/98      69.3                58.4      1969                N/A               288,105 Sq Ft
72             1.00      7,000,000     6/2/98      93.1                 0.0      1996                N/A                45,502 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
73             1.57 x $  9,250,000     2/2/98      69.5%               60.4%     1974                1994              103,935 Sq Ft
74             1.30      8,650,000    12/5/97      73.8                64.5      1974                1988              109,800 Sq Ft
75             1.30      8,000,000    12/5/97      79.3                73.7      1980                N/A                   182 Units
76             1.47     11,700,000     4/1/98      52.9                43.2      1971, 1983, 1992    1991, 1992, 1995       89 Beds

77             1.42      8,290,000     4/6/98      74.6                60.4      Various             N/A                85,580 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
77a                      2,150,000     4/6/98                                    1989                N/A                19,247 Sq Ft
77b                      2,100,000     4/6/98                                    1958,1984           N/A                24,800 Sq Ft
77c                      2,100,000     4/6/98                                    1988                N/A                23,911 Sq Ft
77d                      1,940,000     4/6/98                                    1961                1991               17,622 Sq Ft

78             1.40      8,050,000     5/1/98      74.5                69.3      1987                N/A                99,875 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------

           Cut-off
           Sq. Ft, Unit                                                           Replacement   Annual
Control    Bed, Pad          Occupancy          Occupancy  Ownership              Reserve       TI/LC
No.        or Room ($)       Percentage (%)     Date       Interest               Deposit       Deposit
=======================================================================================================
17                70             100            5/12/98   Fee Simple                 42,897          -
-------------------------------------------------------------------------------------------------------
18                62.95           96.4          7/13/98   Fee Simple                 50,040    319,812
19                83.34           95.5          5/27/98   Fee Simple                 37,402          -
20            56,582.26           95.6          4/20/98   Fee Simple                 57,960          -
21            21,111.11           98.0          3/25/98   Fee Simple                      -          -
22            58,333.33           74.0           7/2/98   Fee Simple                 64,800          -
-------------------------------------------------------------------------------------------------------
23               150.65          100.0          1/28/98   Fee Simple                 12,176     25,000
24            43,383.36           92.0          5/21/98   Fee Simple                 84,000          -
25                30.84           92.8          2/28/98   Fee Simple                 80,064     75,000
26                64.99          100.0          1/23/98   Fee Simple                 36,443          -
27            23,474.18           98.0          4/25/98   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
28            44,578.29           97.0%          5/3/98   Fee Simple             $   67,200   $      -
29            84,725.50           94.0           2/1/97   Fee Simple                      -          -
30            47,322.25           90.0           4/1/98   Fee Simple                      -          -
31                97.55           96.0          3/31/98   Fee Simple                      -          -
32            55,536.22           72.0           1/1/98   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
33            76,396.29           87.0           2/1/97   Fee Simple                      -          -
34                60.06           99.0          6/30/98   Leasehold                  40,456     97,009
35            70,873.71           97.0           3/1/98   Fee Simple                 38,000          -
36                45.84           98.0          2/23/98   Fee Simple                 41,112     75,000
37            63,730.17           93.0          6/17/98   Fee Simple                 49,980          -
-------------------------------------------------------------------------------------------------------
38            65,722.89           94.0         10/22/97   Fee Simple                      -          -
39                79.50          100.0          6/30/98   Fee Simple                 29,304          -
40            74,676.72           80.5           1/2/98   Fee Simple                      -          -
41               109.51           93.8           5/1/98   Fee Simple                 14,778          -
42            35,690.25           97.0           5/5/98   Fee Simple                 47,040          -
-------------------------------------------------------------------------------------------------------
43            58,274.30           88.0         10/21/97   Fee Simple                      -          -
44                96.78          100.0          3/23/93   Fee Simple                      -          -
45               286.31          100.0          4/20/98   Fee Simple                  4,024          -
46                60.40          100.0           1/2/98   Fee Simple                 24,534          -
47                22.75          100.0           7/8/88   Fee Simple                 12,500     15,000
-------------------------------------------------------------------------------------------------------
48                85.26          100.0                    Fee Simple                      -          -
49                56.73           83.0          6/26/98   Fee Simple                 23,004    254,364
50               185.41          100.0         11/27/96   Fee Simple                      -          -
51            52,425.47           78.0          10/1/97   Fee Simple                153,540          -
52               137.14          100.0           5/5/98   Fee Simple                  6,008          -
-------------------------------------------------------------------------------------------------------
53                51.19           92.6           7/3/98   Fee Simple                 28,831     39,996
54            47,523.46           96.4          1/27/98   Fee Simple                 39,144          -
55               122.78          100.0          6/12/98   Fee Simple                 15,246          -
56                28.86          100.0          8/29/96   Fee Simple                      -          -
57               102.12           94.4           5/1/98   Fee Simple                 11,311     60,323
-------------------------------------------------------------------------------------------------------
58                24.14           98.2           5/5/98   Fee Simple                 63,047     61,318
59            39,299.41           69.0           2/1/98   Fee Simple                      -          -
60            20,833.33           99.0          4/25/98   Fee Simple                      -          -
61            51,669.60           64.0           6/1/98   Fee Simple                      -          -
62            28,913.11           98.1          2/28/98   Fee Simple                 59,829          -
-------------------------------------------------------------------------------------------------------
63            53,387.46           82.8         12/31/97   Fee Simple                 41,220          -
64            37,341.34           84.0          3/30/98   Fee Simple                      -          -
65                40.04           93.4          3/13/98   Fee Simple                 43,096    103,261
66                62.00           91.1           2/1/98   Fee Simple                 16,898     50,000
67            51,890.51           99.0           3/1/98   Fee Simple                 26,000          -
-------------------------------------------------------------------------------------------------------
68               157.09          100.0         11/27/96   Fee Simple                      -          -
69            31,132.08           94.0          4/16/98   Fee Simple                 42,400          -
70               122.89           91.1          6/25/98   Fee Simple                  8,051     24,000
71                22.86          100.0           3/5/98   Fee Simple                 43,212     18,720
72               143.27          100.0         11/27/96   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
73                61.87          100.0%         2/26/98   Fee Simple             $   10,394   $ 81,084
74                58.16          100.0           5/1/98   Fee Simple                 15,558     75,000
75            34,848.04           97.2          6/30/98   Fee Simple                 45,500          -
76            69,593.63           83.0           4/1/98   Fee Simple                      -          -

77                72.29           92.7           3/1/98   Fee Simple                 12,981     28,380
-------------------------------------------------------------------------------------------------------
77a                               93.6           3/1/98                               3,849          -
77b                               82.4           3/1/98                               4,960          -
77c                               94.6           3/1/98                               4,782          -
77d                               95.8           3/1/98                               3,524          -

78                60.04          100.0           5/5/98   Fee Simple                 15,980     47,087
-------------------------------------------------------------------------------------------------------

                                             Largest            Largest Tenant
Control                                      Tenant Area        Lease Exp.     Control
No.       Largest Tenant Name                Leased (Sq. Ft.)   Date           No.
=====================================================================================
17        HomeBase                              135,890              1/31/06   17
-------------------------------------------------------------------------------------
18        Secretary, Board of Ed.                64,000              6/30/10   18
19        National Westminster Bank              22,412              1/31/10   19
20                                                                             20
21                                                                             21
22        N/A                                    42,979    0                   22
-------------------------------------------------------------------------------------
23        Linens 'n Things                       42,500              1/31/18   23
24                                                                             24
25        Ohio Department of Taxation           168,609              6/30/99   25
26        Burlington Coat Factory                80,000              8/31/06   26
27                                                                             27
-------------------------------------------------------------------------------------
28                                                                             28
29                                                                             29
30                                                                             30
31        General Electric Capital Corp.         47,092              2/14/99   31
32                                                                             32
-------------------------------------------------------------------------------------
33                                                                             33
34        Toys R Us                              32,814              1/31/19   34
35        Manic Depress. Illness Found.               -              1/31/99   35
36        K-Mart                                104,231              7/4/16    36
37        Donna's Cafe                                -    0                   37
-------------------------------------------------------------------------------------
38                                                                             38
39        Super Fresh Market                     49,336              1/31/07   39
40                                                                             40
41        A & P                                  56,718              7/31/22   41
42                                                                             42
-------------------------------------------------------------------------------------
43                                                                             43
44        Sam's P.W., Inc.                      107,927              3/31/13   44
45        Ethan Allen, Inc.                      17,051              1/1/13    45
46        Dream Quest Images                     44,468              9/30/98   46
47        Alloy Rods Corporation                405,340              7/8/03    47
-------------------------------------------------------------------------------------
48        K-Mart                                108,138              2/17/14   48
49        General Motors                         75,580              8/30/01   49
50        Circuit City, Inc.                     45,502             11/30/18   50
51                                                                             51
52        Yaohan                                      -              5/30/18   52
-------------------------------------------------------------------------------------
53        Olum's                                 82,542             11/30/16   53
54                                                                             54
55        Loews Meadow Cinemas 8                 49,134             12/31/06   55
56        Tab Warehouse Fontana                 268,088             12/31/07   56
57        Pioneer Eye Care                       14,416              2/28/00   57
-------------------------------------------------------------------------------------
58        Stop & Shop (Bradlees)                111,075              3/31/01   58
59                                                                             59
60                                                                             60
61                                                                             61
62                                                                             62
-------------------------------------------------------------------------------------
63                                                                             63
64                                                                             64
65        Quality Markets                        54,826             10/31/06   65
66        MBC/Pa Biodyne                         27,607             11/30/03   66
67                                                                             67
-------------------------------------------------------------------------------------
68        Circuit City, Inc.                     42,719             11/30/18   68
69                                                                             69
70        Lander Co., Inc.                       11,000              7/31/01   70
71        RMS Warehouse & Dist. Corp.           146,427              8/31/07   71
72        Circuit City, Inc.                     45,502             11/30/18   72
-------------------------------------------------------------------------------------
73        SunTrust                              103,935              3/27/05   73
74        JoAnn Fabrics                          15,000              5/12/02   74
75                                                                             75
76                                                                             76

77                                                                             77
-------------------------------------------------------------------------------------
77a       El Bethel Community Outreach              285              2/28/99   77a
77b       Paul D. Novack, PA                      2,054              1/31/98   77b
77c       Bio Flex                                5,500              7/30/01   77c
77d       Coldwell Banker Realty                  2,460              3/30/98   77d

78        Quality Mark                           54,800             11/30/06   78
-------------------------------------------------------------------------------------

ITALICS indicate mortgage loans secured by multiple properties.

Control                        Loan
No.         Seller             Number             Property Name
========================================================================================================
79          GMACCM             GMAC1210           Tamal Vista Shopping Center
80          Lehman Brothers    971002024          One Forest Drive
81          GMACCM             GMAC1220           Chesapeake Apartments
82          GMACCM             GMAC2713           Uniprop - West Point
83          GMACCM             GMAC2200           Harwin Drive Office Building
--------------------------------------------------------------------------------------------------------
84          GMACCM             GMAC1230           Sunrise at Pinnacle Phase II
85          GMACCM             GMAC2190           Sharon Hill Shopping Center
86          GMACCM             GMAC2230           Midway Plaza Shopping Center
87          Lehman Brothers    980204001          Shop 'N Save (Hannaford Brothers)
88          Lehman Brothers    971113017          Northwood Village Shopping Center
--------------------------------------------------------------------------------------------------------
89          Lehman Brothers    980127045          University Courtyard Apartments
90          GMACCM             GMAC3200           Stratford House
91          GMACCM             GMAC2020           Princeton Court Apartments
92          Lehman Brothers    971217069          Transworld Financial Center
93          GMACCM             GMAC1250           Circuit City
--------------------------------------------------------------------------------------------------------
94          Lehman Brothers    9                  Garden Lake MHP
95          Lehman Brothers    980225052          7277 World Communications Drive (Sitel Corp.)
96          GMACCM             GMAC2710           Uniprop - Saginaw Villas
97          Lehman Brothers    980127083          Indian Run Apartments
98          Lehman Brothers    980601999I         Circuit City (Property Level)
--------------------------------------------------------------------------------------------------------
99          Lehman Brothers    980601999F         Circuit City (Property Level)
100         Lehman Brothers    971120015          Hampton Inn Greenville/I85

101         GMACCM             GMAC1280           Ramsgate Apartments
101a        GMACCM             GMAC1280-A         Ramsgate Apartments
101b        GMACCM             GMAC1280-B         Devonshire Townhomes
--------------------------------------------------------------------------------------------------------
101c        GMACCM             GMAC1280-C         Devonshire Single Family Homes

102         Lehman Brothers    971229009          Townsquare Shop Ctr
103         GMACCM             GMAC1960           Desert Sky Apartments
104         GMACCM             GMAC1290           Brookfield Commons Office Bldg.
105         GMACCM             GMAC2070           Quality Center Shopping Center
--------------------------------------------------------------------------------------------------------
106         GMACCM             GMAC1300           Hickory Manor Apartments
107         Lehman Brothers    971103001          45085 University Drive
108         Lehman Brothers    980106035          Executive Center
109         Lehman Brothers    65                 Napa Valley Gateway
110         Lehman Brothers    980601999A         Circuit City (Property Level)
--------------------------------------------------------------------------------------------------------
111         GMACCM             GMAC1310           Riverdale Village Apartment
112         Lehman Brothers    980408003          Courtyard at Camino Real
113         GMACCM             GMAC2840           Tomball Nursing Center
114         Lehman Brothers    970917032          867 Boylston Street
115         Lehman Brothers    971029021          Central Point Shopping Center
--------------------------------------------------------------------------------------------------------
116         Lehman Brothers    123452861          Santa Fe Apartments
117         Lehman Brothers    980401003          Grandview Gardens
118         Lehman Brothers    26                 Tanglewood Estates

119         GMACCM             GMAC1320           Florex Industrial Properties
119a        GMACCM             GMAC1320-A         Florex Industrial Center - #05
--------------------------------------------------------------------------------------------------------
119b        GMACCM             GMAC1320-B         Florex Industrial Park - #10
119c        GMACCM             GMAC1320-C         Florex Industrial Center - #11
119d        GMACCM             GMAC1320-D         Florex Industrial Center

120         GMACCM             GMAC3030           Builders Square
121         Lehman Brothers    970430014          Manitoba Apartments
--------------------------------------------------------------------------------------------------------
122         Lehman Brothers    980601999G         Circuit City (Property Level)
123         Lehman Brothers    971217067          MIE Corporate Center
124         Lehman Brothers    980408005          6301 Hazeltine National Drive (Lake Point IV)
125         GMACCM             GMAC1330           Brentwood Forest Apartments
126         Lehman Brothers    970430010          Overlake Apartments
--------------------------------------------------------------------------------------------------------
127         Lehman Brothers    971001003          Oxbridge Square Shopping Center
128         GMACCM             GMAC2705           Uniprop - Country Meadows
129         GMACCM             GMAC2711           Uniprop - Sierra Vista
130         Lehman Brothers    980106049          South Mountain Shopping Center
131         GMACCM             GMAC1340           Stanford Court Apartments
--------------------------------------------------------------------------------------------------------

132         Lehman Brothers    980127071          Extra Space Center (Loan Level)
132a        Lehman Brothers    980127071A         Extra Space Center (Property Level)
132b        Lehman Brothers    980127071B         Extra Space Center (Property Level)
--------------------------------------------------------------------------------------------------------

Control
No.       Property Type                                      Address                                        City
==================================================================================================================================
79        Retail - Unanchored                                47-71 Tamal Vista Boulevard                    Corte Madera
80        Office                                             One Forest Parkway                             Shelton
81        Multifamily                                        4607 Connecticut Avenue, N.W.                  Washington
82        Multifamily - Mobile Home Park                     24878 25th Street                              Mattawan
83        Office                                             10333 Harwin Drive                             Houston
----------------------------------------------------------------------------------------------------------------------------------
84        Multifamily                                        Wrangleboro Road                               Galloway Township
85        Retail - Anchored                                  Chester Pike & Clifton Avenue                  Sharon Hill
86        Retail - Unanchored                                10412-10642 Lower Azusa Road                   El Monte
87        CTL - Retail                                       US Route 3                                     Franklin
88        Retail - Unanchored                                353 Greens Road                                Houston
----------------------------------------------------------------------------------------------------------------------------------
89        Multifamily                                        480 Murray Road                                Valdosta
90        Healthcare - Nursing Home, Skilled Care            8249 Standifer Gap Road                        Chattanooga
91        Multifamily                                        5797 Brookhill Lane                            Frederick
92        Office                                             13111 Northwest Freeway                        Houston
93        CTL - Retail                                       2150 East Main Street                          Cortlandt
----------------------------------------------------------------------------------------------------------------------------------
94        Multifamily - Mobile Home Park                     1402 Route 9                                   Cape May Courthouse
95        Office                                             7277 World Communications Drive                Omaha
96        Multifamily - Mobile Home Park                     4141 Dixie Highway                             Saginaw
97        Multifamily                                        3500 Cedar Run                                 Abilene
98        CTL - Retail                                       3124 Vestal Parkway East                       Vestal
----------------------------------------------------------------------------------------------------------------------------------
99        CTL - Retail                                       5100 Youngstown Warren Road                    Niles
100       Hotel - Limited Service                            47 Fisherman Lane                              Greenville

101       Multifamily                                        Various                                        Various
101a      Multifamily                                        12930 S. Brookfield                            Olathe
101b      Multifamily                                        13103 - 13224 Brougham Street                  Olathe
----------------------------------------------------------------------------------------------------------------------------------
101c      Multifamily                                        13104-13224 Brougham Street, West 132nd
                                                             Terrace                                        Olathe

102       Retail - Anchored                                  120-124 Clairborne Road                        Olathe
103       Multifamily                                        4620 West McDowell Road                        Phoenix
104       Office                                             6600 West Broad Street                         Richmond
105       Retail - Unanchored                                US Route 30 and 896                            East Lampeter Township
----------------------------------------------------------------------------------------------------------------------------------
106       Multifamily                                        2900 Hamilton Church Road                      Antioch (Na+G247shville)
107       Office                                             45085 University Drive                         Ashburn
108       Office                                             415 Washington Street                          Waukegan
109       Office                                             499 Devlin Road                                Napa
110       CTL - Retail                                       4635 College Avenue                            Grand Chute
----------------------------------------------------------------------------------------------------------------------------------
111       Multifamily                                        Riverdale Road, 54th St.& 56th St.             Riverdale
112       Office                                             14855 Blanco Road                              San Antonio
113       Healthcare - Nursing Home, Skilled Care            815 North Peach Street                         Tomball
114       Office                                             867 Boylston Street                            Boston
115       Retail - Unanchored                                627-699 Harrisburg Pike                        Columbus
----------------------------------------------------------------------------------------------------------------------------------
116       Multifamily                                        3955 East Charleston Boulevard                 Las Vegas
117       Multifamily                                        957 Bristol Pike                               Bensalem
118       Multifamily - Mobile Home Park                     10 Sparrow Street                              Keene

119       Industrial                                         Various                                        Various
119a      Industrial                                         920-938 East 124th Avenue                      Tampa
----------------------------------------------------------------------------------------------------------------------------------
119b      Industrial                                         4302 East 10th Avenue                          Tampa
119c      Industrial                                         4020-4101 East 12th Avenue                     Tampa
119d      Industrial                                         13211 - 13217 N. Nebraska                      Tampa

120       Retail - Anchored                                  4340 Lincoln Highway                           Matteson
121       Multifamily                                        8225 Calmont Drive                             Fort Worth
----------------------------------------------------------------------------------------------------------------------------------
122       CTL - Retail                                       3600 South Glenstone Avenue                    Springfield
123       Office                                             420 & 500 Corporate Circle                     Golden
124       Office                                             6301 Hazeltine Na+F275tional Drive             Orlando
125       Multifamily                                        777 Southeast 15th Street                      Edmond
126       Multifamily                                        7920 Northwest 21st Street                     Bethany
----------------------------------------------------------------------------------------------------------------------------------
127       Retail - Anchored                                  9901-10011 Hull Street                         Richmond
128       Multifamily - Mobile Home Park                     860 Richards Road                              Antioch
129       Multifamily - Mobile Home Park                     1299 Zepol                                     Santa Fe
130       Retail - Anchored                                  Emaus Avenue and East 3rd Street               Allentown
131       Multifamily                                        1011-1153 Raritan Drive                        Rock Hill
----------------------------------------------------------------------------------------------------------------------------------

132       Self Storage                                       Various                                        Various
132a      Self Storage                                       6717 Benjamin Rd                               Tampa
132b      Self Storage                                       8119 Anderson Road                             Tampa
----------------------------------------------------------------------------------------------------------------------------------

                           Cross                                               % of Aggregate  Cumulative
Control           Zip      Collateralized  Original          Cut-off Date      Cut-off Date    % of Initial  Mortgage
No.       State   Code     Groups          Balance ($)       Balance ($)       Balance         Pool Balance  Rate (%)
=====================================================================================================================
79        CA      94925    No                   6,000,000        5,996,039          0.23        64.07         7.2000
80        CT      06484    No                   6,000,000        5,989,252          0.23        64.31         7.5600
81        DC      20008    No                   6,000,000        5,985,657          0.23        64.54         6.8100
82        MI      49071    No                   5,750,000        5,750,000          0.22        64.77         6.3500
83        TX      77057    No                   5,750,000        5,750,000          0.22        64.99         7.3300
-----------------------------------------------------------------------------------------------------------------------
84        NJ      08201    No                   5,750,000        5,745,259          0.22        65.21         6.9700
85        PA      19079    No                   5,700,000        5,700,000          0.22        65.44         7.0800
86        CA      91731    No                   5,700,000        5,700,000          0.22        65.66         7.3800
87        NH      03235    No                   5,700,000        5,700,000          0.22        65.88         7.0500
88        TX      77060    No                   5,700,000        5,684,704          0.22        66.10         7.3400
-----------------------------------------------------------------------------------------------------------------------
89        GA      31602    No                   5,680,000        5,664,415          0.22        66.32         7.2400
90        TN      37421    No                   5,650,000        5,630,731          0.22        66.54         7.8100
91        MD      21703    No                   5,600,000        5,600,000          0.22        66.76         6.8800
92        TX      77040    No                   5,600,000        5,592,681          0.22        66.98         7.4200
93        NY      13045    No                   5,559,000        5,544,235          0.22        67.20         6.9180
-----------------------------------------------------------------------------------------------------------------------
94        NJ      08210    No                   5,500,000        5,496,897          0.21        67.41         7.3300
95        NE      68122    No                   5,400,000        5,386,499          0.21        67.62         7.6200
96        MI      48601    No                   5,300,000        5,300,000          0.21        67.83         6.3500
97        TX      76118    No                   5,260,000        5,245,206          0.20        68.03         7.1500
98        NY      13850    No                   5,336,454        5,186,810          0.20        68.23         7.9600
-----------------------------------------------------------------------------------------------------------------------
99        OH      44446    No                   5,336,454        5,176,901          0.20        68.44         7.9600
100       SC      29615    No                   5,150,000        5,134,090          0.20        68.64         7.3900

101       VAR     Various  No                   5,100,000        5,092,104          0.20        68.83         7.1250
101a      KS      66061
101b      KS      66062
-----------------------------------------------------------------------------------------------------------------------
101c      KS      66062

102       KS      66062    No                   5,000,000        4,997,304          0.19        69.03         7.4700
103       AZ      85035    No                   5,000,000        4,992,393          0.19        69.22         7.2100
104       VA      23230    No                   5,000,000        4,989,554          0.19        69.42         7.4200
105       PA      17602    No                   4,950,000        4,950,000          0.19        69.61         7.4000
-----------------------------------------------------------------------------------------------------------------------
106       TN      37013    No                   4,950,000        4,946,139          0.19        69.81         7.2500
107       VA      20147    No                   4,900,000        4,900,000          0.19        70.00         7.3100
108       IL      60085    No                   4,900,000        4,883,690          0.19        70.19         7.2600
109       CA      94558    No                   4,800,000        4,800,000          0.19        70.37         7.2600
110       WI      54915    No                   4,941,160        4,793,427          0.19        70.56         7.9600
-----------------------------------------------------------------------------------------------------------------------
111       MD      20737    No                 $ 4,800,000      $ 4,792,216          0.19%       70.75%        7.0700%
112       TX      78216    No                   4,750,000        4,743,714          0.19        70.93         7.3700
113       TX      77375    No                   4,720,000        4,715,491          0.18        71.12         7.7500
114       MA      02116    No                   4,700,000        4,691,392          0.18        71.30         7.4800
115       OH      43223    No                   4,700,000        4,688,791          0.18        71.48         7.1850
-----------------------------------------------------------------------------------------------------------------------
116       NV      89104    No                   4,800,000        4,678,878          0.18        71.67         8.5600
117       PA      19020    No                   4,680,000        4,677,194          0.18        71.85         7.0800
118       NH      03431    No                   4,680,000        4,669,992          0.18        72.03         7.3500

119       FL      Various  No                   4,675,000        4,659,845          0.18        72.21         7.5000
119a      FL      33612
-----------------------------------------------------------------------------------------------------------------------
119b      FL      33605
119c      FL      33605
119d      FL      33612

120       IL      60443    No                   5,000,000        4,624,417          0.18        72.39         8.1250
121       TX      76116    No                   4,622,677        4,609,873          0.18        72.57         7.4379
-----------------------------------------------------------------------------------------------------------------------
122       MO      65804    No                   4,743,514        4,601,690          0.18        72.75         7.9600
123       CO      80401    No                   4,600,000        4,600,000          0.18        72.93         6.9600
124       FL      32822    No                   4,600,000        4,593,379          0.18        73.11         7.0300
125       OK      73013    No                   4,575,000        4,571,837          0.18        73.29         7.0200
126       OK      73008    No                   4,577,902        4,571,550          0.18        73.47         7.4700
-----------------------------------------------------------------------------------------------------------------------
127       VA      23236    No                   4,517,500        4,512,267          0.18        73.64         7.4000
128       TN      37013    No                   4,500,000        4,500,000          0.18        73.82         6.3500
129       NM      87505    No                   4,500,000        4,500,000          0.18        73.99         6.3500
130       PA      18049    No                   4,500,000        4,494,788          0.18        74.17         7.4000
131       MO      63119    No                   4,500,000        4,490,234          0.18        74.34         7.2500
-----------------------------------------------------------------------------------------------------------------------

132       FL      Various  No                   4,350,000        4,345,790          0.17        74.51         7.3300
132a      FL      33634                                                                                       7.3300
132b      FL      33634                                                                                       7.3300
-----------------------------------------------------------------------------------------------------------------------

        Master                  Interest                             Original      Remaining     Term to   Term to   Original
Control Servicing   Servicing   Accrual   Amortization               Interest-Only Interest-Only Maturity  Maturity  Amortization
No.     Fee         Fee         Method    Type                       Period (Mos.) Period (Mos.) (Mos.)    (Mos.)    Term (Mos.)
=================================================================================================================================
79                              Act/360   Balloon                               0             0       120       119          360
80                              Act/360   Balloon                               0             0       120       117          360
81                              Act/360   Balloon                               0             0       120       117          360
82                              Act/360   Hyperamortizing                       0             0       126       126          360
83                              Act/360   Balloon                               0             0        84        84          360
---------------------------------------------------------------------------------------------------------------------------------
84                              30/360    Balloon                               0             0       120       119          360
85                              Act/360   Balloon                               0             0       120       120          360
86                              Act/360   Balloon                               0             0       120       120          300
87                              30/360    Step                                  0             0       231       231          231
88                              Act/360   Hyperamortizing                       0             0       120       116          360
---------------------------------------------------------------------------------------------------------------------------------
89                              Act/360   Balloon                               0             0       120       116          360
90                              Act/360   Fully Amortizing                      0             0       240       238          241
91                              Act/360   Balloon                               0             0       120       120          360
92                              Act/360   Balloon                               0             0       120       118          360
93                              30/360    Step                                  0             0       240       238          240
---------------------------------------------------------------------------------------------------------------------------------
94                              Act/360   Balloon                               0             0       120       119          360
95                              Act/360   Balloon                               0             0       144       140          360
96                              Act/360   Hyperamortizing                       0             0       126       126          360
97                              Act/360   Balloon                               0             0       120       116          360
98                              30/360    Fully Amortizing                      0             0       264       244          264
---------------------------------------------------------------------------------------------------------------------------------
99                              30/360    Fully Amortizing                      0             0       264       244          264
100                             Act/360   Balloon                               0             0       120       117          300

101                             Act/360   Balloon                               0             0       120       118          360
101a
101b
---------------------------------------------------------------------------------------------------------------------------------
101c

102                             Act/360   Balloon                               0             0       120       119          360
103                             Act/360   Balloon                               0             0       120       118          360
104                             Act/360   Balloon                               0             0        84        81          360
105                             Act/360   IA                                   24            23       144       143          324
---------------------------------------------------------------------------------------------------------------------------------
106                             30/360    Balloon                               0             0       180       179          360
107                             Act/360   Interest Only...Hyper                24            17       120       113          360
108                             Act/360   Balloon                               0             0       120       115          360
109                             Act/360   Balloon                               0             0       120       119          360
110                             30/360    Fully Amortizing                      0             0       264       244          264
---------------------------------------------------------------------------------------------------------------------------------
111                             30/360    Balloon                               0             0       120       118          360
112                             Act/360   Balloon                               0             0       120       118          360
113                             Act/360   Balloon                               0             0       180       179          300
114                             Act/360   Balloon                               0             0       120       117          360
115                             30/360    Balloon                               0             0       120       117          360
---------------------------------------------------------------------------------------------------------------------------------
116                             30/360    Balloon                               0             0        84        47          360
117                             Act/360   Balloon                               0             0       180       179          362
118                             Act/360   Balloon                               0             0       120       118          300

119                             Act/360   Balloon                               0             0       120       117          300
119a
---------------------------------------------------------------------------------------------------------------------------------
119b
119c
119d

120                             30/360    Fully Amortizing                      0             0       288       233          288
121                             Act/360   Balloon                               0             0       113       109          353
---------------------------------------------------------------------------------------------------------------------------------
122                             30/360    Fully Amortizing                      0             0       264       244          264
123                             Act/360   Balloon                               0             0       120       120          360
124                             Act/360   Balloon                               0             0        84        82          360
125                             Act/360   Balloon                               0             0       120       119          360
126                             Act/360   Balloon                               0             0       111       109          351
---------------------------------------------------------------------------------------------------------------------------------
127                             30/360    Fully Amortizing                      0             0       300       299          300
128                             Act/360   Hyperamortizing                       0             0       126       126          360
129                             Act/360   Hyperamortizing                       0             0       126       126          360
130                             30/360    Fully Amortizing                      0             0       300       299          300
131                             Act/360   Balloon                               0             0       120       117          360
---------------------------------------------------------------------------------------------------------------------------------

132                             Act/360   Balloon                               0             0       120       119          300
132a
132b
---------------------------------------------------------------------------------------------------------------------------------

          Remaining                                                                                                   Underwritten
Control   Amortization    Origination   Maturity   Balloon                                           Annual           Net
No.       Term (Mos.)     Date          or ARD     Balance ($)  Prepayment Provisions                Debt Service ($) Cash Flow ($)
===================================================================================================================================
79               359           6/12/98   7/1/08     5,185,575   L(2.083),D(7.417),O(.5)                    493,933         706,659
80               357           4/7/98    5/1/08     5,310,701   L(4),D(5.75),O(.25)                        506,396         643,599
81               357           4/14/98   5/1/08     5,138,158   L(2.25),D(7.5),O(.25)                      474,722       1,013,814
82               360           7/13/98   2/10/09    4,808,413   L(2),D(7.75),O(.75)                        433,543         743,402
83               360           7/2/98    8/1/05     5,275,880   L(2),D(4.5),O(.5)                          479,502         566,151
-----------------------------------------------------------------------------------------------------------------------------------
84               359           6/29/98   7/1/08     4,930,725   YM1%(9.25),O(.75)                          457,669         611,744
85               360           7/15/98   8/1/08     4,912,644   L(2),D(7.5),O(.5)                          463,536         578,725
86               300           7/23/98   8/1/08     4,542,834   L(2),D(7.5),O(.5)                          504,943         632,314
87               231           7/24/98  11/1/17             -   L(10),YM1%(9.25) or Def                    524,459         568,992
88               356           3/31/98   4/1/08     5,016,472   L(3),D(2),5(1),4(1),3(1),2(1),1(.75),
                                                                O(.25)                                     470,791         683,284
-----------------------------------------------------------------------------------------------------------------------------------
89               356           4/1/98    4/1/08     4,986,014   L(4),D(5.75),O(.25)                        464,509         625,665
90               239           5/31/98   6/1/18         5,912   L(2.167),D(17.333),O(.5)                   563,820         836,452
91               360           7/14/98   8/1/08     4,803,703   L(2),D(7.5),O(.5)                          446,215         578,131
92               358           5/6/98    6/1/08     4,938,372   L(4),D(5.75),O(.25)                        466,197         631,891
93               238           5/29/98   6/1/18             -   YM1%(19.5),O(.5)                           472,907         490,579
-----------------------------------------------------------------------------------------------------------------------------------
94               359           6/1/98    7/11/08    4,839,666   L(2.08),D(7.67),O(.25)                     453,823         605,891
95               356           3/31/98   4/1/10     4,595,166   L(4),D(7.75),O(.25)                        458,427         590,793
96               360           7/13/98   2/10/09    4,432,102   L(2),D(7.75),O(.75)                        399,614         599,851
97               356           3/31/98   4/1/08     4,606,532   L(3),D(6.75),O(.25)                        426,317         543,113
98               244          11/27/96  12/1/18             -   L(1),YM(21)                                514,620         514,620
-----------------------------------------------------------------------------------------------------------------------------------
99               244          11/27/96  12/1/18             -   L(1),YM(21)                                514,620         514,620
100              297           4/16/98   5/1/08     4,170,930   L(4),D(5.75),O(.25)                        452,284         704,128

101              358           5/6/98    6/1/08     4,400,119   YM1%(9.5),O(.5)                            416,645         572,371
101a
101b
-----------------------------------------------------------------------------------------------------------------------------------
101c

102              359           6/9/98    7/1/08     4,415,421   L(4),D(5.75),O(.25)                        418,297         561,887
103              358           5/8/98    6/1/08     4,322,301   YM1%(9.5),O(.5)                            411,989         512,289
104              357           4/20/98   5/1/05     4,593,804   YM1%(6.5),O(.5)                            420,766         540,934
105              324           6/5/98    7/1/10     4,107,228   L(2.083),D(9.417),O(.5)                    428,456         551,945
-----------------------------------------------------------------------------------------------------------------------------------
106              359           6/15/98   7/1/13     3,699,230   L(2.083),D(12.417),O(.5)                   405,208         494,735
107              360          12/17/97   1/1/08     4,463,535   L(4),YM1%(5.75),O(.25)                     403,515         716,239
108              355           2/6/98    3/1/08     4,304,200   L(4),D(5.5),O(.5)                          401,519         524,563
109              359           6/25/98   7/11/08    4,216,100   L(2.17),D(7.58),O(.25)                     393,324         486,884
110              244          11/27/96  12/1/18             -   L(1),YM(21)                                476,500         476,500
-----------------------------------------------------------------------------------------------------------------------------------
111              358           5/28/98   6/1/08   $ 4,125,753   L(2.083),D(7.417),O(.5)                  $ 385,926       $ 673,566
112              358           5/13/98   6/1/08     4,183,469   L(4),YM1%(5.75),O(.25)                     393,491         517,467
113              299           6/3/98    7/1/13     2,985,318   L(2.083),D(12.417),O(.5)                   432,102         725,299
114              357           4/29/98   5/1/08     4,151,681   L(4),D(5.5),O(.5)                          393,585         494,662
115              357           4/8/98    5/1/08     4,050,563   L(5),D(4.5),O(.5)                          382,264         529,515
-----------------------------------------------------------------------------------------------------------------------------------
116              323           6/12/95   7/1/02     4,471,128   YM1%(6.5),O(.5)                            445,346         545,371
117              361           6/10/98   7/1/13     3,611,415   L(3),D(11.5),O(.5)                         376,056         503,362
118              298           5/22/98   6/1/08     3,784,997   L(3.167),D(6.583),O(.25)                   409,554         548,552

119              297           4/2/98    5/1/08     3,737,998   L(2.25),D(7.25),O(.5)                      418,652         671,374
119a
-----------------------------------------------------------------------------------------------------------------------------------
119b
119c
119d

120              233          12/1/93    1/1/18             -   L(3),YM1%(21)                              474,156         619,675
121              349           4/1/98    9/1/07     4,094,455   L(2.417),YM1%(6.5),O(.5)                   387,590         519,624
-----------------------------------------------------------------------------------------------------------------------------------
122              244          11/27/96  12/1/18             -   L(1),YM(21)                                457,440         457,440
123              360           7/7/98    8/1/08     4,008,142   L(4),D(5.75),O(.25)                        365,765         517,826
124              358           5/4/98    6/1/05     4,236,263   L(3),D(3.75),O(.25)                        368,360         479,077
125              359           6/18/98   7/1/08     3,937,507   L(2.083),D(7.417),O(.5)                    369,831         540,203
126              349           5/11/98   9/1/07     4,068,316   L(2.25),YM1%(6.5),O(.5)                    385,641         484,152
-----------------------------------------------------------------------------------------------------------------------------------
127              299           6/2/98    7/1/23             -   L(10),D(14.5),O(.5)                        397,088         724,752
128              360           7/13/98   2/10/09    3,763,106   L(2),D(7.75),O(.75)                        339,294         644,243
129              360           7/13/98   2/10/09    3,763,106   L(2),D(7.75),O(.75)                        339,294         595,788
130              299           6/5/98    7/1/23             -   L(12),D(12.75),O(.25)                      395,549         510,612
131              357           4/27/98   5/1/08     3,893,626   L(2.25),D(7.25),O(.5)                      372,323         475,869
-----------------------------------------------------------------------------------------------------------------------------------

132              299           6/30/98   7/1/08     3,516,474   L(4),D(5.75),O(.25)                        380,000         524,893
132a
132b
-----------------------------------------------------------------------------------------------------------------------------------

          Underwritten                            Cut-off      Scheduled                                             Sq. Ft, Units
Control   NCF           Appraised   Appraisal     Date         Maturity or ARD   Year                Year            Beds, Pads
No.       DSCR (x)      Value ($)   Date          LTV (%)      Date LTV(%)       Built               Renovated       or Rooms
====================================================================================================================================
79            1.43       9,300,000    2/26/98      64.5                55.8      1966-1967           1984-1986          51,167 Sq Ft
80            1.27       8,000,000     4/1/98      74.9                66.4      1990                N/A                76,720 Sq Ft
81            2.14      13,300,000   11/20/97      45.0                38.6      1939-41             N/A                   183 Units
82            1.71       8,700,000     5/1/98      66.1                55.3      1968                N/A                   377 Pads
83            1.29       7,800,000    6/11/98      67.3                58.3      1983                N                 147,042 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
84            1.34       7,250,000     6/5/98      79.2                68.0      1997/1998           N/A                   101 Units
85            1.25       7,740,000     6/6/98      73.6                63.5      1950                1980               86,152 Sq Ft
86            1.25       8,500,000    5/12/98      67.1                53.5      1954-1971           1997              107,670 Sq Ft
87            1.08       6,800,000    5/12/98      83.8                 0.0      1992                N/A                52,000 Sq Ft
88            1.45       7,800,000    1/22/98      72.9                64.3      1982                N/A                70,221 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
89            1.35       7,100,000     3/9/98      79.8                70.2      1996-1997           N/A                    89 Units
90            1.48       7,100,000     3/1/98      79.3                 0.1      1978                1985/1997             127 Beds
91            1.30       7,000,000    4/10/98      80.0                68.6      1987                1997                  159 Units
92            1.36       8,700,000     2/5/98      64.3                56.8      1981                N/A               156,585 Sq Ft
93            1.04       5,200,000     6/1/98     106.6                 0.0      1998                N/A                27,671 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
94            1.34       7,000,000    3/25/98      78.5                69.1      1961-62             1985                  346 Pads
95            1.29       7,200,000     3/6/98      74.8                63.8      1998                N/A                42,131 Sq Ft
96            1.50       8,000,000     5/1/98      66.3                55.4      1964/1967           N/A                   467 Pads
97            1.27       6,700,000    2/27/98      78.3                68.8      1982                N/A                   256 Units
98            1.00       5,550,000     6/8/98      93.5                 0.0      1996                N/A                37,591 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
99            1.00       5,500,000     6/3/98      94.1                 0.0      1996                N/A                33,290 Sq Ft
100           1.56       6,900,000     1/5/98      74.4                60.5      1993                1996                  140 Rooms

101           1.37       6,818,175                 74.7                64.5      Various             Various               156 Units
101a                     4,000,000   10/15/97                                    1985                N/A                   112 Units
101b                     1,373,175    12/9/97                                    1984                N/A                    24 Units
------------------------------------------------------------------------------------------------------------------------------------
101c                     1,445,000    12/9/97                                    1985-1987           N/A                    20 Units

102           1.34       6,900,000     2/9/98      72.4                64.0      1982                N/A               131,505 Sq Ft
103           1.37       6,300,000     4/7/98      75.1                65.1      1985                Ongoing Since
                                                                                                     11/97                 274 Units
104           1.29       6,700,000    9/26/97      74.5                68.6      1975                1989-90; 1996      91,245 Sq Ft
105           1.64       5,150,000     5/1/98      75.7                58.9      1987-88             N/A                62,327 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
106           1.22       6,420,000    1/20/98      77.0                57.6      1997                N/A                   152 Units
107           1.77      10,000,000   11/20/97      49.0                44.6      1997                N/A                72,779 Sq Ft
108           1.31       6,850,000     1/1/98      71.3                62.8      1940's              1983               73,418 Sq Ft
109           1.24       6,520,000    3/20/98      73.6                64.7      1900,94                                59,062 Sq Ft
110           1.00       5,100,000     6/2/98      94.0                 0.0      1996                N/A                45,122 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
111           1.75 x  $  7,700,000    1/30/98      62.2%               53.6%     1959-1963           1985                  272 Units
112           1.32       6,400,000    4/14/98      74.1                65.4      1985                N/A                78,166 Sq Ft
113           1.68       5,900,000     4/6/98      79.9                50.6      1972                1985 & 1996-1997      122 Beds
114           1.26       6,400,000   11/10/97      73.3                64.9      1910                1977, 1997         29,026 Sq Ft
115           1.39       7,300,000    1/22/98      64.2                55.5      1952-80             1958,79,89        154,007 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
116           1.22       6,900,000     5/1/98      67.8                64.8      1988                N/A                   144 Units
117           1.34       5,900,000     3/1/98      79.3                61.2      1964                1996                  226 Units
118           1.34       5,850,000     1/8/98      79.8                64.7      1970s                                     322 Pads

119           1.60       7,525,000                 61.9                49.7      Various             Various           271,400 Sq Ft
119a                     3,000,000    1/27/98                                    1964-1989           1989              112,000 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
119b                     1,700,000    1/27/98                                    1985-1989           1995               60,000 Sq Ft
119c                     1,100,000    1/27/98                                    1980-1986           N/A                43,400 Sq Ft
119d                     1,725,000    1/27/98                                    1964-1989           1994 / 1997        56,000 Sq Ft

120           1.31       6,240,000    6/24/98      74.1                 0.0      1992                N/A                90,000 Sq Ft
121           1.34       5,800,000     2/6/98      79.5                70.6      1973                1996,97               265 Units
------------------------------------------------------------------------------------------------------------------------------------
122           1.00       5,000,000     6/9/98      92.0                 0.0      1996                N/A                39,259 Sq Ft
123           1.42       5,750,000    3/11/98      80.0                69.7      1996                N/A                72,600 Sq Ft
124           1.30       6,200,000    4/15/98      74.1                68.3      1987                N/A                78,997 Sq Ft
125           1.46       6,100,000    4/17/98      75.0                64.6      1974                1995                  252 Units
126           1.26       5,800,000    3/25/98      78.8                70.1      1975                1995                  338 Units
------------------------------------------------------------------------------------------------------------------------------------
127           1.83       9,400,000     3/6/98      48.0                 0.0      1981                N/A               127,801 Sq Ft
128           1.90       6,650,000     5/1/98      67.7                56.6      1971                N/A                   296 Pads
129           1.76       6,800,000     5/1/98      66.2                55.3      1985                N/A                   229 Pads
130           1.29       6,000,000    3/31/98      74.9                 0.0      1986                N/A                66,124 Sq Ft
131           1.28       5,700,000    3/26/98      78.8                68.3      1960/1965           1997                  144 Units
------------------------------------------------------------------------------------------------------------------------------------

132           1.38       6,580,000    4/15/98      66.1                53.4      Various             various           197,124 Sq Ft
132a                     1,500,000    4/15/98                                    1972                1978               61,262 Sq Ft
132b                     2,480,000    4/15/98                                    1972                1987               78,089 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------

           Cut-off
           Sq. Ft, Unit                                                           Replacement   Annual
Control    Bed, Pad          Occupancy          Occupancy  Ownership              Reserve       TI/LC
No.        or Room ($)       Percentage (%)     Date       Interest               Deposit       Deposit
=======================================================================================================
79               117.19           93.0          1/24/98   Fee Simple                 17,400          -
80                78.07          100.0           4/1/98   Fee Simple                 11,508     24,000
81            32,708.51           99.0          2/11/98   Fee Simple                      -          -
82            15,251.99           95.0          4/25/98   Fee Simple                      -          -
83                39.10           95.0          6/15/98   Fee Simple                 27,938     88,560
-------------------------------------------------------------------------------------------------------
84            56,883.75           95.0          6/23/98   Fee Simple                 15,150          -
85                66.16           95.0           7/1/98   Fee Simple                 14,051     55,620
86                52.94           98.0          6/15/98   Fee Simple                 20,457     83,875
87               109.62          100.0           8/1/98   Fee Simple                      -          -
88                80.95           86.0          3/12/98   Fee Simple                 14,044     52,668
-------------------------------------------------------------------------------------------------------
89            63,645.12           98.9           3/2/98   Fee Simple                 20,025          -
90            44,336.47           96.0           3/1/98   Fee Simple                      -          -
91            35,220.13          100.0           4/1/98   Fee Simple                      -          -
92                35.72          100.0           6/3/98   Fee Simple                 37,580    110,328
93               200.36          100.0           6/1/98   Leasehold                       -          -
-------------------------------------------------------------------------------------------------------
94            15,886.99          100.0           3/1/98   Fee Simple                 44,823          -
95               127.85          100.0           3/1/98   Fee Simple                  5,136     24,996
96            11,349.04           83.0          4/25/98   Fee Simple                      -          -
97            20,489.09           94.2           3/2/98   Fee Simple                 57,600          -
98               137.98          100.0         11/27/96   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
99               155.51          100.0         11/27/96   Fee Simple                      -          -
100           36,672.07           62.2         11/30/97   Fee Simple                 53,760          -

101           32,641.69          100.0                    Fee Simple                 35,100          -
101a                             100.0          4/16/98                                   -          -
101b                             100.0          4/16/98                                   -          -
-------------------------------------------------------------------------------------------------------
101c                             100.0          4/16/98                                   -          -

102               38.00           97.0          5/26/98   Fee Simple                 22,662     52,602
103           18,220.41           96.0          3/23/98   Fee Simple                 54,804          -
104               54.68          100.0          10/1/97   Fee Simple                  9,125    120,000
105               79.42           81.0           5/4/98   Fee Simple                  9,357     51,528
-------------------------------------------------------------------------------------------------------
106           32,540.39           96.0          5/29/98   Fee Simple                 30,400          -
107               67.33          100.0           4/1/98   Fee Simple                  7,278          -
108               66.52           93.0          1/31/98   Fee Simple                 10,827     75,000
109               81.27           95.9           6/1/98   Fee Simple                      -          -
110              106.23          100.0         11/27/96   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
111           17,618.44           90.0%         1/30/98   Fee Simple             $   68,004   $      -
112               60.69           91.3          3/18/98   Fee Simple                 11,725          -
113           38,651.56           99.0           6/3/98   Fee Simple                      -          -
114              161.63          100.0          3/20/98   Fee Simple                  4,354     14,400
115               30.45          100.0          3/24/98   Fee Simple                 59,225     25,000
-------------------------------------------------------------------------------------------------------
116           32,492.21           89.6          3/31/98   Fee Simple                      -          -
117           20,695.55           95.0           5/4/98   Fee Simple                 50,850          -
118           14,503.08           99.0         12/24/97   Fee Simple                  6,527          -

119               17.17           95.3                    Fee Simple                 29,854     75,000
119a                              97.0           2/1/98                                   -          -
-------------------------------------------------------------------------------------------------------
119b                              96.0           2/1/98                                   -          -
119c                              84.0           2/1/98                                   -          -
119d                             100.0           2/1/98                                   -          -

120               51.38          100.0          12/5/97   Fee Simple                  9,000          -
121           17,395.75           95.5         12/31/97   Fee Simple                 66,252          -
-------------------------------------------------------------------------------------------------------
122              117.21          100.0         11/27/96   Fee Simple                      -          -
123               63.36          100.0          3/15/98   Fee Simple                  7,260     36,850
124               58.15          100.0          3/31/98   Fee Simple                  7,900     48,859
125           18,142.21           90.0          6/15/98   Fee Simple                 63,504          -
126           13,525.30           90.2          3/31/98   Fee Simple                 85,932          -
-------------------------------------------------------------------------------------------------------
127               35.31           92.0           1/1/98   Leasehold                  19,170          -
128           15,202.70           98.0          4/25/98   Fee Simple                      -          -
129           19,650.66          100.0          4/25/98   Fee Simple                      -          -
130               67.98           98.0           3/3/98   Leasehold                  13,225          -
131           31,182.18           97.0          4/27/98   Fee Simple                 42,912          -
-------------------------------------------------------------------------------------------------------

132               22.05           75.7           5/8/98   Fee Simple                 29,486          -
132a                              75.4          3/31/98                                   -          -
132b                              69.9          3/31/98                                   -          -
-------------------------------------------------------------------------------------------------------

                                             Largest            Largest Tenant
Control                                      Tenant Area        Lease Exp.     Control
No.       Largest Tenant Name                Leased (Sq. Ft.)   Date           No.
=====================================================================================
79        Any Mountain                           19,867              3/31/01   79
80        Dun & Bradstreet                       58,900              3/31/08   80
81        John Flynn, DDS                         1,575              6/30/98   81
82                                                                             82
83        Fluor Daniel, Inc.                     49,740              9/14/02   83
-------------------------------------------------------------------------------------
84                                                                             84
85        Village Thrift                         24,100             10/8/02    85
86        Village Lanes                          35,400              5/31/99   86
87        Sampson Supermarkets, Inc.             52,000             10/31/17   87
88        Sixtex Entps, Inc.                      8,565              6/30/01   88
-------------------------------------------------------------------------------------
89                                                                             89
90        HP/Operations Group, Inc.              38,500              5/31/19   90
91                                                                             91
92        Transworld Mtg. Corp.                  51,439              5/31/02   92
93        Circuit City Stores, Inc.              27,671              1/31/18   93
-------------------------------------------------------------------------------------
94                                                                             94
95        World Equities, L.L.C                  42,131              3/31/10   95
96                                                                             96
97                                                                             97
98        Circuit City, Inc.                     37,591             11/30/18   98
-------------------------------------------------------------------------------------
99        Circuit City, Inc.                     33,290             11/30/18   99
100                                                                            100

101                                                                            101
101a                                                                           101a
101b                                                                           101b
-------------------------------------------------------------------------------------
101c                                                                           101c

102       Westlake Hardware                      25,500              7/31/00   102
103                                                                            103
104       World Access, Inc.                     42,268              6/30/03   104
105       Factory Card Outlet                    13,887              2/29/08   105
-------------------------------------------------------------------------------------
106                                                                            106
107       Coherent Communications                72,779              8/31/12   107
108       O'Hagan, Smith & Amundsen               8,204              8/31/98   108
109       Essex Corporation                      14,960              1/31/00   109
110       Circuit City, Inc.                     45,122             11/30/18   110
-------------------------------------------------------------------------------------
111                                                                            111
112       Amal. Software                         11,770             11/30/99   112
113                                                                            113
114       Learning Institute                      8,700              6/1/07    114
115       Ohio Thrift Stores                     27,500              2/28/03   115
-------------------------------------------------------------------------------------
116                                                                            116
117                                                                            117
118                                                                            118

119                                                                            119
119a      Stylecraft Kitchens, Inc.              16,000             12/1/98    119a
-------------------------------------------------------------------------------------
119b      Van Dyne Crotty, Inc.                  15,000              6/1/00    119b
119c      Southern Power and Controls             6,000              3/1/01    119c
119d      Lyndan, Inc.                           11,800              9/1/99    119d

120       Builders Square, Inc.                  90,000              8/31/17   120
121                                                                            121
-------------------------------------------------------------------------------------
122       Circuit City, Inc.                     39,259             11/30/18   122
123       Epilog Corporation                     18,000              8/31/01   123
124       Curtin Mathison                        31,693             12/31/00   124
125                                                                            125
126                                                                            126
-------------------------------------------------------------------------------------
127       Ukrops                                 34,512              6/30/05   127
128                                                                            128
129                                                                            129
130       Giant Food Store                       40,743             11/30/08   130
131                                                                            131
-------------------------------------------------------------------------------------

132                                                                            132
132a                                                                           132a
132b                                                                           132b
-------------------------------------------------------------------------------------

ITALICS indicate mortgage loans secured by multiple properties.

Control                        Loan
No.         Seller             Number             Property Name
========================================================================================================
132c        Lehman Brothers    980127071C         Extra Space Center (Property Level)

133         GMACCM             GMAC1360           The Parkview
--------------------------------------------------------------------------------------------------------
134         Lehman Brothers    971016054          Beachwood Apartments
135         Lehman Brothers    980120067          Woodlyn Shopping Center (East) a/k/a Hechinger Plaza
136         Lehman Brothers    980204044          Country Meadows Mobile Home Park
137         Lehman Brothers    4                  Brookside ALF
138         Lehman Brothers    980401012          801 Penn. Ave. Dc
--------------------------------------------------------------------------------------------------------
139         Lehman Brothers    980219003          Tartan Place Apartments
140         Lehman Brothers    980219006          Green Gate Office Park
141         Lehman Brothers    971223027          9939 Norwalk Blvd & SW Corner of Geary Ave.
142         Lehman Brothers    980127003          Village Square Mall
143         Lehman Brothers    971217004          Walgreen
--------------------------------------------------------------------------------------------------------
144         Lehman Brothers    980309001          Ramona Plaza
145         Lehman Brothers    971222014          500 Building
146         GMACCM             GMAC1380           Ten Oaks Retirement Community(TORCH)
147         GMACCM             GMAC2520           Ramada Inn Newport
148         Lehman Brothers    980204040          Promontory Point Apartments
--------------------------------------------------------------------------------------------------------
149         Lehman Brothers    980204016          Paramount Plaza
150         GMACCM             GMAC1150           Preferred Freezer Warehouse
151         GMACCM             GMAC2250           Vroman's Bookstore
152         Lehman Brothers    28                 West Lake Self Storage
153         Lehman Brothers    980127011          Winterbrook Apartments
--------------------------------------------------------------------------------------------------------
154         Lehman Brothers    970820046          HomeBase Home Improvement Store
155         Lehman Brothers    970827037          Lakeside Downs Apartments
156         Lehman Brothers    970924009          Eckerd San Antonio
157         Lehman Brothers    971029045          Strattford Lakes Apartments
158         Lehman Brothers    971003018          Concord Center
--------------------------------------------------------------------------------------------------------
159         Lehman Brothers    980408002          Oak Hills
160         GMACCM             GMAC3150           Kimberly Woods Apartments
161         GMACCM             GMAC2260           110 Fulton Street-Corporate Apartments
162         Lehman Brothers    980311023          Plaza Linda Vista
163         Lehman Brothers    971209027          Westridge Plaza Shopping Center (Ames/Hyvee)
--------------------------------------------------------------------------------------------------------
164         Lehman Brothers    970819000          Walgreens
165         GMACCM             GMAC1420           Park Plaza II
166         GMACCM             GMAC1390           Parkwild Apartments
167         Lehman Brothers    980303027          Martinez Self Storage
168         Lehman Brothers    980225008          Hemet Plaza Shopping Center
--------------------------------------------------------------------------------------------------------
169         Lehman Brothers    980330001          Congress Square
170         Lehman Brothers    980106033C         1111 South Willow Street
171         Lehman Brothers    970802003          Walgreens - Richmond
172         Lehman Brothers    970304018          Orangetree Plaza Shopping Center
173         GMACCM             GMAC3140           Columbia Court Apartments
--------------------------------------------------------------------------------------------------------
174         Lehman Brothers    980303046          1200 High Ridge Road
175         Lehman Brothers    980422028          Flint Hill Pointe Apartments
176         Lehman Brothers    970925003          Waterside 1 Apartments
177         GMACCM             GMAC1400           Doctors Professional Building
178         Lehman Brothers    980211013          1500 Gateway Plaza
--------------------------------------------------------------------------------------------------------
179         GMACCM             GMAC1410           Oasis Water Park
180         Lehman Brothers    971105064          Indian Valley Shopping Center
181         Lehman Brothers    980601999H         Circuit City (Property Level)
182         GMACCM             GMAC2280           The Cedar Village Apartments
183         Lehman Brothers    971217055          401 Griffin Brook Drive
--------------------------------------------------------------------------------------------------------
184         GMACCM             GMAC2000           Mulberry Station Apartments
185         Lehman Brothers    980106028          Oak Hollow Apartments
186         Lehman Brothers    980211045          355-367 Research Parkway
187         Lehman Brothers    971107007          Walgreen (Dallas)
188         Lehman Brothers    971016057          Arbor Shopping Center
--------------------------------------------------------------------------------------------------------
189         Lehman Brothers    971217071          Waterford Condominiums
190         GMACCM             GMAC1450           Walgreens Drug Store (Council Bluffs, IA.)
191         Lehman Brothers    971022050          Bayway Shopping Center
192         Lehman Brothers    970731029          Colony Plaza Shopping Center
193         GMACCM             GMAC1440           Rolling Oaks Plaza
--------------------------------------------------------------------------------------------------------
194         Lehman Brothers    980211065          170 Meeting Street
195         Lehman Brothers    971113003          Dracut Village Shopping Center
196         GMACCM             GMAC2310           Villa Cezanne Apartments
197         GMACCM             GMAC2703           Uniprop - Camelot Villa
198         Lehman Brothers    971029043          Office/Laboratory Industrial Facility
--------------------------------------------------------------------------------------------------------

Control
No.       Property Type                                      Address                                        City
==================================================================================================================================
132c      Self Storage                                       21338 Lake Patience Road                       Land O Lakes

133       Healthcare - Congregate Care                       1914 Poplar Avenue                             Memphis
----------------------------------------------------------------------------------------------------------------------------------
134       Multifamily                                        2827 North 51st Avenue                         Phoenix
135       Retail - Anchored                                  Southeast side of Macdade Boulevard            Ridley Township
136       Multifamily - Mobile Home Park                     5121 Clinton Street Road (Route 33)            Batavia
137       Healthcare - Assisted Living                       4450 Hamilton Mill Road                        Buford
138       Office                                             801 Pennsylvania Avenue, S.E.                  Washington D.C.
----------------------------------------------------------------------------------------------------------------------------------
139       Multifamily                                        401 Tartan Court                               Fayetteville
140       Office                                             25 Woods Lake Road                             Greenville
141       Industrial                                         9939 Norwalk Blvd & SW Corner of Geary Ave.    Santa Fe Springs
142       Retail - Anchored                                  U.S. 45 @ 4th Street                           Effingham
143       CTL - Retail                                       2859 Long Beach Road                           Oceanside
----------------------------------------------------------------------------------------------------------------------------------
144       Retail - Unanchored                                11104 Ramona Boulevard                         El Monte
145       Office                                             500 Office Park Drive                          Birmingham
146       Healthcare - Assisted Living                       3610 SE Huntington Circle                      Lawton
147       Hotel - Limited Service                            936 West Main Road                             Middletown
148       Multifamily                                        2250 Ridgepoint                                Austin
----------------------------------------------------------------------------------------------------------------------------------
149       Office                                             14502 North Dale Mabry Highway                 Tampa
150       Industrial                                         2900 NW 75th Street                            Miami
151       Retail - Unanchored                                695 East Colorado Blvd.                        Pasadena
152       Self Storage                                       2550 Willow Lane                               Thousand Oaks
153       Multifamily                                        6701 Winters Chapel Road                       Doraville
----------------------------------------------------------------------------------------------------------------------------------
154       Retail - Anchored                                  1050 West Hampden Avenue                       Engelwood
155       Multifamily                                        2115 Oxford Square Court                       Memphis
156       CTL - Retail                                       5454 East Walzem Road                          San Antonio
157       Multifamily                                        6690 Strattford Lakes Boulevard                Canal Winchester
158       Office                                             10 Ferry Street                                Concord
----------------------------------------------------------------------------------------------------------------------------------
159       Retail - Unanchored                                7959 Fredericksburg Road                       San Antonio
160       Multifamily                                        8600 International Avenue                      Canoga Park
161       Multifamily                                        110 Fulton Street                              New York
162       Office                                             1525 State Street                              Santa Barbara
163       Retail - Anchored                                  3712-3800 Lincoln Way                          Ames
----------------------------------------------------------------------------------------------------------------------------------
164       CTL - Retail                                       1649 West Belmont Avenue                       Chicago
165       Retail - Unanchored                                33 Office Park Road                            Hilton Head
166       Multifamily                                        1800-1961 Parkwild West Road                   Council Bluff
167       Self Storage                                       111 Muir Station Road                          Martinez
168       Retail - Anchored                                  2099 E. Florida Avenue                         Hemet
----------------------------------------------------------------------------------------------------------------------------------
169       Retail - Anchored                                  100 S Congress Avenue                          Delray Beach
170       Retail - Unanchored                                1111 South Willow Street                       Manchester
171       CTL - Retail                                       Forest Hills Boulevard and Westover Blvd.      Richmond
172       Retail - Anchored                                  NWC McKellips & Gilbert Roads                  Mesa
173       Multifamily                                        369 South Columbia Avenue                      Los Angeles
----------------------------------------------------------------------------------------------------------------------------------
174       Office                                             1200 High Ridge Road                           Stamford
175       Multifamily                                        585 Flint Hill Road                            Bessemer
176       Multifamily                                        4070 Green Isle Way                            Saginaw
177       Office                                             280 N. Smith Avenue                            St. Paul
178       Retail - Unanchored                                1500 Air Depot                                 Midwest City
----------------------------------------------------------------------------------------------------------------------------------
179       Other - Amusement/Recreation                       1500 S. Gene Autry Trail                       Palm Springs
180       Retail - Anchored                                  245-305 Deo Drive                              Newark
181       CTL - Retail                                       4110 Atlanta Highway                           Athens
182       Multifamily                                        2850 E. Cedar Avenue                           Las Vegas
183       Office                                             401 Griffen Brook Drive                        Methuen
----------------------------------------------------------------------------------------------------------------------------------
184       Multifamily                                        203 South Second Street                        Harrisburg
185       Multifamily                                        2601 Bill Owens Parkway                        Longview
186       Office                                             355-367 Research Parkway                       Meriden
187       CTL - Retail                                       5101 South Lancaster R                         Dallas
188       Retail - Anchored                                  4700 Hardy Street                              Hattiesburg
----------------------------------------------------------------------------------------------------------------------------------
189       Multifamily                                        2401 Leon Street                               Austin
190       CTL - Retail                                       515 East Broadway                              Council Bluffs
191       Retail - Anchored                                  1141-1211 West NASA Road 1                     Webster
192       Retail - Anchored                                  4705 State Highway 6 South                     Missouri City
193       Retail - Unanchored                                55, 77 & 99 Rolling Oaks Drive                 Thousand Oaks
----------------------------------------------------------------------------------------------------------------------------------
194       Office                                             170 Meeting Street                             Charleston
195       Retail - Unanchored                                14 Loon Hill Road / 45 & 103 Broadway          Dracut
196       Multifamily                                        949 North Larrabee Street                      West Hollywood
197       Multifamily - Mobile Home Park                     8300 Coventry Blvd                             Mt. Morris
198       Industrial                                         8248 Lackland Road                             St. John
----------------------------------------------------------------------------------------------------------------------------------

                           Cross                                               % of Aggregate  Cumulative
Control           Zip      Collateralized  Original          Cut-off Date      Cut-off Date    % of Initial  Mortgage
No.       State   Code     Groups          Balance ($)       Balance ($)       Balance         Pool Balance  Rate (%)
=====================================================================================================================
132c      FL      34639                                                                                       7.3300

133       TN      38104    No                   4,300,000        4,295,098          0.17        74.68         7.5000
-----------------------------------------------------------------------------------------------------------------------
134       AZ      85035    No                   4,300,000        4,277,874          0.17        74.85         7.2600
135       PA      19094    No                   4,275,000        4,272,359          0.17        75.01         7.0400
136       NY      14020    No                   4,240,000        4,234,445          0.17        75.18         7.4100
137       GA      30518    No                   4,250,000        4,230,998          0.17        75.34         7.3400
138       DC      20003    No                   4,200,000        4,197,469          0.16        75.51         7.1200
-----------------------------------------------------------------------------------------------------------------------
139       NC      28311    No                   4,200,000        4,197,326          0.16        75.67         6.9400
140       SC      29607    No                   4,200,000        4,192,137          0.16        75.84         7.4000
141       CA      90670    No                   4,165,000        4,159,557          0.16        76.00         7.4200
142       IL      62401    No                   4,150,000        4,144,792          0.16        76.16         7.5800
143       NY      11572    No                   4,116,108        4,110,711          0.16        76.32         7.1300
-----------------------------------------------------------------------------------------------------------------------
144       CA      91731    No                   4,100,000        4,097,452          0.16        76.48         7.0200
145       AL      35223    No                   4,100,000        4,095,890          0.16        76.64         7.1700
146       OK      73501    No                   4,100,000        4,095,326          0.16        76.80         7.5000
147       RI      02842    No                   4,000,000        4,000,000          0.16        76.95         7.8750
148       TX      78754    No                   4,000,000        3,991,756          0.16        77.11         7.0400
-----------------------------------------------------------------------------------------------------------------------
149       FL      33618    No                 $ 4,000,000      $ 3,982,233          0.16%       77.27%        7.1800%
150       FL      33147    No                   4,000,000        3,964,918          0.15        77.42         7.6500
151       CA      91101    No                   3,950,000        3,945,630          0.15        77.57         7.0000
152       CA      91362    No                   3,915,000        3,909,753          0.15        77.73         7.3200
153       GA      30360    No                   3,912,000        3,903,917          0.15        77.88         7.0300
-----------------------------------------------------------------------------------------------------------------------
154       CO      80110    No                   3,900,000        3,889,403          0.15        78.03         7.2900
155       TN      38116    No                   3,840,000        3,837,563          0.15        78.18         6.9500
156       TX      78218    No                   3,830,000        3,823,669          0.15        78.33         7.2100
157       OH      43110    No                   3,795,384        3,788,163          0.15        78.48         7.3900
158       NH      03301    No                   3,750,000        3,745,124          0.15        78.62         7.4400
-----------------------------------------------------------------------------------------------------------------------
159       TX      78229    No                   3,750,000        3,742,086          0.15        78.77         7.4200
160       CA      91304    No                   3,740,000        3,740,000          0.15        78.92         6.7600
161       NY      10038    No                   3,700,000        3,696,553          0.14        79.06         7.8750
162       CA      93101    No                   3,700,000        3,694,854          0.14        79.20         7.1700
163       IA      50010    No                   3,700,000        3,684,611          0.14        79.35         7.4300
-----------------------------------------------------------------------------------------------------------------------
164       IL      60657    No                   3,682,600        3,660,686          0.14        79.49         6.8400
165       SC      29928    No                   3,600,000        3,600,000          0.14        79.63         7.1500
166       IA      51503    No                   3,600,000        3,597,049          0.14        79.77         7.0000
167       CA      94553    No                   3,600,000        3,596,639          0.14        79.91         7.4900
168       CA      92544    No                   3,600,000        3,595,188          0.14        80.05         7.3300
-----------------------------------------------------------------------------------------------------------------------
169       FL      33445    No                   3,600,000        3,593,407          0.14        80.19         7.4800
170       NH      03103    No                   3,600,000        3,588,272          0.14        80.33         7.1200
171       VA      23225    No                   3,547,600        3,547,600          0.14        80.47         7.3800
172       AZ      85203    No                   3,532,000        3,501,491          0.14        80.61         9.0000
173       CA      90017    No                   3,500,000        3,500,000          0.14        80.74         6.7600
-----------------------------------------------------------------------------------------------------------------------
174       CT      06903    No                   3,500,000        3,497,650          0.14        80.88         6.7600
175       AL      35022    No                   3,500,000        3,495,368          0.14        81.02         7.3700
176       MI      48603    No                   3,500,000        3,495,298          0.14        81.15         7.3100
177       MN      55102    No                   3,500,000        3,491,891          0.14        81.29         7.2500
178       OK      73110    No                   3,500,000        3,489,358          0.14        81.42         7.4700
-----------------------------------------------------------------------------------------------------------------------
179       CA      92264    No                   3,450,000        3,450,000          0.13        81.56         7.9900
180       OH      43055    No                   3,450,000        3,442,021          0.13        81.69         7.3400
181       GA      30606    No                   3,508,225        3,403,334          0.13        81.83         7.9600
182       NV      89101    No                   3,400,000        3,400,000          0.13        81.96         6.9100
183       MA      01844    No                   3,375,000        3,365,784          0.13        82.09         7.2700
-----------------------------------------------------------------------------------------------------------------------
184       PA      17104    No                   3,350,000        3,344,914          0.13        82.22         7.2200
185       TX      75064    No                   3,300,000        3,293,601          0.13        82.35         7.2700
186       CT      06450    No                   3,300,000        3,289,825          0.13        82.48         7.4000
187       TX      75241    No                   3,287,800        3,277,670          0.13        82.60         7.1900
188       MS      39402    No                   3,200,000        3,195,870          0.12        82.73         7.4700
-----------------------------------------------------------------------------------------------------------------------
189       TX      78705    No                   3,200,000        3,193,762          0.12        82.85         7.2500
190       IA      51503    No                   3,200,000        3,193,495          0.12        82.98         6.9100
191       TX      77598    No                   3,200,000        3,191,284          0.12        83.10         7.2800
192       TX      77459    No                   3,193,948        3,185,596          0.12        83.23         7.5400
193       CA      91361    No                   3,172,500        3,167,863          0.12        83.35         7.3750
-----------------------------------------------------------------------------------------------------------------------
194       SC      29401    No                 $ 3,150,000      $ 3,145,736          0.12%       83.47%        7.2800%
195       MA      01826    No                   3,150,000        3,143,439          0.12        83.60         7.4900
196       CA      90069    No                   3,100,000        3,100,000          0.12        83.72         6.6100
197       MI      48458    No                   3,100,000        3,100,000          0.12        83.84         6.3500
198       MO      63114    No                   3,100,000        3,095,794          0.12        83.96         7.2700
-----------------------------------------------------------------------------------------------------------------------

        Master                  Interest                             Original      Remaining     Term to   Term to   Original
Control Servicing   Servicing   Accrual   Amortization               Interest-Only Interest-Only Maturity  Maturity  Amortization
No.     Fee         Fee         Method    Type                       Period (Mos.) Period (Mos.) (Mos.)    (Mos.)    Term (Mos.)
=================================================================================================================================
132c

133                             30/360    Balloon                               0             0       120       119          300
---------------------------------------------------------------------------------------------------------------------------------
134                             Act/360   Balloon                               0             0        84        77          360
135                             Act/360   Balloon                               0             0       120       119          360
136                             Act/360   Balloon                               0             0       120       118          360
137                             Act/360   Balloon                               0             0       120       114          360
138                             Act/360   Balloon                               0             0       120       119          360
---------------------------------------------------------------------------------------------------------------------------------
139                             Act/360   Balloon                               0             0       120       119          360
140                             Act/360   Balloon                               0             0       120       117          360
141                             Act/360   Hyperamortizing                       0             0       120       118          360
142                             Act/360   Balloon                               0             0       120       118          360
143                             30/360    Balloon                               0             0       240       239          289
---------------------------------------------------------------------------------------------------------------------------------
144                             Act/360   Balloon                               0             0       144       143          360
145                             Act/360   Balloon                               0             0       120       119          300
146                             30/360    Balloon                               0             0       120       119          300
147                             Act/360   Hyperamortizing                       0             0       123       123          300
148                             Act/360   Balloon                               0             0       120       117          360
---------------------------------------------------------------------------------------------------------------------------------
149                             Act/360   Balloon                               0             0       120       116          300
150                             Act/360   Fully Amortizing                      0             0       180       177          180
151                             Act/360   Balloon                               0             0       156       155          300
152                             Act/360   Balloon                               0             0       120       118          360
153                             Act/360   Balloon                               0             0       120       117          360
---------------------------------------------------------------------------------------------------------------------------------
154                             Act/360   Balloon                               0             0        60        56          360
155                             Act/360   Balloon                               0             0       120       119          360
156                             30/360    Step                                  0             0       237       235          293
157                             Act/360   Hyperamortizing                       0             0       178       175          359
158                             Act/360   Balloon                               0             0       120       118          360
---------------------------------------------------------------------------------------------------------------------------------
159                             Act/360   Balloon                               0             0       120       118          300
160                             Act/360   Balloon                               0             0       120       120          360
161                             Act/360   Balloon                               0             0       120       119          300
162                             Act/360   Balloon                               0             0       120       118          360
163                             30/360    Fully Amortizing                      0             0       276       273          276
---------------------------------------------------------------------------------------------------------------------------------
164                             30/360    Fully Amortizing                      0             0       239       236          239
165                             Act/360   Balloon                               0             0       120       120          360
166                             30/360    Balloon                               0             0       120       119          360
167                             Act/360   Balloon                               0             0       120       119          300
168                             Act/360   Balloon                               0             0       120       118          360
---------------------------------------------------------------------------------------------------------------------------------
169                             Act/360   Balloon                               0             0       120       117          360
170                             Act/360   Balloon                               0             0       120       117          300
171                             30/360    Balloon                               0             0       240       240          300
172                             30/360    Balloon                               0             0       120       105          360
173                             Act/360   Balloon                               0             0       119       119          360
---------------------------------------------------------------------------------------------------------------------------------
174                             Act/360   Balloon                               0             0       120       119          360
175                             Act/360   Balloon                               0             0       180       178          360
176                             Act/360   Balloon                               0             0       120       118          360
177                             Act/360   Balloon                               0             0       120       118          300
178                             Act/360   Balloon                               0             0        84        81          300
---------------------------------------------------------------------------------------------------------------------------------
179                             Act/360   Fully Amortizing                      0             0       120       120          120
180                             30/360    Balloon                               0             0       120       117          360
181                             30/360    Fully Amortizing                      0             0       264       244          264
182                             Act/360   Balloon                               0             0       120       120          360
183                             Act/360   Balloon                               0             0       120       116          360
---------------------------------------------------------------------------------------------------------------------------------
184                             Act/360   Balloon                               0             0       120       118          360
185                             Act/360   Balloon                               0             0       120       117          360
186                             Act/360   Balloon                               0             0       120       117          300
187                             30/360    Balloon                               0             0       229       227          267
188                             Act/360   Balloon                               0             0       120       118          360
---------------------------------------------------------------------------------------------------------------------------------
189                             Act/360   Balloon                               0             0       120       117          360
190                             30/360    Fully Amortizing                      0             0       234       233          234
191                             Act/360   Balloon                               0             0       120       116          360
192                             Act/360   Balloon                               0             0       117       113          357
193                             Act/360   Balloon                               0             0       120       118          361
---------------------------------------------------------------------------------------------------------------------------------
194                             Act/360   Balloon                               0             0       120       118          360
195                             Act/360   Balloon                               0             0       180       178          300
196                             Act/360   Balloon                               0             0       120       120          360
197                             Act/360   Hyperamortizing                       0             0       126       126          360
198                             Act/360   Balloon                               0             0       120       118          360
---------------------------------------------------------------------------------------------------------------------------------

          Remaining                                                                                                   Underwritten
Control   Amortization    Origination   Maturity   Balloon                                           Annual           Net
No.       Term (Mos.)     Date          or ARD     Balance ($)  Prepayment Provisions                Debt Service ($) Cash Flow ($)
===================================================================================================================================
132c

133              299           6/16/98   7/1/08     3,427,853   YM1%(9.5),O(.5)                            381,319         544,000
-----------------------------------------------------------------------------------------------------------------------------------
134              353          12/11/97   1/1/05     3,974,659   L(3),D(3.5),O(.5)                          352,353         469,923
135              359           6/15/98   7/1/08     3,733,415   L(4),D(5.75),O(.25)                        342,679         465,252
136              358           5/14/98   6/1/08     3,738,105   L(4),D(5.75),O(.25)                        352,630         477,392
137              354           1/14/98   2/1/08     3,737,607   L(5),YM1%(4.5),O(.5)                       351,029         480,318
138              359           6/9/98    7/1/08     3,675,656   L(4),D(5.75),O(.25)                        339,384         466,201
-----------------------------------------------------------------------------------------------------------------------------------
139              359           6/2/98    7/1/08     3,658,171   L(4),D(5.75),O(.25)                        333,284         442,491
140              357           4/22/98   5/1/08     3,702,487   L(4),D(5.75),O(.25)                        348,959         473,413
141              358           5/7/98    6/1/08     3,672,914   L(4),YM1%(5.75),O(.25)                     346,734         454,137
142              358           5/22/98   6/1/08     3,674,461   L(4),D(5.75),O(.25)                        350,941         447,151
143              288           6/8/98    7/1/18     1,260,001   L(10),D(10)                                358,239         366,479
-----------------------------------------------------------------------------------------------------------------------------------
144              359           6/17/98   7/1/10     3,421,787   L(4),D(7.75),O(.25)                        327,990         436,384
145              299           6/10/98   7/1/08     3,298,168   L(4),D(5.75),O(.25)                        353,089         465,318
146              299           6/16/98   7/1/08     3,268,418   YM1%(9.5),O(.5)                            363,584         514,000
147              300           7/1/98   11/1/08     3,201,594   L(4),D(5.917),O(.333)                      370,212         574,840
148              357           3/31/98   5/1/08     3,493,356   L(4),D(5.5),O(.5)                          320,636         621,988
-----------------------------------------------------------------------------------------------------------------------------------
149              296           3/26/98   4/1/08   $ 3,218,382   L(4),D(5.75),O(.25)                      $ 344,786       $ 482,056
150              177           5/1/98    5/1/13             -   YM1%(14.417),O(.583)                       452,217         610,596
151              299           6/24/98   7/1/11     2,725,209   L(2.083),D(10.417),O(.5)                   338,158         531,101
152              358           5/25/98   6/1/08     3,443,650   L(5),YM1%(4.75),O(.25)                     322,720         390,076
153              357           4/3/98    5/1/08     3,415,597   L(4),D(5.75),O(.25)                        313,266         402,077
-----------------------------------------------------------------------------------------------------------------------------------
154              356           3/31/98   4/1/03     3,706,658   L(2),D(2.75),O(.25)                        320,529         419,501
155              359           6/3/98    7/1/08     3,345,508   L(4),D(5.75),O(.25)                        305,026         398,319
156              291           5/7/98    3/1/18     1,422,761   L(8),D(11.75)                              314,016         314,958
157              356           4/30/98   3/1/13     2,961,741   L(4),D(10.584),O(.25)                      315,414         376,882
158              358           5/8/98    6/1/08     3,308,624   L(4),D(5.67),O(.33)                        312,800         400,830
-----------------------------------------------------------------------------------------------------------------------------------
159              298           5/13/98   6/1/08     3,039,285   L(4),YM1%(5.75),O(.25)                     330,208         463,962
160              360           7/15/98   8/10/08    3,198,911   L(2),D(7.5),O(.5)                          294,350         387,887
161              299           6/12/98   7/1/08     2,987,775   L(2.083),D(7.417),O(.5)                    342,446         425,338
162              358           5/27/98   6/1/08     3,241,931   L(4),D(5.75),O(.25)                        300,481         402,425
163              273           4/14/98   5/1/21             -   L(7),D(15.5),O(.5)                         336,085         428,138
-----------------------------------------------------------------------------------------------------------------------------------
164              236           4/30/98   4/1/18             -   L(8),D(11.91)                              339,046         347,240
165              360           7/23/98   8/1/08     3,107,767   L(2),D(7.5),O(.5)                          294,839         409,872
166              359           6/15/98   7/1/08     3,089,246   YM1%(9.5),O(.5)                            287,411         379,724
167              299           6/22/98   7/1/08     2,924,309   L(4),D(5.75),O(.25)                        318,963         440,500
168              358           5/27/98   6/1/08     3,167,387   L(4),D(5.5),O(.5)                          297,048         393,543
-----------------------------------------------------------------------------------------------------------------------------------
169              357           4/2/98    5/1/08     3,180,011   L(4),D(5.75),O(.25)                        301,469         443,288
170              297           4/17/98   5/1/08     2,891,581   L(5),D(4.75),O(.25)                        308,644         510,399
171              300           6/26/98   8/1/18     1,298,244   L(10),D(10)                                311,282         312,219
172              345           4/15/97   5/1/07     3,158,659   L(4),YM1%(1),5(1),4(1),3(1),2(1),
                                                                1(.5),O(.5)                                341,031         409,864
173              360           7/15/98   7/10/08    2,999,131   L(2),D(7.417),O(.5)                        275,461         359,371
-----------------------------------------------------------------------------------------------------------------------------------
174              359           6/19/98   7/1/08     3,033,699   L(4),D(5.75),O(.25)                        272,690         447,572
175              358           5/22/98   6/1/13     2,723,333   L(7),D(7.75),O(.25)                        289,940         379,946
176              358           5/12/98   6/1/08     3,077,824   L(4),D(5.75),O(.25)                        288,225         370,666
177              298           5/29/98   6/1/08     2,779,560   L(2.167),D(7.333),O(.5)                    306,467         980,434
178              297           4/17/98   5/1/05     3,093,337   L(4),D(2.75),O(.25)                        309,557         431,767
-----------------------------------------------------------------------------------------------------------------------------------
179              120           7/17/98   8/1/08        39,510   YM1%(9.5),O(.5)                            502,077         706,759
180              357           4/16/98   5/1/08     2,983,779   L(5),D(4.5),O(.5)                          284,953         369,023
181              244          11/27/96  12/1/18             -   L(1),YM(21)                                338,315         338,315
182              360           7/31/98   8/1/08     2,918,625   L(2),D(7.5),O(.5)                          271,750         369,356
183              356           3/11/98   4/1/08     2,964,938   L(4),YM1%(5.66),O(.33)                     276,831         366,359
-----------------------------------------------------------------------------------------------------------------------------------
184              358           5/7/98    6/1/08     2,896,604   L(2.167),D(7.333),O(.5)                    276,310         345,044
185              357           4/30/98   5/1/08     2,899,408   L(4),D(5.66),O(.33)                        270,679         354,954
186              297           4/16/98   5/1/08     2,673,446   L(4),D(5.5),O(.5)                          290,070         406,854
187              265           5/13/98   7/1/17       820,389   L(8),D(11.08)                              296,993         303,824
188              358           5/28/98   6/1/08     2,825,504   L(4),D(5.5),O(.5)                          267,710         357,240
-----------------------------------------------------------------------------------------------------------------------------------
189              357           4/27/98   5/1/08     2,810,093   L(4),D(5.75),O(.25)                        261,956         350,886
190              233           6/4/98    1/1/18             -   L(2.083),D(16.917),O(.5)                   299,178         307,914
191              356           3/25/98   4/1/08     2,811,927   L(4),D(5.75),O(.25)                        262,737         366,656
192              353          11/26/97   1/1/08     2,829,827   L(3.75),D(5.5),O(.5)                       269,640         345,120
193              359           6/4/98    6/1/08     2,755,179   L(2.083),D(7.417),O(.5)                    265,593         351,739
-----------------------------------------------------------------------------------------------------------------------------------
194              358           5/22/98   6/1/08   $ 2,767,903   L(4),D(5.75),O(.25)                      $ 258,632       $ 359,712
195              298           5/28/98   6/1/13     2,045,162   L(4),D(10.75),O(.25)                       279,093         419,497
196              360           7/7/98    8/1/08     2,641,754   L(2),D(7.5),O(.5)                          240,211         412,114
197              360           7/13/98   2/10/09    2,592,361   L(2),D(7.75),O(.75)                        233,736         433,665
198              358           5/11/98   6/1/08     2,723,267   L(5),D(4.75),O(.25)                        254,274         359,954
-----------------------------------------------------------------------------------------------------------------------------------

          Underwritten                            Cut-off      Scheduled                                             Sq. Ft, Units
Control   NCF           Appraised   Appraisal     Date         Maturity or ARD   Year                Year            Beds, Pads
No.       DSCR (x)      Value ($)   Date          LTV (%)      Date LTV(%)       Built               Renovated       or Rooms
====================================================================================================================================
132c                     2,600,000    4/15/98                                    1983-84             1987               57,773 Sq Ft

133             1.43     6,900,000    1/28/97      62.3                49.7      1924                1965                  132 Beds
------------------------------------------------------------------------------------------------------------------------------------
134             1.33     5,430,000    8/14/97      78.8                73.2      1981                N/A                   213 Units
135             1.36     5,700,000    1/14/98      75.0                65.5      1960                1982               81,856 Sq Ft
136             1.35     5,300,000    3/14/98      79.9                70.5      1970                N/A                   203 Pads
137             1.37     6,400,000    12/1/97      66.1                58.4      1995                                       60 Beds
138             1.37     5,300,000    5/21/98      79.2                69.4      1890's              1987               62,230 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
139             1.33     5,300,000     3/5/98      79.2                69.0      1985                N/A                   104 Units
140             1.36     6,000,000     3/9/98      69.9                61.7      1974                1997              103,152 Sq Ft
141             1.31     5,880,000    1/28/98      70.7                62.5      1995                N/A                89,499 Sq Ft
142             1.27     5,600,000    3/11/98      74.0                65.6      1973                1996              231,139 Sq Ft
143             1.02     4,320,000     7/1/98      95.2                29.2      1998                N/A                13,905 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
144             1.33     5,500,000    2/20/98      74.5                62.2      1959                1996               43,453 Sq Ft
145             1.32     5,500,000    2/27/98      74.5                60.0      1972                1996/1997          66,181 Sq Ft
146             1.41     6,950,000    1/30/98      58.9                47.0      1989                1998                  100 Units
147             1.55     6,200,000     4/1/98      64.5                51.6      1958                1987 and 1998         162 Rooms
148             1.94     8,500,000    3/11/98      47.0                41.1      1984                N/A                   252 Units
------------------------------------------------------------------------------------------------------------------------------------
149             1.40 x $ 5,400,000    2/18/98      73.8%               59.6%     1985                N/A                62,000 Sq Ft
150             1.35     7,000,000    3/25/98      56.6                 0.0      1967                1995              197,640 Sq Ft
151             1.57     6,100,000    4/28/98      64.7                44.7      1953                1970 and 1996      32,288 Sq Ft
152             1.21     5,090,000    2/18/98      76.8                67.7      1989                                      487 Units
153             1.28     4,890,000     2/5/98      79.8                69.9      1973                1992-1993             106 Units
------------------------------------------------------------------------------------------------------------------------------------
154             1.31     5,600,000    11/4/97      69.5                66.2      1987                N/A                92,000 Sq Ft
155             1.31     4,800,000    4/30/98      80.0                69.7      1968                N/A                   228 Units
156             1.00     3,830,000     5/1/98      99.8                37.2      1998                N/A                10,908 Sq Ft
157             1.19     4,500,000   11/25/97      84.2                65.8      1996                N/A                   124 Units
158             1.28     5,000,000     5/1/98      74.9                66.2      1800s               1980s             166,693 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
159             1.41     5,000,000    4/14/98      74.8                60.8      1985                N/A                60,857 Sq Ft
160             1.32     4,900,000     6/8/98      76.3                65.3      1972                1997                  112 Units
161             1.24     4,650,000     3/1/98      79.5                64.3      1929                1996-1997              28 Units
162             1.34     5,500,000    4/10/98      67.2                58.9      1987                N/A                25,445 Sq Ft
163             1.27     4,800,000    1/28/98      76.8                 0.0      1977                1995-6            136,808 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
164             1.02     3,700,000     2/1/98      98.9                 0.0      1998                N/A                18,308 Sq Ft
165             1.59     4,200,000    3/25/98      75.0                64.8      1985                N/A                44,141 Sq Ft
166             1.32     4,500,000     3/1/98      79.9                68.7      1974                1997                  134 Units
167             1.38     4,480,000    3/24/98      80.3                65.3      1985                N/A                59,562 Sq Ft
168             1.32     4,900,000    1/10/98      73.4                64.6      1960                1988, 1995         58,970 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
169             1.47     4,800,000    12/2/97      74.9                66.3      1984                N/A                77,226 Sq Ft
170             1.65     6,275,000     1/8/98      57.2                46.1      1972                N/A                56,768 Sq Ft
171             1.00     3,600,000     5/1/98      98.5                36.1      1998                N/A                13,905 Sq Ft
172             1.20     5,400,000    6/19/98      64.8                58.5      1986                1997               80,938 Sq Ft
173             1.30     4,800,000     6/8/98      72.9                62.5      1987                1997/1998             139 Units
------------------------------------------------------------------------------------------------------------------------------------
174             1.64     5,700,000     5/1/98      61.4                53.2      1969                N/A                58,948 Sq Ft
175             1.31     4,690,000    4/21/98      74.5                58.1      1997                N/A                   136 Units
176             1.29     4,400,000   11/11/97      79.4                70.0      1973                N/A                   168 Units
177             3.20     9,000,000     4/1/98      38.8                30.9      1972                1978               67,971 Sq Ft
178             1.39     4,750,000    1/30/98      73.5                65.1      1961                1985-92            92,139 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
179             1.41     7,920,000   10/31/97      43.6                 0.5      1985                N/A                21,786 Sq Ft
180             1.30     4,750,000    1/22/98      72.5                62.8      1979,1980           N/A               102,099 Sq Ft
181             1.00     3,700,000     6/8/98      92.0                 0.0      1996                N/A                28,789 Sq Ft
182             1.36     6,125,000    4/24/98      55.5                47.7      1984                N/A                   154 Units
183             1.32     4,600,000    2/18/98      73.2                64.5      1997                N/A                42,075 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
184             1.25     4,200,000     4/8/98      79.6                69.0      1989                N/A                   100 Units
185             1.31     4,725,000    3/23/98      69.7                61.4      1980                N/A                   200 Units
186             1.40     4,600,000    3/23/98      71.5                58.1      1991                N/A                61,000 Sq Ft
187             1.02     3,500,000     4/1/98      93.7                23.4      1997                N/A                13,905 Sq Ft
188             1.33     4,750,000   12/11/97      67.3                59.5      1987                N/A                73,679 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
189             1.34     4,133,000    2/18/98      77.3                68.0      1981                1986,96                35 Units
190             1.03     3,500,000    3/31/98      91.2                 0.0      1997                N/A                13,905 Sq Ft
191             1.40     4,300,000    1/14/98      74.2                65.4      1979                N/A                70,375 Sq Ft
192             1.28     4,000,000    10/3/97      79.6                70.8      1997                N/A                26,800 Sq Ft
193             1.32     4,230,000    3/20/98      74.9                65.1      In Phases 1973/1977 1993               45,599 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
194             1.39 x $ 4,100,000    3/25/98      76.7%               67.5%     1984                1989               29,584 Sq Ft
195             1.50     4,600,000     2/2/98      68.3                44.5      1986-1990           N/A                63,620 Sq Ft
196             1.72     5,700,000    4/20/98      54.4                46.4      1978                N/A                    78 Units
197             1.86     5,000,000     5/1/98      62.0                51.9      1970                N/A                   257 Pads
198             1.42     4,325,000    1/20/98      71.6                63.0      1996                N/A                52,200 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------

           Cut-off
           Sq. Ft, Unit                                                           Replacement   Annual
Control    Bed, Pad          Occupancy          Occupancy  Ownership              Reserve       TI/LC
No.        or Room ($)       Percentage (%)     Date       Interest               Deposit       Deposit
=======================================================================================================
132c                              76.1          3/31/98                                   -          -

133           32,538.62          100.0          1/28/98   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
134           20,083.91           94.4          6/16/98   Fee Simple                 59,214          -
135               52.19          100.0          5/26/98   Fee Simple                 12,278     33,561
136           20,859.33          100.0           3/9/98   Fee Simple                  8,120          -
137           70,516.63           98.0          11/1/97   Fee Simple                 48,871          -
138               67.45           83.0           5/1/98   Fee Simple                  9,501     45,957
-------------------------------------------------------------------------------------------------------
139           40,358.90           98.0           6/2/98   Fee Simple                 31,403          -
140               40.64           89.0           4/1/98   Fee Simple                 22,693     90,000
141               46.48          100.0          6/16/98   Fee Simple                 13,425     15,376
142               17.93           95.7          6/10/98   Fee Simple                 34,221     61,598
143              295.63          100.0          7/16/97   Fee Simple                  2,196          -
-------------------------------------------------------------------------------------------------------
144               94.30          100.0           4/7/98   Fee Simple                      -     12,820
145               61.89           99.3           4/2/98   Fee Simple                 11,251     66,000
146           40,953.26           97.0          1/30/98   Fee Simple                      -          -
147           24,691.36           40.0           4/1/98   Fee Simple                      -          -
148           15,840.30           94.4           2/3/98   Fee Simple                 77,364          -
-------------------------------------------------------------------------------------------------------
149               64.23          100.0%         3/30/98   Fee Simple             $   15,300   $ 28,440
150               20.06           90.0          4/30/98   Fee Simple                 49,410     61,050
151              122.20          100.0          5/31/98   Fee Simple                  4,729    120,000
152            8,028.24           92.0           2/5/98   Fee Simple                      -          -
153           36,829.40           93.4           2/1/98   Fee Simple                 26,500          -
-------------------------------------------------------------------------------------------------------
154               42.28          100.0         10/31/97   Fee Simple                  7,360    225,000
155           16,831.41           97.4          4/25/98   Fee Simple                 57,000          -
156              350.54          100.0          8/18/97   Fee Simple                      -          -
157           30,549.70           92.0           3/3/98   Fee Simple                 22,568          -
158               22.47           90.2           7/7/98   Fee Simple                 25,500     76,500
-------------------------------------------------------------------------------------------------------
159               61.49           86.0          3/19/98   Fee Simple                  9,127          -
160           33,392.86           98.0          6/19/98   Fee Simple                 28,560          -
161          132,019.77           85.0           6/9/98   Fee Simple                  5,600          -
162              145.21          100.0          3/31/98   Fee Simple                  6,227     29,270
163               26.93          100.0          3/19/98   Fee Simple                 15,048     16,284
-------------------------------------------------------------------------------------------------------
164              199.95          100.0           6/9/97   Fee Simple                  2,760          -
165               81.56          100.0          3/30/98   Fee Simple                      -          -
166           26,843.65           97.0           3/1/98   Fee Simple                 33,504          -
167               60.38           97.0          3/23/98   Fee Simple & Leasehold      8,940          -
168               60.97           89.3           3/1/98   Fee Simple                  8,396     34,728
-------------------------------------------------------------------------------------------------------
169               46.53           98.7           3/1/98   Fee Simple                 22,396     40,000
170               63.21          100.0          2/16/98   Fee Simple                  5,901     30,000
171              255.13          100.0          12/5/95   Fee Simple                  2,781          -
172               43.26           84.2          6/29/98   Fee Simple                 97,128    131,900
173           25,179.86           98.0          6/19/98   Fee Simple                 34,752          -
-------------------------------------------------------------------------------------------------------
174               59.33          100.0           6/6/98   Fee Simple                  8,827    108,457
175           25,701.23          100.0           4/1/98   Fee Simple                 15,776          -
176           20,805.34           98.2           2/5/98   Fee Simple                 42,000          -
177               51.37          100.0          2/17/98   Leasehold                  12,000          -
178               37.87           91.5          4/10/98   Fee Simple                 13,845     37,037
-------------------------------------------------------------------------------------------------------
179              158.36          100.0         10/31/97   Fee Simple                 17,680          -
180               33.71           96.2           6/1/98   Fee Simple                 35,088     15,996
181              118.22          100.0         11/27/96   Fee Simple                      -          -
182           22,077.92           96.0           6/1/98   Fee Simple                 45,122          -
183               79.99          100.0          2/24/98   Fee Simple                  4,208     10,098
-------------------------------------------------------------------------------------------------------
184           33,449.14           97.0          1/20/98   Fee Simple                 25,000          -
185           16,468.01           92.5          4/22/98   Fee Simple                 42,033          -
186               53.93          100.0          5/20/98   Fee Simple                  9,150     12,500
187              235.72          100.0           6/1/98   Fee Simple                  2,086          -
188               43.38           87.0          1/23/98   Fee Simple                 10,412     23,619
-------------------------------------------------------------------------------------------------------
189           91,250.33          100.0           3/1/98   Fee Simple                  9,636          -
190              229.67          100.0           4/3/98   Fee Simple                  2,088          -
191               45.35          100.0          3/24/98   Fee Simple                 10,560     29,520
192              118.87           91.3           3/1/98   Fee Simple                  3,977     24,127
193               69.47          100.0           1/1/98   Fee Simple                  7,836          -
-------------------------------------------------------------------------------------------------------
194              106.33          100.0%          4/1/98   Fee Simple             $    7,237   $ 12,927
195               49.41           98.4           3/2/98   Fee Simple                 12,724     37,968
196           39,743.59           97.0          5/12/98   Fee Simple                 23,868          -
197           12,062.26           92.0          4/25/98   Fee Simple                      -          -
198               59.31          100.0         11/24/95   Fee Simple                 10,440     19,756
-------------------------------------------------------------------------------------------------------

                                             Largest            Largest Tenant
Control                                      Tenant Area        Lease Exp.     Control
No.       Largest Tenant Name                Leased (Sq. Ft.)   Date           No.
=====================================================================================
132c                                                                           132c

133                                                                            133
-------------------------------------------------------------------------------------
134                                                                            134
135       Hechinger Company                      60,000              1/1/03    135
136                                                                            136
137                                                                            137
138       Community Connections, Inc.            18,128              1/3/07    138
-------------------------------------------------------------------------------------
139                                                   -    0                   139
140       McDowell Agency, Inc.                  10,726              1/15/01   140
141       Western Parcel Express, Inc.           89,499              8/31/05   141
142       Rural King                             55,000             11/30/01   142
143       Walgreens                              13,905              6/30/18   143
-------------------------------------------------------------------------------------
144       Smart & Final Stores                   17,998              6/21/16   144
145       Macess Corporation                     30,130              3/31/00   145
146                                                                            146
147                                                                            147
148                                                                            148
-------------------------------------------------------------------------------------
149       Suites at the Plaza                    18,895              4/30/09   149
150       Preferred Freezer Services            197,640              4/30/13   150
151       Vroman's Bookstore                     31,000             12/31/17   151
152                                                                            152
153                                                                            153
-------------------------------------------------------------------------------------
154       HomeBase, Inc.                         92,000              3/31/02   154
155                                                                            155
156       Eckerd Corporation                     10,908              3/24/18   156
157                                                                            157
158       Precision Technology                   29,870              7/31/00   158
-------------------------------------------------------------------------------------
159       Rock Island                             8,862              4/30/99   159
160                                                                            160
161                                                                            161
162       State of California                     6,199             11/30/00   162
163       Hyvee                                  71,657             11/20/02   163
-------------------------------------------------------------------------------------
164       Walgreens                              18,308              5/31/18   164
165       Marquee Cinemas                        12,596              4/30/02   165
166                                                                            166
167                                                                            167
168       True Value                              9,000             12/31/03   168
-------------------------------------------------------------------------------------
169       Eckerd Drugs                           10,356             12/31/04   169
170       American Drug Stores, Inc.             31,768              9/30/04   170
171       Walgreen Co.                           13,905              7/31/18   171
172       Basha's, Inc.                          53,372             11/30/16   172
173                                                                            173
-------------------------------------------------------------------------------------
174       Software Corp. of America              15,726              3/31/02   174
175                                                                            175
176                                                                            176
177       Metro Urol. Specialists                 8,053             12/31/01   177
178       Hobby Lobby                            39,280              9/12/12   178
-------------------------------------------------------------------------------------
179                                                                            179
180       Krogers                                56,160              8/31/99   180
181       Circuit City, Inc.                     28,789             11/30/18   181
182                                                                            182
183       Ulvac Technologies                     42,075              9/30/13   183
-------------------------------------------------------------------------------------
184                                                                            184
185                                                                            185
186       Barakos                                37,500              3/31/13   186
187       Walgreen's                             13,905              6/30/57   187
188       Electric City                          20,000              1/31/03   188
-------------------------------------------------------------------------------------
189                                                                            189
190       Walgreen Store #3700                   13,905             10/31/57   190
191       MacFrugal's                            26,064             10/31/08   191
192       AAA Texas, Inc.                         3,400              7/31/02   192
193       Body Focus                             16,184             11/30/99   193
-------------------------------------------------------------------------------------
194       Morrison & Duffy, PA Law Firm           6,247             12/30/98   194
195       Ding Ho Restaurant                      6,600              7/1/10    195
196                                                                            196
197                                                                            197
198       Apria Healthcare, Inc.                 52,200              6/30/06   198
-------------------------------------------------------------------------------------

ITALICS indicate mortgage loans secured by multiple properties.

Control                        Loan
No.         Seller             Number             Property Name
========================================================================================================
199         Lehman Brothers    980120031          Hilltop Plaza
200         Lehman Brothers    971022043          101 Park Avenue
201         GMACCM             GMAC2712           Skyline Manufactured Home Community
202         Lehman Brothers    970731032          Castle Apartments
203         Lehman Brothers    980407032          Sono Square
--------------------------------------------------------------------------------------------------------
204         Lehman Brothers    8                  Empire Inn - Best Western
205         Lehman Brothers    971209040          Montvale Place
206         Lehman Brothers    971121013          251-57 West 45th Street/254 West 46th Street
207         Lehman Brothers    55                 Fixture World Facility
208         GMACCM             GMAC3090           K Mart
--------------------------------------------------------------------------------------------------------
209         GMACCM             GMAC2340           Jeremy Apartments
210         GMACCM             GMAC2320           119th Plaza Shopping Center
211         Lehman Brothers    971112029          Riverwood Village Shopping Center
212         Lehman Brothers    971016006          Valencia Autoplex
213         Lehman Brothers    10                 Grand View Center
--------------------------------------------------------------------------------------------------------
214         Lehman Brothers    980212108          747 Chestnut Ridge Road
215         Lehman Brothers    980408001          Perimeter Park
216         Lehman Brothers    13                 Holiday Inn Sturbridge
217         GMACCM             GMAC1480           University Village East
218         GMACCM             GMAC1500           Cannon Park Warehouse
--------------------------------------------------------------------------------------------------------
219         GMACCM             GMAC2370           939-945 Fourth Avenue
220         Lehman Brothers    971112016          11312 Westheimer Shopping Center
221         Lehman Brothers    980601999E         Circuit City (Property Level)
222         GMACCM             GMAC1600           Greenfields Retirement Community
223         Lehman Brothers    970312026          3700 & 3800 Classen Office Buildings
--------------------------------------------------------------------------------------------------------
224         GMACCM             GMAC1510           Algonquin Apartments
225         Lehman Brothers    980303021          Westgate Service
226         GMACCM             GMAC2420           First Southern Bank Building
227         Lehman Brothers    980416009          Comfort Inn - Warner Robins
228         Lehman Brothers    980317053          Greenbriar Apartments
--------------------------------------------------------------------------------------------------------
229         GMACCM             GMAC1530           Ridge Manor Apartments
230         GMACCM             GMAC1520           Greenwood Gardens Office Building
231         Lehman Brothers    971223009          Lock-It-Up Self-Storage (Pacifica)
232         Lehman Brothers    970820055          Crestridge Corporate Center
233         Lehman Brothers    23                 Shadow Hills MHP
--------------------------------------------------------------------------------------------------------
234         GMACCM             GMAC2460           Red Oaks Apartments
235         Lehman Brothers    971223010          Lock It Up (Pleasanton)
236         Lehman Brothers    980225090          89-55 Queens Blvd
237         GMACCM             GMAC1540           Kentwood Apartments
238         GMACCM             GMAC2706           Uniprop - Fairway Villas
--------------------------------------------------------------------------------------------------------
239         Lehman Brothers    980415045          8000 Edgewater Drive
240         Lehman Brothers    971124011          1020 and 1030 South Arroyo Parkway
241         Lehman Brothers    971113012          Crichton Plaza
242         Lehman Brothers    980120028          Nottingham Village Center
243         Lehman Brothers    58                 Shurgard - Hermitage
--------------------------------------------------------------------------------------------------------
244         Lehman Brothers    980127001          Walgreens (Shawnee)
245         Lehman Brothers    971222008          Walgreen's (Westmoreland)
246         GMACCM             GMAC1560           Ashburton Woods Apartments
247         GMACCM             GMAC2704           Uniprop - Colonial Village
248         GMACCM             GMAC1580           Pyramid Professional Center
--------------------------------------------------------------------------------------------------------
249         GMACCM             GMAC1570           Las Tunas Plaza Shopping Center
250         GMACCM             GMAC2450           The Sawyer Building
251         Lehman Brothers    980112004          11123-11163 South Towne Square
252         Lehman Brothers    971029001          Eastlake Garden Apartments
253         GMACCM             GMAC3020           Country Villa Westwood Nursing Center
--------------------------------------------------------------------------------------------------------
254         Lehman Brothers    980407008          Cinderella Properties (Loan Level)
255         Lehman Brothers    980212001          Eckerd Pharmacy (Corpus Christi)
256         Lehman Brothers    980311013          Landmark Centre
257         Lehman Brothers    971030017          Eckerd - Baton Rouge
258         Lehman Brothers    970915001          280 Station Shopping Center
--------------------------------------------------------------------------------------------------------
259         Lehman Brothers    980127012          Woodland Park Apartments
260         Lehman Brothers    970611002          Pinehurst Villas
261         Lehman Brothers    971217047          Park Avenue Apartments
262         GMACCM             GMAC3230           Cypress Corners Office Building
263         Lehman Brothers    980324058          Days Inn Westminster
--------------------------------------------------------------------------------------------------------
264         Lehman Brothers    971223007          Lock It Up (Fremont)
265         Lehman Brothers    980211017          Hidden Village Apartments
266         GMACCM             GMAC2470           1900 Century Plaza Office Building
--------------------------------------------------------------------------------------------------------

Control
No.       Property Type                                      Address                                        City
==================================================================================================================================
199       Retail - Anchored                                  8060-8210 Hamilton Avenue                      Mount Healthy
200       Office                                             101 Park Avenue                                Oklahoma City
201       Multifamily - Mobile Home Park                     2211 West Mulberry Street                      Fort Collins
202       Multifamily                                        Various                                        Tallahassee
203       Retail - Unanchored                                22 Elizabeth Street                            Norwalk
----------------------------------------------------------------------------------------------------------------------------------
204       Hotel - Limited Service                            475 W. Valley Blvd.                            Rialto
205       Retail - Unanchored                                58-66 Montvale Avenue                          Stoneham
206       Other - Garage                                     251-57 West 45th Street/ 254 West 46th Street  New York
207       Industrial                                         1151 Interstate Dr.                            Cookeville
208       Retail - Anchored                                  1311 Gause Boulevard                           Slidell
----------------------------------------------------------------------------------------------------------------------------------
209       Multifamily                                        1920 Sawtelle Blvd                             Los Angeles
210       Retail - Unanchored                                11950 South Strang Line Road                   Olathe
211       Retail - Anchored                                  SWC US Highway 49 & Scarbrough Street          Richland
212       Retail - Unanchored                                23500-23520 Valencia Boulevard                 Valencia
213       Retail - Anchored                                  1001-1185 Mutual Way                           Grand Chute
----------------------------------------------------------------------------------------------------------------------------------
214       Office                                             747 Chestnut Ridge Road                        Chestnut Ridge
215       Office                                             2500 Mount Moriah                              Memphis
216       Hotel - Limited Service                            478 Main Street (Route 20)                     Sturbridge
217       Retail - Unanchored                                2900 Clear Acre Lane                           Reno
218       Industrial                                         10678-10699 Wakeman Court                      Manassas
----------------------------------------------------------------------------------------------------------------------------------
219       Office                                             939-945 Fourth Avenue                          San Diego
220       Retail - Unanchored                                11312 Westheimer                               Houston
221       CTL - Distribution                                 1020 Research Parkway                          Meriden
222       Healthcare - Assisted Living                       723 East Second Avenue                         Mesa
223       Office                                             3700 & 3800 Classen Boulevard                  Oklahoma City
----------------------------------------------------------------------------------------------------------------------------------
224       Multifamily                                        7810-7820 Algon Avenue                         Philadelphia
225       Industrial                                         19424, 19416 & 19408 Park Row Drive            Houston
226       Office                                             1750 N. University Drive                       Coral Springs
227       Hotel - Limited Service                            95 South State Route 247                       Warner Robins
228       Multifamily                                        605-625 Gregory Drive                          Corpus Christi
----------------------------------------------------------------------------------------------------------------------------------
229       Multifamily                                        3131-3229 Bee Ridge Road                       Sarasota
230       Office                                             10550 S.W. Allen Boulevard                     Beaverton
231       Self Storage                                       1303 Palmetto Avenue                           Pacifica
232       Office                                             10151-55 York Road                             Cockeysville
233       Multifamily - Mobile Home Park                     1802 East Campo Bello                          Phoenix
----------------------------------------------------------------------------------------------------------------------------------
234       Multifamily                                        4747 Jurupa Avenue                             Riverside
235       Self Storage                                       7315 Johnson Drive                             Pleasanton
236       Retail - Anchored                                  89-55/90-05 Queens Boulevard                   Elmhurst
237       Multifamily                                        730-750 Sanford, 735-755 Kentwood & 10150
                                                             Bridle                                         Philadelphia
238       Multifamily - Mobile Home Park                     4725 Cobb Parkway                              Acworth
----------------------------------------------------------------------------------------------------------------------------------
239       Office                                             8000 Edgewater Drive                           Oakland
240       Office                                             1020 & 1030 South Arroyo Parkway               Pasadena
241       Retail - Unanchored                                NWC Springhill Avenue and Union Avenue         Mobile
242       Retail - Unanchored                                Fry Road                                       Katy
243       Self Storage                                       3986 Central Pike                              Nashville
----------------------------------------------------------------------------------------------------------------------------------
244       CTL - Retail                                       1427 North Harrison Avenue                     Shawnee
245       CTL - Retail                                       1104 South Westmoreland Road                   Dallas
246       Multifamily                                        3300-3318 Dolfield Avenue                      Baltimore
247       Multifamily - Mobile Home Park                     2105 Harrell Road                              Orlando
248       Office                                             2261, 2281, 2321 & 2351 Pyramid Way            Sparks
----------------------------------------------------------------------------------------------------------------------------------
249       Retail - Unanchored                                805-841 W. Las Tunas Drive                     San Gabriel
250       Office                                             400 Front Street                               Key West
251       Industrial                                         11123-11163 South Towne Square                 Green Park
252       Multifamily                                        3220 Eastlake Avenue East                      Seattle
253       Healthcare - Nursing Home, Skilled Care            12121 Santa Monica Blvd                        Los Angeles
----------------------------------------------------------------------------------------------------------------------------------
254       Industrial                                         Various                                        Boca Raton
255       CTL - Retail                                       4801 Alameda Street                            Corpus Christi
256       Retail - Unanchored                                2348-2360 North Military Trail                 West Palm Beach
257       CTL - Retail                                       5889 Airline Highway                           Baton Rouge
258       Retail - Unanchored                                400 Cahaba Park Circle                         Birmingham
----------------------------------------------------------------------------------------------------------------------------------
259       Multifamily                                        7250 Campbellton Road                          Atlanta
260       Multifamily                                        1500 Pinehurst Drive                           Opelika
261       Multifamily                                        6701 Bryan Dairy Road                          Pinellas Park
262       Office                                             2900 West Cypress Road                         Fort Lauderdale
263       Hotel - Limited Service                            25 South Cranberry Road                        Westminster
----------------------------------------------------------------------------------------------------------------------------------
264       Self Storage                                       38491 Fremont Boulevard                        Fremont
265       Multifamily                                        807 Flame Circle                               San Antonio
266       Office                                             1900 Century Place                             Atlanta
----------------------------------------------------------------------------------------------------------------------------------

                           Cross                                               % of Aggregate  Cumulative
Control           Zip      Collateralized  Original          Cut-off Date      Cut-off Date    % of Initial  Mortgage
No.       State   Code     Groups          Balance ($)       Balance ($)       Balance         Pool Balance  Rate (%)
=====================================================================================================================
199       OH      45231    No                   3,100,000        3,093,859          0.12        84.08         7.1900
200       OK      73102    No                   3,100,000        3,083,534          0.12        84.20         7.3300
201       CO      80521    No                   3,000,000        3,000,000          0.12        84.32         6.3500
202       FL      32304    No                   3,000,000        3,000,000          0.12        84.43         7.0000
203       CT      06854    No                   3,000,000        2,996,069          0.12        84.55         7.4100
-----------------------------------------------------------------------------------------------------------------------
204       CA      92376    No                   3,000,000        2,995,038          0.12        84.67         8.6600
205       MA      02180    No                   3,000,000        2,994,292          0.12        84.78         7.3400
206       NY      10036    No                   3,000,000        2,990,836          0.12        84.90         7.3700
207       TN      38501    No                   2,950,000        2,945,863          0.11        85.02         8.3100
208       LA      70458    No                   3,200,000        2,930,302          0.11        85.13         9.7500
-----------------------------------------------------------------------------------------------------------------------
209       CA      90025    No                   2,900,000        2,900,000          0.11        85.24         6.9500
210       KS      66062    No                   2,900,000        2,900,000          0.11        85.36         7.2000
211       MS      39218    No                   2,900,000        2,894,377          0.11        85.47         7.2700
212       CA      91355    No                   2,900,000        2,894,070          0.11        85.58         7.0700
213       WI      54915    No                   2,880,000        2,874,069          0.11        85.69         7.5500
-----------------------------------------------------------------------------------------------------------------------
214       NY      10977    No                   2,850,000        2,846,322          0.11        85.80         7.4700
215       TN      38115    No                   2,850,000        2,846,046          0.11        85.92         7.1800
216       MA      01566    No                   2,845,000        2,840,127          0.11        86.03         7.9200
217       NV      89512    No                   2,800,000        2,800,000          0.11        86.14         7.3750
218       VA      22111    No                   2,800,000        2,798,234          0.11        86.24         7.3750
-----------------------------------------------------------------------------------------------------------------------
219       CA      92101    No                   2,800,000        2,798,127          0.11        86.35         7.1500
220       TX      77077    No                   2,800,000        2,786,099          0.11        86.46         7.4200
221       CT      06450    No                   2,865,873        2,780,187          0.11        86.57         7.9600
222       AZ      85204    No                   2,750,000        2,747,178          0.11        86.68         7.3900
223       OK      73118    No                   2,750,000        2,742,546          0.11        86.79         7.3000
-----------------------------------------------------------------------------------------------------------------------
224       PA      19111    No                   2,750,000        2,741,299          0.11        86.89         7.0500
225       TX      77084    No                   2,700,000        2,698,525          0.11        87.00         7.4300
226       FL      33063    No                   2,700,000        2,698,241          0.11        87.10         7.2500
227       GA      31088    No                   2,700,000        2,697,456          0.11        87.21         7.4500
228       TX      78412    No                   2,700,000        2,696,715          0.11        87.31         7.7000
-----------------------------------------------------------------------------------------------------------------------
229       FL      34239    No                   2,700,000        2,694,205          0.11        87.42         7.3000
230       OR      97005    Yes(G INN LLC)       2,700,000        2,692,179          0.11        87.52         7.6700
231       CA      94044    No                   2,700,000        2,691,592          0.10        87.63         7.3500
232       MD      21030    No                   2,700,000        2,689,832          0.10        87.73         7.3800
233       AZ      85022    No                   2,680,000        2,676,245          0.10        87.84         7.1400
-----------------------------------------------------------------------------------------------------------------------
234       CA      92506    No                   2,675,000        2,673,093          0.10        87.94         6.9000
235       CA      94588    No                   2,650,000        2,645,173          0.10        88.04         7.4300
236       NY      11373    No                   2,650,000        2,644,301          0.10        88.15         7.3200
237       PA      19116    No                   2,650,000        2,641,683          0.10        88.25         7.0900
238       GA      30101    No                   2,600,000        2,600,000          0.10        88.35         6.4500
-----------------------------------------------------------------------------------------------------------------------
239       CA      94621    No                 $ 2,600,000      $ 2,598,486          0.10%       88.45%        7.2300%
240       CA      91105    No                   2,600,000        2,597,325          0.10        88.55         7.0500
241       AL      10020    No                   2,600,000        2,596,490          0.10        88.66         7.2900
242       TX      77450    No                   2,600,000        2,594,904          0.10        88.76         7.2300
243       TN      37076    No                   2,600,000        2,594,335          0.10        88.86         7.2500
-----------------------------------------------------------------------------------------------------------------------
244       OK      74801    No                   2,593,096        2,582,153          0.10        88.96         7.3800
245       TX      75211    No                   2,561,600        2,553,512          0.10        89.06         7.1900
246       MD      21215    No                   2,550,000        2,545,986          0.10        89.16         7.2200
247       FL      32817    No                   2,500,000        2,500,000          0.10        89.26         6.3500
248       NV      89431    No                   2,500,000        2,500,000          0.10        89.35         7.0100
-----------------------------------------------------------------------------------------------------------------------
249       CA      91776    No                   2,500,000        2,497,093          0.10        89.45         7.3750
250       FL      33040    No                   2,500,000        2,495,811          0.10        89.55         7.4600
251       MO      63123    No                   2,500,000        2,494,901          0.10        89.65         7.0800
252       WA      98012    No                   2,500,000        2,494,685          0.10        89.74         6.9200
253       CA      90025    No                   2,500,000        2,494,578          0.10        89.84         7.8300
-----------------------------------------------------------------------------------------------------------------------
254       FL      Various  No                   2,500,000        2,484,451          0.10        89.94         7.2000
255       TX      78412    No                   2,484,000        2,475,431          0.10        90.03         7.2600
256       FL      33409    No                   2,475,000        2,472,878          0.10        90.13         7.8600
257       LA      70805    No                   2,471,476        2,467,643          0.10        90.23         7.4300
258       AL      35242    No                   2,450,000        2,448,600          0.10        90.32         7.2900
-----------------------------------------------------------------------------------------------------------------------
259       GA      30331    No                   2,440,000        2,434,958          0.09        90.42         7.0300
260       AL      36801    No                   2,425,000        2,421,758          0.09        90.51         7.3300
261       FL      34624    No                   2,400,000        2,398,527          0.09        90.60         7.0600
262       FL      33309    No                   2,400,000        2,398,436          0.09        90.70         7.2500
263       MD      21257    No                   2,400,000        2,395,197          0.09        90.79         7.7000
-----------------------------------------------------------------------------------------------------------------------
264       CA      94536    No                   2,400,000        2,392,527          0.09        90.88         7.3500
265       TX      78221    No                   2,400,000        2,392,512          0.09        90.98         7.3400
266       GA      30345    No                   2,380,000        2,378,489          0.09        91.07         7.3500
-----------------------------------------------------------------------------------------------------------------------

        Master                  Interest                             Original      Remaining     Term to   Term to   Original
Control Servicing   Servicing   Accrual   Amortization               Interest-Only Interest-Only Maturity  Maturity  Amortization
No.     Fee         Fee         Method    Type                       Period (Mos.) Period (Mos.) (Mos.)    (Mos.)    Term (Mos.)
=================================================================================================================================
199                             Act/360   Balloon                               0             0       120       117          360
200                             Act/360   Balloon                               0             0       120       115          300
201                             Act/360   Balloon                               0             0       126       126          360
202                             30/360    Fully Amortizing                      0             0       240       240          240
203                             Act/360   Balloon                               0             0       120       118          360
---------------------------------------------------------------------------------------------------------------------------------
204                             Act/360   Balloon                               0             0       119       117          300
205                             Act/360   Balloon                               0             0       120       117          360
206                             30/360    Fully Amortizing                      0             0       180       179          180
207                             Act/360   Balloon                               0             0       120       119          240
208                             30/360    Fully Amortizing                      0             0       239       189          239
---------------------------------------------------------------------------------------------------------------------------------
209                             Act/360   Balloon                               0             0       120       120          360
210                             Act/360   Balloon                               0             0       120       120          300
211                             Act/360   Balloon                               0             0       120       117          360
212                             Act/360   Balloon                               0             0        84        81          360
213                             Act/360   Balloon                               0             0       120       118          300
---------------------------------------------------------------------------------------------------------------------------------
214                             Act/360   Balloon                               0             0       120       118          360
215                             Act/360   Balloon                               0             0       120       118          360
216                             Act/360   Balloon                               0             0       120       118          300
217                             30/360    Balloon                               0             0       120       120          360
218                             Act/360   Balloon                               0             0        84        83          360
---------------------------------------------------------------------------------------------------------------------------------
219                             Act/360   Balloon                               0             0       120       119          360
220                             Act/360   Balloon                               0             0       120       113          360
221                             30/360    Fully Amortizing                      0             0       264       244          264
222                             Act/360   Balloon                               0             0       120       119          300
223                             Act/360   Balloon                               0             0       120       116          360
---------------------------------------------------------------------------------------------------------------------------------
224                             Act/360   Balloon                               0             0       120       116          360
225                             Act/360   Balloon                               0             0        84        83          360
226                             Act/360   Balloon                               0             0       120       119          360
227                             Act/360   Balloon                               0             0       120       119          300
228                             Act/360   Balloon                               0             0       210       208          360
---------------------------------------------------------------------------------------------------------------------------------
229                             Act/360   Balloon                               0             0       120       117          360
230                             30/360    Balloon                               0             0       180       176          360
231                             Act/360   Balloon                               0             0       180       177          300
232                             30/360    Fully Amortizing                      0             0       237       235          237
233                             Act/360   Balloon                               0             0       120       118          360
---------------------------------------------------------------------------------------------------------------------------------
234                             Act/360   Balloon                               0             0       120       119          360
235                             30/360    Fully Amortizing                      0             0       240       239          240
236                             Act/360   Balloon                               0             0       120       118          300
237                             Act/360   Balloon                               0             0       120       116          360
238                             Act/360   Hyperamortizing                       0             0       126       126          360
---------------------------------------------------------------------------------------------------------------------------------
239                             Act/360   Balloon                               0             0        60        59          360
240                             Act/360   Balloon                               0             0       120       119          300
241                             Act/360   Balloon                               0             0       120       118          360
242                             Act/360   Balloon                               0             0       120       117          360
243                             Act/360   Balloon                               0             0       120       118          300
---------------------------------------------------------------------------------------------------------------------------------
244                             30/360    Balloon                               0             0       237       234          275
245                             30/360    Balloon                               0             0       221       219          263
246                             30/360    Balloon                               0             0       120       118          360
247                             Act/360   Hyperamortizing                       0             0       126       126          360
248                             Act/360   Balloon                               0             0       120       120          360
---------------------------------------------------------------------------------------------------------------------------------
249                             30/360    Balloon                               0             0       120       119          300
250                             Act/360   Fully Amortizing                      0             0       240       239          240
251                             Act/360   Balloon                               0             0       120       117          360
252                             Act/360   Balloon                               0             0       120       117          360
253                             30/360    Balloon                               0             0       120       118          300
---------------------------------------------------------------------------------------------------------------------------------
254                             30/360    Fully Amortizing                      0             0       180       178          180
255                             30/360    Step                                  0             0       236       234          236
256                             Act/360   Balloon                               0             0       120       119          300
257                             30/360    Step                                  0             0       238       236          293
258                             Act/360   Hyperamortizing                       0             0       120       119          360
---------------------------------------------------------------------------------------------------------------------------------
259                             Act/360   Balloon                               0             0       120       117          360
260                             Act/360   Balloon                               0             0       180       178          360
261                             Act/360   Balloon                               0             0       120       119          360
262                             Act/360   Balloon                               0             0       120       119          360
263                             Act/360   Balloon                               0             0       120       118          300
---------------------------------------------------------------------------------------------------------------------------------
264                             Act/360   Balloon                               0             0       180       177          300
265                             Act/360   Balloon                               0             0       180       177          300
266                             Act/360   Balloon                               0             0       120       119          360
---------------------------------------------------------------------------------------------------------------------------------

          Remaining                                                                                                   Underwritten
Control   Amortization    Origination   Maturity   Balloon                                           Annual           Net
No.       Term (Mos.)     Date          or ARD     Balance ($)  Prepayment Provisions                Debt Service ($) Cash Flow ($)
===================================================================================================================================
199              357           4/15/98   5/1/08     2,718,038   L(4),D(5.75),O(.25)                        252,257         337,547
200              295           2/23/98   3/1/08     2,506,174   L(4),D(5.5),O(.5)                          270,804         359,803
201              360           7/13/98   2/10/09    2,508,736   L(2),D(7.75),O(.75)                        226,196         450,688
202              240           7/6/98    8/1/18             -   L(6),D(13),O(1)                            279,108         379,369
203              358           5/18/98   6/1/08     2,644,886   L(4),D(5.75),O(.25)                        249,502         355,659
-----------------------------------------------------------------------------------------------------------------------------------
204              298           5/28/98   5/11/08    2,523,704   L(2.25),D(7.42),O(.25)                     293,774         437,244
205              357           4/23/98   5/1/08     2,640,579   L(4),YM1%(5.75),O(.25)                     247,785         369,721
206              179           6/3/98    7/1/13             -   YM1%(14.75),O(.25)                         331,071         455,448
207              239           6/9/98    7/1/08     2,103,907   L(2.17),D(7.58),O(.25)                     302,966         388,362
208              189           6/2/94    5/1/14             -   L(5),YM1%(14.667),O(.25)                   364,727         424,243
-----------------------------------------------------------------------------------------------------------------------------------
209              360           7/7/98    8/1/08     2,491,785   L(2),D(7.5),O(.5)                          232,737         280,215
210              300           7/15/98   8/1/08     2,299,895   L(2),D(7.5),O(.5)                          252,783         366,741
211              357           4/17/98   5/1/08     2,547,964   L(4),D(5.75),O(.25)                        237,870         332,780
212              357           4/29/98   5/1/05     2,672,748   L(4),D(2.5),O(.5)                          233,164         319,967
213              298           5/21/98   6/11/08    2,343,306   L(2.16),D(7.59),O(.25)                     256,520         328,740
-----------------------------------------------------------------------------------------------------------------------------------
214              358           5/7/98    6/1/08     2,516,464   L(4),D(5.75),O(.25)                        238,429         331,449
215              358           6/1/98    6/1/08     2,497,813   L(4),D(5.75),O(.25)                        231,683         309,198
216              298           5/19/98   6/1/08     2,340,197   L(2.25),D(7.5),O(.25)                      261,691         379,452
217              360           7/1/98    8/1/08     2,423,522   L(2),D(7.5),O(.5)                          232,067         311,696
218              359           6/29/98   7/1/05     2,570,833   L(2.083),D(4.417),O(.5)                    234,572         309,242
-----------------------------------------------------------------------------------------------------------------------------------
219              359           6/16/98   7/1/08     2,417,151   L(2.083),D(7.417),O(.5)                    229,344         292,895
220              353          12/23/97   1/1/08     2,467,827   L(4),YM1%(5.5),O(.5)                       233,098         300,787
221              244          11/27/96  12/1/18             -   L(1),YM(21)                                276,370         276,370
222              299           6/10/98   7/1/08     2,192,310   L(1),YM1%(9)                               243,858         384,000
223              356           3/24/98   4/1/08     2,417,744   L(4),YM1%(5.75),O(.25) or DEF              226,238         287,277
-----------------------------------------------------------------------------------------------------------------------------------
224              356           3/20/98   4/1/08     2,368,469   L(2.333),D(7.167),O(.5)                    222,967         305,124
225              359           6/11/98   7/1/05     2,503,415   L(2.5),D(4.25),O(.25)                      224,994         303,085
226              359           6/25/98   7/10/08    2,336,178   L(2.083),D(7.417),O(.5)                    223,389         288,474
227              299           6/26/98   7/1/08     2,190,592   L(4),D(5.75),O(.25)                        238,380         434,378
228              358           5/15/98  12/1/15     1,954,005   L(8),D(9.25),O(.25)                        230,999         320,995
-----------------------------------------------------------------------------------------------------------------------------------
229              357           4/30/98   5/1/08     2,338,831   L(2.25),D(7.25),O(.5)                      224,515         282,114
230              356           3/11/98   4/1/13     2,049,120   YM1%(14.5),O(.5)                           230,329         301,264
231              297           4/30/98   5/1/13     1,740,896   L(7),D(7.75),O(.25)                        236,281         381,411
232              235           5/27/98   3/1/18             -   L(12),D(7.5),O(.25)                        260,079         331,435
233              358           5/11/98   6/1/08     2,346,371   L(5),YM1%(4.67),O(.33)                     216,994         278,658
-----------------------------------------------------------------------------------------------------------------------------------
234              359           6/29/98   7/10/08    2,295,722   L(2.083),D(7.417),O(.5)                    213,608         345,900
235              239           6/2/98    7/1/18             -   L(10),D(9.75),O(.25)                       254,819         359,322
236              298           5/19/98   6/1/08     2,141,261   L(4),D(5.5),O(.5)                          231,289         362,034
237              356           3/25/98   4/1/08     2,284,475   L(2.333),D(7.167),O(.5)                    215,732         282,292
238              360           7/13/98   2/10/09    2,180,123   L(2),D(7.75),O(.75)                        198,118         337,998
-----------------------------------------------------------------------------------------------------------------------------------
239              359           6/9/98    7/1/03   $ 2,469,507   L(3),D(1.75),O(.25)                      $ 212,416       $ 305,611
240              299           6/16/98   7/1/08     2,083,760   L(4),YM1%(5.75),O(.25)                     221,511         378,509
241              358           5/27/98   6/1/08     2,285,207   L(4),D(5.75),O(.25)                        213,686         276,757
242              357           4/7/98    5/1/08     2,282,016   L(4),YM1%(5.75),O(.25)                     212,416         310,775
243              298           5/29/98   6/1/08     2,096,375   L(5),YM1%(4.75),O(.25)                     225,516         390,836
-----------------------------------------------------------------------------------------------------------------------------------
244              272           4/30/98   2/1/18       661,762   L(10),D(9.75)                              234,875         241,921
245              261           5/13/98  11/1/16       714,849   L(8),D(10.41)                              232,565         237,914
246              358           5/29/98   6/1/08     2,199,408   L(2.167),D(7.333),O(.5)                    208,124         260,146
247              360           7/13/98   2/10/09    2,090,614   L(2),D(7.75),O(.75)                        188,497         286,014
248              360           6/25/98   8/1/08     2,150,821   L(2),D(7.5),O(.5)                          201,888         300,688
-----------------------------------------------------------------------------------------------------------------------------------
249              299           6/22/98   7/1/08     1,986,252   L(2.083),D(7.417),O(.5)                    219,264         311,223
250              239           6/23/98   7/1/18             -   L(2.083),D(17.417),O(.5)                   242,981         419,245
251              357           4/21/98   5/1/08     2,185,655   L(4),YM1%(5.75),O(.25)                     201,205         290,086
252              357           4/8/98    5/1/08     2,176,379   L(4),D(5.75),O(.25)                        197,982         258,512
253              298           6/1/98    6/1/08     2,010,300   L(2.167),D(7.333),O(.5)                    228,177         368,106
-----------------------------------------------------------------------------------------------------------------------------------
254              178           5/19/98   6/1/13             -   L(7),D(7.75),O(.25)                        273,014         565,655
255              234           5/1/98    2/1/18             -   L(8),D(11.67)                              231,595         232,290
256              299           6/4/98    7/1/08     2,032,630   L(4),D(5.75),O(.25)                        226,482         299,032
257              291           5/26/98   4/1/18       927,000   L(8),D(11.83)                              206,561         207,180
258              359           6/2/98    7/1/08     2,153,635   L(4),D(5.5),O(.5)                          201,358         282,791
-----------------------------------------------------------------------------------------------------------------------------------
259              357           4/3/98    5/1/08     2,130,383   L(4),D(5.75),O(.25)                        195,391         287,520
260              358           5/29/98   6/1/13     1,883,531   L(7),D(7.75),O(.25)                        200,095         243,960
261              359           6/4/98    7/1/08     2,097,060   L(5),D(4.75),O(.25)                        192,769         291,040
262              359           6/29/98   7/10/08    2,076,604   L(2.083),D(7.417),O(.5)                    198,568         299,612
263              298           5/29/98   6/1/08     1,961,478   L(4),D(5.75),O(.25)                        216,590         340,306
-----------------------------------------------------------------------------------------------------------------------------------
264              297           4/6/98    5/1/13     1,547,461   L(7),D(7.75),O(.25)                        210,027         351,801
265              297           4/30/98   5/1/13     1,546,644   L(4),D(10.75),O(.25)                       209,841         270,928
266              359           6/5/98    7/1/08     2,063,966   L(2.083),D(7.417),O(.5)                    198,891         324,152
-----------------------------------------------------------------------------------------------------------------------------------

          Underwritten                            Cut-off      Scheduled                                            Sq. Ft, Units
Control   NCF           Appraised   Appraisal     Date         Maturity or ARD   Year                Year           Beds, Pads
No.       DSCR (x)      Value ($)   Date          LTV (%)      Date LTV(%)       Built               Renovated      or Rooms
===================================================================================================================================
199             1.34     4,150,000    2/12/98      74.6                65.5      1973                1992             111,493 Sq Ft
200             1.33     4,300,000   11/21/97      71.7                58.3      1936/74             1990s            189,090 Sq Ft
201             1.99     4,800,000     5/1/98      62.5                52.3      1968, 1972 AND 1983 N/A                  173 Pads
202             1.36     4,200,000   10/30/97      71.4                 0.0      Various             Various              120 Units
203             1.43     4,000,000    1/12/98      74.9                66.1      1930s               1995-1997         96,798 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
204             1.49     4,000,000     3/4/98      74.9                63.1      1992                                     100 Rooms
205             1.49     4,200,000     2/4/98      71.3                62.9      1940-1970           1984              55,830 Sq Ft
206             1.38     5,600,000     4/1/98      53.4                 0.0      1958                N/A                  346 Spaces
207             1.28     4,100,000    4/14/98      71.9                51.3      1979                1989             116,016 Sq Ft
208             1.16     4,500,000    6/12/98      65.1                 0.0      1978                1989              87,407 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
209             1.20     3,900,000    4/20/98      74.4                63.9      1990                N/A                   41 Units
210             1.45     4,000,000     5/1/98      72.5                57.5      1994                N/A               47,623 Sq Ft
211             1.40     3,800,000    1/13/98      76.2                67.1      1984                N/A               67,190 Sq Ft
212             1.37     3,700,000   11/24/97      78.2                72.2      1995                N/A               20,458 Sq Ft
213             1.28     3,800,000    3/17/98      75.6                61.7      1992                                  53,190 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
214             1.39     3,650,000    4/13/98      78.0                68.9      1989                N/A               32,839 Sq Ft
215             1.33     5,100,000    4/14/98      55.8                49.0      1975                N/A              113,629 Sq Ft
216             1.45     4,000,000    4/21/98      71.0                58.5      1988                                      64 Rooms
217             1.34     3,745,000    4/13/98      74.8                64.7      1986/1987           1997              39,256 Sq Ft
218             1.35     4,400,000    3/27/98      62.5                57.4      1988                N/A               98,186 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
219             1.28     3,735,000    5/13/98      74.9                64.7      1989                N/A               22,388 Sq Ft
220             1.29     3,710,000   10/13/97      75.1                66.5      1978                1995-96           29,970 Sq Ft
221             1.00     3,000,000     6/8/98      92.7                 0.0      1996                N/A               43,200 Sq Ft
222             1.57     4,000,000     1/1/98      68.7                54.8      1962                1993-1994            112 Units
223             1.27     3,700,000    3/15/98      74.1                65.3      1982                1995              90,307 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
224             1.37     3,500,000     2/3/98      78.3                67.7      1970                1995                 120 Units
225             1.35     3,750,000    4/23/98      72.0                66.8      1985                N/A              118,900 Sq Ft
226             1.29     3,330,000    5/13/98      81.0                70.2      1985                N/A               39,526 Sq Ft
227             1.82     3,700,000     5/1/98      72.9                59.2      1990                1997                  77 Rooms
228             1.39     3,400,000    3/11/98      79.3                57.5      1964-65             N/A                   85 Units
-----------------------------------------------------------------------------------------------------------------------------------
229             1.26     3,600,000     3/4/98      74.8                65.0      1968                1997                 100 Units
230             1.31     4,600,000    12/5/97      58.5                44.6      1976                N/A               54,463 Sq Ft
231             1.61     4,140,000     1/9/98      65.0                42.1      1976                N/A               43,375 Sq Ft
232             1.27     4,400,000     3/6/98      61.1                 0.0      1988/89             N/A               52,675 Sq Ft
233             1.28     3,580,000    3/23/98      74.8                65.5      1983,97                                  122 Pads
-----------------------------------------------------------------------------------------------------------------------------------
234             1.62     3,500,000    5/12/98      76.4                65.6      1972                1997                 112 Units
235             1.41     4,125,000     1/9/98      64.1                 0.0      1987                N/A               59,616 Sq Ft
236             1.57     4,200,000    2/26/98      63.0                51.0      1995                N/A                8,466 Sq Ft
237             1.31     3,300,000     2/3/98      80.1                69.2      1970                N/A                  119 Units
238             1.71     3,600,000     5/1/98      72.2                60.6      1974                N/A                  225 Pads
-----------------------------------------------------------------------------------------------------------------------------------
239             1.44 x $ 4,050,000    4/15/98      64.2%               61.0%     1971                N/A               50,231 Sq Ft
240             1.71     3,900,000    12/4/97      66.6                53.4      1955                1997              30,717 Sq Ft
241             1.30     3,500,000    1/28/98      74.2                65.3      1956                N/A              109,642 Sq Ft
242             1.46     3,900,000    2/16/98      66.5                58.5      1985                N/A               34,988 Sq Ft
243             1.73     3,700,000     3/9/98      70.1                56.7      1995                                  65,140 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
244             1.03     2,890,000     3/4/98      89.4                22.9      1998                N/A               13,905 Sq Ft
245             1.02     2,750,000     4/1/98      92.9                26.0      1996                N/A               13,905 Sq Ft
246             1.25     3,200,000    1/30/98      79.6                68.7      1940                1985                 149 Units
247             1.52     3,600,000     5/1/98      69.4                58.1      1971                N/A                  187 Pads
248             1.49     3,600,000    4/10/98      69.4                59.8      1980 and 1991       N/A               30,500 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
249             1.42     3,350,000    3/10/98      74.5                59.3      1981                N/A               18,090 Sq Ft
250             1.73     3,800,000    9/22/97      65.7                 0.0      1868 and 1976       1997              11,638 Sq Ft
251             1.44     3,500,000   12/18/97      71.3                62.5      1983/1986           N/A               72,130 Sq Ft
252             1.31     3,400,000    10/8/97      73.4                64.0      1997                N/A                   42 Units
253             1.61     3,560,000    2/23/98      70.1                56.5      1966                N/A                   93 Beds
-----------------------------------------------------------------------------------------------------------------------------------
254             2.07     7,300,000    4/21/98      34.0                 0.0      1982                1994-1997        148,243 Sq Ft
255             1.00     2,750,000    4/10/98      90.0                 0.0      1998                N/A               11,000 Sq Ft
256             1.32     3,300,000     4/7/98      74.9                61.6      1989                N/A               42,963 Sq Ft
257             1.00     2,500,000    4/20/98      98.7                37.1      1997                N/A               10,908 Sq Ft
258             1.40     3,300,000    12/8/97      74.2                65.3      1990                N/A               25,441 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------
259             1.47     3,050,000     2/2/98      79.8                69.9      1988                N/A                  116 Units
260             1.22     3,135,000    4/24/98      77.3                60.1      1996                N/A                  104 Units
261             1.51     3,200,000     2/5/98      75.0                65.5      1985                N/A                   96 Units
262             1.51     3,250,000     6/2/98      73.8                63.9      1984                N/A               42,979 Sq Ft
263             1.57     3,300,000     4/9/98      72.6                59.4      1987                1997                  96 Rooms
-----------------------------------------------------------------------------------------------------------------------------------
264             1.68     4,000,000     1/6/98      59.8                38.7      1984                N/A               54,700 Sq Ft
265             1.29     3,560,000     2/4/98      67.2                43.5      1971                N/A                  176 Units
266             1.78     3,425,000    4/16/98      63.5                55.2      1982                N/A               42,965 Sq Ft
-----------------------------------------------------------------------------------------------------------------------------------

           Cut-off
           Sq. Ft, Unit                                                           Replacement   Annual
Control    Bed, Pad          Occupancy          Occupancy  Ownership              Reserve       TI/LC
No.        or Room ($)       Percentage (%)     Date       Interest               Deposit       Deposit
=======================================================================================================
199               27.75          100.0          1/31/98   Fee Simple                 60,661     18,513
200               16.31           87.1          1/31/98   Fee Simple                 28,364     96,996
201           17,341.04          100.0          4/25/98   Fee Simple                      -          -
202           25,000.00           94.1          5/28/98   Fee Simple                 40,569          -
203               30.95           96.4          6/18/98   Fee Simple                 28,028     60,000
-------------------------------------------------------------------------------------------------------
204           29,950.38           57.0           3/4/98   Fee Simple                  1,718          -
205               53.63           97.8          5/30/98   Fee Simple                  8,338     30,290
206            8,644.03          100.0         11/15/96   Fee Simple                      -          -
207               25.39          100.0          6/10/98   Fee Simple                      -          -
208               33.52          100.0          12/6/97   Fee Simple & Leasehold     12,000          -
-------------------------------------------------------------------------------------------------------
209           70,731.71           98.0           6/8/98   Fee Simple                  9,804          -
210               60.89          100.0           4/1/98   Fee Simple                  4,764          -
211               43.08           98.5           4/1/98   Fee Simple                 11,000     24,000
212              141.46          100.0          3/16/98   Fee Simple                  3,069     11,266
213               54.03          100.0           5/1/98   Fee Simple                  4,517          -
-------------------------------------------------------------------------------------------------------
214               86.68           99.5          3/27/98   Fee Simple                  4,926     30,000
215               25.05           91.6          5/14/98   Fee Simple                 19,999     60,000
216           44,376.99           62.1                0   Fee Simple                      -          -
217               71.33           93.0           5/1/98   Fee Simple & Leasehold     13,740     28,021
218               28.50          100.0           6/1/98   Fee Simple                 16,692          -
-------------------------------------------------------------------------------------------------------
219              124.98          100.0          5/13/98   Fee Simple                      -          -
220               92.96          100.0          11/5/97   Fee Simple                  4,491     17,735
221               64.36          100.0         11/27/96   Fee Simple                      -          -
222           24,528.38           94.0           1/1/98   Fee Simple                      -          -
223               30.37           92.6           3/1/98   Fee Simple                 27,080          -
-------------------------------------------------------------------------------------------------------
224           22,844.15          100.0          3/16/98   Fee Simple                 30,000          -
225               22.70           97.1          7/13/98   Fee Simple                 11,890     50,683
226               68.26           90.0          5/21/98   Fee Simple                  6,719     24,504
227           35,031.90           70.0          3/31/98   Fee Simple                 46,937          -
228           31,726.06           95.3          4/20/98   Fee Simple                 22,602          -
-------------------------------------------------------------------------------------------------------
229           26,942.05           96.0          4/15/98   Fee Simple                 25,000          -
230               49.43           99.0          4/21/98   Fee Simple                 26,208     50,484
231               62.05           99.7          1/31/98   Fee Simple                  7,727          -
232               51.06           92.9          2/17/98   Fee Simple                  8,958     75,619
233           21,936.43           93.4          1/31/98   Fee Simple                  5,544          -
-------------------------------------------------------------------------------------------------------
234           23,866.90           97.0          4/30/98   Fee Simple                 28,000          -
235               44.37           91.1          1/31/98   Fee Simple                  8,234          -
236              312.34          100.0           1/1/98   Fee Simple                  2,286      3,000
237           22,199.02          100.0          3/24/98   Fee Simple                 29,760          -
238           11,555.56           95.0          3/25/98   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
239               51.73          100.0%         7/10/98   Fee Simple             $   18,963   $ 50,000
240               84.56           91.5           9/1/97   Fee Simple                 39,000          -
241               23.68          100.0          6/22/98   Fee Simple                 21,576     40,000
242               74.17          100.0          2/28/98   Fee Simple                  8,913     24,105
243               39.83           85.2          2/28/98   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
244              185.70          100.0           3/5/98   Fee Simple                  2,086          -
245              183.64          100.0           1/8/96   Fee Simple                  2,086          -
246           17,087.15           92.0          1/30/98   Fee Simple                 37,248          -
247           13,368.98           97.0          4/25/98   Fee Simple                      -          -
248               81.97          100.0           2/5/98   Fee Simple                  6,710          -
-------------------------------------------------------------------------------------------------------
249              138.04          100.0           3/1/98   Fee Simple                  5,424     21,672
250              214.45           97.0          4/21/98   Fee Simple                  1,758     20,460
251               34.59           92.7           2/1/98   Fee Simple                 15,864     45,228
252           59,397.25          100.0          2/24/98   Fee Simple                  5,577          -
253           26,823.42           86.0          2/23/98   Fee Simple                 23,250          -
-------------------------------------------------------------------------------------------------------
254               16.76           96.9           5/1/98   Fee Simple                      -          -
255              225.04          100.0          1/28/98   Fee Simple                      -          -
256               57.56          100.0           5/8/98   Fee Simple                  6,444     18,348
257              226.22          100.0          10/3/97   Fee Simple                      -          -
258               96.25           98.3          4/30/98   Fee Simple                  3,780     21,600
-------------------------------------------------------------------------------------------------------
259           20,991.02           92.0           2/1/98   Fee Simple                 31,436          -
260           23,286.14           84.6          5/21/98   Fee Simple                 16,952          -
261           24,984.65           97.9         11/15/97   Fee Simple                 23,136          -
262               55.80          100.0           6/1/98   Fee Simple                  6,447          -
263           24,949.97           63.2          3/31/98   Fee Simple                 49,020          -
-------------------------------------------------------------------------------------------------------
264               43.74           94.6          1/31/98   Fee Simple                  9,355          -
265           13,593.82          100.0           2/4/98   Fee Simple                 39,600          -
266               55.36           77.0           5/2/98   Fee Simple                 12,030     40,244
-------------------------------------------------------------------------------------------------------

                                             Largest            Largest Tenant
Control                                      Tenant Area        Lease Exp.     Control
No.       Largest Tenant Name                Leased (Sq. Ft.)   Date           No.
=====================================================================================
199       Kroger                                 27,104              6/30/03   199
200       Sonic Corporation                      56,383             11/30/02   200
201                                                                            201
202                                                                            202
203       Lillian August Designs                 19,812             12/31/06   203
-------------------------------------------------------------------------------------
204                                                                            204
205       Learning Tree Store                     6,508              7/31/00   205
206       45th Street Garage Corp.                                   9/30/18   206
207       Fixture-World                         116,016              6/9/18    207
208       K Mart Corporation                     87,407             12/31/14   208
-------------------------------------------------------------------------------------
209                                                                            209
210       TSC Industries, Inc.                   19,038              3/31/09   210
211       Jitney Jungle Store                    32,000              2/28/05   211
212       Big O Tire                              4,412              4/30/06   212
213       Northwest Fabrics                      23,500             12/31/02   213
-------------------------------------------------------------------------------------
214       K & G, P.C.                             7,370              5/31/08   214
215       Tenn Dept. of Envir                    10,547              3/31/01   215
216                                                                            216
217       Reno Exercise Center                    5,107              6/30/01   217
218       Coming Attractions, Inc.               19,435              9/4/98    218
-------------------------------------------------------------------------------------
219       Sullivan, Wertz, McDade, et al         13,633              6/30/03   219
220       Computer Expo                          13,200              3/31/06   220
221       Circuit City, Inc.                     43,200             11/30/18   221
222                                                                            222
223       OWRB                                   24,712             12/31/98   223
-------------------------------------------------------------------------------------
224                                                                            224
225       Fit-N-Fun                              11,296              8/31/00   225
226       Great American Cleaners                 3,235             12/31/99   226
227                                                                            227
228                                                                            228
-------------------------------------------------------------------------------------
229                                                                            229
230       Intersoft                               8,319              4/30/99   230
231                                                                            231
232       Staffmax Corporation                    5,561              1/31/00   232
233                                                                            233
-------------------------------------------------------------------------------------
234                                                                            234
235                                                                            235
236       Payless ShoeSource, Inc.                4,261              7/31/10   236
237                                                                            237
238                                                                            238
-------------------------------------------------------------------------------------
239       Pac Bell                               25,309              1/14/02   239
240       AIDS Service Center                    17,200              3/31/07   240
241       J&J Furniture                          33,940             12/31/02   241
242       King of Glory Church                   10,077             11/1/00    242
243                                                                            243
-------------------------------------------------------------------------------------
244       Walgreens                              13,905              3/30/58   244
245       Walgreens                              13,905              9/30/16   245
246                                                                            246
247                                                                            247
248       P. McClintock / C. Hall                 2,300             10/31/00   248
-------------------------------------------------------------------------------------
249       Southland Corp.                         2,550              9/30/01   249
250       Columbian Emeralds                      4,100              8/31/98   250
251       Work Center                             4,646              9/30/99   251
252                                                                            252
253                                                                            253
-------------------------------------------------------------------------------------
254                                                                            254
255       Eckerd Corporation                     11,000              2/1/18    255
256       Silver Star Express, Inc.              10,000              7/31/03   256
257       Eckerd                                 10,908              3/31/18   257
258       Asahi Restaurant                        3,575              9/30/98   258
-------------------------------------------------------------------------------------
259                                                                            259
260                                                                            260
261                                                                            261
262       Clevland Clinic                        42,979             12/31/00   262
263                                                                            263
-------------------------------------------------------------------------------------
264                                                                            264
265                                                                            265
266       Joyner Hutcheson                        7,490              3/31/99   266
-------------------------------------------------------------------------------------

ITALICS indicate mortgage loans secured by multiple properties.

Control                        Loan
No.         Seller             Number             Property Name
========================================================================================================
267         Lehman Brothers    971223023          U-Stor Greenway
268         GMACCM             GMAC3120           Cedars Apartments
--------------------------------------------------------------------------------------------------------
269         GMACCM             GMAC2480           Manny's Music Building
270         Lehman Brothers    980317022          Smoky Hill Shopping Center
271         Lehman Brothers    980407005          Schooset Village
272         Lehman Brothers    971217065          Ranch Circle Plaza
273         Lehman Brothers    980219004          Mini-Maxi Warehouse
--------------------------------------------------------------------------------------------------------
274         Lehman Brothers    980303013          Country Hill Center
275         GMACCM             GMAC1610           Kensington Garden Apartments
276         GMACCM             GMAC1920           Central Eugene Industrial Park
277         GMACCM             GMAC2900           The Sunset Village Apartments
278         Lehman Brothers    971209071          Berkshire Manor Apartments
--------------------------------------------------------------------------------------------------------
279         Lehman Brothers    971112015          Olympus Shadows
280         Lehman Brothers    971023020          Oceanside Outparcel Building C
281         Lehman Brothers    971223022          U-Stor Bell
282         GMACCM             GMAC1890           6420 Richmond Avenue
283         Lehman Brothers    980303048          Rolling Acres Retail Center
--------------------------------------------------------------------------------------------------------
284         Lehman Brothers    980311030          Farm Credit Services
285         Lehman Brothers    980401011          Riverside Office Buiding
286         Lehman Brothers    970919012          Holiday Inn-Heritage
287         Lehman Brothers    1                  Akers Away Mobile Home Park
288         GMACCM             GMAC1970           Arrowhead Lakes Marketplace
--------------------------------------------------------------------------------------------------------
289         GMACCM             GMAC3100           Pear Orchard Village Shopping Center
290         Lehman Brothers    980106033B         Wallgarden Shopping Center
291         Lehman Brothers    980415044          Pico&Union Plaza
292         GMACCM             GMAC2490           Abrams Run Building
293         GMACCM             GMAC2701           Bayhead Mobile Home Park
--------------------------------------------------------------------------------------------------------
294         Lehman Brothers    971223029          Willow Creek Apartments
295         Lehman Brothers    980225057          Arbor Square Shopping Center
296         Lehman Brothers    971202002          Brookdale Towers
297         GMACCM             GMAC1630           Roy's Trailer Park
298         Lehman Brothers    971217043          3 Ethel Boulevard
--------------------------------------------------------------------------------------------------------
299         Lehman Brothers    11                 Green River Apartments
300         GMACCM             GMAC2500           Mid-Valley Business Center
301         GMACCM             GMAC2510           Emerald Point Apartments
302         Lehman Brothers    971112000          Times Square Townhome Apartments
303         Lehman Brothers    54                 El Rancho Drive Stowall
--------------------------------------------------------------------------------------------------------
304         Lehman Brothers    59                 Shurgard - Med Center
305         Lehman Brothers    971230018          Mesa Building
306         Lehman Brothers    25                 Statewide Self Storage
307         GMACCM             GMAC1940           1040 Sheridan Street
308         Lehman Brothers    15                 Lincoln Plaza
--------------------------------------------------------------------------------------------------------
309         Lehman Brothers    971029006          Lock-It Up Self Storage
310         Lehman Brothers    971029007          Lock-It Up Self Storage
311         Lehman Brothers    971112033          Bashas Square
312         GMACCM             GMAC1650           Marina View Office Building
313         GMACCM             GMAC1640           Eckerd - San Antonio
--------------------------------------------------------------------------------------------------------
314         GMACCM             GMAC2550           Georgetown Phase III Apartments
315         GMACCM             GMAC1660           Calabasas Junction
316         GMACCM             GMAC1900           Washington Ave. Office Building
317         Lehman Brothers    971217076          Sierra Vista
318         Lehman Brothers    971016034          Holiday Inn Express Anderson
--------------------------------------------------------------------------------------------------------
319         Lehman Brothers    971008022          Boulevard Shops at the Kentlands
320         Lehman Brothers    980127013          Woodland Square Apartments
321         Lehman Brothers    971029044          Highview Place Apartments
322         Lehman Brothers    980106032          Party City Center
323         GMACCM             GMAC2204           Green Gables Apartments
--------------------------------------------------------------------------------------------------------
324         Lehman Brothers    971230009          Richmond/Sage Shopping Center
325         Lehman Brothers    7                  Eastside Storage
326         GMACCM             GMAC1670           Eckerd - Benbrook
327         GMACCM             GMAC2600           Carmel Plaza
328         GMACCM             GMAC2551           Rosedale Estates North
--------------------------------------------------------------------------------------------------------
329         Lehman Brothers    17                 Magnolia Lane MHP
330         Lehman Brothers    980211002          5045 North 12th Street
331         Lehman Brothers    980127004          Cooper Creek Village
332         Lehman Brothers    971029012          Best Western Casablanca Inn

333         Lehman Brothers    971009032          Bell-Haun Systems/Huber Village (Eastwind-Loan Level)
--------------------------------------------------------------------------------------------------------

Control
No.       Property Type                                      Address                                        City
==================================================================================================================================
267       Self Storage                                       3916 East Greenway Road                        Phoenix
268       Multifamily                                        1029 Shawnee Street                            Savannah
----------------------------------------------------------------------------------------------------------------------------------
269       Retail - Unanchored                                156 West 48th Street                           New York
270       Retail - Unanchored                                NEC of Smoky Hill Road and Tower Road          Aurora
271       Multifamily                                        180 Schooset Street                            Pembroke
272       Retail - Unanchored                                4302 East Ray Road                             Phoenix
273       Self Storage                                       901 Santiago Drive                             Florence
----------------------------------------------------------------------------------------------------------------------------------
274       Retail - Unanchored                                SWC of 87th Street and Lackman                 Lenexa
275       Multifamily                                        1500 N. Lockwood Ridge Road                    Sarasota
276       Industrial                                         2601,2611,2621,2641 W. Fifth Ave.              Eugene
277       Multifamily                                        904 Fairway Drive                              Colton
278       Multifamily                                        101 Highway 54 Bypass                          Carrboro
----------------------------------------------------------------------------------------------------------------------------------
279       Multifamily                                        3570 South 300 East Street                     Salt Lake City
280       Retail - Anchored                                  3644-3648 Long Beach Road                      Oceanside
281       Self Storage                                       17244 North 19th Avenue                        Phoenix
282       Office                                             6420 Richmond Avenue                           Houston
283       Retail - Anchored                                  2337 Romig Road                                Akron
----------------------------------------------------------------------------------------------------------------------------------
284       Office                                             3555 Ninth Street Northwest                    Rochester
285       Office                                             6177 River Crest Drive                         Riverside
286       Hotel - Limited Service                            234 Third Avenue North                         St. Petersburg
287       Multifamily - Mobile Home Park                     4225 45th Street                               West Palm Beach
288       Retail - Unanchored                                20219 & 20265 North 59th Avenue                Glendale
----------------------------------------------------------------------------------------------------------------------------------
289       Retail - Unanchored                                1625 East County Line Road                     Jackson
290       Retail - Anchored                                  1480 N.E. Miami Gardens Drive                  Miami
291       Retail - Unanchored                                1245 South Union Avenue                        Los Angeles
292       Industrial                                         310 Hansen Access Road                         King of Prussia
293       Multifamily - Mobile Home Park                     7535 West Tennessee Street                     Tallahassee
----------------------------------------------------------------------------------------------------------------------------------
294       Multifamily                                        1029 Shive Lane                                Bowling Green
295       Retail - Unanchored                                4005-4039 Carpenter Road                       Pittsfield
296       Office                                             5701 Shingle Creek Parkway                     Brooklyn Center
297       Multifamily - Mobile Home Park                     6500 Maloney Avenue                            Stock Island
298       Industrial                                         3 Ethel Boulevard                              Wood-Ridge
----------------------------------------------------------------------------------------------------------------------------------
299       Multifamily                                        5411-5425 Highway 517                          Dickinson
300       Industrial                                         336, 366, 402 Park Ave. & 31 Duroux Lane       Basalt
301       Multifamily                                        8710 Oleander Avenue                           Fontana
302       Multifamily                                        3017 and 3097 36th Avenue South                Grand Forks
303       Self Storage                                       506 El Rancho Dr.                              Sparks
----------------------------------------------------------------------------------------------------------------------------------
304       Self Storage                                       1615 Charlottle Avenue                         Nashville
305       Office                                             5959 Richmond Avenue                           Houston
306       Self Storage                                       965 E. Peckham Lane                            Reno
307       Industrial                                         1040 Sheridan Street                           Chicopee
308       Retail - Anchored                                  2175-2181 Lincoln Street                       Rhinelander
----------------------------------------------------------------------------------------------------------------------------------
309       Self Storage                                       15 Dixon Landing Road                          Milpitas
310       Self Storage                                       10730 North Blaney Avenue                      Cupertino
311       Retail - Anchored                                  5136, 5140 & 5190 West Peoria Avenue           Glendale
312       Office                                             80 Ferry Boulevard                             Stratford
313       CTL - Retail                                       8402 Bandera Road                              San Antonio
----------------------------------------------------------------------------------------------------------------------------------
314       Multifamily                                        5640,5660,5680,5720,5740 E. River Rd           Fridley
315       Retail - Unanchored                                23504 Calabasas Road                           Calabasas
316       Office                                             8100 Washington Avenue                         Houston
317       Healthcare - Assisted Living                       13815 Rodeo Drive                              Victorville
318       Hotel - Limited Service                            103 Anderson Business Park                     Anderson
----------------------------------------------------------------------------------------------------------------------------------
319       Retail - Unanchored                                Kentlands Boulevard and Booth Street           Gaithersburg
320       Multifamily                                        250 South Sage Avenue                          Mobile
321       Multifamily                                        244 Highview Circle                            Columbus
322       Retail - Unanchored                                U.S. Highway 40 East                           Plainfield
323       Multifamily                                        7 and 11 Tonnele Avenue                        Jersey City
----------------------------------------------------------------------------------------------------------------------------------
324       Retail - Unanchored                                5201 Richmond Avenue                           Houston
325       Self Storage                                       6044 State Highway 303                         East Bremerton
326       CTL - Retail                                       8660 US-377                                    Benbrook
327       Office                                             598 West Carmel Drive                          Carmel
328       Multifamily                                        2835-2855 Rice Street                          Roseville
----------------------------------------------------------------------------------------------------------------------------------
329       Multifamily - Mobile Home Park                     2616 West Orangethorpe Ave                     Fullerton
330       Office                                             5045 North 12th Street                         Phoenix
331       Multifamily                                        4800 Burt Mar Drive                            Columbus
332       Hotel - Limited Service                            1601 North El Camino Real                      San Clemente

333       Office                                             797 & 935 Eastwind Drive                       Westerville
----------------------------------------------------------------------------------------------------------------------------------

                           Cross                                               % of Aggregate  Cumulative
Control           Zip      Collateralized  Original          Cut-off Date      Cut-off Date    % of Initial  Mortgage
No.       State   Code     Groups          Balance ($)       Balance ($)       Balance         Pool Balance  Rate (%)
=====================================================================================================================
267       AZ      85032    No                   2,390,000        2,376,682          0.09        91.16         7.3200
268       GA      31419    No                   2,400,000        2,350,542          0.09        91.26         8.8750
-----------------------------------------------------------------------------------------------------------------------
269       NY      10036    No                   2,325,000        2,319,892          0.09        91.35         7.8750
270       CO      80015    No                   2,316,000        2,312,966          0.09        91.44         7.4100
271       MA      02359    No                   2,300,000        2,298,848          0.09        91.53         7.6900
272       AZ      85044    No                   2,300,000        2,298,648          0.09        91.62         7.2000
273       SC      29501    No                   2,300,000        2,297,744          0.09        91.70         7.2700
-----------------------------------------------------------------------------------------------------------------------
274       KS      66215    No                   2,300,000        2,296,971          0.09        91.79         7.3900
275       FL      34237    No                   2,300,000        2,295,173          0.09        91.88         7.4000
276       OR      97209    No                   2,285,000        2,285,000          0.09        91.97         7.3200
277       CA      92324    No                   2,280,000        2,280,000          0.09        92.06         6.9400
278       NC      27510    No                   2,275,000        2,272,619          0.09        92.15         6.9700
-----------------------------------------------------------------------------------------------------------------------
279       UT      84115    No                   2,263,000        2,258,541          0.09        92.24         7.2100
280       NY      11572    No                   2,250,000        2,246,576          0.09        92.33         7.3900
281       AZ      85023    No                   2,250,000        2,237,462          0.09        92.41         7.3200
282       TX      77057    No                   2,200,000        2,200,000          0.09        92.50         7.3300
283       OH      44320    No                   2,200,000        2,197,022          0.09        92.59         7.2800
-----------------------------------------------------------------------------------------------------------------------
284       MN      55901    No                 $ 2,200,000      $ 2,197,015          0.09%       92.67%        7.2700%
285       CA      92507    No                   2,175,000        2,172,165          0.08        92.76         7.4300
286       FL      33701    No                   2,175,000        2,168,426          0.08        92.84         7.5000
287       FL      33407    No                   2,175,000        2,168,038          0.08        92.92         7.2100
288       AZ      85027    No                   2,160,000        2,156,469          0.08        93.01         6.8600
-----------------------------------------------------------------------------------------------------------------------
289       MS      39211    No                   2,300,000        2,148,532          0.08        93.09         9.0400
290       FL      33179    No                   2,150,000        2,143,332          0.08        93.18         7.3700
291       CA      90015    No                   2,140,000        2,138,765          0.08        93.26         7.2600
292       PA      19406    No                   2,100,000        2,100,000          0.08        93.34         7.0300
293       FL      32304    No                   2,100,000        2,100,000          0.08        93.42         6.3500
-----------------------------------------------------------------------------------------------------------------------
294       KY      42103    No                   2,100,000        2,098,699          0.08        93.51         7.0300
295       MI      48108    No                   2,100,000        2,097,108          0.08        93.59         7.2100
296       MN      55430    No                   2,100,000        2,095,873          0.08        93.67         7.2200
297       FL      33040    No                   2,100,000        2,093,543          0.08        93.75         7.3700
298       NJ      07075    No                   2,100,000        2,091,556          0.08        93.83         7.6100
-----------------------------------------------------------------------------------------------------------------------
299       TX      77539    No                   2,080,000        2,077,128          0.08        93.91         7.2000
300       CO      81621    No                   2,050,000        2,048,709          0.08        93.99         7.3800
301       CA      92334    No                   2,040,000        2,040,000          0.08        94.07         6.9500
302       ND      58201    No                   2,000,000        1,996,070          0.08        94.15         7.2200
303       NV      89431    No                   2,000,000        1,996,036          0.08        94.23         7.7500
-----------------------------------------------------------------------------------------------------------------------
304       TN      37203    No                   2,000,000        1,995,642          0.08        94.31         7.2500
305       TX      77057    No                   2,000,000        1,991,215          0.08        94.38         7.2400
306       NV      89502    No                   1,950,000        1,945,962          0.08        94.46         7.5200
307       MA      01022    No                   1,900,000        1,898,092          0.07        94.53         7.5000
308       WI      54501    No                   1,900,000        1,896,234          0.07        94.61         7.7500
-----------------------------------------------------------------------------------------------------------------------
309       CA      95035    No                   1,900,000        1,894,058          0.07        94.68         7.1000
310       CA      95014    No                   1,900,000        1,894,058          0.07        94.76         7.1000
311       AZ      85302    No                   1,875,000        1,865,899          0.07        94.83         7.5200
312       CT      06497    No                   1,850,000        1,847,350          0.07        94.90         7.5000
313       TX      78240    No                   1,850,000        1,843,049          0.07        94.97         7.0500
-----------------------------------------------------------------------------------------------------------------------
314       MN      55402    No                   1,850,000        1,839,056          0.07        95.04         6.5700
315       CA      91302    No                   1,837,500        1,834,764          0.07        95.12         7.5000
316       TX      77007    No                   1,825,000        1,821,179          0.07        95.19         7.4100
317       CA      92392    No                   1,800,000        1,796,731          0.07        95.26         7.5100
318       SC      29621    No                   1,800,000        1,796,582          0.07        95.33         7.9700
-----------------------------------------------------------------------------------------------------------------------
319       MD      20878    No                   1,800,000        1,796,575          0.07        95.40         7.3400
320       AL      36606    No                   1,800,000        1,796,281          0.07        95.47         7.0300
321       OH      43207    No                   1,797,890        1,794,471          0.07        95.54         7.3900
322       IN      46168    No                   1,780,000        1,777,591          0.07        95.61         7.2800
323       NJ      07306    No                   1,760,000        1,760,000          0.07        95.67         6.9000
-----------------------------------------------------------------------------------------------------------------------
324       TX      77056    No                   1,755,000        1,751,615          0.07        95.74         7.2900
325       WA      98311    No                   1,750,000        1,744,992          0.07        95.81         7.7700
326       TX      76126    No                   1,750,000        1,743,425          0.07        95.88         7.0500
327       IN      46032    No                   1,715,000        1,715,000          0.07        95.95         7.2500
328       MN      55113    No                   1,700,000        1,689,944          0.07        96.01         6.5700
-----------------------------------------------------------------------------------------------------------------------
329       CA      92633    No                 $ 1,680,000      $ 1,677,726          0.07%       96.08%        7.2800%
330       AZ      85014    No                   1,675,000        1,675,000          0.07        96.14         7.0300
331       GA      31907    LB-2                 1,660,000        1,654,224          0.06        96.21         7.4300
332       CA      92672    No                   1,650,000        1,646,730          0.06        96.27         7.7500

333       OH      43081    No                   1,650,000        1,641,716          0.06        96.34         7.3700
-----------------------------------------------------------------------------------------------------------------------

        Master                  Interest                             Original      Remaining     Term to   Term to   Original
Control Servicing   Servicing   Accrual   Amortization               Interest-Only Interest-Only Maturity  Maturity  Amortization
No.     Fee         Fee         Method    Type                       Period (Mos.) Period (Mos.) (Mos.)    (Mos.)    Term (Mos.)
=================================================================================================================================
267                             30/360    Fully Amortizing                      0             0       240       237          240
268                             30/360    Balloon                               0             0       120        99          300
---------------------------------------------------------------------------------------------------------------------------------
269                             Act/360   Balloon                               0             0       120       119          204
270                             Act/360   Balloon                               0             0       120       118          360
271                             Act/360   Balloon                               0             0       120       119          360
272                             Act/360   Balloon                               0             0       120       119          360
273                             Act/360   Balloon                               0             0       120       119          300
---------------------------------------------------------------------------------------------------------------------------------
274                             Act/360   Balloon                               0             0       120       118          360
275                             Act/360   Balloon                               0             0       120       117          360
276                             30/360    Balloon                               0             0       180       180          360
277                             Act/360   Balloon                               0             0       120       120          360
278                             Act/360   Balloon                               0             0       180       179          300
---------------------------------------------------------------------------------------------------------------------------------
279                             Act/360   Balloon                               0             0       120       117          360
280                             30/360    Balloon                               0             0       120       118          360
281                             30/360    Fully Amortizing                      0             0       240       237          240
282                             Act/360   Balloon                               0             0        84        84          360
283                             Act/360   Balloon                               0             0       120       118          360
---------------------------------------------------------------------------------------------------------------------------------
284                             Act/360   Balloon                               0             0       144       142          360
285                             Act/360   Balloon                               0             0       120       118          360
286                             Act/360   Balloon                               0             0       120       117          300
287                             Act/360   Balloon                               0             0       120       117          300
288                             Act/360   Balloon                               0             0       120       118          360
---------------------------------------------------------------------------------------------------------------------------------
289                             30/360    Fully Amortizing                      0             0       180       157          180
290                             Act/360   Balloon                               0             0       240       237          300
291                             Act/360   Balloon                               0             0       120       119          360
292                             Act/360   Fully Amortizing                      0             0       300       300          300
293                             Act/360   Hyperamortizing                       0             0       126       126          360
---------------------------------------------------------------------------------------------------------------------------------
294                             Act/360   Balloon                               0             0       120       119          360
295                             Act/360   Balloon                               0             0       120       118          360
296                             Act/360   Balloon                               0             0       120       117          360
297                             30/360    Balloon                               0             0       120       116          360
298                             Act/360   Balloon                               0             0       240       237          264
---------------------------------------------------------------------------------------------------------------------------------
299                             Act/360   Balloon                               0             0       120       118          360
300                             Act/360   Balloon                               0             0       120       119          360
301                             Act/360   Balloon                               0             0       120       120          360
302                             Act/360   Balloon                               0             0       120       117          360
303                             Act/360   Balloon                               0             0       120       118          300
---------------------------------------------------------------------------------------------------------------------------------
304                             Act/360   Balloon                               0             0       120       118          300
305                             Act/360   Hyperamortizing                       0             0       120       116          300
306                             Act/360   Balloon                               0             0       120       118          300
307                             Act/360   Balloon                               0             0       120       119          300
308                             Act/360   Balloon                               0             0       120       118          300
---------------------------------------------------------------------------------------------------------------------------------
309                             30/360    Fully Amortizing                      0             0       180       179          180
310                             30/360    Fully Amortizing                      0             0       180       179          180
311                             Act/360   Hyperamortizing                       0             0       120       113          360
312                             Act/360   Balloon                               0             0       120       118          360
313                             Act/360   Fully Amortizing                      0             0       240       238          240
---------------------------------------------------------------------------------------------------------------------------------
314                             30/360    Fully Amortizing                      0             0       120       119          120
315                             30/360    Balloon                               0             0       120       118          360
316                             Act/360   Balloon                               0             0        84        81          360
317                             Act/360   Balloon                               0             0       120       117          360
318                             Act/360   Balloon                               0             0       120       118          300
---------------------------------------------------------------------------------------------------------------------------------
319                             Act/360   Balloon                               0             0       120       117          360
320                             Act/360   Balloon                               0             0       120       117          360
321                             Act/360   Hyperamortizing                       0             0       178       175          359
322                             Act/360   Balloon                               0             0       144       142          360
323                             Act/360   Balloon                               0             0       120       120          360
---------------------------------------------------------------------------------------------------------------------------------
324                             Act/360   Balloon                               0             0       120       117          360
325                             Act/360   Balloon                               0             0       120       117          300
326                             Act/360   Fully Amortizing                      0             0       240       238          240
327                             Act/360   Balloon                               0             0       132       132          360
328                             30/360    Fully Amortizing                      0             0       120       119          120
---------------------------------------------------------------------------------------------------------------------------------
329                             Act/360   Balloon                               0             0       120       118          360
330                             Act/360   Balloon                               0             0       120       120          360
331                             30/360    Fully Amortizing                      0             0       300       297          300
332                             Act/360   Balloon                               0             0       180       178          300

333                             Act/360   Hyperamortizing                       0             0       120       113          360
---------------------------------------------------------------------------------------------------------------------------------

          Remaining                                                                                                   Underwritten
Control   Amortization    Origination   Maturity   Balloon                                           Annual           Net
No.       Term (Mos.)     Date          or ARD     Balance ($)  Prepayment Provisions                Debt Service ($) Cash Flow ($)
===================================================================================================================================
267              237           4/17/98   5/1/18             -   L(7),YM1%(12.75),O(.25)                    227,898         301,267
268              279          10/31/96  11/1/06     1,980,016   L(2),YM1%(7.5),O(.5)                       239,228         385,494
-----------------------------------------------------------------------------------------------------------------------------------
269              203           6/12/98   7/1/08     1,339,598   L(2.083),D(7.417),O(.5)                    250,488         322,282
270              358           5/28/98   6/1/08     2,041,851   L(5),D(4.75),O(.25)                        192,616         258,719
271              359           7/1/98    7/1/08     2,042,298   L(4),D(5.75),O(.25)                        196,587         264,535
272              359           7/1/98    7/1/08     2,017,072   L(4),D(5.75),O(.25)                        187,346         283,392
273              299           6/22/98   7/1/08     1,855,882   L(4),D(5.75),O(.25)                        199,851         313,892
-----------------------------------------------------------------------------------------------------------------------------------
274              358           5/26/98   6/1/08     2,026,713   L(4),D(5.75),O(.25)                        190,909         256,171
275              357           4/30/98   5/1/08     1,996,823   L(2.25),D(7.25),O(.5)                      193,169         241,620
276              360           7/16/98   8/1/13     1,712,059   YM1%(14.5),O(.5)                           188,356         260,987
277              360           7/15/98   8/10/08    1,958,594   L(2),D(7.5),O(.5)                          182,793         300,630
278              299           6/8/98    7/1/13     1,437,327   L(7),D(7.75),O(.25)                        192,429         276,070
-----------------------------------------------------------------------------------------------------------------------------------
279              357           4/27/98   5/1/08     1,985,201   L(4),YM1%(5.75),O(.25)                     184,516         258,284
280              358           5/5/98    6/1/08     1,948,126   L(4),D(5.75),O(.25)                        186,758         244,721
281              237           4/17/98   5/1/18             -   L(7),YM1%(12.75),O(.25)                    214,548         298,222
282              360           7/2/98    8/1/05     2,018,597   L(2),D(4.5),O(.5)                          183,462         251,318
283              358           5/20/98   6/1/08     1,933,139   L(4),D(5.75),O(.25)                        180,632         234,901
-----------------------------------------------------------------------------------------------------------------------------------
284              358           5/28/98   6/1/10   $ 1,851,049   L(6),D(5.75),O(.25)                      $ 180,453       $ 270,525
285              358           5/11/98   6/1/08     1,918,515   L(4),D(5.75),O(.25)                        181,246         247,359
286              297           4/16/98   5/1/08     1,767,368   L(4),YM1%(5.75),O(.25), or DEF             192,877         313,750
287              297           4/8/98    5/1/08     1,751,856   L(5),YM1%(4.5),O(.5)                       187,980         235,906
288              358           5/15/98   6/1/08     1,851,967   L(2.167),D(7.333),O(.5)                    171,763         246,357
-----------------------------------------------------------------------------------------------------------------------------------
289              157           8/19/96   9/1/11             -   L(5),YM1%(5),O(5)                          280,595         561,213
290              297           4/2/98    5/1/18       876,129   L(10),D(9.75),O(.25)                       188,483         251,774
291              359           6/4/98    7/1/08     1,879,678   L(4),D(5.75),O(.25)                        175,357         247,416
292              300           7/15/98   8/10/23            -   YM1%(13),3(1),2(1),1(9.5),O(.5)            180,252         229,416
293              360           7/13/98   2/10/09    1,756,115   L(2),D(7.75),O(.75)                        158,337         201,842
-----------------------------------------------------------------------------------------------------------------------------------
294              359           6/5/98    7/1/08     1,833,472   L(4),D(5.5),O(.5)                          168,164         232,418
295              358           5/28/98   6/1/08     1,841,931   L(4),D(5.75),O(.25)                        171,225         249,612
296              357           4/6/98    5/1/08     1,842,688   L(4),YM1%(5.75),O(.25)                     171,396         267,517
297              356           3/13/98   4/1/08     1,817,438   YM1%(9.5),O(.5)                            173,964         274,759
298              261           4/6/98    5/1/18       452,636   L(9),D(10.75),O(.25)                       196,920         256,692
-----------------------------------------------------------------------------------------------------------------------------------
299              358           5/29/98   6/1/08     1,823,916   L(2.16),D(7.59),O(.25)                     169,425         216,421
300              359           6/23/98   7/1/08     1,778,983   L(2.083),D(7.417),O(.5)                    171,826         250,625
301              360           7/8/98    8/10/08    1,752,842   L(2),D(7.5),O(.5)                          163,718         238,137
302              357           4/22/98   5/1/08     1,754,942   L(5),D(4.75),O(.25)                        163,234         230,957
303              298           6/4/98    6/11/08    1,636,975   L(2.17),D(7.33),O(.5)                      181,279         269,810
-----------------------------------------------------------------------------------------------------------------------------------
304              298           5/29/98   6/1/08     1,612,596   L(5),YM1%(4.75),O(.25)                     173,474         266,306
305              296           3/13/98   4/1/08     1,612,160   L(4),D(5.75),O(.25)                        173,319         230,150
306              298           5/21/98   6/1/08     1,585,191   L(5),YM1%(4.75),O(.25)                     173,228         262,809
307              299           6/5/98    7/1/08     1,519,189   L(2.083),D(7.417),O(.5)                    170,143         219,190
308              298           5/21/98   6/11/08    1,550,819   L(2.17),D(7.58),O(.25)                     172,215         221,390
-----------------------------------------------------------------------------------------------------------------------------------
309              179           6/29/98   7/1/13             -   L(7),D(7.75),O(.25)                        206,210         333,918
310              179           6/29/98   7/1/13             -   L(7),D(7.75),O(.25)                        206,210         394,898
311              353          12/30/97   1/1/08     1,656,723   L(4),YM1%(5.5),O(.5)                       157,632         216,318
312              358           5/26/98   6/1/08     1,609,709   L(2.167),D(7.333),O(.5)                    156,903         181,786
313              238           5/4/98    6/1/18             -   L(2.167),D(17.333),O(.5)                   174,170         184,990
-----------------------------------------------------------------------------------------------------------------------------------
314              119           6/30/98   7/1/08             -   L(2.083),D(7.417),O(.5)                    252,868         473,717
315              358           5/20/98   6/10/08    1,594,857   YM1%(9.5),O(.5)                            154,177         209,382
316              357           4/17/98   5/1/05     1,676,493   L(2.25),D(4.25),O(.5)                      153,427         198,541
317              357           5/1/98    5/1/08     1,591,210   L(4),D(5.75),O(.25)                        151,178         248,620
318              298           5/21/98   6/1/08     1,482,763   L(4),YM1%(5.75),O(.25)                     166,283         249,348
-----------------------------------------------------------------------------------------------------------------------------------
319              357           4/28/98   5/1/08     1,584,348   L(4),D(5.75),O(.25)                        148,671         192,609
320              357           4/3/98    5/1/08     1,571,594   L(4),D(5.75),O(.25)                        144,141         223,444
321              356           4/30/98   3/1/13     1,403,160   L(3.833),D(10.75),O(.25)                   149,407         188,736
322              358           5/29/98   6/1/10     1,498,156   L(4),D(7.75),O(.25)                        146,148         213,009
323              360           7/9/98    8/1/08     1,510,457   L(2),D(7.5),O(.5)                          140,527         192,369
-----------------------------------------------------------------------------------------------------------------------------------
324              357           4/15/98   5/1/08     1,542,753   L(4),D(5.75),O(.25)                        144,238         193,427
325              297           4/30/98   5/1/08     1,433,484   L(5),YM1%(4.75),O(.25)                     158,895         216,491
326              238           5/4/98    6/1/18             -   L(2.167),D(17.333),O(.5)                   164,756         175,617
327              360           7/10/98   8/1/09     1,449,983   L(2),D(8.5),O(.5)                          141,877         192,172
328              119           6/30/98   7/1/08             -   L(2.083),D(7.417),O(.5)                    232,365         432,690
-----------------------------------------------------------------------------------------------------------------------------------
329              358           5/19/98   6/1/08   $ 1,476,215   L(5),YM1%(4.75),O(.25)                   $ 137,937       $ 193,520
330              360           7/6/98    8/1/08     1,462,202   L(4.5),D(5.25).O(.25)                      134,131         182,004
331              297           4/30/98   5/1/23             -   L(15),D(9.75),O(.25)                       146,301         206,397
332              298           5/7/98    6/1/13     1,085,855   L(7),D(7.5),O(.5)                          149,555         235,558

333              353          12/12/97   1/1/08     1,452,413   L(4),D(5.75),O(.25)                        136,686         224,426
-----------------------------------------------------------------------------------------------------------------------------------

          Underwritten                            Cut-off      Scheduled                                             Sq. Ft, Units
Control   NCF           Appraised   Appraisal     Date         Maturity or ARD   Year                Year            Beds, Pads
No.       DSCR (x)      Value ($)   Date          LTV (%)      Date LTV(%)       Built               Renovated       or Rooms
====================================================================================================================================
267             1.32     3,400,000     1/8/98      69.9                 0.0      1995                N/A                61,200 Sq Ft
268             1.61     3,750,000    6/16/98      62.7                52.8      1981                1995                  144 Units
------------------------------------------------------------------------------------------------------------------------------------
269             1.29     3,100,000   11/11/97      74.8                43.2      1922                1969               14,148 Sq Ft
270             1.34     3,400,000    4/15/98      68.0                60.1      1997                1997               20,047 Sq Ft
271             1.35     2,875,000     5/1/97      80.0                71.0      1996                N/A                    38 Units
272             1.51     3,085,000    4/23/98      74.5                65.4      1997                N/A                20,974 Sq Ft
273             1.57     3,100,000    3/19/98      74.1                59.9      1978                1990               84,975 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
274             1.34     3,100,000    2/20/98      74.1                65.4      1984,88             N/A                39,995 Sq Ft
275             1.25     2,950,000     3/4/98      77.8                67.7      1963-1972           N/A                    93 Units
276             1.39     3,360,000     1/9/98      68.0                51.0      1979/80             N/A               107,450 Sq Ft
277             1.64     2,950,000    5/12/98      77.3                66.4      1988                1997                  100 Units
278             1.43     3,625,000     1/2/98      62.7                39.7      1976                N/A                   104 Units
------------------------------------------------------------------------------------------------------------------------------------
279             1.40     2,900,000   11/24/97      77.9                68.5      1972                1996                   63 Units
280             1.31     3,100,000    11/1/97      72.5                62.8      1994                N/A                12,000 Sq Ft
281             1.39     3,300,000     1/8/98      67.8                 0.0      1997                N/A                65,200 Sq Ft
282             1.59     3,100,000    3/25/98      70.4                61.0      1979                                   77,044 Sq Ft
283             1.30     2,800,000     4/8/98      78.5                69.0      1982                N/A                46,311 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
284             1.50 x $ 2,600,000    4/17/98      84.5%               71.2%     1997/98             N/A                34,678 Sq Ft
285             1.36     2,900,000    3/25/98      74.9                66.2      1989                N/A                25,558 Sq Ft
286             1.63     3,050,000   12/11/97      71.1                58.0      1926                1987                   71 Rooms
287             1.25     2,919,000    1/16/98      74.3                60.0      1969                N/A                   153 Pads
288             1.43     3,095,000    4/17/98      69.7                59.8      1997                N/A                20,360 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
289             2.00     4,520,000     7/1/98      47.5                 0.0      1985                                   76,626 Sq Ft
290             1.34     2,870,000     1/7/98      74.7                30.5      1991                N/A                20,824 Sq Ft
291             1.41     2,900,000    2/25/98      73.8                64.8      1982                N/A                17,110 Sq Ft
292             1.27     2,850,000     6/1/98      73.7                 0.0      1995                N/A                45,483 Sq Ft
293             1.27     3,200,000     5/1/98      65.6                54.9      1971                N/A                   238 Pads
------------------------------------------------------------------------------------------------------------------------------------
294             1.38     2,800,000    3/18/98      75.0                65.5      1976                N/A                   120 Units
295             1.46     2,800,000     2/5/98      74.9                65.8      1989                N/A                27,806 Sq Ft
296             1.56     3,450,000     2/1/98      60.8                53.4      1972                N/A                62,246 Sq Ft
297             1.58     3,000,000     1/2/98      69.8                60.6      1958                N/A                   103 Pads
298             1.30     2,900,000     2/9/98      72.1                15.6      1977                N/A                65,700 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
299             1.28     2,600,000     4/1/98      79.9                70.2      1995                1998                   48 Units
300             1.46     3,000,000    4/16/98      68.3                59.3      1988 - 1993         N/A                43,475 Sq Ft
301             1.45     2,580,000    5/13/98      79.1                67.9      1987                N/A                    84 Units
302             1.41     2,550,000   12/15/97      78.3                68.8      1997                N/A                    32 Units
303             1.49     2,820,000    4/27/98      70.8                58.1      1977-90                                86,512 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
304             1.54     3,000,000     3/9/98      66.5                53.8      1995                                   59,165 Sq Ft
305             1.33     2,800,000    2/15/98      71.1                57.6      1984                N/A                28,974 Sq Ft
306             1.52     2,570,000    2/26/98      75.7                61.7      1985                                    1,232 Units
307             1.29     2,530,000    4/13/98      75.0                60.1      1984                N/A                74,500 Sq Ft
308             1.29     2,700,000    3/16/98      70.2                57.4      1993-94                                45,794 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
309             1.62     3,260,000     1/1/98      58.1                 0.0      1983                N/A                53,289 Sq Ft
310             1.92     3,750,000     1/1/98      50.5                 0.0      1980                N/A                43,399 Sq Ft
311             1.37     2,500,000    8/27/97      74.6                66.3      1986-1987           N/A                45,619 Sq Ft
312             1.16     2,500,000    3/26/98      73.9                64.4      1948                1988-1994          33,380 Sq Ft
313             1.06     2,200,000    2/20/98      83.8                 0.0      1997                N/A                10,908 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
314             1.87     6,700,000    5/11/98      27.5                 0.0      1972                N/A                   210 Units
315             1.36     2,450,000    12/5/97      74.9                65.1      1980, 1993, 1995    N/A                 8,365 Sq Ft
316             1.29     2,600,000    3/12/98      70.1                64.5      1980                N/A                44,095 Sq Ft
317             1.64     3,000,000    1/22/98      59.9                53.0      1990                N/A                    50 Units
318             1.50     2,400,000     1/1/98      74.9                61.8      1995                N/A                    64 Rooms
------------------------------------------------------------------------------------------------------------------------------------
319             1.30     2,450,000     3/1/97      73.3                64.7      1997                N/A                11,864 Sq Ft
320             1.55     2,250,000    2/11/98      79.8                69.9      1974                N/A                   128 Units
321             1.26     2,200,000   11/25/97      81.6                63.8      1996                N/A                    60 Units
322             1.46     2,400,000    1/14/98      74.1                62.4      1990                N/A                17,636 Sq Ft
323             1.37     2,200,000    4/27/98      80.0                68.7      1901                1930's                 88 Units
------------------------------------------------------------------------------------------------------------------------------------
324             1.34     2,250,000     3/5/98      77.9                68.6      1996                N/A                12,041 Sq Ft
325             1.36     2,300,000    2/17/98      75.9                62.3      1978,89                                   518 Units
326             1.07     2,090,000    2/20/98      83.4                 0.0      1997                N/A                10,908 Sq Ft
327             1.35     2,290,000    5/12/98      74.9                63.3      1998                N/A                22,185 Sq Ft
328             1.86     6,200,000    5/11/98      27.3                 0.0      1971                N/A                   180 Units
------------------------------------------------------------------------------------------------------------------------------------
329             1.40 x $ 2,240,000    2/13/98      74.9%               65.9%     1965                                       48 Pads
330             1.36     2,325,000     6/1/98      72.0                62.9      1964                1997               26,771 Sq Ft
331             1.41     2,075,000    2/12/98      79.7                 0.0      1973/1977           N/A                    61 Units
332             1.58     2,600,000     3/4/98      63.3                41.8      1988                N/A                    42 Rooms

333             1.64     2,800,000   11/14/97      58.6                51.9      1977/81             N/A                41,070 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------

           Cut-off
           Sq. Ft, Unit                                                           Replacement   Annual
Control    Bed, Pad          Occupancy          Occupancy  Ownership              Reserve       TI/LC
No.        or Room ($)       Percentage (%)     Date       Interest               Deposit       Deposit
=======================================================================================================
267               38.83          100.0          1/25/98   Fee Simple                  3,600          -
268           16,323.21           94.0         12/31/97   Fee Simple                 28,800          -
-------------------------------------------------------------------------------------------------------
269              163.97          100.0           6/8/98   Fee Simple                  4,812     30,000
270              115.38           93.7           7/9/98   Fee Simple                  2,015      6,970
271           60,496.01          100.0           5/1/98   Fee Simple                  8,550          -
272              109.60           93.9          5/19/98   Fee Simple                  3,148     17,792
273               27.04           93.0          3/19/98   Fee Simple                  4,290          -
-------------------------------------------------------------------------------------------------------
274               57.43           90.0          3/30/98   Fee Simple                  8,004     17,871
275           24,679.28           97.0          4/15/98   Fee Simple                 23,250          -
276               21.27          100.0           6/1/98   Fee Simple                 10,745          -
277           22,800.00           99.0          4/30/98   Fee Simple                 20,600          -
278           21,852.10           93.3          2/26/98   Fee Simple                 31,512          -
-------------------------------------------------------------------------------------------------------
279           35,849.85           96.8         12/29/97   Fee Simple                 19,644          -
280              187.21          100.0           4/1/98   Fee Simple                  1,800      8,724
281               34.32           90.8          1/25/98   Fee Simple                  3,600          -
282               28.56           89.0           7/1/98   Fee Simple                 16,179     32,627
283               47.44          100.0          3/17/98   Fee Simple                  6,947     16,672
-------------------------------------------------------------------------------------------------------
284               63.35          100.0%         6/22/98   Fee Simple             $   12,600   $ 12,600
285               84.99          100.0           4/3/98   Fee Simple                  3,880     22,176
286           30,541.22           67.5         12/31/97   Fee Simple                 46,812          -
287           14,170.18           94.0          1/16/98   Fee Simple                  8,429          -
288              105.92           93.0          3/30/98   Fee Simple                  3,053          -
-------------------------------------------------------------------------------------------------------
289               28.04           84.0          4/15/98   Fee Simple                  7,680          -
290              102.93          100.0          2/11/98   Fee Simple                  2,253      4,860
291              125.00           93.6           4/8/98   Fee Simple                  2,567     18,440
292               46.17          100.0           6/8/98   Fee Simple                      -          -
293            8,823.53           84.0          4/25/98   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
294           17,489.16           98.3          3/25/98   Fee Simple                 35,520          -
295               75.42           88.1           4/1/98   Fee Simple                  2,781     21,284
296               33.67           87.3           4/6/98   Fee Simple                 18,674          -
297           20,325.66          100.0          4/16/98   Fee Simple                  1,648          -
298               31.83          100.0          12/1/97   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
299           43,273.50           95.8          4/21/98   Fee Simple                  6,869     13,738
300               47.12           97.0          6/16/98   Fee Simple                  6,546          -
301           24,285.71           95.0          4/30/98   Fee Simple                 21,000          -
302           62,377.17          100.0           3/2/98   Fee Simple                  6,400          -
303               23.07           95.0          5/31/98   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
304               33.73           71.5         11/30/97   Fee Simple                      -          -
305               68.72          100.0          1/23/98   Fee Simple                  6,431     25,893
306            1,579.51           80.0           3/8/98   Fee Simple                  6,055          -
307               25.48          100.0          5/15/98   Fee Simple                  7,450     15,816
308               41.41           95.6           5/1/98   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
309               35.54           97.0           3/1/98   Fee Simple                  3,730          -
310               43.64          100.0           7/6/98   Fee Simple                  9,113          -
311               40.90           93.4          6/10/98   Fee Simple                 13,879     36,000
312               55.34          100.0           4/1/98   Fee Simple                  6,676     33,000
313              168.96          100.0           3/2/98   Fee Simple                  1,636          -
-------------------------------------------------------------------------------------------------------
314            8,757.41           98.0          6/26/98   Fee Simple                      -          -
315              219.34          100.0          3/11/98   Fee Simple                  2,342          -
316               41.30          100.0           4/1/98   Fee Simple                 11,464     23,123
317           35,934.61           94.0          3/31/98   Fee Simple                 14,400          -
318           28,071.59           69.1         10/31/97   Fee Simple                 34,132          -
-------------------------------------------------------------------------------------------------------
319              151.43           82.3          3/16/98   Fee Simple                  1,780     10,725
320           14,033.44           98.4           2/1/98   Fee Simple                 32,128          -
321           29,907.85           98.3          3/23/98   Fee Simple                  9,900          -
322              100.79          100.0           4/9/98   Fee Simple                  1,764      8,100
323           20,000.00           96.0          5/20/98   Fee Simple                 22,000          -
-------------------------------------------------------------------------------------------------------
324              145.47          100.0          3/18/98   Fee Simple                  1,806      6,864
325            3,368.71           94.0          1/30/98   Fee Simple                 12,000          -
326              159.83          100.0           3/2/98   Fee Simple                  1,636          -
327               77.30          100.0          7/17/98   Fee Simple                  2,220     10,000
328            9,388.58           99.0          6/26/98   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
329           34,952.63          100.0%          3/1/98   Fee Simple              $   5,779   $      -
330               62.57           93.7           5/1/98   Fee Simple                  5,451     24,290
331           27,118.42           98.4          2/22/98   Fee Simple                 15,250          -
332           39,207.85           66.2         12/31/97   Fee Simple                 27,086          -

333               39.97           93.5          7/17/98   Fee Simple                 12,972     24,996
-------------------------------------------------------------------------------------------------------

                                             Largest            Largest Tenant
Control                                      Tenant Area        Lease Exp.     Control
No.       Largest Tenant Name                Leased (Sq. Ft.)   Date           No.
=====================================================================================
267                                                                            267
268                                                                            268
-------------------------------------------------------------------------------------
269       Manny's Musical                        14,148              6/30/18   269
270       Columbia Health/ONE, LLC                5,670              2/28/00   270
271                                                                            271
272       Madison Ave. Hair Salon                 3,900             11/20/02   272
273                                                                            273
-------------------------------------------------------------------------------------
274       Sherwin Williams                        5,625              7/1/03    274
275                                                                            275
276       Cronin Company                         17,450             10/31/99   276
277                                                                            277
278                                                                            278
-------------------------------------------------------------------------------------
279                                                                            279
280       C.W.P.W.                                8,000              7/1/04    280
281                                                                            281
282       Cook Inlet Radio Partners               4,870              8/14/99   282
283       Marc Glassman, Inc.                    36,237             10/31/04   283
-------------------------------------------------------------------------------------
284       Farm Credit Services                   15,240             12/8/07    284
285       Cross Country Wireless                 12,983              3/31/01   285
286                                                                            286
287                                                                            287
288       Video Update                            6,697              3/31/08   288
-------------------------------------------------------------------------------------
289       Red, Hot & Blue                         9,767             10/31/03   289
290       Walgreen Co.                           13,824              6/30/31   290
291       Adelita Food/ Panderia Restaurant       6,000              7/31/02   291
292       Betson Coin Op.                        16,767              1/31/05   292
293                                                                            293
-------------------------------------------------------------------------------------
294                                                                            294
295       Rider's, Inc.                           3,444              9/14/02   295
296       High Tech Institute                    10,573              2/28/03   296
297                                                                            297
298       President Container, Inc.              65,700             11/30/17   298
-------------------------------------------------------------------------------------
299                                                                            299
300       Self-Storage Facility                  29,625              6/30/98   300
301                                                                            301
302                                                                            302
303                                                                            303
-------------------------------------------------------------------------------------
304                                                                            304
305       Media Ent/Spot City                     6,908              9/30/01   305
306                                                                            306
307       Regency Warehousing & Dist.Inc         74,500              5/31/13   307
308       JC Penny                               22,954              3/31/09   308
-------------------------------------------------------------------------------------
309                                                                            309
310                                                                            310
311       Basha's (Shadow)                                                     311
312       STV/Seelye Stevenson, et al             7,497              1/31/00   312
313       Eckerd Corporation                     10,908              9/30/17   313
-------------------------------------------------------------------------------------
314                                                                            314
315       Fin's Creekside Restaurant              3,500              4/30/05   315
316       State of Texas-Dept. of Trans.         26,767              5/31/02   316
317                                                                            317
318                                                                            318
-------------------------------------------------------------------------------------
319       Kentlands Veterinary Hospital, P.C.     1,954              1/31/03   319
320                                                                            320
321                                                                            321
322       Party City Corp.                       12,036             10/31/07   322
323                                                                            323
-------------------------------------------------------------------------------------
324       Ruichi's Taqueria                       3,600              1/1/07    324
325                                                                            325
326       Eckerd Corporation                     10,908             11/25/17   326
327       Coldwell Banker                         8,596              6/14/08   327
328                                                                            328
-------------------------------------------------------------------------------------
329                                                                            329
330       Nobeus Property Mgmt                    4,238              2/28/02   330
331                                                                            331
332                                                                            332

333       Bell-Haun - BTS, CEL                   15,300             12/31/02   333
-------------------------------------------------------------------------------------

ITALICS indicate mortgage loans secured by multiple properties.

Control                        Loan
No.         Seller             Number             Property Name
========================================================================================================
333a        Lehman Brothers    971009032A         Bell-Haun Systems (Eastwind-Property Level)
333b        Lehman Brothers    971009032B         Huber Village Professional Center (Eastwind-Prop. Level)

334         GMACCM             GMAC2610           Robert Blake Building
335         GMACCM             GMAC1700           9 Commonwealth Avenue
336         Lehman Brothers    980311049          Central Self-Storage Facility (Eugene)
--------------------------------------------------------------------------------------------------------
337         Lehman Brothers    980204031          Terrace Apartments
338         GMACCM             GMAC1710           Arbor View Apartments
339         Lehman Brothers    14                 Kinnaird & Franke Building
340         Lehman Brothers    980309005          Rancho Terrace Center
341         GMACCM             GMAC1730           Shadow Tree Apartments
--------------------------------------------------------------------------------------------------------
342         Lehman Brothers    980422027          Federal Express Building
343         Lehman Brothers    980401017          Little Miami Estates Mobile Home Park
344         Lehman Brothers    980311033          4000 Park
345         GMACCM             GMAC2870           Crossroads Plaza Office Building
346         Lehman Brothers    980408004          Copper Crest
--------------------------------------------------------------------------------------------------------
347         GMACCM             GMAC1740           Rapp Building-Sunset Mercantile Center
348         Lehman Brothers    980112002          Lexington Place Apartments
349         Lehman Brothers    980127014          Cherry Hill Apartments
350         Lehman Brothers    970619009          Norton Plaza Shopping Center
351         Lehman Brothers    970530002          Rite Aid - Walcott
--------------------------------------------------------------------------------------------------------
352         Lehman Brothers    62                 Shurgaurd - Tumwater
353         Lehman Brothers    980204030          Crystal Lake Apartments
354         Lehman Brothers    980127006          Peacock Woods I&II
355         GMACCM             GMAC2630           Griffith Park Office Building
356         GMACCM             GMAC1800           211 Pharr Road
--------------------------------------------------------------------------------------------------------
357         GMACCM             GMAC1770           11th Street Property
358         Lehman Brothers    980106031          Expressway Tower
359         Lehman Brothers    980127010          Shannon Woods I Apartments
360         Lehman Brothers    60                 Shurgard - West Olympia
361         Lehman Brothers    980602501          Bridgestone/Firestone Service Facility
--------------------------------------------------------------------------------------------------------
362         Lehman Brothers    980401023          Lake Elsinore Self Storage
363         Lehman Brothers    980127007          Village Square
364         Lehman Brothers    63                 Shurgaurd - Yakima
365         Lehman Brothers    971120008          Country Oaks Shopping Center
366         Lehman Brothers    980401015          Branch Hill Mhp
--------------------------------------------------------------------------------------------------------
367         GMACCM             GMAC1780           JMF Enterprises
368         Lehman Brothers    980204029          Spanish Villa Apartments
369         Lehman Brothers    980127004C         IHOP
370         Lehman Brothers    27                 Village Mobile Home Park
371         Lehman Brothers    971121004          Big Lots Shopping Center
--------------------------------------------------------------------------------------------------------
372         Lehman Brothers    980401016          Tradewinds Mhp
373         GMACCM             GMAC1860           Sam Houston Parkway Office Bldg
374         GMACCM             GMAC2670           38th Ave. Office Building
375         GMACCM             GMAC2660           620 Auto Exchange
376         GMACCM             GMAC1810           Eastwood Lake Apartments
--------------------------------------------------------------------------------------------------------
377         Lehman Brothers    971201019          Southland - Lakecity
378         Lehman Brothers    980311048          Central Self-Storage - Warner
379         GMACCM             GMAC2700           Uniprop - Aster Lake Estates
380         Lehman Brothers    980303005          Torrey Pines Apartments
381         Lehman Brothers    980206001          2610-2614 North Wilmington Avenue (Chief Auto)
--------------------------------------------------------------------------------------------------------
382         GMACCM             GMAC1820           233 E. 89th Street
383         Lehman Brothers    980106033A         Blockbuster Center
384         Lehman Brothers    12                 Gunbarrel Pointe
385         GMACCM             GMAC1830           Westcello Apartments
386         Lehman Brothers    980311017          Colton House Apartments
--------------------------------------------------------------------------------------------------------
387         Lehman Brothers    980127009          Robinwood II Apartments
388         Lehman Brothers    980106033D         Shops of South Athens Shopping Center
389         GMACCM             GMAC1840           Hamilton Heights Apartments
390         Lehman Brothers    971113002          A Medical Office Building
391         Lehman Brothers    971222013          Southgate Apartments
--------------------------------------------------------------------------------------------------------
392         GMACCM             GMAC3130           Montbello Centre
393         GMACCM             GMAC1870           Waters West Plaza
394         Lehman Brothers    971217057          Miller Place S.C.
395         GMACCM             GMAC2205           Kennedy Boulevard Apartments
396         Lehman Brothers    971222012          Swartswood Road
--------------------------------------------------------------------------------------------------------
397         Lehman Brothers    61                 Shurgaurd - Richland
398         Lehman Brothers    16                 Lyndon Lawn MHP
--------------------------------------------------------------------------------------------------------

Control
No.       Property Type                                      Address                                        City
==================================================================================================================================
333a      Office                                             935 Eastwind Drive                             Westerville
333b      Office                                             797 Eastwind Drive                             Westerville

334       Office                                             1452 Second Street                             Santa Monica
335       Multifamily                                        9 Commonwealth Avenue                          Boston
336       Special Purpose                                    1601 Highway 99 North                          Eugene
----------------------------------------------------------------------------------------------------------------------------------
337       Multifamily                                        4619 Lake Avenue                               Dallas
338       Multifamily                                        2601-2675 S.E. 162nd Avenue                    Portland
339       Retail - Unanchored                                2731 Hurstbourne Pkwy                          Louisville
340       Retail - Unanchored                                9581-9625 Foothill Boulevard                   Rancho Cucamonga
341       Multifamily                                        1800 Billings & 1905 Blackhawk                 Aurora
----------------------------------------------------------------------------------------------------------------------------------
342       Industrial                                         4470 Warm Springs Road                         Columbus
343       Multifamily - Mobile Home Park                     439 Morrow Road                                South Lebanon
344       Office                                             4000 - 4020 South 57th Avenue                  Greenacres
345       Office                                             1501 Mockingbird Lane                          Victoria
346       Retail - Unanchored                                2241 NW Military Highway                       San Antonio
----------------------------------------------------------------------------------------------------------------------------------
347       Office                                             9999 S. W. 72nd Ave.                           Miami
348       Multifamily                                        2024, 2050 and 2074 30th Avenue South          Grand Forks
349       Multifamily                                        909 Farr Road                                  Columbus
350       Retail - Anchored                                  SEQ Park Avenue and Coeburn Avenue             Norton
351       CTL - Retail                                       744 Walcott Road                               Walcott
----------------------------------------------------------------------------------------------------------------------------------
352       Self Storage                                       6000 Linderson Way S.W.                        Tumwater
353       Multifamily                                        4503 Lake Avenue                               Dallas
354       Multifamily                                        1514 Forest Avenue                             Columbus
355       Office                                             5075 SW Griffith Drive                         Beaverton
356       Retail - Unanchored                                211 Pharr Road                                 Atlanta
----------------------------------------------------------------------------------------------------------------------------------
357       Retail - Unanchored                                518-536 E. 11th Street                         Los Angeles
358       Office                                             2431 East 51st Street                          Tulsa
359       Multifamily                                        6370 Shannon Parkway                           Union City
360       Self Storage                                       3513 Mudbay Road                               West Olympia
361       CTL - Retail                                       6412 IH 35 S                                   Austin
----------------------------------------------------------------------------------------------------------------------------------
362       Self Storage                                       29151 Riverside Drive                          Lake Elsinore
363       Multifamily                                        1441 Boxwood Boulevard                         Columbus
364       Self Storage                                       920 East Mead                                  Yakima
365       Retail - Anchored                                  West Main Street (US Highway 52)               Rockwell
366       Multifamily - Mobile Home Park                     11200 River Road                               Harrison
----------------------------------------------------------------------------------------------------------------------------------
367       Office                                             11331-7 Ventura Blvd.                          Studio City
368       Multifamily                                        110 North Jupiter Road                         Garland
369       CTL - Retail                                       25340 Madison Avenue                           Murietta
370       Multifamily - Mobile Home Park                     2705 Hoeke Lane                                Austin
371       Retail - Anchored                                  407-489 North Cannon Boulevard                 Kanna+G532olis
----------------------------------------------------------------------------------------------------------------------------------
372       Multifamily - Mobile Home Park                     3027 Lindale Pike                              Amelia
373       Office                                             888 Sam Houston Parkway                        Houston
374       Office                                             6499 38th Avenue North                         St Petersburg
375       Retail - Unanchored                                1300 - 1316  Round Rock Avenue                 Round Rock
376       Multifamily                                        1102-1120 North East Street                    Emporia
----------------------------------------------------------------------------------------------------------------------------------
377       CTL - Retail                                       NWC of State Highway 50 and Grand Highway      Clermont
378       Self Storage                                       641 East Warner Road                           Chandler
379       Multifamily - Mobile Home Park                     3250 West Tennessee Street                     Tallahassee
380       Multifamily                                        5106 East FM 517                               Dickinson
381       Retail - Unanchored                                2610-2614 North Wilmington Avenue              Compton
----------------------------------------------------------------------------------------------------------------------------------
382       Multifamily                                        233 E. 89th Street                             New York
383       Retail - Anchored                                  1251,1253,1255 & 1257 Airport Road             Destin
384       Retail - Unanchored                                2265 Gunbarrel Road                            Chattanooga
385       Multifamily                                        915, 917, 919, & 921 Golf Course Road          Monticello
386       Multifamily                                        20825-20875 Chagrin Boulevard                  Shaker Heights
----------------------------------------------------------------------------------------------------------------------------------
387       Multifamily                                        3900 Pritmore Road #94                         Jacksonville
388       Retail - Anchored                                  2026 South Milledge Avenue                     Athens
389       Multifamily                                        1252,1254 & 1256 Barbara Drive                 Venice
390       Office                                             612 East Janss Road                            Thousand Oaks
391       Multifamily                                        Arrowhead Court                                Phillipsburg
----------------------------------------------------------------------------------------------------------------------------------
392       Industrial                                         4465 Paris Street                              Denver
393       Retail - Unanchored                                4040 West Waters Avenue                        Tampa
394       Retail - Unanchored                                725 NY State Route 25A                         Miller Place
395       Multifamily                                        1855 Kennedy Boulevard                         Jersey City
396       Multifamily                                        1 Swartzwood Road                              Newton
----------------------------------------------------------------------------------------------------------------------------------
397       Self Storage                                       55 Aaron Drive                                 Richland
398       Multifamily - Mobile Home Park                     1208 US Route 11                               Town of Hastings
----------------------------------------------------------------------------------------------------------------------------------

                           Cross                                               % of Aggregate  Cumulative
Control           Zip      Collateralized  Original          Cut-off Date      Cut-off Date    % of Initial  Mortgage
No.       State   Code     Groups          Balance ($)       Balance ($)       Balance         Pool Balance  Rate (%)
=====================================================================================================================
333a      OH      43081                                                                                       7.3700
333b      OH      43801                                                                                       7.3700

334       CA      90401    No                   1,600,000        1,600,000          0.06        96.40         7.2500
335       MA      02116    No                   1,600,000        1,598,902          0.06        96.46         7.0500
336       OR      97402    No                   1,600,000        1,598,579          0.06        96.52         7.7100
-----------------------------------------------------------------------------------------------------------------------
337       TX      75219    LB-1                 1,600,000        1,598,407          0.06        96.58         7.2000
338       OR      97236    No                   1,585,000        1,580,316          0.06        96.65         7.5700
339       KY      40220    No                   1,575,000        1,573,024          0.06        96.71         7.5800
340       CA      91730    No                   1,575,000        1,572,858          0.06        96.77         7.2600
341       CO      80011    No                   1,560,000        1,558,191          0.06        96.83         6.7500
-----------------------------------------------------------------------------------------------------------------------
342       GA      31904    No                   1,560,000        1,555,104          0.06        96.89         7.3100
343       OH      45065    No                   1,540,000        1,539,069          0.06        96.95         7.1100
344       FL      33463    No                   1,540,000        1,538,536          0.06        97.01         7.4100
345       TX      77901    No                   1,525,000        1,525,000          0.06        97.07         7.3300
346       TX      78213    No                   1,525,000        1,524,137          0.06        97.13         7.3200
-----------------------------------------------------------------------------------------------------------------------
347       FL      33173    No                   1,515,000        1,511,380          0.06        97.19         7.1750
348       ND      58201    No                   1,500,000        1,499,124          0.06        97.25         7.2200
349       GA      31907    LB-2                 1,500,000        1,494,780          0.06        97.31         7.4300
350       VA      24273    No                   1,496,513        1,490,371          0.06        97.36         7.7400
351       CT      06716    No                   1,484,247        1,477,894          0.06        97.42         7.2500
-----------------------------------------------------------------------------------------------------------------------
352       WA      98501    LB-3                 1,456,000        1,452,990          0.06        97.48         7.5300
353       TX      75219    LB-1                 1,450,000        1,448,556          0.06        97.53         7.2000
354       GA      31906    LB-2                 1,450,000        1,444,954          0.06        97.59         7.4300
355       OR      97005    No                   1,435,000        1,434,079          0.06        97.65         7.3200
356       GA      30305    No                   1,400,000        1,397,961          0.05        97.70         7.6100
-----------------------------------------------------------------------------------------------------------------------
357       CA      90015    No                   1,400,000        1,395,772          0.05        97.76         7.5000
358       OK      74105    No                   1,400,000        1,394,076          0.05        97.81         7.4400
359       GA      30291    No                   1,392,000        1,389,124          0.05        97.86         7.0300
360       WA      98502    LB-3                 1,392,000        1,389,123          0.05        97.92         7.5300
361       TX      78745    No                   1,383,677        1,382,541          0.05        97.97         6.9400
-----------------------------------------------------------------------------------------------------------------------
362       CA      92530    No                   1,380,000        1,378,623          0.05        98.03         7.1900
363       GA      31906    LB-2                 1,360,000        1,355,268          0.05        98.08         7.4300
364       WA      98903    LB-3                 1,352,000        1,349,204          0.05        98.13         7.5300
365       NC      28138    No                   1,350,000        1,347,247          0.05        98.18         7.0800
366       OH      45030    No                   1,340,000        1,339,190          0.05        98.24         7.1100
-----------------------------------------------------------------------------------------------------------------------
367       CA      91614    No                   1,312,500        1,306,627          0.05        98.29         7.5000
368       TX      75042    No                   1,300,000        1,298,705          0.05        98.34         7.2000
369       CA      92562    No                   1,297,000        1,297,187          0.05        98.39         8.0200
370       TX      78744    No                   1,300,000        1,297,178          0.05        98.44         7.2700
371       NC      28081    No                   1,300,000        1,295,839          0.05        98.49         7.2100
-----------------------------------------------------------------------------------------------------------------------
372       OH      45030    No                 $ 1,290,000      $ 1,289,230          0.05%       98.54%        7.1100%
373       TX      77024    No                   1,270,000        1,267,268          0.05        98.59         7.2900
374       FL      33710    No                   1,250,000        1,250,000          0.05        98.64         7.3750
375       TX      78664    No                   1,250,000        1,250,000          0.05        98.69         7.5000
376       KS      66801    No                   1,235,000        1,234,169          0.05        98.73         7.1250
-----------------------------------------------------------------------------------------------------------------------
377       FL      34711    No                   1,235,598        1,232,901          0.05        98.78         7.8400
378       AZ      85225    No                   1,225,000        1,224,391          0.05        98.83         7.7100
379       FL      32304    No                   1,200,000        1,200,000          0.05        98.88         6.3500
380       TX      77539    No                   1,200,000        1,199,245          0.05        98.92         6.9800
381       CA      90222    No                   1,200,000        1,198,355          0.05        98.97         7.2300
-----------------------------------------------------------------------------------------------------------------------
382       NY      10028    No                   1,200,000        1,197,137          0.05        99.02         6.9400
383       FL      32541    No                   1,200,000        1,193,354          0.05        99.06         7.3700
384       TN      37421    No                   1,185,000        1,183,610          0.05        99.11         7.8400
385       MN      55362    No                   1,180,000        1,177,294          0.05        99.16         7.0000
386       OH      44122    No                   1,175,000        1,173,382          0.05        99.20         7.2100
-----------------------------------------------------------------------------------------------------------------------
387       FL      32257    No                   1,160,000        1,157,603          0.05        99.25         7.0300
388       GA      30605    No                   1,150,000        1,148,832          0.04        99.29         7.1100
389       FL      32601    No                   1,150,000        1,148,276          0.04        99.34         7.2800
390       CA      91360    No                   1,100,000        1,100,000          0.04        99.38         7.3200
391       NJ      08865    No                   1,100,000        1,094,099          0.04        99.42         7.0500
-----------------------------------------------------------------------------------------------------------------------
392       CO      80239    No                   1,150,000        1,042,405          0.04        99.46         9.1250
393       FL      33614    No                   1,042,000        1,040,788          0.04        99.50         7.3750
394       NY      11764    No                   1,025,000        1,023,620          0.04        99.54         7.3000
395       NJ      07305    No                   1,020,000        1,020,000          0.04        99.58         6.9000
396       NJ      07860    No                   1,000,000          998,288          0.04        99.62         7.0500
-----------------------------------------------------------------------------------------------------------------------
397       WA      99352    LB-3                   992,000          989,949          0.04        99.66         7.5300
398       NY      13036    No                     975,000          972,135          0.04        99.70         7.6400
-----------------------------------------------------------------------------------------------------------------------

        Master                  Interest                             Original      Remaining     Term to   Term to   Original
Control Servicing   Servicing   Accrual   Amortization               Interest-Only Interest-Only Maturity  Maturity  Amortization
No.     Fee         Fee         Method    Type                       Period (Mos.) Period (Mos.) (Mos.)    (Mos.)    Term (Mos.)
=================================================================================================================================
333a
333b

334                             30/360    Balloon                               0             0       120       120          360
335                             Act/360   Balloon                               0             0       120       119          360
336                             Act/360   Balloon                               0             0        84        83          300
---------------------------------------------------------------------------------------------------------------------------------
337                             Act/360   Balloon                               0             0       120       119          300
338                             30/360    Balloon                               0             0       120       116          360
339                             Act/360   Balloon                               0             0       120       118          360
340                             Act/360   Balloon                               0             0       120       118          360
341                             Act/360   Balloon                               0             0       120       119          300
---------------------------------------------------------------------------------------------------------------------------------
342                             Act/360   Balloon                               0             0        84        81          300
343                             Act/360   Balloon                               0             0       120       119          360
344                             Act/360   Balloon                               0             0       120       119          300
345                             Act/360   Balloon                               0             0        84        84          360
346                             Act/360   Balloon                               0             0       120       119          360
---------------------------------------------------------------------------------------------------------------------------------
347                             30/360    Balloon                               0             0       120       117          360
348                             Act/360   Balloon                               0             0       120       119          360
349                             30/360    Fully Amortizing                      0             0       300       297          300
350                             Act/360   Balloon                               0             0       120       114          360
351                             30/360    Fully Amortizing                      0             0       223       221          223
---------------------------------------------------------------------------------------------------------------------------------
352                             Act/360   Balloon                               0             0       120       118          300
353                             Act/360   Balloon                               0             0       120       119          300
354                             30/360    Fully Amortizing                      0             0       300       297          300
355                             Act/360   Balloon                               0             0       120       119          360
356                             30/360    Balloon                               0             0       120       118          360
---------------------------------------------------------------------------------------------------------------------------------
357                             30/360    Fully Amortizing                      0             0       180       179          180
358                             Act/360   Balloon                               0             0       120       116          300
359                             Act/360   Balloon                               0             0       120       117          360
360                             Act/360   Balloon                               0             0       120       118          300
361                             30/360    Step                                  0             0       231       230          231
---------------------------------------------------------------------------------------------------------------------------------
362                             Act/360   Balloon                               0             0       120       119          300
363                             30/360    Fully Amortizing                      0             0       300       297          300
364                             Act/360   Balloon                               0             0       120       118          300
365                             Act/360   Balloon                               0             0       120       117          360
366                             Act/360   Balloon                               0             0       120       119          360
---------------------------------------------------------------------------------------------------------------------------------
367                             Act/360   Balloon                               0             0       120       116          300
368                             Act/360   Balloon                               0             0       120       119          300
369                             30/360    Step                                  0             0       275       274          275
370                             Act/360   Balloon                               0             0       119       117          300
371                             Act/360   Hyperamortizing                       0             0       120       117          300
---------------------------------------------------------------------------------------------------------------------------------
372                             Act/360   Balloon                               0             0       120       119          362
373                             Act/360   Balloon                               0             0        84        81          360
374                             30/360    Balloon                               0             0       120       120          360
375                             Act/360   Balloon                               0             0       120       120          300
376                             Act/360   Balloon                               0             0       120       119          360
---------------------------------------------------------------------------------------------------------------------------------
377                             30/360    Step                                  0             0       177       176          177
378                             Act/360   Balloon                               0             0        84        83          360
379                             Act/360   Hyperamortizing                       0             0       126       126          360
380                             Act/360   Balloon                               0             0        60        59          360
381                             Act/360   Balloon                               0             0       144       142          360
---------------------------------------------------------------------------------------------------------------------------------
382                             Act/360   Balloon                               0             0       120       117          357
383                             30/360    Fully Amortizing                      0             0       240       237          240
384                             Act/360   Balloon                               0             0       120       118          360
385                             Act/360   Balloon                               0             0       120       117          360
386                             Act/360   Balloon                               0             0       120       118          360
---------------------------------------------------------------------------------------------------------------------------------
387                             Act/360   Balloon                               0             0       120       117          360
388                             Act/360   Balloon                               0             0       120       119          300
389                             Act/360   Balloon                               0             0       120       118          360
390                             Act/360   Balloon                               0             0       120       120          360
391                             Act/360   Balloon                               0             0        60        57          240
---------------------------------------------------------------------------------------------------------------------------------
392                             30/360    Balloon                               0             0        84        32          240
393                             30/360    Balloon                               0             0       120       119          300
394                             Act/360   Balloon                               0             0       120       118          360
395                             Act/360   Balloon                               0             0       120       120          360
396                             Act/360   Balloon                               0             0       120       119          240
---------------------------------------------------------------------------------------------------------------------------------
397                             Act/360   Balloon                               0             0       120       118          300
398                             Act/360   Balloon                               0             0       120       117          300
---------------------------------------------------------------------------------------------------------------------------------

          Remaining                                                                                                   Underwritten
Control   Amortization    Origination   Maturity   Balloon                                           Annual           Net
No.       Term (Mos.)     Date          or ARD     Balance ($)  Prepayment Provisions                Debt Service ($) Cash Flow ($)
===================================================================================================================================
333a
333b

334              360           7/8/98    8/1/08     1,380,966   L(2),D(7.5),O(.5)                          130,978         184,717
335              359           6/26/98   7/1/08     1,378,020   L(2.083),D(7.417),O(.5)                    129,735         166,774
336              299           6/8/98    7/1/05     1,420,623   L(2.5),5%(1.5),4%(1),3%(1.75),O(.25)       144,519         227,950
-----------------------------------------------------------------------------------------------------------------------------------
337              299           6/4/98    7/1/08     1,288,279   L(4),D(5.75),O(.25)                        138,161         213,254
338              356           3/23/98   4/1/08     1,377,814   L(5),1(4.5),O(.5)                          133,903         173,406
339              358           5/8/98    6/1/08     1,394,524   L(5),YM1%(4.75),O(.25)                     133,188         176,193
340              358           5/22/98   6/1/08     1,383,238   L(4),D(5.75),O(.25)                        129,060         173,515
341              299           6/29/98   7/1/08     1,221,545   YM1%(9.5),O(.5)                            130,524         238,897
-----------------------------------------------------------------------------------------------------------------------------------
342              297           5/1/98    5/1/05     1,374,418   L(3),D(3.75),O(.25)                        136,034         174,257
343              359           6/24/98   7/1/08     1,347,387   L(4),D(5.75),O(.25)                        124,316         207,664
344              299           6/4/98    7/1/08     1,247,940   L(4),D(5.75),O(.25)                        135,486         176,145
345              360           7/2/98    8/1/05     1,399,255   L(2),D(4.5),O(.5)                          127,172         242,601
346              359           6/4/98    7/1/08     1,341,563   L(4),D(5.75),O(.25)                        125,708         163,665
-----------------------------------------------------------------------------------------------------------------------------------
347              357           4/9/98    5/1/08     1,305,361   YM1%(9.5),O(.5)                            123,096         173,736
348              359           6/1/98    7/1/08     1,316,166   L(5),D(4.75),O(.25)                        122,426         174,213
349              297           4/30/98   5/1/23             -   L(15),D(9.75),O(.25)                       132,200         173,787
350              354           1/30/98   2/1/08     1,329,269   L(4),D(5.5),O(.5)                          128,530         160,664
351              221           5/22/98   1/1/17             -   L(10),D(8.333),O(.25)                      145,613         149,253
-----------------------------------------------------------------------------------------------------------------------------------
352              298           5/28/98   6/1/08     1,183,963   L(6),YM1%(3.75),O(.25)                     129,458         162,099
353              299           6/4/98    7/1/08     1,167,503   L(4),D(5.75),O(.25)                        125,208         175,090
354              297           4/30/98   5/1/23             -   L(15),D(9.75),O(.25)                       127,793         164,368
355              359           6/4/98    7/1/08     1,243,054   L(2.083),D(7.417),O(.5)                    119,599         159,470
356              358           5/11/98   6/1/08     1,218,056   YM1%(9.5),O(.5)                            118,736         172,653
-----------------------------------------------------------------------------------------------------------------------------------
357              179           7/1/98    7/1/13             -   L(14.5),O(.5)                              155,738         348,107
358              296           3/16/98   4/1/08     1,135,394   L(4),D(5.75),O(.25)                        123,496         158,297
359              357           4/3/98    5/1/08     1,215,367   L(4),D(5.75),O(.25)                        111,469         151,870
360              298           5/28/98   6/1/08     1,131,920   L(6),YM1%(3.75),O(.25)                     123,767         157,712
361              230           6/26/98  10/1/17             -   L(10),D(9.25)                              109,663         109,992
-----------------------------------------------------------------------------------------------------------------------------------
362              299           6/17/98   7/1/08     1,110,800   L(5),D(4.75),O(.25)                        119,057         174,969
363              297           4/30/98   5/1/23             -   L(15),D(9.75),O(.25)                       119,861         151,410
364              298           5/28/98   6/1/08     1,099,315   L(6),YM1%(3.75),O(.25)                     120,211         153,870
365              357           4/8/98    5/1/08     1,180,255   L(4),D(5.75),O(.25)                        108,651         148,200
366              359           6/24/98   7/1/08     1,172,401   L(4),D(5.75),O(.25)                        108,171         170,325
-----------------------------------------------------------------------------------------------------------------------------------
367              296           4/1/98    4/1/08     1,049,436   L(2.333),D(7.167),O(.5)                    117,525         160,341
368              299           6/4/98    7/1/08     1,046,728   L(4),D(5.75),O(.25)                        112,256         179,363
369              274           6/4/98    6/1/21             -   L(10),D(12.91)                             101,781         105,750
370              298           5/22/98   5/1/08     1,051,658   L(5),YM1%(4.667),O(.25)                    112,959         178,517
371              297           4/16/98   5/1/08     1,047,085   L(4),D(5.75),O(.25)                        112,356         185,890
-----------------------------------------------------------------------------------------------------------------------------------
372              361           6/24/98   7/1/08   $ 1,130,407   L(4),D(5.75),O(.25)                      $ 104,015       $ 174,594
373              357           4/3/98    5/1/05     1,164,587   YM1%(6.5),O(.5)                            105,500         107,175
374              360           7/15/98   8/10/08    1,081,929   L(2),D(7.5),O(.5)                          103,601         154,577
375              300           7/6/98    8/1/08       999,468   L(2),D(7.5),O(.5)                          111,923         164,881
376              359           6/16/98   7/1/08     1,065,519   L(2.083),D(7.417),O(.5)                    100,902         130,323
-----------------------------------------------------------------------------------------------------------------------------------
377              176           6/17/98   4/1/13             -   L(7),D(7.75)                               129,233         133,119
378              359           6/2/98    7/1/05     1,140,939   L(2.5),5%(1.5),4%(1),3%(1.75),O(.25)       104,907         140,006
379              360           7/13/98   2/10/09    1,003,494   L(2),D(7.75),O(.75)                         90,479          95,584
380              359           6/24/98   7/1/03     1,136,482   L(2.08),D(2.67),O(.25)                      95,610         133,742
381              358           5/29/98   6/1/10     1,008,341   L(4),D(7.75),O(.25)                         98,038         138,998
-----------------------------------------------------------------------------------------------------------------------------------
382              354           4/15/98   5/1/08     1,026,573   YM1%(9.5),O(.5)                             96,514         131,200
383              237           4/2/98    5/1/18             -   L(10),D(9.75),O(.25)                       114,863         165,054
384              358           5/6/98    6/1/08     1,055,955   L(5),YM1%(4.75),O(.25)                     102,760         122,658
385              357           4/30/98   5/1/08     1,015,097   L(2.25),D(7.25),O(.5)                       95,196         124,991
386              358           5/18/98   6/1/08     1,030,604   L(4),D(5.75),O(.25)                         95,805         129,743
-----------------------------------------------------------------------------------------------------------------------------------
387              357           4/3/98    5/1/08     1,012,806   L(4),D(5.75),O(.25)                         92,891         118,288
388              299           6/3/98    7/1/08       923,381   L(5),D(4.75),O(.25)                         98,506         126,727
389              358           5/12/98   6/1/08       995,718   L(2.167),D(7.333),O(.5)                     95,425         134,635
390              360           7/6/98    8/1/08       967,533   L(4),YM1%(5.75),O(.25)                      90,675         133,704
391              237           4/7/98    5/1/03       955,976   L(2.5),D(2),O(.5)                          102,736         138,156
-----------------------------------------------------------------------------------------------------------------------------------
392              188           3/30/94   4/1/01       951,754   L(2),YM1%(4.75),O(.25)                     125,274         195,682
393              299           6/29/98   7/10/08      827,869   L(2.083),D(7.417),O(.5)                     91,389         123,924
394              358           5/28/98   6/1/08       901,131   L(4),D(5.75),O(.25)                         84,325         116,654
395              360           7/9/98    8/1/08       875,378   L(2),D(7.5),O(.5)                           81,442         111,790
396              239           7/1/98    7/1/08       682,182   L(4),D(5.5),O(.5)                           93,396         119,747
-----------------------------------------------------------------------------------------------------------------------------------
397              298           5/28/98   6/1/08       806,656   L(6),YM1%(3.75),O(.25)                      88,202         110,287
398              297           4/27/98   5/1/08       795,590   L(5),YM1%(4.75),O(.25)                      87,530         104,664
-----------------------------------------------------------------------------------------------------------------------------------

          Underwritten                            Cut-off      Scheduled                                             Sq. Ft, Units
Control   NCF           Appraised   Appraisal     Date         Maturity or ARD   Year                Year            Beds, Pads
No.       DSCR (x)      Value ($)   Date          LTV (%)      Date LTV(%)       Built               Renovated       or Rooms
====================================================================================================================================
333a                     1,800,000   11/14/97                                    1981                N/A                22,900 Sq Ft
333b                     1,000,000   11/23/97                                    1977                N/A                18,170 Sq Ft

334             1.41     2,300,000     5/7/98      69.6                60.0      1922                1996                7,200 Sq Ft
335             1.29     2,380,000    2/18/98      67.2                57.9      1861                1938/1989/1996         14 Units
336             1.58     2,800,000     4/2/98      57.1                50.7      1986-1989           N/A                75,354 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
337             1.54     2,290,000   10/22/97      69.8                56.3      1971                N/A                   130 Units
338             1.30     2,300,000    9/17/97      68.7                59.9      1975                1995-1997              70 Units
339             1.32     2,100,000    3/22/98      74.9                66.4      1990                1995               19,200 Sq Ft
340             1.34     2,100,000     3/2/98      74.9                65.9      1979                N/A                24,470 Sq Ft
341             1.83     3,060,000    3/30/98      50.9                39.9      1972                1995 - 1997           118 Units
------------------------------------------------------------------------------------------------------------------------------------
342             1.28     2,080,000    3/27/98      74.8                66.1      1997                N/A                33,021 Sq Ft
343             1.67     2,300,000     1/2/98      66.9                58.6      1960'S-74           N/A                   204 Pads
344             1.30     2,075,000     4/7/98      74.2                60.1      1983                N/A                27,240 Sq Ft
345             2.24     2,500,000    3/24/98      52.0                47.7      1982                N/A                69,527 Sq Ft
346             1.30     2,100,000    4/30/98      72.6                63.9      1988                N/A                20,570 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
347             1.41     2,020,000    1/10/98      74.8                64.6      1985                                   22,422 Sq Ft
348             1.42     1,875,000   12/15/97      80.0                70.2      1986                N/A                    52 Units
349             1.31     1,950,000    2/10/98      76.7                 0.0      1972                N/A                    90 Units
350             1.25     2,150,000     8/7/97      69.3                61.8      1976-1977           1980               70,575 Sq Ft
351             1.03     1,610,000   12/16/97      91.8                 0.0      1996-97             N/A                11,180 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
352             1.25     1,820,000    1/16/98      79.8                65.1      1974                                   40,368 Sq Ft
353             1.40     1,950,000    6/30/98      74.3                59.9      1970                N/A                   131 Units
354             1.29     1,900,000    2/12/98      76.1                 0.0      1967,1984           N/A                    59 Units
355             1.33     2,070,000    4/20/98      69.3                60.1      1979                N/A                18,934 Sq Ft
356             1.45     1,900,000    1/17/98      73.6                64.1      1986                N/A                12,800 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
357             2.24     2,500,000   11/19/97      55.8                 0.0      1938                1989                7,550 Sq Ft
358             1.28     1,875,000    1/21/98      74.4                60.6      1970                N/A                44,562 Sq Ft
359             1.36     1,740,000     2/2/98      79.8                69.9      1983                N/A                    60 Units
360             1.27     1,740,000    1/16/98      79.8                65.1      1989                                   36,975 Sq Ft
361             1.00     1,400,000    3/23/98      98.8                 0.0      1997                N/A                 6,633 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
362             1.47     1,850,000     5/6/98      74.5                60.0      1978,1988           1988               44,091 Sq Ft
363             1.26     1,700,000    2/10/98      79.7                 0.0      1970                N/A                    70 Units
364             1.28     1,690,000    1/22/98      79.8                65.1      1975                                   40,055 Sq Ft
365             1.36     1,700,000   12/16/97      79.3                69.4      1986                N/A                42,480 Sq Ft
366             1.57     2,000,000     1/2/98      67.0                58.6      1978                N/A                   143 Pads
------------------------------------------------------------------------------------------------------------------------------------
367             1.36     1,900,000     3/5/98      68.8                55.2      1978                N/A                19,150 Sq Ft
368             1.60     1,790,000    6/30/98      72.6                58.5      1967                1997                  120 Units
369             1.04     1,400,000     4/1/98      92.7                 0.0      1997                N/A                 5,000 Sq Ft
370             1.58     1,760,000    3/12/98      73.7                59.8      1984                                      104 Pads
371             1.65     1,800,000    1/29/98      72.0                58.2      1970                N/A                67,200 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
372             1.68 x $ 1,925,000     1/2/98      67.0%               58.7%     1971                1978                  137 Pads
373             1.32     2,200,000     3/5/98      44.4                40.9      1980                N/A                46,821 Sq Ft
374             1.49     1,800,000    4/17/98      69.4                60.1      1973                N/A                19,560 Sq Ft
375             1.47     1,700,000    4/15/98      73.5                58.8      1979 & 1982         N/A                 9,057 Sq Ft
376             1.29     1,700,000     3/3/98      72.6                62.7      1984                Ongoing Upgrades       80 Units
------------------------------------------------------------------------------------------------------------------------------------
377             1.03     1,500,000     3/9/98      82.2                 0.0      1998                N/A                 2,940 Sq Ft
378             1.33     2,350,000     4/7/98      52.1                48.6      1996                N/A                62,600 Sq Ft
379             1.06     2,000,000     5/1/98      60.0                50.2      1968                N/A                   193 Pads
380             1.40     1,500,000    2/12/98      80.0                75.8      1972                1997                   58 Units
381             1.42     1,590,000   12/15/97      75.4                63.4      1997                N/A                 9,850 Sq Ft
------------------------------------------------------------------------------------------------------------------------------------
382             1.36     1,500,000    2/12/98      79.8                68.4      1920                1996                   19 Units
383             1.44     1,610,000    1/14/98      74.1                 0.0      1996                N/A                11,068 Sq Ft
384             1.19     1,770,000    2/18/98      66.9                59.7      1997                                   11,456 Sq Ft
385             1.31     1,475,000     3/3/98      79.8                68.8      1985,1986           1997                   48 Units
386             1.35     1,500,000     2/4/98      78.2                68.7      1947-1948           N/A                    45 Units
------------------------------------------------------------------------------------------------------------------------------------
387             1.27     1,450,000    2/18/98      79.8                69.9      1980                N/A                    78 Units
388             1.29     1,850,000     1/7/98      62.1                49.9      1982                N/A                49,548 Sq Ft
389             1.41     1,550,000     3/4/98      74.1                64.2      1983                N/A                    42 Units
390             1.47     1,550,000   12/12/97      71.0                62.4      1974                1994                6,250 Sq Ft
391             1.34     1,650,000    2/13/98      66.3                57.9      1960's              1990's                 49 Units
------------------------------------------------------------------------------------------------------------------------------------
392             1.56     2,790,000     7/9/98      37.4                34.1      1984                                   62,584 Sq Ft
393             1.36     1,440,000    2/17/98      72.3                57.5      1979                                   24,452 Sq Ft
394             1.38     1,375,000    2/10/98      74.5                65.5      1988                N/A                18,692 Sq Ft
395             1.37     1,275,000    4/27/98      80.0                68.7      1901                Ongoing                45 Units
396             1.28     1,495,000     6/1/98      66.8                45.6      1964                N/A                    33 Units
------------------------------------------------------------------------------------------------------------------------------------
397             1.25     1,240,000    1/21/98      79.8                65.1      1976,80                                36,597 Sq Ft
398             1.20     1,300,000     2/2/98      74.8                61.2      1965                                       85 Pads
------------------------------------------------------------------------------------------------------------------------------------

           Cut-off
           Sq. Ft, Unit                                                           Replacement   Annual
Control    Bed, Pad          Occupancy          Occupancy  Ownership              Reserve       TI/LC
No.        or Room ($)       Percentage (%)     Date       Interest               Deposit       Deposit
=======================================================================================================
333a                             100.0          7/17/98                               4,580          -
333b                              85.4          7/17/98                                   -          -

334              222.22          100.0           5/7/98   Fee Simple                  1,728     12,000
335          114,207.29          100.0          3/27/98   Fee Simple                  3,038          -
336               21.21           78.6          3/22/98   Fee Simple                 12,300          -
-------------------------------------------------------------------------------------------------------
337           12,295.44           92.3          2/25/98   Fee Simple                 39,000          -
338           22,575.95           94.0          2/16/98   Fee Simple                 17,500          -
339               81.93          100.0           4/2/98   Fee Simple                  3,050          -
340               64.28           89.6          5/21/98   Fee Simple                  7,000     14,484
341           13,205.00           98.0          3/30/98   Fee Simple                 29,520          -
-------------------------------------------------------------------------------------------------------
342               47.09          100.0         12/31/96   Fee Simple                  3,302          -
343            7,544.46           93.1          3/30/98   Fee Simple                 10,200          -
344               56.48          100.0          5/13/98   Fee Simple                  4,086     11,685
345               21.93           80.0          6/24/98   Fee Simple                 17,382     33,732
346               74.10          100.0           2/1/98   Fee Simple                  3,497      8,228
-------------------------------------------------------------------------------------------------------
347               67.41          100.0          2/17/98   Fee Simple                  3,872     25,000
348           28,829.30          100.0         12/29/97   Fee Simple                 10,400          -
349           16,608.67           97.8          4/21/98   Fee Simple                 22,500          -
350               21.12           86.1          2/17/98   Fee Simple                 10,630      4,954
351              132.19          100.0          4/29/96   Fee Simple                  1,680          -
-------------------------------------------------------------------------------------------------------
352               35.99           79.6         12/31/97   Fee Simple                      -          -
353           11,057.68           92.4          2/25/98   Fee Simple                 39,300          -
354           24,490.75           93.2          4/21/98   Fee Simple                 14,750          -
355               75.74          100.0          5/31/98   Fee Simple                  2,840          -
356              109.22          100.0           1/1/98   Fee Simple                  2,304     10,324
-------------------------------------------------------------------------------------------------------
357              184.87          100.0           5/1/98   Fee Simple                  3,780          -
358               31.28           98.3          2/27/98   Fee Simple                  6,684     36,288
359           23,152.06           93.3          2/28/98   Fee Simple                 13,620          -
360               37.57           85.6         12/31/97   Fee Simple                      -          -
361              208.43          100.0          6/27/96   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
362               31.27           98.1           5/6/98   Fee Simple                  6,614          -
363           19,360.96           97.1          2/22/98   Fee Simple                 34,221     61,598
364               33.68           78.9         12/31/97   Fee Simple                      -          -
365               31.71          100.0          5/19/98   Fee Simple                  6,372          -
366            9,364.96           99.0          2/11/98   Fee Simple                  7,152          -
-------------------------------------------------------------------------------------------------------
367               68.23          100.0          3/10/98   Fee Simple                 10,724     20,000
368           10,822.54           98.3          2/25/98   Fee Simple                 39,000          -
369              259.44          100.0           4/7/97   Fee Simple                  1,250          -
370           12,472.87           96.2          4/22/98   Fee Simple                 12,292     12,292
371               19.28          100.0           2/1/98   Fee Simple                 10,080     15,000
-------------------------------------------------------------------------------------------------------
372            9,410.44           97.0%         3/30/98   Fee Simple             $    6,852   $      -
373               27.07           93.0          3/18/98   Fee Simple                  7,023     33,600
374               63.91          100.0           5/1/98   Fee Simple                  7,824          -
375              138.01          100.0           3/2/98   Fee Simple                  1,630     11,633
376           15,427.11           99.0           5/1/98   Fee Simple                 21,200          -
-------------------------------------------------------------------------------------------------------
377              419.35          100.0           1/7/98   Fee Simple                    450          -
378               19.56           77.6          4/30/98   Fee Simple                 10,200          -
379            6,217.62           84.0          4/25/98   Fee Simple                      -          -
380           20,676.64           98.3          3/21/98   Fee Simple                 11,600          -
381              121.66          100.0           2/9/98   Fee Simple                  1,516      3,260
-------------------------------------------------------------------------------------------------------
382           63,007.22          100.0          3/13/98   Fee Simple                      -          -
383              107.82          100.0          2/11/98   Fee Simple                  1,770      6,000
384              103.32           80.5           2/5/98   Fee Simple                  4,250          -
385           24,526.95          100.0          3/31/98   Fee Simple                 13,440          -
386           26,075.15          100.0          4/24/98   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
387           14,841.07           91.0           2/1/98   Fee Simple                 14,898          -
388               23.19           88.4           2/3/98   Fee Simple                  4,955     15,000
389           27,339.90          100.0           5/7/98   Fee Simple                 12,451          -
390              176.00          100.0          2/10/98   Fee Simple                  2,904      6,300
391           22,328.55           95.9           2/2/98   Fee Simple                 14,976          -
-------------------------------------------------------------------------------------------------------
392               16.66          100.0          1/19/98   Fee Simple                  9,600          -
393               42.56          100.0           4/1/98   Fee Simple                  5,135     18,685
394               54.76          100.0          5/21/98   Fee Simple                  2,804      8,411
395           22,666.67           98.0          4/21/98   Fee Simple                 11,250          -
396           30,251.15           96.9          6/23/98   Fee Simple                  9,152          -
-------------------------------------------------------------------------------------------------------
397               27.05           54.4         12/31/97   Fee Simple                      -          -
398           11,436.88           96.5           2/1/98   Fee Simple                 31,032          -
-------------------------------------------------------------------------------------------------------

                                             Largest            Largest Tenant
Control                                      Tenant Area        Lease Exp.     Control
No.       Largest Tenant Name                Leased (Sq. Ft.)   Date           No.
=====================================================================================
333a      Bell-Haun                              15,300             12/31/02   333a
333b      Bell-Haun                               5,170             12/31/00   333b

334       Partners/USA                            7,200             10/15/02   334
335                                                                            335
336                                                                            336
-------------------------------------------------------------------------------------
337                                                                            337
338                                                                            338
339       Kinnaird & Francke                      8,491             11/14/05   339
340       Thai B-B-Q                              2,880              2/28/03   340
341                                                                            341
-------------------------------------------------------------------------------------
342       Federal Express Corporation, Inc.      33,021              9/30/07   342
343                                                   -    0                   343
344       Proffile Marketing Research            12,485              5/31/07   344
345       Norwest Bank                            9,056              4/14/01   345
346       Silk Greenery                           7,145              5/31/01   346
-------------------------------------------------------------------------------------
347       Siam Restaurant                         2,340              1/1/01    347
348                                                                            348
349                                                                            349
350       Helig-Meyers                           30,051              7/31/04   350
351       Rite-Aid                               11,180              1/26/17   351
-------------------------------------------------------------------------------------
352                                                                            352
353                                                                            353
354                                                                            354
355       Interactive Technology                  5,162             10/31/02   355
356       Mobile Paint Mfg. - Dwoskin's           4,000             12/31/01   356
-------------------------------------------------------------------------------------
357       Hwan Il Noh                             1,200              3/31/00   357
358       Comp One                                7,460              1/31/03   358
359                                                                            359
360                                                                            360
361       Bridgestone/ Firestone Inc.             6,633              9/30/17   361
-------------------------------------------------------------------------------------
362                                                                            362
363                                                                            363
364                                                                            364
365       Food Lion                              30,280              7/19/06   365
366                                                                            366
-------------------------------------------------------------------------------------
367       Zenith Healthcare                       5,950              3/1/03    367
368                                                                            368
369       IHOP                                    5,000             10/31/22   369
370                                                                            370
371       Big Lots                               42,000              5/31/00   371
-------------------------------------------------------------------------------------
372                                                                            372
373       Epsey, Hutson & Associates              8,332              7/31/99   373
374       NCS Healthcare                          2,872             12/31/99   374
375       7-11                                    2,777              9/30/03   375
376                                                                            376
-------------------------------------------------------------------------------------
377       The Southland Corporation               2,940              3/31/13   377
378                                                                            378
379                                                                            379
380                                                                            380
381       Chief Auto Parts, Inc.                  6,000              9/30/07   381
-------------------------------------------------------------------------------------
382                                                                            382
383       Blockbuster Videos, Inc.                6,500              4/30/06   383
384       Hollywood Video                         6,656              2/1/12    384
385                                                                            385
386                                                                            386
-------------------------------------------------------------------------------------
387                                                                            387
388       Bi-Lo                                  25,298              8/31/02   388
389                                                                            389
390       Community Medical Group                 6,250              7/31/04   390
391                                                                            391
-------------------------------------------------------------------------------------
392       Commercial Testing & Engineer          21,629              9/30/02   392
393       Charlie's                               5,000              3/25/03   393
394       Tusc Co. Laundromat                     2,600              5/31/08   394
395                                                                            395
396                                                                            396
-------------------------------------------------------------------------------------
397                                                                            397
398                                                                            398
-------------------------------------------------------------------------------------

ITALICS indicate mortgage loans secured by multiple properties.

Control                        Loan
No.         Seller             Number             Property Name
========================================================================================================
399         Lehman Brothers    980127008          Fairmeadow Apartments
400         Lehman Brothers    971203029          Hillcrest Plaza Shopping Center
401         GMACCM             GMAC2203           Glenwood Apartments
--------------------------------------------------------------------------------------------------------
402         Lehman Brothers    980309004          Bakers Plaza
403         Lehman Brothers    980324029          Monroe Central Point Center
404         Lehman Brothers    980401014          Hazel Hurst Mobile Home Park
405         Lehman Brothers    980317049          58th Street Plaza
406         GMACCM             GMAC2552           Robinwood Apartments
--------------------------------------------------------------------------------------------------------
407         GMACCM             GMAC2201           The Sherwood Apartments
408         GMACCM             GMAC2202           Wayne Street Apartments

Control
No.       Property Type                                      Address                                        City
==================================================================================================================================
399       Multifamily                                        401 A 31st Avenue, S.E.                        Moultrie
400       Retail - Anchored                                  U.S. Highway 287 and U.S. Highway 70           Vernon
401       Multifamily                                        60 Glenwood Avenue                             Jersey City
----------------------------------------------------------------------------------------------------------------------------------
402       Retail - Unanchored                                9538-9554 Foothill Boulevard                   Rancho Cucamonga
403       Retail - Unanchored                                1436-1458 West Mound Street                    Columbus
404       Multifamily - Mobile Home Park                     8001 Hamilton Avenue                           Mt. Healthy
405       Retail - Unanchored                                5831-45 South Western Avenue                   Chicago
406       Multifamily                                        3133 109th Ln. NW, 10974-10990 Flora St.       Coon Rapids
----------------------------------------------------------------------------------------------------------------------------------
407       Multifamily                                        2280 Kennedy Boulevard                         Jersey City
408       Multifamily                                        450 - 452 Wayne Street                         Jersey City

                           Cross                                               % of Aggregate  Cumulative
Control           Zip      Collateralized  Original          Cut-off Date      Cut-off Date    % of Initial  Mortgage
No.       State   Code     Groups          Balance ($)       Balance ($)       Balance         Pool Balance  Rate (%)
=====================================================================================================================
399       GA      31768    No                     960,000          958,016          0.04        99.74         7.0300
400       TX      76384    No                     935,000          931,912          0.04        99.77         7.0500
401       NJ      07306    No                     920,000          920,000          0.04        99.81         6.9000
-----------------------------------------------------------------------------------------------------------------------
402       CA      91730    No                     900,000          898,283          0.04        99.84         7.3300
403       OH      43223    No                     875,000          872,944          0.03        99.88         7.2600
404       OH      45231    No                     830,000          829,498          0.03        99.91         7.1100
405       IL      60636    No                     780,000          779,257          0.03        99.94         7.4000
406       MN      55433    No                     600,000          596,451          0.02        99.96         6.5700
-----------------------------------------------------------------------------------------------------------------------
407       NJ      07305    No                     500,000          500,000          0.02        99.98         6.9000
408       NJ      07306    No                     440,000          440,000          0.02       100.00         6.9000
                                                            $2,563,948,705                                    7.0895%

        Master                  Interest                             Original      Remaining     Term to   Term to   Original
Control Servicing   Servicing   Accrual   Amortization               Interest-Only Interest-Only Maturity  Maturity  Amortization
No.     Fee         Fee         Method    Type                       Period (Mos.) Period (Mos.) (Mos.)    (Mos.)    Term (Mos.)
=================================================================================================================================
399                             Act/360   Balloon                               0             0       120       117          360
400                             Act/360   Hyperamortizing                       0             0       120       117          300
401                             Act/360   Balloon                               0             0       120       120          360
---------------------------------------------------------------------------------------------------------------------------------
402                             Act/360   Balloon                               0             0       120       117          360
403                             30/360    Balloon                               0             0       120       117          360
404                             Act/360   Balloon                               0             0       120       119          360
405                             Act/360   Balloon                               0             0       120       119          300
406                             30/360    Fully Amortizing                      0             0       120       119          120
---------------------------------------------------------------------------------------------------------------------------------
407                             Act/360   Balloon                               0             0       120       120          360
408                             Act/360   Balloon                               0             0       120       120          360
                                                                                                      137       135          328

          Remaining                                                                                                   Underwritten
Control   Amortization    Origination   Maturity   Balloon                                           Annual           Net
No.       Term (Mos.)     Date          or ARD     Balance ($)  Prepayment Provisions                Debt Service ($) Cash Flow ($)
===================================================================================================================================
399              357           4/3/98    5/1/08       838,183   L(4),D(5.75),O(.25)                         76,875         113,836
400              297           4/9/98    5/1/08       749,377   L(4),D(5.75),O(.25)                         79,659         122,917
401              360           7/9/98    8/1/08       789,558   L(2),D(7.5),O(.5)                           73,457         106,997
-----------------------------------------------------------------------------------------------------------------------------------
402              357           4/30/98   5/1/08       791,970   L(4),D(5.75),O(.25)                         74,262         100,739
403              357           4/14/98   5/1/08       755,387   L(5),D(4.5),O(.5)                           71,700          93,881
404              359           6/24/98   7/1/08       726,190   L(4),D(5.75),O(.25)                         67,002         104,293
405              299           6/10/98   7/1/08       631,882   L(4),D(5.75),O(.25)                         68,562          93,052
406              119           6/29/98   7/1/08             -   L(2.083),D(7.417),O(.5)                     82,011         270,749
-----------------------------------------------------------------------------------------------------------------------------------
407              360           7/9/98    8/1/08       429,103   L(2),D(7.5),O(.5)                           39,923          67,701
408              360           7/9/98    8/1/08       377,615   L(2),D(7.5),O(.5)                           35,132          55,345

          Underwritten                            Cut-off      Scheduled                                             Sq. Ft, Units
Control   NCF           Appraised   Appraisal     Date         Maturity or ARD   Year                Year            Beds, Pads
No.       DSCR (x)      Value ($)   Date          LTV (%)      Date LTV(%)       Built               Renovated       or Rooms
====================================================================================================================================
399              1.48    1,200,000     3/3/98      79.8                69.9      1984                N/A                    71 Units
400              1.54    1,400,000    1/26/98      66.6                53.5      1976                N/A                76,400 Sq Ft
401              1.46    1,150,000    4/27/98      80.0                68.7      1903                N/A                    46 Units
------------------------------------------------------------------------------------------------------------------------------------
402              1.36    1,200,000     3/2/98      74.9                66.0      1980                N/A                15,150 Sq Ft
403              1.31    1,200,000    1/22/98      72.8                63.0      1967                1979               11,330 Sq Ft
404              1.56    1,200,000     1/2/98      69.1                60.5      1960s               N/A                    98 Pads
405              1.36    1,050,000     4/9/98      74.2                60.2      1926                1987               14,338 Sq Ft
406              3.30    3,900,000    5/11/98      15.3                 0.0      1970                N/A                   120 Units
------------------------------------------------------------------------------------------------------------------------------------
407              1.70      625,000    4/27/98      80.0                68.7      1915                N/A                    25 Units
408              1.58      550,000    4/27/98      80.0                68.7      1915                N/A                    20 Units

           Cut-off
           Sq. Ft, Unit                                                           Replacement   Annual
Control    Bed, Pad          Occupancy          Occupancy  Ownership              Reserve       TI/LC
No.        or Room ($)       Percentage (%)     Date       Interest               Deposit       Deposit
=======================================================================================================
399           13,493.19           93.0           2/1/98   Fee Simple                 18,105          -
400               12.20           93.0          1/31/98   Fee Simple                 11,460     27,252
401           20,000.00          100.0          5/20/98   Fee Simple                 11,500          -
-------------------------------------------------------------------------------------------------------
402               59.29           89.8          2/16/98   Fee Simple                  4,272      8,258
403               77.05          100.0          3/24/98   Fee Simple                  5,664      6,000
404            8,464.27           95.9         12/15/97   Fee Simple                  4,900          -
405               54.35          100.0          4/28/98   Fee Simple                  2,868          -
406            4,970.42           93.0          6/26/98   Fee Simple                      -          -
-------------------------------------------------------------------------------------------------------
407           20,000.00          100.0          5/20/98   Fee Simple                  7,692          -
408           22,000.00          100.0          5/20/98   Fee Simple                  5,233          -

                                             Largest            Largest Tenant
Control                                      Tenant Area        Lease Exp.     Control
No.       Largest Tenant Name                Leased (Sq. Ft.)   Date           No.
=====================================================================================
399                                                                            399
400       Alco                                   34,662              2/28/02   400
401                                                                            401
-------------------------------------------------------------------------------------
402       Learning Tree                           4,030    0                   402
403       Ohio Vision Group                       4,057              4/30/00   403
404                                                                            404
405       Currency Exchange                       4,260              9/30/07   405
406                                                                            406
-------------------------------------------------------------------------------------
407                                                                            407
408                                                                            408

GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates Series 1998-C2

                                                     Original     Remaining
                                                     Interest-    Interest-
Control                                             Only Period  Only Period   Amortization             Cut-off Date
No.      Property  Name                              (months)      (months)        Type                   Balance ($)
=======================================================================================================================
1     OPERS Factory Outlet Portfolio                                           ARD                      199,846,046.55
2     Arden                                             57            56       ARD                      136,100,000.00
3     Boykin                                            23            21       ARD                      130,000,000.00
4     South Towne Center and South Towne Marketplace   120           120       ARD                       64,000,000.00
5     Grove Property Trust                             120           118       Interest Only             63,000,000.00
6     The Bellevue                                                             Balloon                   46,463,602.13
7     Citation Club Apartments                                                 Balloon                   45,200,000.00
8     Ocean Towers Cooperative Apartments               7             7        Fully Amortizing          45,000,000.00
9     Village Apartments/Corners Apartments             0             0        Balloon                   38,472,280.87
10    Gates of McLean Apartments                       120           120       Interest Only             36,500,000.00
11    Uniprop - Jamaica Bay West                                               ARD                       30,000,000.00
12    D'Amato Portfolio                                                        Fully Amortizing          28,470,700.59
13    Crowne Plaza Hotel                                                       Balloon                   26,950,988.90
14    Alternative Living Services, Inc.                                        Balloon                   25,000,000.00
15    Peak Medical of Montana, Inc.                                            Balloon                   24,642,721.94
16    Latigo at Silverado Ranch Apartments                                     Balloon                   23,023,618.93
17    El Monte Shopping Center                                                 Balloon                   21,465,000.00
18    50 West 23rd Street                               49            48       Balloon                   21,000,000.00
19    150-56 Broadway                                                          Balloon                   20,958,730.45
20    Copper Sands Apartments                                                  ARD                       20,369,612.71
21    Uniprop - Pennwood Crossing                                              ARD                       19,000,000.00
22    Manzanita Gate Apartments                                                Balloon                   18,900,000.00
23    Livingston Retail Center                                                 Balloon                   18,361,580.96
24    Wellington Apartments                                                    Balloon                   18,221,009.38
25    Sinclair Road Distribution Center                                        ARD                       16,706,602.48
26    University Plaza Shopping Center                                         Balloon                   15,790,536.13
27    Uniprop - Boulder Meadows                                                Balloon                   15,000,000.00
28    Posada Vallarta Apartments                                               Balloon                   14,978,304.50
29    Brandywine - Laurelton Village                                           Balloon                   14,403,335.29
30    Hampton Plaza Healthcare Center                                          Balloon                   14,385,965.21
31    Beckstrand-Healthrider Building                                          Balloon                   14,290,137.55
32    Greenwood Inn                                                            ARD                       13,939,591.71
33    Brandywine - Bey Lea Village                                             Balloon                   13,751,332.45
34    Westchester Shopping Center                                              Balloon                   13,500,000.00
35    Saratoga Apartments                                                      Balloon                   12,969,889.76
36    Breckenridge Shopping Center                                             Balloon                   12,562,050.32
37    Waterloo Place Apartments                                                Balloon                   12,491,112.70
38    Brandywine-Whiting Health Care Center                                    Balloon                   12,487,349.58
39    Marlton Crossing Shopping Center Phase I          60            59       Amortizing                11,650,000.00
40    Residence Inn by Marriott                                                Balloon                   10,977,477.37
41    Cherokee Plaza Shopping Center                                           Balloon                   10,792,577.20
42    River Oaks Apartments                                                    Balloon                   10,492,932.46
43    Brandywine - Meadowview Nursing                                          Balloon                   10,489,373.65
44    Sam's Wholesale Club                                                     Balloon                   10,445,687.84
45    La Mesa Gateway Center                                                   Balloon                   10,150,000.00
46    Simi Valley Business Center                                              Balloon                    9,261,079.45
47    ESAB Corporation                                                         Balloon                    9,222,322.83
48    K-Mart (Maui, Hawaii)                                                    Step                       9,220,000.00
49    Pontiac Place                                                            Balloon                    8,700,000.00
50    Circuit City (Property Level)                                            Fully Amortizing           8,436,431.98
51    The Hallmark Suites Hotel                                                ARD                        8,335,649.38
52    Yaohan Plaza                                                             Balloon                    8,239,540.82
53    Campus Plaza Shopping Center                                             Balloon                    8,200,000.00
54    Heritage Vista Apartments                                                Balloon                    7,983,940.47
55    Harmon Meadow Plaza                                                      Balloon                    7,800,000.00
56    Tab Warehouse                                                            Balloon                    7,735,728.02
57    Executive Centre at Hooks Lane                                           Balloon                    7,700,000.00
58    New Harbour Mall                                                         Balloon                    7,585,064.36
59    Dubuque Five Flags Holiday Inn                                           ARD                        7,584,785.36
60    Highland Manor Manufactured Homes                                        ARD                        7,500,000.00
61    Grand Summit Hotel                                                       ARD                        7,492,091.85
62    Hartford Run Apartments                                                  Balloon                    7,488,494.23
63    Courtyard By Marriott                                                    Balloon                    7,474,244.37
64    Lynnhaven Nursing Center                                                 Balloon                    6,833,465.64
65    Abbot Road Plaza                                                         Balloon                    6,781,590.69
66    Fountains of Plantation Office Park                                      Balloon                    6,770,516.13
67    Cherry Hill Townhouses                                                   Balloon                    6,745,766.79
68    Circuit City (Property Level)                                            Fully Amortizing           6,710,798.25
69    Redford Park Apartments                                                  Balloon                    6,600,000.00
70    Grand Plaza                                                              Balloon                    6,596,058.98
71    Light Industrial Building (30 Pulaski)                                   ARD                        6,587,098.71
72    Circuit City (Property Level)                                            Fully Amortizing           6,519,060.37
73    Sun Trust Building                                                       Balloon                    6,430,493.04
74    Georgetown Plaza Shopping Center                                         Balloon                    6,386,497.41
75    Oaks of Westchase Apartments                                             ARD                        6,342,342.37


                                                                        Balloon/
Control                                                     Monthly     ARD                                            Mortgage
No.     Property  Name                                      P&I ($)     Balance                 ARD      Maturity      Rate (%)
===============================================================================================================================
1     OPERS Factory Outlet Portfolio                     1,288,897.89  170,351,005            7/10/08     7/10/28        6.5900
2     Arden                                                775,045.39  124,441,148            4/16/08     4/16/28        6.7400
3     Boykin                                               910,536.57  110,251,602            6/2/08      6/2/23         6.9000
4     South Towne Center and South Towne Marketplace       357,429.63   64,000,000            8/10/08     8/10/33        6.6100
5     Grove Property Trust                                 345,975.00   63,000,000            6/1/08      6/1/33         6.5900
6     The Bellevue                                         329,903.29   39,115,070                        7/1/08         7.3300
7     Citation Club Apartments                             289,151.63   38,429,649                        8/10/08        6.6160
8     Ocean Towers Cooperative Apartments                  328,613.48            0                        8/10/23        7.2700
9     Village Apartments/Corners Apartments                255,147.19   33,009,614                        7/1/08         6.8600
10    Gates of McLean Apartments                           191,016.67   36,500,000                        8/10/08        6.2800
11    Uniprop - Jamaica Bay West                           188,496.95   25,087,370            2/10/09     8/10/28        6.3500
12    D'Amato Portfolio                                    210,416.91            0                        7/10/23        7.3800
13    Crowne Plaza Hotel                                   203,856.10   18,156,101                        7/1/08         6.6600
14    Alternative Living Services, Inc.                    178,009.15   19,705,141                        8/1/08         6.9800
15    Peak Medical of Montana, Inc.                        187,231.19   19,840,970                        6/1/08         7.6800
16    Latigo at Silverado Ranch Apartments                 153,475.47   19,777,969                        7/1/08         6.9100
17    El Monte Shopping Center                             142,822.37   18,421,575                        8/1/08         6.9000
18    50 West 23rd Street                                  152,918.72   19,285,050                        8/1/07         7.3300
19    150-56 Broadway                                      142,829.96   16,236,227                        5/1/13         7.2200
20    Copper Sands Apartments                              139,367.92   17,957,988           12/1/07     12/1/27         7.2170
21    Uniprop - Pennwood Crossing                          119,381.40   15,888,668            2/10/09     8/10/28        6.3500
22    Manzanita Gate Apartments                            128,666.76   14,113,313                        8/10/13        7.1250
23    Livingston Retail Center                             122,292.11   14,078,471                        5/1/13         6.9900
24    Wellington Apartments                                122,679.06   15,699,697                        6/1/08         7.0000
25    Sinclair Road Distribution Center                    116,889.12   14,793,961            4/1/08      4/1/28         7.4800
26    University Plaza Shopping Center                     106,607.54   13,834,724                        7/1/08         7.1400
27    Uniprop - Boulder Meadows                             94,248.48   12,543,684            2/10/09     8/10/28        6.3500
28    Posada Vallarta Apartments                            99,896.13   13,087,792                        6/1/08         7.0100
29    Brandywine - Laurelton Village                       107,210.58   11,515,799                        7/1/08         7.4600
30    Hampton Plaza Healthcare Center                      108,894.79   11,559,936                        7/1/08         7.6500
31    Beckstrand-Healthrider Building                       96,429.09   12,310,289                        7/1/08         7.0300
32    Greenwood Inn                                        106,516.72    8,695,260            7/1/13      4/1/23         7.7200
33    Brandywine - Bey Lea Village                         102,357.43   10,994,507                        7/1/08         7.4600
34    Westchester Shopping Center                           92,322.96   12,357,147                        8/10/05        7.1700
35    Saratoga Apartments                                   86,997.66    7,472,785                        5/1/18         6.9550
36    Breckenridge Shopping Center                          87,216.26   10,912,063                        4/1/08         7.2900
37    Waterloo Place Apartments                             83,265.77   10,730,235                        7/1/08         6.9100
38    Brandywine-Whiting Health Care Center                 92,949.03    9,983,924                        7/1/08         7.4600
39    Marlton Crossing Shopping Center Phase I              81,984.16   10,615,035                        7/1/08         6.8500
40    Residence Inn by Marriott                             81,862.30    8,958,146                        6/1/08         7.5800
41    Cherokee Plaza Shopping Center                        69,546.80    9,339,678                        6/1/08         6.6800
42    River Oaks Apartments                                 71,489.42    9,059,074                        7/1/08         7.1250
43    Brandywine - Meadowview Nursing                       78,077.18    8,386,497                        7/1/08         7.4600
44    Sam's Wholesale Club                                  93,048.42      148,908                        3/1/13         6.5900
45    La Mesa Gateway Center                                72,788.59    7,786,125                        8/1/08         6.9900
46    Simi Valley Business Center                           64,598.29    8,043,126                        6/1/08         7.4600
47    ESAB Corporation                                      68,657.81    8,187,961                        5/1/05         7.5500
48    K-Mart (Maui, Hawaii)                                  Step*       4,453,411                        8/1/13         7.1400
49    Pontiac Place                                         59,977.24    7,527,691                        8/1/08         7.2500
50    Circuit City (Property Level)                         69,886.67            0                       12/1/18         7.9600
51    The Hallmark Suites Hotel                             64,138.54    3,172,560            1/1/18      1/1/23         7.8750
52    Yaohan Plaza                                          57,911.33    7,297,346                        6/1/08         7.5400
53    Campus Plaza Shopping Center                          55,882.85    7,197,674                        8/1/08         7.2400
54    Heritage Vista Apartments                             53,978.50    7,005,134                        5/1/08         7.1400
55    Harmon Meadow Plaza                                   56,300.96    6,173,924                        8/10/08        7.1300
56    Tab Warehouse                                         53,977.01    6,842,394                        5/1/08         7.4600
57    Executive Centre at Hooks Lane                        52,006.32    6,742,998                        8/1/08         7.1500
58    New Harbour Mall                                      51,690.84    6,668,779                        5/1/08         7.2200
59    Dubuque Five Flags Holiday Inn                        59,893.78    6,124,489            9/1/08      5/1/23         8.1250
60    Highland Manor Manufactured Homes                     47,124.24    6,271,842            2/10/09     8/10/28        6.3500
61    Grand Summit Hotel                                    54,731.07    5,921,005            9/1/08      7/1/23         7.2500
62    Hartford Run Apartments                               50,075.58    6,551,800                        5/1/08         7.0300
63    Courtyard By Marriott                                 60,236.18    5,191,605                        6/1/08         7.4600
64    Lynnhaven Nursing Center                              52,181.86    4,326,178                        7/1/13         7.7500
65    Abbot Road Plaza                                      48,280.78    6,316,398                        7/1/05         7.6800
66    Fountains of Plantation Office Park                   49,414.03    5,493,079                        4/1/08         7.3100
67    Cherry Hill Townhouses                                44,862.59    5,887,051                        7/1/08         6.9900
68    Circuit City (Property Level)                         55,591.67            0                       12/1/18         7.9600
69    Redford Park Apartments                               44,410.50    5,679,005                        8/1/08         7.0100
70    Grand Plaza                                           44,576.85    5,780,574                        7/1/08         7.1500
71    Light Industrial Building (30 Pulaski)                44,978.88    5,548,848            5/1/10      5/1/28         7.2400
72    Circuit City (Property Level)                         54,003.33            0                       12/1/18         7.9600
73    Sun Trust Building                                    44,557.16    5,583,402                        4/1/08         7.2700
74    Georgetown Plaza Shopping Center                      42,364.67    5,576,006                        5/1/08         6.9500
75    Oaks of Westchase Apartments                          43,618.54    5,894,621            1/1/05      1/1/28         7.2800


                                                      Original                Remaining                                   Scheduled
                                                    Amortization             Term to ARD   Remaining  Cut-off   Cut-off  Maturity or
Control                                                 Term     Seasoning   or Maturity    Lockout     Date      Date    ARD Date
No.     Property  Name                                (months)   (months)      (months)      Months   DSCR (x)  LTV (%)    LTV (%)
====================================================================================================================================
1     OPERS Factory Outlet Portfolio                     360         1           119          23       2.31       48.6      41.4
2     Arden                                              300         1           117          24       2.19       51.4      47.0
3     Boykin                                             300         2           118          24       2.30       47.0      39.9
4     South Towne Center and South Towne Marketplace      0          0           120          24       2.05       61.1      61.1
5     Grove Property Trust                                0          2           118          24       2.11       62.4      62.4
6     The Bellevue                                       324         1           119          47       1.35       71.4      60.1
7     Citation Club Apartments                           360         0           120          24       1.28       80.0      68.0
8     Ocean Towers Cooperative Apartments                293         0           300          24       1.53       52.9       0.0
9     Village Apartments/Corners Apartments              360         1           119          24       1.25       79.7      68.4
10    Gates of McLean Apartments                          0          0           120           0       2.48       48.2      48.2
11    Uniprop - Jamaica Bay West                         360         0           126          24       1.84       60.0      50.2
12    D'Amato Portfolio                                  300         1           299          24       1.22       69.6       0.0
13    Crowne Plaza Hotel                                 240         1           119          47       1.87       55.6      37.4
14    Alternative Living Services, Inc.                  300         0           120          24       1.68       74.6      58.8
15    Peak Medical of Montana, Inc.                      300         2           118          24       1.48       85.9      69.2
16    Latigo at Silverado Ranch Apartments               360         1           119          23       1.31       74.6      64.2
17    El Monte Shopping Center                           360         0           120          24       1.40       71.6      61.4
18    50 West 23rd Street                                300         1           108          24       1.52       52.5      48.2
19    150-56 Broadway                                    360         3           177          81       1.52       67.6      52.4
20    Copper Sands Apartments                            354         2           112          106      1.18       76.9      67.8
21    Uniprop - Pennwood Crossing                        360         0           126          24       1.93       63.1      52.8
22    Manzanita Gate Apartments                          360         0           180          24       1.56       65.0      48.5
23    Livingston Retail Center                           360         3           177          81       1.38       78.8      60.4
24    Wellington Apartments                              360         2           118          24       1.23       79.2      68.3
25    Sinclair Road Distribution Center                  360         4           116          56       1.40       74.3      65.8
26    University Plaza Shopping Center                   360         1           119          47       1.35       79.0      69.2
27    Uniprop - Boulder Meadows                          360         0           126          24       1.85       65.5      54.8
28    Posada Vallarta Apartments                         360         2           118          46       1.26       79.3      69.3
29    Brandywine - Laurelton Village                     300         1           119          24       1.57       73.5      58.8
30    Hampton Plaza Healthcare Center                    300         1           119          24       1.77       65.4      52.6
31    Beckstrand-Healthrider Building                    360         1           119          24       1.59       66.3      57.2
32    Greenwood Inn                                      300         4           179          43       1.38       59.1      36.8
33    Brandywine - Bey Lea Village                       300         1           119          24       1.63       79.0      63.2
34    Westchester Shopping Center                        360         0           84           24       1.45       76.9      70.4
35    Saratoga Apartments                                360         3           237          24       1.73       59.0      34.0
36    Breckenridge Shopping Center                       360         4           116           0       1.34       72.2      62.7
37    Waterloo Place Apartments                          360         1           119          24       1.29       76.4      65.6
38    Brandywine-Whiting Health Care Center              300         1           119          24       1.65       81.1      64.8
39    Marlton Crossing Shopping Center Phase I           300         1           119          24       1.44       63.5      57.9
40    Residence Inn by Marriott                          300         2           118          24       1.48       71.3      58.2
41    Cherokee Plaza Shopping Center                     360         2           118          46       1.79       62.8      54.3
42    River Oaks Apartments                              360         1           119          24       1.24       79.8      68.9
43    Brandywine - Meadowview Nursing                    300         1           119          24       1.12       80.7      64.5
44    Sam's Wholesale Club                               208         31          175           0       1.03       77.4       1.1
45    La Mesa Gateway Center                             288         0           120           0       1.15       86.8      66.6
46    Simi Valley Business Center                        360         2           118          24       1.25       74.7      64.9
47    ESAB Corporation                                   300         3           81           33       1.26       73.2      65.0
48    K-Mart (Maui, Hawaii)                              244         0           180          24       1.05       95.5      46.2
49    Pontiac Place                                      360         0           120          24       1.30       74.4      64.3
50    Circuit City (Property Level)                      264         20          244           0       1.00       92.7       0.0
51    The Hallmark Suites Hotel                          300         7           233          24       1.54       70.6      26.9
52    Yaohan Plaza                                       360         2           118          46       1.35       74.9      66.3
53    Campus Plaza Shopping Center                       360         0           120          48       1.42       74.6      65.4
54    Heritage Vista Apartments                          360         3           117          45       1.30       79.8      70.1
55    Harmon Meadow Plaza                                300         0           120          25       1.30       62.4      49.4
56    Tab Warehouse                                      360         3           117          45       1.20       78.1      69.1
57    Executive Centre at Hooks Lane                     360         0           120          29       1.27       74.8      65.5
58    New Harbour Mall                                   360         3           117          45       1.27       74.4      65.4
59    Dubuque Five Flags Holiday Inn                     300         2           121          46       1.47       72.9      58.9
60    Highland Manor Manufactured Homes                  360         0           126          24       1.85       65.8      55.0
61    Grand Summit Hotel                                 300         1           121          47       1.84       40.0      31.6
62    Hartford Run Apartments                            360         3           117          45       1.44       79.8      69.9
63    Courtyard By Marriott                              240         2           118          23       1.41       68.0      47.2
64    Lynnhaven Nursing Center                           300         1           179          24       2.05       79.9      50.6
65    Abbot Road Plaza                                   360         1           83           47       1.33       74.9      69.8
66    Fountains of Plantation Office Park                300         4           116          44       1.35       78.7      63.9
67    Cherry Hill Townhouses                             360         1           119          47       1.22       78.4      68.5
68    Circuit City (Property Level)                      264         20          244           0       1.00       91.9       0.0
69    Redford Park Apartments                            360         0           120          24       1.29       80.2      69.0
70    Grand Plaza                                        360         1           119          59       1.29       72.5      63.5
71    Light Industrial Building (30 Pulaski)             360         3           141          81       1.29       69.3      58.4
72    Circuit City (Property Level)                      264         20          244           0       1.00       93.1       0.0
73    Sun Trust Building                                 360         4           116          24       1.57       69.5      60.4
74    Georgetown Plaza Shopping Center                   360         3           117          45       1.30       73.8      64.5
75    Oaks of Westchase Apartments                       360         7           77           41       1.30       79.3      73.7

                                                                       Annex A-2


                                      A-2-1

                                                     Original     Remaining
                                                     Interest-    Interest-
Control                                             Only Period  Only Period   Amortization             Cut-off Date
No.      Property  Name                              (months)      (months)        Type                   Balance ($)
=======================================================================================================================
76    Mountain View Child Care Center                                          Balloon                    6,193,832.64
77    Executive Center (Exec.Center-Loan Level)                                Balloon                    6,186,591.76
78    Hamburg Plaza                                                            Balloon                    5,996,902.19
79    Tamal Vista Shopping Center                                              Balloon                    5,996,038.91
80    One Forest Drive                                                         Balloon                    5,989,252.03
81    Chesapeake Apartments                                                    Balloon                    5,985,656.67
82    Uniprop - West Point                                                     ARD                        5,750,000.00
83    Harwin Drive Office Building                                             Balloon                    5,750,000.00
84    Sunrise at Pinnacle Phase II                                             Balloon                    5,745,258.81
85    Sharon Hill Shopping Center                                              Balloon                    5,700,000.00
86    Midway Plaza Shopping Center                                             Balloon                    5,700,000.00
87    Shop 'N Save (Hannaford Brothers)                                        Step                       5,700,000.00
88    Northwood Village Shopping Center                                        ARD                        5,684,703.86
89    University Courtyard Apartments                                          Balloon                    5,664,415.47
90    Stratford House                                                          Fully Amortizing           5,630,731.19
91    Princeton Court Apartments                                               Balloon                    5,600,000.00
92    Transworld Financial Center                                              Balloon                    5,592,681.16
93    Circuit City                                                             Step                       5,544,235.00
94    Garden Lake MHP                                                          Balloon                    5,496,897.00
95    7277 World Communications Drive (Sitel Corp.)                            Balloon                    5,386,498.62
96    Uniprop - Saginaw Villas                                                 ARD                        5,300,000.00
97    Indian Run Apartments                                                    Balloon                    5,245,206.24
98    Circuit City (Property Level)                                            Fully Amortizing           5,186,810.11
99    Circuit City (Property Level)                                            Fully Amortizing           5,176,901.20
100   Hampton Inn Greenville/I85                                               Balloon                    5,134,089.83
101   Ramsgate Apartments                                                      Balloon                    5,092,103.82
102   Townsquare Shop Ctr                                                      Balloon                    4,997,304.43
103   Desert Sky Apartments                                                    Balloon                    4,992,393.33
104   Brookfield Commons Office Bldg.                                          Balloon                    4,989,553.76
105   Quality Center Shopping Center                    24            23       Amortizing                 4,950,000.00
106   Hickory Manor Apartments                                                 Balloon                    4,946,138.92
107   45085 University Drive                            24            17       ARD                        4,900,000.00
108   Executive Center                                                         Balloon                    4,883,689.97
109   Napa Valley Gateway                                                      Balloon                    4,800,000.00
110   Circuit City (Property Level)                                            Fully Amortizing           4,793,426.64
111   Riverdale Village Apartment                                              Balloon                    4,792,216.16
112   Courtyard at Camino Real                                                 Balloon                    4,743,713.53
113   Tomball Nursing Center                                                   Balloon                    4,715,490.91
114   867 Boylston Street                                                      Balloon                    4,691,392.22
115   Central Point Shopping Center                                            Balloon                    4,688,790.91
116   Santa Fe Apartments                                                      Balloon                    4,678,877.68
117   Grandview Gardens                                                        Balloon                    4,677,194.39
118   Tanglewood Estates                                                       Balloon                    4,669,991.90
119   Florex Industrial Properties                                             Balloon                    4,659,844.73
120   Builders Square                                                          Fully Amortizing           4,624,417.41
121   Manitoba Apartments                                                      Balloon                    4,609,873.42
122   Circuit City (Property Level)                                            Fully Amortizing           4,601,689.95
123   MIE Corporate Center                                                     Balloon                    4,600,000.00
124   6301 Hazeltine National Drive (Lake Point IV)                            Balloon                    4,593,378.95
125   Brentwood Forest Apartments                                              Balloon                    4,571,836.65
126   Overlake Apartments                                                      Balloon                    4,571,550.18
127   Oxbridge Square Shopping Center                                          Fully Amortizing           4,512,267.26
128   Uniprop - Country Meadows                                                ARD                        4,500,000.00
129   Uniprop - Sierra Vista                                                   ARD                        4,500,000.00
130   South Mountain Shopping Center                                           Fully Amortizing           4,494,787.59
131   Stanford Court Apartments                                                Balloon                    4,490,234.13
132   Extra Space Center (Loan Level)                                          Balloon                    4,345,790.31
133   The Parkview                                                             Balloon                    4,295,098.38
134   Beachwood Apartments                                                     Balloon                    4,277,873.76
135   Woodlyn Shopping Center (East) a/k/a Hechinger Plaza                     Balloon                    4,272,359.38
136   Country Meadows Mobile Home Park                                         Balloon                    4,234,444.63
137   Brookside ALF                                                            Balloon                    4,230,997.70
138   801 Penn. Ave. Dc                                                        Balloon                    4,197,468.66
139   Tartan Place Apartments                                                  Balloon                    4,197,326.00
140   Green Gate Office Park                                                   Balloon                    4,192,137.41
141   9939 Norwalk Blvd & SW Corner of Geary Ave.                              ARD                        4,159,556.61
142   Village Square Mall                                                      Balloon                    4,144,792.20
143   Walgreen                                                                 Balloon                    4,110,711.25
144   Ramona Plaza                                                             Balloon                    4,097,452.01
145   500 Building                                                             Balloon                    4,095,889.99
146   Ten Oaks Retirement Community(TORCH)                                     Balloon                    4,095,326.36
147   Ramada Inn Newport                                                       ARD                        4,000,000.00
148   Promontory Point Apartments                                              Balloon                    3,991,756.24
149   Paramount Plaza                                                          Balloon                    3,982,233.27
150   Preferred Freezer Warehouse                                              Fully Amortizing           3,964,918.08
151   Vroman's Bookstore                                                       Balloon                    3,945,629.89
152   West Lake Self Storage                                                   Balloon                    3,909,753.40


                                                                        Balloon/
Control                                                     Monthly     ARD                                            Mortgage
No.     Property  Name                                      P&I ($)     Balance                 ARD      Maturity      Rate (%)
===============================================================================================================================
76    Mountain View Child Care Center                       49,257.36    5,050,051                        7/1/08         8.3400
77    Executive Center (Exec.Center-Loan Level)             44,973.93    5,005,162                        6/1/08         7.2900
78    Hamburg Plaza                                         42,364.48    5,578,489                        7/1/05         7.6000
79    Tamal Vista Shopping Center                           41,161.09    5,185,575                        7/1/08         7.2000
80    One Forest Drive                                      42,199.66    5,310,701                        5/1/08         7.5600
81    Chesapeake Apartments                                 39,560.13    5,138,158                        5/1/08         6.8100
82    Uniprop - West Point                                  36,128.58    4,808,413            2/10/09     8/10/28        6.3500
83    Harwin Drive Office Building                          39,958.50    5,275,880                        8/1/05         7.3300
84    Sunrise at Pinnacle Phase II                          38,139.11    4,930,725                        7/1/08         6.9700
85    Sharon Hill Shopping Center                           38,628.03    4,912,644                        8/1/08         7.0800
86    Midway Plaza Shopping Center                          42,078.57    4,542,834                        8/1/08         7.3800
87    Shop 'N Save (Hannaford Brothers)                      Step*               0                       11/1/17         7.0500
88    Northwood Village Shopping Center                     39,232.61    5,016,472            4/1/08      4/1/28         7.3400
89    University Courtyard Apartments                       38,709.09    4,986,014                        4/1/08         7.2400
90    Stratford House                                       46,985.01        5,912                        6/1/18         7.8100
91    Princeton Court Apartments                            37,184.61    4,803,703                        8/1/08         6.8800
92    Transworld Financial Center                           38,849.71    4,938,372                        6/1/08         7.4200
93    Circuit City                                           Step*               0                        6/1/18         6.9180
94    Garden Lake MHP                                       37,818.60    4,839,666            7/11/08     7/11/28        7.3300
95    7277 World Communications Drive (Sitel Corp.)         38,202.29    4,595,166                        4/1/10         7.6200
96    Uniprop - Saginaw Villas                              33,301.13    4,432,102            2/10/09     8/10/28        6.3500
97    Indian Run Apartments                                 35,526.40    4,606,532                        4/1/08         7.1500
98    Circuit City (Property Level)                         42,885.00            0                       12/1/18         7.9600
99    Circuit City (Property Level)                         42,885.00            0                       12/1/18         7.9600
100   Hampton Inn Greenville/I85                            37,690.33    4,170,930                        5/1/08         7.3900
101   Ramsgate Apartments                                   34,720.41    4,400,119                        6/1/08         7.1250
102   Townsquare Shop Ctr                                   34,858.07    4,415,421                        7/1/08         7.4700
103   Desert Sky Apartments                                 34,332.38    4,322,301                        6/1/08         7.2100
104   Brookfield Commons Office Bldg.                       35,063.85    4,593,804                        5/1/05         7.4200
105   Quality Center Shopping Center                        35,704.67    4,107,228                        7/1/10         7.4000
106   Hickory Manor Apartments                              33,767.33    3,699,230                        7/1/13         7.2500
107   45085 University Drive                                33,626.28    4,463,535            1/1/08      1/1/30         7.3100
108   Executive Center                                      33,459.88    4,304,200                        3/1/08         7.2600
109   Napa Valley Gateway                                   32,777.02    4,216,100                        7/11/08        7.2600
110   Circuit City (Property Level)                         39,708.33            0                       12/1/18         7.9600
111   Riverdale Village Apartment                           32,160.49    4,125,753                        6/1/08         7.0700
112   Courtyard at Camino Real                              32,790.89    4,183,469                        6/1/08         7.3700
113   Tomball Nursing Center                                36,008.53    2,985,318                        7/1/13         7.7500
114   867 Boylston Street                                   32,798.74    4,151,681                        5/1/08         7.4800
115   Central Point Shopping Center                         31,855.33    4,050,563                        5/1/08         7.1850
116   Santa Fe Apartments                                   37,112.15    4,471,128                        7/1/02         8.5600
117   Grandview Gardens                                     31,338.01    3,611,415                        7/1/13         7.0800
118   Tanglewood Estates                                    34,129.46    3,784,997            6/1/08      6/1/23         7.3500
119   Florex Industrial Properties                          34,887.66    3,737,998                        5/1/08         7.5000
120   Builders Square                                       39,513.00            0                        1/1/18         8.1250
121   Manitoba Apartments                                   32,299.17    4,094,455                        9/1/07         7.4379
122   Circuit City (Property Level)                         38,120.00            0                       12/1/18         7.9600
123   MIE Corporate Center                                  30,480.44    4,008,142                        8/1/08         6.9600
124   6301 Hazeltine National Drive (Lake Point IV)         30,696.65    4,236,263                        6/1/05         7.0300
125   Brentwood Forest Apartments                           30,819.22    3,937,507                        7/1/08         7.0200
126   Overlake Apartments                                   32,136.77    4,068,316                        9/1/07         7.4700
127   Oxbridge Square Shopping Center                       33,090.64            0                        7/1/23         7.4000
128   Uniprop - Country Meadows                             28,274.54    3,763,106            2/10/09     8/10/28        6.3500
129   Uniprop - Sierra Vista                                28,274.54    3,763,106            2/10/09     8/10/28        6.3500
130   South Mountain Shopping Center                        32,962.45            0                        7/1/23         7.4000
131   Stanford Court Apartments                             31,026.92    3,893,626                        5/1/08         7.2500
132   Extra Space Center (Loan Level)                       31,666.65    3,516,474                        7/1/08         7.3300
133   The Parkview                                          31,776.62    3,427,853                        7/1/08         7.5000
134   Beachwood Apartments                                  29,362.75    3,974,659                        1/1/05         7.2600
135   Woodlyn Shopping Center (East) a/k/a Hechinger Plaza  28,556.62    3,733,415                        7/1/08         7.0400
136   Country Meadows Mobile Home Park                      29,385.83    3,738,105                        6/1/08         7.4100
137   Brookside ALF                                         29,252.38    3,737,607                        2/1/08         7.3400
138   801 Penn. Ave. Dc                                     28,282.01    3,675,656                        7/1/08         7.1200
139   Tartan Place Apartments                               27,773.67    3,658,171                        7/1/08         6.9400
140   Green Gate Office Park                                29,079.95    3,702,487                        5/1/08         7.4000
141   9939 Norwalk Blvd & SW Corner of Geary Ave.           28,894.47    3,672,914            6/1/08      6/1/28         7.4200
142   Village Square Mall                                   29,245.08    3,674,461                        6/1/08         7.5800
143   Walgreen                                              29,853.29    1,260,001                        7/1/18         7.1300
144   Ramona Plaza                                          27,332.49    3,421,787                        7/1/10         7.0200
145   500 Building                                          29,424.09    3,298,168                        7/1/08         7.1700
146   Ten Oaks Retirement Community(TORCH)                  30,298.64    3,268,418                        7/1/08         7.5000
147   Ramada Inn Newport                                    30,851.02    3,201,594           11/1/08      8/1/23         7.8750
148   Promontory Point Apartments                           26,719.64    3,493,356                        5/1/08         7.0400
149   Paramount Plaza                                       28,732.13    3,218,382                        4/1/08         7.1800
150   Preferred Freezer Warehouse                           37,684.75            0                        5/1/13         7.6500
151   Vroman's Bookstore                                    28,179.83    2,725,209                        7/1/11         7.0000
152   West Lake Self Storage                                26,893.33    3,443,650                        6/1/08         7.3200


                                                      Original                Remaining                                   Scheduled
                                                    Amortization             Term to ARD   Remaining  Cut-off   Cut-off  Maturity or
Control                                                 Term     Seasoning   or Maturity    Lockout     Date      Date    ARD Date
No.     Property  Name                                (months)   (months)      (months)      Months   DSCR (x)  LTV (%)    LTV (%)
====================================================================================================================================
76    Mountain View Child Care Center                    300         1           119          24       1.47      52.9       43.2
77    Executive Center (Exec.Center-Loan Level)          300         2           118          46       1.42      74.6       60.4
78    Hamburg Plaza                                      360         1           83           47       1.40      74.5       69.3
79    Tamal Vista Shopping Center                        360         1           119          24       1.43      64.5       55.8
80    One Forest Drive                                   360         3           117          45       1.27      74.9       66.4
81    Chesapeake Apartments                              360         3           117          24       2.14      45.0       38.6
82    Uniprop - West Point                               360         0           126          24       1.71      66.1       55.3
83    Harwin Drive Office Building                       360         0           84           24       1.29      67.3       58.3
84    Sunrise at Pinnacle Phase II                       360         1           119           0       1.34      79.2       68.0
85    Sharon Hill Shopping Center                        360         0           120          24       1.25      73.6       63.5
86    Midway Plaza Shopping Center                       300         0           120          24       1.25      67.1       53.5
87    Shop 'N Save (Hannaford Brothers)                  231         0           231          120      1.08      83.8        0.0
88    Northwood Village Shopping Center                  360         4           116          32       1.45      72.9       64.3
89    University Courtyard Apartments                    360         4           116          44       1.35      79.8       70.2
90    Stratford House                                    241         2           238          24       1.48      79.3        0.1
91    Princeton Court Apartments                         360         0           120          24       1.30      80.0       68.6
92    Transworld Financial Center                        360         2           118          46       1.36      64.3       56.8
93    Circuit City                                       240         2           238           0       1.04      106.6       0.0
94    Garden Lake MHP                                    360         1           119          24       1.34      78.5       69.1
95    7277 World Communications Drive (Sitel Corp.)      360         4           140          44       1.29      74.8       63.8
96    Uniprop - Saginaw Villas                           360         0           126          24       1.50      66.3       55.4
97    Indian Run Apartments                              360         4           116          32       1.27      78.3       68.8
98    Circuit City (Property Level)                      264         20          244           0       1.00      93.5        0.0
99    Circuit City (Property Level)                      264         20          244           0       1.00      94.1        0.0
100   Hampton Inn Greenville/I85                         300         3           117          45       1.56      74.4       60.5
101   Ramsgate Apartments                                360         2           118           0       1.37      74.7       64.5
102   Townsquare Shop Ctr                                360         1           119          47       1.34      72.4       64.0
103   Desert Sky Apartments                              360         2           118           0       1.37      75.1       65.1
104   Brookfield Commons Office Bldg.                    360         3           81            0       1.29      74.5       68.6
105   Quality Center Shopping Center                     324         1           143          24       1.64      75.7       58.9
106   Hickory Manor Apartments                           360         1           179          24       1.22      77.0       57.6
107   45085 University Drive                             360         7           113          41       1.77      49.0       44.6
108   Executive Center                                   360         5           115          43       1.31      71.3       62.8
109   Napa Valley Gateway                                360         1           119          25       1.24      73.6       64.7
110   Circuit City (Property Level)                      264         20          244           0       1.00      94.0        0.0
111   Riverdale Village Apartment                        360         2           118          23       1.75      62.2       53.6
112   Courtyard at Camino Real                           360         2           118          46       1.32      74.1       65.4
113   Tomball Nursing Center                             300         1           179          24       1.68      79.9       50.6
114   867 Boylston Street                                360         3           117          45       1.26      73.3       64.9
115   Central Point Shopping Center                      360         3           117          57       1.39      64.2       55.5
116   Santa Fe Apartments                                360         37          47            0       1.22      67.8       64.8
117   Grandview Gardens                                  362         1           179          35       1.34      79.3       61.2
118   Tanglewood Estates                                 300         2           118          36       1.34      79.8       64.7
119   Florex Industrial Properties                       300         3           117          24       1.60      61.9       49.7
120   Builders Square                                    288         55          233           0       1.31      74.1        0.0
121   Manitoba Apartments                                353         4           109          25       1.34      79.5       70.6
122   Circuit City (Property Level)                      264         20          244           0       1.00      92.0        0.0
123   MIE Corporate Center                               360         0           120          48       1.42      80.0       69.7
124   6301 Hazeltine National Drive (Lake Point IV)      360         2           82           34       1.30      74.1       68.3
125   Brentwood Forest Apartments                        360         1           119          24       1.46      75.0       64.6
126   Overlake Apartments                                351         2           109          25       1.26      78.8       70.1
127   Oxbridge Square Shopping Center                    300         1           299          119      1.83      48.0        0.0
128   Uniprop - Country Meadows                          360         0           126          24       1.90      67.7       56.6
129   Uniprop - Sierra Vista                             360         0           126          24       1.76      66.2       55.3
130   South Mountain Shopping Center                     300         1           299          143      1.29      74.9        0.0
131   Stanford Court Apartments                          360         3           117          24       1.28      78.8       68.3
132   Extra Space Center (Loan Level)                    300         1           119          47       1.38      66.1       53.4
133   The Parkview                                       300         1           119           0       1.43      62.3       49.7
134   Beachwood Apartments                               360         7           77           29       1.33      78.8       73.2
135   Woodlyn Shopping Center (East)
      a/k/a Hechinger Plaza                              360         1           119          47       1.36      75.0       65.5
136   Country Meadows Mobile Home Park                   360         2           118          46       1.35      79.9       70.5
137   Brookside ALF                                      360         6           114          54       1.37      66.1       58.4
138   801 Penn. Ave. Dc                                  360         1           119          47       1.37      79.2       69.4
139   Tartan Place Apartments                            360         1           119          47       1.33      79.2       69.0
140   Green Gate Office Park                             360         3           117          45       1.36      69.9       61.7
141   9939 Norwalk Blvd & SW Corner of Geary Ave.        360         2           118          46       1.31      70.7       62.5
142   Village Square Mall                                360         2           118          46       1.27      74.0       65.6
143   Walgreen                                           289         1           239          119      1.02      95.2       29.2
144   Ramona Plaza                                       360         1           143          47       1.33      74.5       62.2
145   500 Building                                       300         1           119          47       1.32      74.5       60.0
146   Ten Oaks Retirement Community(TORCH)               300         1           119           0       1.41      58.9       47.0
147   Ramada Inn Newport                                 300         0           123          48       1.55      64.5       51.6
148   Promontory Point Apartments                        360         3           117          45       1.94      47.0       41.1
149   Paramount Plaza                                    300         4           116          44       1.40      73.8       59.6
150   Preferred Freezer Warehouse                        180         3           177           0       1.35      56.6        0.0
151   Vroman's Bookstore                                 300         1           155          24       1.57      64.7       44.7
152   West Lake Self Storage                             360         2           118          58       1.21      76.8       67.7


                                     A-2-2

                                                     Original     Remaining
                                                     Interest-    Interest-
Control                                             Only Period  Only Period   Amortization             Cut-off Date
No.      Property  Name                              (months)      (months)        Type                   Balance ($)
=======================================================================================================================
153   Winterbrook Apartments                                                   Balloon                    3,903,916.50
154   HomeBase Home Improvement Store                                          Balloon                    3,889,403.28
155   Lakeside Downs Apartments                                                Balloon                    3,837,562.53
156   Eckerd San Antonio                                                       Step                       3,823,668.87
157   Strattford Lakes Apartments                                              ARD                        3,788,162.94
158   Concord Center                                                           Balloon                    3,745,123.65
159   Oak Hills                                                                Balloon                    3,742,085.59
160   Kimberly Woods Apartments                                                Balloon                    3,740,000.00
161   110 Fulton Street-Corporate Apartments                                   Balloon                    3,696,553.44
162   Plaza Linda Vista                                                        Balloon                    3,694,853.67
163   Westridge Plaza Shopping Center (Ames/Hyvee)                             Fully Amortizing           3,684,611.46
164   Walgreens                                                                Fully Amortizing           3,660,686.48
165   Park Plaza II                                                            Balloon                    3,600,000.00
166   Parkwild Apartments                                                      Balloon                    3,597,049.11
167   Martinez Self Storage                                                    Balloon                    3,596,638.73
168   Hemet Plaza Shopping Center                                              Balloon                    3,595,187.57
169   Congress Square                                                          Balloon                    3,593,406.80
170   1111 South Willow Street                                                 Balloon                    3,588,272.22
171   Walgreens - Richmond                                                     Balloon                    3,547,600.00
172   Orangetree Plaza Shopping Center                                         Balloon                    3,501,491.15
173   Columbia Court Apartments                                                Balloon                    3,500,000.00
174   1200 High Ridge Road                                                     Balloon                    3,497,649.69
175   Flint Hill Pointe Apartments                                             Balloon                    3,495,367.87
176   Waterside 1 Apartments                                                   Balloon                    3,495,297.84
177   Doctors Professional Building                                            Balloon                    3,491,891.28
178   1500 Gateway Plaza                                                       Balloon                    3,489,358.25
179   Oasis Water Park                                                         Fully Amortizing           3,450,000.00
180   Indian Valley Shopping Center                                            Balloon                    3,442,020.74
181   Circuit City (Property Level)                                            Fully Amortizing           3,403,333.59
182   The Cedar Village Apartments                                             Balloon                    3,400,000.00
183   401 Griffin Brook Drive                                                  Balloon                    3,365,784.21
184   Mulberry Station Apartments                                              Balloon                    3,344,914.04
185   Oak Hollow Apartments                                                    Balloon                    3,293,601.03
186   355-367 Research Parkway                                                 Balloon                    3,289,825.38
187   Walgreen (Dallas)                                                        Balloon                    3,277,669.64
188   Arbor Shopping Center                                                    Balloon                    3,195,870.31
189   Waterford Condominiums                                                   Balloon                    3,193,761.57
190   Walgreens Drug Store (Council Bluffs, IA.)                               Fully Amortizing           3,193,495.16
191   Bayway Shopping Center                                                   Balloon                    3,191,283.69
192   Colony Plaza Shopping Center                                             Balloon                    3,185,596.26
193   Rolling Oaks Plaza                                                       Balloon                    3,167,863.06
194   170 Meeting Street                                                       Balloon                    3,145,736.31
195   Dracut Village Shopping Center                                           Balloon                    3,143,439.20
196   Villa Cezanne Apartments                                                 Balloon                    3,100,000.00
197   Uniprop - Camelot Villa                                                  ARD                        3,100,000.00
198   Office/Laboratory Industrial Facility                                    Balloon                    3,095,793.55
199   Hilltop Plaza                                                            Balloon                    3,093,858.94
200   101 Park Avenue                                                          Balloon                    3,083,533.59
201   Skyline Manufactured Home Community                                      Balloon                    3,000,000.00
202   Castle Apartments                                                        Fully Amortizing           3,000,000.00
203   Sono Square                                                              Balloon                    2,996,069.32
204   Empire Inn - Best Western                                                Balloon                    2,995,038.20
205   Montvale Place                                                           Balloon                    2,994,291.54
206   251-57 West 45th Street/254 West 46th Street                             Fully Amortizing           2,990,835.79
207   Fixture World Facility                                                   Balloon                    2,945,862.70
208   K Mart                                                                   Fully Amortizing           2,930,301.95
209   Jeremy Apartments                                                        Balloon                    2,900,000.00
210   119th Plaza Shopping Center                                              Balloon                    2,900,000.00
211   Riverwood Village Shopping Center                                        Balloon                    2,894,376.66
212   Valencia Autoplex                                                        Balloon                    2,894,070.06
213   Grand View Center                                                        Balloon                    2,874,069.40
214   747 Chestnut Ridge Road                                                  Balloon                    2,846,321.99
215   Perimeter Park                                                           Balloon                    2,846,045.68
216   Holiday Inn Sturbridge                                                   Balloon                    2,840,127.20
217   University Village East                                                  Balloon                    2,800,000.00
218   Cannon Park Warehouse                                                    Balloon                    2,798,234.24
219   939-945 Fourth Avenue                                                    Balloon                    2,798,127.42
220   11312 Westheimer Shopping Center                                         Balloon                    2,786,099.09
221   Circuit City (Property Level)                                            Fully Amortizing           2,780,187.28
222   Greenfields Retirement Community                                         Balloon                    2,747,178.39
223   3700 & 3800 Classen Office Buildings                                     Balloon                    2,742,546.49
224   Algonquin Apartments                                                     Balloon                    2,741,298.50
225   Westgate Service                                                         Balloon                    2,698,525.21
226   First Southern Bank Building                                             Balloon                    2,698,240.53
227   Comfort Inn - Warner Robins                                              Balloon                    2,697,456.22
228   Greenbriar Apartments                                                    Balloon                    2,696,714.90
229   Ridge Manor Apartments                                                   Balloon                    2,694,205.40


                                                                        Balloon/
Control                                                     Monthly     ARD                                            Mortgage
No.     Property  Name                                      P&I ($)     Balance                 ARD      Maturity      Rate (%)
===============================================================================================================================
153   Winterbrook Apartments                                26,105.50    3,415,597                        5/1/08         7.0300
154   HomeBase Home Improvement Store                       26,710.77    3,706,658                        4/1/03         7.2900
155   Lakeside Downs Apartments                             25,418.80    3,345,508                        7/1/08         6.9500
156   Eckerd San Antonio                                     Step*       1,422,761                        3/1/18         7.2100
157   Strattford Lakes Apartments                           26,284.51    2,961,741            3/1/13      3/1/28         7.3900
158   Concord Center                                        26,066.65    3,308,624                        6/1/08         7.4400
159   Oak Hills                                             27,517.33    3,039,285                        6/1/08         7.4200
160   Kimberly Woods Apartments                             24,529.17    3,198,911                        8/10/08        6.7600
161   110 Fulton Street-Corporate Apartments                28,537.19    2,987,775                        7/1/08         7.8750
162   Plaza Linda Vista                                     25,040.07    3,241,931                        6/1/08         7.1700
163   Westridge Plaza Shopping Center (Ames/Hyvee)          28,007.05            0                        5/1/21         7.4300
164   Walgreens                                             28,253.85            0                        4/1/18         6.8400
165   Park Plaza II                                         24,569.88    3,107,767                        8/1/08         7.1500
166   Parkwild Apartments                                   23,950.89    3,089,246                        7/1/08         7.0000
167   Martinez Self Storage                                 26,580.27    2,924,309                        7/1/08         7.4900
168   Hemet Plaza Shopping Center                           24,753.99    3,167,387                        6/1/08         7.3300
169   Congress Square                                       25,122.44    3,180,011                        5/1/08         7.4800
170   1111 South Willow Street                              25,720.30    2,891,581                        5/1/08         7.1200
171   Walgreens - Richmond                                  25,940.17    1,298,244                        8/1/18         7.3800
172   Orangetree Plaza Shopping Center                      28,419.27    3,158,659                        5/1/07         9.0000
173   Columbia Court Apartments                             22,955.10    2,999,131                        7/10/08        6.7600
174   1200 High Ridge Road                                  22,724.20    3,033,699                        7/1/08         6.7600
175   Flint Hill Pointe Apartments                          24,161.70    2,723,333                        6/1/13         7.3700
176   Waterside 1 Apartments                                24,018.77    3,077,824                        6/1/08         7.3100
177   Doctors Professional Building                         25,538.91    2,779,560                        6/1/08         7.2500
178   1500 Gateway Plaza                                    25,796.43    3,093,337                        5/1/05         7.4700
179   Oasis Water Park                                      41,839.79       39,510                        8/1/08         7.9900
180   Indian Valley Shopping Center                         23,746.05    2,983,779                        5/1/08         7.3400
181   Circuit City (Property Level)                         28,192.92            0                       12/1/18         7.9600
182   The Cedar Village Apartments                          22,645.87    2,918,625                        8/1/08         6.9100
183   401 Griffin Brook Drive                               23,069.25    2,964,938                        4/1/08         7.2700
184   Mulberry Station Apartments                           23,025.82    2,896,604                        6/1/08         7.2200
185   Oak Hollow Apartments                                 22,556.60    2,899,408                        5/1/08         7.2700
186   355-367 Research Parkway                              24,172.46    2,673,446                        5/1/08         7.4000
187   Walgreen (Dallas)                                     24,749.45      820,389                        7/1/17         7.1900
188   Arbor Shopping Center                                 22,309.16    2,825,504                        6/1/08         7.4700
189   Waterford Condominiums                                21,829.64    2,810,093                        5/1/08         7.2500
190   Walgreens Drug Store (Council Bluffs, IA.)            24,931.51            0                        1/1/18         6.9100
191   Bayway Shopping Center                                21,894.79    2,811,927                        4/1/08         7.2800
192   Colony Plaza Shopping Center                          22,470.04    2,829,827                        1/1/08         7.5400
193   Rolling Oaks Plaza                                    22,132.72    2,755,179                        6/1/08         7.3750
194   170 Meeting Street                                    21,552.69    2,767,903                        6/1/08         7.2800
195   Dracut Village Shopping Center                        23,257.74    2,045,162                        6/1/13         7.4900
196   Villa Cezanne Apartments                              20,017.60    2,641,754                        8/1/08         6.6100
197   Uniprop - Camelot Villa                               19,478.02    2,592,361            2/10/09     8/10/28        6.3500
198   Office/Laboratory Industrial Facility                 21,189.53    2,723,267                        6/1/08         7.2700
199   Hilltop Plaza                                         21,021.45    2,718,038                        5/1/08         7.1900
200   101 Park Avenue                                       22,567.04    2,506,174                        3/1/08         7.3300
201   Skyline Manufactured Home Community                   18,849.70    2,508,736            2/10/09     8/10/28        6.3500
202   Castle Apartments                                     23,258.97            0                        8/1/18         7.0000
203   Sono Square                                           20,791.86    2,644,886                        6/1/08         7.4100
204   Empire Inn - Best Western                             24,481.13    2,523,704            5/11/08     5/11/23        8.6600
205   Montvale Place                                        20,648.74    2,640,579                        5/1/08         7.3400
206   251-57 West 45th Street/254 West 46th Street          27,589.21            0                        7/1/13         7.3700
207   Fixture World Facility                                25,247.15    2,103,907            7/1/08      7/1/18         8.3100
208   K Mart                                                30,393.88            0                        5/1/14         9.7500
209   Jeremy Apartments                                     19,394.74    2,491,785                        8/1/08         6.9500
210   119th Plaza Shopping Center                           21,065.22    2,299,895                        8/1/08         7.2000
211   Riverwood Village Shopping Center                     19,822.47    2,547,964                        5/1/08         7.2700
212   Valencia Autoplex                                     19,430.30    2,672,748                        5/1/05         7.0700
213   Grand View Center                                     21,376.70    2,343,306            6/11/08     7/11/28        7.5500
214   747 Chestnut Ridge Road                               19,869.10    2,516,464                        6/1/08         7.4700
215   Perimeter Park                                        19,306.90    2,497,813                        6/1/08         7.1800
216   Holiday Inn Sturbridge                                21,807.61    2,340,197                        6/1/08         7.9200
217   University Village East                               19,338.90    2,423,522                        8/1/08         7.3750
218   Cannon Park Warehouse                                 19,547.70    2,570,833                        7/1/05         7.3750
219   939-945 Fourth Avenue                                 19,112.02    2,417,151                        7/1/08         7.1500
220   11312 Westheimer Shopping Center                      19,424.85    2,467,827                        1/1/08         7.4200
221   Circuit City (Property Level)                         23,030.83            0                       12/1/18         7.9600
222   Greenfields Retirement Community                      20,321.54    2,192,310                        7/1/08         7.3900
223   3700 & 3800 Classen Office Buildings                  18,853.20    2,417,744                        4/1/08         7.3000
224   Algonquin Apartments                                  18,580.58    2,368,469                        4/1/08         7.0500
225   Westgate Service                                      18,749.54    2,503,415                        7/1/05         7.4300
226   First Southern Bank Building                          18,615.72    2,336,178                        7/10/08        7.2500
227   Comfort Inn - Warner Robins                           19,865.03    2,190,592                        7/1/08         7.4500
228   Greenbriar Apartments                                 19,249.92    1,954,005                       12/1/15         7.7000
229   Ridge Manor Apartments                                18,709.56    2,338,831                        5/1/08         7.3000


                                                      Original                Remaining                                   Scheduled
                                                    Amortization             Term to ARD   Remaining  Cut-off   Cut-off  Maturity or
Control                                                 Term     Seasoning   or Maturity    Lockout     Date      Date    ARD Date
No.     Property  Name                                (months)   (months)      (months)      Months   DSCR (x)  LTV (%)    LTV (%)
====================================================================================================================================
153   Winterbrook Apartments                             360         3           117          45       1.28      79.8       69.9
154   HomeBase Home Improvement Store                    360         4           56           20       1.31      69.5       66.2
155   Lakeside Downs Apartments                          360         1           119          47       1.31      80.0       69.7
156   Eckerd San Antonio                                 293         2           235          94       1.00      99.8       37.2
157   Strattford Lakes Apartments                        359         3           175          45       1.19      84.2       65.8
158   Concord Center                                     360         2           118          46       1.28      74.9       66.2
159   Oak Hills                                          300         2           118          46       1.41      74.8       60.8
160   Kimberly Woods Apartments                          360         0           120          24       1.32      76.3       65.3
161   110 Fulton Street-Corporate Apartments             300         1           119          24       1.24      79.5       64.3
162   Plaza Linda Vista                                  360         2           118          46       1.34      67.2       58.9
163   Westridge Plaza Shopping Center (Ames/Hyvee)       276         3           273          81       1.27      76.8        0.0
164   Walgreens                                          239         3           236          93       1.02      98.9        0.0
165   Park Plaza II                                      360         0           120          24       1.59      75.0       64.8
166   Parkwild Apartments                                360         1           119           0       1.32      79.9       68.7
167   Martinez Self Storage                              300         1           119          47       1.38      80.3       65.3
168   Hemet Plaza Shopping Center                        360         2           118          46       1.32      73.4       64.6
169   Congress Square                                    360         3           117          45       1.47      74.9       66.3
170   1111 South Willow Street                           300         3           117          57       1.65      57.2       46.1
171   Walgreens - Richmond                               300         0           240          120      1.00      98.5       36.1
172   Orangetree Plaza Shopping Center                   360         15          105          33       1.20      64.8       58.5
173   Columbia Court Apartments                          360         0           119          24       1.30      72.9       62.5
174   1200 High Ridge Road                               360         1           119          47       1.64      61.4       53.2
175   Flint Hill Pointe Apartments                       360         2           178          82       1.31      74.5       58.1
176   Waterside 1 Apartments                             360         2           118          46       1.29      79.4       70.0
177   Doctors Professional Building                      300         2           118          24       3.20      38.8       30.9
178   1500 Gateway Plaza                                 300         3           81           45       1.39      73.5       65.1
179   Oasis Water Park                                   120         0           120           0       1.41      43.6        0.5
180   Indian Valley Shopping Center                      360         3           117          57       1.30      72.5       62.8
181   Circuit City (Property Level)                      264         20          244           0       1.00      92.0        0.0
182   The Cedar Village Apartments                       360         0           120          24       1.36      55.5       47.7
183   401 Griffin Brook Drive                            360         4           116          44       1.32      73.2       64.5
184   Mulberry Station Apartments                        360         2           118          24       1.25      79.6       69.0
185   Oak Hollow Apartments                              360         3           117          45       1.31      69.7       61.4
186   355-367 Research Parkway                           300         3           117          45       1.40      71.5       58.1
187   Walgreen (Dallas)                                  267         2           227          94       1.02      93.7       23.4
188   Arbor Shopping Center                              360         2           118          46       1.33      67.3       59.5
189   Waterford Condominiums                             360         3           117          45       1.34      77.3       68.0
190   Walgreens Drug Store (Council Bluffs, IA.)         234         1           233          24       1.03      91.2        0.0
191   Bayway Shopping Center                             360         4           116          44       1.40      74.2       65.4
192   Colony Plaza Shopping Center                       357         4           113          41       1.28      79.6       70.8
193   Rolling Oaks Plaza                                 361         2           118          23       1.32      74.9       65.1
194   170 Meeting Street                                 360         2           118          46       1.39      76.7       67.5
195   Dracut Village Shopping Center                     300         2           178          46       1.50      68.3       44.5
196   Villa Cezanne Apartments                           360         0           120          24       1.72      54.4       46.4
197   Uniprop - Camelot Villa                            360         0           126          24       1.86      62.0       51.9
198   Office/Laboratory Industrial Facility              360         2           118          58       1.42      71.6       63.0
199   Hilltop Plaza                                      360         3           117          45       1.34      74.6       65.5
200   101 Park Avenue                                    300         5           115          43       1.33      71.7       58.3
201   Skyline Manufactured Home Community                360         0           126          24       1.99      62.5       52.3
202   Castle Apartments                                  240         0           240          72       1.36      71.4        0.0
203   Sono Square                                        360         2           118          46       1.43      74.9       66.1
204   Empire Inn - Best Western                          300         2           117          25       1.49      74.9       63.1
205   Montvale Place                                     360         3           117          45       1.49      71.3       62.9
206   251-57 West 45th Street/254 West 46th Street       180         1           179           0       1.38      53.4        0.0
207   Fixture World Facility                             240         1           119          25       1.28      71.9       51.3
208   K Mart                                             239         50          189          10       1.16      65.1        0.0
209   Jeremy Apartments                                  360         0           120          24       1.20      74.4       63.9
210   119th Plaza Shopping Center                        300         0           120          24       1.45      72.5       57.5
211   Riverwood Village Shopping Center                  360         3           117          45       1.40      76.2       67.1
212   Valencia Autoplex                                  360         3           81           45       1.37      78.2       72.2
213   Grand View Center                                  300         2           118          24       1.28      75.6       61.7
214   747 Chestnut Ridge Road                            360         2           118          46       1.39      78.0       68.9
215   Perimeter Park                                     360         2           118          46       1.33      55.8       49.0
216   Holiday Inn Sturbridge                             300         2           118          25       1.45      71.0       58.5
217   University Village East                            360         0           120          24       1.34      74.8       64.7
218   Cannon Park Warehouse                              360         1           83           24       1.35      62.5       57.4
219   939-945 Fourth Avenue                              360         1           119          24       1.28      74.9       64.7
220   11312 Westheimer Shopping Center                   360         7           113          41       1.29      75.1       66.5
221   Circuit City (Property Level)                      264         20          244           0       1.00      92.7        0.0
222   Greenfields Retirement Community                   300         1           119          11       1.57      68.7       54.8
223   3700 & 3800 Classen Office Buildings               360         4           116          44       1.27      74.1       65.3
224   Algonquin Apartments                               360         4           116          24       1.37      78.3       67.7
225   Westgate Service                                   360         1           83           29       1.35      72.0       66.8
226   First Southern Bank Building                       360         1           119          24       1.29      81.0       70.2
227   Comfort Inn - Warner Robins                        300         1           119          47       1.82      72.9       59.2
228   Greenbriar Apartments                              360         2           208          94       1.39      79.3       57.5
229   Ridge Manor Apartments                             360         3           117          24       1.26      74.8       65.0


                                     A-2-3

                                                     Original     Remaining
                                                     Interest-    Interest-
Control                                             Only Period  Only Period   Amortization             Cut-off Date
No.      Property  Name                              (months)      (months)        Type                   Balance ($)
=======================================================================================================================
230   Greenwood Gardens Office Building                                        Balloon                    2,692,179.09
231   Lock-It-Up Self-Storage (Pacifica)                                       Balloon                    2,691,592.34
232   Crestridge Corporate Center                                              Fully Amortizing           2,689,832.37
233   Shadow Hills MHP                                                         Balloon                    2,676,244.80
234   Red Oaks Apartments                                                      Balloon                    2,673,093.32
235   Lock It Up (Pleasanton)                                                  Fully Amortizing           2,645,172.98
236   89-55 Queens Blvd                                                        Balloon                    2,644,301.14
237   Kentwood Apartments                                                      Balloon                    2,641,683.31
238   Uniprop - Fairway Villas                                                 ARD                        2,600,000.00
239   8000 Edgewater Drive                                                     Balloon                    2,598,485.84
240   1020 and 1030 South Arroyo Parkway                                       Balloon                    2,597,324.90
241   Crichton Plaza                                                           Balloon                    2,596,489.51
242   Nottingham Village Center                                                Balloon                    2,594,904.07
243   Shurgard - Hermitage                                                     Balloon                    2,594,335.00
244   Walgreens (Shawnee)                                                      Balloon                    2,582,152.92
245   Walgreen's (Westmoreland)                                                Balloon                    2,553,511.95
246   Ashburton Woods Apartments                                               Balloon                    2,545,985.68
247   Uniprop - Colonial Village                                               ARD                        2,500,000.00
248   Pyramid Professional Center                                              Balloon                    2,500,000.00
249   Las Tunas Plaza Shopping Center                                          Balloon                    2,497,092.59
250   The Sawyer Building                                                      Fully Amortizing           2,495,811.30
251   11123-11163 South Towne Square                                           Balloon                    2,494,901.38
252   Eastlake Garden Apartments                                               Balloon                    2,494,684.50
253   Country Villa Westwood Nursing Center                                    Balloon                    2,494,577.93
254   Cinderella Properties (Loan Level)                                       Fully Amortizing           2,484,451.13
255   Eckerd Pharmacy (Corpus Christi)                                         Step                       2,475,431.36
256   Landmark Centre                                                          Balloon                    2,472,878.15
257   Eckerd - Baton Rouge                                                     Step                       2,467,642.51
258   280 Station Shopping Center                                              ARD                        2,448,600.04
259   Woodland Park Apartments                                                 Balloon                    2,434,958.15
260   Pinehurst Villas                                                         Balloon                    2,421,758.30
261   Park Avenue Apartments                                                   Balloon                    2,398,526.58
262   Cypress Corners Office Building                                          Balloon                    2,398,436.03
263   Days Inn Westminster                                                     Balloon                    2,395,197.41
264   Lock It Up (Fremont)                                                     Balloon                    2,392,526.51
265   Hidden Village Apartments                                                Balloon                    2,392,511.70
266   1900 Century Plaza Office Building                                       Balloon                    2,378,489.18
267   U-Stor Greenway                                                          Fully Amortizing           2,376,681.64
268   Cedars Apartments                                                        Balloon                    2,350,541.65
269   Manny's Music Building                                                   Balloon                    2,319,892.44
270   Smoky Hill Shopping Center                                               Balloon                    2,312,965.50
271   Schooset Village                                                         Balloon                    2,298,848.25
272   Ranch Circle Plaza                                                       Balloon                    2,298,647.87
273   Mini-Maxi Warehouse                                                      Balloon                    2,297,744.43
274   Country Hill Center                                                      Balloon                    2,296,971.27
275   Kensington Garden Apartments                                             Balloon                    2,295,173.09
276   Central Eugene Industrial Park                                           Balloon                    2,285,000.00
277   The Sunset Village Apartments                                            Balloon                    2,280,000.00
278   Berkshire Manor Apartments                                               Balloon                    2,272,618.71
279   Olympus Shadows                                                          Balloon                    2,258,540.84
280   Oceanside Outparcel Building C                                           Balloon                    2,246,575.59
281   U-Stor Bell                                                              Fully Amortizing           2,237,461.80
282   6420 Richmond Avenue                                                     Balloon                    2,200,000.00
283   Rolling Acres Retail Center                                              Balloon                    2,197,022.19
284   Farm Credit Services                                                     Balloon                    2,197,014.78
285   Riverside Office Buiding                                                 Balloon                    2,172,164.58
286   Holiday Inn-Heritage                                                     Balloon                    2,168,426.48
287   Akers Away Mobile Home Park                                              Balloon                    2,168,037.80
288   Arrowhead Lakes Marketplace                                              Balloon                    2,156,468.89
289   Pear Orchard Village Shopping Center                                     Fully Amortizing           2,148,531.82
290   Wallgarden Shopping Center                                               Balloon                    2,143,331.50
291   Pico&Union Plaza                                                         Balloon                    2,138,765.48
292   Abrams Run Building                                                      Fully Amortizing           2,100,000.00
293   Bayhead Mobile Home Park                                                 ARD                        2,100,000.00
294   Willow Creek Apartments                                                  Balloon                    2,098,698.89
295   Arbor Square Shopping Center                                             Balloon                    2,097,107.79
296   Brookdale Towers                                                         Balloon                    2,095,873.04
297   Roy's Trailer Park                                                       Balloon                    2,093,542.74
298   3 Ethel Boulevard                                                        Balloon                    2,091,555.84
299   Green River Apartments                                                   Balloon                    2,077,128.20
300   Mid-Valley Business Center                                               Balloon                    2,048,708.92
301   Emerald Point Apartments                                                 Balloon                    2,040,000.00
302   Times Square Townhome Apartments                                         Balloon                    1,996,069.57
303   El Rancho Drive Stowall                                                  Balloon                    1,996,036.10
304   Shurgard - Med Center                                                    Balloon                    1,995,642.30
305   Mesa Building                                                            ARD                        1,991,214.76
306   Statewide Self Storage                                                   Balloon                    1,945,961.50


                                                                        Balloon/
Control                                                     Monthly     ARD                                            Mortgage
No.     Property  Name                                      P&I ($)     Balance                 ARD      Maturity      Rate (%)
===============================================================================================================================
230   Greenwood Gardens Office Building                     19,194.08    2,049,120                        4/1/13         7.6700
231   Lock-It-Up Self-Storage (Pacifica)                    19,690.07    1,740,896                        5/1/13         7.3500
232   Crestridge Corporate Center                           21,673.23            0                        3/1/18         7.3800
233   Shadow Hills MHP                                      18,082.80    2,346,371                        6/1/08         7.1400
234   Red Oaks Apartments                                   17,800.64    2,295,722                        7/10/08        6.9000
235   Lock It Up (Pleasanton)                               21,234.94            0                        7/1/18         7.4300
236   89-55 Queens Blvd                                     19,274.05    2,141,261                        6/1/08         7.3200
237   Kentwood Apartments                                   17,977.67    2,284,475                        4/1/08         7.0900
238   Uniprop - Fairway Villas                              16,509.85    2,180,123            2/10/09     8/10/28        6.4500
239   8000 Edgewater Drive                                  17,701.33    2,469,507                        7/1/03         7.2300
240   1020 and 1030 South Arroyo Parkway                    18,459.27    2,083,760                        7/1/08         7.0500
241   Crichton Plaza                                        17,807.18    2,285,207                        6/1/08         7.2900
242   Nottingham Village Center                             17,701.33    2,282,016                        5/1/08         7.2300
243   Shurgard - Hermitage                                  18,792.98    2,096,375                        6/1/08         7.2500
244   Walgreens (Shawnee)                                   19,572.89      661,762                        2/1/18         7.3800
245   Walgreen's (Westmoreland)                             19,380.44      714,849                       11/1/16         7.1900
246   Ashburton Woods Apartments                            17,343.64    2,199,408                        6/1/08         7.2200
247   Uniprop - Colonial Village                            15,708.08    2,090,614            2/10/09     8/10/28        6.3500
248   Pyramid Professional Center                           16,823.98    2,150,821                        8/1/08         7.0100
249   Las Tunas Plaza Shopping Center                       18,271.99    1,986,252                        7/1/08         7.3750
250   The Sawyer Building                                   20,248.42            0                        7/1/18         7.4600
251   11123-11163 South Towne Square                        16,767.10    2,185,655                        5/1/08         7.0800
252   Eastlake Garden Apartments                            16,498.46    2,176,379                        5/1/08         6.9200
253   Country Villa Westwood Nursing Center                 19,014.72    2,010,300                        6/1/08         7.8300
254   Cinderella Properties (Loan Level)                    22,751.18            0                        6/1/13         7.2000
255   Eckerd Pharmacy (Corpus Christi)                       Step*               0                        2/1/18         7.2600
256   Landmark Centre                                       18,873.48    2,032,630                        7/1/08         7.8600
257   Eckerd - Baton Rouge                                   Step*         927,000                        4/1/18         7.4300
258   280 Station Shopping Center                           16,779.84    2,153,635            7/1/08      7/1/28         7.2900
259   Woodland Park Apartments                              16,282.57    2,130,383                        5/1/08         7.0300
260   Pinehurst Villas                                      16,674.56    1,883,531                        6/1/13         7.3300
261   Park Avenue Apartments                                16,064.09    2,097,060                        7/1/08         7.0600
262   Cypress Corners Office Building                       16,547.30    2,076,604                        7/10/08        7.2500
263   Days Inn Westminster                                  18,049.18    1,961,478                        6/1/08         7.7000
264   Lock It Up (Fremont)                                  17,502.29    1,547,461                        5/1/13         7.3500
265   Hidden Village Apartments                             17,486.77    1,546,644                        5/1/13         7.3400
266   1900 Century Plaza Office Building                    16,574.24    2,063,966                        7/1/08         7.3500
267   U-Stor Greenway                                       18,991.48            0                        5/1/18         7.3200
268   Cedars Apartments                                     19,935.68    1,980,016                       11/1/06         8.8750
269   Manny's Music Building                                20,873.97    1,339,598                        7/1/08         7.8750
270   Smoky Hill Shopping Center                            16,051.32    2,041,851                        6/1/08         7.4100
271   Schooset Village                                      16,382.22    2,042,298                        7/1/08         7.6900
272   Ranch Circle Plaza                                    15,612.13    2,017,072                        7/1/08         7.2000
273   Mini-Maxi Warehouse                                   16,654.21    1,855,882                        7/1/08         7.2700
274   Country Hill Center                                   15,909.05    2,026,713                        6/1/08         7.3900
275   Kensington Garden Apartments                          16,097.38    1,996,823                        5/1/08         7.4000
276   Central Eugene Industrial Park                        15,696.36    1,712,059                        8/1/13         7.3200
277   The Sunset Village Apartments                         15,232.71    1,958,594                        8/10/08        6.9400
278   Berkshire Manor Apartments                            16,035.71    1,437,327                        7/1/13         6.9700
279   Olympus Shadows                                       15,376.30    1,985,201                        5/1/08         7.2100
280   Oceanside Outparcel Building C                        15,563.20    1,948,126                        6/1/08         7.3900
281   U-Stor Bell                                           17,879.01            0                        5/1/18         7.3200
282   6420 Richmond Avenue                                  15,288.47    2,018,597                        8/1/05         7.3300
283   Rolling Acres Retail Center                           15,052.67    1,933,139                        6/1/08         7.2800
284   Farm Credit Services                                  15,037.73    1,851,049                        6/1/10         7.2700
285   Riverside Office Buiding                              15,103.80    1,918,515                        6/1/08         7.4300
286   Holiday Inn-Heritage                                  16,073.06    1,767,368                        5/1/08         7.5000
287   Akers Away Mobile Home Park                           15,665.04    1,751,856                        5/1/08         7.2100
288   Arrowhead Lakes Marketplace                           14,313.55    1,851,967                        6/1/08         6.8600
289   Pear Orchard Village Shopping Center                  23,382.89            0                        9/1/11         9.0400
290   Wallgarden Shopping Center                            15,706.95      876,129                        5/1/18         7.3700
291   Pico&Union Plaza                                      14,613.09    1,879,678                        7/1/08         7.2600
292   Abrams Run Building                                   15,021.03            0                        8/10/23        7.0300
293   Bayhead Mobile Home Park                              13,194.79    1,756,115            2/10/09     8/10/28        6.3500
294   Willow Creek Apartments                               14,013.69    1,833,472                        7/1/08         7.0300
295   Arbor Square Shopping Center                          14,268.77    1,841,931                        6/1/08         7.2100
296   Brookdale Towers                                      14,283.00    1,842,688                        5/1/08         7.2200
297   Roy's Trailer Park                                    14,497.02    1,817,438                        4/1/08         7.3700
298   3 Ethel Boulevard                                     16,409.99      452,636                        5/1/18         7.6100
299   Green River Apartments                                14,118.79    1,823,916                        6/1/08         7.2000
300   Mid-Valley Business Center                            14,318.83    1,778,983                        7/1/08         7.3800
301   Emerald Point Apartments                              13,643.20    1,752,842                        8/10/08        6.9500
302   Times Square Townhome Apartments                      13,602.85    1,754,942                        5/1/08         7.2200
303   El Rancho Drive Stowall                               15,106.58    1,636,975            6/11/08     6/11/23        7.7500
304   Shurgard - Med Center                                 14,456.14    1,612,596                        6/1/08         7.2500
305   Mesa Building                                         14,443.25    1,612,160            4/1/08      4/1/23         7.2400
306   Statewide Self Storage                                14,435.70    1,585,191                        6/1/08         7.5200


                                                      Original                Remaining                                   Scheduled
                                                    Amortization             Term to ARD   Remaining  Cut-off   Cut-off  Maturity or
Control                                                 Term     Seasoning   or Maturity    Lockout     Date      Date    ARD Date
No.     Property  Name                                (months)   (months)      (months)      Months   DSCR (x)  LTV (%)    LTV (%)
====================================================================================================================================
230   Greenwood Gardens Office Building                  360         4           176           0       1.31      58.5       44.6
231   Lock-It-Up Self-Storage (Pacifica)                 300         3           177          81       1.61      65.0       42.1
232   Crestridge Corporate Center                        237         2           235          142      1.27      61.1        0.0
233   Shadow Hills MHP                                   360         2           118          58       1.28      74.8       65.5
234   Red Oaks Apartments                                360         1           119          24       1.62      76.4       65.6
235   Lock It Up (Pleasanton)                            240         1           239          119      1.41      64.1        0.0
236   89-55 Queens Blvd                                  300         2           118          46       1.57      63.0       51.0
237   Kentwood Apartments                                360         4           116          24       1.31      80.1       69.2
238   Uniprop - Fairway Villas                           360         0           126          24       1.71      72.2       60.6
239   8000 Edgewater Drive                               360         1           59           35       1.44      64.2       61.0
240   1020 and 1030 South Arroyo Parkway                 300         1           119          47       1.71      66.6       53.4
241   Crichton Plaza                                     360         2           118          46       1.30      74.2       65.3
242   Nottingham Village Center                          360         3           117          45       1.46      66.5       58.5
243   Shurgard - Hermitage                               300         2           118          58       1.73      70.1       56.7
244   Walgreens (Shawnee)                                275         3           234          117      1.03      89.4       22.9
245   Walgreen's (Westmoreland)                          263         2           219          94       1.02      92.9       26.0
246   Ashburton Woods Apartments                         360         2           118          24       1.25      79.6       68.7
247   Uniprop - Colonial Village                         360         0           126          24       1.52      69.4       58.1
248   Pyramid Professional Center                        360         0           120          24       1.49      69.4       59.8
249   Las Tunas Plaza Shopping Center                    300         1           119          24       1.42      74.5       59.3
250   The Sawyer Building                                240         1           239          24       1.73      65.7        0.0
251   11123-11163 South Towne Square                     360         3           117          45       1.44      71.3       62.5
252   Eastlake Garden Apartments                         360         3           117          45       1.31      73.4       64.0
253   Country Villa Westwood Nursing Center              300         2           118          24       1.61      70.1       56.5
254   Cinderella Properties (Loan Level)                 180         2           178          82       2.07      34.0        0.0
255   Eckerd Pharmacy (Corpus Christi)                   236         2           234          94       1.00      90.0        0.0
256   Landmark Centre                                    300         1           119          47       1.32      74.9       61.6
257   Eckerd - Baton Rouge                               293         2           236          94       1.00      98.7       37.1
258   280 Station Shopping Center                        360         1           119          47       1.40      74.2       65.3
259   Woodland Park Apartments                           360         3           117          45       1.47      79.8       69.9
260   Pinehurst Villas                                   360         2           178          82       1.22      77.3       60.1
261   Park Avenue Apartments                             360         1           119          59       1.51      75.0       65.5
262   Cypress Corners Office Building                    360         1           119          24       1.51      73.8       63.9
263   Days Inn Westminster                               300         2           118          46       1.57      72.6       59.4
264   Lock It Up (Fremont)                               300         3           177          81       1.68      59.8       38.7
265   Hidden Village Apartments                          300         3           177          45       1.29      67.2       43.5
266   1900 Century Plaza Office Building                 360         1           119          24       1.78      63.5       55.2
267   U-Stor Greenway                                    240         3           237          81       1.32      69.9        0.0
268   Cedars Apartments                                  300         21          99            3       1.61      62.7       52.8
269   Manny's Music Building                             204         1           119          24       1.29      74.8       43.2
270   Smoky Hill Shopping Center                         360         2           118          58       1.34      68.0       60.1
271   Schooset Village                                   360         1           119          47       1.35      80.0       71.0
272   Ranch Circle Plaza                                 360         1           119          47       1.51      74.5       65.4
273   Mini-Maxi Warehouse                                300         1           119          47       1.57      74.1       59.9
274   Country Hill Center                                360         2           118          46       1.34      74.1       65.4
275   Kensington Garden Apartments                       360         3           117          24       1.25      77.8       67.7
276   Central Eugene Industrial Park                     360         0           180           0       1.39      68.0       51.0
277   The Sunset Village Apartments                      360         0           120          24       1.64      77.3       66.4
278   Berkshire Manor Apartments                         300         1           179          83       1.43      62.7       39.7
279   Olympus Shadows                                    360         3           117          45       1.40      77.9       68.5
280   Oceanside Outparcel Building C                     360         2           118          46       1.31      72.5       62.8
281   U-Stor Bell                                        240         3           237          81       1.39      67.8        0.0
282   6420 Richmond Avenue                               360         0           84           24       1.59      70.4       61.0
283   Rolling Acres Retail Center                        360         2           118          46       1.30      78.5       69.0
284   Farm Credit Services                               360         2           142          70       1.50      84.5       71.2
285   Riverside Office Buiding                           360         2           118          46       1.36      74.9       66.2
286   Holiday Inn-Heritage                               300         3           117          45       1.63      71.1       58.0
287   Akers Away Mobile Home Park                        300         3           117          57       1.25      74.3       60.0
288   Arrowhead Lakes Marketplace                        360         2           118          24       1.43      69.7       59.8
289   Pear Orchard Village Shopping Center               180         23          157          37       2.00      47.5        0.0
290   Wallgarden Shopping Center                         300         3           237          117      1.34      74.7       30.5
291   Pico&Union Plaza                                   360         1           119          47       1.41      73.8       64.8
292   Abrams Run Building                                300         0           300           0       1.27      73.7        0.0
293   Bayhead Mobile Home Park                           360         0           126          24       1.27      65.6       54.9
294   Willow Creek Apartments                            360         1           119          47       1.38      75.0       65.5
295   Arbor Square Shopping Center                       360         2           118          46       1.46      74.9       65.8
296   Brookdale Towers                                   360         3           117          45       1.56      60.8       53.4
297   Roy's Trailer Park                                 360         4           116           0       1.58      69.8       60.6
298   3 Ethel Boulevard                                  264         3           237          105      1.30      72.1       15.6
299   Green River Apartments                             360         2           118          24       1.28      79.9       70.2
300   Mid-Valley Business Center                         360         1           119          24       1.46      68.3       59.3
301   Emerald Point Apartments                           360         0           120          24       1.45      79.1       67.9
302   Times Square Townhome Apartments                   360         3           117          57       1.41      78.3       68.8
303   El Rancho Drive Stowall                            300         2           118          24       1.49      70.8       58.1
304   Shurgard - Med Center                              300         2           118          58       1.54      66.5       53.8
305   Mesa Building                                      300         4           116          44       1.33      71.1       57.6
306   Statewide Self Storage                             300         2           118          58       1.52      75.7       61.7


                                     A-2-4

                                                     Original     Remaining
                                                     Interest-    Interest-
Control                                             Only Period  Only Period   Amortization             Cut-off Date
No.      Property  Name                              (months)      (months)        Type                   Balance ($)
=======================================================================================================================
307   1040 Sheridan Street                                                     Balloon                    1,898,092.23
308   Lincoln Plaza                                                            Balloon                    1,896,234.30
309   Lock-It Up Self Storage                                                  Fully Amortizing           1,894,057.50
310   Lock-It Up Self Storage                                                  Fully Amortizing           1,894,057.50
311   Bashas Square                                                            ARD                        1,865,899.13
312   Marina View Office Building                                              Balloon                    1,847,350.17
313   Eckerd - San Antonio                                                     Fully Amortizing           1,843,049.26
314   Georgetown Phase III Apartments                                          Fully Amortizing           1,839,056.42
315   Calabasas Junction                                                       Balloon                    1,834,764.09
316   Washington Ave. Office Building                                          Balloon                    1,821,178.54
317   Sierra Vista                                                             Balloon                    1,796,730.59
318   Holiday Inn Express Anderson                                             Balloon                    1,796,581.57
319   Boulevard Shops at the Kentlands                                         Balloon                    1,796,574.94
320   Woodland Square Apartments                                               Balloon                    1,796,280.61
321   Highview Place Apartments                                                ARD                        1,794,471.04
322   Party City Center                                                        Balloon                    1,777,590.68
323   Green Gables Apartments                                                  Balloon                    1,760,000.00
324   Richmond/Sage Shopping Center                                            Balloon                    1,751,615.14
325   Eastside Storage                                                         Balloon                    1,744,992.40
326   Eckerd - Benbrook                                                        Fully Amortizing           1,743,424.97
327   Carmel Plaza                                                             Balloon                    1,715,000.00
328   Rosedale Estates North                                                   Fully Amortizing           1,689,943.74
329   Magnolia Lane MHP                                                        Balloon                    1,677,726.00
330   5045 North 12th Street                                                   Balloon                    1,675,000.00
331   Cooper Creek Village                                                     Fully Amortizing           1,654,223.58
332   Best Western Casablanca Inn                                              Balloon                    1,646,729.81
333   Bell-Haun Systems/Huber Village (Eastwind-Loan Level)                    ARD                        1,641,715.85
334   Robert Blake Building                                                    Balloon                    1,600,000.00
335   9 Commonwealth Avenue                                                    Balloon                    1,598,902.12
336   Central Self-Storage Facility (Eugene)                                   Balloon                    1,598,579.40
337   Terrace Apartments                                                       Balloon                    1,598,406.58
338   Arbor View Apartments                                                    Balloon                    1,580,316.27
339   Kinnaird & Franke Building                                               Balloon                    1,573,023.50
340   Rancho Terrace Center                                                    Balloon                    1,572,857.54
341   Shadow Tree Apartments                                                   Balloon                    1,558,190.52
342   Federal Express Building                                                 Balloon                    1,555,103.67
343   Little Miami Estates Mobile Home Park                                    Balloon                    1,539,068.97
344   4000 Park                                                                Balloon                    1,538,536.02
345   Crossroads Plaza Office Building                                         Balloon                    1,525,000.00
346   Copper Crest                                                             Balloon                    1,524,136.89
347   Rapp Building-Sunset Mercantile Center                                   Balloon                    1,511,379.73
348   Lexington Place Apartments                                               Balloon                    1,499,123.69
349   Cherry Hill Apartments                                                   Fully Amortizing           1,494,780.33
350   Norton Plaza Shopping Center                                             Balloon                    1,490,370.60
351   Rite Aid - Walcott                                                       Fully Amortizing           1,477,893.74
352   Shurgaurd - Tumwater                                                     Balloon                    1,452,990.30
353   Crystal Lake Apartments                                                  Balloon                    1,448,555.96
354   Peacock Woods I&II                                                       Fully Amortizing           1,444,954.32
355   Griffith Park Office Building                                            Balloon                    1,434,078.71
356   211 Pharr Road                                                           Balloon                    1,397,960.88
357   11th Street Property                                                     Fully Amortizing           1,395,771.83
358   Expressway Tower                                                         Balloon                    1,394,075.59
359   Shannon Woods I Apartments                                               Balloon                    1,389,123.68
360   Shurgard - West Olympia                                                  Balloon                    1,389,122.60
361   Bridgestone/Firestone Service Facility                                   Step                       1,382,540.69
362   Lake Elsinore Self Storage                                               Balloon                    1,378,622.67
363   Village Square                                                           Fully Amortizing           1,355,267.50
364   Shurgaurd - Yakima                                                       Balloon                    1,349,204.40
365   Country Oaks Shopping Center                                             Balloon                    1,347,246.76
366   Branch Hill Mhp                                                          Balloon                    1,339,189.88
367   JMF Enterprises                                                          Balloon                    1,306,626.56
368   Spanish Villa Apartments                                                 Balloon                    1,298,705.35
369   IHOP                                                                     Step                       1,297,186.53
370   Village Mobile Home Park                                                 Balloon                    1,297,178.00
371   Big Lots Shopping Center                                                 ARD                        1,295,838.69
372   Tradewinds Mhp                                                           Balloon                    1,289,230.12
373   Sam Houston Parkway Office Bldg                                          Balloon                    1,267,268.30
374   38th Ave. Office Building                                                Balloon                    1,250,000.00
375   620 Auto Exchange                                                        Balloon                    1,250,000.00
376   Eastwood Lake Apartments                                                 Balloon                    1,234,168.72
377   Southland - Lakecity                                                     Step                       1,232,901.15
378   Central Self-Storage - Warner                                            Balloon                    1,224,390.77
379   Uniprop - Aster Lake Estates                                             ARD                        1,200,000.00
380   Torrey Pines Apartments                                                  Balloon                    1,199,245.15
381   2610-2614 North Wilmington Avenue (Chief Auto)                           Balloon                    1,198,355.47
382   233 E. 89th Street                                                       Balloon                    1,197,137.27
383   Blockbuster Center                                                       Fully Amortizing           1,193,353.50


                                                                        Balloon/
Control                                                     Monthly     ARD                                            Mortgage
No.     Property  Name                                      P&I ($)     Balance                 ARD      Maturity      Rate (%)
===============================================================================================================================
307   1040 Sheridan Street                                  14,178.60    1,519,189                        7/1/08         7.5000
308   Lincoln Plaza                                         14,351.25    1,550,819            6/11/08     6/11/28        7.7500
309   Lock-It Up Self Storage                               17,184.14            0                        7/1/13         7.1000
310   Lock-It Up Self Storage                               17,184.14            0                        7/1/13         7.1000
311   Bashas Square                                         13,135.96    1,656,723            1/1/08      1/1/28         7.5200
312   Marina View Office Building                           13,075.24    1,609,709                        6/1/08         7.5000
313   Eckerd - San Antonio                                  14,514.20            0                        6/1/18         7.0500
314   Georgetown Phase III Apartments                       21,072.33            0                        7/1/08         6.5700
315   Calabasas Junction                                    12,848.07    1,594,857                        6/10/08        7.5000
316   Washington Ave. Office Building                       12,785.61    1,676,493                        5/1/05         7.4100
317   Sierra Vista                                          12,598.19    1,591,210                        5/1/08         7.5100
318   Holiday Inn Express Anderson                          13,856.94    1,482,763                        6/1/08         7.9700
319   Boulevard Shops at the Kentlands                      12,389.24    1,584,348                        5/1/08         7.3400
320   Woodland Square Apartments                            12,011.73    1,571,594                        5/1/08         7.0300
321   Highview Place Apartments                             12,450.56    1,403,160            3/1/13      3/1/28         7.3900
322   Party City Center                                     12,178.98    1,498,156                        6/1/10         7.2800
323   Green Gables Apartments                               11,710.57    1,510,457                        8/1/08         6.9000
324   Richmond/Sage Shopping Center                         12,019.85    1,542,753                        5/1/08         7.2900
325   Eastside Storage                                      13,241.24    1,433,484                        5/1/08         7.7700
326   Eckerd - Benbrook                                     13,729.65            0                        6/1/18         7.0500
327   Carmel Plaza                                          11,823.10    1,449,983                        8/1/09         7.2500
328   Rosedale Estates North                                19,363.76            0                        7/1/08         6.5700
329   Magnolia Lane MHP                                     11,494.77    1,476,215                        6/1/08         7.2800
330   5045 North 12th Street                                11,177.58    1,462,202                        8/1/08         7.0300
331   Cooper Creek Village                                  12,191.77            0                        5/1/23         7.4300
332   Best Western Casablanca Inn                           12,462.92    1,085,855                        6/1/13         7.7500
333   Bell-Haun Systems/Huber Village (Eastwind-Loan Level) 11,390.52    1,452,413            1/1/08      1/1/28         7.3700
334   Robert Blake Building                                 10,914.82    1,380,966                        8/1/08         7.2500
335   9 Commonwealth Avenue                                 10,811.21    1,378,020                        7/1/08         7.0500
336   Central Self-Storage Facility (Eugene)                12,043.27    1,420,623                        7/1/05         7.7100
337   Terrace Apartments                                    11,513.42    1,288,279                        7/1/08         7.2000
338   Arbor View Apartments                                 11,158.62    1,377,814                        4/1/08         7.5700
339   Kinnaird & Franke Building                            11,099.04    1,394,524                        6/1/08         7.5800
340   Rancho Terrace Center                                 10,754.96    1,383,238                        6/1/08         7.2600
341   Shadow Tree Apartments                                10,876.98    1,221,545                        7/1/08         6.7500
342   Federal Express Building                              11,336.16    1,374,418                        5/1/05         7.3100
343   Little Miami Estates Mobile Home Park                 10,359.68    1,347,387                        7/1/08         7.1100
344   4000 Park                                             11,290.46    1,247,940                        7/1/08         7.4100
345   Crossroads Plaza Office Building                      10,597.69    1,399,255                        8/1/05         7.3300
346   Copper Crest                                          10,475.69    1,341,563                        7/1/08         7.3200
347   Rapp Building-Sunset Mercantile Center                10,258.01    1,305,361                        5/1/08         7.1750
348   Lexington Place Apartments                            10,202.14    1,316,166                        7/1/08         7.2200
349   Cherry Hill Apartments                                11,016.66            0                        5/1/23         7.4300
350   Norton Plaza Shopping Center                          10,710.86    1,329,269                        2/1/08         7.7400
351   Rite Aid - Walcott                                    12,134.39            0                        1/1/17         7.2500
352   Shurgaurd - Tumwater                                  10,788.14    1,183,963                        6/1/08         7.5300
353   Crystal Lake Apartments                               10,434.04    1,167,503                        7/1/08         7.2000
354   Peacock Woods I&II                                    10,649.44            0                        5/1/23         7.4300
355   Griffith Park Office Building                          9,966.57    1,243,054                        7/1/08         7.3200
356   211 Pharr Road                                         9,894.67    1,218,056                        6/1/08         7.6100
357   11th Street Property                                  12,978.17            0                        7/1/13         7.5000
358   Expressway Tower                                      10,291.30    1,135,394                        4/1/08         7.4400
359   Shannon Woods I Apartments                             9,289.07    1,215,367                        5/1/08         7.0300
360   Shurgard - West Olympia                               10,313.94    1,131,920                        6/1/08         7.5300
361   Bridgestone/Firestone Service Facility                 Step*               0                       10/1/17         6.9400
362   Lake Elsinore Self Storage                             9,921.45    1,110,800                        7/1/08         7.1900
363   Village Square                                         9,988.44            0                        5/1/23         7.4300
364   Shurgaurd - Yakima                                    10,017.56    1,099,315                        6/1/08         7.5300
365   Country Oaks Shopping Center                           9,054.23    1,180,255                        5/1/08         7.0800
366   Branch Hill Mhp                                        9,014.27    1,172,401                        7/1/08         7.1100
367   JMF Enterprises                                        9,793.77    1,049,436                        4/1/08         7.5000
368   Spanish Villa Apartments                               9,354.65    1,046,728                        7/1/08         7.2000
369   IHOP                                                   Step*               0                        6/1/21         8.0200
370   Village Mobile Home Park                               9,413.25    1,051,658                        5/1/08         7.2700
371   Big Lots Shopping Center                               9,363.02    1,047,085            5/1/08      5/1/23         7.2100
372   Tradewinds Mhp                                         8,667.91    1,130,407                        7/1/08         7.1100
373   Sam Houston Parkway Office Bldg                        8,791.63    1,164,587                        5/1/05         7.2900
374   38th Ave. Office Building                              8,633.44    1,081,929                        8/10/08        7.3750
375   620 Auto Exchange                                      9,326.94      999,468                        8/1/08         7.5000
376   Eastwood Lake Apartments                               8,408.52    1,065,519                        7/1/08         7.1250
377   Southland - Lakecity                                   Step*               0                        4/1/13         7.8400
378   Central Self-Storage - Warner                          8,742.21    1,140,939                        7/1/05         7.7100
379   Uniprop - Aster Lake Estates                           7,539.88    1,003,494            2/10/09     8/10/28        6.3500
380   Torrey Pines Apartments                                7,967.52    1,136,482                        7/1/03         6.9800
381   2610-2614 North Wilmington Avenue (Chief Auto)         8,169.84    1,008,341                        6/1/10         7.2300
382   233 E. 89th Street                                     8,042.84    1,026,573                        5/1/08         6.9400
383   Blockbuster Center                                     9,571.95            0                        5/1/18         7.3700


                                                      Original                Remaining                                   Scheduled
                                                    Amortization             Term to ARD   Remaining  Cut-off   Cut-off  Maturity or
Control                                                 Term     Seasoning   or Maturity    Lockout     Date      Date    ARD Date
No.     Property  Name                                (months)   (months)      (months)      Months   DSCR (x)  LTV (%)    LTV (%)
====================================================================================================================================
307   1040 Sheridan Street                               300         1           119          24       1.29      75.0       60.1
308   Lincoln Plaza                                      300         2           118          24       1.29      70.2       57.4
309   Lock-It Up Self Storage                            180         1           179          83       1.62      58.1        0.0
310   Lock-It Up Self Storage                            180         1           179          83       1.92      50.5        0.0
311   Bashas Square                                      360         7           113          41       1.37      74.6       66.3
312   Marina View Office Building                        360         2           118          24       1.16      73.9       64.4
313   Eckerd - San Antonio                               240         2           238          24       1.06      83.8        0.0
314   Georgetown Phase III Apartments                    120         1           119          24       1.87      27.5        0.0
315   Calabasas Junction                                 360         2           118           0       1.36      74.9       65.1
316   Washington Ave. Office Building                    360         3           81           24       1.29      70.1       64.5
317   Sierra Vista                                       360         3           117          45       1.64      59.9       53.0
318   Holiday Inn Express Anderson                       300         2           118          46       1.50      74.9       61.8
319   Boulevard Shops at the Kentlands                   360         3           117          45       1.30      73.3       64.7
320   Woodland Square Apartments                         360         3           117          45       1.55      79.8       69.9
321   Highview Place Apartments                          359         3           175          43       1.26      81.6       63.8
322   Party City Center                                  360         2           142          46       1.46      74.1       62.4
323   Green Gables Apartments                            360         0           120          24       1.37      80.0       68.7
324   Richmond/Sage Shopping Center                      360         3           117          45       1.34      77.9       68.6
325   Eastside Storage                                   300         3           117          57       1.36      75.9       62.3
326   Eckerd - Benbrook                                  240         2           238          24       1.07      83.4        0.0
327   Carmel Plaza                                       360         0           132          24       1.35      74.9       63.3
328   Rosedale Estates North                             120         1           119          24       1.86      27.3        0.0
329   Magnolia Lane MHP                                  360         2           118          58       1.40      74.9       65.9
330   5045 North 12th Street                             360         0           120          54       1.36      72.0       62.9
331   Cooper Creek Village                               300         3           297          177      1.41      79.7        0.0
332   Best Western Casablanca Inn                        300         2           178          82       1.58      63.3       41.8
333   Bell-Haun Systems/Huber Village
      (Eastwind-Loan Level)                              360         7           113          41       1.64      58.6       51.9
334   Robert Blake Building                              360         0           120          24       1.41      69.6       60.0
335   9 Commonwealth Avenue                              360         1           119          24       1.29      67.2       57.9
336   Central Self-Storage Facility (Eugene)             300         1           83           29       1.58      57.1       50.7
337   Terrace Apartments                                 300         1           119          47       1.54      69.8       56.3
338   Arbor View Apartments                              360         4           116          56       1.30      68.7       59.9
339   Kinnaird & Franke Building                         360         2           118          58       1.32      74.9       66.4
340   Rancho Terrace Center                              360         2           118          46       1.34      74.9       65.9
341   Shadow Tree Apartments                             300         1           119           0       1.83      50.9       39.9
342   Federal Express Building                           300         3           81           33       1.28      74.8       66.1
343   Little Miami Estates Mobile Home Park              360         1           119          47       1.67      66.9       58.6
344   4000 Park                                          300         1           119          47       1.30      74.2       60.1
345   Crossroads Plaza Office Building                   360         0           84           24       2.24      52.0       47.7
346   Copper Crest                                       360         1           119          47       1.30      72.6       63.9
347   Rapp Building-Sunset Mercantile Center             360         3           117           0       1.41      74.8       64.6
348   Lexington Place Apartments                         360         1           119          59       1.42      80.0       70.2
349   Cherry Hill Apartments                             300         3           297          177      1.31      76.7        0.0
350   Norton Plaza Shopping Center                       360         6           114          42       1.25      69.3       61.8
351   Rite Aid - Walcott                                 223         2           221          118      1.03      91.8        0.0
352   Shurgaurd - Tumwater                               300         2           118          70       1.25      79.8       65.1
353   Crystal Lake Apartments                            300         1           119          47       1.40      74.3       59.9
354   Peacock Woods I&II                                 300         3           297          177      1.29      76.1        0.0
355   Griffith Park Office Building                      360         1           119          24       1.33      69.3       60.1
356   211 Pharr Road                                     360         2           118           0       1.45      73.6       64.1
357   11th Street Property                               180         1           179          173      2.24      55.8        0.0
358   Expressway Tower                                   300         4           116          44       1.28      74.4       60.6
359   Shannon Woods I Apartments                         360         3           117          45       1.36      79.8       69.9
360   Shurgard - West Olympia                            300         2           118          70       1.27      79.8       65.1
361   Bridgestone/Firestone Service Facility             231         1           230          119      1.00      98.8        0.0
362   Lake Elsinore Self Storage                         300         1           119          59       1.47      74.5       60.0
363   Village Square                                     300         3           297          177      1.26      79.7        0.0
364   Shurgaurd - Yakima                                 300         2           118          70       1.28      79.8       65.1
365   Country Oaks Shopping Center                       360         3           117          45       1.36      79.3       69.4
366   Branch Hill Mhp                                    360         1           119          47       1.57      67.0       58.6
367   JMF Enterprises                                    300         4           116          24       1.36      68.8       55.2
368   Spanish Villa Apartments                           300         1           119          47       1.60      72.6       58.5
369   IHOP                                               275         1           274          119      1.04      92.7        0.0
370   Village Mobile Home Park                           300         2           117          58       1.58      73.7       59.8
371   Big Lots Shopping Center                           300         3           117          45       1.65      72.0       58.2
372   Tradewinds Mhp                                     362         1           119          47       1.68      67.0       58.7
373   Sam Houston Parkway Office Bldg                    360         3           81            0       1.32      44.4       40.9
374   38th Ave. Office Building                          360         0           120          24       1.49      69.4       60.1
375   620 Auto Exchange                                  300         0           120          24       1.47      73.5       58.8
376   Eastwood Lake Apartments                           360         1           119          24       1.29      72.6       62.7
377   Southland - Lakecity                               177         1           176          83       1.03      82.2        0.0
378   Central Self-Storage - Warner                      360         1           83           29       1.33      52.1       48.6
379   Uniprop - Aster Lake Estates                       360         0           126          24       1.06      60.0       50.2
380   Torrey Pines Apartments                            360         1           59           24       1.40      80.0       75.8
381   2610-2614 North Wilmington Avenue (Chief Auto)     360         2           142          46       1.42      75.4       63.4
382   233 E. 89th Street                                 357         3           117           0       1.36      79.8       68.4
383   Blockbuster Center                                 240         3           237          117      1.44      74.1        0.0


                                     A-2-5

                                                     Original     Remaining
                                                     Interest-    Interest-
Control                                             Only Period  Only Period   Amortization             Cut-off Date
No.      Property  Name                              (months)      (months)        Type                   Balance ($)
=======================================================================================================================
384   Gunbarrel Pointe                                                         Balloon                    1,183,609.90
385   Westcello Apartments                                                     Balloon                    1,177,293.75
386   Colton House Apartments                                                  Balloon                    1,173,381.73
387   Robinwood II Apartments                                                  Balloon                    1,157,603.07
388   Shops of South Athens Shopping Center                                    Balloon                    1,148,832.04
389   Hamilton Heights Apartments                                              Balloon                    1,148,275.64
390   A Medical Office Building                                                Balloon                    1,100,000.00
391   Southgate Apartments                                                     Balloon                    1,094,099.03
392   Montbello Centre                                                         Balloon                    1,042,405.44
393   Waters West Plaza                                                        Balloon                    1,040,788.19
394   Miller Place S.C.                                                        Balloon                    1,023,619.51
395   Kennedy Boulevard Apartments                                             Balloon                    1,020,000.00
396   Swartswood Road                                                          Balloon                      998,287.80
397   Shurgaurd - Richland                                                     Balloon                      989,949.48
398   Lyndon Lawn MHP                                                          Balloon                      972,135.19
399   Fairmeadow Apartments                                                    Balloon                      958,016.32
400   Hillcrest Plaza Shopping Center                                          ARD                          931,912.38
401   Glenwood Apartments                                                      Balloon                      920,000.00
402   Bakers Plaza                                                             Balloon                      898,282.81
403   Monroe Central Point Center                                              Balloon                      872,943.92
404   Hazel Hurst Mobile Home Park                                             Balloon                      829,498.22
405   58th Street Plaza                                                        Balloon                      779,256.84
406   Robinwood Apartments                                                     Fully Amortizing             596,450.73
407   The Sherwood Apartments                                                  Balloon                      500,000.00
408   Wayne Street Apartments                                                  Balloon                      440,000.00


                                                                        Balloon/
Control                                                     Monthly     ARD                                            Mortgage
No.     Property  Name                                      P&I ($)     Balance                 ARD      Maturity      Rate (%)
===============================================================================================================================
384   Gunbarrel Pointe                                       8,563.30    1,055,955                        6/1/08         7.8400
385   Westcello Apartments                                   7,933.02    1,015,097                        5/1/08         7.0000
386   Colton House Apartments                                7,983.72    1,030,604                        6/1/08         7.2100
387   Robinwood II Apartments                                7,740.89    1,012,806                        5/1/08         7.0300
388   Shops of South Athens Shopping Center                  8,208.84      923,381                        7/1/08         7.1100
389   Hamilton Heights Apartments                            7,952.07      995,718                        6/1/08         7.2800
390   A Medical Office Building                              7,556.24      967,533                        8/1/08         7.3200
391   Southgate Apartments                                   8,561.33      955,976                        5/1/03         7.0500
392   Montbello Centre                                      10,439.48      951,754                        4/1/01         9.1250
393   Waters West Plaza                                      7,615.77      827,869                        7/10/08        7.3750
394   Miller Place S.C.                                      7,027.10      901,131                        6/1/08         7.3000
395   Kennedy Boulevard Apartments                           6,786.81      875,378                        8/1/08         6.9000
396   Swartswood Road                                        7,783.03      682,182                        7/1/08         7.0500
397   Shurgaurd - Richland                                   7,350.16      806,656                        6/1/08         7.5300
398   Lyndon Lawn MHP                                        7,294.19      795,590                        5/1/08         7.6400
399   Fairmeadow Apartments                                  6,406.26      838,183                        5/1/08         7.0300
400   Hillcrest Plaza Shopping Center                        6,638.24      749,377            5/1/08      5/1/23         7.0500
401   Glenwood Apartments                                    6,121.43      789,558                        8/1/08         6.9000
402   Bakers Plaza                                           6,188.50      791,970                        5/1/08         7.3300
403   Monroe Central Point Center                            5,974.98      755,387                        5/1/08         7.2600
404   Hazel Hurst Mobile Home Park                           5,583.46      726,190                        7/1/08         7.1100
405   58th Street Plaza                                      5,713.49      631,882                        7/1/08         7.4000
406   Robinwood Apartments                                   6,834.27            0                        7/1/08         6.5700
407   The Sherwood Apartments                                3,326.89      429,103                        8/1/08         6.9000
408   Wayne Street Apartments                                2,927.64      377,615                        8/1/08         6.9000


                                                      Original                Remaining                                   Scheduled
                                                    Amortization             Term to ARD   Remaining  Cut-off   Cut-off  Maturity or
Control                                                 Term     Seasoning   or Maturity    Lockout     Date      Date    ARD Date
No.     Property  Name                                (months)   (months)      (months)      Months   DSCR (x)  LTV (%)    LTV (%)
====================================================================================================================================
384   Gunbarrel Pointe                                   360         2           118          58       1.19      66.9       59.7
385   Westcello Apartments                               360         3           117          24       1.31      79.8       68.8
386   Colton House Apartments                            360         2           118          46       1.35      78.2       68.7
387   Robinwood II Apartments                            360         3           117          45       1.27      79.8       69.9
388   Shops of South Athens Shopping Center              300         1           119          59       1.29      62.1       49.9
389   Hamilton Heights Apartments                        360         2           118          24       1.41      74.1       64.2
390   A Medical Office Building                          360         0           120          48       1.47      71.0       62.4
391   Southgate Apartments                               240         3           57           27       1.34      66.3       57.9
392   Montbello Centre                                   240         52          32            0       1.56      37.4       34.1
393   Waters West Plaza                                  300         1           119          24       1.36      72.3       57.5
394   Miller Place S.C.                                  360         2           118          46       1.38      74.5       65.5
395   Kennedy Boulevard Apartments                       360         0           120          24       1.37      80.0       68.7
396   Swartswood Road                                    240         1           119          47       1.28      66.8       45.6
397   Shurgaurd - Richland                               300         2           118          70       1.25      79.8       65.1
398   Lyndon Lawn MHP                                    300         3           117          57       1.20      74.8       61.2
399   Fairmeadow Apartments                              360         3           117          45       1.48      79.8       69.9
400   Hillcrest Plaza Shopping Center                    300         3           117          45       1.54      66.6       53.5
401   Glenwood Apartments                                360         0           120          24       1.46      80.0       68.7
402   Bakers Plaza                                       360         3           117          45       1.36      74.9       66.0
403   Monroe Central Point Center                        360         3           117          57       1.31      72.8       63.0
404   Hazel Hurst Mobile Home Park                       360         1           119          47       1.56      69.1       60.5
405   58th Street Plaza                                  300         1           119          47       1.36      74.2       60.2
406   Robinwood Apartments                               120         1           119          24       3.30      15.3        0.0
407   The Sherwood Apartments                            360         0           120          24       1.70      80.0       68.7
408   Wayne Street Apartments                            360         0           120          24       1.58      80.0       68.7


                                     A-2-6

                                                                         Annex B

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty (800) 246-5761
  135 S. LaSalle Street Suite 1625                               WAC:
  Chicago, IL 60674-4107                                         WAMM:

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:

================================================================================

                                                                 Number Of Pages
                                                                 ---------------

            Table Of Contents
            REMIC Certificate Report
            Other Related Information
            Mortgage Loan Characteristics
            Loan Level Detail
            Delinquent Loan Status Report
            Historical Loan Modification Report
            Historical Loss Estimate Report
            REO Status Report
            Total Pages Included In This Package

================================================================================
       Information is available for this issue from the following sources
--------------------------------------------------------------------------------
            LaSalle Web Site                          www.lnbabs.com
            LaSalle Bulletin Board                    (714) 282-3990
            LaSalle ASAP Fax System                   (312) 904-2200

            ASAP #:                                              354
            Monthly Data File Name:                         0354MMYY.EXE
================================================================================

================================================================================

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty (800) 246-5761
  135 S. LaSalle Street Suite 1625                               WAC:
  Chicago, IL 60674-4107                                         WAMM:

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:


====================================================================================================================================
          Original       Opening     Principal     Principal       Negative       Closing     Interest     Interest    Pass-Through
Class   Face Value(1)    Balance      Payment     Adj. or Loss   Amortization     Balance     Payment     Adjustment      Rate(2)
CUSIP    Per $1,000     Per $1,000   Per $1,000    Per $1,000     Per $1,000    Per $1,000   Per $1,000   Per $1,000   Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                                             Total P&I Payment
                                                                             =============================

Notes:  (1) N denotes notional balance not included in total (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual (3) Estimated

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL 60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:
                            Other Related Information

====================================================================================================================================

             ------------------------------------------------------------------------------------------------------
                       Accrued         Excess        Beginning    Payment of     Ending       Yield
                     Certificate   Prepay Interest     Unpaid    Prior Unpaid    Unpaid    Maintenance   Prepayment
             Class     Interest       Shortfall       Interest     Interest     Interest     Premium      Premiums
             ======================================================================================================

               X
              A-1
              A-2
              A-3
               B
               C
               D
               E
               F
               G
               H
               J
               K

             ------------------------------------------------------------------------------------------------------

             ======================================================================================================

             -----------------------------------------------------------------------------------------------------------------------
                                                                       Advances
                    Prior Outstanding              Current Period                    Recovered                 Outstanding
               Principal          Interest   Principal         Interest        Principal   Interest   Principal           Interest
             =======================================================================================================================

    Servicer
     Trustee:
Fiscal Agent:

             -----------------------------------------------------------------------------------------------------------------------

             =======================================================================================================================

================================================================================

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty  (800) 246-5761
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:
                            Other Related Information

================================================================================

         -----------------------------------------------------------------------
                             Servicing Compensation
         =======================================================================

         Current Period Master Servicing Fees Paid:
         Current Period Surveillance Fees Paid:
         Current Period Primary Fees Paid:
         Current Period Sub Servicer Fees Paid:
         Additional Master Servicing Compensation:
         Current Period Special Servicing Fees Paid:
         Current Period Workout Fees Paid:
         Current Period Liquidation Fees Paid:

                                                                ----------------

                                                                ================

         -----------------------------------------------------------------------
                       Outstanding Mortgage Loans in Pool
         =======================================================================

         Number of Outstanding Mortgage Loans in Pool:
         Aggregate Stated Principal Balance before Distribution Date:
         Aggregate Stated Principal Balance after Distribution Date:
         Percentage of Remaining Cut-off Date Principal Balance:


    -----------------------------------------------------------------------------------------------------------------------------
                                                     Summary of REO Properties
                                               Principal                  Date of Final       Amount         Aggregate Other
    #        Property Name       Date of REO    Balance      Book Value      Recovery      of Proceeds       Revenue Collected
    =============================================================================================================================

    1.
    2.
    3.
    4.
    5.

================================================================================

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty  (800) 246-5761
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:
                            Other Related Information

================================================================================

    --------------------------------------------------------------------------------------------------------------------------------
                                                    Summary of Appraisal Reductions
                                                 Principal                         Appraisal        Appraisal          Date of
    #       Property Name      Loan Number        Balance                        Reduction Amt.       Date            Reduction
    ================================================================================================================================

    1.
    2.
    3.
    4.
    5.

    --------------------------------------------------------------------------------------------------------------------------------
                                          Summary of Repurchased, Liquidated or Disposed Loans
                                                 Principal                          Date of Final     Amount        Aggregate Other
    #       Property Name      Loan Number        Balance             Book Value     Liquidation    of Proceeds      Rev. Collected
    ================================================================================================================================

    1.
    2.
    3.
    4.
    5.

================================================================================

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty  (800) 246-5761
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:
                            Other Related Information

================================================================================

    Number of loans which have had their maturity dates extended:              0
    Stated principal balance outstanding of loans which have had
      their maturity dates extended:                                        0.00
    Weighted average extension period (in months) of loans which
      have had their maturity dates extended:                                  0

    Number of loans in the process of having their maturity dates
      extended:                                                                0
    Stated principal balance of loans in the process of having their
      maturity dates extended:                                              0.00
    Weighted average anticipated extension period of loans in the
      process of being extended:                                               0

    Cut-off principal balance of paid off loans that never experienced
      maturity date extensions:                                             0.00

    Cut-off principal balance of paid off loans that experienced maturity
      date extensions:                                                      0.00
    Weighted average extension period of paid off loans that experienced
      maturity date extensions:                                                0

    Number of loans in the process of having their maturity dates
      further extended:                                                        0
    Cut-off principal balance of loans in the process of having their
      maturity dates further extended:                                      0.00
    Weighted average extension period of loans in the process of having
      their maturity date further extended:                                    0

================================================================================

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty  (800) 246-5761
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:
                                   Pool Total

                       Distribution of Principal Balances
--------------------------------------------------------------------------------
       Current Scheduled                  Number    Scheduled   Based on
            Balances                     of Loans    Balance    Balance
================================================================================
         $0  to    $100,000
   $100,000  to    $250,000
   $250,000  to    $500,000
   $500,000  to    $750,000
   $750,000  to  $1,000,000
 $1,000,000  to  $2,000,000
 $2,000,000  to  $3,000,000
 $3,000,000  to  $4,000,000
 $4,000,000  to  $5,000,000
 $5,000,000  to  $6,000,000
 $6,000,000  to  $7,000,000
 $7,000,000  to  $8,000,000
 $8,000,000  to  $9,000,000
 $9,000,000  to $10,000,000
$10,000,000  to $11,000,000
$11,000,000  to $12,000,000
$12,000,000  to $13,000,000
$13,000,000  to $14,000,000
$14,000,000  to $15,000,000
$15,000,000   &    Above
================================================================================
             Total
--------------------------------------------------------------------------------
                          Average Scheduled Balance is
                          Maximum Scheduled Balance is
                          Minimum Scheduled Balance is

                         Distribution of Property Types
--------------------------------------------------------------------------------
                                          Number      Scheduled      Based on
        Property Types                   of Loans      Balance        Balance
================================================================================
Retail
Multifamily
Office
Industrial
Lodging
Health Care
Mixed Use
Self Storage
Mobile Home
Other

================================================================================
        Total
--------------------------------------------------------------------------------

                     Distribution of Mortgage Interest Rates
--------------------------------------------------------------------------------
       Current Mortgage                 Number      Scheduled      Based on
        Interest Rate                  of Loans      Balance        Balance
================================================================================
    7.500%   or   less
    7.500%   to   7.750%
    7.750%   to   8.000%
    8.000%   to   8.250%
    8.250%   to   8.500%
    8.500%   to   8.750%
    8.750%   to   9.000%
    9.000%   to   9.250%
    9.250%   to   9.500%
    9.500%   to   9.750%
    9.750%   to   10.000%
   10.000%   to   10.250%
   10.250%   to   10.500%
   10.500%   to   10.750%
   10.750%   &     Above
================================================================================
            Total
--------------------------------------------------------------------------------
                         W/Avg Mortgage Interest Rate is
                        Minimum Mortgage Interest Rate is
                        Maximum Mortgage Interest Rate is

                             Geographic Distribution
--------------------------------------------------------------------------------
                                       Number      Scheduled      Based on
   Geographic Location                of Loans      Balance        Balance
================================================================================




================================================================================
                                        Total
--------------------------------------------------------------------------------

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty  (800) 246-5761
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:
                                   Pool Total

                                 Loan Seasoning
--------------------------------------------------------------------------------
                                    Number         Scheduled       Based on
      Number of Years              of Loans        Balance          Balance
================================================================================
     1 year or less
     1+ to 2 years
     2+ to 3 years
     3+ to 4 years
     4+ to 5 years
     5+ to 6 years
     6+ to 7 years
     7+ to 8 years
     8+ to 9 years
     9+ to 10 years
    10 years or more
================================================================================
           Total
--------------------------------------------------------------------------------
                          Weighted Average Seasoning is


                        Distribution of Amortization Type
--------------------------------------------------------------------------------
                                         Number       Scheduled    Based on
     Amortization Type                  of Loans      Balance       Balance
================================================================================
     Fully Amortizing
    Amortizing Balloon
  Interest Only / Balloon

================================================================================
         Total
--------------------------------------------------------------------------------

                         Distribution of Remaining Term
                                Fully Amortizing
--------------------------------------------------------------------------------
  Fully Amortizing                      Number      Scheduled      Based on
   Mortgage Loans                      of Loans      Balance        Balance
================================================================================
  60 months or less
  61 to 120 months
  121 to 180 months
  181 to 240 months
  241 to 360 months
--------------------------------------------------------------------------------
      Total
--------------------------------------------------------------------------------
                     Weighted Average Months to Maturity is


                         Distribution of Remaining Term
                                  Balloon Loans
--------------------------------------------------------------------------------
        Balloon                     Number      Scheduled      Based on
     Mortgage Loans                of Loans      Balance        Balance
================================================================================
   12 months or less
   13 to 24 months
   25 to 36 months
   37 to 48 months
   49 to 60 months
   61 to 120 months
  121 to 180 months
  181 to 240 months
================================================================================
                        Total
--------------------------------------------------------------------------------
                     Weighted Average Months to Maturity is


                              Distribution of DSCR
--------------------------------------------------------------------------------
         Debt Service              Number          Scheduled         Based on
      Coverage Ratio (1)          of Loans          Balance           Balance
================================================================================
   0.500  or  less
   0.500  to  0.625
   0.625  to  0.750
   0.750  to  0.875
   0.875  to  1.000
   1.000  to  1.125
   1.125  to  1.250
   1.250  to  1.375
   1.375  to  1.500
   1.500  to  1.625
   1.625  to  1.750
   1.750  to  1.875
   1.875  to  2.000
   2.000  to  2.125
   2.125   &  above
       Unknown
================================================================================
        Total
--------------------------------------------------------------------------------
Weighted Average Debt Service Coverage Ratio is


                                    NOI Aging
--------------------------------------------------------------------------------
                                      Number     Scheduled         Based on
      NOI Date                       of Loans     Balance           Balance
================================================================================
   1 year or less
   1 to 2 years
   2 Years or More
       Unknown
================================================================================
        Total
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.

      Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty  (800) 246-5761
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:
                                   Pool Total

                          Distribution of Maximum Rates
--------------------------------------------------------------------------------
                                          Number       Scheduled     Based on
    Maximum Rates                        of Loans      Balance        Balance
================================================================================
      No Maximum
      0.01%  to  6.50%
      6.51%  to  7.00%
      7.01%  to  7.50%
      7.51%  to  8.00%
      8.01%  to  8.50%
      8.51%  to  9.00%
      9.01%  to  9.50%
      9.51%  to 10.00%
     10.01%  to 10.50%
     10.51%  to 11.00%
     11.01%  to 11.50%
     11.51%  to 12.00%
     12.01%   & above
     Fixed Rate Mortgage
================================================================================
        Total
--------------------------------------------------------------------------------
                Weighted Average for Mtge with a Maximum Rate is

                       Distribution of Payment Adjustment
--------------------------------------------------------------------------------
   Payment Adjustment                    Number         Scheduled       Based on
       Frequency                          Loans         Balance          Balance
================================================================================
      Three Month
       Six Month


  Fixed Rate Mortgage
================================================================================
         Total
--------------------------------------------------------------------------------


                    Distribution of Indices of Mortgage Loans
--------------------------------------------------------------------------------
                                        Number       Scheduled      Based on
        Indices                        of Loans      Balance         Balance
================================================================================
     3 Month LIBOR
     6 Month LIBOR


  Fixed Rate Mortgage
================================================================================
         Total
--------------------------------------------------------------------------------


                      Distribution of Mortgage Loan Margins
--------------------------------------------------------------------------------
                                         Number       Scheduled      Based on
 Mortgage Loan Margins                    Loans       Balance         Balance
================================================================================
      No Margin
 0.010%  to   2.500%
 2.510%  to   2.625%
 2.635%  to   2.750%
 2.760%  to   2.875%
 2.885%  to   3.000%
 3.010%  to   3.125%
 3.135%  to   3.250%
 3.260%  to   3.375%
 3.385%  to  99.000%

 Fixed Rate Mortgage
================================================================================
        Total
--------------------------------------------------------------------------------
                   Weighted Average for Mtge with a Margin is


                          Distribution of Minimum Rates
--------------------------------------------------------------------------------
                                     Number        Scheduled      Based on
  Minimum Rates (1)                 of Loans        Balance        Balance
================================================================================
      No Minimum
  0.010% to  2.000%
  2.010% to  2.125%
  2.135% to  2.250%
  2.260% to  2.375%
  2.385% to  2.500%
  2.510% to  2.625%
  2.635% to  2.750%
  2.760% to  2.875%
  2.885% to  3.000%
  3.010% to  3.125%
  3.135% to  3.250%
  3.260% to  3.375%
  3.385%  &  Above
 Fixed Rate Mortgage
================================================================================
        Total
--------------------------------------------------------------------------------
                Weighted Average for Mtge with a Minimum Rate is

                     Distribution of Interest Adjustment
--------------------------------------------------------------------------------
 Interest Adjustment                 Number        Scheduled         Based on
      Frequency                       Loans         Balance           Balance
================================================================================
     Three Month
      Six Month

 Fixed Rate Mortgage
================================================================================
        Total
--------------------------------------------------------------------------------

(1) For adjustable mortgage loans where a minimum rate does not exist the gross margin was used.

ABN AMRO                                                         Statement Date:
LaSalle National Bank                                            Payment Date:
                                                                 Prior Payment:
Administrator:                                                   Record Date:
  Ann Geraghty  (800) 246-5761
  135 S. LaSalle Street   Suite 1625
  Chicago, IL   60674-4107

                    GMAC Commercial Mortgage Securities, Inc.
             GMAC Commercial Mortgage Corporation as Master Servicer
            GMAC Commercial Mortgage Corporation as Special Servicer
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                                 ABN AMRO Acct:

                                                       Loan Level Detail
====================================================================================================================================
                   Property                  Operating             Ending                                                    Loan
Disclosure           Type    Maturity        Statement            Principal   Note   Scheduled                Prepayment    Status
Control #   Group    Code      Date    DSCR    Date      State     Balance    Rate      P&I       Prepayment     Date      Code (1)
====================================================================================================================================


====================================================================================================================================

* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

--------------------------------------------------------------------------------
(1) Legend:   A.  P&I Adv - in Grace Period
              B.  P&I Adv - < one month delinq
              1.  P&I Adv - delinquent 1 month
              2.  P&I Adv - delinquent 2 months
              3.  P&I Adv - delinquent 3+ months
              4.  Mat. Balloon/Assumed  P&I
              5.  Prepaid in Full
              6.  Specially  Serviced
              7.  Foreclosure
              8.  Bankruptcy
              9.  REO
              10. DPO
              11. Modification
================================================================================

                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                         DELINQUENT LOAN STATUS REPORT
                           as of ___________________

===============================================================================================================================
                                                                                                             Other
Prospectus    Short Name   Property   City   State   Sq Ft or   Paid   Scheduled   Total P&I      Total     Advances    Total
    ID          (When        Type                     Units     Thru     Loan      Advances    Expenses To  (Taxes &   Exposure
             Appropriate)                                       Date    Balance     To Date       Date       Escrow)
-------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
-------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
===============================================================================================================================


=====================================================================================================

Prospectus    Short Name   Current   Current    Maturity   LTM    LTM   LTM     ***Cap    Value using
    ID          (When      Monthly   Interest     Date     NOI    NOI   DSCR     Rate      NOI & Cap
             Appropriate)    P&I       Rate                Date                Assigned      Rate
-----------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Current & at Special Servic
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

=====================================================================================================

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankrupcy, PP - Payment Plan)

    It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**  App - Appraisal, BPO - Broker opinion, Int. - Internal Value

*** How to determine the cap rate is agreed upon by Underwriter and servicers
    - to be provided by a third party.

                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                         DELINQUENT LOAN STATUS REPORT
                           as of ___________________

-------------------------------------------------------------------------------------------------------------------------------
            Appraisal                                Total
Valuation     BPO or     Loss using    Estimated    Appraisal   Prospectus    Short Name    Property                  Transfer
  Date       Internal   90% Appr. or   Recovery %   Reduction       ID          (when         Type     City   State     Date
              Value**     BPO(f)                    Realized                 appropriate)
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

===============================================================================================================================

-------------------------------------------------------------------------------
            Appraisal
Valuation     BPO or    Resolution    FCL    Expected   Workout
  Date       Internal      Date      Start   FCL Sale   Strategy   Comments
              Value**                 Date      Date
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

                   GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                      HISTORICAL LOAN MODIFICATION REPORT
                            as of _________________

====================================================================================================================================


                                                 Balance
                                                   When     Balance at the
                              Mod /              Sent to    Effective Date           # Mths
Prospectus                  Extension   Effect   Special          of          Old   for Rate    New   Old     Old        New
   ID        City   State     Flag       Date    Servicer   Rehabilitation   Rate    Change    Rate   P&I   Maturity   Maturity
====================================================================================================================================
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
Information is as of modification. Each line it should not change in the future. Only new modifications should be added.

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total For All Loans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total For Loans in Current Month:
------------------------------------------------------------------------------------------------------------------------------------
                                       # of Loans           $ Balance
------------------------------------------------------------------------------------------------------------------------------------
Modifications:
------------------------------------------------------------------------------------------------------------------------------------
Maturity Date Extentions:
==========================================================================----------------------------------------------------------
Total:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
------------------------------------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
------------------------------------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
====================================================================================================================================

==========================================================
                                    (2)Est.
                                     Future
             Total #                Interest
              Mths         (1)      Loss to
               for      Realized    Trust $
Prospectus   Change     Loss to      (Rate
   ID        of Mod     Trust $    Reduction)   COMMENT
==========================================================

----------------------------------------------------------


----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

==========================================================

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

==========================================================

                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
         HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                             as of _________________

====================================================================================================================================
                                                                     Latest
             Short Name                                   %       Appraisal or                               Net Amt
Prospectus     (When        Property                  Received      Brokers      Effect Date                Received    Scheduled
   ID        Appropriate)     Type     City   State   From Sale     Opinion        of Sale     Sale Price   from Sale    Balance
====================================================================================================================================
THIS REPORT IS HISTORICAL
------------------------------------------------------------------------------------------------------------------------------------
All information in from the liquidation date and does not need to be updated.
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total all Leans:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current Month Only:
====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


============================================================================================================
Prospectus   Total P&I     Total      Servicing                   Actual Losses    Date Loss    Minor Adj to
   ID        Advanced    Expenses   Fees Expense   Net Proceeds    Passed thru    Passed thru       Trust
============================================================================================================


------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

============================================================================================================

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

============================================================================================================

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

============================================================================================================

================================================================================
             Date Minor   Total Loss   Loss % of
Prospectus   Adj Passed      with       Schedule
   ID           thru      Adjustment    Balance
================================================================================


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                                REO STATUS REPORT
                             as of _________________

====================================================================================================================================
            Short
            Name                                                       Total                 Other
Pro-       (When     Prop                  Sq Ft   Paid   Scheduled     P&I       Total     Advances              Current
spectus   Appropri   erty   City   State     or    Thru      Loan     Advances   Expenses   (Taxes &     Total    Monthly   Maturity
ID          ate)     Type                  Units   Date    Balance    To Date    To Date    Escrow)    Exposure     P&I       Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

====================================================================================================================================
                                               Value                  Loss
                            Cap                using   Appraisal     using                    Total
Pro-      LTM     LTM      Rate                NOI &    BPO or        92%                   Appraisal                 REO
spectus   NOI    NOI /    Assign   Valuation    Cap    Internal      Appr.     Estimated    Reduction   Transfer    Acquisi
ID        Date    DSC       ***       Date     Rate    Value**     or BPO(f)   Recovery %   Realized      Date     tion Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

===============================================================================




Pro-        Pending
spectus   Resolution
ID           Date      Comments
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Use the following codes; App. = Appraisal, BPO - Brokers Opinion,
    Int - Internal Value
-------------------------------------------------------------------------------
*** How to dtermine the cap rate is agreed upon by Underwriter and servicers -
    to be provided by a third party.
===============================================================================

                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                               SERVICER WATCH LIST
                             as of _________________

====================================================================================================================================
    S4           S55          S61      S57     S58        P7       P8       P11     P54
------------------------------------------------------------------------------------------------------------------------------------
              Short Name                              Scheduled   Paid
Prospectus      (When       Property                     Loan     Thru   Maturity   LTM*
   ID        Appropriate)     Type     City   State    Balance    Date     Date     DSCR        Comment / Reason on Watch List
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                                                $
------------------------------------------------------------------------------------------------------------------------------------
*LTM - Last 12 months either trailing or last annual
====================================================================================================================================

                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                      COMPARATIVE FINANCIAL STATUS REPORT
                              as of ______________

==================================================================================================
                                                               Original Underwriting Information
                                                              ------------------------------------
                                                                 Basis Year
                                                              -----------------
                            Last
                          Property  Scheduled  Paid  Annual   Financial    %
Prospectus         State  Inspect     Loan     Thru   Debt    Info as of  Occ   Total     $
    ID       City          Date      Balance   Date  Service     Date          Revenue   NOI  DSCR
--------------------------------------------------------------------------------------------------
                           yy/mm                                yy/mm
--------------------------------------------------------------------------------------------------
List all loans currently in deal with or with out information largest to smallest loan
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Total:                              $                $                     WA  $         $     WA
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                              Received
--------------------------------------------------------------------------------------------------
Financial Information:                                        Loans      Balance
--------------------------------------------------------------------------------------------------
                                                              #   %      $    %
--------------------------------------------------------------------------------------------------
Current Full Year:
--------------------------------------------------------------------------------------------------
Current Full Yr. received with DSC < 1:
--------------------------------------------------------------------------------------------------
Prior Full Year:
--------------------------------------------------------------------------------------------------
Prior Full Yr. received with DSC < 1:
--------------------------------------------------------------------------------------------------
Quarterly Financials:
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
(1) DSC calculated using NOI / Debt Service
--------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the underwriting year
==================================================================================================

==================================================================================================
     2nd Preceding Annual Operating        Preceeding Annual Operating Info
--------------------------------------------------------------------------------------------------
     as of _____________  Normalized       as of __________     Normalized
--------------------------------------------------------------------------------------------------
Financial                                  Financial
  Info                                       Info
  as of      %     Total    $                as of      %     Total    $
  Date      Occ   Revenue  NOI     DSCR      Date      Occ   Revenue  NOI     DSCR
--------------------------------------------------------------------------------------------------
yy/mm                                        yy/mm
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Total:     WA  $           $     WA                     WA   $         $     WA
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                            Required
--------------------------------------------------------------------------------------------------
Financial Information:      Loans  Balance
--------------------------------------------------------------------------------------------------
                            #   %   $    %
--------------------------------------------------------------------------------------------------
Current Full Year:
--------------------------------------------------------------------------------------------------
Current Full Yr. received with DSC < 1:
--------------------------------------------------------------------------------------------------
Prior Full Year:
--------------------------------------------------------------------------------------------------
Prior Full Yr. received with DSC < 1:
--------------------------------------------------------------------------------------------------
Quarterly Financials:
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
(1) DSC calculated using NOI / Debt Service
--------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the underwriting year
==================================================================================================

==================================================================================================
     YTD or Trailing Financial Information      Net Change
--------------------------------------------------------------------------------------------------
          Month Reported "Actual                Preceding & Basis
         -----------------------------------------------------------------------------------------

  FS         FS                                        %
  Start      End    Total    $        %         %    Total    $
  Date       Date  Revenue  NOI     DSC        Occ    Rev.   DSC
--------------------------------------------------------------------------------------------------
  yy/mm      yy/mm
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Total:       WA     $         $       WA        WA      $       WA
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Financial Information:
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Current Full Year:
--------------------------------------------------------------------------------------------------
Current Full Yr. received with DSC < 1:
--------------------------------------------------------------------------------------------------
Prior Full Year:
--------------------------------------------------------------------------------------------------
Prior Full Yr. received with DSC < 1:
--------------------------------------------------------------------------------------------------
Quarterly Financials:
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
(1) DSC calculated using NOI / Debt Service
--------------------------------------------------------------------------------------------------
(2) Net change should compare the latest year to the underwriting year
==================================================================================================

                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                       OPERATING STATEMENT ANALYSIS REPORT
                             as of _________________

PROPERTY OVERVIEW
                                  ---------------
     Control Number
                                  ---------------------------
     Current Balance/Paid to Date
                                  -------------------------------------------------------------------------------------------
     Property Name
                                  -------------------------------------------------------------------------------------------
     Property Type
                                  -------------------------------------------------------------------------------------------
     Property Address, City, State
                                  -------------------------------------------------------------------------------------------
     Net Rentable Square Feet
                                  ---------------------------
     Year Built/Year Renovated
                                  ---------------------------
                                  ---------------------------------------------------------------
     Year of Operations           Underwriting         1993         1994         1995         YTD
                                  ---------------------------------------------------------------
     Occupancy Rate *
                                  ---------------------------------------------------------------
     Average Rental Rate
                                  ---------------------------------------------------------------
                                  *  Occupancy rates are year end or the ending date of the financial statement for the period.

 INCOME:                                                                                 No. of Mos.
                                                                                         -----------
     Number of Mos. Annualized                                 Prior Year   Current Yr.
                                  -------------------------------------------------------------------------------------------
     Period Ended                  Underwriting      1993         1994         1995      1996 YTD**    1995-Base   1995-1994
     Statement Classification        Base Line    Normalized   Normalized   Normalized   as of / /96   Variance    Variance
                                  -------------------------------------------------------------------------------------------
     Rental Income (Category 1)
                                  -------------------------------------------------------------------------------------------
     Rental Income (Category 2)
                                  -------------------------------------------------------------------------------------------
     Rental Income (Category 3)
                                  -------------------------------------------------------------------------------------------
     Pass Through/Escalations
                                  -------------------------------------------------------------------------------------------
     Other Income
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
  Effective Gross Income                  $0.00        $0.00        $0.00        $0.00         $0.00       %           %
                                  -------------------------------------------------------------------------------------------
                                  Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                     Servicer ** Servicer will not be expected to "Normalize" these YTD numbers.

 OPERATING EXPENSES:
                                  -------------------------------------------------------------------------------------------
     Real Estate Taxes
                                  -------------------------------------------------------------------------------------------
     Property Insurance
                                  -------------------------------------------------------------------------------------------
     Utilities
                                  -------------------------------------------------------------------------------------------
     Repairs and Maintenance
                                  -------------------------------------------------------------------------------------------
     Management Fees
                                  -------------------------------------------------------------------------------------------
     Payroll & Benefits Expense
                                  -------------------------------------------------------------------------------------------
     Advertising & Marketing
                                  -------------------------------------------------------------------------------------------
     Professional Fees
                                  -------------------------------------------------------------------------------------------
     Other Expenses
                                  -------------------------------------------------------------------------------------------
     Ground Rent
                                  -------------------------------------------------------------------------------------------
  Total Operating Expenses                $0.00        $0.00        $0.00        $0.00         $0.00       %           %
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
  Operating Expense Ratio
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
  Net Operating Income                    $0.00        $0.00        $0.00        $0.00         $0.00
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
     Leasing Commissions
                                  -------------------------------------------------------------------------------------------
     Tenant Improvements
                                  -------------------------------------------------------------------------------------------
     Replacement Reserve
                                  -------------------------------------------------------------------------------------------
  Total Capital Items                     $0.00        $0.00        $0.00        $0.00         $0.00                   $0.00
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
  N.O.I. After Capital Items              $0.00        $0.00        $0.00        $0.00         $0.00
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
Debt Service (per Servicer)               $0.00        $0.00        $0.00        $0.00         $0.00
                                  -------------------------------------------------------------------------------------------
Cash Flow after debt service              $0.00        $0.00        $0.00        $0.00         $0.00
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
(1) DSCR: (NOI/Debt Service)
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
DSCR: (after reserves\Cap exp.)
                                  -------------------------------------------------------------------------------------------

                                  -------------------------------------------------------------------------------------------
  Source of Financial Data:
                                  -------------------------------------------------------------------------------------------
                                  (ie. operating statements, financial statements, tax return, other)

Notes and  Assumptions:
================================================================================

The years shown above will roll always showing a three year history. 1995 is the current year financials; 1994 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income need to be broken down whenever possible differently for each property type as follows: Retail: 1) Base Rent 2)Percentage rents on cashflow
Hotel: 1)Room Revenue 2)Food/Beverage Nursing Home: 1)Private 2) Medicaid
3) Medicare

Income: Comment

Expense: Comment

Capital Items: Comment

(1) Used in the Comparative Financial Status Report

                    GMAC Commercial Mortgage Securities, Inc.
                                 Series 1998-C2
                      NOI ADJUSTMENT WORKSHEET for "year"
                             as of _________________

PROPERTY OVERVIEW
                                       ---------
  Control Number
                                       ----------------------
  Current Balance/Paid to Date
                                       --------------------------------------------------------------------------------------------
  Property Name
                                       --------------------------------------------------------------------------------------------
  Property Type
                                       --------------------------------------------------------------------------------------------
  Property Address, City, State
                                       --------------------------------------------------------------------------------------------
  Net Rentable Square Feet
                                       ----------------------
  Year Built/Year Renovated
                                       ----------------------------------
  Year of Operations                   Borrower   Adjustment   Normalized
                                       ----------------------------------
  Occupancy Rate *
                                       ----------------------------------
  Average Rental Rate
                                       ----------------------------------
                                       * Occupancy rates are year end or the ending date of the financial statement for the period.
INCOME:
  Number of Mos.Annualized "Year"
                                       --------------------------------------------------------
  Period Ended                         Borrower                Adjustment            Normalized
  Statement Classification              Actual
                                       --------------------------------------------------------
  Rental Income (Category 1)
                                       --------------------------------------------------------
  Rental Income (Category 2)
                                       --------------------------------------------------------
  Rental Income (Category 3)
                                       --------------------------------------------------------
  Pass Throughs/Escalations
                                       --------------------------------------------------------
  Other Income
                                       --------------------------------------------------------

                                       --------------------------------------------------------
Effective Gross Income                    $0.00                     $0.00                 $0.00
                                       --------------------------------------------------------
                                       Normalized - Full year Financial statements that have been reviewed by the underwriter or
                                       Servicer

OPERATING EXPENSES:
                                       --------------------------------------------------------
  Real Estate Taxes
                                       --------------------------------------------------------
  Property Insurance
                                       --------------------------------------------------------
  Utilities
                                       --------------------------------------------------------
  Repairs and Maintenance
                                       --------------------------------------------------------
  Management Fees
                                       --------------------------------------------------------
  Payroll & Benefits Expense
                                       --------------------------------------------------------
  Advertising & Marketing
                                       --------------------------------------------------------
  Professional Fees
                                       --------------------------------------------------------
  Other Expenses
                                       --------------------------------------------------------
  Ground Rent
                                       --------------------------------------------------------
 Total Operating Expenses                 $0.00                     $0.00                 $0.00
                                       --------------------------------------------------------

                                       --------------------------------------------------------
 Operating Expense Ratio
                                       --------------------------------------------------------

                                       --------------------------------------------------------
 Net Operating Income                     $0.00                     $0.00                 $0.00
                                       --------------------------------------------------------

                                       --------------------------------------------------------
  Leasing Commissions
                                       --------------------------------------------------------
  Tenant Improvements
                                       --------------------------------------------------------
  Replacement Reserve
                                       --------------------------------------------------------
 Total Capital Items                      $0.00                     $0.00                 $0.00
                                       --------------------------------------------------------

                                       --------------------------------------------------------
 N.O.I. After Capital Items               $0.00                     $0.00                 $0.00
                                       --------------------------------------------------------

                                       --------------------------------------------------------
Debt Service (per Servicer)               $0.00                     $0.00                 $0.00
                                       --------------------------------------------------------
Cash Flow after debt service              $0.00                     $0.00                 $0.00
                                       --------------------------------------------------------

                                       --------------------------------------------------------
(1)DSCR: (NOI/Debt Service)
                                       --------------------------------------------------------

                                       --------------------------------------------------------
DSCR: (after reserves\Cap exp.)
                                       --------------------------------------------------------

                                       --------------------------------------------------------
 Source of Financial Data:
                                       --------------------------------------------------------
                                       (ie. operating statements, financial statements, tax return, other)

Notes and  Assumptions:
================================================================================

This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Income: Comments

Expense: Comments

Capital Items: Comments

(1) Used in the Comparative Financial Status Report

                                  GMAC
                                  Commercial                             ANNEX C
                                  Mortgage

                              LEHMAN BROTHERS

                    GMAC Commercial Mortgage Securities Inc.
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2
                         Preliminary Timeline of Events

================================================================================
            Date                                       Event
================================================================================
Week of August  3rd           Structural & Collateral Term Sheets available
--------------------------------------------------------------------------------
Week of August 10th           Red Herrings available
--------------------------------------------------------------------------------
Week of August 17th           Rating Agency and Underwriter Investor Calls
================================================================================
Week of August 17th           Pricing
--------------------------------------------------------------------------------
Thursday, August 27th         Settlement Date
--------------------------------------------------------------------------------

                               Rating Agency Call
                                     E.S.T.

                          Investor Call                      Replay until August 28th, 1998, 5PM EST
               =======================================       =========================================
                  Dial in Number         Passcode               Dial in Number         Passcode
               =======================================       =========================================
    Domestic
               ---------------------------------------       -----------------------------------------
International
               =======================================       =========================================

                               Rating Agency Call
                                     E.S.T.

                          Investor Call                      Replay until August 28th, 1998, 5PM EST
               =======================================       =========================================
                  Dial in Number         Passcode               Dial in Number         Passcode
               =======================================       =========================================
    Domestic
               ---------------------------------------       -----------------------------------------
International
               =======================================       =========================================

                            Underwriter Investor Call
                                     E.S.T.

                          Investor Call                      Replay until August 28th, 1998, 5PM EST
               =======================================       =========================================
                  Dial in Number         Passcode               Dial in Number         Passcode
               =======================================       =========================================
    Domestic
               ---------------------------------------       -----------------------------------------
International
               =======================================       =========================================


                                                                       Page 1/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                      Structural and Collateral Term Sheet

                    GMAC Commercial Mortgage Securities Inc.
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2

                                  $2.31 Billion
                                  (Approximate)
                              Offered Certificates

                               [GRAPHIC OMITTED]

                   % of Mortgage Pool by Cut-off Date Balance

LEHMAN BROTHERS                                         DEUTSCHE BANK SECURITIES


                                                                       Page 2/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                    GMAC Commercial Mortgage Securities Inc.
                       Mortgage Pass-Through Certificates
                                 Series 1998-C2

================================================================================

       ------------------------------------------
               Class A-1
       ---------------------------
               Class A-2               Class X
       ---------------------------
                Class B
       ---------------------------
                Class C
       ---------------------------
                Class D
       ---------------------------
                Class E
       ---------------------------
                Class F
       ---------------------------
                Class G
       ---------------------------
                Class H
       ---------------------------
                Class J
       ---------------------------
                Class K
       ---------------------------
                Class L
       ---------------------------
                Class M
       ---------------------------
                Class N
       ------------------------------------------
================================================================================

==================================================================================================
         Original                                            Avg      Principal       Legal
 Class     Face      Rating(1)      Description  Coupon    Life (2)   Window (2)      Status
--------------------------------------------------------------------------------------------------
  A-1                   AAA           Fixed                                           Public
--------------------------------------------------------------------------------------------------
  A-2                   AAA           Fixed                                           Public
--------------------------------------------------------------------------------------------------
   X       (3)          AAA           WAC IO                 (4)                      Public
--------------------------------------------------------------------------------------------------
   B                    AA            Fixed                                           Public
--------------------------------------------------------------------------------------------------
   C                     A            Fixed                                           Public
--------------------------------------------------------------------------------------------------
   D                    BBB           Fixed                                           Public
--------------------------------------------------------------------------------------------------
   E                   BBB-           Fixed                                           Public
--------------------------------------------------------------------------------------------------
   F                Not Offered       Fixed                                          Private, 144A
-------------------------------------------------------------------------------------------------
   G                Not Offered       Fixed                                          Private, 144A
--------------------------------------------------------------------------------------------------
   H                Not Offered       Fixed                                          Private, 144A
--------------------------------------------------------------------------------------------------
   J                Not Offered       Fixed                                          Private, 144A
--------------------------------------------------------------------------------------------------
   K                Not Offered       Fixed                                          Private, 144A
--------------------------------------------------------------------------------------------------
   L                Not Offered       Fixed                                          Private, 144A
--------------------------------------------------------------------------------------------------
   M                Not Offered       Fixed                                          Private, 144A
--------------------------------------------------------------------------------------------------
   N                Not Offered       Fixed                                          Private, 144A
==================================================================================================
 Total
==================================================================================================

(1)   Anticipated rating.

(2) Assuming among other things, 0% CPR, no losses and that ARD loans pay off on their Anticipated Repayment Date. Expressed in years.

(3)   Represents notional amount on Class X.

(4)   Represents average life of notional amount on Class X.


                                                                       Page 3/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Certain Offering Points

o Newly Originated Collateral. The collateral consists of Mortgage Loans with a principal balance (as of the Due Date for each Mortgage Loan occurring in August 1998) of approximately $2.56 billion. The Mortgage Loans were originated by an affiliate of Lehman Brothers, or its approved conduit originators (51.5%, by balance) and GMAC Commercial Mortgage (45.7%, by balance). 15 loans (2.8%) were purchased by either Lehman Brothers or GMAC Commercial Mortgage.

o Call Protection. 100% of the Mortgage Loans contain call protection provisions. As of the Cut Off Date, 92.4% of the Mortgage Loans provide for initial lockout period followed by i) defeasance; or ii) yield maintenance; iii) percentage penalty and/or iv) an open period generally 3 to 6 months. The weighted average lockout and defeasance period for all loans is 9.8 years. The Mortgage Loans are generally prepayable without penalty between zero to six months from Mortgage Loan maturity or Anticipated Repayment Date ("ARD").

o     Weighted average lock-out and treasury defeasance of 9.8 years.

o     No loan delinquent 30 days or more as of the Cut-off Date.

o     $6,248,188 average loan balance as of the Cut-off Date.

o 1.65x Weighted Average Debt Service Coverage Ratio ("DSCR") as of the Cut-off Date.

o     66.0% Weighted Average Loan to Value ("LTV") as of the Cut-off Date.

o Public Company Sponsorship. 16.2% of the Mortgage Loans have borrowers the principal of which is a public company.

o Property Type Diversification. 29.9% Multifamily*, 25.4% Retail (79.6% Anchored and 20.4% Unanchored),11.2% Office, 9.3% Hotel, 6.2% Health Care, 5.3% Office/Industrial, 4.6% Credit Tenant Lease ("CTL"), 4.0% Industrial, 1.9% Self Storage, 1.8% Mixed Use, and 0.3% Other. *Includes Manufactured Housing.

o Geographic Distribution. California (16.8%), New Jersey (6.6%), Florida (5.3%), Texas (5.1%), Connecticut (4.3%),Pennsylvania (4.3%), New York (4.2%); all other states less than 4% each.

o Monthly Investor Reporting. Updated collateral summary information will be part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy information to the extent delivered by borrowers, will be available to Certificateholders.

o     Cash Flows will be Modeled on BLOOMBERG.

      (Except as otherwise indicated, percentages (%) represent the principal amount of loan or loans compared to aggregate pool balance, as of the Cut-off Date (the "Initial Pool Balance"); weighted averages are weighted using cut-off date principal balance; loans with properties in multiple states have been allocated to certain states based upon allocated loan amounts" or appraisal amount if the loan did not have allocated loan amounts)


                                                                       Page 4/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                       Priority and Timing of Cash Flows *

                           [Intentionally Left Blank]

                            o Assuming 0% CPR, no losses. Otherwise based on Table Assumptions.

Rating Agencies:        To be determined.

Trustee:                LaSalle National Bank.

Master Servicer:        GMAC Commercial Mortgage Corporation.

Special Servicer:       GMAC Commercial Mortgage Corporation.

Closing Date:           On or about August 27, 1998.

Cut-off Date:           August 1, 1998 (or in the case of certain loans
                        August 10, 1998).

ERISA: Classes A-1, A-2 and X are expected to be eligible for Lehman's individual prohibited transaction exemption with respect to ERISA subject to certain conditions for eligibility.

SMMEA: Classes A-1, A-2, B and X are "mortgage related securities" for purposes of SMMEA.

Payment: Pays on 15th of each month or, if such date is not a business day, then the following business day, commencing September 15, 1998.

The Class X:            The Class X is comprised of multiple components, one
                        relating to each class of Sequential Pay Certificates.

Optional Call:          1% Clean-up Call.


                                                                       Page 5/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

MORTGAGE LOANS:         The collateral consists of an approximately $2.56
                        billion pool of 408 fixed rate mortgage loans secured by first liens on commercial and multifamily properties in 44 different states and the District of Columbia. The mortgage loans were originated by an affiliate of Lehman
                        Brothers, or its approved conduit originators, and GMAC
                        Commercial Mortgage Corporation. 15 loans or 2.8% were purchased by either GMAC Commercial Mortgage Corporation or by Lehman Brothers. As of the Cut-off Date, the Mortgage Loans have a weighted average coupon ("WAC") of 7.089% and a weighted average maturity ("WAM") of 135 months (assuming that the ARD loans mature on their ARD date). See the Collateral Overview tables at the end of this memo for more Mortgage Loan details.

CREDIT ENHANCEMENT:     Credit enhancement for each class of Certificates will
                        be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

DISTRIBUTIONS:          Principal and interest payments will generally be made
                        to Certificateholders in the following order:

                        1) Interest to the Senior Classes: Class A-1, Class A-2 and Class X, pro rata,

                        2) Principal to Class A-1 until such Class is retired,*

                        3) Principal to Class A-2 until such Class is retired,*

                        4) Interest to Class B, then Principal to Class B until such Class is retired,

                        5) Interest to Class C, then Principal to Class C until such Class is retired,

                        6) Interest to Class D, then Principal to Class D until such Class is retired,

                        7) Interest to Class E, then Principal to Class E until such Class is retired,

                        8) Interest and Principal to the Private Classes, sequentially.

                        *     Pro rata if Classes B through N are retired.

REALIZED LOSSES:        Realized Losses from any Mortgage Loan will be
                        allocated in reverse sequential order (i.e. Classes N, M, L, K, J, H, G, F, E, D, C and B, in that order, and then pro-rata to Classes A-1 and A-2).

APPRAISAL REDUCTIONS:   With respect to certain specially serviced Mortgage
                        Loans as to which an appraisal is required (including any Mortgage Loan that becomes 90 days delinquent), an Appraisal Reduction Amount may be created, in the amount, if any, by which the Stated Principal Balance of such Mortgage Loan, together with unadvanced interest, unreimbursed P&I advances and certain other items, exceeds 90% of the appraised value of the related
                        Mortgaged Property. The Appraisal Reduction Amount will reduce proportionately the amount of any P&I Advance for such loan, which reduction may result in a shortfall of interest to the most subordinate class of Principal
                        Balance Certificates outstanding. The Appraisal
                        Reduction Amount will be reduced to zero as of the date the related Mortgage Loan has been brought current for twelve months, paid in full, repurchased or otherwise liquidated, and any shortfalls borne by the subordinate classes may be paid from amounts recovered from the related borrower.

MINIMUM DENOMINATIONS:
                                        Minimum       Increments
            Classes                  Denomination     Thereafter        Delivery
--------------------------------------------------------------------------------
    A-1, A-2, B, C, D, and E            $25,000           $1              DTC
--------------------------------------------------------------------------------
               X                      $1,000,000          $1              DTC


                                                                       Page 6/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

PREPAYMENT PREMIUMS*

================================================================================================================
  Prepayment       8/98    8/99    8/00    8/01    8/02    8/03   8/04    8/05    8/06     8/07     8/08    8/09
   Premium
----------------------------------------------------------------------------------------------------------------
  Lock-out/Def.   92.4%   92.2%   92.2%   91.7%   89.9%   88.6%  88.3%    88.3%   88.4%    87.6%    62.3%   82.1%
----------------------------------------------------------------------------------------------------------------
      YM           6.2%    6.4%    6.3%    6.7%    8.3%    9.4%   9.5%     9.6%    9.4%     8.5%    14.0%   17.8%
----------------------------------------------------------------------------------------------------------------
  Sub Total       98.6%   98.6%   98.5%   98.4%   98.3%   97.9%  97.7%    97.9%   97.8%    96.1%    76.4%   99.8%
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
      5%                                   0.1%    0.1%    0.2%
----------------------------------------------------------------------------------------------------------------
      4%                                           0.1%    0.1%   0.2%
----------------------------------------------------------------------------------------------------------------
      3%                                                   0.1%   0.3%     0.2%
----------------------------------------------------------------------------------------------------------------
      2%                                                                   0.1%    0.2%
----------------------------------------------------------------------------------------------------------------
      1%           1.4%    1.4%    1.5%    1.5%    1.5%    1.6%   1.6%     1.7%    1.9%    2.0%
----------------------------------------------------------------------------------------------------------------
     Open                                                         0.2%             0.1%    1.9%     23.6%    0.2%
================================================================================================================
    Total        100.0%  100.0%  100.0%  100.0%  100.0%  100.0% 100.0%   100.0%  100.0%  100.0%    100.0%  100.0%
================================================================================================================

* % represents % of then outstanding balance as of the date shown utilizing cut-off date balances.

OPEN PREPAYMENT PERIOD AT END OF LOAN (i.e. Prior to Maturity Date or ARD, as applicable):

          ===========================================================
          Open Period at End*       Number of Loans      % of Balance
          -----------------------------------------------------------
                None                    33                  28.53
          -----------------------------------------------------------
              3 Months                 189                  28.00
          -----------------------------------------------------------
              4 Months                   6                   0.96
          -----------------------------------------------------------
              6 Months                 157                  34.31
          -----------------------------------------------------------
              7 Months                   3                   0.84
          -----------------------------------------------------------
             9 Months                   16                   6.12
          -----------------------------------------------------------
          >= 12 Months                   4                   1.25
          ===========================================================
            * Weighted average open period at end of loan is 4 months.

ALLOCATION OF PREPAYMENT PREMIUMS:

            All Prepayment Premiums are distributed to Certificateholders on the Distribution Date following the one-month collection period in which the prepayment occurred. All Prepayment Premiums will be allocated to the Classes A through G, in each case, up to the product of (i) the Prepayment Premium, (ii) the "Discount Rate Fraction" and (iii) the percentage of the total principal distribution to Certificateholders to which such Class is entitled. Any excess amounts will be distributed to Class X.

            The Discount Rate Fraction for Classes A through G is defined as:

            (Coupon on Class - Reinvestment Yield)/(Coupon on Mortgage Loan - Reinvestment Yield)


                                                                       Page 7/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

PREPAYMENT PREMIUM ALLOCATION EXAMPLE:

            The Yield Maintenance prepayment premium will generally be equal to the present value of the reduction in interest payments as a result of the prepayment through the maturity of the prepaid Mortgage Loan, discounted at the yield of a Treasury security of similar maturity in most cases (converted from semi-annual to monthly pay). The following example reflects that method.

            General Yield Maintenance Example:

            Assuming the structure presented on pages 3 and 4 of this memo, that Class A-1 is the only class entitled to principal and the following assumptions:

            Mortgage Loan Characteristics of loan being prepaid*:

                          Balance                      $10,000,000
                          Coupon                       7.25%
                          Maturity                     10 yrs (August 1, 2008)
              Treasury Rate (monthly)                  5.50%
              Certificate Characteristics
                          Class A-1 Coupon             6.50%

              Discount Rate Fraction Example:

=========================================================================================================
                                                           Class A-1 Certificates   Class IO Certificates
---------------------------------------------------------------------------------------------------------
Discount Rate Fraction Calculation                             (6.50% - 5.50%)/
(Class A-1 Coupon - Reinvestment Yield) /                      (7.25% - 5.50%)=        (100% - 57.14%) =
(Gross Mortgage Rate - Reinvestment Yield) =                    1.00% / 1.75%=
% of Premium  allocated to Classes (Discount Rate Fraction)        57.14%                  42.86%
=========================================================================================================

CREDIT TENANT LEASE LOANS:

            Credit Tenant Lease Loans are secured by mortgages on properties which are leased (each a "Credit Tenant Lease"), to a tenant which possesses (or whose parent or other affiliate which guarantees the lease obligation possesses) the rating indicated in the following table. Scheduled monthly rent payments under the Credit Tenant Leases are generally sufficient to pay in full and on a timely basis all interest and principal scheduled to be paid with respect to the related Credit Tenant Lease Loans.

            The Credit Tenant Lease Loans generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Credit Tenant Lease property and that, in the event of a casualty or condemnation of a material portion of the related Mortgaged Property:

                  (i)   the Tenant is obligated to continue making payments;

                  (ii) the Tenant must make an offer to purchase the applicable property subject to the Credit Tenant Lease for an amount not less than the unpaid principal balance plus accrued interest on the related Credit Tenant Lease Loan; or

                  (iii) the Trustee on behalf of the Certificateholders will have the benefit of certain non-cancelable credit lease enhancement policies obtained to cover certain casualty and/or condemnation risks.

            Approximately 4.6% of the Mortgage Loans are Credit Tenant Lease Loans.


                                                                       Page 8/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

CREDIT TENANT LEASE LOANS

     =========================================================================================================
                                               #       Cut-off Date           Property            Credit
              Tenant / Guarantor             Loans      Balance ($)             Type              Rating
     ---------------------------------------------------------------------------------------------------------
                                                                              Retail/Off.
          Circuit City                         10        53,152,874            Warehouse      Private Rating
     ---------------------------------------------------------------------------------------------------------
          Walgreen Company                      7        22,925,827             Retail            Aa3/A+
     ---------------------------------------------------------------------------------------------------------
          Eckerd Corporation(1)                 5        12,353,217             Retail             A2/A
     ---------------------------------------------------------------------------------------------------------
          Wal-Mart                              1        10,445,688             Retail            Aa2/AA
     ---------------------------------------------------------------------------------------------------------
          K-Mart                                1         9,220,000             Retail            Ba2/BB
     ---------------------------------------------------------------------------------------------------------
          Hannaford                             1         5,700,000             Retail        Private Rating
      ---------------------------------------------------------------------------------------------------------
          Rite Aid Corporation                  1         1,477,894             Retail           Baa1/BBB+
     ---------------------------------------------------------------------------------------------------------
                                                                                                A2/Private
          Bridgestone Corporation               1         1,382,541             Retail            Rating
     ---------------------------------------------------------------------------------------------------------
          IHOP Corporation                      1         1,297,187             Retail        Private Rating
     ---------------------------------------------------------------------------------------------------------
          Southland Corporation                 1         1,232,901             Retail            Ba3/BB+
     =========================================================================================================

Unless otherwise indicated, such ratings were the highest rating assigned to the applicable tenant or guarantor, as applicable, by Moody's and Standard & Poor's, respectively. See "Description of the Mortgage Pool--Credit Lease Loans" in the Prospectus Supplement.

(1) Based upon the rating of Eckerd's parent, J.C. Penney Corporation, although it has made no explicit guaranty of Eckerd's obligations.


                                                                       Page 9/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Large Loans:      There are 5 loans with a cut-off date principal balance in excess of $60mm. The following table provides a summary of such 5 largest loans (the "Large Loans").

Mortgage Loan Summary:


====================================================================================================================================
    Mortgage         Property           # of     Cut-off Date              Original              Amort
      Loan             Type          Properties   Balance ($)    Coupon      Term                 Term              DSCR      LTV
====================================================================================================================================
      OPERS           Retail             12       199,846,047    6.590%   120 Months         30 yr. Sched.          2.31x    48.6%
------------------------------------------------------------------------------------------------------------------------------------
     Arden(1)       Office/R&D           22       136,100,000    6.740%   118 Months   4.750 yrs. IO then 25 yr.    2.19x    51.4%
                    Industrial                                                           Sched.
------------------------------------------------------------------------------------------------------------------------------------
     Boykin(2          Hotel             10       130,000,000    6.900%   120 Months   1.917 yrs. IO then 25 yr.    2.30x    47.0%
                                                                                         Sched.
------------------------------------------------------------------------------------------------------------------------------------
   South Towne     Regional Mall         1        64,000,000     6.610%   120 Months         Interest Only          2.05x    61.1%
------------------------------------------------------------------------------------------------------------------------------------
      Grove         Multifamily          17       63,000,000     6.590%   120 Months         Interest Only          2.11x    62.4%
====================================================================================================================================
     Total /            N/A              62       592,946,047    6.695%       N/A                 N/A               2.23x    51.7%
Weighted Average
====================================================================================================================================

(1) DSCR shown is based upon the required debt service payments during the loan's IO period.
(2) DSCR shown is based upon the required debt service payments during the loan's amortization period.

OPERS:

           =====================================================================
            Cut-Off Date Balance:    $199,846,047
           ---------------------------------------------------------------------
            Coupon/Term:             6.59%/10 years
           ---------------------------------------------------------------------
            Sponsor:                 Public Employees Retirement System of Ohio
           ---------------------------------------------------------------------
            Properties:              12 factory outlet centers totaling 2.9
                                     million square feet ($276 psf average
                                     sales)
           ---------------------------------------------------------------------
            Locations:               AL, CT, DE, IL, NH, OR, SC and UT
           ---------------------------------------------------------------------
            Appraised Value:         $411,390,000
           ---------------------------------------------------------------------
            LTV:                     48.6%
           ---------------------------------------------------------------------
            DSCR:                    2.31x
           ---------------------------------------------------------------------
            Lockbox:                 Hard
           ---------------------------------------------------------------------
            Reserves:                Springing DSCR reserve in the event DSCR
                                     drops below 2.00x. Monthly tax and
                                     insurance escrow.
           =====================================================================

                                                                      Page 10/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Arden Realty, Inc.:

           =====================================================================
            Cut-Off Date Balance: $136,100,000
           ---------------------------------------------------------------------
            Coupon/Term:          6.74%/9.83 years
           ---------------------------------------------------------------------
            Sponsor:              Arden Realty Company
           ---------------------------------------------------------------------
            Property:             22 suburban office (71.1% by SF) and R&D/
                                  Industrial (28.9% by SF) bldgs.
           ---------------------------------------------------------------------
            Size:                 2,252,678 total square feet
           ---------------------------------------------------------------------
            Location:             Los Angeles and San Diego metropolitan areas
           ---------------------------------------------------------------------
            Value:                $264.6 million based upon a 8.94% cap rate on
                                  Lehman underwritten NOI
           ---------------------------------------------------------------------
            LTV:                  51.4%
           ---------------------------------------------------------------------
            DSCR:                 2.19x
           ---------------------------------------------------------------------
            Lockbox:              Springing if DSCR falls below 1.50x.
           ---------------------------------------------------------------------
            Reserves:             Ongoing Tax and Insurance/Tenant Improvement
                                  and Leasing Commission
           =====================================================================

Boykin Lodging Company:

           =====================================================================
            Cut-Off Date Balance: $130,000,000
           ---------------------------------------------------------------------
            Coupon/Term:          6.90%/10 years
           ---------------------------------------------------------------------
            Sponsor:              Boykin Lodging Company
           ---------------------------------------------------------------------
            Properties:           Ten Doubletree hotels
           ---------------------------------------------------------------------
            Size:                 3,062 rooms
           ---------------------------------------------------------------------
            Location:             OR, WA, CA, NE, CO and ID
           ---------------------------------------------------------------------
            Appraised Value:      $276,600,000
           ---------------------------------------------------------------------
            LTV:                  47.0%
           ---------------------------------------------------------------------
            DSCR:                 2.30x
           ---------------------------------------------------------------------
            Lockbox:              Hard
           ---------------------------------------------------------------------
            FF&E Reserve          FF&E equal to 4% of each property's total
                                  gross revenues, funded monthly
           ---------------------------------------------------------------------
            Reserves:             Tax and Insurance reserve funded monthly.
                                  $2,800,000 funded at closing to cover 125% of
                                  the estimated costs of certain capital
                                  expenditures. Borrower has covenanted that
                                  it will expend a minimum of $10,000,000 on
                                  capital improvements prior to June 30, 2000.
           =====================================================================

                                                                      Page 11/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

South Towne Center and Marketplace:

           =====================================================================
            Cut-Off Date Balance:  $64,000,000
           ---------------------------------------------------------------------
            Coupon/Term:           6.61%/10 years
           ---------------------------------------------------------------------
            Sponsor:               The Macerich Company
           ---------------------------------------------------------------------
            Anchors:               Dillard's, ZCMI, J.C. Penney and Mervyn's
           ---------------------------------------------------------------------
            Property:              Two-level, 940,943 sf regional mall and
                                   adjacent power center
           ---------------------------------------------------------------------
            Location:              Sandy, Utah (Salt Lake City suburb)
           ---------------------------------------------------------------------
            Value:                 104.7 million based on a 8.75% cap rate on
                                   Lehman underwritten NOI
           ---------------------------------------------------------------------
            LTV:                   61.1%
           ---------------------------------------------------------------------
            DSCR:                  2.05x
           ---------------------------------------------------------------------
            Lockbox:               Springing if DSCR falls below 1.50x.
           =====================================================================

Grove Property Trust:

           =====================================================================
            Cut-Off Date Balance:  $63,000,000
           ---------------------------------------------------------------------
            Coupon/Term:           6.59%/10 years
           ---------------------------------------------------------------------
            Sponsor:               Grove Property Trust
           ---------------------------------------------------------------------
            Properties:            17 multifamily properties, containing 1,950
                                   units
           ---------------------------------------------------------------------
            Location:              Various, throughout southern New England
           ---------------------------------------------------------------------
            Appraised Value:       $100.9 million
           ---------------------------------------------------------------------
            LTV:                   62.4%
           ---------------------------------------------------------------------
            DSCR:                  2.11x
           ---------------------------------------------------------------------
            Lockbox                Springing if DSCR falls below 1.20x.
           ---------------------------------------------------------------------
            Reserves:              Tax reserve funded monthly
           =====================================================================

                                                                      Page 12/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

AFFILIATED BORROWER CONCENTRATIONS:

       =====================================================================
                  Sponsor Name                Number of Loans   % by Cut-off
                                                                    Balance
       ---------------------------------------------------------------------
        Public Employees Retirement System of
        Ohio                                         1               7.79
       ---------------------------------------------------------------------
        Arden Realty, Inc.                           1               5.31
       ---------------------------------------------------------------------
        Boykin Lodging Company                       1               5.07
       ---------------------------------------------------------------------
        UNIPROP Inc.                                14               4.14
       ---------------------------------------------------------------------
        The Macerich Company                         1               2.50
       ---------------------------------------------------------------------
        Grove Property Trust                         1               2.46
       =====================================================================
        *No other borrower concentration equals or exceeds 2.25%.

RESERVES:

        The below table relates only to "conduit" loans and excludes all CTL loans as well as the Large Loans.
       =====================================================================
                                % of Conduit Loans w/Annual   Annual Deposit
                                Escrows                       ($)
       ---------------------------------------------------------------------
        Replacement Reserves                      71.9             7.3 MM
       ---------------------------------------------------------------------
        TI & LC (Retail)                          64.2             2.4 MM
       ---------------------------------------------------------------------
        TI & LC (Office)                          75.3             2.8 MM
       ---------------------------------------------------------------------
        TI & LC (Industrial/W'hse)                64.9             0.5 MM
       =====================================================================
        *In addition, ten loans reserve periodically for lease specific events.

Lockboxes:

        The below table relates to all Mortgage Loans.
       =====================================================================
        Hard         18.0% of all loans, by balance , have hard lockboxes
       ---------------------------------------------------------------------
        Springing    40.1% of all loans, by balance, have springing lockboxes
       =====================================================================

                                                                      Page 13/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

ANTICIPATED REPAYMENT DATE LOANS:

            Mortgage Loans representing 32.9% of the Initial Pool Balance provided that if the unamortized principal amount thereof is not repaid on a date (the "Anticipated Repayment Date") set forth in the related Mortgage Note, the Mortgage Loan will accrue additional interest at the rate set forth therein and the borrower will be required to apply excess monthly cash flow generated by the Mortgaged Property (as determined in the related Mortgage) to the repayment of principal outstanding on the Mortgage Loan. With respect to such Mortgage Loans, no Prepayment Premiums or Yield Maintenance Charges will be due in connection with any principal prepayment on or after the Anticipated Repayment Date. For purposes of analysis and presentation, such loans are assumed to pay off at the ARD and treated like balloon loans that mature on the ARD.

DETAILED MONTHLY INVESTOR REPORTING:

            Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and Occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that will be available to Certificateholders:

                  Name of Report              Description (information provided)
             -------------------------------------------------------------------
              1  Remittance Report            principal and interest
                                              distributions, principal balances
             -------------------------------------------------------------------
              2  Mortgage Loan Status Report  portfolio stratifications
             -------------------------------------------------------------------
              3  Comparative Financial        revenue, NOI, DSCR to the extent
                 Status Report                available
             -------------------------------------------------------------------
              4  Delinquent Loan Status       listing of delinquent mortgage
                 Report                       loans
             -------------------------------------------------------------------
              5  Historical Loan              information on modified mortgage
                 Modification Report          loans
             -------------------------------------------------------------------
              6  Historical Loss Estimate     liquidation proceeds, expenses,
                 Report                       and realized losses
             -------------------------------------------------------------------
              7  REO Status Report            NOI and value of REO
             -------------------------------------------------------------------
              8  Watch List                   listing of loans in jeopardy of
                                              becoming Specially Serviced
             -------------------------------------------------------------------
              9  Loan Payoff Statement        listing of loans where borrower
                 Request Report               has requested a pay-off statement

ADVANCING:              The Master Servicer will be obligated to make advances
                        of scheduled principal and interest payments (excluding balloon payments and subject to reduction for Appraisal
                        Reduction Amounts) and certain servicing expenses
                        ("Advances"), to the extent that such Advances are deemed to be recoverable out of collections on the related loan. If the Master Servicer fails to make a required Advance, the Trustee will be obligated to make such advances.

CONTROLLING CLASS:
                        A majority of Certificateholders of the Controlling Class, which will generally be the most subordinate class with a Certificate Balance outstanding that is at least 25% of the initial Certificate Balance of such Class will, subject to certain limitations, be entitled to replace the Special Servicer.


                                                                      Page 14/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

SPECIAL SERVICER  The Pooling and Servicing Agreement will generally permit the
FLEXIBILITY:      Special Servicer to modify, waive or amend any term of any
                  Mortgage Loan if (a) it determines, in accordance with the servicing standard, that it is appropriate to do so and (b) among other things, such modification, waiver or amendment will not, subject to certain exceptions:

                  (i) affect the amount or timing of any scheduled payments of principal, interest or other amount (including Prepayment Premiums and Yield Maintenance Charges) payable under the Mortgage Loan;
                  (ii) affect the obligation of the related borrower to pay a Prepayment Premium or Yield Maintenance Charge or permit a principal prepayment during the applicable Lockout Period;
                  (iii) except as expressly provided by the related Mortgage or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding principal prepayment, or;
                  (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

SPECIAL SERVICER/ GMAC Commercial Mortgage Corporation. As of June 30, 1998, MASTER SERVICER: GMAC Commercial Mortgage Corporation had a total commercial and multifamily mortgage loan servicing portfolio (including loans serviced for its own account and for others) of approximately $46.0 billion.

                                                                      Page 15/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Series 1998-C2 Collateral Overview:

        GENERAL CHARACTERISTICS                              PROPERTY TYPES
=========================================        ======================================
                                                      Property         % of Initial Pool
    Characteristics                                     Types               Balance
-----------------------------------------        --------------------------------------
  Initial Pool Balance    $2,563,948,705            Multifamily*             29.89
-----------------------------------------        --------------------------------------
       # of Loans              408                     Retail                25.42
-----------------------------------------        --------------------------------------
       Gross WAC              7.089%                   Office                11.22
-----------------------------------------        --------------------------------------
      Original WAM          137 Months                  Hotel                 9.30
-----------------------------------------        --------------------------------------
     Remaining WAM          135 Months               Health Care              6.17
-----------------------------------------        --------------------------------------
   Avg. Loan Balance        $6,284,188            Office/Industrial           5.31
-----------------------------------------        --------------------------------------
        WA DSCR*              1.65x                      CTL                  4.65
-----------------------------------------        --------------------------------------
WA Cut-off Date LTV Ratio*   66.0%               Industrial/Warehouse         4.04
-----------------------------------------        --------------------------------------
  Balloon or ARD Loans         357                  Self Storage              1.95
=========================================        --------------------------------------
*Excluding CTL loans                                  Mixed Use               1.81
                                                 --------------------------------------
                                                        Other                 0.25
                                                 ======================================
                                                 * Includes Manufactured Housing

                          DEAL SUMMARY BY PROPERTY TYPE

==================================================================================================================================
                                 Aggregate                  Average     Gross     Rem.    WA                    WA
                        # of    Cut-off Date   % of       Cut-off Date   WAC      WAM    LTV          WA       Occup.      Balloon
   Property Type       Loans    Balance ($)    Pool        Balance ($)   (%)     (mos)   Ratio       DSCR (x)  Rate(%)         %
----------------------------------------------------------------------------------------------------------------------------------
Multifamily             132     766,245,890    29.89       5,804,893     6.90     136    69.93        1.55       95.66       92.42
----------------------------------------------------------------------------------------------------------------------------------
  Conventional          105     629,912,704    24.57       5,999,169     6.98     139    70.72        1.51       95.28       90.78
----------------------------------------------------------------------------------------------------------------------------------
  Mobile Home  Park      27     136,333,185     5.32       5,049,377     6.56     124    66.31        1.72       97.33      100.00
----------------------------------------------------------------------------------------------------------------------------------
Retail                   98     651,740,342    25.42       6,650,412     7.01     124    63.97        1.74       96.78       96.17
----------------------------------------------------------------------------------------------------------------------------------
  Anchored               48     518,939,214    20.24      10,811,234     6.93     125    62.09        1.82       97.06       95.87
----------------------------------------------------------------------------------------------------------------------------------
  Unanchored             50     132,801,129     5.18       2,656,023     7.33     122    71.32        1.43       95.67       97.33
----------------------------------------------------------------------------------------------------------------------------------
Office                   67     287,606,735    11.22       4,292,638     7.28     121    69.07        1.44       95.43       98.20
----------------------------------------------------------------------------------------------------------------------------------
Hotel                    17     238,428,476     9.30      14,025,204     7.15     126    54.49        1.99         N/A      100.00
----------------------------------------------------------------------------------------------------------------------------------
  Full  Service           5     185,967,458     7.25      37,193,492     6.99     123    49.92        2.12         N/A      100.00
----------------------------------------------------------------------------------------------------------------------------------
  Limited Service        12      52,461,018     2.05       4,371,751     7.71     138    70.69        1.52         N/A      100.00
----------------------------------------------------------------------------------------------------------------------------------
Health Care              17     158,193,508     6.17       9,305,500     7.51     127    75.12        1.58       92.16       96.44
----------------------------------------------------------------------------------------------------------------------------------
  Nurs. Home, Skilled    11     116,028,176     4.53      10,548,016     7.63     131    77.00        1.57       90.95       95.15
----------------------------------------------------------------------------------------------------------------------------------
  Assisted Living         5      37,870,233     1.48       7,574,047     7.13     119    70.85        1.61       94.98      100.00
----------------------------------------------------------------------------------------------------------------------------------
  Congregate Care         1       4,295,098     0.17       4,295,098     7.50     119    62.25        1.43      100.00      100.00
----------------------------------------------------------------------------------------------------------------------------------
Office/Industrial         1     136,100,000     5.31     136,100,000     6.74     117    51.44        2.19       97.30      100.00
----------------------------------------------------------------------------------------------------------------------------------
CTL                      29     119,188,129     4.65       4,109,935     7.43     228      N/A         N/A      100.00       35.26
----------------------------------------------------------------------------------------------------------------------------------
Industrial/W'hse         21     103,599,883     4.04       4,933,328     7.44     174    69.30        1.31       97.74       64.27
----------------------------------------------------------------------------------------------------------------------------------
Self Storage             23      49,941,304     1.95       2,171,361     7.40     144    69.38        1.46       88.60       77.88
----------------------------------------------------------------------------------------------------------------------------------
Mixed Use                 1      46,463,602     1.81      46,463,602     7.33     119    71.37        1.35       86.00      100.00
----------------------------------------------------------------------------------------------------------------------------------
Other                     2       6,440,836     0.25       3,220,418     7.70     147    48.13        1.40      100.00        0.00
==================================================================================================================================
Total/Avg/Min/Max       408   2,563,948,705   100.00       6,284,188     7.09     135    65.97(1)     1.65(1)    95.79(2)    91.20
Wtd.Avg:
==================================================================================================================================

(1) Excludes credit tenant lease properties but includes Section 42 multifamily properties.

(2) Excluding Hotels.


                                                                      Page 16/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Series 1998-C2 Collateral Overview:

                    LOAN SIZE DISTRIBUTION                              GROSS RATE DISTRIBUTION
===========================================================     ========================================
                                   # of      % of Initial            Gross Rate         % of Initial
     Balance Ranges ($)           Loans      Pool Balance               (%)             Pool Balance
-----------------------------------------------------------     ----------------------------------------
     440,000 - 2,000,000           107           5.93              6.251 - 6.500            5.56
-----------------------------------------------------------     ----------------------------------------
  2,000,000.01 - 4,000,000         155          17.27             6.501 - 6.750            22.04
-----------------------------------------------------------     ----------------------------------------
  4,000,000.01 - 6,000,000          69          13.19             6.751 - 7.000            16.71
-----------------------------------------------------------     ----------------------------------------
  6,000,000.01 - 8,000,000          24           6.55              7.001 - 7.250           18.59
-----------------------------------------------------------     ----------------------------------------
  8,000,000.01 - 10,000,000          8           2.72              7.251 - 7.500           25.37
-----------------------------------------------------------     ----------------------------------------
 10,000,000.01 - 12,000,000          7           2.93              7.501 - 8.000           10.08
-----------------------------------------------------------     ----------------------------------------
 12,000,000.01 - 14,000,000          7           3.58              8.001 - 8.500            0.88
-----------------------------------------------------------     ----------------------------------------
 14,000,000.01 - 16,000,000          6           3.47              8.501 - 8.750            0.30
-----------------------------------------------------------     ----------------------------------------
 16,000,000.01 - 20,000,000          5           3.56              8.751 - 9.000            0.23
-----------------------------------------------------------     ----------------------------------------
 20,000,000.01 - 24,000,000          5           4.17              9.001 - 9.250            0.12
-----------------------------------------------------------     ----------------------------------------
 24,000,000.01 - 28,000,000          3           2.99              9.501 - 9.750            0.11
-----------------------------------------------------------     ========================================
 28,000,000.01 - 38,000,000          3           3.70
-----------------------------------------------------------
 38,000,000.01 - 46,000,000          3           5.02              Minimum Rate:           6.280%
-----------------------------------------------------------        Maximum Rate:           9.750%
 46,000,000.01 - 64,000,000          3           6.77                   WAC:               7.089%
-----------------------------------------------------------
128,000,000.01 - 130,000,000         1           5.07
-----------------------------------------------------------
136,000,000.01 - 138,000,000         1           5.31
-----------------------------------------------------------
198,000,000.01 - 200,000,000         1           7.79
===========================================================

Minimum Cut-off Date Balance:      $440,000
Maximum Cut-off Date Balance:  $199,846,047
Average Cut-off Date Balance:    $6,284,188

        REMAINING TERMS TO MATURITY(1)            REMAINING AMORTIZATION TERM(1)
============================================   =================================
                               % of Initial                       % of Initial
           Months              Pool Balance           Months      Pool Balance
--------------------------------------------   ---------------------------------
           32 - 48                 0.22              0 - 108         6.38
--------------------------------------------   ---------------------------------
           49 - 60                 0.34             109 - 168        0.38
--------------------------------------------   ---------------------------------
           73 - 84                 3.30             169 - 192        1.18
--------------------------------------------   ---------------------------------
          97 - 108                 1.05             193 - 228        0.15
--------------------------------------------   ---------------------------------
          109 - 120               72.88             229 - 240        3.58
--------------------------------------------   ---------------------------------
          121 - 144                5.97             241 - 252        2.22
--------------------------------------------   ---------------------------------
          145 - 168                0.24             253 - 288        1.25
--------------------------------------------   ---------------------------------
          169 - 192                6.35             289 - 324       32.97
--------------------------------------------   ---------------------------------
          205 - 228                0.39             337 - 361       51.90
--------------------------------------------   ---------------------------------
          229 - 240                3.69
--------------------------------------------
          241 - 276                2.05
--------------------------------------------
          289 - 300                3.53
============================================

      Minimum Remaining         32 mos.        Minimum Remaining     119 mos.(2)
       Term to Maturity:                         Amortization Term:
      Maximum Remaining        300 mos.        Maximum Remaining     361 mos.
       Term to Maturity:                         Amortization Term:
      Weighted Average         135 mos.        Weighted Average      326 mos.
  Remaining Term to Maturity:                    Amortization Term:

(1) Assumes ARD Loans payoff on their         (2) Excludes interest only loans.
    Anticipated Repayment Date.


                                                                      Page 17/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

Series 1998-C2 Collateral Overview:

      DEBT SERVICE COVERAGE RATIOS*                 LOAN TO VALUE % (LTV)*
=======================================    ===================================
     Cut-off Date      % of Initial            Cut-Off Date     % of Initial
    DSCR Ranges (x)    Pool Balance            LTV Ranges       Pool Balance
---------------------------------------    -----------------------------------
         < = 1.19         2.13                 15.01 - 20.00        0.02
---------------------------------------    -----------------------------------
      1.20 - 1.24         4.23                 25.01 - 30.00        0.14
---------------------------------------    -----------------------------------
      1.25 - 1.29        12.93                 30.01 - 35.00        0.10
---------------------------------------    -----------------------------------
      1.30 - 1.34        10.89                 35.01 - 40.00        0.49
---------------------------------------    -----------------------------------
      1.35 - 1.39         9.58                 40.01 - 45.00        0.19
---------------------------------------    -----------------------------------
      1.40 - 1.44         6.89                 45.01 - 50.00       15.87
---------------------------------------    -----------------------------------
      1.45 - 1.49         4.90                 50.01 - 55.00        9.02
---------------------------------------    -----------------------------------
      1.50 - 1.54         5.06                 55.01 - 60.00        4.76
---------------------------------------    -----------------------------------
      1.55 - 1.59         3.97                 60.01 - 65.00       11.10
---------------------------------------    -----------------------------------
      1.60 - 1.64         1.97                 65.01 - 70.00       10.28
---------------------------------------    -----------------------------------
      1.65 - 1.74         3.47                 70.01 - 75.00       24.39
---------------------------------------    -----------------------------------
      1.75 - 1.84         3.60                 75.01 - 80.00       20.30
---------------------------------------    -----------------------------------
      1.85 - 1.94         3.50                 80.01 - 85.00        1.89
---------------------------------------    -----------------------------------
      1.95 - 2.04         0.21                 85.01 - 90.00        1.42
---------------------------------------    ===================================
             2.05 >=     26.60                    Minimum LTV*:        15.29%
=======================================           Maximum LTV*:        86.75%
     Minimum DSCR*:       1.06x               Weighted Average LTV*:   65.97%
     Maximum DSCR*:       3.30x
 Weighted Average DSCR*:  1.65x

                              *EXCLUDES CTL LOANS.

                               STATE DISTRIBUTION
======================================    ======================================
                      % of Initial                                % of Initial
      State           Pool Balance               State            Pool Balance
--------------------------------------    --------------------------------------
   California            16.79                  Illinois             2.45
--------------------------------------    --------------------------------------
   New Jersey             6.56                 Washington            2.37
--------------------------------------    --------------------------------------
     Florida              5.28                  Georgia              2.35
--------------------------------------    --------------------------------------
      Texas               5.08                  Delaware             2.28
--------------------------------------    --------------------------------------
   Connecticut            4.33               Massachusetts           2.09
--------------------------------------    --------------------------------------
  Pennsylvania            4.27                  Colorado             2.04
--------------------------------------    --------------------------------------
    New York              4.24                  Alabama              2.02
--------------------------------------    --------------------------------------
      Utah                3.67                    Ohio               1.93
--------------------------------------    --------------------------------------
     Oregon               3.66                  Arizona              1.83
--------------------------------------    --------------------------------------
    Michigan              3.54                  Maryland             1.56
--------------------------------------    --------------------------------------
     Nevada               3.42                    Iowa               1.42
--------------------------------------    --------------------------------------
    Virginia              2.78                 Tennessee             1.36
--------------------------------------    --------------------------------------
 South Carolina           2.53                   Other*             10.15
======================================    ======================================
                                              No other state greater than 1.25%.

                    ====================================
                       Loan Type         % of Pool
                    ------------------------------------
                        Balloon            58.30
                    ------------------------------------
                    Fully  Amortizing       8.80
                    ------------------------------------
                       ARD Loan            32.91
                    ====================================


                                                                      Page 18/18
================================================================================
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES LAW, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPAIRED AND DISSEMINATED BY THE UNDERWRITERS AND THE CONTENTS AND ACCURACY THEREOF HAVE NOT BEEN REVIEWED BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASE ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. THE UNDERWRITERS, AND ANY OF THEIR AFFILIATES, MAKE NO REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                    ANNEX D
                      GLOBAL CLEARANCE, SETTLEMENT AND TAX
                            DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered GMAC Commercial Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1998-C2 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex B have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

    Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

    Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

    CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A Beneficial Owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8). Beneficial Owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or his agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.
                       MORTGAGE PASS-THROUGH CERTIFICATES

    The mortgage pass-through certificates (the "Offered Certificates") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series. The Offered Certificates of any series, together with any other mortgage pass-through certificates of such series, are collectively referred to herein as the "Certificates".

    Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") to be formed by GMAC Commercial Mortgage Securities, Inc. (the "Depositor") and consisting primarily of a segregated pool (a "Mortgage Asset Pool") of the Mortgage Loans (as defined in the related Prospectus Supplement), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof, and also interest rate exchange agreements and other financial assets, or any combination thereof. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

    The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".

                                                  (COVER CONTINUED ON NEXT PAGE)
                            ------------------------

    PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR, THE MASTER SERVICER, GMAC COMMERCIAL MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING ON PAGE 13 HEREIN UNDER THE CAPTION "RISK FACTORS" AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.
                            ------------------------

    The Offered Certificates of any series may be offered through one or more different methods, including offerings through underwriters, as described under "Method of Distribution" and in the related Prospectus Supplement.

The date of this Prospectus is December 17, 1997

(COVER CONTINUED)

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

    There will be no secondary market for the Offered Certificates of any series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

    As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;
(iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or
(vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

    If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Certificates will specify which class or classes of such series of Certificates will be considered to be regular interests in the related REMIC and which class of Certificates or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

                             PROSPECTUS SUPPLEMENT

    As more particularly described herein, the Prospectus Supplement relating to each series of Offered Certificates will, among other things, set forth, as and to the extent appropriate: (i) a description of the class or classes of such Offered Certificates, including the payment provisions with respect to each such class, the aggregate principal amount, if any, of each such class, the rate at which interest accrues from time to time, if at all, with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other classes of Certificates of the same series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created; (viii) the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series; (ix) information concerning the Trustee (as defined herein) of the related Trust Fund; (x) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans; (xi) information as to the nature and extent of subordination of any class of Certificates of such series, including a class of Offered Certificates; and (xii) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

    No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any dealer, salesman, or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

    The Master Servicer or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive offices at 650 Dresher Road, Horsham, Pennsylvania 19044, or by telephone at (215) 328-3480.

                             SUMMARY OF PROSPECTUS

    The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such series. An Index of Principal Definitions is included at the end of this Prospectus.

SECURITIES OFFERED...........................  Mortgage pass-through certificates.

DEPOSITOR....................................  GMAC Commercial Mortgage Securities, Inc., a
                                               wholly-owned subsidiary of GMAC Commercial
                                               Mortgage Corporation ("GMACCM"). See "The
                                               Depositor".

TRUSTEE......................................  The trustee (the "Trustee") for each series of Certificates will be named in the related
                                               Prospectus Supplement. See "The Pooling and
                                               Servicing Agreements--The Trustee".

MASTER SERVICER..............................  If a Trust Fund includes Mortgage Loans, then the servicer or the master servicer (each, a
                                               "Master Servicer") for the corresponding
                                               series of Certificates will be named in the
                                               related Prospectus Supplement. The Master
                                               Servicer for any series of Certificates may
                                               be GMACCM or another affiliate of the
                                               Depositor. The Master Servicer may also be
                                               the Special Servicer for such series and, in
                                               such dual capacity, would be referred to as
                                               the "Servicer". See "GMAC Commercial Mortgage
                                               Corporation" and "The Pooling and Servicing
                                               Agreements--Certain Matters Regarding the
                                               Master Servicer and the Depositor".

SPECIAL SERVICER.............................  If a Trust Fund includes Mortgage Loans, then any special servicers (each, a "Special
                                               Servicer") for the corresponding series of
                                               Certificates will be named, or the
                                               circumstances under which a Special Servicer
                                               may be appointed will be described, in the
                                               related Prospectus Supplement. A Special
                                               Servicer for any series of Certificates may
                                               be the Master Servicer or an affiliate of the
                                               Depositor or the Master Servicer. See "The
                                               Pooling and Servicing Agreements--Special
                                               Servicers".

MBS ADMINISTRATOR............................  If a Trust Fund includes MBS, then the entity responsible for administering such MBS (the
                                               "MBS Administrator") will be named in the
                                               related Prospectus Supplement. If an entity
                                               other than the Trustee and the Master
                                               Servicer is the MBS Administrator, such
                                               entity will be herein referred to

                                               as the "Manager". The Manager for any series
                                               of Certificates may be GMACCM or another
                                               affiliate of the Depositor.

THE MORTGAGE ASSETS..........................  The Mortgage Assets will be the primary asset of any Trust Fund. The Mortgage Assets with
                                               respect to each series of Certificates will,
                                               in general, consist of a pool of Mortgage
                                               Loans secured by first or junior liens on, as
                                               described herein, multifamily residential
                                               properties or commercial properties. If so
                                               specified in the related Prospectus
                                               Supplement, a Trust Fund may include Mortgage
                                               Loans secured by liens on real estate
                                               projects under construction. The Mortgage
                                               Loans will not be guaranteed or insured by
                                               the Depositor, GMACCM or any of their
                                               affiliates or, unless otherwise provided in
                                               the related Prospectus Supplement, by any
                                               governmental agency or instrumentality or by
                                               any other person. If so specified in the
                                               related Prospectus Supplement, some Mortgage
                                               Loans may be delinquent or non-performing as
                                               of the date the related Trust Fund is formed.

                                               As and to the extent described in the related
                                               Prospectus Supplement, a Mortgage Loan (i)
                                               may provide for no accrual of interest or for
                                               accrual of interest thereon at an interest
                                               rate (a "Mortgage Rate") that is fixed over
                                               its term or that adjusts from time to time,
                                               or that may be converted at the borrower's
                                               election from an adjustable to a fixed
                                               Mortgage Rate, or from a fixed to an
                                               adjustable Mortgage Rate, (ii) may provide
                                               for level payments to maturity or for
                                               payments that adjust from time to time to
                                               accommodate changes in the Mortgage Rate or
                                               to reflect the occurrence of certain events,
                                               and may permit negative amortization, (iii)
                                               may be fully amortizing or may be partially
                                               amortizing or non-amortizing, with a balloon
                                               payment due on its stated maturity date, (iv)
                                               may prohibit over its term or for a certain
                                               period prepayments and/or require payment of
                                               a premium or a yield maintenance penalty in
                                               connection with certain prepayments and (v)
                                               may provide for payments of principal,
                                               interest or both, on due dates that occur
                                               monthly, quarterly, semi-annually or at such
                                               other interval as is specified in the related
                                               Prospectus Supplement. Unless otherwise
                                               provided in the related Prospectus
                                               Supplement, each Mortgage Loan will have had
                                               an original term to maturity of not more than
                                               40 years. Unless otherwise provided in the
                                               related Prospectus Supplement, no Mortgage

                                               Loan will have been originated by the
                                               Depositor; however, some or all of the
                                               Mortgage Loans in any Trust Fund may have
                                               been originated by GMACCM or another
                                               affiliate of the Depositor. See "Description
                                               of the Trust Funds--Mortgage Loans".

                                               If and to the extent specified in the related
                                               Prospectus Supplement, the Mortgage Assets
                                               with respect to a series of Certificates may
                                               also include, or consist of, MBS, provided
                                               that each MBS will evidence an interest in,
                                               or will be secured by a pledge of, one or
                                               more mortgage loans that conform to the
                                               descriptions of the Mortgage Loans contained
                                               herein. See "Description of the Trust
                                               Funds--MBS".

THE CERTIFICATES.............................  Each series of Certificates will be issued in one or more classes pursuant to a pooling and
                                               servicing agreement or other agreement
                                               specified in the related Prospectus
                                               Supplement (in either case, a "Pooling And
                                               Servicing Agreement") and will represent in
                                               the aggregate the entire beneficial ownership
                                               interest in the related Trust Fund.

                                               As described in the related Prospectus
                                               Supplement, the Certificates of each series,
                                               including the Offered Certificates of such
                                               series, may consist of one or more classes of
                                               Certificates that, among other things: (i)
                                               are senior (collectively, "Senior
                                               Certificates") or subordinate (collectively,
                                               "Subordinate Certificates") to one or more
                                               other classes of Certificates in entitlement
                                               to certain distributions on the Certificates;
                                               (ii) are entitled to distributions of
                                               principal, with disproportionate, nominal or
                                               no distributions of interest (collectively,
                                               "Stripped Principal Certificates"); (iii) are
                                               entitled to distributions of interest, with
                                               disproportionate, nominal or no distributions
                                               of principal (collectively, "Stripped
                                               Interest Certificates"); (iv) provide for
                                               distributions of interest thereon or
                                               principal thereof that commence only after
                                               the occurrence of certain events, such as the
                                               retirement of one or more other classes of
                                               Certificates of such series; (v) provide for
                                               distributions of principal thereof to be
                                               made, from time to time or for designated
                                               periods, at a rate that is faster (and, in
                                               some cases, substantially faster) or slower
                                               (and, in some cases, substantially slower)
                                               than the rate at which payments or other
                                               collections of principal are received on the
                                               Mortgage Assets in the related Trust Fund;
                                               (vi)

                                               provide for distributions of principal
                                               thereof to be made, subject to available
                                               funds, based on a specified principal payment
                                               schedule or other methodology; or (vii)
                                               provide for distribution based on collections
                                               on the Mortgage Assets in the related Trust
                                               Fund attributable to prepayment premiums,
                                               yield maintenance penalties or equity
                                               participations.

                                               Each class of Certificates, other than
                                               certain classes of Stripped Interest
                                               Certificates and certain classes of REMIC
                                               Residual Certificates (as defined herein),
                                               will have an initial stated principal amount
                                               (a "Certificate Balance"); and each class of
                                               Certificates, other than certain classes of
                                               Stripped Principal Certificates and certain
                                               classes of REMIC Residual Certificates, will
                                               accrue interest on its Certificate Balance
                                               or, in the case of certain classes of
                                               Stripped Interest Certificates, on a notional
                                               amount (a "Notional Amount") based on a
                                               fixed, variable or adjustable interest rate
                                               (a "Pass-Through Rate"). The related
                                               Prospectus Supplement will specify the
                                               Certificate Balance, Notional Amount and/or
                                               Pass-Through Rate (or, in the case of a
                                               variable or adjustable Pass-Through Rate, the
                                               method for determining such rate), as
                                               applicable, for each class of Offered
                                               Certificates.

                                               If so specified in the related Prospectus
                                               Supplement, a class of Certificates may have
                                               two or more component parts, each having
                                               characteristics that are otherwise described
                                               herein as being attributable to separate and
                                               distinct classes.

                                               The Certificates will not be guaranteed or
                                               insured by the Depositor, by the Master
                                               Servicer, by GMACCM or any of their
                                               affiliates, by any governmental agency or
                                               instrumentality or by any other person or
                                               entity, unless otherwise provided in the
                                               related Prospectus Supplement. See "Risk
                                               Factors--Limited Obligations".

DISTRIBUTIONS OF INTEREST ON THE               Interest on each class of Offered
  CERTIFICATES...............................  Certificates (other than certain classes of
                                               Stripped Principal Certificates and certain
                                               classes of REMIC Residual Certificates) of
                                               each series will accrue at the applicable
                                               Pass-Through Rate on the Certificate Balance
                                               or, in the case of certain classes of
                                               Stripped Interest Certificates, the Notional
                                               Amount thereof outstanding from time to time
                                               and will be distributed to Certificateholders
                                               as provided in the related Prospectus
                                               Supplement (each of the

                                               specified dates on which distributions are to
                                               be made, a "Distribution Date").
                                               Distributions of interest with respect to one
                                               or more classes of Certificates
                                               (collectively, "Accrual Certificates") may
                                               not commence until the occurrence of certain
                                               events, such as the retirement of one or more
                                               other classes of Certificates, and interest
                                               accrued with respect to a class of Accrual
                                               Certificates prior to the occurrence of such
                                               an event will either be added to the
                                               Certificate Balance thereof or otherwise
                                               deferred as described in the related
                                               Prospectus Supplement. Distributions of
                                               interest with respect to one or more classes
                                               of Certificates may be reduced to the extent
                                               of certain delinquencies, losses and other
                                               contingencies described herein and in the
                                               related Prospectus Supplement. See "Risk
                                               Factors--Yield and Prepayment
                                               Considerations", "Yield and Maturity
                                               Considerations--Certain Shortfalls in
                                               Collections of Interest" and "Description of
                                               the Certificates-- Distributions of Interest
                                               on the Certificates".

DISTRIBUTIONS OF PRINCIPAL OF THE              As and to the extent described in each
  CERTIFICATES...............................  Prospectus Supplement, distributions of principal with respect to the related series
                                               of Certificates will be made on each
                                               Distribution Date to the holders of the class
                                               or classes of Certificates of such series
                                               entitled thereto until the Certificate
                                               Balances of such Certificates have been
                                               reduced to zero. Distributions of principal
                                               with respect to one or more classes of
                                               Certificates: (i) may be made at a rate that
                                               is faster (and, in some cases, substantially
                                               faster) or slower (and, in some cases,
                                               substantially slower) than the rate at which
                                               payments or other collections of principal
                                               are received on the Mortgage Assets in the
                                               related Trust Fund; (ii) may not commence
                                               until the occurrence of certain events, such
                                               as the retirement of one or more other
                                               classes of Certificates of the same series;
                                               (iii) may be made, subject to certain
                                               limitations, based on a specified principal
                                               payment schedule; or (iv) may be contingent
                                               on the specified principal payment schedule
                                               for another class of the same series and the
                                               rate at which payments and other collections
                                               of principal on the Mortgage Assets in the
                                               related Trust Fund are received. Unless
                                               otherwise specified in the related Prospectus
                                               Supplement, distributions of principal of any
                                               class of Offered Certificates will be made on
                                               a pro rata basis among all of the
                                               Certificates of such class. See

                                               "Description of the
                                               Certificates--Distributions of Principal of
                                               the Certificates".

CREDIT SUPPORT AND CASH FLOW AGREEMENTS......  If so provided in the related Prospectus
                                               Supplement, partial or full protection
                                               against certain defaults and losses on the
                                               Mortgage Assets in the related Trust Fund may
                                               be provided to one or more classes of
                                               Certificates of the related series in the
                                               form of subordination of one or more other
                                               classes of Certificates of such series, which
                                               other classes may include one or more classes
                                               of Offered Certificates, or by one or more
                                               other types of credit support, such as a
                                               letter of credit, insurance policy,
                                               guarantee, reserve fund or another type of
                                               credit support, or a combination thereof (any
                                               such coverage with respect to the
                                               Certificates of any series, "Credit
                                               Support"). If so provided in the related
                                               Prospectus Supplement, a Trust Fund may
                                               include: (i) guaranteed investment contracts
                                               pursuant to which moneys held in the funds
                                               and accounts established for the related
                                               series will be invested at a specified rate;
                                               or (ii) certain other agreements, such as
                                               interest rate exchange agreements, interest
                                               rate cap or floor agreements, or other
                                               agreements designed to reduce the effects of
                                               interest rate fluctuations on the Mortgage
                                               Assets or on one or more classes of
                                               Certificates (any such agreement, in the case
                                               of clause (i) or (ii), a "Cash Flow
                                               Agreement"). Certain relevant information
                                               regarding any applicable Credit Support or
                                               Cash Flow Agreement will be set forth in the
                                               Prospectus Supplement for a series of Offered
                                               Certificates. See "Risk Factors--Credit
                                               Support Limitations", "Description of the
                                               Trust Funds--Credit Support" and "--Cash Flow
                                               Agreements" and "Description of Credit
                                               Support".

ADVANCES.....................................  If and to the extent provided in the related
                                               Prospectus Supplement, if a Trust Fund
                                               includes Mortgage Loans, the Master Servicer,
                                               a Special Servicer, the Trustee, any provider
                                               of Credit Support and/or any other specified
                                               person may be obligated to make, or have the
                                               option of making, certain advances with
                                               respect to delinquent scheduled payments of
                                               principal and/or interest on such Mortgage
                                               Loans. Any such advances made with respect to
                                               a particular Mortgage Loan will be
                                               reimbursable from subsequent recoveries in
                                               respect of such Mortgage Loan and otherwise
                                               to the extent described herein and in the
                                               related Prospectus Supplement. See
                                               "Description of the

                                               Certificates--Advances in respect of
                                               Delinquencies". If and to the extent provided
                                               in the Prospectus Supplement for a series of
                                               Certificates, any entity making such advances
                                               may be entitled to receive interest thereon
                                               for a specified period during which certain
                                               or all of such advances are outstanding,
                                               payable from amounts in the related Trust
                                               Fund. See "Description of the
                                               Certificates--Advances in Respect of
                                               Delinquencies". If a Trust Fund includes MBS,
                                               any comparable advancing obligation of a
                                               party to the related Pooling and Servicing
                                               Agreement, or of a party to the related MBS
                                               Agreement, will be described in the related
                                               Prospectus Supplement.

OPTIONAL TERMINATION.........................  The Master Servicer, the Depositor or, if
                                               specified in the related Prospectus
                                               Supplement, the holder of the residual
                                               interest in a REMIC may at its option either
                                               (i) effect early retirement of a series of
                                               Certificates through the purchase of the
                                               assets in the related Trust Fund or (ii)
                                               purchase, in whole but not in part, the
                                               Certificates specified in the related
                                               Prospectus Supplement; in each case under the
                                               circumstances and in the manner set forth
                                               herein under "Description of the
                                               Certificates-- Termination; Retirement of
                                               Certificates" and in the related Prospectus
                                               Supplement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES......  The Certificates of each series will constitute "regular interests" ("REMIC
                                               Regular Certificates") and "residual
                                               interests" ("REMIC Residual Certificates") in
                                               a Trust Fund, or a designated portion
                                               thereof, treated as a REMIC under Sections
                                               860A through 860G of the Internal Revenue
                                               Code of 1986 (the "Code").

                                               Investors are advised to consult their tax
                                               advisors and to review "Certain Federal
                                               Income Tax Consequences" herein and in the
                                               related Prospectus Supplement.

ERISA CONSIDERATIONS.........................  Fiduciaries of employee benefit plans and certain other retirement plans and
                                               arrangements, including individual retirement
                                               accounts, annuities, Keogh plans, and
                                               collective investment funds and separate
                                               accounts (and, as applicable, insurance
                                               company general accounts) in which such
                                               plans, accounts, annuities or arrangements
                                               are invested, that are subject to the
                                               Employee Retirement Income Security Act of
                                               1974, as amended ("ERISA"), or Section 4975
                                               of the Code, should review with their legal
                                               advisors whether the purchase or holding of
                                               Offered Certificates could

                                               give rise to a transaction that is prohibited
                                               or is not otherwise permissible either under
                                               ERISA or Section 4975 of the Code. See "ERISA
                                               Considerations" herein and in the related
                                               Prospectus Supplement.

LEGAL INVESTMENT.............................  The Offered Certificates will constitute
                                               "Mortgage Related Securities" for purposes of
                                               the Secondary Mortgage Market Enhancement Act
                                               of 1984, as amended ("SMMEA"), only if so
                                               specified in the related Prospectus
                                               Supplement. Investors whose investment
                                               authority is subject to legal restrictions
                                               should consult their legal advisors to
                                               determine whether and to what extent the
                                               Offered Certificates constitute legal
                                               investments for them. See "Legal Investment"
                                               herein and in the related Prospectus
                                               Supplement.

RATING.......................................  At their respective dates of issuance, each class of Offered Certificates will be rated
                                               not lower than investment grade by one or
                                               more nationally recognized statistical rating
                                               agencies (each, a "Rating Agency"). See
                                               "Rating" herein and in the related Prospectus
                                               Supplement.

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                                  RISK FACTORS

    In considering an investment in the Offered Certificates of any series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

LIMITED LIQUIDITY

    There can be no assurance that a secondary market for the Offered Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for any series of Offered Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

    The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, GMACCM or any of their affiliates. The only obligations of the foregoing entities with respect to the Certificates or the Mortgage Assets will be the obligations (if any) of the Depositor and the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Assets, the Master Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and pursuant to the terms of any MBS, and such other limited obligations of the Master Servicer and the Depositor as may be described in the related Prospectus Supplement. Neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by the Depositor, the Master Servicer, GMACCM or any of their affiliates or, unless otherwise specified in the related Prospectus Supplement, by any governmental agency or instrumentality. Proceeds of the Trust Assets included in the related Trust Fund for each series of Certificates (including the Mortgage Assets, any fund or instrument constituting Credit Support and any Cash Flow Agreements) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor, the Master Servicer, GMACCM or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

CREDIT SUPPORT LIMITATIONS

    The Prospectus Supplement for a series of Certificates will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties.

    A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Offered Certificates of a series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid classes of Offered Certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

    The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support".

YIELD AND PREPAYMENT CONSIDERATIONS

    The yield to maturity of the Offered Certificates of each series will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases for breaches of representations and warranties or document defects) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Stripped Interest Certificates and Stripped Principal Certificates will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Certificates, including Accrual Certificates, Certificates with a Pass-Through Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Certificates, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith). There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. See "Yield and Maturity Considerations" herein.

INVESTMENT IN COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS

    A description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans". Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer.

    Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

    It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-- Foreclosure--Anti-Deficiency Legislation".

    Further, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BALLOON PAYMENTS; BORROWER DEFAULT

    Certain of the Mortgage Loans included in a Trust Fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

    If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or a Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "The Pooling and Servicing Agreements--Realization upon Defaulted Mortgage Loans". While a Master Servicer or a Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

LEASES AND RENTS

    Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

ENVIRONMENTAL CONSIDERATIONS

    Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

    The primary assets of each Trust Fund will consist of Mortgage Loans (see "--Mortgage Loans" below), MBS (see "--MBS" below) or a combination of Mortgage Loans and MBS. Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be GMACCM or another affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor, GMACCM or any of their affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

    GENERAL. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be GMACCM or, alternatively, may be or may have been another affiliate of the Depositor.

    If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

    If so specified in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans made on the security of real estate projects under construction. In that case, the related Prospectus Supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent or non-performing as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

    DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the Mortgage Loans included in a particular Trust Fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

    Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio," "Underwritten Debt Service Coverage Ratio" or "Underwritten DSCR" means, with respect to any Mortgage Loan, or with respect to a Mortgage Loan evidenced by one Mortgage Note, but secured by multiple Mortgaged Properties, (a) the Underwritten Cash flow for the Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan. "Underwritten Cash Flow" with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. "Annual Debt Service" means for any Mortgage Loan 12 times the monthly payment in effect as of the Cut-off Date or, for any Mortgage Loans that pay interest only for a period of time, 12 times the monthly payment in effect at the end of such period. The Underwritten Cash Flow of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Underwritten Cash Flow of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

    Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Underwritten

Cash Flow to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

    Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value determined in an appraisal obtained by the Originator at the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

    Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

    Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

    While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans" and "--Balloon Payments; Borrower Default".

    PAYMENT PROVISIONS OF THE MORTGAGE LOANS. Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-Out Period" and its date of expiration, a "Lock-Out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

    MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable and specifically known to the Depositor, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

MBS

    MBS may include (i) private-label (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

    Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

    The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

    Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any Rating Agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

    The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,
(vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

    Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements--Certificate Account".

CREDIT SUPPORT

    If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identification of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

    If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

    The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Yield and Prepayment Considerations". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

    The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

    With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

    When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period.

Unless otherwise specified in the Prospectus Supplement for a series of Certificates, a "Due Period" will be a specified time period (generally running from the second day of one month to the first day of the next month, inclusive) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

    A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

    The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

    In general, the Notional Amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

    Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

    The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the Mortgage Loans in any Trust Fund may be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan.

    The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

    Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

    The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

    The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class.

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

    Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

    The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

    BALLOON PAYMENTS; EXTENSIONS OF MATURITY. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or a Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

    NEGATIVE AMORTIZATION. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur. A Mortgage Loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues thereon would, in the case of an ARM Loan, be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. In addition, negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

    Negative amortization also may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

    The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "--Yield and Prepayment Considerations" above.

    FORECLOSURES AND PAYMENT PLANS. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

    LOSSES AND SHORTFALLS ON THE MORTGAGE ASSETS. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

    The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or Certificate Balances of one or more such classes of Certificates, and/or by establishing a priority of payments among such classes of Certificates.

    The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

    ADDITIONAL CERTIFICATE AMORTIZATION. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

    The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

    OPTIONAL EARLY TERMINATION. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, the holder of the residual interest in a REMIC may at its option either (i) effect early retirement of a series of Certificates through the purchase of the assets in the related Trust Fund or
(ii) purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "Description of the Certificates-Termination; Retirement of Certificates" and in the related Prospectus Supplement. In the absence of other factors, any such early retirement of a class of Offered Certificates would shorten the weighted average life thereof and, if such Certificates were purchased at premium, reduce the yield thereon.

                                 THE DEPOSITOR

    GMAC Commercial Mortgage Securities, Inc. is a wholly-owned subsidiary of GMACCM which is a wholly-owned subsidiary of GMAC Mortgage Group, Inc., a Michigan Corporation. The Depositor was incorporated in the State of Delaware on June 22, 1995. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is
(215) 328-3480. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                      GMAC COMMERCIAL MORTGAGE CORPORATION

    Unless otherwise specified in the related Prospectus Supplement, GMAC Commercial Mortgage Corporation, an affiliate of the Company and a corporation duly organized and existing under the laws of the State of California, will act as the Master Servicer or Manager for a series of Certificates.

    GMACCM buys mortgage loans primarily through its branch network and also from mortgage loan originators or sellers nationwide and services mortgage loans for its own account and for others. GMACCM's principal executive offices are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. GMACCM conducts operations from its headquarters in Pennsylvania and from offices located in California, Colorado, the District of Columbia, Illinois, Michigan, Minnesota, Missouri, Nebraska, New York, Ohio, Texas, Virginia, Washington and Wisconsin.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Offered Certificates of such series, may consist of one or more classes of Certificates that, among other things: (i) provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

    If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

    Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

    Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement Unless otherwise provided in the related Prospectus Supplement, the Distribution Date for a series of Certificates will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

    Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

    Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount that is either (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Yield and Prepayment Considerations" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

    Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-Off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule.

Distributions of principal with respect to one or more classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

ALLOCATION OF LOSSES AND SHORTFALLS

    The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates, or by establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

    If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, a Special Servicer, the Trustee, the Fiscal Agent (if any), any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

    Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer, Fiscal Agent or Trustee if, in the judgment of the Master Servicer, Special Servicer, Fiscal Agent or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer, Fiscal Agent or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

    If advances have been made by a Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Fiscal Agent, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

    If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

    The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

    On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

         (i) the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

        (ii) the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

        (iii) the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and
    (B) payments on account of Equity Participations;

        (iv) the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

        (v) if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

        (vi) if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the REMIC Administrator;

       (vii) information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

       (viii) if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

        (ix) if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related Prepayment Period (that is, the specified period, generally corresponding to the related Due Period, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

        (x) the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such

    Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

        (xi) if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

       (xii) the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

       (xiii) if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

       (xiv) the amount of Credit Support being afforded by any classes of Subordinate Certificates.

    In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

    Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

    If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

TERMINATION; RETIREMENT OF CERTIFICATES

    The obligations created by the Pooling and Servicing Agreement for each series of Certificates (other than limited payment and notice obligations of the applicable parties) will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Pooling and Servicing Agreement following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Asset subject thereto or of any property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan subject thereto and (ii) the purchase by the Master Servicer, the Depositor or, if specified in the related Prospectus Supplement, by the holder of the REMIC Residual Certificates (see "Certain Federal Income Tax Consequences" below) from the Trust Fund for such series of all remaining Mortgage Assets therein and property, if any, acquired in respect of the Mortgage Loans therein. In addition to the foregoing, the Master Servicer or the Depositor will have the option to purchase, in whole but not in part, the Certificates specified in the related Prospectus Supplement in the manner set forth in the related Prospectus Supplement. Upon the purchase of such

Certificates or at any time thereafter, at the option of the Master Servicer or the Depositor, the Mortgage Assets may be sold, thereby effecting a retirement of the Certificates and the termination of the Trust Fund, or the Certificates so purchased may be held or resold by the Master Servicer or the Depositor. In no event, however, will the trust created continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. If the Certificateholders are permitted to terminate the trust under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Certificateholders based upon the fee that would be foregone by the Master Servicer and/or any Special Servicer because of such termination.

    Any such purchase of Mortgage Assets and property acquired in respect of Mortgage Loans evidenced by a series of Certificates shall be made at the option of the Master Servicer, the Depositor or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of the Master Servicer, the Depositor or, if applicable, such holder to so purchase is subject to the aggregate principal balance of the Mortgage Assets for that series as of the Distribution Date on which the purchase proceeds are to be distributed to Certificateholders being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for that series. The Prospectus Supplement for each series of Certificates will set forth the amounts that the holders of such Certificates will be entitled to receive upon such early retirement. Such early termination may adversely affect the yield to holders of certain classes of such Certificates. If a REMIC election has been made, the termination of the related Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

    If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

    DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee or Master Servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

    Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

    Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

    Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as Certificateholders under the related Pooling and Servicing Agreement.

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

    The Certificates of each series will be issued pursuant to a Pooling and Servicing Agreement. In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee, the Master Servicer and, in some cases, a Special Servicer appointed as of the date of the Pooling and Servicing Agreement. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer or Manager. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder.

    A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

    At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

    In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

    The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Asset documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

    The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor or the Master Servicer.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

    Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, a Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

    Unless otherwise provided in the related Prospectus Supplement, the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

    Representations and warranties may be made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer for any Mortgage Pool, directly or through Sub-Servicers, will be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer will have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

    As part of its servicing duties, a Master Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling and Servicing Agreement, and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer will be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

    Under a Pooling and Servicing Agreement, a Master Servicer or Special Servicer will be granted certain discretion to extend relief to Mortgagors whose payments become delinquent. Unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Mortgage Loan, the Master Servicer or Special Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of Credit Support.

    A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

    Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. The Master Servicer may approve such a request if it has determined, exercising its business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan; provided, however, that the Master Servicer will not approve such a request if a REMIC election has been made and such request would not (in the opinion of independent counsel) result in the imposition of a tax on the Trust Fund or cause the

Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

    In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders, and/ or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

    The Master Servicer for any Trust Fund, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

SUB-SERVICERS

    A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer will remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor or Master Servicer. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") will provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. A Master Servicer will be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

    Unless otherwise provided in the related Prospectus Supplement, a Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer that retained it for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

SPECIAL SERVICERS

    To the extent so specified in the related Prospectus Supplement, one or more Special Servicers may be a party to the related Pooling and Servicing Agreement or may be appointed by the Master Servicer or another specified party. A Special Servicer for any series of Certificates may be an affiliate of the Depositor or the Master Servicer and may hold, or be affiliated with the holder of, Subordinate Certificates of such series. A Special Servicer may be entitled to any of the rights, and subject to any of the obligations, described herein in respect of a Master Servicer. In general, a Special Servicer's duties will relate to defaulted Mortgage Loans, including instituting foreclosures and negotiating work-outs. The related Prospectus Supplement will describe the rights, obligations and compensation of any Special Servicer for a particular series of Certificates. The Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in the related Prospectus Supplement. In certain cases the Master Servicer may be appointed the Special Servicer.

CERTIFICATE ACCOUNT

    GENERAL. The Master Servicer, the Trustee and/or a Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer (if any) as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer (if any) or serviced by either on behalf of others.

    DEPOSITS. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or any Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing Agreement:

         (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

        (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or any Special Servicer as its servicing compensation or as compensation to the Trustee;

        (iii) all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance Proceeds"), all proceeds received in connection with the condemnation or other governmental taking of all or any portion of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Condemnation Proceeds"), and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

        (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

        (v) any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

        (vi) any amounts paid under any Cash Flow Agreement;

       (vii) all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination; Retirement of Certificates";

       (viii) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

        (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

        (x) any amount required to be deposited by the Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

        (xi) any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

    WITHDRAWALS. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

         (i) to make distributions to the Certificateholders on each Distribution Date;

        (ii) to pay the Master Servicer or a Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

        (iii) to reimburse the Master Servicer, a Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

        (iv) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

        (v) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

        (vi) to reimburse the Master Servicer, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer and the Depositor" and "--Certain Matters Regarding the Trustee";

       (vii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee and any provider of Credit Support;

       (viii) if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

        (ix) to pay the Master Servicer, a Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

        (x) to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, a Special Servicer or any other specified person;

        (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
    Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

       (xii) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

       (xiii) to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and

       (xiv) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

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
REALIZATION UPON DEFAULTED MORTGAGE LOANS

    If a default on a Mortgage Loan has occurred or, in the Master Servicer's judgment, a payment default is imminent, the Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

         (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

        (ii) the Master Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

    A Pooling and Servicing Agreement may grant to the Master Servicer, a Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of Certificateholders to principal and interest thereon, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan if and when the Master Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Master Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion below.

    Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three full years after the taxable year of acquisition, unless (i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for longer than such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Master Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the

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
meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from non-permitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

    If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer on such servicing expenses and advances.

    If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

HAZARD INSURANCE POLICIES

    Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

    The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

    Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund. Because such compensation is generally based on a percentage of the principal balance of each such Mortgage Loan outstanding from time to time, it will decrease in accordance with the amortization of the Mortgage Loans. If and to the extent described in the related Prospectus Supplement, a Master Servicer's compensation may also include: (i) an additional specified portion of the interest payments on each defaulted Mortgage Loan serviced by the Master Servicer; (ii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to any defaulted Mortgage Loan as to which it negotiated a work-out or that it liquidated; and (iii) any other amounts specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may retain, as additional compensation, all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the Certificate Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

    In addition to amounts payable to any Sub-Servicer, a Master Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, and the fees of any Special Servicer, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

    Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the related Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of commercial and multifamily mortgage loans or the Audit Program for Mortgages serviced for FHLMC, the servicing of mortgage loans under agreements (including the related Pooling and Servicing Agreement) substantially similar to each other was conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

    Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there is to be delivered to the related Trustee an annual statement signed by one or more officers of the Master Servicer to the effect that, to the best knowledge of each such officer, the Master Servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

    Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

    The entity servicing as Master Servicer under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing

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
Agreement for a series of Certificates will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

    Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Depositor, and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the related series of Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

    Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that, unless otherwise specified in the related Prospectus Supplement, (i) such person is qualified to service mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession does not adversely affect the then-current ratings of the classes of Certificates of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights under a Pooling and Servicing Agreement to any person to whom the Master Servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (i) and (ii) above are satisfied. In the case of any such assignment, the Master Servicer will be released from its obligations under such Pooling and Servicing Agreement, other than liabilities and obligations incurred by it prior to the time of such assignment.

EVENTS OF DEFAULT

    Events of Default under the Pooling and Servicing Agreement in respect of a series of Certificates, unless otherwise specified in the Prospectus Supplement, will include, without limitation, (i) any failure by the Master Servicer to make a required deposit to the Certificate Account or, if the Master Servicer is so required, to distribute to the holders of any class of Certificates of such series any required payment which continues unremedied for 5 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the aggregate Percentage Interests constituting such class; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement with respect to such series of Certificates which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of any class of Certificates of such series evidencing not less than 25% of the aggregate Percentage Interests constituting such class; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or to make them more restrictive) will be specified in the related Prospectus Supplement. A default pursuant to the terms of any MBS included in any Trust Fund will not constitute an Event of Default under the related Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default remains unremedied, either the Depositor or the Trustee may, and at the direction of the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund the Trustee shall, by written notification to the Master Servicer and to the Depositor or the Trustee, as applicable, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement covering such Trust Fund and in and to the related Mortgage Loans and the proceeds thereof (other than any rights of the Master Servicer as Certificateholder and other than any rights of the Master Servicer to payment and/or reimbursement for previously earned servicing fees and outstanding advances), whereupon the Trustee or, upon notice to the Depositor and with the Depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA-or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Pooling and Servicing Agreement.

    No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and

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
Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

    Each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of Certificates, as evidenced by a letter from each applicable Rating Agency, (iv) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement, or (C) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-Permitted Transferee, (v) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (vi) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

    Unless otherwise specified in the Prospectus Supplement, the Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

    Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund to fail to qualify as a REMIC.

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
THE TRUSTEE

    The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates.

DUTIES OF THE TRUSTEE

    The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, the Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

    As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

    Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

    Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

    The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Fund. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

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
                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

    Credit Support may be provided with respect to one or more classes of the Certificates of any series, or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

    Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

    If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

    If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

    If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

    If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The

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related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

    If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

    If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

    If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

    Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

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CREDIT SUPPORT WITH RESPECT TO MBS

    If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

    The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

    Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

    There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

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LEASES AND RENTS

    Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

    In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

PERSONALTY

    In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

    GENERAL. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

    Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

    A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

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
    JUDICIAL FORECLOSURE. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

    EQUITABLE AND OTHER LIMITATIONS ON ENFORCEABILITY OF CERTAIN
PROVISIONS. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

    In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

    NON-JUDICIAL FORECLOSURE/POWER OF SALE. In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

    PUBLIC SALE. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other

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things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, are generally expected to be non-recourse. See "Risk Factors--Investment in Commercial and Multifamily Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

    The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

    RIGHTS OF REDEMPTION. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

    The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

    ANTI-DEFICIENCY LEGISLATION. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment

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against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

    LEASEHOLD CONSIDERATIONS. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

    CROSS-COLLATERALIZATION. Certain of the Mortgage Loans may be secured by more than one mortgage covering properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized Mortgage Loan to foreclose on the related mortgages in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

BANKRUPTCY LAWS

    Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

    Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the

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reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

    Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

    If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

    GENERAL. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

    SUPERLIEN LAWS. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

    CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such

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liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so called "secured creditor exemption".

    The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

    CERTAIN OTHER FEDERAL AND STATE LAWS. Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

    In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

    In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

    Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

    ADDITIONAL CONSIDERATIONS. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

    To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master

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Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon Defaulted Mortgage Loans".

    If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

    In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

    ENVIRONMENTAL SITE ASSESSMENTS. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

    Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

    The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

    Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

    No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates. The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Certificates that are United States investors, deals only with Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnerships, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the Certificates as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the Certificates. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. Investors should consult their tax advisers in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder. See "State and Other Tax Consequences".

    The following discussion addresses certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Master Servicer or the Trustee will elect to have treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a Trust Fund, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

    The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements, other than guaranteed investment contracts, are included in a Trust Fund, the tax consequences associated with such Cash Flow Agreements also will be disclosed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

    Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

    CLASSIFICATION OF REMICS. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of

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the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

    TIERED REMIC STRUCTURES. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

    GENERAL. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

    ORIGINAL ISSUE DISCOUNT. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

    The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will

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be consistent with this standard and will be disclosed in the related Prospectus
Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

    The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

    In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

    Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

    In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

    Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be DE MINIMIS if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the

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weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a DE MINIMIS amount (other than DE MINIMIS original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such DE MINIMIS original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of such election under the OID Regulations.

    If original issue discount on a REMIC Regular Certificate is in excess of a DE MINIMIS amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

    As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

    A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess

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bears to the aggregate original issue discount remaining to be accrued on such
REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

    MARKET DISCOUNT. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

    However, market discount with respect to a REMIC Regular Certificate will be considered to be DE MINIMIS for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as DE MINIMIS under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a DE MINIMIS amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

    Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a

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REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

    To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

    Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

    PREMIUM. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates-- Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

    REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

    Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

    GENERAL. As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

    A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

    A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

    Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

    The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.

    TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Master Servicer or the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

    Subject to possible application of the DE MINIMIS rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

    A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal

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
payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

    A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the DE MINIMIS rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

    If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

    As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

    BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

    A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

    Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as non-taxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

    The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

    EXCESS INCLUSIONS. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

    In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

    For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

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
    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

    NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

    The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

    MARK-TO-MARKET RULES. On December 23, 1996, the IRS released final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that, for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

    POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

    With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

    SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

    Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such

Certificate which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates-- Market Discount" and "--Premium".

    REMIC Certificates will be "evidences of indebtedness" within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

    Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

    PROHIBITED TRANSACTIONS TAX AND OTHER TAXES. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

    REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

    Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

    Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer, Special Servicer, Manager or Trustee in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

    TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

    In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

    For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

    TERMINATION. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder

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should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

    REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee or the Master Servicer, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

    As the tax matters person, the Trustee or the Master Servicer, as the case may be, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee or the Master Servicer, as the case may be, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

    Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

    As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

    Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by either the Trustee or the Master Servicer.

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    BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES.  Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

    FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "UNITED STATES PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

    In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

    Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

    Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

    CLASSIFICATION OF GRANTOR TRUST FUNDS. With respect to each series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

    For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust

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Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

    TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.

    GENERAL. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

    The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

    IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the

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meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding DE MINIMIS market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

    The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

    Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

    In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

    If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize

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ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between an assumed prepay-ment rate and the actual rate of prepayments.

    In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such prepayment assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

    Under Treasury regulation Section 1.1286-1(b), certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a DE MINIMIS amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be DE MINIMIS. Original issue discount or market discount of only a DE MINIMIS amount will be included in income in the same manner as DE MINIMIS original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

    IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

    The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue

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discount will be considered to be DE MINIMIS will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

    In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

    If original issue discount is in excess of a DE MINIMIS amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

    A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

    Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.

    MARKET DISCOUNT. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a DE MINIMIS amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not

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previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

    Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

    Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

    Market discount with respect to Mortgage Loans may be considered to be DE MINIMIS and, if so, will be includible in income under de minimis rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

    Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a DE MINIMIS amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.

    PREMIUM. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

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
    It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

    TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

    The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

    Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

    As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

    The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for

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each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

    It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

    POSSIBLE APPLICATION OF PROPOSED CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury regulations were promulgated on June 11, 1996 regarding contingent payment debt instruments, but it appears that the Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly exempted from the application of such proposed regulations, may be excepted from such proposed regulations. Like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

    If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the "comparable yield" (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the payment schedule reflects the "comparable yield." The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate in the manner prescribed by the regulations. The "comparable yield" referred to above is generally the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to those of the Grantor Trust Strip Certificates, including the level of subordination, term, timing of payments and general market conditions. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

    Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates."

    Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

    SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

    Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    GRANTOR TRUST REPORTING. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

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
    BACKUP WITHHOLDING. In general, the rules described in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

    FOREIGN INVESTORS. In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

    To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

    In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the income tax laws of any state or other jurisdiction. Therefore, potential investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

    ERISA and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

    ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Unless an exemption is available, a Plan's purchase or holding of a Certificate may constitute or result in a prohibited transaction if any of the Depositor, the Trustee, the Master Servicer, the Manager, the Special Servicer or a Sub-Servicer is a Party in Interest with respect to that Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 of ERISA and Section 4975 of the Code.

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
PLAN ASSET REGULATIONS

    A Plan's investment in Offered Certificates may cause the underlying Mortgage Loans, MBS and other assets included in a related Trust Fund to be deemed assets of such Plan. A regulation of the United States Department of Labor ("DOL") at 29 C.F.R. Section 2510.3-101 provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

    Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, the Special Servicer, any Sub-Servicer, the Manager, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans, MBS and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by, on behalf of or with assets of a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

PROHIBITED TRANSACTION EXEMPTION

    On March 29, 1994, the DOL issued an individual exemption (the "Exemption"), to certain of the Depositor's affiliates, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates issued by a trust as to which
(i) the Depositor is the sponsor if any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the Exemption is the sole underwriter, or manager or co-manager of the underwriting syndicate or a seller or placement agent, or (ii) the Depositor or an affiliate is the Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "Underwriter" shall include (a) the Depositor and certain of its affiliates, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Depositor and certain of its affiliates, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Certificates, or (d) any entity which has received an exemption from the DOL relating to Certificates which is similar to the Exemption.

    The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by or with assets of a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Offered Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Certificates of the same trust. Third, the Offered Certificates at the time of acquisition by or with assets of a Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps or Fitch Investors Service, L.P. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Master Servicer, any Special

Servicer, any Sub-Servicer, any obligor under any credit enhancement mechanism, any Manager and any mortgagor with respect to Trust Assets constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets in the related Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Trust Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, any Special Servicer, any Sub-Servicer and any Manager must represent not more than reasonable compensation for such person's services under the related Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    The Exemption also requires that each Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of one of the rating agencies specified above for at least one year prior to the acquisition of Certificates by or with assets of a Plan; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or with assets of a Plan.

    It is not clear whether certain Certificates that may be offered hereunder would constitute "certificates" for purposes of the Exemption, including but not limited to, (i) Certificates evidencing an interest in certificates insured or guaranteed by FAMC, (ii) Certificates evidencing an interest in Mortgage Loans secured by liens on real estate projects under construction, (iii) Certificates evidencing an interest in a Trust Fund including equity participations, (iv) Certificates evidencing an interest in a Trust Fund including Cash Flow Agreements, or (v) subordinated Classes of Certificates (collectively, "Non-Exempt Certificates"). In promulgating the Exemption, the DOL did not have under consideration interests in pools of the exact nature described in this paragraph and accordingly, unless otherwise provided in the related Prospectus Supplement, Plans and persons investing assets of Plans should not purchase Non-Exempt Certificates based solely upon the Exemption.

    A fiduciary or other investor of Plan assets contemplating purchasing an Offered Certificate must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate.

    If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by or with assets of a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

    If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with
(1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by or with assets of a Plan and (3) the holding of Certificates by or with assets of a Plan.

    Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code), for transactions in connection with the servicing, management and operation of the pools of Mortgage Assets, provided that the general conditions of the Exemption are satisfied.

    The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

    Before purchasing an Offered Certificate, a fiduciary or other investor of Plan assets should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Offered Certificates with assets of a Plan. Such fiduciary or other Plan investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 95-60 or any other DOL exemption, with respect to the Certificates offered thereby.

    Any fiduciary or other Plan investor that proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan asset investor's investment in the Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment.

INSURANCE COMPANY GENERAL ACCOUNTS

    In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations (the "401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies and annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

REPRESENTATION FROM INVESTING PLANS

    It is not clear whether the exemptive relief afforded by the Exemption will be applicable to the purchase, sale or holding of any class of Non-Exempt Certificates. To the extent that Offered Certificates are Non-Exempt Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using Plan assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of, or with asset of, any Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement. In lieu of such opinion of counsel, the prospective transferee of any class of Non-Exempt Certificates may provide a certification of facts substantially to the effect that the purchase of such Certificates by or on behalf of, or with asset of, any Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (a) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60 and (b) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates.

TAX EXEMPT INVESTORS

    A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

    Such fiduciary or other Plan investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Code, including Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding transactions by insurance company general accounts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 95-60 or any other DOL exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

    If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them.

    Generally, only classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series evidencing interests in a Trust Fund consisting of loans secured by a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, such as certain Multifamily Loans, and originated by types of Originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 that specifically limits the legal investment authority of any such entities with respect to "mortgage related securities", Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

    SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

    Upon the issuance of final implementing regulations under the Riegle Community Development and Regulatory Improvement Act of 1994 and subject to any limitations such regulations may impose, a modification of the definition of "mortgage related securities" will become effective to expand the types of loans to which such securities may relate to include loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily residential loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001 any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

    The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

    The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

    There may be other restrictions on the ability of certain investors either to purchase certain classes of Offered Certificates or to purchase any class of Offered Certificates representing more than a specified percentage of the investor's assets. The Depositor will make no representations as to the proper characterization of any class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

    The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

    The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

        1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

        2. By placements by the Depositor with institutional investors through dealers; and

        3.  By direct placements by the Depositor with institutional investors.

    In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

    If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

    In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

    The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

    The Depositor anticipates that the Certificates offered hereby will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

    Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each series, including certain federal income tax consequences, will be passed upon for the Depositor by Mayer, Brown & Platt, Chicago, Illinois, Thacher Proffitt & Wood, New York, New York or Orrick, Herrington & Sutcliffe LLP, New York, New York.

                             FINANCIAL INFORMATION

    A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

    It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

    Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

401(c) Regulations..............................................................
91

Accrual Certificates............................................................
9

Accrued Certificate Interest....................................................
29

Act.............................................................................
60

Annual Debt Service.............................................................
18

ARM Loans.......................................................................
20

Available Distribution Amount...................................................
28

Book-Entry Certificates.........................................................
28

Cash Flow Agreement.............................................................
10

CERCLA..........................................................................
59

Certain Federal Income Tax Consequences.........................................
11

Certain Legal Aspects of Mortgage Loans.........................................
14

Certificate Account.............................................................
21

Certificate Balance.............................................................
8

Certificate Owner...............................................................
34

Certificateholder...............................................................
35

Certificates....................................................................
Cover

Closing Date....................................................................
65

Code............................................................................
11

Commercial Properties...........................................................
17

Commission......................................................................
3

Committee Report................................................................
64

Companion Class.................................................................
31

Condemnation Proceeds...........................................................
42

Contributions Tax...............................................................
75

Controlled Amortization Class...................................................
30

Cooperatives....................................................................
17

CPR.............................................................................
25

Credit Support..................................................................
10

Cut-Off Date....................................................................
30

Debt Service Coverage Ratio.....................................................
18

Definitive Certificates.........................................................
28

Depositor.......................................................................
Cover

Determination Date..............................................................
23

Direct Participants.............................................................
34

Distribution Date...............................................................
9

Distribution Date Statement.....................................................
32

DOL.............................................................................
88

DTC.............................................................................
28

Due Dates.......................................................................
19

Due Period......................................................................
23

Equity Participation............................................................
20

ERISA...........................................................................
11

ERISA Considerations............................................................
88

Excess Funds....................................................................
27

Exemption.......................................................................
88

FAMC............................................................................
20

FHLMC...........................................................................
20

FNMA............................................................................
20

Garn Act........................................................................
61

GMACCM..........................................................................
5

Grantor Trust Fractional Interest Certificate...................................
79

Grantor Trust Strip Certificate.................................................
79

Indirect Participants...........................................................
34

Insurance Proceeds..............................................................
42

IRS.............................................................................
44

Issue Premium...................................................................
71

Letter of Credit Bank...........................................................
53

Liquidation Proceeds............................................................
42

Loan-to-Value Ratio.............................................................
19

Lock-Out Date...................................................................
20

Lock-Out Period.................................................................
20

Manager.........................................................................
6

Mark-to-Market Regulations......................................................
73

Master Servicer.................................................................
5

MBS.............................................................................
Cover

MBS Administrator...............................................................
5

MBS Agreement...................................................................
21

MBS Issuer......................................................................
21

MBS Servicer....................................................................
21

MBS Trustee.....................................................................
21

Mortgage Asset Pool.............................................................
Cover

Mortgage Asset Seller...........................................................
16

Mortgage Assets.................................................................
Cover

Mortgage Derivative Products and Mortgage Swaps.................................
93

Mortgage Loan...................................................................
54

Mortgage Notes..................................................................
17

Mortgage Rate...................................................................
6

Mortgage Related Securities.....................................................
12

Mortgaged Properties............................................................
17

Mortgages.......................................................................
17

Multifamily Properties..........................................................
17

Net income from foreclosure property............................................
75

Net Leases......................................................................
18

Non-Exempt Certificates.........................................................
89

Nonrecoverable Advance..........................................................
31

Notional Amount.................................................................
8

Offered Certificates............................................................
Cover

OID Regulations.................................................................
63

Originator......................................................................
17

OTS.............................................................................
94

Participants....................................................................
34

Parties in Interest.............................................................
87

Pass-Through Rate...............................................................
8

Percentage Interest.............................................................
29

Permitted Investments...........................................................
41

Plans...........................................................................
87

Policy Statement................................................................
93

Pooling And Servicing Agreement.................................................
7

Prepayment Assumption...........................................................
64

Prepayment Interest Shortfall...................................................
23

Prepayment Premium..............................................................
20

Prohibited Transactions Tax.....................................................
75

Prospectus Supplement...........................................................
Cover

PTCE............................................................................
90

Purchase Price..................................................................
37

Qualified stated interest.......................................................
65

Rating Agency...................................................................
12

RCRA............................................................................
60

Record Date.....................................................................
29

Related Proceeds................................................................
31

Relief Act......................................................................
62

REMIC...........................................................................
2

REMIC Certificates..............................................................
63

REMIC Provisions................................................................
63

REMIC Regular Certificates......................................................
11

REMIC Regulations...............................................................
63

REMIC Residual Certificates.....................................................
11

REO Property....................................................................
40

Restricted Group................................................................
88

Risk Factors....................................................................
Cover

Senior Certificates.............................................................
7

Senior Liens....................................................................
17

Servicer........................................................................
5

SMMEA...........................................................................
12

SPA.............................................................................
25

Special Servicer................................................................
5

Stripped Interest Certificates..................................................
7

Stripped Principal Certificates.................................................
7

Sub-Servicer....................................................................
40

Sub-Servicing Agreement.........................................................
40

Subordinate Certificates........................................................
7

Tax Exempt Investor.............................................................
91

The Depositor...................................................................
36

Tiered REMICs...................................................................
64

Title V.........................................................................
62

Trust Assets....................................................................
3

Trust Fund......................................................................
Cover

Trustee.........................................................................
5

UBTI............................................................................
91

UCC.............................................................................
55

Underwriter.....................................................................
88

Underwritten Cash Flow..........................................................
18

United States Person............................................................
78,

Value...........................................................................
19

Warranting Party................................................................
38

    This diskette contains a spreadsheet file in read-only format that can be put on a user-specified hard drive or network drive. This file is "GMAC98C2.xls". "GMAC98C2.xls" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEX A of the Prospectus Supplement.

    Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the ANNEX A data, see the worksheet labeled "Annex A."

------------------------

(1) Microsoft Excel is a registered trademarks of Microsoft Corporation .

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    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Transaction Overview......................................................   S-6
Summary...................................................................   S-8
Risk Factors..............................................................  S-22
Description of the Mortgage Asset Pool....................................  S-33
Servicing of the Mortgage Loans...........................................  S-57
Description of the Certificates...........................................  S-66
Yield and Maturity Considerations.........................................  S-83
Certain Federal Income Tax Consequences...................................  S-93
Method of Distribution....................................................  S-95
Legal Matters.............................................................  S-96
Ratings...................................................................  S-97
Legal Investment..........................................................  S-98
ERISA Considerations......................................................  S-98
Index of Principal Terms..................................................  S-99
Annex A...................................................................   A-1
Annex B...................................................................   B-1
Annex C...................................................................   C-1
Annex D...................................................................   D-1

                                   PROSPECTUS
Prospectus Supplement.....................................................     3
Available Information.....................................................     3
Incorporation of Certain Information by Reference.........................     4
Summary of Prospectus.....................................................     5
Risk Factors..............................................................    13
Description of the Trust Funds............................................    16
Yield and Maturity Considerations.........................................    22
The Depositor.............................................................    27
GMAC Commercial Mortgage Corporation......................................    27
Description of the Certificates...........................................    28
The Pooling and Servicing Agreements......................................    36
Description of Credit Support.............................................    52
Certain Legal Aspects of Mortgage Loans...................................    54
Certain Federal Income Tax Consequences...................................    63
State and Other Tax Consequences..........................................    87
ERISA Considerations......................................................    87
Legal Investment..........................................................    92
Use of Proceeds...........................................................    93
Method of Distribution....................................................    93
Legal Matters.............................................................    94
Financial Information.....................................................    95
Rating....................................................................    95

                                  ___________
                                 (APPROXIMATE)

                                GMAC COMMERCIAL
                           MORTGAGE SECURITIES, INC.

                             MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1998-C2

                         ------------------------------

                             PROSPECTUS SUPPLEMENT

                         ------------------------------

                                LEHMAN BROTHERS

                            DEUTSCHE BANK SECURITIES

                                August   , 1998

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